                                                Filed pursuant to Rule 424(b)(5)
                                                Registration No. 333-84249



     THIS PROSPECTUS SUPPLEMENT RELATES TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AND IS SUBJECT TO COMPLETION OR AMENDMENT. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY. THERE MAY NOT BE ANY SALE OF THE SECURITIES IN ANY JURISDICTION IN WHICH THAT OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                   SUBJECT TO COMPLETION, DATED MAY 24, 2000
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 24, 2000)

                SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.,
                                 THE DEPOSITOR

         COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2000-C1
                CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D,
                     CLASS E, CLASS F, CLASS G AND CLASS X
         APPROXIMATE TOTAL PRINCIPAL BALANCE AT ISSUANCE: $656,496,000

     We, Salomon Brothers Mortgage Securities VII, Inc., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated May 24, 2000. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     Each class of offered certificates will receive monthly distributions of interest, principal or both, commencing in July, 2000. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates, including the principal balance, pass-through rate, and other select characteristics of each class. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $729,440,160. Credit enhancement is being provided through the subordination of multiple non-offered classes of the series 2000-C1 certificates. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2000-C1 certificates.

     The offered certificates will represent beneficial ownership interests in the commercial mortgage trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.
                            ------------------------
     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-23 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.
                            ------------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
     Salomon Smith Barney Inc., Greenwich Capital Markets, Inc. and Chase Securities Inc. are the underwriters for this offering. They will purchase the offered certificates from us. Our proceeds from the sale of the offered
certificates will equal approximately      % of the total initial principal
balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter's commission will be the difference between the price it pays to us for its allocation of offered certificates and the amount it receives from the sale of those offered certificates to the public. The underwriters intend to sell the offered certificates from time to time in negotiated transactions at varying prices to be determined at the time of sale. The price of any offered certificate will be calculated so as to generate a yield equal to a negotiated spread over an index rate. See "Method of Distribution" in this prospectus supplement.

                          [SALOMON SMITH BARNEY LOGO]

[GREENWICH CAPITAL LOGO]                                   CHASE SECURITIES INC.
         The date of this prospectus supplement is             , 2000.

                                      MAP

                               TABLE OF CONTENTS

                   PROSPECTUS SUPPLEMENT                      PAGE
                   ---------------------                      ----
Important Notice About the Information Contained in This
  Prospectus Supplement, the Accompanying Prospectus and the
  Related Registration Statement............................    4
Summary of Prospectus Supplement............................    5
Risk Factors................................................   23
Capitalized Terms Used in this Prospectus Supplement........   42
Forward-Looking Statements..................................   43
Description of the Mortgage Pool............................   43
Servicing of the Underlying Mortgage Loans..................   68
Description of the Offered Certificates.....................   83
Yield and Maturity Considerations...........................   99
Use of Proceeds.............................................  104
Federal Income Tax Consequences.............................  104
ERISA Considerations........................................  108
Legal Investment............................................  112
Method of Distribution......................................  112
Legal Matters...............................................  113
Ratings.....................................................  113
Glossary....................................................  115
Annex A--Characteristics of the Underlying Mortgage Loans
  and the Mortgaged Real Properties.........................  A-1
Annex B--Form of Trustee Report.............................  B-1
Annex C--Decrement Tables for Class A-1, A-2, B, C, D, E, F
  and G Certificates........................................  C-1
Annex D--Price/Yield Tables for Class X Certificates........  D-1

                         PROSPECTUS
Important Notice About Information in This Prospectus and
  each Accompanying Prospectus Supplement...................    3
Risk Factors................................................    4
Description of the Trust Funds..............................   12
Use of Proceeds.............................................   18
Yield Considerations........................................   18
The Depositor...............................................   22
Description of the Certificates.............................   22
Description of the Agreements...............................   31
Description of Credit Support...............................   48
Certain Legal Aspects of Mortgage Loans.....................   51
Federal Income Tax Consequences.............................   61
State and Other Tax Consequences............................   90
ERISA Considerations........................................   91
Legal Investment............................................   96
Method of Distribution......................................   98
Legal Matters...............................................   98
Financial Information.......................................   99
Rating......................................................   99
Available Information.......................................   99
Reports to Certificateholders...............................   99
Incorporation of Certain Information by Reference...........  100
Index of Principal Definitions..............................  101

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
       THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents:

     - this prospectus supplement, which describes the specific terms of the offered certificates; and

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

     You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2000-C1 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of certificates of that series, specifies various characteristics of each of those classes of certificates and indicates which of those classes of certificates are offered by this prospectus supplement and which are not.

          SERIES 2000-C1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                          APPROX. %      APPROX.
                        APPROX. TOTAL     OF INITIAL   TOTAL CREDIT       PASS-       INITIAL   WEIGHTED
                          PRINCIPAL        MORTGAGE     SUPPORT AT       THROUGH       PASS-    AVERAGE                  MOODY'S/
                          BALANCE AT         POOL        INITIAL          RATE        THROUGH     LIFE      PRINCIPAL       S&P
CLASS                  INITIAL ISSUANCE    BALANCE       ISSUANCE      DESCRIPTION     RATE     (YEARS)      WINDOW       RATINGS
-----                  ----------------   ----------   ------------   -------------   -------   --------   -----------   ---------
Offered Certificates
  A-1................    $133,703,000       18.33%        25.50%      Fixed/WAC Cap        %     5.70       7/00-11/08      Aaa/AAA
  A-2................    $409,729,000       56.17%        25.50%      Fixed/WAC Cap        %     9.14      11/08-12/09      Aaa/AAA
  B..................    $ 36,472,000        5.00%        20.50%      Fixed/WAC Cap        %     9.55      12/09-1/10        Aa2/AA
  C..................    $ 31,002,000        4.25%        16.25%      Fixed/WAC Cap        %     9.55       1/10-1/10          A2/A
  D..................    $ 10,941,000        1.50%        14.75%      Fixed/WAC Cap        %     9.55       1/10-1/10          A3/A-
  E..................    $  9,118,000        1.25%        13.50%      Fixed/WAC Cap        %     9.55       1/10-1/10      Baa1/BBB+
  F..................    $ 14,589,000        2.00%        11.50%      Fixed/WAC Cap        %     9.62       1/10-2/10      Baa2/BBB
  G..................    $ 10,942,000        1.50%        10.00%      Fixed/WAC Cap        %     9.63       2/10-2/10      Baa3/BBB-
  X..................             N/A         N/A           N/A        Variable IO      N/A       N/A        N/A         Aaa/AAAr
Non-Offered
  Certificates
  H..................    $ 14,588,000        2.00%         8.00%          Fixed            %    10.00       2/10-11/11       Ba1/BB+
  J..................    $ 18,236,000        2.50%         5.50%          Fixed            %    12.81      11/11-8/13        Ba2/BB
  K..................    $  5,471,000        0.75%         4.75%          Fixed            %    13.13       8/13-8/13        Ba3/BB-
  L..................    $  3,647,000        0.50%         4.25%          Fixed            %    13.13       8/13-8/13          B1/B+
  M..................    $  7,295,000        1.00%         3.25%          Fixed            %    13.40       8/13-3/14          B2/B
  N..................    $  7,294,000        1.00%         2.25%          Fixed            %    14.26       3/14-9/15          B3/B-
  P..................    $ 16,413,160        2.25%         0.00%          Fixed            %    18.18       9/15-5/24    Not Rated
  R..................             N/A         N/A           N/A            N/A          N/A       N/A        N/A         Not Rated
  Y..................             N/A         N/A           N/A            N/A          N/A       N/A        N/A         Not Rated

     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Salomon Brothers Commercial Mortgage Trust 2000-C1. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of June 1, 2000. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the offered certificates. The parties to the pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. We will file a copy of the pooling and servicing agreement with the SEC as an exhibit to a current report on Form 8-K after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

KEY CERTIFICATE FEATURES SHOWN IN THE TABLE ABOVE

A. TOTAL PRINCIPAL BALANCE
   OR NOTIONAL AMOUNT AT
   INITIAL ISSUANCE........  The table above identifies for each class of the series 2000-C1 certificates the approximate total principal balance, if any, of that class at initial issuance. The actual total principal balance of any class of series 2000-C1 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                             As shown in the table above, the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are the only series 2000-C1 certificates with principal balances. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cashflow received on or with respect to the underlying mortgage loans.

                             The class X certificates do not have principal balances. They are interest-only certificates. For purposes of calculating the amount of accrued interest with respect to the class X certificates, however, they will have a total notional amount equal to the total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time. The total initial notional amount of the class X certificates will be approximately $729,440,160, although it may be as much as 5% larger or smaller.

                             The class R certificates do not have principal balances or notional amounts. They are residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

B. TOTAL CREDIT SUPPORT AT
   INITIAL ISSUANCE........  The respective classes of the series 2000-C1 certificates entitle their holders to varying degrees of seniority for purposes of--

                              - receiving payments of interest and, if and when
                                applicable, payments of principal, and

                              - bearing the effects of losses on the underlying
                                mortgage loans, as well as default-related and other unanticipated expenses of the trust.

                             The class A-1, A-2 and X certificates are the most senior. The class R certificates are the most subordinate, but they do not provide any credit support to the other series 2000-C1 certificates. The remaining classes of series 2000-C1 certificates are listed in the table above from top to bottom in descending order of seniority.

                             The table above shows the approximate total credit support provided to each class of the offered certificates, other than the class X certificates, through the subordination of other classes of the series 2000-C1 certificates. In the case of each of those classes of offered certificates, the credit support shown in the table above represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2000-C1 certificates that are subordinate to the indicated class.

C. PASS-THROUGH RATE.......  Each class of the series 2000-C1 certificates, other than the class R certificates, will bear interest. The table above provides the indicated information regarding the pass-through rate at which each of those classes of the series 2000-C1 certificates will accrue interest.

                             Each class of series 2000-C1 certificates
                               identified in the table above as having a Fixed/WAC Cap pass-through rate, has a variable pass-through rate equal to the lesser of--

                              - the initial pass-through rate for that class,
                                and

                              - a weighted average coupon derived from net
                                interest rates on the pooled mortgage loans.

                             Each class of series 2000-C1 certificates identified in the table above as having a Fixed pass-through rate, has a fixed pass-through rate that will remain constant at the initial pass-through rate for that class.

                             The pass-through rate for the class X certificate will be variable and will equal the excess, if any, of--

                              - a weighted average coupon derived from net
                                interest rates on the pooled mortgage loans, over

                              - a weighted average of the pass-through rates
                                from time to time on the other interest-bearing classes of the series 2000-C1 certificates.

D. WEIGHTED AVERAGE LIFE
   AND PRINCIPAL WINDOW....  The weighted average life of any class of series
                             2000-C1 certificates, other than the class X, Y and R certificates, refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. The principal window for any class of series 2000-C1 certificates, other than the class X, Y and R certificates, is the period during which the holders of that class of offered certificates will receive payments of principal. The weighted average life and principal window shown in the table above for each class of series 2000-C1 certificates, other than the class X, Y and R certificates, were calculated based on the following assumptions with respect to each underlying mortgage loan--

                              - the related borrower timely makes all payments
                                on the mortgage loan,

                              - if the mortgage loan has an anticipated
                                repayment date, as described under "--The
                                Underlying Mortgage Loans and the Mortgaged Real Properties" below, the mortgage loan will be paid in full on that date, and

                              - the mortgage loan will not otherwise be prepaid
                                prior to stated maturity.

                             The weighted average life and principal window shown in the table above for each class of series 2000-C1 certificates, other than the class X, Y and R certificates, were further calculated based on the other maturity assumptions described under "Yield and Maturity Considerations" in, and in the glossary to, this prospectus supplement.

E. RATINGS.................  The ratings shown in the table above for the series
                             2000-C1 certificates are those of Moody's Investors Service, Inc. and Standard & Poor's Rating Services, a Division of the McGraw-Hill Companies, Inc., respectively. The class P, R, and Y certificates will not be rated by Moody's or S&P. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table above.

                             The ratings of the offered certificates address the timely payment of interest and, except in the case of the class X certificates, the ultimate payment of principal on or before February 1, 2033, which is the rated final payment date. A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                             For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES

WE AND US..................  Our name is Salomon Brothers Mortgage Securities
                             VII, Inc. We are a Delaware corporation. Our address is 388 Greenwich Street, New York, New York 10013 and our telephone number is (212) 816-6000. We are an indirect, wholly owned subsidiary of Salomon Smith Barney Holdings Inc. and an affiliate of Salomon Smith Barney Inc. and Salomon Brothers Realty Corp. See "The Depositor" in the accompanying prospectus.

INITIAL TRUSTEE............  Norwest Bank Minnesota, National Association, a
                             national banking association, will act as the initial trustee on behalf of all the series 2000-C1 certificateholders. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. While not limiting its liability, the trustee will be permitted to perform its duties through agents. See "Description of the Offered Certificates--The Trustee" in this prospectus supplement.

INITIAL MASTER SERVICER AND
  INITIAL SPECIAL
  SERVICER.................  GMAC Commercial Mortgage Corporation, a California
                             corporation, will act as the initial master servicer and initial special servicer with respect to the pooled mortgage loans. See "Servicing of the Underlying Mortgage Loans--The Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.

CONTROLLING CLASS OF
  CERTIFICATEHOLDERS.......  The holders of certificates representing a majority interest in a designated controlling class of the series 2000-C1 certificates will have the right, subject to the conditions described under "Servicing of the Underlying Mortgage Loans--The Controlling Class Representative" and "--Replacement of the Special Servicer" in this prospectus supplement, to--

                             - replace the special servicer, and

                             - select a representative that may direct and
                               advise the special servicer on various servicing matters.

                             Unless there are significant losses on the underlying mortgage loans, the controlling class of the series 2000-C1 certificateholders will be the holders of a non-offered class of series 2000-C1 certificates.

MORTGAGE LOAN SELLERS......  We will acquire the 268 mortgage loans that are to back the offered certificates, from:

                             - Salomon Brothers Realty Corp., which is a New
                               York corporation and one of our affiliates; and

                             - Greenwich Capital Financial Products, Inc., which
                               is a Delaware corporation and an affiliate of Greenwich Capital Markets, Inc.

                             See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

UNDERWRITERS...............  Salomon Smith Barney Inc. is the lead manager, and
                             Greenwich Capital Markets, Inc. and Chase
                             Securities Inc. are co-managers, with respect to this offering.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE...............  The pooled mortgage loans will be considered part of the trust as of a cut-off date of June 1, 2000. All payments and collections received on the underlying mortgage loans after that date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust. Accordingly, June 1, 2000 is the date as of which we present much of the information relating to the underlying mortgage loans and the mortgaged real properties for those loans in this prospectus supplement.

ISSUE DATE.................  The date of initial issuance for the offered
                             certificates will be on or about June   , 2000.

PAYMENT DATE...............  Payments on the offered certificates are scheduled to occur monthly, commencing in July 2000. During any given month, the payment date will be the 18th calendar day of that month, or, if the 18th calendar day of that month is not a business day, then the next succeeding business day.

RECORD DATE................  The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date, will be entitled to receive any payments on those certificates on the following payment date.

COLLECTION PERIOD..........  Amounts available for payment on the offered certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. Each collection period--

                             - will relate to a particular payment date,

                             - will be approximately one month long,

                             - will begin when the prior collection period ends
                               or, in the case of the first collection period, will begin on June 2, 2000, and

                             - will end during the month of, but prior to, the
                               related payment date.

INTEREST ACCRUAL PERIOD....  The amount of interest payable with respect to the offered certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the calendar month immediately preceding the month in which that payment date occurs.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
DENOMINATIONS..............  We intend to deliver the offered certificates in book-entry form in original denominations of:

                             - in the case of the class X certificates,
                               $1,000,000 initial notional amount and in any whole dollar denomination in excess of $1,000,000; and

                             - in the case of the other offered certificates,
                               $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

                             You will hold your offered certificates through The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and
                             Definitive Certificates" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to any portion of any class of offered certificates.

                                    PAYMENTS

A. GENERAL.................  The trustee will remit payments of interest and principal to the respective classes of series 2000-C1 certificateholders entitled to those payments, sequentially as follows:

                                       PAYMENT ORDER       CLASS
                                       -------------   --------------
                                             1         A-1, A-2 and X
                                             2               B
                                             3               C
                                             4               D
                                             5               E
                                             6               F
                                             7               G
                                             8               H
                                             9               J
                                            10               K
                                            11               L
                                            12               M
                                            13               N
                                            14               P

                             Allocation of interest payments among the class A-1, A-2 and X certificates is pro rata based on the respective amounts of interest payable on those classes. Allocation of principal payments between the class A-1 and A-2 certificates is described under "--Payments--Payments of Principal" below. The class X certificates do not have principal balances and do not entitle their holders to payments of principal.

                             See "Description of the Offered
                             Certificates--Payments--Priority of Payments" in this prospectus supplement.

B. PAYMENTS OF INTEREST....  Each class of offered certificates will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

                             - the pass-through rate applicable for the
                               particular class for that interest accrual period,

                             - the total principal balance or notional amount,
                               as the case may be, of the particular class outstanding immediately prior to the related payment date, and

                             - the assumption that each year consists of twelve
                               30-day months.

                             A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2000-C1 certificates, including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest otherwise payable on those classes for the corresponding interest accrual period.

                             On each payment date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                             See "Description of the Offered
                             Certificates--Payments--Payments of Interest" and "--Payments--Priority of Payments" in this prospectus supplement.

C. PAYMENTS OF PRINCIPAL...  The class X certificates do not have principal balances and do not entitle their holders to payments of principal. Subject to available funds and the payment priorities described under "--Payments--General" above, however, the holders of each other class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class. The trustee will remit payments of principal in a specified sequential order to ensure that--

                             - no payments of principal will be made to the
                               holders of any non-offered class of series
                               2000-C1 certificates until the total principal balance of the offered certificates is reduced to zero,

                             - no payments of principal will be made to the
                               holders of the class B, C, D, E, F and G certificates until, in the case of each of those classes, the total principal balance of all of the more senior classes of offered certificates is reduced to zero, and

                             - except as described in the following paragraph,
                               no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                             Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates could be reduced to zero at a time when the class A-1 and A-2 certificates remain outstanding. Under those conditions, the trustee will remit payments of principal to the holders of the class A-1 and A-2 certificates on a pro rata basis in accordance with their respective principal balances.

                             The total payments of principal to be made on the series 2000-C1 certificates on any payment date will be a function of--

                             - the amount of scheduled payments of principal due
                               or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer, and

                             - the amount of any prepayments and other
                               unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                             See "Description of the Offered
                             Certificates--Payments--Payments of Principal" and "--Payments--Priority of Payments" in this prospectus supplement.

D. PAYMENTS OF PREPAYMENT
   PREMIUMS................  If any prepayment premium, fee or charge is collected on any of the pooled mortgage loans, then the trustee will remit that amount in the proportions described under "Description of the Offered Certificates--Payments--Payments of
                             Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement, to--

                             - the holders of the class X certificates, and/or

                             - the holders of the class or classes of offered
                               certificates, if any, then entitled to receive payments of principal.

REDUCTIONS OF CERTIFICATE
  BALANCES IN CONNECTION
  WITH LOSSES ON THE
  UNDERLYING MORTGAGE LOANS
  AND DEFAULT- RELATED AND
  OTHER UNANTICIPATED
  EXPENSES.................  Because of losses on the underlying mortgage loans and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series 2000-C1 certificates. If and to the extent that those losses and expenses cause a deficit to exist following the payments made on the series 2000-C1 certificates on any payment date, the total principal balances of the following classes of series 2000-C1 certificates, will be sequentially reduced in the following order, until that deficit is eliminated:

                                       REDUCTION ORDER       CLASS
                                       ---------------    -----------
                                              1                P
                                              2                N
                                              3                M
                                              4                L
                                              5                K
                                              6                J
                                              7                H
                                              8                G
                                              9                F
                                             10                E
                                             11                D
                                             12                C
                                             13                B
                                             14           A-1 and A-2

                             Any reduction to the total principal balances of the class A-1 and class A-2 certificates will be made on a pro rata basis in accordance with the relative sizes of the principal balances of those certificates.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
  PAYMENTS.................  Except as described in the next two paragraphs, the master servicer will be required to make advances with respect to any delinquent monthly payments, other than balloon payments, of principal and/or interest due on the pooled mortgage loans. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered Certificates-- Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                             Notwithstanding the foregoing, neither of the master servicer nor the trustee, however, will be required to make any advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related mortgage loan.

                             In addition, if any of the adverse events or circumstances that we describe under "Servicing of the Underlying Mortgage Loans--Required Appraisals", and in the glossary to, this prospectus supplement, occur or exist with respect to any pooled mortgage loan or the mortgaged real property for that loan, the special servicer will be obligated to obtain a new appraisal or, in cases involving relatively small principal balances, conduct a valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                             - the principal balance of, and other delinquent
                               amounts due under, the mortgage loan, exceed

                             - 90% of the new estimated value of that real
                               property,

                             then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in the same proportion that the excess bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances will reduce the funds available to pay interest on the most subordinate interest-bearing classes of series 2000-C1 certificates then outstanding.

                             See "Description of the Offered
                             Certificates--Advances of Delinquent Monthly Debt Service Payments" and "Servicing of the Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances in Respect of Delinquencies" in the accompanying prospectus.

REPORTS TO
CERTIFICATEHOLDERS.........  On each payment date, the following reports, among others, will be available to you and will contain the information described under "Description of the Offered Certificates--Reports to
                             Certificateholders; Available Information" in this prospectus supplement:

                             - Delinquent Loan Status Report,

                             - Historical Loan Modification Report,

                             - Historical Estimate Report,

                             - REO Status Report,

                             - Servicer Watch List Report,

                             - Comparative Financial Status Report, and

                             - Operating Statement Analysis Report.

                             Upon reasonable prior notice, you may also review at the trustee's or a custodian's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include, loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                             See "Description of the Offered
                             Certificates--Reports to Certificateholders;
                             Available Information" in this prospectus supplement.

OPTIONAL TERMINATION.......  Specified parties to the transaction may terminate the trust when the total principal balance of the related mortgage pool, net of advances of principal, is less than approximately 1.0% of the initial mortgage pool balance. See "Description of the Offered Certificates--Termination" in this prospectus supplement.

        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL....................  In this section, "--The Underlying Mortgaged Loans and the Mortgaged Real Properties", we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information on those mortgage loans than is provided in this "Summary of Prospectus Supplement" section, see the following sections in this prospectus supplement:

                             - "Description of the Mortgage Pool",

                             - "Risk Factors--Risks Related to the Underlying
                               Mortgage Loans", and

                             - Annex A--Characteristics of the Underlying
                               Mortgage Loans and the Mortgaged Real Properties.

                             When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                             - All numerical information provided with respect
                               to the mortgage loans is provided on an
                               approximate basis.

                             - All weighted average information provided with
                               respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A to this prospectus supplement.

                             - When information on the mortgaged real properties
                               is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

                             - If any of the mortgage loans is secured by
                               multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties.

                             - Whenever mortgage loan level information, such as
                               loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related mortgage loan.

                             - Whenever we refer to a particular mortgaged real
                               property by name, we mean the property identified by that name on Annex A to this prospectus supplement.

                             - Statistical information regarding the mortgage
                               loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

SOURCE OF THE UNDERLYING
  MORTGAGE LOANS...........  We are not the originator of the mortgage loans that we intend to include in the trust. We will acquire those mortgage loans from two separate parties. Each of those mortgage loans was originated by--

                             - the related mortgage loan seller from whom we
                               acquired the mortgage loan,

                             - an affiliate of the related mortgage loan seller,

                             - a correspondent in the related mortgage loan
                               seller's conduit lending program,

                             - the initial master servicer, in the case of 76
                               mortgage loans acquired from Salomon Brothers Realty Corp., or

                             - an unaffiliated lender, in the case of 16
                               mortgage loans acquired from Salomon Brothers Realty Corp.

PAYMENT AND OTHER TERMS....  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest.

                             Repayment of each of the mortgage loans is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we describe in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                             All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                             Each mortgage loan currently accrues interest at the annual rate specified with respect to that loan on Annex A to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                             Each of the mortgage loans provides for scheduled payments of principal and/or interest to be due on the first day of each month.

                             Two hundred forty-eight of the mortgage loans, representing 92.35% of the initial mortgage pool balance, provide for:

                             - an amortization schedule that is significantly
                               longer than its remaining term to stated maturity; and

                             - a substantial payment of principal on its
                               maturity date.

                             Seventeen of the mortgage loans, representing 6.67% of the initial mortgage pool balance, have payment schedules that provide for the payment of these mortgage loans in full or substantially in full by their respective maturity dates.

                             The remaining three mortgage loans, representing 0.98% of the initial mortgage pool balance, provide material incentives to the related borrower to pay the mortgage loan in full by a specified date. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

                             - The calculation of interest in excess of the
                               initial mortgage interest rate. The additional interest will be deferred, may be compounded and will be payable only after the outstanding principal balance of the mortgage loan is paid in full.

                             - The application of excess cash flow from the
                               mortgaged real property to pay the principal amount of the mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

DELINQUENCY STATUS.........  None of the mortgage loans that we intend to include in the trust was 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date.

PREPAYMENT RESTRICTIONS....  As described more fully in Annex A to this prospectus supplement, as of the cut-off date, each of the mortgage loans that we intend to include in the trust has one of the following types of restrictions on voluntary prepayments:

                             - a prepayment lockout period when voluntary
                               prepayments are prohibited, followed by a prepayment consideration period when a voluntary prepayment must be accompanied by prepayment consideration, followed by an open prepayment period when voluntary prepayments are permitted without payment of any prepayment consideration; or

                             - a prepayment consideration period, followed by an
                               open prepayment period.

                             The table below shows the number of underlying mortgage loans and percentage of the initial mortgage pool balance that reflect each type of prepayment restriction characteristic as of the cut-off date:

                                                                                                 % OF
                                                                            NUMBER OF      INITIAL MORTGAGE
                                            PREPAYMENT RESTRICTION        MORTGAGE LOANS     POOL BALANCE
                                            ----------------------        --------------   ----------------
                                       Prepayment lockout period;
                                         prepayment consideration
                                         period; open prepayment
                                         period.........................       232              95.70%
                                       Prepayment consideration period;
                                         open period....................        36               4.30%

DEFEASANCE.................  One hundred-eighty of the mortgage loans to be included in the trust, representing 83.38% of the initial mortgage pool balance, permit the related borrower to defease the mortgage loan and obtain a full or partial release of the mortgaged real property from the related mortgage lien by delivering U.S. Treasury obligations as substitute collateral. Except with respect to 16 mortgage loans, representing 2.83% of the initial mortgage pool balance, the defeasance may not occur prior to the second anniversary of the date of initial issuance of the certificates.

                       ADDITIONAL STATISTICAL INFORMATION

A. GENERAL
CHARACTERISTICS............  The mortgage pool will have the following general characteristics as of the cut-off date:

                                       Initial mortgage pool balance..................  $729,440,160
                                       Number of mortgage loans.......................           268
                                       Number of mortgaged real properties............           278

                                       Maximum cut-off date principal balance.........  $ 28,618,255
                                       Minimum cut-off date principal balance.........  $    223,877
                                       Average cut-off date principal balance.........  $  2,721,792

                                       Maximum mortgage interest rate.................         9.875%
                                       Minimum mortgage interest rate.................         6.870%
                                       Weighted average mortgage interest rate........         8.169%

                                       Maximum original loan term to maturity or
                                         anticipated repayment date...................    360 months
                                       Minimum original loan term to maturity or
                                         anticipated repayment date...................     84 months
                                       Weighted average original loan term to maturity
                                         or anticipated repayment date................    131 months

                                       Maximum remaining loan term to maturity or
                                         anticipated repayment date...................    287 months
                                       Minimum remaining loan term to maturity or
                                         anticipated repayment date...................     71 months
                                       Weighted average remaining loan term to
                                         maturity or anticipated repayment date.......    120 months


                                       Maximum underwritten net cash flow debt service
                                         coverage ratio...............................         3.00x
                                       Minimum underwritten net cash flow debt service
                                         coverage ratio...............................         1.04x
                                       Weighted average underwritten net cash flow
                                         debt service coverage ratio..................         1.33x

                                       Maximum cut-off date loan-to-appraised value
                                         ratio........................................         84.75%
                                       Minimum cut-off date loan-to-appraised value
                                         ratio........................................         27.59%
                                       Weighted average cut-off date loan-to-appraised
                                         value ratio..................................         69.54%

B. STATE CONCENTRATION.....  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                                                                 % OF
                                                                             NUMBER OF     INITIAL MORTGAGE
                                                      STATE                  PROPERTIES      POOL BALANCE
                                                      -----                  ----------    ----------------
                                       California..........................      54             21.79%
                                       New York............................      27             13.94%
                                       Massachusetts.......................       9              9.89%
                                       Nevada..............................      11              6.35%
                                       Florida.............................      25              5.68%
                                       Texas...............................      30              4.76%
                                       Pennsylvania........................       4              4.44%

                             The remaining mortgaged real properties are located throughout 31 other states. No more than 3.56% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions.

C. PROPERTY TYPES..........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                                                 % OF
                                                                             NUMBER OF     INITIAL MORTGAGE
                                                  PROPERTY TYPE              PROPERTIES      POOL BALANCE
                                                  -------------              ----------    ----------------
                                       Office..............................      45             25.90%
                                       Multifamily.........................     105             23.76%
                                       Unanchored Retail...................      55             15.07%
                                       Industrial..........................      28             11.45%
                                       Anchored Retail.....................       7              6.77%
                                       Office/Retail.......................      11              5.83%
                                       Full Service Hotel..................       6              5.07%
                                       Limited Service Hotel...............       9              2.73%
                                       Mixed Use...........................       3              1.73%
                                       Mobile Home Park....................       8              1.21%
                                       Self-Storage........................       1              0.49%

D. ENCUMBERED INTERESTS....  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                                                 % OF
                                            ENCUMBERED INTEREST IN THE       NUMBER OF     INITIAL MORTGAGE
                                             MORTGAGED REAL PROPERTY         PROPERTIES      POOL BALANCE
                                            --------------------------       ----------    ----------------
                                       Ownership...........................     269             91.90%
                                       Leasehold...........................       6              6.48%
                                       Ownership in part, Leasehold in
                                         part..............................       3              1.62%

                      LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME
  TAX CONSEQUENCES.........  The trustee or its agent will make elections to treat designated portions of the assets of the trust as three separate real estate mortgage investment conduits under Sections 860A through 860G of the Internal Revenue Code of 1986. Those REMICs are as follows:

                             - REMIC I, the lowest tier REMIC, will hold, among
                               other things, the pooled mortgage loans or, in each of 18 cases, regular interests in a single loan REMIC that holds one of the pooled mortgage loans. REMIC I will also hold various other related assets. It will not hold, however, the collections of additional interest accrued, and deferred as to payment, with respect to the three pooled mortgage loans with anticipated repayment dates.

                             - REMIC II will hold the regular interests in REMIC
                               I.

                             - REMIC III will hold the regular interests in
                               REMIC II.

                             The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

                             The class X and           certificates will be
                             issued with more than a de minimis amount of original issue discount. The other offered certificates will not be issued with any original issue discount. When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that, subsequent to the date of any determination:

                             - the three mortgage loans with anticipated
                               repayment dates will be paid in full on their respective anticipated repayment dates;

                             - no mortgage loan in the trust will otherwise be
                               prepaid prior to maturity; and

                             - there will be no extension of maturity for any
                               mortgage loan in the trust.

                             If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                             For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA......................  We anticipate that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                             - Title I of the Employee Retirement Income
                               Security Act of 1974, as amended, or

                             - Section 4975 of the Internal Revenue Code of
                               1986,

                             will be able to invest in the class X, A-1 and A-2 certificates, without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Salomon Smith Barney Inc. by the U.S. Department of Labor. However, investments in the other offered certificates by, on behalf of or with assets of these entities, will be restricted as described under "ERISA Considerations" in this prospectus supplement.

                             If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or
                             Section 4975 of the Internal Revenue Code of 1986. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT...........  The offered certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

                             You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT
CONSIDERATIONS.............  The after-tax yield to maturity of any offered certificate will depend upon, among other things--

                             - the price paid for the offered certificate,

                             - the rate, timing and amount of payments on the
                               offered certificate, and

                             - the tax consequences of holding the offered
                               certificate, including any recognition of income attributable to that certificate without a corresponding payment.

                             The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of class X certificates or any other offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                             If you are contemplating the purchase of class X certificates, you should be aware that--

                             - the yield to maturity on those certificates will
                               be highly sensitive to the rate and timing of principal prepayments and other liquidations on or with respect to the underlying mortgage loans, and

                             - that an extremely rapid rate of prepayments
                               and/or other liquidations on or with respect to the underlying mortgage loans could result in a substantial loss of your initial investment.

                             See "Yield and Maturity Considerations" in this prospectus supplement and "Yield Considerations" in the accompanying prospectus.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C, D, E, F and G Certificates are Subordinate to, and are Therefore Riskier Than, the Class A-1, A-2 and X Certificates. If you purchase class B, C, D, E, F or G certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     - the payment priorities of the respective classes of the series 2000-C1 certificates,

     - the order in which the principal balances of the respective classes of the certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     - the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" in this prospectus supplement. See also "Risk Factors--The Certificates Will Be Limited Obligations of the Related Trust Fund Only and Not of Any Other Party", "--The Payment Performance of the Certificates Will Be Directly Related to the Payment Performance of the Mortgage Assets in the Related Trust Funds" and "--Credit Support Will Be Limited and the Failure of Credit Support to Cover Losses on the Mortgage Assets May Result in Losses Allocated to the Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The after-tax yield on your offered certificates will depend on--

     - the price you paid for your offered certificates,

     - the rate, timing and amount of payments, if any, on your offered certificates, and

     - the tax consequences of your offered certificates, including any recognition of income attributable to your offered certificates without a corresponding payment.

The rate, timing and amount of payments on your offered certificates will, in turn, depend on:

     - the pass-through rate for your offered certificates;

     - the rate and timing of payments, including principal prepayments, and other collections of principal on the underlying mortgage loans;

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     - the rate, timing and severity of any unanticipated or default-related trust expenses that reduce amounts available for payment on your offered certificates;

     - the rate, timing, severity and allocation of any other shortfalls that reduce amounts available for payment on your offered certificates;

     - the collection of prepayment premiums, fees and charges on the underlying mortgage loans and the extent to which those amounts are paid to you; and

     - servicing decisions with respect to the underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     See "Description of the Mortgage Pool", "Servicing of the Underlying Mortgage Loans," "Description of the Offered Certificates--Payments" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Yield to Maturity and Average Life of the Certificates Will Depend on a Variety of Factors Including Prepayments", and "--The Payment Performance of the Certificates Will be Directly Related to the Payment Performance of the Mortgage Assets in the Related Trust Funds" and "Yield Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely From Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans is Faster or Slower Than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

     If you purchase class X certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments and losses on the mortgage loans. Prior to investing in those certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to recover fully your initial investment. The ratings on the class X certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

     The yield on the offered certificates with variable pass-through rates could also be adversely affected if the mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans.

     Potential Conflicts of Interest. The master servicer, the special servicer or any of their respective affiliates may--

     - acquire series 2000-C1 certificates, and

     - engage in other financial transactions, including as a lender, with the underlying borrowers and their respective affiliates.

In addition, the holders of certificates representing a majority interest in the controlling class of the series 2000-C1 certificates may replace the special servicer. See "Servicing of the Underlying Mortgage Loans--Replacement of the Special Servicer" in this prospectus supplement.

     The master servicer and the special servicer each will be obligated to observe the terms of the pooling and servicing agreement and will be governed by the servicing standard described in the glossary to this prospectus supplement. However, either of those parties may, especially if it or an affiliate holds series 2000-C1 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the underlying mortgage loans, have interests when dealing with the pooled mortgage loans that are in conflict with those of holders of the offered certificates. For instance, a special servicer that holds non-offered series 2000-C1 certificates could seek to mitigate the potential for loss to its class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would have been realized if earlier action had been taken. In general, neither the master servicer nor the special servicer is required to act in a manner more favorable to the holders of the offered certificates or any particular class of offered certificates than to the holders of the non-offered series 2000-C1 certificates.

     In addition, the master servicer and the special servicer each services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, some of the mortgaged real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer and special servicer may perform services, on behalf of the trust, with respect to the underlying mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other loans secured by competing real properties. This may pose inherent conflicts for the master servicer or special servicer.

     Some of the mortgage loans included in the trust may be refinancings of debt previously held by an affiliate of one of the mortgage loan sellers or their respective originators.

     Salomon Smith Barney Inc., one of the underwriters, is affiliated with us and with Salomon Brothers Realty Corp., one of the mortgage loan sellers. Greenwich Capital Markets, Inc., one of the underwriters, is affiliated with Greenwich Capital Financial Products, Inc., the other mortgage loan seller.

     The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the pooled mortgage loans because:

     - a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     - these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

     - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

     There Exist Rights to Payment That are Senior to Payments on Your Offered Certificates. The master servicer, the special servicer and the trustee are each entitled to receive, out of payments on or proceeds of specific mortgage loans or, in some cases, out of general collections on the mortgage pool, various payments or reimbursements for or in respect of compensation, advances, interest on advances and indemnities, prior to payments on the offered certificates. In particular, advances are intended to provide liquidity, not credit support, and the advancing party is entitled to receive interest on its advances to offset its cost of funds. A large amount of reimbursements of any advances in a particular month could result in insufficient cash to pay all amounts payable on the offered certificates on the next payment date.

     ERISA Considerations. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Internal Revenue Code of 1986 are complex. Accordingly, if you are using the assets of such a plan or arrangement to acquire offered certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Internal Revenue Code of 1986 of the acquisition, ownership and disposition of offered certificates. In particular, the purchase or holding of class B, C, D, E, F and G certificates by any such plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, these offered certificates should not be acquired by, on behalf of, or with assets of any such plan or arrangement, unless the purchase and continued holding of the certificates or an interest in the certificates is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 under Sections I and III of Prohibited Transaction Class Exemption 95-60. Sections I and III of Prohibited Transaction Class Exemption 95-60 provide an exemption from the prohibited transaction rules for transactions involving an insurance company general account.

     See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

     Collections on the Mortgage Loans and Payments on the Offered Certificates Depend on Information Technology. The collection of payments on the pooled mortgage loans, the servicing of those mortgage loans and the payments on your offered certificates are dependent upon computer systems of the master servicer, the special servicer, the trustee, the underlying borrowers, DTC and other third parties. If the computer systems of one or more of these persons experience malfunctions, especially chronic or catastrophic failures, in their software or hardware, one or more of the following may result--

     - the master servicer's or special servicer's performance of its servicing functions may be interrupted, or

     - borrower payments, or the receipt of those payments by the master servicer or special servicer, may be delayed, or

     - the master servicer or special servicer may be unable to provide complete servicing reports on a timely basis, or

     - payments by the trustee on the offered certificates may be delayed, or

     - the trustee's monthly reports may be incomplete or delivery of the report may be delayed.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on ownership and/or leasehold interests in the following types of real property--

     - Office,

     - Multifamily,

     - Unanchored Retail,

     - Industrial,

     - Anchored Retail,

     - Office/Retail,

     - Full Service Hotel,

     - Limited Service Hotel,

     - Mixed Use,

     - Mobile Home Park, and

     - Self-Storage.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     - the successful operation and value of the mortgaged real property, and

     - the related borrower's ability to refinance the mortgaged real property.

     Many Risk Factors are Common to Most or all Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     - the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     - the characteristics of the neighborhood where the property is located;

     - the proximity and attractiveness of competing properties;

     - the existence and construction of competing properties;

     - the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     - demographic factors;

     - consumer tastes and preferences;

     - retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, the sole tenant or an anchor tenant;

     - an increase in vacancy rates;

     - a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     - the length of tenant leases;

     - the creditworthiness of tenants;

     - the rental rates at which leases are renewed or replaced;

     - the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues;
       and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium-to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property;
       and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     - an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     - a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     - the business operated by the tenants;

     - the creditworthiness of the tenants; and

     - the number of tenants.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

          1. the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

          2. an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on at least comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May be Adversely Affected Even When Current Operating Income is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     - changes in interest rates;

     - the availability of refinancing sources;

     - changes in governmental regulations, licensing or fiscal policy;

     - changes in zoning or tax laws; and

     - potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     - responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     - operating the property and providing building services;

     - managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can maintain or improve occupancy rates, business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     - rental rates;

     - location;

     - type of business or services and amenities offered; and

     - nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     - offers lower rents;

     - has lower operating costs;

     - offers a more favorable location; or

     - offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     The Mortgaged Real Property Will be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. If the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property, and none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk
Factors -- Investors Should Be Aware of Various Risks Associated with Certain Mortgage Loans and Mortgaged Properties -- Nonrecourse Loans" in the accompanying prospectus.

     In Some Cases, a Mortgaged Real Property is Dependent on a Single Tenant or a Few Major Tenants, Which May Expose Investors to Greater Risk of Default and Loss. In the case of 31 mortgaged real properties, securing 16.58% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of the particular mortgaged property. In the case of 97 mortgaged real properties, securing 49.70% of the initial mortgage pool balance and including the 31 properties referred to in the prior sentence, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular mortgaged real property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. If any of these major tenants ceases operations at the related mortgaged real property:

     - the financial effect of the absence of rental income may be severe;

     - more time may be required to market the space; and

     - substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See "Risk Factors--Investors Should Be Aware of Various Risks Associated with Certain Mortgage Loans and Mortgaged Properties--Multifamily and Commercial Loans" in the accompanying prospectus.

     More Than 10% of the Initial Mortgage Pool Balance Will be Secured by Mortgage Liens on Particular Property Types, Which May Expose Investors to Greater Risk of Default and Loss. More than 10% of the initial mortgage pool balance will be secured by mortgage liens on each of the following property types -- office, multifamily rental, retail and industrial. The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type.

     - Office Properties. Forty-five of the underlying mortgage loans, representing 25.90% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for office purposes. Some of the office properties underlying these mortgage loans are heavily dependent on a sole tenant that leases the entire property or on a few major tenants. A number of factors will affect the value and successful operation of an office property, including:

         1. the number and quality of the tenants;

         2. the physical attributes of the property in relation to competing properties;

         3. access to transportation;

         4. the strength and stability of the local economy;

         5. the availability of tax benefits;

         6. the desirability of the location of the property; and

         7. the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

      In addition, 11 of the underlying mortgage loans, representing 5.83% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for office/retail purposes.

     - Multifamily Rental Properties. One-hundred five of the underlying mortgage loans, representing 23.76% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for multifamily rental purposes. Factors that will affect the value and successful operation of a multifamily rental property include:

          1. the physical attributes of the property, such as its age, appearance, amenities and construction quality;

          2. the location of the property;

          3. the characteristics of the surrounding neighborhood, which may change over time;

          4. the ability of management to provide adequate maintenance and insurance;

          5. the property's reputation;

          6. the prevailing level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

          7. the presence of competing properties;

          8. the tenant mix, such as the tenant population being predominately students or being heavily dependent on workers from a particular business or personnel from a local military base;

          9. adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels; and

         10. state and local regulations, which may affect the building owner's ability to increase rent to the market rent for an equivalent apartment.

      Many states regulate the relationship between owner of a multifamily rental property and the tenants at the property. For example, some states require a written lease, good cause for eviction, disclosure of fees and notification to the resident of changes in land use. Some states also prohibit retaliatory evictions, limit the reasons for which a landlord may terminate a tenancy, limit the reasons for which a landlord may increase rent and prohibit a landlord from terminating a tenancy solely because the building has been sold. In addition, numerous counties and municipalities impose rent control regulations on apartment buildings. These regulations may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit rent increases when apartments are leased to new tenants.

      Some of the multifamily rental properties securing mortgage loans that we intend to include in the trust are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

      Eight multifamily rental properties, securing 2.42% of the initial mortgage pool balance, have material concentrations of student tenants. Six of these properties, securing 1.80% of the initial mortgage pool balance, secure the same loan and are located in the same submarket. Students tend to be a less stable tenant population and projects with material concentrations of student tenants tend to experience higher property maintenance costs than those that do not.

     - Retail Properties. Sixty-two of the underlying mortgage loans, representing 21.84% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for retail purposes. These retail properties consist of--

         1. malls,

         2. shopping centers,

         3. power centers, and

         4. individual stores and businesses.

      The type of stores and businesses located at these retail properties include--

         1. department stores,

         2. grocery stores,

         3. convenience stores,

         4. specialty shops and stores,

         5. automotive sales and service centers,

         6. gasoline stations,

         7. movie theaters,

         8. salons,

         9. restaurants, and

         10. food courts.

      The value and successful operation of a retail property depends on the qualities and success of its tenants. The success of tenants at a retail property will be affected by:

         1. competition from other retail properties;

         2. perceptions regarding the safety, convenience and attractiveness of the property;

         3. demographics of the surrounding area;

         4. traffic patterns and access to major thoroughfares;

         5. availability of parking;

         6. consumer tastes and preferences; and

         7. the drawing power of other tenants.

      A retail property generally must compete with comparable properties for tenants. This competition is generally based on:

         1. rent;

         2. tenant improvements; and

         3. the age and location of the property.

      For example, the owner of a retail property may be required to offer a potential tenant a free-rent period or, at its own expense, significantly renovate and/or adapt space at the property to meet a particular tenant's needs.

      Any particular retail property may be anchored or unanchored. Fifty-five of the underlying mortgage loans, representing 15.07% of the initial mortgage pool balance, are secured by unanchored retail properties.

      The presence or absence of an anchor tenant in a mall or shopping center can be important, because anchor tenants play a key role in generating customer traffic and making the mall or center desirable for other tenants. Some tenants may have clauses in their leases that permit them to cease operations at the property if certain other stores, in particular anchor tenants, cease operations at the property. An anchor tenant is a retail tenant whose space is substantially larger in size than that of other tenants at the same retail mall or shopping center and whose operation is vital in attracting customers to the property.

      The economic performance of an anchored retail property will be adversely affected by various factors, including:

         1. an anchor tenant's failure to renew its lease;

         2. termination of an anchor tenant's lease;

         3. the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

         4. the cessation of the business of an anchor tenant or of a self-owned anchor, notwithstanding its continued payment of rent or ownership of the space; or

         5. a loss of an anchor tenant's ability to attract customers.

      The retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

         1. factory outlet centers;

         2. discount shopping centers and clubs;

         3. catalogue retailers;

         4. home shopping networks;

         5. internet web sites; and

         6. telemarketing.

      In addition, three of the underlying mortgage loans, representing 1.73% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for mixed use purposes, having a retail component, and 11 of the underlying mortgage loans, representing 5.83% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for office/retail purposes.

     - Industrial Properties. Twenty-eight of the underlying mortgage loans, representing 11.45% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for industrial purposes. In general, the same factors that affect office properties also affect the value and operation of industrial properties, although any particular factor may affect the two types of properties in different ways.

     For example, industrial properties may depend to a greater extent on the following:

      1. location, the desirability of which in a particular instance may depend on--

             - the availability of labor services, and

             - accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

      2. building design, the desirability of which in a particular instance may depend on--

             - ceiling heights,

             - column spacing,

             - number and depth of loading bays, and

             - adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities, including technology-related uses; and

      3. the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     5% or More of the Initial Mortgage Pool Balance Will be Secured by Mortgage Liens on Real Property Located in Each of Five States--California, New York, Massachusetts, Nevada and Florida--Which May Expose Investors to a Greater Risk of Default and Loss. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5% or more of the initial mortgage pool balance:

                                                       NUMBER            % OF
                                                         OF        INITIAL MORTGAGE
STATE                                                PROPERTIES      POOL BALANCE
-----                                                ----------    ----------------
California.........................................      54             21.79%
New York...........................................      27             13.94%
Massachusetts......................................       9              9.89%
Nevada.............................................      11              6.35%
Florida............................................      25              5.68%

The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more depending on economic and other conditions or events in that state.

     The Mortgage Pool Will Include a Material Concentration of Balloon Loans, Which May Expose Investors to Greater Risk of Default and Loss. Two hundred forty-eight mortgage loans, representing 92.35% of the initial mortgage pool balance, are balloon loans. A borrower's ability to repay a loan on its stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged real property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

       - the availability of, and competition for, credit for commercial real estate projects;

       - the prevailing interest rates;

       - the fair market value of the related properties;

       - the borrower's equity in the related properties;

       - the borrower's financial condition;

       - the operating history and occupancy level of the property;

       - the tax laws; and

       - the prevailing general and regional economic conditions.

       The availability of funds in the credit markets fluctuates over time.

       We cannot assure you that each of the affected underlying borrowers will have the ability to repay the remaining principal balances on the pertinent date.

       In addition, there exist concentrations of balloon maturities. For example, 195 balloon loans, representing 78.75% of the initial mortgage pool balance, are scheduled to mature during the period from March 2009 to February 2010, inclusive. See "Risk Factors--Investors Should Be Aware of Various Risks Associated with Certain Mortgage Loans and Mortgaged Properties--Balloon Loans" in the accompanying prospectus.

     The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans and Groups of Cross-Collateralized Mortgage Loans, Which May Expose Investors to Greater Risk of Default and Loss. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. Several of the individual mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust have cut-off date principal balances that are substantially higher than the average cut-off date principal balance, which is $2,721,791 without regard to any cross-collateralization of mortgage loans and $2,773,537 when each group of cross-collateralized mortgage loans is treated as a single mortgage loan. The ten largest mortgage loans and groups of cross-collateralized mortgage loans represent 21.16% of the initial mortgage pool balance. See "--Limitations on Enforceability of Cross-Collateralization" below and "Description of the Mortgage Pool--General", "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement.

     The Mortgage Pool Will Include Leasehold Mortgage Loans, Which May Expose Investors to Greater Risk of Default and Loss. Nine of the mortgage loans, representing 8.08% of the initial mortgage pool balance, are secured by mortgage liens on the related borrower's leasehold interest in all or a portion of the mortgaged real property, but not by the corresponding ownership interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement.

     Some of the Mortgaged Real Properties are Legal Nonconforming Uses or Legal Nonconforming Structures, Which May Expose Investors to Greater Risk of Default and Loss. For a significant number of the underlying mortgage loans, the use of the related mortgaged real property or the improvements on that property are known to be or may be legally nonconforming. Further, even if the use or improvements on the mortgaged real properties are currently conforming, changes in zoning ordinances could result in their being rendered legally nonconforming. In these circumstances, the ability of the borrower to restore the improvements on a mortgaged real property to its current density or use following a major casualty, may be impaired. See "Description of the Mortgage Pool--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement.

     Some of the Mortgaged Real Properties Do Not Comply With the Americans With Disabilities Act of 1990, Which May Expose Investors to Greater Risk of Default and Loss. Not all of the mortgaged real properties securing mortgage loans that we intend to include in the trust, comply with the Americans with Disabilities Act of 1990. Under that Act, all public accommodations are required to meet specific federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the particular property may be required to incur significant costs in order to comply with it. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

     Multiple Mortgaged Real Properties are Owned by the Same Borrower or Affiliated Borrowers or are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which May Expose Investors to Greater Risk of Default and Loss. Twenty-two separate groups of mortgage loans that we intend to include in the trust, comprising 61 mortgage loans, and representing 26.44% of the initial mortgage pool balance, each have the same borrower or borrowers under common control. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     In addition, there may be tenants that lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A to this prospectus supplement for a list of the two largest tenants at each of the mortgaged real properties used for retail purposes, office purposes and industrial purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust.

     Some Borrowers Under the Underlying Mortgage Loans Will Not be Special Purpose Entities, Which May Expose Investors to Greater Risk of Default and Loss. One hundred nine mortgage loans, representing 17.11% of the initial mortgage pool balance, do not require that the business activities of the related borrowers be limited to owning their respective mortgaged real properties. Accordingly, the financial success of each of those borrowers may be affected by the performance of its other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent. Each of these 109 mortgage loans has a cut-off date principal balance below $5,000,000.

     Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class B, C, D, E, F, G or X certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 and A-2 certificates.

     As payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage loans in the trust may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location. See "Risk Factors--The Payment Performance of the Certificates Will Be Directly Related to the Payment Performance of the Mortgage Assets in the Related Trust Funds", "--An Investment in the Certificates Represents An Interest in Multifamily and/or Commercial Loans which May Present A Greater Risk of Loss Than An Interest in a Pool Of Single-Family Loans" and "--Credit Support Will Be Limited and the Failure of Credit Support to Cover Losses on the Mortgage Assets May Result in Losses Allocated to the Certificates" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks. The trust could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     Various environmental laws may make a current or previous owner or operator of a mortgaged real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the particular property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, some laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the particular property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In various states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some of those states, this lien has priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, together with other federal and state laws, provide that a secured lender, such as the trust, may be liable as an owner or operator of a mortgaged real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower, or

     - under some conditions, the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint, and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint. See "Risk Factors--Real Property Pledged as Security for a Mortgage Loan Is Subject to Certain Environmental Risks and the Cost of Environmental Clean-Up May Increase Losses on the Related Mortgage Loans" in the accompanying prospectus.

     A third-party consultant conducted a Phase I environmental study, environmental screening assessment or transaction screen, or updated a previously conducted study, assessment or screen, for 215 mortgaged real properties, securing 90.57% of the initial mortgage pool balance. Those studies, assessments or screens were conducted or updated--

     - in the case of 73 mortgaged real properties, securing 42.77% of the initial mortgage pool balance, during the 12-month period ending on June 1, 2000,

     - in the case of 118 mortgaged real properties, securing 39.37% of the initial mortgage pool balance, during the 12-month period ending on June 1, 1999, and

     - in the case of 24 mortgaged real properties, securing 8.43% of the initial mortgage pool balance, on or before June 1, 1998.

Each of those environmental studies, assessments, or screens complied with industry-wide standards. Not all of those environmental studies, assessments or screens, however, satisfied all the requirements necessary to be considered a Phase I environmental study. For the remaining 63 mortgaged real properties, securing 9.43% of the initial mortgage pool balance, environmental insurance was obtained in lieu of conducting or updating a Phase I environmental study, environmental screening assessment or transaction screen.

     Several of the mortgaged real properties--

     - contain underground storage tanks or other potential sources of groundwater contamination, or

     - are in the vicinity of sites containing leaking underground storage tanks.

Although the owners of those particular real properties and the trust may not have legal liability for contamination of the properties from those on-site or off-site sources, the enforcement of rights against third parties may result in additional transaction costs, and contamination may impair operation and revenues and adversely affect the resale value of the affected properties.

     In the case of several mortgaged real properties environmental studies, assessments or screens were preformed, and, either--

     - a Phase II environmental study was recommended but not performed; or

     - the environmental assessment identified one or more environmental issues that could not be fully assessed, remediated and/or "closed out" from a regulatory point of view prior to the time that the related mortgage loan was expected to be assigned to the trust.

Each of those mortgaged real properties is covered by an environmental insurance policy insuring specified environmental matters with respect to the particular property. The policies referred to in the prior sentence provide for specific coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint. See "Description of the Mortgage Pool--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. Two hundred sixty-four of the mortgaged real properties, securing 98.93% of the initial mortgage pool balance, were inspected by professional engineers or architects. Ninety-eight of the mortgaged real properties, securing 46.32% of the initial mortgage pool balance, were inspected during the 12-month period preceding the cut-off date. Two hundred forty-two of the mortgaged real properties, securing 91.78% of the initial mortgage pool balance, were inspected during the 24-month period preceding the cut-off date. The scope of these inspections included an assessment of--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - general condition of the site, buildings and other improvements located at each mortgaged real property.

In the case of four of the mortgaged real properties, securing 1.74% of the initial mortgage pool balance, the inspections identified conditions requiring escrows to be established for repairs or deferred maintenance estimated to cost in excess of $100,000. In all of these cases, the originator required the related borrower to fund reserves, in the amount of 125% of these estimated costs.

     Reserves May Be Insufficient. Most of the pooled mortgage loans require that reserves be funded on a monthly basis from cash flow generated by the related mortgaged real properties to cover ongoing monthly, semi-annual or annual expenses such as taxes and/or insurance. Most of the pooled mortgage loans also required reserves to be established, or letters of credit or other instruments to be delivered, upon the closing of the mortgage loan to fund identified capital expenditure items. For significant commercial mortgaged real properties, a tenant improvement and leasing cost reserve was typically required. These reserves, letters of credit or other instruments may not be sufficient to offset the actual costs of the items which they were intended to cover. In addition, cash flow from the mortgaged real properties may not be sufficient to fund fully the ongoing monthly reserve requirements. Any insufficiency may have an adverse effect on the operations or physical condition of the mortgaged real property.

     Limitations on Cross-Collateralized or Single Note/Multiple Property
Loans. The mortgage pool will include 14 mortgage loans, representing 7.15% of the initial mortgage pool balance, that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex
A. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, four of these mortgage loans, representing 2.56% of the initial mortgage pool balance, permit the release of one or more of the mortgaged real properties from the related mortgage lien, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Ability to Incur Other Debt. Many of the underlying borrowers may not be prohibited by their organizational documents or the related loan documents from incurring unsecured debt or, alternatively, may be prohibited only to a limited degree. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     In the case of some of the mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred mezzanine debt. Mezzanine debt is subordinate debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property. With respect to two of the mortgage loans, which are cross-collateralized and which represent 3.25% of the initial mortgage pool balance, the entity that owns both the managing member and the non-managing member of each of the limited liability company borrowers has incurred mezzanine debt, as of the origination date of the mortgage loans. The related mortgage loan seller has executed an intercreditor agreement with the mezzanine lender, which gives cure rights to the mezzanine lender. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control of the related borrower.

     Except as disclosed under this "--Ability to Incur Other Debt" subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust, have any other debt outstanding.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Although the collateral substitution provisions related to defeasance do not have the same effect on the series 2000-C1 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as comparable to a yield maintenance charge. In some jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law, or usurious.

     Due-on-Sale and Debt Acceleration Clauses. All of the mortgage loans that we intend to include in the trust, contain due-on-sale and due-on-encumbrance provisions that in each case, with some exceptions, permit the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or encumbrance of--

     - the corresponding mortgaged real property, or

     - a majority ownership interest in the related borrower,

provided, however, that under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. All of the mortgage loans contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     - the default is deemed to be immaterial,

     - the exercise of these remedies would be inequitable or unjust, or

     - the circumstances would render the acceleration unconscionable.

See "Risk Factors--Due-On-Sale Clauses and Assignments of Leases and Rents May Not Provide Adequate Security for a Mortgage Loan" in the accompanying prospectus.

     Assignments of Leases. All of the mortgage loans that we intend to include in the trust are secured by, among other things, an assignment of leases and rents, under which the related borrower will assign its right, title and interest as landlord under the leases on the related mortgaged real property and the income derived from the particular property to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the particular property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or in respect of the borrower will adversely affect the lender's ability to collect the rents. See "Risk Factors--Due-On-Sale Clauses and Assignments of Leases and Rents May Not Provide Adequate Security for a Mortgage Loan" in the accompanying prospectus.

     Limitations of Appraisals. Appraisals were obtained for all of the mortgaged real properties of the mortgage loans that we intend to include in the trust. Appraisals represent the analysis and opinion of an appraiser. They are not guaranties of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to and same method of appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. That amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale. Information regarding the appraised values of the mortgaged real properties is presented, for illustrative purposes only, on Annex A to this prospectus supplement.

     Uninsured Loss; Sufficiency of Insurance. The borrowers under the mortgage loans that we intend to include in the trust are, with limited exception, required to maintain--

     - comprehensive liability insurance,

     - all-risk fire,

     - casualty and hazard insurance,

     - flood insurance, if required by applicable law, and

     - rental income insurance
on the mortgaged real properties, with policy specifications, limits and deductibles customarily carried, generally, for similar properties. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or earthquakes. Sixty-four of the mortgaged real properties, securing 24.54% of the initial mortgage pool balance, are located in areas that are considered to have a high earthquake risk. These areas include all or parts of the states of California, Oregon, Washington, Utah and Nevada. In addition, 55 of the mortgaged real properties, securing 10.43% of the initial mortgage pool balance, are located in Florida and Texas, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. Should an uninsured loss occur, the borrower could lose both its investment in and its anticipated profits and cash flow from its mortgaged real property, which would adversely affect the borrower's ability to make payments under its mortgage loan. Although, in general, the borrowers have agreed to insure their respective mortgaged real properties, there is a possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate. Consequently, there can be no assurance that any loss incurred will not exceed the limits of policies obtained. In addition, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk.

     Limited Information Causes Uncertainty. Sixty-three of the mortgage loans that we intend to include in the trust, representing 22.70% of the initial mortgage pool balance, are acquisition financing. Accordingly, there may be limited or no recent historical operating information available with respect to the mortgaged real properties for those mortgage loans. As a result, you may find it difficult to analyze the historical performance of those properties. Please refer to Annex A for historical operating information for the most recent two years of operation, where available.

     Prior Bankruptcies. We are aware that, in the case of 11 mortgage loans that we intend to include in the trust, representing 3.43% of the initial mortgage pool balance, a principal or affiliate of the related borrower has been a party to prior bankruptcy proceedings. There is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings.

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This action would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     - reduce monthly payments due under a mortgage loan;

     - change the rate of interest due on a mortgage loan; or

     - otherwise alter a mortgage loan's repayment schedule.

     Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

     Limitations with Respect to Representations and Warranties. Each mortgage loan seller will make limited representations and warranties regarding the mortgage loans sold by it to us. A material breach of those representations and warranties could obligate a mortgage loan seller to repurchase the affected mortgage loan, in which case, the proceeds of the repurchase would be passed through to series 2000-C1 certificateholders in the same manner as a principal prepayment, except that no prepayment consideration will be payable in connection with the repurchase.

     If the related mortgage loan seller is required to but does not cure or remedy a breach of a representation or warranty or repurchase or replace the affected mortgage loan, payments on the offered certificates may be substantially less than they would have been if the person had cured or remedied the breach or repurchased the affected mortgage loan.

     The obligation of a mortgage loan seller to cure a breach or repurchase a pooled mortgage loan will constitute the only remedy available to the series 2000-C1 certificateholders for a breach of a representation or warranty. We cannot assure you that a mortgage loan seller will have the resources to repurchase any pooled mortgage loan. No other party will be obligated to cure or repurchase a pooled mortgage loan in the event of a breach if the related mortgage loan seller does not fulfill its obligations.

     Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses. Some of the mortgaged real properties securing the pooled mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. Zoning or other restrictions may also prevent alternative use.

     No Reunderwriting of the Mortgage Loans. We have not reunderwritten the mortgage loans that we intend to include in the trust. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to cure the breach, or to repurchase or replace the affected mortgage loan, in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan, and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase or replace a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties" in this prospectus supplement.

     Litigation. There may be pending or threatened legal proceedings against the borrowers under the pooled mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     Book-Entry Registration. Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as the holder of record of your certificates. See "Risk Factors-- Book Entry Registration May Affect Liquidity of the Certificates" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 268 mortgage loans identified on Annex A to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $729,440,160. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The cut-off date principal balance of any mortgage loan is its unpaid principal balance as of the cut-off date of June 1, 2000, after application of all scheduled payments of principal due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A to this prospectus supplement. Those cut-off date principal balances range from $223,877 to $28,618,255, and the average of those cut-off date principal balances is $2,721,792.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to the Permitted Encumbrances.

     You should consider each of the pooled mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. In reviewing this information, please note that--

     - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - If any of the mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties.

     - When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the allocated cut-off date principal balances of the related mortgage loans.

     - Whenever loan level information, such as loan-to-value ratios and debt service coverage ratios, is presented in the context of mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related mortgage loan.

     - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Annex A to this prospectus supplement.

     - Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

     The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                 PROPERTY TYPES

                                                                                                 WEIGHTED AVERAGES
                                                                                   ---------------------------------------------
                       NUMBER OF                         % OF         HIGHEST                  STATED
                       MORTGAGED    TOTAL CUT-OFF      INITIAL      CUT-OFF DATE   MORTGAGE   REMAINING
                          REAL      DATE PRINCIPAL     MORTGAGE      PRINCIPAL     INTEREST     TERM      U/W NCF   CUT-OFF DATE
PROPERTY TYPES         PROPERTIES      BALANCE       POOL BALANCE     BALANCE        RATE       (MO.)      DSCR      LTV RATIO
--------------         ----------   --------------   ------------   ------------   --------   ---------   -------   ------------
Office...............      45        $188,926,406        25.90%     $28,618,255     8.029%       118       1.29x       72.07%
Multifamily..........     105         173,325,674        23.76       14,641,647     8.044        118       1.32        71.90
Unanchored Retail....      55         109,914,651        15.07        6,959,929     8.192        117       1.35        68.75
Industrial...........      28          83,496,096        11.45        8,133,454     8.465        114       1.31        69.18
Anchored Retail......       7          49,389,199         6.77       14,887,463     8.161        119       1.33        67.82
Office/Retail........      11          42,490,237         5.83       12,904,150     7.834        140       1.39        66.26
Full Service Hotel...       6          36,962,179         5.07       12,899,824     8.519        108       1.47        60.90
Limited Service
  Hotel..............       9          19,935,076         2.73        4,462,078     8.998        201       1.54        59.29
Mixed Use............       3          12,613,771         1.73        6,834,742     8.360        109       1.33        70.37
Mobile Home Park.....       8           8,848,463         1.21        2,059,553     8.381        109       1.41        67.74
Self Storage.........       1           3,538,410         0.49        3,538,410     8.620        113       1.44        65.53
                          ---        ------------       ------                      -----        ---       ----        -----
         Totals/Wtd.
           Avg. .....     278        $729,440,160       100.00%                     8.169%       120       1.33x       69.54%
                          ===        ============       ======                      =====        ===       ====        =====

     The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, first mortgage liens on each of the specified interests in the corresponding mortgaged real properties:

                              ENCUMBERED INTEREST

                                                                                        ---------------------
                                                                                          WEIGHTED AVERAGES
                            NUMBER OF                         % OF         HIGHEST      ---------------------
                            MORTGAGED    TOTAL CUT-OFF      INITIAL      CUT-OFF DATE   MORTGAGE     STATED
                               REAL      DATE PRINCIPAL     MORTGAGE      PRINCIPAL     INTEREST   REMAINING
ENCUMBERED INTEREST         PROPERTIES      BALANCE       POOL BALANCE     BALANCE        RATE     TERM (MO.)
-------------------         ----------   --------------   ------------   ------------   --------   ----------
Ownership.................     269        $670,333,587        91.90%     $28,618,255     8.180%       119
Leasehold.................       6          47,297,546         6.48       12,904,150     8.132        140
Ownership in part,
  Leasehold in part.......       3          11,809,027         1.62        5,922,695     7.702        105
                               ---        ------------       ------                      -----        ---
         Totals/Wtd.
           Avg............     278        $729,440,160       100.00%                     8.169%       120
                               ===        ============       ======                      =====        ===

                            ----------------------
                              WEIGHTED AVERAGES
                            ----------------------

                            U/W NCF   CUT-OFF DATE
ENCUMBERED INTEREST          DSCR      LTV RATIO
-------------------         -------   ------------
Ownership.................    1.33x      70.30%
Leasehold.................    1.40       62.18
Ownership in part,
  Leasehold in part.......    1.49       56.02
                             -----       -----
         Totals/Wtd.
           Avg............    1.33x      69.54%
                             =====       =====

     The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                              STATE CONCENTRATIONS

                                                                                         ---------------------
                                                                                           WEIGHTED AVERAGES
                                                                           CUMULATIVE    ---------------------
                              NUMBER OF    TOTAL CUT-OFF                  % OF INITIAL
                              MORTGAGED        DATE        % OF INITIAL     MORTGAGE     MORTGAGE     STATED
                                 REAL        PRINCIPAL       MORTGAGE         POOL       INTEREST   REMAINING
           STATES             PROPERTIES      BALANCE      POOL BALANCE     BALANCE        RATE     TERM (MO.)
           ------             ----------   -------------   ------------   ------------   --------   ----------
California..................      54       $158,970,997       21.79%         21.79%       8.026%       120
New York....................      27        101,650,658       13.94          35.73        8.158        113
Massachusetts...............       9         72,167,959        9.89          45.62        7.864        130
Nevada......................      11         46,304,973        6.35          51.97        8.381        115
Florida.....................      25         41,405,893        5.68          57.65        8.159        109
Texas.......................      30         34,689,981        4.76          62.40        8.461        104
Pennsylvania................       4         32,383,208        4.44          66.04        8.101        112
New Jersey..................      10         25,965,176        3.56          70.40        8.753        114
Arizona.....................       9         21,879,227        3.00          73.40        7.982        107
Minnesota...................       4         19,120,362        2.62          76.02        8.508        126
                                 ---       ------------       -----          -----        -----        ---
Total/Wtd. Avg. ............     183       $554,538,434       76.02%         76.02%       8.149%       117
                                 ===       ============       =====          =====        =====        ===
Other.......................      95       $174,901,726       23.98%                      8.231%       131

                              ----------------------
                                WEIGHTED AVERAGES
                              ----------------------

                              U/W NCF   CUT-OFF DATE
           STATES              DSCR      LTV RATIO
           ------             -------   ------------
California..................    1.35x      69.56%
New York....................    1.34       68.08
Massachusetts...............    1.29       73.32
Nevada......................    1.25       70.50
Florida.....................    1.41       68.10
Texas.......................    1.34       69.10
Pennsylvania................    1.30       71.86
New Jersey..................    1.42       65.29
Arizona.....................    1.33       67.24
Minnesota...................    1.29       70.12
                               -----       -----
Total/Wtd. Avg. ............    1.33x      69.58%
                               =====       =====
Other.......................    1.34x      69.42%

     The remaining mortgaged real properties securing pooled mortgage loans are located throughout 28 other states. No more than 2.50% of the initial mortgage pool balance is secured by mortgaged real properties located in any other jurisdictions.

     For purposes of the foregoing three tables, we have assumed that ARD Loans mature on their respective anticipated repayment dates. See "--Terms and Conditions of the Mortgage Loans--ARD Loans" below.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 14 mortgage loans, representing 7.15% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties.

     Four of the mortgage loans referred to in the prior paragraph, representing 2.56% of the initial mortgage pool balance, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions:

     - the pay down of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 125%, of the portion of the total loan amount allocated to the property or properties to be released;

     - the satisfaction of debt service coverage and loan-to-value tests for the property or properties that will remain as collateral; and/or

     - receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     In addition, one of the mortgage loans referred to in the second preceding paragraph, representing 0.37% of the initial mortgage pool balance, also entitles the related borrower to a release of one or more of the corresponding mortgaged real properties through partial defeasance. See "--Terms and Conditions of the Mortgage Loans--Defeasance Loans" below.

     The table below identifies each of the individual mortgage loans, each of the mortgage loans secured by multiple mortgaged real properties, each of the groups of cross-collateralized mortgage loans, and each other group of related mortgage loans with the same borrower or affiliated borrowers, that will represent at least 2% of the initial mortgage pool balance.

          INDIVIDUAL LOANS, CROSSED LOAN GROUPS OR RELATED LOAN GROUPS REPRESENTING GREATER THAN 2% OF THE INITIAL MORTGAGE POOL BALANCE

                                                                               % OF INITIAL
                                                                                 MORTGAGE
                                                              TOTAL CUT-OFF        POOL
                     LOAN/PROPERTY NAME                       DATE BALANCE       BALANCE
                     ------------------                       -------------    ------------
Putnam Building/139 Main Street (Related Loan Group)........  34,275,293.45        4.70%
  Putnam Building
  139 Main Street
Jovanna Villas Apartments/Los Cabos II Apartments (Crossed
  Loan Group)...............................................  23,685,052.07        3.25%
  Jovanna Villas Apartments
  Los Cabos II Apartments
The Carriage Building (Building 39)/The Parris Building
  (Building 34)(Related Loan Group).........................  15,725,695.69        2.16%
  The Carriage Building (Building 39)
  The Parris Building (Building 34)
Holiday Inn Arena/Holiday Inn University/Holiday Inn Kennedy
  Space Center (Related Loan Group).........................  14,911,765.33        2.04%
  Holiday Inn Arena
  Holiday Inn University
  Holiday Inn Kennedy Space Center
Sunrise Plaza Shopping Center (Individual Mortgage Loan)....  14,887,462.50        2.04%
Hasbrouck & Torview Apartments (Individual Mortgage Loan)...  14,641,646.86        2.01%

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. All of the mortgage loans that we intend to include in the trust provide for scheduled payments of principal and/or interest to be due on the first day of each month.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans", each of the three mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date.

     The mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 6.870% per annum to 9.875% per annum, and the weighted average mortgage interest rate for the mortgage loans was 8.143%.

     Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

     Each of the pooled mortgage loans will accrue interest on the basis of one of the following conventions:

     - the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days; or

     - a 360-day year consisting of twelve 30-day months; or

     The table below shows the number of, and percentage of initial mortgage pool balance represented by, pooled mortgage loans that will accrue interest based on each of the foregoing conventions.

                                  ACCRUAL TYPE

                                                       % OF                                 WEIGHTED AVERAGES
                            NUMBER       TOTAL       INITIAL      HIGHEST      -------------------------------------------
                              OF      CUT-OFF DATE   MORTGAGE   CUT-OFF DATE   MORTGAGE     STATED     U/W
                           MORTGAGE    PRINCIPAL       POOL      PRINCIPAL     INTEREST   REMAINING    NCF    CUT-OFF DATE
ACCRUAL TYPE                LOANS       BALANCE      BALANCE      BALANCE        RATE     TERM (MO.)   DSCR    LTV RATIO
------------               --------   ------------   --------   ------------   --------   ----------   ----   ------------
Actual/360...............    256      $706,703,298     96.88%   $28,618,255     8.176%       120       1.33x     69.66%
30/360...................     12        22,736,863      3.12    $ 5,285,529     7.950        113       1.44      65.88
                             ---      ------------    ------    -----------     -----        ---       ----      -----
         Totals/Wtg.
           Avg. .........    268      $729,440,160    100.00%                   8.169%       120       1.33x     69.54%
                             ===      ============    ======                    =====        ===       ====      =====

     For purposes of the foregoing table, we have assumed that ARD Loans mature on their respective anticipated repayment dates.

     Balloon Loans. Two hundred forty-eight of the mortgage loans that we intend to include in the trust, representing 92.35% of the initial mortgage pool balance, are characterized by--

     - an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     - a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

     Each of these balloon mortgage loans provides for some amortization prior to maturity.

     Fully Amortizing Loans. Seventeen mortgage loans that we intend to include in the trust, representing 6.67% of the initial mortgage pool balance, are characterized by:

     - constant monthly debt service payments throughout the term of the mortgage loan, and

     - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     ARD Loans. Three of the mortgage loans that we intend to include in the trust, representing 0.98% of the initial mortgage pool balance, are characterized by the following features--

     - A maturity date that is generally 25 to 30 years following origination.

     - The designation of an anticipated repayment date that is generally 10-15 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Annex A to this prospectus supplement.

     - The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally 3-7 months prior to the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to the sum of--

         1. its initial mortgage interest rate, plus

         2. a specified margin.

     - The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of two of the ARD Loans that we intend to include in the trust, the related borrower has agreed to enter into a cash management agreement on the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Amortization of Principal. The tables below show the indicated information for the specified sub-groups of pooled mortgage loans. For purposes of the following tables, we have assumed that the ARD Loans mature on their respective anticipated repayment dates.

                               MORTGAGE LOAN TYPE

                                                        % OF                                 WEIGHTED AVERAGES
                             NUMBER       TOTAL       INITIAL      HIGHEST      --------------------------------------------
                               OF      CUT-OFF DATE   MORTGAGE   CUT-OFF DATE   MORTGAGE     STATED      U/W
                            MORTGAGE    PRINCIPAL       POOL      PRINCIPAL     INTEREST   REMAINING     NCF    CUT-OFF DATE
LOAN TYPE                    LOANS       BALANCE      BALANCE      BALANCE        RATE     TERM (MO.)   DSCR     LTV RATIO
---------                   --------   ------------   --------   ------------   --------   ----------   -----   ------------
Balloon Loan..............    248      $673,633,692     92.35%   $28,618,255     8.199%       113       1.34x      69.83%
Fully Amortizing Loan.....     17        48,659,458      6.67     13,152,356     7.810        225       1.31       67.02
ARD Loan..................      3         7,147,010      0.98      3,705,428     7.724        116       1.44       60.25
                              ---      ------------    ------    -----------     -----        ---       -----      -----
        Totals/Wtd.
          Avg.............    268      $729,440,160    100.00%                   8.169%       120       1.33x      69.54%
                              ===      ============    ======                    =====        ===       =====      =====

        LOAN TERM, AMORTIZATION TERM AND SEASONING BY MORTGAGE LOAN TYPE

                                                                                        WEIGHTED AVERAGE
                                                                 ---------------------------------------------------------------
                                                        % OF     ORIGINAL     CALCULATED                REMAINING
                             NUMBER       TOTAL       INITIAL     TERM TO      ORIGINAL                  TERM TO     REMAINING
                               OF      CUT-OFF DATE   MORTGAGE   MATURITY/   AMORTIZATION               MATURITY/   AMORTIZATION
                            MORTGAGE    PRINCIPAL       POOL        ARD          TERM       SEASONING      ARD          TERM
LOAN TYPE                    LOANS       BALANCE      BALANCE    (MONTHS)      (MONTHS)     (MONTHS)    (MONTHS)      (MONTHS)
---------                   --------   ------------   --------   ---------   ------------   ---------   ---------   ------------
Balloon Loan..............    248      $673,633,692     92.35%
  Minimum.................                                           84          171            4           71          160
  Maximum.................                                          240          360           33          230          356
  Wtd. Avg................                                          122          338           10          113          329
ARD Loan..................      3         7,147,010      0.98
  Minimum.................                                          120          300           19           99          279
  Maximum.................                                          180          324           21          161          305
  Wtd. Avg................                                          136          305           20          116          285
Fully Amortizing Loan.....     17        48,659,458      6.67
                              ---      ------------    ------
  Minimum.................                                          144          142            6          137          135
  Maximum.................                                          300          300           32          287          287
  Wtd. Avg................                                          247          246           21          225          225
        Totals/Wtd.
          Avg.............    268      $729,440,160    100.00%      131          332           11          120          321
                              ===      ============    ======       ===          ===           ==          ===          ===

     Voluntary Prepayment Provisions. Fifty-three of the mortgage loans that we intend to include in the trust, representing 13.05% of the initial mortgage pool balance, provided as of the cut-off date for--

     - a prepayment lock-out period during which voluntary prepayments are prohibited, followed by

     - a prepayment consideration period during which any voluntary principal prepayment must be accompanied by prepayment consideration, followed by

     - an open prepayment period during which voluntary principal prepayments may be made without any prepayment considerations.

     Thirty-six of the mortgage loans that we intend to include in the trust, representing 4.30% of the initial mortgage pool balance, provided as of the cut-off date for--

     - a prepayment consideration period, followed by

     - an open prepayment period.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A to this prospectus supplement.

     Generally, the prepayment restrictions relating to each of the pooled mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. In addition, prepayments of this type are generally not required to be accompanied by any prepayment consideration. The aggregate characteristics of the prepayment provisions of the pooled mortgage loans will vary over time as--

     - lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods, and

     - mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

     As described below under "--Defeasance Loans", substantially all of the pooled mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property or properties from the related mortgage lien by delivering U.S. government securities as substitute collateral. Except as described below under "--Defeasance Loans", none of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     Prepayment Lock-out Periods. Two hundred thirty-two of the mortgage loans that we intend to include in the trust, representing 95.70% of the initial mortgage pool balance, provide for prepayment lock-out periods as of the cut-off date. For these mortgage loans--

     - the maximum remaining prepayment lock-out period as of that date, exclusive of any part of the relevant period during which a defeasance could occur, is 77 months,

     - the minimum remaining prepayment lock-out period as of that date, exclusive of any part of the relevant period during which a defeasance could occur, is 17 months, and

     - the weighted average remaining prepayment lock-out period as of that date, exclusive of any part of the relevant period during which a defeasance could occur, is 27 months.

     Prepayment Consideration. Eighty-eight of the mortgage loans that we intend to include in the trust, representing 16.62% of the initial mortgage pool balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing either immediately following the origination date or at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated:

     - on the basis of a yield maintenance formula that is, in some cases, subject to a minimum prepayment premium equal to a specified percentage of the principal amount prepaid; or

     - as a percentage, which may decline over time, of the amount prepaid; or

     - as a combination of these two methods.

     Prepayment premiums and yield maintenance charges received on the pooled mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates-- Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the pooled mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

     - permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     - prohibit the borrower from doing so without the consent of the holder of the mortgage.

See "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

     - transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

     - transfers of ownership interests in the related borrower for estate-planning purposes; or

     - transfers of non-controlling ownership interests in the related borrower.

     Defeasance Loans. One hundred eighty of the mortgage loans that we intend to include in the trust, representing 83.38% of the initial mortgage pool balance, permit the borrower to deliver U.S. government securities as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

     - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the mortgaged real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral.

     In general, no borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates, with the following exceptions:

MORTGAGED REAL PROPERTY                                   EARLIEST DEFEASANCE DATE
-----------------------                                   ------------------------
Heritage House Apartments...............................       January 1, 2002
420 Group...............................................      February 1, 2002
The Chalet Apartments...................................      February 1, 2002
Fox Tile................................................      February 1, 2002
Garden Apartments.......................................         March 1, 2002
Meadowlark Apartments...................................         March 1, 2002
Willow Glen Plaza.......................................         March 1, 2002
Holiday Inn Express.....................................         April 1, 2002
Park Place Apartments...................................         April 1, 2002
The Town Center.........................................         April 1, 2002
Comfort Inn -- Milledgeville............................         April 1, 2002
Lake Forest North Apartments............................         April 1, 2002
Frisco South Shopping Center............................           May 1, 2002
904-912 21st Avenue.....................................           May 1, 2002
The Villa Apartments....................................           May 1, 2002
Las Posados Shopping Center.............................           May 1, 2002

     The respective mortgage loans relating to the mortgaged real properties identified in the foregoing table, are each the primary asset of a single loan REMIC. The startup day of each of those single loan REMICs is at least two years prior to the earliest defeasance date of the related mortgage loan.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Escrows and Reserves. Two hundred forty-nine mortgage loans, representing 89.15% of the initial mortgage pool balance, that are secured by 258 underlying mortgaged real properties, provide for monthly escrows for real estate taxes for the underlying mortgaged real properties. Two hundred forty-one mortgage loans, representing 85.65% of the initial mortgage pool balance, that are secured by 247 underlying mortgaged real properties, provide for monthly escrows for property insurance for the underlying mortgaged real properties. For those mortgaged real properties where real estate taxes or property insurance are not escrowed, it is typically the case that the property is occupied by a single tenant who is responsible for paying real estate taxes or insurance directly.

     One hundred eighty-eight mortgage loans, representing 85.39% of the initial mortgage pool balance and that are secured by 196 underlying mortgaged real properties, have an initial escrow deposit or an ongoing monthly deposit for replacement reserves. Shown in Annex A is the amount of funds deposited into the replacement reserves escrow account at loan origination and the annualized monthly escrow deposit, if any. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.

     The monthly escrow deposit used to determine the annualized figure is the monthly escrow amount that was collected in February, 2000. There is no assurance that this amount will continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly replacement reserves escrow upon certain conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain conditions being met.

     One hundred fifty mortgaged real properties, securing 67.23% of the initial mortgage pool balance, are properties for which tenant improvements and leasing commissions are appropriate. One hundred four of the mortgage loans, secured by 105 underlying mortgaged real properties and representing 73.17% of the total cut-off date principal balance of loans secured by properties for which tenant improvements and leasing are considered appropriate, provide for an initial escrow deposit or an ongoing monthly deposit for tenant improvements and leasing commissions. Shown in Annex A is the amount of funds deposited into the tenant improvements and leasing commissions escrow account at loan origination and the annualized monthly escrow deposit, if any. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.

     The monthly escrow deposit used to determine the annualized figure is the monthly escrow amount that was collected in February, 2000. There is no assurance that this amount will continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly replacement reserves escrow upon certain conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain conditions being met.

     Delinquencies. Except for one loan, representing 0.31% of the initial mortgage pool, none of the mortgage loans that we intend to include in the trust was as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment. In the case of the sole exception, the related borrower missed a single monthly debt service payment due in November 1999. The default was remedied in December 1999, and the related mortgage loan seller has indicated that the reason for the default was administrative error on the part of the related borrower in connection with a change in the borrower's bank accounts.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

     - Ninety-seven of the mortgaged real properties, securing 49.70% of the initial mortgage pool balance, are, in each case, a commercial property that is leased to one or more major tenants that each occupy at least 25% or more of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

     - Thirty-one of the mortgaged real properties, securing 16.58% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant. Fifty-nine of the mortgaged real properties, securing 31.61% of the initial mortgage pool balance, are more than 50% owner occupied.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     - Two of the mortgaged real properties, securing 1.33% of the initial mortgage pool balance, have major tenants, including Orange County, California and Grand Union Company, that have been the subject of a bankruptcy proceeding.

     - Eight of the mortgaged real properties, securing 2.42% of the initial mortgage pool balance, are multifamily rental properties that have material concentrations of student tenants. Furthermore, six of these properties, securing 1.80% of the initial mortgage pool balance, secure the same loan and are located in the same submarket.

     Ground Leases. Nine of the mortgage loans that we intend to include in the trust, representing 8.10% of the initial mortgage pool balance, are secured, in whole or in material part, by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property. In each case, the term of the related ground lease, giving effect to all extension options, expires more than ten years after the stated maturity of the related mortgage loan. Furthermore, in all but one case, the ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the ground lessee. In the case of one mortgaged real property, securing 0.70% of the initial mortgage pool balance, the leasehold mortgagee has no express right of notice, and no express right to cure any default or breach by the ground lessee; however, the ground lessee has prepaid the ground rent due for the duration of the remaining lease term.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     Additional and Other Financing. None of the mortgaged real properties are encumbered by secured subordinate debt. However, borrowers that do not meet special purpose entity criteria generally do not have any restriction on the incurrence of unsecured debt. One hundred-nine of the mortgage loans that we intend to include in the trust, representing 17.11% of the initial mortgage pool balance, are owned by borrowers that are not considered to be special purpose entities. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     In the case of some of the mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property. With respect to two of the mortgaged loans, which are cross-collateralized and which represent 3.25% of the initial mortgage pool balance, the entity that owns both the managing member and the non-managing member of each of the limited liability company borrowers has incurred mezzanine debt, as of the origination date of the mortgage loans. The related mortgage loan seller has executed an intercreditor agreement with the mezzanine lender which gives cure rights to the mezzanine lender. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control of the related borrower.

     Except as disclosed under this "--Additional and Other Financing" subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust have any other debt outstanding.

UNDERWRITING MATTERS

     General. In connection with the origination of each of the pooled mortgage loans, the related originator of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described below.

     Environmental Reports. A third-party environmental consultant prepared an Environmental Report, or updated a previously prepared Environmental Report, for 215 mortgaged real properties, securing 90.57% of the initial mortgage pool balance. Those Environmental Reports were prepared or updated--

     - in the case of 73 mortgaged real properties, securing 42.77% of the initial mortgage pool balance, during the 12-month period ending on June 1, 2000,

     - in the case of 118 mortgaged real properties, securing 39.37% of the initial mortgage pool balance, during the 12-month period ending on June 1, 1999, and

     - in the case of 24 mortgaged real properties, securing 8.43% of the initial mortgage pool balance, on or before June 1, 1998.

For the remaining 63 mortgaged real properties, securing 9.43% of the initial mortgage pool balance, environmental insurance was obtained in lieu of preparing or updating an Environmental Report.

     In the case of 163 mortgaged real properties, representing 86.13% of the initial mortgage pool balance, the Environmental Reports were Phase I environmental studies meeting ASTM standards. In the case of 52 mortgaged real properties, representing 4.44% of the initial mortgage pool balance, the above-referenced Environmental Reports were environmental screening assessments or transaction screens. In general, environmental screening assessments or transaction screens were performed in connection with the origination of mortgage loans with principal balances below $2,000,000 million. The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     The above-described environmental investigation identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, and depending upon the condition of the substances, the environmental consultant generally recommended, and the related loan documents then required--

     - the establishment of an operation and maintenance plan to address the issue, or

     - an abatement or removal program.

     In other cases, where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of the mortgage loan in substantially all cases required the related borrower either:

        1. to carry out the specific remedial measures prior to closing; or

        2. to carry out the specific remedial measures post-closing and either--

           - deposit with the lender a cash reserve in an amount equal to 100% to 125% of the estimated cost to complete the remedial measures, or

           - provide environmental insurance with respect to the particular problem.

     However, some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented. If any adverse environmental conditions are not properly addressed or monitored and maintained over time by the related borrower, it could result in a significant loss or environmental liability for the trust.

     In a few cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because the responsible party or parties with respect to that condition had already been identified. However, there can be no assurance that the responsible party or parties, in each case, are financially able or will actually correct the problem.

     In some cases, the Environmental Report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. These Environmental Reports indicated, however, that--

     - the subject mortgaged real property had not been affected or had been minimally affected,

     - the potential for the problem to affect the subject mortgaged real property was limited, or

     - the person or persons responsible for remediation had been identified.

     The information contained in this prospectus supplement regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Reports" subsection and has not been independently verified by--

     - us, or

     - either of the mortgage loan sellers,

     - any of the underwriters,

     - the master servicer,

     - the special servicer,

     - the trustee, or

     - the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Environmental Insurance. In the case of 95 mortgage loans, representing 19.57% of the initial mortgage pool balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, an impaired property policy covering environmental matters. In the case of 89 mortgage loans, representing 12.95% of the initial mortgage pool balance, that environmental policy is a group policy covering all the related mortgaged real properties as a group. None of the mortgage loans covered by the group policy has a cut-off date principal balance in excess of $3,600,000. In each of the remaining cases described below, the environmental policy is an individual policy that insures only the related mortgaged real property.

     The premium for each of the environmental policies, including the group policy, has been or, as of the date of initial issuance of the series 2000-C1 certificates, will be, paid in full.

     The Group Policy. In general, the group policy referred to above provides coverage for the following losses, subject to the applicable deductibles and coverage limits discussed below, and further subject to the policy's conditions and exclusions:

     - if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

     - if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will cover that claim; and

     - if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

     The group policy does not cover adverse environmental conditions that the trustee, the master servicer and/or the special servicer first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. No individual claim under the group policy
may exceed $       , and the total claims under the group policy may not exceed
$       . The deductible under the group policy is $       per claim.

     The group policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans. It also does not cover claims arising from environmental conditions that were known to the insured, but not reported to the insurer, as of the time the policy was issued.

     The group policy will be issued by American International Specialty Lines Insurance Company.

     The Putnam Loan. The mortgaged real property securing the Putnam Loan, which represents 3.92% of the initial mortgage pool balance, is covered by an environmental policy that, subject to various conditions and exclusions, insures against:

     - loss, consisting of judgment or settlement costs, incurred by the insured for a claim, first made against the insured and reported to the insurer during the policy period, for bodily injury or property damage arising from contamination on the subject property;

     - costs incurred by the insured for a claim, including the discovery of pollution on the subject property, first made against the insured and reported to the insurer during the policy period, for investigation and clean-up of contamination on the subject property, so long as the investigation or clean-up are required by environmental law; and

     - legal defense expenses arising under the coverages described in the preceding two bullet points.

     The environmental policy relating to the Putnam Loan does not provide coverage for:

     - claims arising from pollution on the subject property that was known to the insured, but not reported to the insurer, as of the time the policy was issued;

     - claims arising out of conditions involving lead-based paint or asbestos; and

     - any underground storage tanks identified in two environmental reports dated July 1998 with respect to the subject property.

     The environmental policy for the Putnam Loan:

     - has a short notice period for claims;

     - a policy period that runs from July 15, 1998 to July 15, 2008;

     - provides for a general per occurrence and total limit on liability of $10,000,000 and $10,000,000, respectively;

     - has a deductible of $50,000 per occurrence; and

     - has been issued by Reliance Insurance Company of Illinois.

     Other Individual Policies. In the case of five additional mortgage loans, representing 2.70% of the initial mortgage pool balance, the originator obtained, or required the borrower to obtain, an individual environmental insurance policy for the benefit of the lender because there were one or more environmental issues identified in the related environmental assessment that could not be fully assessed, remediated and/or "closed out" from a regulatory point of view prior to the time that the loan was expected to be assigned to the trust. In the case of one of these mortgage loans, having a cut-off date principal balance of $2,370,297, the originator has agreed that if the environmental issue is fully assessed and, if necessary, remediated, to the satisfaction of the appropriate state regulatory agency within one year of the date the environmental insurance policy was obtained, the insurance policy will be cancelled and the premium refunded to the borrower.

     In the case of two mortgage loans, secured by the mortgaged real properties identified on Annex A as the Flagship Wharf Commercial Condominium and The Sports Authority, and which together represent 0.94% of the initial mortgage pool balance, the individual insurance policy provides, subject to certain additional terms and limitations, coverage substantially similar to that provided under the group policy, except that the coverage is limited to the outstanding balance of the related mortgage loan, there is no deductible and there is no coverage for liability arising from asbestos or lead paint. In addition, the policy period is February 8, 2000 to February 8, 2013 for the Flagship Wharf loan and January 1, 2000 to January 1, 2020 for the Sports Authority loan. The insurer under both policies is American International Specialty Lines Insurance Company.

     In the case of two other mortgage loans, secured by the mortgaged real properties identified on Annex A as The Fleet Building and the BankBoston Building, and which together represent 0.67% of the initial mortgage pool balance, an individual policy applicable to the related properties provides coverage for the following losses, subject to the applicable deductibles and coverage limits discussed below, and further subject to the policy's conditions and exclusions:

     - third-party claims made against the insured for bodily injury, property damage and legally-required clean-up costs resulting from pollution on or migrating from the insured property; and

     - legally-required clean-up costs incurred by the insured at the subject property for contamination if--

        1. the insured first became aware of the contamination during the policy period, and

        2. the contamination has been reported to the government in accordance with law.

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     This policy does not provide coverage for:

     - claims arising from pollution known to senior or environmental officials of the insured but not reported to the insurer before the policy was issued; or

     - claims arising from underground storage tanks identified in the policy, or asbestos or lead paint.

     This policy:

     - has a short notice period for claims;

     - has a policy period that runs from October 14, 1999 to October 14, 2009;

     - provides for a general per occurrence and total limit on liability of $5,000,000 and $5,000,000, respectively;

     - has a deductible of $10,000 per occurrence;

     - was issued by American International Specialty Lines Insurance Company;
       and

     - insures the borrower under the related mortgage loans and, by endorsement, the originator of the related mortgage loans, but only for the originator's liability arising out of the insured's ownership, operation, maintenance or use of the insured property and only if the originator is named in a suit as a co-defendant with the insured.

     Finally, in the case of one other mortgage loan, secured by the mortgaged real property identified on Annex A as 480 Sprague Street, and representing 1.09% of the initial mortgage pool balance, an individual policy provides coverage for the following losses, subject to the applicable deductibles and coverage limits discussed below, and further subject to the policy's conditions and exclusions:

     - third-party claims made against the insured during the policy period for bodily injury, property damage and legally-required clean up costs resulting from pollution on or migrating from the insured property.

     This policy does not provide coverage for:

     - claims arising from pollution known to senior or environmental officials of the insured, but not reported to the insurer before the policy was issued; or

     - claims arising from underground storage tanks known to the insured before the policy was issued, or asbestos or lead paint.

     This policy:

     - has a short notice period for claims;

     - has a policy period from November 22, 1999 to November 22, 2009;

     - provides for a general per occurrence and total limit on liability of $1,000,000 and $2,000,000, respectively;

     - has a deductible of $50,000 per incident;

     - is issued by Gulf Underwriters Insurance Company; and

     - names the originator of the related mortgage loan and its successors and assigns as "named insureds."

     Property Condition Assessments. Two hundred sixty-four of the mortgaged real properties, securing 98.93% of the initial mortgage pool balance, were inspected by professional engineers or architects. Ninety-eight of the mortgaged real properties, securing 46.32% of the initial mortgage pool balance, were inspected during the twelve-month period preceding the cut-off date. Two hundred forty-two of the mortgaged real properties, securing 91.78% of the initial mortgage pool balance, were inspected during the 24 month period preceding the cut-off date. These inspections included an assessment of the mortgaged
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real properties' exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was required--

     - to carry out necessary repairs or replacements, and

     - in some instances, to establish reserves, generally in the amount of 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

     There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust, in order to establish the approximate value of the property. For 99 of the mortgaged properties, securing 46.97% of the initial mortgage pool balance, an appraisal was prepared during the 12-month period ending on the cut-off date. For 258 of the mortgaged real properties, securing 93.45% of the initial mortgage pool balance and including the 99 mortgaged real properties described in the previous sentence, an appraisal was prepared during the 24-month period ending on the cut-off date. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

     In 229 cases, representing 92.67% of the initial mortgage pool balance, either the appraisal upon which is based the appraised value for each mortgaged real property shown on Annex A to this prospectus supplement, or a separate letter, contains a statement by the respective appraiser to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

     Zoning and Building Code Compliance. Each mortgage loan seller has, with respect to its pooled mortgage loans, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The mortgage loan sellers may have considered--

     - legal opinions,

     - certifications from government officials,

     - information contained in appraisals and surveys,

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

     - title insurance endorsements,

     - representations by the related borrower contained in the related mortgage loan documents, or

     - property condition assessments undertaken by independent licensed engineers,

in determining whether the mortgaged real properties were in compliance. Neither mortgage loan seller has notice of any material existing violations with respect to the mortgaged real properties securing its pooled mortgage loans.

     In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed. Where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related mortgage loan seller has determined that:

     - the extent of the nonconformity is not material;

     - sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

     - the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements, is remote: and/or

     - the insurance proceeds together with the value of the remaining property would be sufficient to pay the loan.

There is no assurance, however, that the conclusions of either mortgage loan seller in this regard are correct.

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans we intend to include in the trust generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     - hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of--

         1. the outstanding principal balance of the mortgage loan, and

         2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of:

         1. the outstanding principal balance of the related mortgage loan;

         2. the full insurable value of the insured property, and

         3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount customarily required by institutional lenders; and

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

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least six months or, alternatively, in an amount as may be required by the lender.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust, including those properties located in California, are not insured against earthquake risks. Sixty-four of the mortgaged real properties, securing 24.54% of the initial mortgage pool balance, are located in areas that are considered to have a high earthquake risk. These areas include all or parts of the states of California, Oregon, Washington, Utah and Nevada. Except in the case of eight of these mortgaged real properties, securing 0.46% of the initial mortgage pool balance, a third party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, those studies were performed in accordance with generally accepted industry standard assumptions and methodologies. Except in the case of two mortgaged real properties, securing 0.18% of the initial mortgage pool balance, when the resulting reports concluded that the subject property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to obtain earthquake insurance. However, since the studies did not all use the same assumption, in assessing probable minimum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

SIGNIFICANT MORTGAGE LOANS

  Putnam Investments (Polaroid Building N4).

     General. The Putnam Loan has a cut-off date principal balance of approximately $28,618,255. The Putnam Loan is evidenced by a single promissory note in the original principal amount of $28,878,148 issued by Trumbell Center Limited Partnership and Fairfield Mortgage Partners Limited Partnership, which entities collectively constitute the borrower, to SBRC. The Putnam Loan is secured by a single mortgage instrument encumbering a 231,000 square foot, one-story class A office building located in Norwood, Massachusetts.

     The Borrowers. The two entities comprising the borrower own the related mortgaged real property in undivided interests as tenants in common. Each of those entities is a special purpose limited partnership organized under the laws of the Commonwealth of Massachusetts. The general partner of each of those limited partnerships is a special purpose corporation with an independent director. Each of the general partners is controlled by Jonathan G. Davis, his wife Margot T. Davis and Paul R. Marcus.

     Property Overview. Polaroid Corporation entered into a contract for sale with Putnam Investments, a majority-owned subsidiary of the Marsh & McLennan Companies, Inc., which in turn assigned its contract to the entities comprising the borrower. Putnam Investments is leasing back the improvements on the related mortgaged real property for fifteen years under a triple net lease. The Putnam Loan was used to finance the acquisition of the property. The purchase price was $33 million. The loan was funded in two stages:

     - $18.6 million in July 1998 upon purchase; and

     - $10.4 million in April 1999 upon Putnam taking occupancy of the property.

     Prior to April 1999, Polaroid occupied the property as a sub-tenant of Putnam.

     Tenant. Putnam Investments occupies 100% of the property and is a subsidiary of the Marsh & McLennan Companies, Inc., which has an A2 senior unsecured debt rating from Moody's. Putnam Investments provides investment management, administration, distribution and related services to mutual funds sponsored by its affiliates and other institutional accounts. Putnam Investments signed a 15 year triple net lease, scheduled to expire in July 2013, which has a current rental rate of $13.41 per square foot and rent step-ups every five years. Pursuant to the terms of the lease, the tenant is contractually obligated to spend at least $25 million on site improvements within thirty months after the commencement of the

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

lease term, which will provide additional collateral for the Putnam Loan. Putnam Investments has indicated to SBRC that it has plans to build a state-of-the-art Investor Service Center, which will include a 100,000 square foot addition to the existing building.

     Environmental Issues. As part of its agreement to sell the related mortgaged real property, Polaroid Corporation executed a tank removal and remediation agreement and a use and occupancy agreement, providing access, which agreements collectively required Polaroid Corporation to address, at Polaroid's cost, a variety of issues identified in the Phase I and Phase II environmental site assessments conducted by Putnam Investments as part of its site assessment, consisting primarily of--

     - abandoned underground fuel tanks,

     - the presence of contaminants in sumps and floor drains; and

     - localized areas of soil and groundwater contamination.

     The entities comprising the borrower under the Putnam Loan have engaged an environmental consultant to monitor Polaroid's activities. The consultant has reported that Polaroid's obligations under the tank remediation agreement have been completed, and that the parties are awaiting written acknowledgement from the Massachusetts Department of Environmental Protection that the remedial actions undertaken satisfied state cleanup standards without subjecting the property to any activity or use limitations, using a presumption that the most stringent groundwater classification would apply.

     Putnam Investments has purchased an environmental impairment insurance policy for the related mortgaged real property. That policy does not cover losses resulting from the above-referenced underground tanks.

     Reserves. Real estate taxes and insurance premiums are paid directly by the tenant at the related mortgaged real property. They are required to be escrowed with the lender under the Putnam Loan only upon a borrower default. There is a replacement reserve escrow in the amount of $35,000 per year which is required to be funded on a monthly basis throughout the life of the Putnam Loan. Commencing in August 2012, all cash flow will be deposited into a supplemental reserve account until the total reserve funds equals the sum of nine monthly payments of principal and interest under the Putnam Loan. The reserve will be released upon Putnam Investments renewing its lease for an additional 10 year term expiring in July 2023.

THE MORTGAGE LOAN SELLERS

     We did not originate any of the mortgage loans that we intend to include in the trust. We will acquire those mortgage loans from the following entities:

     - Salomon Brothers Realty Corp.--120 mortgage loans, representing 33.37% of the initial mortgage pool balance; and

     - Greenwich Capital Financial Products, Inc.--148 mortgage loans, representing 66.63% of the initial mortgage pool balance.

     Salomon Brothers Realty Corp. SBRC is a New York corporation primarily engaged in the business of purchasing and originating commercial mortgage loans. Its principal offices are located in New York, New York. SBRC is a direct, wholly owned subsidiary of Salomon Brothers Holding Inc. and an affiliate of both us and Salomon Smith Barney Inc.

     Greenwich Capital Financial Products, Inc. GCFP is a Delaware corporation and is engaged principally in the origination, purchase, sale and financing of residential and commercial mortgage loans, consumer receivables and other financial assets. GCFP also provides advisory services to originators and servicers of those assets. The majority of the assets originated or purchased by Greenwich are securitized and sold as mortgage-backed or asset-backed securities through its affiliates. GCFP's principal office is located at 600 Steamboat Road, Greenwich, Connecticut 06830. GCFP is an indirect wholly-owned subsidiary of National Westminister Bank Plc. and an affiliate of Greenwich Capital Market, Inc., one of the underwriters.

     The information in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective mortgage loan sellers, and we and the underwriters do not make any representations or warranties as to the accuracy or completeness of this information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

                             [MORTGAGE LOAN CHART]

     In connection with the foregoing transfers, each mortgage loan seller will be required to deliver the following documents, among others, to the trustee with respect to each of its mortgage loans:

     - either--

         1. the original promissory note, endorsed without recourse to the order of the trustee, or

         2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit;

     - the original or a copy of the mortgage, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

     - either--

         1. a completed assignment of the related mortgage in favor of the trustee, in recordable form, or

         2. a certified copy of that assignment as sent for recording;

     - either--

         1. a completed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form, or

         2. a certified copy of that assignment as sent for recording;

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

     - originals or copies of any related loan agreements;

     - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued, a commitment for title insurance marked-up at the closing of the mortgage loan;

     - an assignment in favor of the trustee of each effective Uniform Commercial Code financing statement in the possession of the transferor or a certified copy of the assignment as sent for filing; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans in trust for the benefit of the series 2000-C1 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is genuine, valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose. The Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

     If--

     - any of the above-described documents required to be delivered by either mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of, or the interests of the series 2000-C1 certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the series 2000-C1 certificateholders will have the rights against that mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

     Within 30 days following the later of--

     - the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust, representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies.

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

     The representations and warranties to be made by each mortgage loan seller with respect to each mortgage loan that it is selling to us for inclusion in the trust, will include:

     - Immediately prior to its transfer of its mortgage loans to us, the mortgage loan seller had good title to, and was the sole owner and holder of, each of the mortgage loans, free and clear of any and all liens, charges, encumbrances or any other ownership or participation interests on, in or to the mortgage loan, other than, in some cases, either--

        1. the right of the master servicer or a sub-servicer to master service or primary service any mortgage loan, or

        2. the lien of a warehouse lender on any mortgage loan, which lien will be released contemporaneously with the transfer.

     - Upon completion of the conveyance of its mortgage loans, the mortgage loan seller will have validly and effectively conveyed to us all legal and beneficial interest in and to its mortgage loans free and clear of any pledge, lien or security interest created by or through the mortgage loan seller.

     - The mortgage loan seller had full right and authority to sell, assign and transfer its mortgage loans to us.

     - The information pertaining to its mortgage loans set forth in the mortgage loan schedule attached to the related mortgage loan purchase agreement was true and correct, and met the requirements of the related mortgage loan purchase agreement, in all material respects as of the cut-off date.

     - As of the cut-off date, no mortgage loan was more than 30 days delinquent in respect of any monthly debt service payment, without giving effect to any applicable grace period.

     - Each mortgage instrument securing a mortgage loan constitutes a legal, valid and, enforceable first lien upon the borrower's interest in the related mortgaged real property, including, without limitation, all buildings located on the property and all fixtures attached to the property, subject only to, and the mortgaged property is free and clear of all encumbrances and liens having priority over the lien of that mortgage instrument except for, the Permitted Encumbrances.

     - The mortgage loan seller has not waived any material default, breach, violation or event of acceleration existing under the related mortgage or mortgage note, except that certain post-closing conditions or requirements may not have yet been completed.

     - There is no right of rescission, offset, abatement, diminution, defense or counterclaim to any mortgage loan, including the defense of usury.

     - The mortgage loan seller has not received actual notice and is not otherwise aware that--

         1. there is any proceeding pending or threatened for condemnation affecting all or a material portion of any mortgaged real property securing any of its mortgage loans or

         2. there is any damage at any mortgaged real property securing any of its mortgage loans that materially and adversely affects the value of that property, except in such case where an escrow of funds exists, or an effective insurance policy provides coverage, sufficient to effect the necessary repairs and maintenance.

     - At origination, each mortgage loan complied in all material respects with all requirements of federal, state and local laws including, without limitation, laws pertaining to usury, relating to the origination, funding and terms of the mortgage loan.

     - The proceeds of each mortgage loan have been fully disbursed, and there is no requirement for future advances thereunder.

     - The mortgage instrument and mortgage note for each mortgage loan and all other documents to which the related borrower is a party and which evidence or secure the mortgage loan, are each the legal, valid and binding obligations of the related borrower, subject to any non-recourse provisions and any applicable state anti-deficiency legislation, enforceable in accordance with their respective terms, except as any enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity, and except that some provisions of the mortgage loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of these provisions does not render any of the mortgage loan documents invalid as a whole, and the mortgage loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded by the mortgage loan.

     - There are no delinquent taxes, ground rents, water charges, sewer rents, or other similar outstanding charges affecting the related mortgaged real property that are not otherwise covered by an escrow of funds sufficient to pay such charges.

     - All escrow deposits, including capital improvements and environmental remediation reserves, relating to each mortgage loan that were required to be delivered to the lender under the terms of the related loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the mortgage loan seller or its agents, which shall include the master servicer.

     - There are no delinquent taxes, ground rents, water charges, sewer rents or other similar outstanding charges affecting the related mortgaged real property for any mortgage loan that are not otherwise covered by an escrow of funds sufficient to pay those charges.

     - The lien of the mortgage instrument for each mortgage loan is insured by a title insurance policy issued by a nationally recognized title insurance company or its subsidiary that insures the originator, its successors and assigns, as to the first priority lien of that mortgage in the original principal amount of the related mortgage loan after all advances of principal, subject only to the Permitted Encumbrances, except that, if a title insurance policy has not yet been issued in respect of any mortgage loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of the related mortgage loan.

     If--

     - there exists a breach of any of the above-described representations and warranties made by either mortgage loan seller, and

     - that breach materially and adversely affects the value of, or the interests of the series 2000-C1 certificateholders in, the subject mortgage loan,

then that breach will be a material breach as to which the series 2000-C1 certificateholders will have the rights against that mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If there exists a material breach of any of the representations and warranties made by either mortgage loan seller with respect to any of the mortgage loans that it is selling to us for inclusion in the trust, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will be required to take one of the following courses of action:

     - remedy the material breach or the material document defect in all material respects; or

     - repurchase the affected mortgage loan at a price generally equal to the sum of--

         1. the Stated Principal Balance of that mortgage loan at the time of purchase, plus

         2. all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan through the due date in the collection period of purchase, plus

         3. all unreimbursed advances relating to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them; plus

         4. any liquidation fee payable in connection with the repurchase; or

     - prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any ratings assigned by Moody's and S&P to the series 2000-C1 certificates, replace the affected mortgage loan with a substitute mortgage loan that--

         1. has comparable payment terms to those of the mortgage loan that is being replaced, and

         2. is acceptable to the controlling class representative.

     If a mortgage loan seller replaces one mortgage loan with another, as described in the third bullet point of the preceding paragraph, that mortgage loan seller will be required to pay to the trust the amount, if any, by which--

     - the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet point of the preceding paragraph, exceeds

     - the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

     The time period within which a mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of our discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, in the case of a breach of representation and warranty, if the responsible mortgage loan seller is diligently attempting to correct the problem and the affected mortgage loan is not being specially serviced, the responsible mortgage loan seller will be entitled to an additional 90 days to complete that remedy or repurchase.

     The cure/repurchase/substitution obligations of each mortgage loan seller described above will constitute the sole remedy available to the series 2000-C1 certificateholders in connection with a material breach of any of the representations or warranties by the related mortgage loan seller, or a material document defect, with respect to any mortgage loan in the trust. No other person will be obligated to repurchase or replace any affected mortgage loan in connection with a material breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a material document defect, if the related mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the cut-off date principal payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                   SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The pooling and servicing agreement will govern the servicing of the mortgage loans in the trust. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the pooled mortgage loans and any real estate owned by the trust. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Agreements", for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the pooled mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

     - any and all applicable laws, and

     - the express terms of the pooling and servicing agreement and the respective mortgage loans.

     Furthermore, to the extent consistent with the foregoing, the master servicer and the special servicer must each service and administer the pooled mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     - all mortgage loans in the trust as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the trust as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust as to which a Servicing Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer:

     - to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets; and

     - otherwise, to render other incidental services with respect to any specially serviced assets.

     Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement, unless the same party acts in both capacities.

     The master servicer will transfer servicing of a pooled mortgage loan to the special servicer, if it has not already done so, upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     GMAC Commercial Mortgage Corporation, a California corporation, will be the initial master servicer and the initial special servicer with respect to the mortgage pool. GMAC Commercial Mortgage Corporation is a wholly-owned direct subsidiary of GMAC Commercial Holding Corporation, which in turn is a direct subsidiary of GMAC Mortgage Group, Inc. GMAC Mortgage Group, Inc. is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. GMAC Commercial Mortgage Corporation's principal offices are located at 650 Dresher Road, Horsham, Pennsylvania 19044.

     As of January 31, 2000, GMAC Commercial Mortgage Corporation had a total multifamily and commercial mortgage loan servicing portfolio of approximately $76.3 billion in total outstanding principal amount.

     The information set forth in this prospectus supplement concerning GMAC Commercial Mortgage Corporation has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

     - will be earned with respect to each and every mortgage loan, including--

         1. each specially serviced mortgage loan, if any, and

         2. each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default; and

     - in the case of each mortgage loan, will--

         1. accrue at a master servicing fee rate equal to the related Administrative Fee Rate, as shown in Annex A, less 0.0075%,

         2. be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due, as the case may be, on that mortgage loan is computed under the terms of the related loan documents and applicable law, and

         3. be payable monthly from amounts received in respect of interest on that mortgage loan.

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment Interest Excesses collected with respect to the pooled mortgage loans.

     In addition, the following items collected on the pooled mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any late payment charges and Default Interest not otherwise applied to pay the master servicer, the special servicer or the trustee, as applicable, interest on advances made by that party with respect to any pooled mortgage loan as described in this prospectus supplement; and

     - any modification fees, assumption fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges not otherwise applied to cover related expenses.

     The master servicer will be authorized to invest or direct the investment of funds held in any account maintained by it that constitutes part of the Certificate Account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, in Permitted Investments. The master servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit. The master servicer is not required to cover any losses which are solely the result of the bankruptcy or insolvency of the federal or state depository institution or trust company holding any of those accounts.

     Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     - the total of all Prepayment Interest Shortfalls incurred with respect to the mortgage pool during that collection period; and

     - the sum of--

         1. the total of all Prepayment Interest Excesses, if any, collected with respect to the mortgage pool during that collection period, and

         2. with respect to each and every mortgage loan for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated at an annual rate of 0.02% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payment made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that payment date. See "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payment made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2000-C1 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     - the special servicing fee,

     - the standby fee,

     - the workout fee, and

     - the liquidation fee.

     The Special Servicing Fee.  The special servicing fee:

     - will be earned with respect to--

         1. each specially serviced mortgage loan, if any, and

         2. each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default;

     - in the case of each mortgage loan described in the foregoing bullet point, will--

         1. accrue at a special servicing fee rate of 0.25% per annum, and

         2. be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due, as the case may be, on that mortgage loan is computed under the terms of the related loan documents and applicable law; and

     - will be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust, that are on deposit in the Certificate Account from time to time.

     The Standby Fee.  The special servicer's standby fee:

     - will be earned with respect to each and every mortgage loan, including--

         1. each specially serviced mortgage loan, if any, and

         2. each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default; and

     - in the case of each mortgage loan, will--

         1. accrue at a standby fee rate of 0.005% per annum,

         2. be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due, as the case may be, on that mortgage loan is computed under the terms of the related loan documents and applicable law, and

         3. be payable monthly from amounts received in respect of interest on that mortgage loan.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked-out mortgage loan in the trust. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated other than for cause or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2000-C1 certificateholders.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust for which it obtains a full or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust as to which it receives any liquidation proceeds, condemnation proceeds or insurance proceeds, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property in the trust, the liquidation fee normally will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, Post-ARD Additional Interest, a prepayment premium or a yield maintenance charge. However, in the case of a repurchase or replacement of any mortgage loan in the trust by a mortgage loan seller for a breach of representation or warranty or for defective or missing mortgage loan documentation, as described under "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 0.25% to, the principal portion only of any cash amounts received with respect to the repurchase or replacement.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     - the purchase of any defaulted mortgage loan or REO Property in the trust by the master servicer, the special servicer or any holder or holders of certificates of the series 2000-C1 controlling class, as described under "--Sale of Defaulted Mortgage Loans" below; or

     - the purchase of all of the mortgage loans and REO Properties in the trust by the master servicer, the special servicer or any holder or holders of certificates of the series 2000-C1 controlling class in connection with the termination of the trust, or the exchange of 100% of the series 2000-C1 certificates for those mortgage loans and REO Properties, all as described under "Description of the Offered Certificates--Termination" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2000-C1 certificateholders.

     Additional Special Servicing Compensation. The following items collected on the pooled mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any late payment charges and Default Interest not otherwise applied to pay the master servicer, the special servicer or the trustee, as applicable, interest on advances made by that party with respect to any pooled mortgage loan as described in this prospectus supplement; and

     - any modification fees, assumption fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges not otherwise applied to cover related expenses.

     The special servicer will be authorized to invest or direct the investment of funds held in any account maintained by it that constitutes part of the Certificate Account, in Permitted Investments. The special servicer will be entitled to retain any interest or other income earned on the funds, but will be required to cover any losses of principal of those investments from its own funds without any right to reimbursement. THE SPECIAL SERVICER IS NOT REQUIRED TO COVER ANY LOSSES WHICH ARE SOLELY THE RESULT OF THE BANKRUPTCY OR INSOLVENCY OF THE FEDERAL OR STATE DEPOSITORY INSTITUTION OR TRUST COMPANY HOLDING ANY OF THOSE ACCOUNTS.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a pooled mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it. Upon reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the special servicer's making that advance itself. The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any series 2000-C1 certificateholder. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request, accompanied by an adequate description of the subject advance and back-up information. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so within ten days after the servicing advance is required to be made, then the trustee will be required:

     - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     - if the failure continues for three more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the Certificate Account from time to time.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the Certificate Account without regard to the relationship between the expense and the funds from which it is being paid. The most significant of those servicing expenses relate to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the Certificate Account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2000-C1 certificateholders, as a collective whole.

     The master servicer, the special servicer and the trustee will each be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable at the time that advance is reimbursed--

     - first, out of Default Interest and late payment charges collected on any pooled mortgage loan during the collection period in which the advance is reimbursed, and

     - then, after the advance has been reimbursed, but only if and to the extent that the Default Interest and late charges referred to in clause first above were insufficient to cover the advance interest, out of any amounts on deposit in the Certificate Account.

SUB-SERVICERS

     The master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party servicers. The master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the trustee as successor to the master servicer or special servicer or any other successor to the master servicer or special servicer, as applicable, may:

     - assume the party's rights and obligations under the sub-servicing agreement;

     - enter into a new sub-servicing agreement with the sub-servicer on terms which are acceptable to the trustee or successor master servicer or special servicer, as the case may be, and that sub-servicer; or

     - terminate the sub-servicing agreement without cause and, except as described in the next paragraph, without payment of any penalty or termination fee.

     However, if the sub-servicing agreement is with a sub-servicer specifically identified in the pooling and servicing agreement, the trustee or any other successor to the master servicer or special servicer, as applicable, may be required to pay a termination fee in connection with the termination without cause of that sub-servicer.

     The master servicer and special servicer will each be required to monitor the performance of sub-servicers retained by it. The master servicer and special servicer will each be solely liable for all fees owed by it to any sub-servicer retained by it, irrespective of whether its compensation under the pooling and servicing agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, for various expenditures which it makes, generally to the same extent the master servicer or special servicer, as the case may be, would be reimbursed under the pooling and servicing agreement.

THE CONTROLLING CLASS REPRESENTATIVE

     Controlling Class. As of any date of determination, the controlling class of series 2000-C1 certificateholders will be the holders of the most subordinate class of series 2000-C1 certificates then outstanding, other than the class X and R certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2000-C1 certificates, exclusive of the class X and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2000-C1 certificateholders will be the holders of the most subordinate class of series 2000-C1 certificates then outstanding, other than the class X and R certificates.

     Election of the Controlling Class Representative. The controlling class of series 2000-C1 certificateholders will be entitled to--

     - select a representative having the rights and powers described under "--The Controlling Class Representative--Rights and Powers of the Controlling Class Representative" below, or

     - replace an existing controlling class representative.

     The trustee will be required to notify promptly all the certificateholders of the series 2000-C1 controlling class that they may select a controlling class representative upon:

     - the receipt by the trustee of written requests for the selection of a controlling class representative from series 2000-C1 certificateholders entitled to a majority of the voting rights allocated to the controlling class of series 2000-C1 certificateholders;

     - the resignation or removal of the person acting as controlling class representative; or

     - a determination by the trustee that the controlling class of series 2000-C1 certificateholders has changed.

     The notice will explain the process for selecting a controlling class representative. The appointment of any person as a controlling class representative will not be effective until:

     - the trustee has received notice, in any form acceptable to the trustee, that the appointment of that person as controlling class representative is acceptable to series 2000-C1 certificateholders entitled to a majority of the voting rights allocated to the controlling class of series 2000-C1 certificateholders; and

     - that person provides the trustee with--

         1. written confirmation of its acceptance of its appointment,

         2. an address and telecopy number for the delivery of notices and other correspondence, and

         3. a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     Resignation and Removal of the Controlling Class Representative. The controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the series 2000-C1 controlling class. The series 2000-C1 certificateholders entitled to a majority of the voting rights allocated to the controlling class of series 2000-C1 certificateholders, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

     Rights and Powers of the Controlling Class Representative. The controlling class representative will be entitled to advise the special servicer with respect to the following actions. In addition, the special servicer will not be permitted to take any of the following actions as to which the controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action:

     - any foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     - any modification, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of a specially serviced mortgage loan in the trust;

     - any proposed sale of a defaulted mortgage loan or REO Property out of the trust for less than par, other than in connection with the termination of the trust as described under "Description of the Offered
       Certificates--Termination" in this prospectus supplement;

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     - any determination to bring an REO Property held by the trust into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     - any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     - any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

     - any waiver of a due-on-sale or due-on-encumbrance clause with respect to a pooled mortgage loan; and

     - any acceptance of an assumption agreement releasing a borrower from liability under a pooled mortgage loan.

     In addition, the controlling class representative may direct the special servicer to take, or to refrain from taking, any actions as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative, as contemplated by either of the two preceding paragraphs, may:

     - require or cause the special servicer to violate applicable law, the terms of any pooled mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's obligation to act in accordance with the Servicing Standard;

     - result in an adverse tax consequence for the trust;

     - expose the trust, us, the master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or

     - materially expand the scope of the special servicer's responsibilities under the pooling and servicing agreement.

The special servicer is to disregard any advice, direction or objection on the part of the controlling class representative that would have any of the effects described in the immediately preceding four bullet points. Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if--

     - the special servicer has, as described in the first paragraph under this "--Rights and Powers of the Controlling Class Representative" subsection, notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the work-out or liquidation of that mortgage loan, and

     - for 60 days following the first of those notices, the controlling class representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     When reviewing the "Description of the Agreements" section in the accompanying prospectus or the rest of this "Servicing of the Underlying Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the controlling class representative discussed above could have on the actions of the special servicer.

     Liability to Borrowers. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class, in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan, the controlling class representative is to immediately notify the trustee, the master servicer and the special servicer. Subject to the discussion under "Description of the Agreements--Special Servicers" and "--Certain Matters Regarding a Master Servicer and the Depositor" in the accompanying prospectus, the special servicer on behalf of the trust will assume the defense of the claim against the controlling class representative, but only if--

     - the special servicer, master servicer or the trust are also named parties to the same action, and

     - in the sole judgment of the special servicer,

         1. the controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and
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

         2. there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative.

     Liability to the Trust and Other Certificateholders. The certificateholders of the series 2000-C1 controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the certificateholders of the series 2000-C1 controlling class do not have any duties to the holders of any other class of series 2000-C1 certificates. The certificateholders of the series 2000-C1 controlling class may act solely in their own interests and, as long as they act in accordance with the pooling and servicing agreement, will have no liability to any other series 2000-C1 certificateholders for having done so. No holder of an offered certificate may take any action against the certificateholders of the series 2000-C1 controlling class for having acted solely in their own interests, as long as they act in accordance with the pooling and servicing agreement.

REPLACEMENT OF THE SPECIAL SERVICER

     Series 2000-C1 certificateholders entitled to a majority of the voting rights allocated to the controlling class of series 2000-C1 certificateholders may terminate an existing special servicer and appoint a successor. In addition, if the special servicer is terminated in connection with an event of default, series 2000-C1 certificateholders entitled to a majority of the voting rights allocated to the controlling class of series 2000-C1 certificateholders, may appoint a successor. See "--Events of Default and Related Matters" below and "Description of the Agreements--Events of Default" and "--Rights Upon Event of Default" in the accompanying prospectus. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

          1. written confirmation from each of Moody's and S&P that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2000-C1 certificates, and

          2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

     If the controlling class of series 2000-C1 certificateholders terminate an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of the servicing duties are to be paid by the successor special servicer or the certificateholders that voted to remove the terminated special servicer, as the parties may agree. Furthermore, the terminated special servicer will be entitled to:

     - payment out of the master servicer's custodial account for all accrued and unpaid special servicing fees; and

     - reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest.

Upon reimbursement, any advance will be treated as if it were made by the successor special servicer.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

     If the controlling class of series 2000-C1 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

     - to receive all notices described under "--The Controlling Class Representative" and "--Replacement of the Special Servicer" above, and

     - to exercise directly all rights described under "--The Controlling Class Representative" and "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the series 2000-C1 controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Controlling Class Representative" above, the master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any pooled mortgage loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, except as described in the next sentence, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause unless it has received written confirmation from each of Moody's and S&P that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2000-C1 certificates. With respect to due-on-sale clauses, this requirement will apply only if the outstanding principal balance of the subject mortgage loan, together with the total outstanding principal balance of all other pooled mortgage loans that are cross-collateralized with the subject mortgage loan or have been made to the same borrower or affiliated borrowers, either:

     - represents one of the ten largest pooled mortgage loans or groups of polled mortgage loans; or

     - is equal to or greater than the lesser of --

     (1) $15,000,000 and

     (2) 2% of the then total principal balance of the mortgage pool.

In the case of due-on-encumbrance provisions, this requirement will always apply. In addition, the master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause without the consent of the special servicer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, with respect to the specially serviced mortgage loans in the trust, and the master servicer, with respect to the other pooled mortgage loans, each may, consistent with the Servicing Standard, agree to:

     - modify, waive or amend any term of any mortgage loan;

     - extend the maturity of any mortgage loan;

     - defer or forgive the payment of interest on and principal of any mortgage loan;

     - defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on any mortgage loan;

     - permit the release, addition or substitution of collateral securing any mortgage loan; or

     - permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of the special servicer or the master servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above and, further, to each of the following limitations, conditions and restrictions:

     - With limited exception, including with respect to some routine matters, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any of the pooled mortgage loans without the consent of the special servicer.

     - With limited exception, including with respect to Post-ARD Additional Interest, the special servicer may not agree to or consent to the master servicer's agreeing to modify, waive or amend any term of, or take or consent to the master servicer's taking any of the other above-referenced actions with respect to, any mortgage loan in the trust, if doing so would--

         1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

         2. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan,

      unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2000-C1 certificateholders, as a collective whole, on a present value basis, than would liquidation.

     - The special servicer may not extend or consent to the master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust to a date beyond the earliest of--

         1. two years prior to the rated final payment date for the series 2000-C1 certificates, and

         2. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

     - Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust that would--

         1. cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986,

         2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code of 1986, or

         3. adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Internal Revenue Code of 1986.

     - The special servicer may not permit or consent to the master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan in the trust, unless the special servicer has first--

         1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

         - the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

         - that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations, and

         2. received confirmation from each of Moody's and S&P that the addition or substitution of any real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2000-C1 certificates.

     - Subject to limited exceptions, the special servicer may not release or consent to the master servicer's releasing any material collateral securing an outstanding mortgage loan in the trust other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically or results from the exercise of a unilateral option by the related borrower, within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), and, in any event, is required under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

     Notwithstanding the foregoing, the master servicer will be permitted, in the case of an ARD Loan, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Post-ARD Additional Interest--

     - must be in accordance with the Servicing Standard, and

     - will be subject to approval by the special servicer.

The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     All material modifications, waivers and amendments entered into with respect to the pooled mortgage loans are to be in writing. Each of the master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, the special servicer must obtain, and deliver to the trustee and master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior twelve months and there has been no subsequent material change in the circumstances surrounding that property.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform a limited appraisal and a summary report or an internal valuation of the mortgaged real property.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--General" above,

     - the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     - no other Servicing Transfer Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its direction, the master servicer and will be reimbursable to the special servicer or the master servicer, as applicable, as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, the controlling class representative will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal that satisfies the criteria for a required appraisal. Upon request of the controlling class representative, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan based on that appraisal.

SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to the master servicer, the special servicer and any single certificateholder or group of certificateholders of the series 2000-C1 controlling class, a right to purchase from the trust defaulted mortgage loans in the priority described in the next paragraph.

     If the special servicer has determined, in its judgment, that the sale of any defaulted mortgage loan by the trust under the circumstances described below in this paragraph, is in accordance with the Servicing Standard, the special servicer must give prompt written notice of its determination to the trustee and the master servicer. The trustee will then be required to provide a copy of that notice to all certificateholders of the series 2000-C1 controlling class. Any single certificateholder or group of certificateholders of the series 2000-C1 controlling class may, at its or their option, within a specified period after receiving the notice from the trustee, purchase that defaulted mortgage loan from the trust, at a cash price generally equal to--

     - the Stated Principal Balance of the mortgage loan,

     - all unpaid and unadvanced interest on the mortgage loan, other than any Post-ARD Additional Interest and Default Interest, through the due date in the collection period of purchase, and

     - all unreimbursed advances with respect to the subject mortgage loan, together with any interest on those advances payable to the parties that made them.

If two or more separate certificateholders or groups of certificateholders of the series 2000-C1 controlling class want to purchase the defaulted mortgage loan, preference will be given to the certificateholder or group of certificateholders with the largest interest in the series 2000-C1 controlling class. If certificateholders of the series 2000-C1 controlling class have not purchased that defaulted mortgage loan within the applicable period of their having received the relevant notice, then for a limited period, either the special servicer or the master servicer, in that order of priority, may at its option purchase the defaulted mortgage loan from the trust at the same cash price as was applicable for the certificateholders of the series 2000-C1 controlling class. Each of the master servicer and the special servicer may designate an affiliate to complete the purchase.

     The special servicer may offer to sell on behalf of the trust, any defaulted mortgage loan not otherwise purchased as described in the preceding paragraph, if and when the special servicer determines, consistent with the Servicing Standard, that a sale would be in the best economic interests of the series 2000-C1 certificateholders, as a collective whole. Any offer must be made in a commercially reasonable manner for a period of not less than 15 days. Subject to the discussion in the next paragraph and under "--The

Controlling Class Representative" above, the special servicer will be required to accept the highest cash bid received from any person that is a fair price, determined in accordance with the pooling and servicing agreement, for the mortgage loan.

     The special servicer will not be obligated to accept the highest cash bid if the special servicer determines, in accordance with the Servicing Standard, that rejection of the highest cash bid would be in the best interests of the series 2000-C1 certificateholders, as a collective whole. Furthermore, subject to the discussion under "--The Controlling Class Representative" above, the special servicer may accept a lower cash bid from any person or entity, other than itself or an affiliate, if it determines, in accordance with the Servicing Standard, that acceptance of the bid would be in the best interests of the certificateholders, as a collective whole. For example, the prospective buyer making the lower bid may be more likely to perform its obligations or the terms, other than the price, offered by the prospective buyer making the lower bid may be more favorable.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any defaulted mortgage loan or any REO Property. See "Description of the Agreements--Realization Upon Defaulted Whole Loans" in the accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan. Beginning in 2001, the master servicer or, in the case of specially serviced mortgage loans and REO Properties in the trust, the special servicer will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once per calendar year, or, in the case of each pooled mortgage loan with an unpaid principal balance of under $2,000,000 once every two years. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     - any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware,

     - any change in the property's condition, occupancy or value that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, considers to be material, or

     - any waste committed on the property that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, considered to be material.

     The special servicer, in the case of each specially serviced mortgage loan in the trust, and the master servicer, in the case of each other mortgage loan in the trust, will each be required to use reasonable efforts to collect from the related borrower and review the following items, to the extent that those items are required to be delivered under the related loan documents:

     - the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real mortgaged property; and

     - the quarterly and annual financial statements of the borrower.

     The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the trust. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery.

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

RESIGNATION OF THE MASTER SERVICER AND THE SPECIAL SERVICER

     In addition to the circumstances described under "Description of the Agreements--Certain Matters Regarding a Master Servicer and the Depositor" in the accompanying prospectus, the master servicer and special servicer have the right to resign, if--

     - a willing successor to the resigning party has been found,

     - the successor is acceptable to us,

     - each of the rating agencies confirms that the successor's appointment will not result in a qualification, downgrade or withdrawal of the rating then assigned to the offered certificates,

     - the resigning party pays all costs and expenses in connection with its resignation,

     - the successor accepts its appointment prior to the effectiveness of the resignation of the master servicer or special servicer, as the case may be.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2000-C1 certificates will be issued, on or about June   , 2000,
under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     - the pooled mortgage loans;

     - any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     - the loan documents for the pooled mortgage loans;

     - our rights under each of the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

     - any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

     - those funds or assets as from time to time are deposited in the certificate account, as described under "Description of the Agreements--Certificate Account" in the accompanying prospectus or the interest reserve account, as described under "--Interest Reserve Account" below.

     The series 2000-C1 certificates will include the following classes--

     - the A-1, A-2, B, C, D, E, F, G and X classes, which are the classes of series 2000-C1 certificates that are offered by this prospectus supplement, and

     - the H, J, K, L, M, N, P, Y and R classes, which are the classes of series 2000-C1 certificates that--

         1. will be retained or privately placed by us, and

         2. are not offered by this prospectus supplement.

     The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are the only series 2000-C1 certificates that will have principal balances. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses. See "--Reductions in Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

     The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The total notional amount of all the class X certificates will equal the total principal balance of all the Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of:

     - in the case of the class X certificates, $1,000,000 initial notional amount and in any whole dollar denomination in excess of $1,000,000; and

     - in the case of the other offered certificates, $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     - all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee or its agent will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     For a discussion of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an actual/360 basis. That Interest Reserve Account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the Interest Reserve Account will remain uninvested.

     During January, except in a leap year, and February of each calendar year, beginning in 2001, the trustee will, on or before the payment date in that month, withdraw from the account maintained by it as part of the Certificate Account and deposit in the Interest Reserve Account the interest reserve amount with respect to each of the underlying mortgage loans that accrues interest on an actual/360 basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each mortgage loan will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period.

     During March of each calendar year, beginning in 2001, the trustee will, on or before the payment date in that month, withdraw from the Interest Reserve Account and deposit in the account maintained by it as part of the Certificate Account any and all interest reserve amounts then on deposit in the Interest Reserve Account with respect to those underlying mortgage loans that accrue interest on an actual/360 basis. All interest reserve amounts that are so transferred from the Interest Reserve Account to the Certificate Account will be included in the Available Distribution Amount for the March payment date.

PAYMENTS

     General. On each payment date, the trustee will, subject to the available funds, remit all payments required to be made on the series 2000-C1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2000-C1 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2000-C1 certificates will bear interest, except for the Y and R classes.

     With respect to each interest-bearing class of the series 2000-C1 certificates, that interest will accrue during each interest accrual period based upon--

     - the pass-through rate for that class and the related payment date,

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

     - the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available Distribution Amount for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each class of interest-bearing class of the series 2000-C1 certificates will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of series 2000-C1 certificates, reduced by

     - the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of series 2000-C1 certificates.

     If the holders of any interest-bearing class of the series 2000-C1 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, subject to the Available Distribution Amounts for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any payment date that is allocable to any particular interest-bearing class of the series 2000-C1 certificates will equal the product of:

     - the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     - a fraction--

         1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

         2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2000-C1 certificates.

     Calculation of Pass-Through Rates. The initial pass-through rate for each class of offered certificates is shown on page S-5.

     The pass-through rate applicable to the class X certificates for each subsequent payment date will equal the excess, if any, of--

     - the Weighted Average Pool Pass-Through Rate for that payment date, over

     - the weighted average of the pass-through rates for each of the other interest-bearing classes of the series 2000-C1 certificates for that payment date, weighted on the basis of the relative total principal balances of those other classes of series 2000-C1 certificates outstanding immediately prior to that payment date.

     The pass-through rate for each other class of offered certificates for each subsequent payment date will equal the lesser of--

     - the initial pass-through rate for that class, and

     - the Weighted Average Pool Pass-Through Rate for that payment date.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The pass-through rate for each non-offered class of series 2000-C1 certificates, other than the class Y and R certificates, is fixed and will remain constant at the initial pass-through rate set forth with respect to that class on page S-5.

     The class Y and R certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the relevant Available Distribution Amount and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2000-C1 certificates, other than the class X, Y and R certificates, on each payment date, will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

     In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1 and A-2 certificates on each payment date will equal:

     - in the case of the class A-1 certificates, the lesser of--

         1. the entire Total Principal Payment Amount for that payment date, and

         2. the total principal balance of the class A-1 certificates immediately prior to that payment date; and

     - in the case of the class A-2 certificates, the lesser of--

         1. the entire Total Principal Payment Amount for that payment date, reduced by any portion of that amount allocable to the class A-1 certificates as described in the preceding bullet point, and

         2. the total principal balance of the class A-2 certificates immediately prior to that payment date.

     However, if both of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, then the Total Principal Payment Amount for each payment date thereafter will be allocable between those two classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

     WHILE THE CLASS A-1 AND A-2 CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES 2000-C1 CERTIFICATES.

     Following the retirement of the class A-1 and A-2 certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2000-C1 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     - the portion of that Total Principal Payment Amount that remains unallocated, and

     - the total principal balance of the particular class immediately prior to that payment date.

ORDER OF ALLOCATION   CLASS
-------------------   -----
         1              B
         2              C
         3              D
         4              E
         5              F
         6              G
         7              H
         8              J
         9              K
        10              L
        11              M
        12              N
        13              P

     IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2000-C1 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1 AND A-2 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2000-C1 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES 2000-C1 CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

     Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2000-C1 certificates, other than the class X, Y and R certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2000-C1 certificates, then, subject to the relevant Available Distribution Amount and the priority of payment described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

     Priority of Payments. On each payment date, the trustee will apply the Available Distribution Amount for that date to make the following payments in the following order of priority, in each case to the extent of the remaining portion of that Available Distribution Amount:

ORDER OF      RECIPIENT
PAYMENT    CLASS OR CLASSES                     TYPE AND AMOUNT OF PAYMENT
--------   ----------------                     --------------------------
    1      A-1, A-2 and X      Interest up to the total interest payable on those classes, pro rata based on entitlement
    2      A-1 and A-2         Principal up to the total principal payable on those
                                 classes, allocable as between those classes as described
                                 immediately following this table
    3      A-1 and A-2         Reimbursement up to the loss reimbursement amounts for those classes, pro rata based on entitlement
    4      B                   Interest up to the total interest payable on that class
    5      B                   Principal up to the total principal payable on that class
    6      B                   Reimbursement up to the loss reimbursement amount for that class
    7      C                   Interest up to the total interest payable on that class
    8      C                   Principal up to the total principal payable on that class
    9      C                   Reimbursement up to the loss reimbursement amount for that class
   10      D                   Interest up to the total interest payable on that class
   11      D                   Principal up to the total principal payable on that class
   12      D                   Reimbursement up to the loss reimbursement amount for that class
   13      E                   Interest up to the total interest payable on that class
   14      E                   Principal up to the total principal payable on that class
   15      E                   Reimbursement up to the loss reimbursement amount for that class
   16      F                   Interest up to the total interest payable on that class
   17      F                   Principal up to the total principal payable on that class
   18      F                   Reimbursement up to the loss reimbursement amount for that class
   19      G                   Interest up to the total interest payable on that class
   20      G                   Principal up to the total principal payable on that class
   21      G                   Reimbursement up to the loss reimbursement amount for that class
   22      H                   Interest up to the total interest payable on that class
   23      H                   Principal up to the total principal payable on that class
   24      H                   Reimbursement up to the loss reimbursement amount for that class
   25      J                   Interest up to the total interest payable on that class
   26      J                   Principal up to the total principal payable on that class
   27      J                   Reimbursement up to the loss reimbursement amount for that class
   28      K                   Interest up to the total interest payable on that class

ORDER OF      RECIPIENT
PAYMENT    CLASS OR CLASSES                     TYPE AND AMOUNT OF PAYMENT
--------   ----------------                     --------------------------
   29      K                   Principal up to the total principal payable on that class
   30      K                   Reimbursement up to the loss reimbursement amount for that class
   31      L                   Interest up to the total interest payable on that class
   32      L                   Principal up to the total principal payable on that class
   33      L                   Reimbursement up to the loss reimbursement amount for that class
   34      M                   Interest up to the total interest payable on that class
   35      M                   Principal up to the total principal payable on that class
   36      M                   Reimbursement up to the loss reimbursement amount for that class
   37      N                   Interest up to the total interest payable on that class
   38      N                   Principal up to the total principal payable on that class
   39      N                   Reimbursement up to the loss reimbursement amount for that class
   40      P                   Interest up to the total interest payable on that class
   41      P                   Principal up to the total principal payable on that class
   42      P                   Reimbursement up to the loss reimbursement amount for that class
   43      R                   Any remaining portion of the Available Distribution Amount

     In general, no payments of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, if both of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, payments of principal on the class A-1 certificates and the class A-2 certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2000-C1 certificates, other than the class X, Y and R certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of each class of offered certificates, other than the class X certificates, up to an amount equal to the product of--

     - the full amount of that prepayment consideration, multiplied by

     - a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     - a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

     The discount rate applicable to any class of offered certificates, other than the class X certificates, with respect to any prepaid mortgage loan will equal the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with the remaining term to maturity or the remaining term to the related anticipated repayment date, as applicable, for the prepaid mortgage loan. If there are no constant treasury maturities having such a maturity, then that discount rate will equal the interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or the remaining term to the related anticipated repayment date, as applicable, for the prepaid mortgage loan.

     The trustee will thereafter remit any remaining portion of the prepayment consideration to the holders of the class X certificates. After the payment date on which the total principal balance of all classes of the offered certificates, other than the class X certificates, has been reduced to zero, the trustee will pay any prepayment consideration collected on the pooled mortgage loans, entirely to the holders of the class X certificates.

     Neither we nor any of the underwriters makes any representation as to--

     - the enforceability of any provision of the pooled mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     - the collectability of that prepayment premium or yield maintenance charge.

See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--Voluntary Prepayment Provisions" in this prospectus supplement.

     Payments of Additional Interest. The holders of the class Y certificates will be entitled to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans in the trust.

     Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     - payments on the series 2000-C1 certificates,

     - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2000-C1 certificates, and

     - the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     - first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2000-C1 certificates. If this occurs following the payments made to the series 2000-C1 certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2000-C1 certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.

ORDER OF ALLOCATION              CLASS
-------------------              -----
         1                         P
         2                         N
         3                         M
         4                         L
         5                         K
         6                         J
         7                         H
         8                         G
         9                         F
        10                         E
        11                         D
        12                         C
        13                         B
        14            A-1 and A-2, pro rata based
                      on total principal balances

     The above-described reductions in the total principal balances of the respective classes of series 2000-C1 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of certificates. A reduction of this type in the total principal balance of any of the classes of series 2000-C1 certificates identified in the foregoing table, will result in a corresponding reduction in the total notional amount of the class X certificates.

     The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

         1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

         2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     - any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     - any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the pooled mortgage loans;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other trust assets;

     - any unanticipated, non-mortgage loan specific expenses of the trust, including--

         1. any reimbursements and indemnifications to the trustee, as described under "Description of the Agreements--Certain Matters Regarding the Trustee" in the accompanying prospectus,

         2. any reimbursements and indemnification to the master servicer, the special servicer and us, as described under "Description of the Agreements--Certain Matters Regarding a Master Servicer and the Depositor" and "--Special Servicers" in the accompanying prospectus, and

         3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower; and

     - any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Description of the Agreements--Realization Upon Defaulted Whole Loans" in the accompanying prospectus.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments other than balloon payments, and assumed monthly debt service payments, in each case net of master servicing fees, special servicer's standby fees and workout fees, that--

     - were due or deemed due, as the case may be, with respect to the pooled mortgage loans during the related collection period, and

     - were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     - the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence; multiplied by

     - a fraction--

         1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

         2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any payment date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in the Certificate Account that are not required to be paid on the series 2000-C1 certificates on that payment date.

     The trustee will be required to make any monthly debt service advance that the master servicer fails to make. See "--The Trustee" below.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it, out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes any monthly debt service advance that it subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the Certificate Account from time to time. See "Description of the Certificates--Advances in Respect of Delinquencies" in the accompanying prospectus.

     The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by it out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance will be payable at the time that advance is reimbursed--

     - first, out of Default Interest and late payment charges collected on any pooled mortgage loan during the collection period in which the advance is reimbursed, and

     - then, after the advance has been reimbursed, but only if and to the extent that the Default Interest and late charges referred to in clause first were insufficient to cover the advance interest, out of any amounts on deposit in the Certificate Account.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer or the trustee, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2000-C1 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     - each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on historical information provided by the mortgage loan sellers and information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to deliver or otherwise make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     - A payment date statement substantially in the form of Annex B to this prospectus supplement.

     - A CMSA loan periodic update file and a CMSA property file setting forth information with respect to the pooled mortgage loans and the corresponding mortgaged real properties, respectively.

     - A mortgage pool data update report, which may be included as part of the trustee's payment date statement containing information regarding the pooled mortgage loans as of the end of the related collection period.

     The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information Available Electronically," a copy of each of the following reports with respect to the pooled mortgage loans and the corresponding mortgaged real properties:

     - A delinquent loan status report setting forth, among other things, those mortgage loans which, as of the close of business on the last day of the most recently ended calendar month, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not yet an REO Property. The report will include additional information such as whether the related borrower has filed for bankruptcy or similar protection.

     - An historical loan modification report setting forth, among other things, those mortgage loans which, as of the close of business on the last business day of the related collection period, have been modified pursuant to the pooling and servicing agreement during the related collection period and since the cut-off date, showing the original and the revised terms thereof.

     - An historical liquidation report setting forth, among other things, as of the close of business on the total amount of liquidation proceeds received, and liquidation expenses incurred, both during the related collection period and historically, and the amount of Realized Losses occurring during the related collection period and historically, set forth on a mortgage loan-by-mortgage loan basis.

     - An REO status report setting forth, among other things, with respect to each REO Property that was included in the trust as of the close of business on the last business day of the related collection period--

         1. the acquisition date of that REO Property,

         2. the amount of income collected with respect to that REO Property, net of related expenses, and other amounts, if any, received on that REO Property during the related collection period, and

         3. the value of that REO Property based on the most recent appraisal or other valuation then available to the special servicer, including any prepared internally by the special servicer.

     - A comparative financial status report in the trust, setting forth among other things--

         1. the occupancy and debt service coverage ratio for each mortgage loan or related mortgaged property, as applicable, as of the date of the latest financial information, covering no less than 12 months or other acceptable period, available immediately preceding the preparation of such the report, and

         2. the revenue and net cash flow for each of the following three periods, to the extent the information is in the master servicer's or the special servicer's possession--

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         - the most current available year-to-date,

         - each of the previous two fill fiscal years stated separately, and

         - the "base year" representing the original analysis of information used as of the cut-off date.

     - A servicer watch list identifying all pooled mortgage loans that constitute one of the following types, as of the last business day of the related collection period--

         1. a mortgage loan that has a then-current debt service coverage ratio that is less than 1.10x,

         2. a mortgage loan as to which any required inspection of the related mortgaged real property conducted by the master servicer indicates a problem that the master servicer determines can reasonably be expected to materially adversely affect the cash flow generated by that property,

         3. a mortgage loan as to which the master servicer has actual knowledge of material damage or waste at the related mortgage real property,

         4. a mortgage loan as to which it has come to the master servicer's attention in the performance of its duties under the pooling and servicing agreement that any tenant occupying 25% or more of the space in the property has vacated such space without being replaced by a comparable tenant and lease, or has declared bankruptcy;

         5. a mortgage loan that is at least 30 days delinquent in payment; and a mortgage loan that is within 60 days of maturity.

     In addition, upon the request of any holder of a series 2000-C1 certificate or, to the extent identified to the reasonable satisfaction of the trustee, any beneficial owner of an offered certificate, the trustee will request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee or its agent, copies of the operating statement analysis report required to be prepared and maintained by the master servicer and/or the special servicer with respect to any mortgaged real property or REO Property. Each operating statement analysis report will be in CMSA format. In the case of outstanding mortgage loans, preparation and maintenance of the report will depend on the receipt of the requisite underlying information from the related borrower.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2000-C1 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2000-C1 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee or its agent will make available each month, to any holder or, subject to the discussion under "--Reports to Certificateholders; Available Information--Book-Entry Certificates" above, beneficial owner of offered certificates, the CMSA Investor Reporting Package via the trustee's or its agent's internet website. The internet website will initially be located at www.chase.com/sfa.

     The master servicer also may make some or all of the reports constituting the CMSA Investor Reporting Package available via its internet website.

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     Neither the trustee nor the master servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer in connection with providing access to its electronic bulletin board and internet website. The trustee shall not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices or the offices of a custodian or other agent appointed by the trustee, during normal business hours, upon two business days advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     - the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     - all monthly reports of the trustee delivered or otherwise electronically made available, to series 2000-C1 certificateholders since the date of initial issuance of the offered certificates;

     - all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the series 2000-C1 certificates, as described under "Description of the Agreements--Evidence as to Compliance" in the accompanying prospectus;

     - all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Description of the Agreements--Evidence as to Compliance" in the accompanying prospectus;

     - the most recent inspection report and financial information with respect to each mortgaged real property for a pooled mortgage loan prepared or collected, as applicable by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

     - the mortgage files, including all documents, such as modifications, waivers and amendments of the pooled mortgage loans, that are to be added to the mortgage files from time to time.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     - in the case of a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and service agreement, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

     - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their series 2000-C1 certificates.

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VOTING RIGHTS

     The voting rights for the series 2000-C1 certificates will be allocated as follows:

     - 98% of the voting rights will be allocated to the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates in proportion to the respective total principal balances of those classes;

     - 1% of the voting rights will be allocated to the class X certificates;
       and

     - 1% of the voting rights will be allocated to the class R certificates.

Voting rights allocated to a class of series 2000-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

          1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust,

          2. the purchase of all of the mortgage loans and REO Properties remaining in the trust by the master servicer, the special servicer or any single certificateholder or group of certificateholders in the series 2000-C1 controlling class, in that order of preference, and

          3. the exchange by any single holder of all the series 2000-C1 certificates for all the mortgage loans and each REO Property remaining in the trust.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2000-C1 certificateholder. The final payment with respect to each series 2000-C1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2000-C1 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the master servicer, the special servicer or any single holder or group of holders of the series 2000-C1 controlling class of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     - the sum of--

         1. the total Stated Principal Balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

         - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

         - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

         2. the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee, minus

     - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

That purchase will result in early retirement of the outstanding series 2000-C1 certificates. However, the right of the master servicer, the special servicer or any single holder or group of holders of the series 2000-C1 controlling class to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person
                                      S-97
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other than the series 2000-C1 certificateholders, will constitute part of the
Available Distribution Amount for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     Any exchange by any single holder of all of the series 2000-C1 certificates for all of the mortgage loans and each REO Property remaining in the trust may be made by giving written notice to each of the parties to the pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. In the event that any single holder of all the series 2000-C1 certificates elects to exchange those certificates for all of the mortgage loans and each REO Property remaining in the trust, that holder, no later than the business day immediately preceding the payment date on which the final payment on the series 2000-C1 certificates is to occur, must deposit in the Certificate Account immediately available funds in an amount equal to all amounts then due and owing to the master servicer, the special servicer, the trustee and their respective agents under the pooling and servicing agreement.

THE TRUSTEE

     Norwest Bank Minnesota, National Association will act as initial trustee under the pooling and servicing agreement. Norwest is a direct, wholly owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest maintains an office at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. In addition, Norwest maintains a CMBS customer service help desk at (301) 815-6600.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     - be authorized under those laws to exercise trust powers,

     - have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2000-C1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will accrue on a 30/360 basis at a specified rate per annum on the Stated Principal Balance outstanding from time to time of each pooled mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     The trustee will be permitted to perform its duties through agents. It is contemplated that the following duties, among others, will be performed by The Chase Manhattan Bank--

     - remitting payments to the holders of series 2000-C1 certificates;

     - preparing reports to series 2000-C1 certificateholders;

     - holding loan documents in a custodial capacity;

     - performing duties with respect to tax administration; and

     - authenticating and registering the series 2000-C1 certificates.

     See also "Description of the Agreements--The Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General.  The yield on any offered certificate will depend on:

     - the price at which the certificate is purchased by an investor, and

     - the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things--

     - the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     Pass-Through Rates. The pass-through rate for each class of offered certificates will be calculated based in part on the Weighted Average Pool Pass-Through Rate from time to time. Accordingly, the yield on each class of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. In addition, the pass-through rate for the class X certificates will vary with changes in the relative sizes of the total principal balances of the other interest-bearing classes of the series 2000-C1 certificates.

     See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on the class X certificates will be extremely sensitive to, and the yield to maturity on any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made or that otherwise result in reduction of the principal balances or notional amounts of those certificates. In turn, the rate and timing of principal payments that are made or otherwise result in reduction of the principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2000-C1 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of those series 2000-C1 certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on those mortgage loans and, accordingly, on the series 2000-C1 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Underlying Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X certificates, or if you purchase any other offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. This, of course, does not take into account reinvestment rates.

     If you are contemplating an investment in the class X certificates, you should fully consider the risk that an extremely rapid rate of principal payments on the underlying mortgage loans could result in your failure to recoup fully your initial investment.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     - the amount of payments on your offered certificates,

     - the yield to maturity of your offered certificates,

     - the rate of principal payments on your offered certificates, and

     - the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future payment dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans in the trust:

     - prevailing interest rates;

     - the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that result in balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

     - the quality of management of the mortgaged real properties;

     - the servicing of the mortgage loans;

     - possible changes in tax laws; and

     - other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and "Description of the Agreements" and "Yield Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the

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revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     - the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available Distribution Amounts on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The tables set forth on Annex C to this prospectus supplement--

     - indicate the respective weighted average lives of the various classes of the series 2000-C1 certificates with principal balances, and

     - set forth the percentages of the respective initial total principal balances of those classes of series 2000-C1 certificates that would be outstanding after the payment dates in each of the calendar months shown.

Those tables were prepared based on the Maturity Assumptions and the indicated prepayment scenarios.

     For purposes of this prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor, assuming no losses. For purposes of this "Yield and Maturity

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Considerations" section and Annex C, the weighted average life of any certificate with a principal balance, is determined by:

          1. multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date, which is part of the Maturity Assumptions, to the related payment date;

          2. summing the results; and

          3. dividing the sum by the total amount of the reductions in the principal balance of the certificate.

     The weighted average life of any series 2000-C1 certificate with a principal balance will be influenced by, among other things, the rate at which the principal of the pooled mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds. The weighted average life of any series 2000-C1 certificate with a principal balance may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase of a pooled mortgage loan from the trust or the optional termination of the trust. The purchase of a pooled mortgage loan from the trust will have the same effect on payments to the series 2000-C1 certificateholders as if the pooled mortgage loan had prepaid in full, except that no prepayment fee is collectable on the pooled mortgage loans.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables on Annex C. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment and loss scenarios. Any difference between the assumptions used in calculating the tables on Annex C and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of series 2000-C1 certificates with principal balances. It is highly unlikely that the pooled mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the pooled mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the pooled mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the pooled mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The yield to investors on the class X certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the pooled mortgage loans. If you are contemplating an investment in the class X certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the pooled mortgage loans could result in your failure to recoup fully your initial investment.

     The tables set forth on Annex D to this prospectus supplement show pre-tax corporate bond equivalent yields for the class X certificates based on the Maturity Assumptions and, further assuming the specified purchase prices and the indicated prepayment scenarios. Those assumed purchase prices are--

     - expressed in 32nds as a percentage of the initial total notional amount of the class X certificates, and

     - exclusive of accrued interest.

     The yields set forth in the tables on Annex D to this prospectus supplement were calculated by--

     - determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the class X certificates, would cause the discounted present value of that assumed stream of cash flows to equal--

         1. each of the assumed purchase prices for that class of certificates, plus

         2. accrued interest at the initial pass-through rate for the class X certificates from and including the cut-off date to but excluding the assumed settlement date, and

     - converting those monthly discount rates to corporate bond equivalent rates.

     Those calculations do not take into account variations that may occur in the interest rates at which investors in the class X certificates may be able to reinvest funds received by them as payments on their certificates. Consequently, they do not purport to reflect the return on any investment on the class X certificates when reinvestment rates are considered.

     There can be no assurance that--

     - the pooled mortgage loans will prepay in accordance with the assumptions used in preparing the tables on Annex D to this prospectus supplement,

     - the pooled mortgage loans will prepay as assumed at any of the rates shown in the tables,

     - the pooled mortgage loans will not experience losses,

     - the pooled mortgage loans will not be liquidated during any applicable prepayment lockout period or during any other period that prepayments are assumed not to occur,

     - the cash flows on the class X certificates will correspond to the cash flows shown in this prospectus supplement, or

     - the purchase price of the class X certificates will be as assumed.

     It is unlikely that the pooled mortgage loans will prepay as assumed at any of the specified percentages of CPR until maturity or that all of those mortgage loans will so prepay at the same rate. Actual yields to maturity for investors in the class X certificates may be materially different than those indicated on Annex D to this prospectus supplement. Timing of changes in rate of prepayments and other liquidations may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and other liquidations is consistent with the expectations of investors. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any class X certificates.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the series 2000-C1 certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Sidley & Austin, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986.

     Except as otherwise described in the next sentence, the assets of REMIC I will generally include--

     - the pooled mortgage loans,

     - any REO Properties acquired on behalf of the series 2000-C1 certificateholders,

     - the Certificate Account,

     - the Interest Reserve Account,

but will exclude any collections of Post-ARD Additional Interest on the ARD Loans. Various mortgage loans constitute the sole asset of a separate REMIC and the regular interest in each of those single loan REMICs will be an asset of REMIC I instead of the particular mortgage loan or any related REO Property.

     For federal income tax purposes,

     - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     - the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     - the class A-1, A-2, X, B, C, D, E, F, G, H, J, K, L, M, N and P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

     - the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III and in each of the single loan REMICs.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the class
X and class        certificates will be issued with more than a de minimis
amount of original issue discount. The other classes of offered certificates will not be issued with original issue discount. When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

     - the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the trust.

However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code of 1986 generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code of 1986 do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. This is a possibility of particular relevance to a holder of a class X certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates. Although the matter is not free from doubt, a holder of a class X certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CONSTRUCTIVE SALES OF CLASS X CERTIFICATES

     The Taxpayer Relief Act of 1997 added a provision to the Internal Revenue Code of 1986 that requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     - entitle the holder to a specified principal amount,

     - pay interest at a fixed or variable rate, and

     - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X certificates, which do not have principal balances, could be subject to this provision and only if a holder of those certificates engages in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986 in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code of 1986 to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. The offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code of 1986 and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code of 1986.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
       Section 7701(a)(19)(C) of the Internal Revenue Code of 1986;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code of 1986; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
       Section 856(c)(3)(B) of the Internal Revenue Code of 1986.

See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

PENDING LEGISLATION

     The Clinton Administration recently proposed in its budget certain amendments to the REMIC provisions of the Internal Revenue Code of 1986 designed to ensure that income taxes imposed on the holder of a REMIC residual interest are paid when due. Those provisions would impose secondary liability on the REMIC itself for any tax required to be paid with respect to the income allocated to a REMIC residual interest if the holder does not pay its taxes on that income when they are due. If adopted, the amendments would be effective for REMICs created after the date of enactment. It is not possible to predict whether the legislation will be adopted or, if so, in what form.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including original issue discount, if any, with respect to the offered certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of offered certificates and the IRS. Holders of offered certificates that are corporations, trust, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The related REMIC must also comply with rules requiring an offered certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring that information to be reported to the IRS. Reporting with respect to the offered certificate's including income, excess inclusions, investment expenses and relevant information regarding qualification of the related REMIC's assets, will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the offered certificate information reports will include a statement of the adjusted issue price of the offered certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to a particular holder's purchase price, which the tax administrator for the trust may not have, the Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986 impose various requirements on--

     - ERISA Plans, and

     - persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     A fiduciary of any ERISA Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any statutory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of series 2000-C1 certificates that is held by benefit plan investors, as defined in U.S. Department of Labor Regulation
Section 2510.3-101.

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Smith Barney Inc., a predecessor in interest to Salomon Smith Barney Inc., one of the underwriters, identified as Prohibited Transaction Exemption 91-23. Subject to the satisfaction of the conditions set forth in PTE 91-23, PTE 91-23 generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and
(b) of the Internal Revenue Code of 1986, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the class X, A-1 and A-2 certificates, that are underwritten by an Exemption-Favored Party.

     PTE 91-23 sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a class X, A-1 or A-2 certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - first, the acquisition of the certificate by a plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     - second, the rights and interests evidenced by that certificate must not be subordinated to the rights and interests evidenced by the other certificates;

     - third, at the time of its acquisition by the plan, that certificate must be rated in one of the three highest generic rating categories by Moody's, Fitch IBCA, Inc., S&P or Duff & Phelps Credit Rating Co.;

     - fourth, the trustee cannot be an affiliate of any other member of the Restricted Group;

     - fifth, the following must be true--

         1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

         2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

         3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - sixth, the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     Because the class X, A-1 and A-2 certificates are not subordinated to any other class of series 2000-C1 certificates, the second general condition set forth above is satisfied with respect to the class X, A-1 and A-2 certificates. It is a condition of their issuance that the class X, A-1 or A-2 certificates be rated not lower than "Aaa" by Moody's and "AAA" or "AAAr", as applicable, by S&P. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the series 2000-C1 certificates, the third and fourth general conditions set forth above will be satisfied with respect to the class X, A-1 and A-2 certificates. A fiduciary of an ERISA Plan contemplating purchasing a class X, A-1 or A-2 certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of an ERISA Plan contemplating purchasing a class X, A-1 or A-2 certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. An ERISA Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a class X, A-1 or A-2 certificate.

     PTE 91-23 also requires that the trust meet the following requirements:

     - the trust assets must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the three highest generic categories of Moody's, Fitch, S&P or Duff & Phelps for at least one year prior to the ERISA Plan's acquisition of a class X, A-1 or A-2 certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of a class X, A-1 or A-2 certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of PTE 91-23 are satisfied, PTE 91-23 may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986, in connection with--

     - the direct or indirect sale, exchange or transfer of class X, A-1 or A-2 certificates acquired by an ERISA Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing ERISA Plan,

     - the direct or indirect acquisition or disposition in the secondary market of class X, A-1 or A-2 certificates by an ERISA Plan, and

     - the continued holding of class X, A-1 or A-2 certificates by an ERISA
       Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of a class X, A-1 or A-2 certificate is--

          1. on behalf of an ERISA Plan sponsored by any member of the Restricted Group, and

          2. by any person who has discretionary authority or renders investment advice with respect to the assets of that ERISA Plan.

     Moreover, if the general conditions of PTE 91-23, as well as other conditions set forth in that exemption, are satisfied, PTE 91-23 may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code of 1986 in connection with:

     - the direct or indirect sale, exchange or transfer of class X, A-1 or A-2 certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the ERISA Plan in those certificates is--

         1. a borrower with respect to 5.0% or less of the fair market value of the mortgage loans, or

         2. an affiliate of this person,

     - the direct or indirect acquisition or disposition in the secondary market of class X, A-1 or A-2 certificates by an ERISA Plan, and

     - the holding of class X, A-1 or A-2 certificates by an ERISA Plan.

     Further, if the general conditions of PTE 91-23, as well as other conditions set forth in that exemption, are satisfied, PTE 91-23 may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Section 4975(c) of the Internal Revenue Code of 1986, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of PTE 91-23 are satisfied, PTE 91-23 also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986 if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     - providing services to the ERISA Plan, or

     - having a specified relationship to this person

solely as a result of the ERISA Plan's ownership of class X, A-1 or A-2 certificates.

     Before purchasing a class X, A-1 or A-2 certificate, a fiduciary of an ERISA Plan should itself confirm that--

     - the class X, A-1 and A-2 certificates are "certificates" for purposes of PTE 91-23, and

     - the general and other conditions set forth in PTE 91-23 and the other requirements set forth in PTE 91-23 would be satisfied at the time of the purchase.

     In addition to determining the availability of the exemptive relief provided in PTE 91-23, a fiduciary of an ERISA Plan considering an investment in class X, A-1 or A-2 certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any exemption will apply with respect to any particular investment by an ERISA Plan in class X, A-1 or A-2 certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of class X, A-1 or A-2 certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

     The characteristics of the class B, C, D, E and F certificates do not meet the requirements of PTE 91-23. Accordingly, those offered certificates may not be acquired by, on behalf of or with the assets of an ERISA Plan, except in the case of an insurance company using funds in its general account, which may be able to rely on Section III of Prohibited Transaction Class Exemption 95-60.

     So long as the applicable conditions are satisfied, Section III of PTCE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code of 1986 transactions in connection with the servicing, management and operation of the trust under circumstances where an insurance company general account has an interest in the trust as a result of its acquisition of series 2000-C1 certificates. If these conditions are met, insurance company general accounts would be allowed to purchase the classes of the series 2000-C1 certificates, such as the class B, C, D, E and F certificates, that do not meet the requirements of PTE 91-23 solely because they--

     - are subordinated to other classes of the series 2000-C1 certificates, or

     - have not received a rating at the time of the purchase in one of the three highest rating categories from Moody's, Fitch, S&P or Duff & Phelps.

All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class B, C, D, E or F certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code of 1986. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of an ERISA Plan considering whether to purchase an offered certificate on behalf of that ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 to the investment.

     The sale of offered certificates to an ERISA Plan is in no way a representation or warranty by us or any of the underwriters that the investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or by any particular ERISA Plan, or that the investment is appropriate for ERISA Plans generally or for any particular ERISA Plan.

                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     - are legal investments for them, or

     - are subject to investment, capital or other restrictions.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement, dated as of the date of this prospectus supplement, between us and the underwriters, the underwriters will purchase their respective allocations, as specified below, of the offered certificates from us upon issuance. Proceeds to us from the sale of the offered certificates, before deducting expenses payable
by us, will be an amount equal to approximately      % of the initial total
principal balance of the offered certificates, plus accrued interest on all the offered certificates from the cut-off date.

UNDERWRITER                 CLASS A-1   CLASS A-2   CLASS X   CLASS B   CLASS C   CLASS D   CLASS E   CLASS F   CLASS G
-----------                 ---------   ---------   -------   -------   -------   -------   -------   -------   --------
Salomon Smith Barney Inc.
Greenwich Capital Markets,
  Inc.
Chase Securities Inc.
Total.....................     100%        100%       100%      100%      100%      100%      100%      100%

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the

Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

     Each underwriter has advised us that it presently intends to make a market in the offered certificates, but it has no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers has agreed to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust.

     The underwriters may engage in transactions that maintain or otherwise affect the price of the offered certificates, including short-covering transactions in such offered certificates, and the imposition of a penalty bid, in connection with the offering. These activities may cause the price of the offered certificates to be higher than the price that would exist in the open market absent these activities, and these activities may be discontinued at any time.

     Salomon Smith Barney is one of our affiliates.

                                 LEGAL MATTERS

     Particular legal matters relating to the series 2000-C1 certificates will be passed upon for us, by Sidley & Austin, New York, New York, and for the underwriters by Andrews & Kurth, LLP, Dallas, Texas.

                                    RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS                                                         MOODY'S    S&P
-----                                                         -------    ----
Class A-1...................................................  Aaa        AAA
Class A-2...................................................  Aaa        AAA
Class B.....................................................  Aa2        AA
Class C.....................................................  A2         A
Class D.....................................................  A3         A-
Class E.....................................................  Baa1       BBB+
Class F.....................................................  Baa2       BBB
Class G.....................................................  Baa3       BBB-
Class X.....................................................  Aaa        AAAr

     The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each payment date and, except in the case of the class X certificates, the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final payment date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     - the tax attributes of the offered certificates or of the trust,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the class X certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the mortgage loans.

     In general, the ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the class X certificateholders receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the respective ratings received on the class X certificates. The notional amounts of the class X certificates is subject to reduction in connection with each reduction in the total principal balance of any other interest-bearing class of series 2000-C1 certificates, whether as a result of payments of principal or in connection with Realized Losses and Additional Trust Fund Expenses. The ratings of the class X certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

     S&P assigns the additional symbol of "r" to highlight a class of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. However, the absence of an "r" symbol should not be construed as an indication that a class of certificates will not exhibit volatility or variability in total return.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned to that class by Moody's or S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Risk Factors" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

     "Additional Trust Fund Expense" means an expense of the trust that--

     - arises out of a default on a mortgage loan or an otherwise unanticipated event,

     - is not included in the calculation of a Realized Loss, and

     - is not covered by a servicing advance or a corresponding collection from the related borrower.

     "Administrative Fee Rate" means, for any mortgage loan in the trust, the sum of the master servicing fee rate, plus the special servicer's standby fee rate, plus the per annum rate applicable to the calculation of the trustee fee. The master servicing fee rate will include any primary servicing fee rate.

     "Allocated Cut-off Date Principal Balance" means, with respect to any mortgaged real property, the cut-off date principal balance of the underlying mortgage loan multiplied by the ratio of the Appraised Value of the particular mortgaged real property divided by the sum of the Appraised Values of all mortgaged real properties securing the same underlying mortgage loan.

     "Annual Debt Service" means, for any underlying mortgage loan, 12 times the amount of the monthly debt service due under the underlying the mortgage loan as of the cut-off date.

     "Appraisal Reduction Amount" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that:

     - will be determined shortly following the later of the date on which the relevant appraisal or other valuation is obtained or performed and the date on which the relevant Appraisal Trigger Event occurred, and

     - will equal the excess, if any, of "x" over "y" where--

         1. "x" is equal to the sum of:

         - the Stated Principal Balance of the mortgage loan;

         - to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

         - all accrued but unpaid special servicing fees with respect to the mortgage loan;

         - all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the required appraisal loan, together with interest on those advances; and

         - all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property; and

         2. "y" is equal to the sum of:

         - 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, as that appraised or estimated value may be reduced, to not less than zero, by the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan; and

         - various escrow payments, other reserves and letters of credit held by the master servicer or the special servicer with respect to the mortgage loan.

     If, however, the appraisal or other valuation referred to in the first bullet point of this definition is not obtained or performed within 60 days of the Appraisal Trigger Event referred to in the first bullet point of this definition, and no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     "Appraisal Trigger Event" means, with respect to any mortgage loan in the trust, any of the following events:

     - the mortgage loan has been modified by the special servicer in a manner that--

         1. affects the amount or timing of any monthly debt service payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

         2. except as expressly contemplated by the related loan documents, results in a release of the lien of the mortgage, deed of trust or other comparable security instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

         3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

     - the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

     - a receiver is appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

     - the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings; or

     - the mortgaged real property securing the mortgage loan becomes an REO Property.

     "Appraisal Value" or "Appraised Value" means, for any mortgaged real property securing a pooled mortgage loan, the appraiser's estimate of value of the leased fee estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex A.

     "ARD Loan" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loan" in this prospectus supplement.

     "Available Distribution Amount" means the total amount available to make payments of interest and principal on the series 2000-C1 certificates on each payment date. The Available Distribution Amount for any payment date will include--

     - All payments and other collections on the mortgage loans and any REO Properties that are on deposit in the Certificate Account as of the close of business on the last day of the related collection period, exclusive of any portion of those payments and other collections that represents one or more of the following:

         1. scheduled payments of principal and interest due subsequent to the end of the related collection period;

         2. prepayment premiums and additional interest, which are separately payable on the series 2000-C1 certificates;

         3. amounts that are payable or reimbursable to any person other than the holders of the series 2000-C1 certificates, including--

         - amounts payable to the master servicer, the special servicer, any sub-servicers or the trustee as compensation, including trustee fees, master servicing fees, special servicing fees, special servicer's standby fees, assumption fees, assumption application fees, modification fees, earnout fees and, to the extent not otherwise applied to cover interest on advances, Default Interest and late payment charges,

         - amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

         - amounts payable in respect of Additional Trust Fund Expenses;

         4. if the payment date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an actual/360 basis and are to be transferred from the Certificate Account to the Interest Reserve Account during that month and held for future payment; and

         5. amounts deposited in the Certificate Account in error.

     - Any advances of delinquent monthly payments of principal and interest due on the mortgage loans made on that payment date.

     - If the payment date occurs during March of any year, the interest reserve amounts with respect to any pooled mortgage loans that accrue interest on an actual/360 basis and are transferred from the interest reserve account to the Certificate Account during that month.

     "Calculated Original Amortization Term" means, with respect to a mortgage loan, the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

     - the actual mortgage loan rate;

     - the actual monthly debt service payment; and

     - an assumed interest accrual method of 30/360, irregardless of the actual interest accrual method.

     "Certificate Account" has the meaning set forth under "Description of the Agreements--Certificate Account" in the accompanying prospectus.

     "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

     "CMSA Investor Reporting Package" shall mean, collectively:

     - the following five electronic files--

         1. loan set-up file,

         2. loan periodic update file,

         3. property file,

         4. bond file, and

         5. collateral summary file; and

     - the following seven supplemental reports--

         1. delinquent loan status report,

         2. historical loan modification report,

         3. historical liquidation report,

         4. REO status report,

         5. operating statement analysis report,

         6. comparative financial status report, and

         7. servicer watch list.

     "Cut-off Date LTV Ratio" means, for any underlying mortgage loan, the ratio of--

     - the cut-off date principal balance of the mortgage loan, to

     - the Appraised Value of the related mortgaged real property or properties.

     However, in the event that an underlying mortgage loan is part of a cross-collateralized group of mortgage loans for which there is no provision allowing for the potential release of the cross-collateralization, then Cut-off Date LTV Ratio means the ratio of--

     - the total cut-off date principal balance for all of the underlying mortgage loans in the cross-collateralized group, to

     - the total Appraised Value for all of the mortgaged real properties related to the cross-collateralized group.

     "Default Interest" means, for any underlying mortgage loan, any interest that--

     - accrues on a defaulted mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the related mortgage interest rate set forth on Annex A and any Post-ARD Additional Interest accrued on the mortgage loan.

     "Environmental Report" means a Phase I environmental study, environmental screening assessment or transaction screen, or update thereof, prepared by a third-party consultant.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986.

     "Escrowed Replacement Reserves Current Annual Report" means, with respect to any pooled mortgage loan, the monthly dollar amount actually deposited into a replacement reserves escrow account in conjunction with the February, 2000 monthly debt service payment, multiplied by twelve.

     "Escrowed Replacement Reserves Initial Deposit" means, with respect to any pooled mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

     "Exemption-Favored Party" means any of the following--

     - Salomon Smith Barney, Inc.,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney, Inc., and

     - any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullet points is a manager or co-manager with respect to the class A-1, A-2 and X certificates.

     "Expenses" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those expenses generally include--

     - salaries, wages and benefits,

     - the costs of utilities,

     - repairs and maintenance,

     - marketing,

     - insurance,

     - management,

     - landscaping,

     - security, if provided at the mortgaged real property,

     - real estate taxes or PILOT payments in lieu of real estate taxes,

     - general and administrative expenses,

     - ground lease payments, and

     - other similar costs,

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

     In the case of certain retail, office and/or industrial properties, Expenses may have included leasing commissions and tenant improvements.

     In the case of hospitality properties, Expenses included such departmental expenses as--

     - guest room,

     - food and beverage,

     - telephone,

     - rental and other expenses, and

     - various undistributed operating expenses, such as general and administrative expenses, management fees, marketing expenses and franchise fees.

     In addition, in the case of any mortgaged real property that is subject to an operating lease with a single operator, Revenues were calculated as described above based on rental payments received by the related borrower under the operating lease and not revenues received by the operator.

     "GAAP" means generally accepted accounting principles.

     "Hybrid Interest Differential" means the present value of one Hypothetical Payment discounted at the Reference Treasury Yield. For purposes of this definition:

     - "Hypothetical Payment" means an amount equal to 1/12 of the product of--

      1. either--
         - 1/2 of the sum of the prepaid balance, plus the full mortgage balloon, or
         - the prepaid balance, if that balance is less than the full mortgage balloon, multiplied by

      2. the mortgage interest rate less the Reference Treasury Yield, multiplied by

      3. the months from prepay to maturity.

     - The Hypothetical Payment occurs midway between the point of prepayment and maturity.

     - The "Reference Treasury Yield" is the yield on the treasury closest in maturity to the maturity of the mortgage.

     - The present value will be done using the Reference Treasury Yield in a semi-annual discounting procedure.

     - The full mortgage balloon is the total principal due on the last payment date.

     "Interest Differential" means a yield maintenance premium that is generally equal to the product obtained by multiplying:

     - the amount of principal being prepaid, times

     - the difference obtained by subtracting the discount rate from the mortgage interest rate, times

     - the present value factor calculated using the following formula--

(1-(1 + r)- (n))
---------------
       r

       where:

       r = Monthly Discount Rate

       n = the number of years, and any fraction of a year, remaining between the prepayment date and the maturity date or anticipated repayment date, as applicable.

     "Interest Reserve Account" means the account maintained by the trustee for purposes of holding a portion of the scheduled interest paid or advanced on actual/360 mortgage loans in January, except during a leap year, and February, as described under "Description of the Offered Certificates--Interest Reserve Account" in this prospectus supplement.

     "Loan Balance at Maturity/ARD" means, with respect to any pooled mortgage loan, the principal balance remaining after giving affect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or, in the case of an ARD Loan, the anticipated repayment date, assuming no prior prepayments or defaults.

     "Maturity Assumptions" means, collectively, the following assumptions regarding the series 2000-C1 certificates and the mortgage loans in the trust:

     - the mortgage loans have the characteristics set forth on Annex A and the initial mortgage pool balance is approximately $729,440,160;

     - the initial total principal balance or notional amount, as the case may be, of each class of series 2000-C1 certificates, other than the class R and Y certificates, is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2000-C1 certificates is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the mortgage loans provides monthly debt service payments to be due on the first day of each month and accrues interest on the respective basis described in this prospectus supplement, which is either a 30/360 basis or an actual/360 basis;

     - all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     - there are no breaches of either mortgage loan seller's representations and warranties regarding the mortgage loans that are being sold by it;

     - monthly debt service payments on the mortgage loans are timely received on the first day of each month;

     - no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period or prepayment consideration period, in each case if any;

     - each ARD Loan is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullet points, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     - no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     - no mortgage loan is required to be repurchased by either mortgage loan seller;

     - no prepayment premiums or yield maintenance charges are collected;

     - there are no Additional Trust Fund Expenses;

     - payments on the offered certificates are made on the 18th day of each month, commencing in July 2000; and

     - the offered certificates are settled on June   , 2000.

     "Maturity Date/ARD LTV Ratio" means, for any underlying mortgage loan, the related Loan Balance at Maturity/ARD for the particular mortgage loan, divided by the Appraised Value of the related mortgaged real property or properties. However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, and if there is no provision allowing for the potential release of the cross-collateralization, then Maturity Date/ARD LTV Ratio means the ratio of--

     - the total Loan Balance at Maturity/ARD for all of the underlying mortgage loans in the cross-collateralized group, to

     - the total Appraised Value for all of the mortgaged real properties related to the cross-collateralized group.

     "Monthly Discount Rate" means the rate which, when compounded monthly, is equivalent to the discount rate as described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any payment date, the excess, if any, of--

     - the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     - the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

     "Net Operating Income" or "NOI" means, for any mortgaged real property securing a pooled mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net property income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI does not reflect accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net property income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover, NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     "NOI Debt Service Coverage Ratio" or "NOI DSCR" means, for any underlying mortgage loan, the ratio of--

     - the annualized NOI for the corresponding mortgaged real property or properties for the specified operating period, to

     - the Annual Debt Service for the underlying mortgage loan.

However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, and if there is no provision allowing for the potential release of the cross-collateralization, then NOI DSCR means the ratio of--

     - the total NOI for the specified 12-month time period for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     "NRSF ", "NRS " or "SF " means the square footage of the net rentable area of a mortgaged real property.

     "Occupancy %" or "Occupancy Percentage" means, for any mortgaged real property, the percentage of leasable square footage or total Units/Rooms/Pads, as the case may be, at the particular property that was physically occupied as of a specified date, as derived from the most recent rent roll provided by the borrower.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

     "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     - the lien of current real property taxes and assessments not yet due and payable;

     - covenants, conditions and restrictions, rights of way, easements and other matters of public record, and other matters to which like properties are commonly subject, which do not materially and adversely affect the current use of the mortgaged real property, the security interest of the lender or the value of the mortgaged real property;

     - the rights of tenants whether under ground leases or space leases, at the property to remain following a foreclosure or similar proceeding, provided that those tenants are performing under their leases;

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, as evidenced by a marked-up commitment, to be issued in respect of the mortgage loan; and

     - if the mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage, deed of trust or other security instrument for that other mortgage loan.

     "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of master servicing fees and special servicer's standby fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment through that due date, less the amount of master servicing fees and special servicer's standby fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "Prepayment Provisions", for each underlying mortgage loan, are as follows:

     - "LO(y)" means the original duration of the lock-out period is y payments;

     - "Defeasance(y)" means the original duration of the defeasance period is y payments;

     - "Grtrx%UPBorYM(y)"means, for an original period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

     - "YM(y)" means, for an original period of y payments, the relevant prepayment premium will equal the yield maintenance charge;

     - "Free(y)" means the underlying mortgage loan is freely prepayable for a period of y payments; and

     - "x%(y)" means, for an original period of y payments, the relevant prepayment premium will equal "x%" of the principal amount prepaid.

     "Present Value" means a yield maintenance premium that is generally equal to:

     - the product obtained by multiplying--

         1. the ratio of--

              - the amount of principal being prepaid, to

              - the principal balance outstanding, assuming no prepayments have been made, times

         2. the present value as of the prepayment date of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment, determined by discounting those payments at the Monthly Discount Rate, less

     - the amount of principal being prepaid.

     "Putnam Loan" means the pooled mortgage loan secured by the property identified on Annex A as the Putnam Building.

     "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.

     "Recommended Annual Replacement Reserves" means, for any mortgaged real property securing a pooled mortgage loan, the expected average annual uncompounded amount for future ongoing repairs and replacements over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the Property Condition Assessment.

     "Related Mortgage Loan Group" means a group of pooled mortgage loans that have at least one principal in common and may or may not be cross-collateralized or have the same borrower.

     "Related Underlying Mortgage Loans" means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     "REO Property" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

     "Restricted Group" means, collectively, the following persons and entities--

     - the trustee,

     - the Exemption-Favored Parties,

     - us,

     - the master servicer,

     - the special servicer,

     - any sub-servicers,

     - the mortgage loan sellers,

     - each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the cut-off date, and

     - any and all affiliates of any of the aforementioned persons.

     "Revenues" means the gross revenues received with respect to a mortgaged real property securing any pooled mortgage loan, for the specified time period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

     - for the multifamily rental properties, gross rental and other revenues;

     - for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues; and

     - for the hospitality properties, guest room, food and beverage, telephone and other revenues.

     In addition, in the case of any mortgaged real property that is subject to an operating lease with a single operator, Revenues were based on rental payments received by the related borrower under the operating lease and not revenues received by the operator.

     "Servicing Standard" means, with respect to either the master servicer or the special servicer, to service and administer the pooled mortgage loans and any REO Properties owned by the trust for which that party is responsible:

     - with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to comparable loans and real properties;

     - with a view to--

         1. the timely collection of all scheduled payments of principal and interest, including balloon payments, under those mortgage loans, and

         2. in the case of the special servicer, if a mortgage loan comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that defaulted mortgage loan to the series 2000-C1 certificateholders, as a collective whole, on a present value basis; and

     - without regard to--

         1. any known relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers,

         2. the ownership of any series 2000-C1 certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

         3. the obligation of the master servicer to make advances,

         4. the special servicer's obligation to make, or direct the master servicer to make, servicing advances, and

         5. the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction.

     "Servicing Transfer Event" means, with respect to any mortgage loan in the trust, any of the following events:

          1. the related borrower fails to make when due any monthly debt service payment, including a balloon payment, or any other payment required under the related promissory note or the related mortgage, deed of trust or other comparable security instrument, and either the failure actually continues, or the master servicer believes it will continue, unremedied for 60 days;

          2. the master servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, or any other material payment required to be made under the related promissory note or the related mortgage, deed of trust or other comparable security instrument, is likely to occur within 30 days and either--

        - the default is likely to remain unremedied for at least 60 days, or

        - the related borrower has requested a material modification of the related mortgage loan, other than the waiver of a due-on-sale clause;

          3. the master servicer determines that a non-payment default has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

          4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

          5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     - with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     - with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer;

     - with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     - with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     "Simple Interest" means 1/12 of the product of--

     - the amounts of prepaid principal, multiplied by

     - the difference between the mortgage rate and the rate, not the yield, on the treasury bill, bond, or note closest in maturity to March 1, 2010, multiplied by

     - the number of months from prepay to maturity.

     "Stated Principal Balance" means, for each mortgage loan in the trust, an amount that:

     - will initially equal its cut-off date principal balance or, in the case of a replacement mortgage loan, its principal balance as of the date of substitution, after application of all scheduled payments of principal due on or before that date; and

     - will be permanently reduced on each subsequent payment date, to not less than zero, by--

         1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan, and

         2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of a mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectible with respect to the mortgage loan or any related REO Property have been received.

     "Sub-Servicing Fee Rate" means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.

     "Total Principal Payment Amount" means:

     - for any payment date prior to the final payment date, an amount equal to the total, without duplication, of the following--

         1. all payments of principal, including voluntary principal prepayments, received on the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period,

         2. all monthly payments of principal received on the pooled mortgage loans prior to, but that are due during, the related collection period,

         3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received on or with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date, and

         4. all advances of principal made with respect to the mortgage loans for that payment date; and

     - for the final payment date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final payment date.

     "Treasury Flat" means the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with the maturity date or, in the case of an ARD Loan, the anticipated repayment date of the prepaid underlying mortgage loan as of any particular date. If there is no rate for instruments having a maturity coterminous with the remaining term to maturity or the anticipated repayment date, as applicable, of the subject underlying mortgage loan, then Treasury Flat will equal the interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than those remaining term to maturity or anticipated repayment date, as applicable.

     "Underwritten Expenses" or "U/W Expenses" means, with respect to any mortgaged real property securing a pooled mortgage loan, the annual operating expenses estimated for that property, generally consistent with the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

     - operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical trends;

     - if there was no management fee or a below market management fee, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate or lender's minimum management fee underwriting criteria for the applicable property type; and

     - those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar non-recurring expenses.

Underwritten Expenses generally include--

     - salaries, wages and benefits,

     - the costs of utilities,

     - repairs and maintenance,

     - marketing,

     - insurance,

     - management,

     - landscaping,

     - security, if provided at the mortgaged real property,

     - real estate taxes,

     - general and administrative expenses, and

     - ground lease payments, and other costs,

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

     In the case of hospitality properties, Underwritten Expenses included such departmental expenses as--

     - guest room,

     - food and beverage,

     - telephone,

     - rental and other expenses, and

various undistributed operating expenses such as--

     - general and administrative expenses,

     - management fees,

     - marketing expenses, and

     - franchise fees.

     In addition, in the case of any mortgaged real property that is subject to an operating lease with a single operator, Underwritten Expenses were based on expenses incurred by the related borrower under the operating lease and not operating expenses by the operator.

     The historical expenses with respect to any mortgaged real property were generally obtained--

     - from borrower-prepared operating statements relating to the latest reported operating period,

     - by analyzing the amount of expenses for previous operating periods, including annualizing any partial periods for which operating statements were available, with adjustments for items deemed inappropriate for annualization, and/or

     - by reviewing the amounts of expenses for periods prior to the latest full calendar year where that information was available or, in the case of a limited number of newly-constructed properties, the borrower's projected operating budget.

     "Underwritten Net Cash Flow", "Underwritten NCF" or "U/W NCF" means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI--

     - underwritten capital expenditure reserves,

     - furniture, fixtures and equipment reserves (for hospitality properties), and

     - underwritten tenant improvements and leasing commission reserves.

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

     "Underwritten NCF Debt Service Coverage Ratio" and "U/W NCF DSCR" means, for any underlying mortgage loan, the ratio of--

     - the annualized U/W NCF for the corresponding mortgaged real property or properties for the specified operating period, to

     - the Annual Debt Service for the underlying mortgage loan.

However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, and if there is no provision allowing for the potential release of the cross-collateralization, then U/W NCF DSCR means the ratio of--

     - the total U/W NCF for the specified 12-month time period for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     "Underwritten NOI" or "U/W NOI" means, for any mortgaged real property securing any pooled mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently based upon current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

     Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this prospectus supplement with respect to any mortgaged real property intended to represent such future operating income.

     Actual conditions at any mortgaged real property may differ substantially, from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

     Underwritten NOI and the Underwritten Revenues and Underwritten Expenses used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the Underwritten NOI for the mortgaged real property set forth in the following schedule or tables. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "Underwritten NOI Debt Service Coverage Ratio", "Underwritten NOI DSCR" or "U/W NOI DSCR" means, for any underlying mortgage loan, the ratio of--

     - the Underwritten NOI for the related mortgaged real property or properties, to

     - the Annual Debt Service for the related underlying mortgage loan.

However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, and if there is no provision allowing for the potential release of the cross-collateralization, then Underwritten NOI DSCR means the ratio of--

     - the total Underwritten NOI for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     "Underwritten Revenues" or "U/W Revenues" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

     - in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements;

     - in the case of the commercial properties, other than hospitality properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements, plus--

         1. for some commercial properties, percentage rents or other revenues based on normalized actual amounts collected during previous operating periods, plus

         2. in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a 12-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods, and

     - in the case of hospitality properties, annual revenues consistent with historical operating trends and market and competitive conditions.

For multi-family rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.

However, Underwritten Revenues were decreased to take into account--

     - the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower,

     - lender's minimum vacancy underwriting criteria for the applicable property type, and

     - for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

     In addition, in the case of some commercial properties, the Underwritten Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect, generally within six months of the date of the rent roll used to underwrite the mortgaged property. In addition, in the case of any mortgaged real properties that are subject to an operating lease with a single operator, Underwritten Revenues were based on rental payments received by the related borrower under the operating lease and not revenues received by the operator.

     "Units", "Pads" and "Rooms", respectively, mean:

     - in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A as "Units";

     - in the case of a mortgaged real property operated as a mobile home park, the number of pads, which are referred to in Annex A as "Pads"; and

     - in the case of a mortgaged real property operated as a hotel or motel, the number of rooms, which are referred to in Annex A as "Rooms".

     "U/W Annual Replacement Reserves" or "Underwritten Annual Replacement Reserves" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the Recommended Annual Replacement Reserves.

     "Weighted Average Pool Pass-Through Rate" means, for each payment date, the weighted average of the following annual rates with respect to all of the mortgage loans in the trust, weighted on the basis of the mortgage loans' respective Stated Principal Balances immediately prior to that payment date:

     - in the case of each mortgage loan that accrues interest on a 30/360 basis, an annual rate equal to--

         1. the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

         2. the sum of the related Sub-Servicing Fee Rate, plus 0.0475% per annum; and

     - in the case of each mortgage loan that accrues interest on an actual/360 basis, an annual rate generally equal to--

         1. a fraction, expressed as a percentage--

         - the numerator of which is, subject to adjustment as described below in this bullet point, the product 12 times the amount of interest that accrued or, in the case of a prepayment or other early liquidation, would have accrued with respect to that mortgage loan on an actual/360 basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding that payment date and its mortgage interest rate in effect as of the cut-off date, and

         - the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to that payment date, minus

         2. the sum of the related Sub-Servicing Fee Rate, plus 0.0475% per annum.

     Notwithstanding the foregoing, if the subject payment date occurs during January, except during a leap year, or February, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet point above will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet point above will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "Year Built" means, with respect to any mortgaged real property, the year during which construction of the mortgaged real property was completed. In the event of multiple years of construction, only the most recent of those years is shown.

     "Year Renovated" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to both the interior and exterior of the mortgaged property. In the event of multiple years of renovation, only the most recent of those years is shown.

                           [INTENTIONALLY LEFT BLANK]

                                    ANNEX A

                       CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

                           [INTENTIONALLY LEFT BLANK]

                             CUT-OFF DATE BALANCES

                                                                                             WEIGHTED AVERAGES
                                                        % OF      CUMULATIVE    -------------------------------------------
                            NUMBER OF    AGGREGATE     INITIAL       % OF                    STATED     U/W    CUT-OFF DATE
RANGE OF                    MORTGAGE    CUT-OFF DATE    POOL     INITIAL POOL   MORTGAGE   REMAINING    NCF      LOAN-TO-
CUT-OFF DATE BALANCES         LOANS       BALANCE      BALANCE     BALANCE        RATE     TERM (MO.)   DSCR   VALUE RATIO
---------------------       ---------   ------------   -------   ------------   --------   ----------   ----   ------------
$ 0 to $999,999...........      78      $ 47,100,589     6.46%        6.46%      8.448%       115       1.43x     64.34%
  1,000,000 to
    2,499,999.............     101       164,982,801    22.62        29.07       8.288        120       1.35      68.37
  2,500,000 to
    4,999,999.............      50       173,609,111    23.80        52.88       8.194        115       1.36      69.33
  5,000,000 to
    7,499,999.............      20       118,550,226    16.25        69.13       8.066        111       1.36      67.41
  7,500,000 to
    9,999,999.............       7        59,628,273     8.17        77.30       8.274        114       1.27      73.34
 10,000,000 to
   14,999,999.............      11       136,950,906    18.77        96.08       8.064        132       1.30      71.26
 15,000,000 to
   24,999,999.............      --                       0.00        96.08       0.000          0       0.00       0.00
 25,000,000 to
   49,999,999.............       1        28,618,255     3.92       100.00%      7.570        158       1.21      78.95
                               ---      ------------   ------                    -----        ---       ----      -----
    Totals/Wtd. Avg.......     268      $729,440,160   100.00%                   8.169%       120       1.33x     69.54%
                               ===      ============   ======                    =====        ===       ====      =====

                               MORTGAGE LOAN TYPE

                                                        % OF       HIGHEST                  WEIGHTED AVERAGES
                             NUMBER       TOTAL       INITIAL      CUT-OFF     --------------------------------------------
                               OF      CUT-OFF DATE   MORTGAGE      DATE       MORTGAGE     STATED      U/W
                            MORTGAGE    PRINCIPAL       POOL      PRINCIPAL    INTEREST   REMAINING     NCF    CUT-OFF DATE
LOAN TYPE                    LOANS       BALANCE      BALANCE      BALANCE       RATE     TERM (MO.)   DSCR     LTV RATIO
---------                   --------   ------------   --------   -----------   --------   ----------   -----   ------------
Balloon Loan..............    248      $673,633,692     92.35%   $28,618,255    8.199%       113       1.34x      69.82%
Fully Amortizing Loan.....     17        48,659,458      6.67    $13,152,356    7.810        225       1.31       67.02
ARD Loan..................      3         7,147,010      0.98%     3,705,428    7.724        116       1.44       60.25
                              ---      ------------    ------    -----------    -----        ---       -----      -----
        Totals/Wtd.
          Avg.............    268      $729,440,160    100.00%                  8.169%       120       1.33x      69.54%
                              ===      ============    ======                   =====        ===       =====      =====

                                  ACCRUAL TYPE

                                                                                            WEIGHTED AVERAGES
                                                        % OF       MAXIMUM     -------------------------------------------
                                         AGGREGATE     INITIAL     CUT-OFF                  STATED     U/W    CUT-OFF DATE
                         NUMBER OF      CUT-OFF DATE    POOL        DATE       MORTGAGE   REMAINING    NCF      LOAN-TO-
ACCRUAL TYPE           MORTGAGE LOANS     BALANCE      BALANCE     BALANCE       RATE     TERM (MO.)   DSCR   VALUE RATIO
------------           --------------   ------------   -------     -------     --------   ----------   ----   ------------
Actual/360 Basis.....       256         $706,703,298    96.88%   $28,618,255    8.176%       120       1.33x     69.66%
30/360 Basis.........        12           22,736,863     3.12    $ 5,285,529    7.950        113       1.44      65.88
                            ---         ------------   ------    -----------    -----        ---       ----      -----
    Totals/Wtd. Avg..       268         $729,440,160   100.00%                  8.169%       120       1.33x     69.54%
                            ===         ============   ======                   =====        ===       ====      =====

                                 MORTGAGE RATES

                                                         % OF                                  WEIGHTED AVERAGES
                                           TOTAL       INITIAL    CUMULATIVE %    -------------------------------------------
                                        CUT-OFF DATE   MORTGAGE    OF INITIAL     MORTGAGE     STATED     U/W
RANGE OF                 NUMBER OF       PRINCIPAL       POOL     MORTGAGE POOL   INTEREST   REMAINING    NCF    CUT-OFF DATE
MORTGAGE RATES         MORTGAGE LOANS     BALANCE      BALANCE       BALANCE        RATE     TERM (MO.)   DSCR    LTV RATIO
--------------         --------------   ------------   --------   -------------   --------   ----------   ----   ------------
0.00% to 6.99%.......         2         $ 18,411,866     2.52%        2.52%       6.920%         183      1.26x    72.92%
7.00% to 7.24%.......         4           14,374,618      1.97         4.49        7.088          99      1.46      65.61
7.25% to 7.49%.......         8           18,272,420      2.50         7.00        7.322         120      1.41      64.15
7.50% to 7.74%.......        14           77,339,871     10.60        17.60        7.606         145      1.29      73.16
7.75% to 7.99%.......        42           88,671,134     12.16        29.76        7.875         115      1.38      67.11
8.00% to 8.24%.......        55          193,989,143     26.59        56.35        8.119         111      1.31      71.91
8.25% to 8.49%.......        59          152,606,908     20.92        77.27        8.338         112      1.31      70.15
8.50% to 8.74%.......        36           80,856,661     11.08        88.36        8.609         132      1.35      67.12
8.75% to 8.99%.......        30           45,304,937      6.21        94.57        8.853         123      1.36      67.94
9.00% to 9.24%.......         9           27,149,293      3.72        98.29        9.114         113      1.44      65.40
9.25% to 9.49%.......         7           10,731,831      1.47        99.76        9.309         104      1.49      59.65
9.50% to 9.74%.......        --                   --      0.00        99.76        0.000           0      0.00       0.00
9.75% to 9.99%.......         2            1,731,479      0.24      100.00%        9.854         118      1.53      49.01
                            ---         ------------    ------       ------        -----        ----      ----      -----
    Totals/Wtd.
      Avg. ..........       268         $729,440,160   100.00%                    8.169%         120      1.33x    69.54%
                            ===         ============    ======                     =====        ====      ====      =====

                      ORIGINAL TERM TO SCHEDULED MATURITY

                                                         % OF                                       WEIGHTED AVERAGES
                                           TOTAL       INITIAL    CUMULATIVE %               --------------------------------
      RANGE OF                          CUT-OFF DATE   MORTGAGE    OF INITIAL     MORTGAGE     STATED     U/W
 TERMS TO SCHEDULED      NUMBER OF       PRINCIPAL       POOL     MORTGAGE POOL   INTEREST   REMAINING    NCF    CUT-OFF DATE
   MATURITY (MOS.)     MORTGAGE LOANS     BALANCE      BALANCE       BALANCE        RATE     TERM (MO.)   DSCR    LTV RATIO
---------------------  --------------   ------------   --------   -------------   --------   ----------   ----   ------------
  0 to 107...........         7         $ 10,712,938     1.47%        1.47%       8.385%          81      1.30x    70.91%
108 to 119...........         1            4,424,160      0.61         2.08        8.120         106      1.31      77.62
120 to 131...........       237          628,960,456     86.23        88.30        8.219         110      1.34      69.41
132 to 179...........         2           28,910,403      3.96        92.26        7.592         158      1.21      78.70
180 to 239...........         8           16,314,343      2.24       94.50%        8.189         182      1.22      63.03
240 to 359...........        13           40,117,859      5.50      100.00%        7.743         233      1.35      66.46
                            ---         ------------    ------       ------        -----        ----      ----      -----
    Totals/Wtd. Avg..       268         $729,440,160   100.00%                    8.169%         120      1.33x    69.54%
                            ===         ============    ======                     =====        ====      ====      =====

                            MORTGAGE LOAN SEASONING

                                                         % OF                                  WEIGHTED AVERAGES
                                           TOTAL       INITIAL    CUMULATIVE %    -------------------------------------------
                                        CUT-OFF DATE   MORTGAGE    OF INITIAL     MORTGAGE     STATED     U/W
                         NUMBER OF       PRINCIPAL       POOL       MORTGAGE      INTEREST   REMAINING    NCF    CUT-OFF DATE
SEASONING (MOS.)       MORTGAGE LOANS     BALANCE      BALANCE    POOL BALANCE      RATE     TERM (MO.)   DSCR    LTV RATIO
----------------       --------------   ------------   --------   -------------   --------   ----------   ----   ------------
 0 to  5.............        23         $133,216,943    18.26%       18.26%       8.423%         115      1.28x    71.24%
 6 to 11.............       128          354,559,575     48.61        66.87        8.304         112      1.33      69.71
12 to 17.............        80          158,656,658     21.75        88.62        7.970         128      1.37      69.27
18 to 23.............        25           49,623,226      6.80        95.42        7.337         141      1.38      66.89
24 to 29.............         6           23,766,323      3.26        98.68        7.662         170      1.36      65.77
30 to 35.............         6            9,617,437      1.32      100.00%        8.503         139      1.33      67.65
                            ---         ------------    ------                     -----        ----      ----      -----
    Totals/Wtd. Avg..       268         $729,440,160   100.00%                    8.169%         120      1.33x    69.54%
                            ===         ============    ======                     =====        ====      ====      =====

                      REMAINING TERM TO SCHEDULED MATURITY

                                                                                               WEIGHTED AVERAGES
                                      TOTAL           % OF         CUMULATIVE     -------------------------------------------
RANGE OF REMAINING     NUMBER OF   CUT-OFF DATE      INITIAL      % OF INITIAL    MORTGAGE     STATED     U/W
TERMS TO SCHEDULED     MORTGAGE     PRINCIPAL     MORTGAGE POOL   MORTGAGE POOL   INTEREST   REMAINING    NCF    CUT-OFF DATE
MATURITY (MOS.)          LOANS       BALANCE         BALANCE         BALANCE        RATE     TERM (MO.)   DSCR    LTV RATIO
------------------     ---------   ------------   -------------   -------------   --------   ----------   ----   ------------
  0 to 83............       6      $  8,158,517        1.12%           1.12%       8.778%        76       1.34x     69.06%
 84 to 95............       8        13,965,464        1.91            3.03        8.068         91       1.45      64.95
 96 to 107...........      76       111,751,512       15.32           18.35        7.818        104       1.41      66.60
108 to 119...........     155       510,222,061       69.95           88.30        8.304        112       1.32      70.26
120 to 179...........       7        38,335,565        5.26           93.56        7.797        160       1.24      73.31
180 to 239...........      12        38,080,392        5.22           98.78        7.533        215       1.26      70.24
240 to 359...........       4         8,926,649        1.22          100.00%       8.730        287       1.52      54.27
                          ---      ------------      ------                        -----        ---       ----      -----
    Totals/Wtd.
      Avg. ..........     268      $729,440,160      100.00%                       8.169%       120       1.33x     69.54%
                          ===      ============      ======                        =====        ===       ====      =====

                               PREPAYMENT PREMIUM

                                                                                          WEIGHTED AVERAGES
                                           TOTAL           % OF                       --------------------------
                                        CUT-OFF DATE      INITIAL        HIGHEST        MORTGAGE        STATED
PREPAYMENT               NUMBER OF       PRINCIPAL     MORTGAGE POOL   CUT-OFF DATE     INTEREST      REMAINING
PREMIUM                MORTGAGE LOANS     BALANCE         BALANCE        BALANCE          RATE        TERM (MO.)
----------             --------------   ------------   -------------   ------------   -------------   ----------
Lockout/Defeasance...       180         $608,177,073       83.38%      $28,618,255        8.225%         117
Lockout/> of YM or
  1%.................        44           56,691,332        7.77         5,259,510        8.039          120
Lockout/YM...........         4           34,250,666        4.70        13,152,356        7.238          191
> of YM or 1%........        25           16,412,173        2.25         1,810,481        8.032          106
> of YM or 1%/
  Declining Fee......         6            4,789,155        0.66         1,578,624        8.373          137
Lockout/Declining
  Fee................         5            4,215,798        0.58         1,470,069        9.243           80
YM/Declining Fee.....         3            3,795,239        0.52         1,440,456        8.646           87
YM...................         1            1,108,725        0.15       $ 1,108,725        8.250           95
                            ---         ------------      ------       -----------        -----          ---
    Totals/Wtd.
      Avg. ..........       268         $729,440,160      100.00%                         8.169%         120
                            ===         ============      ======                          =====          ===

                        WEIGHTED AVERAGES
                       -------------------
                       U/W
PREPAYMENT             NCF    CUT-OFF DATE
PREMIUM                DSCR    LTV RATIO
----------             ----   ------------
Lockout/Defeasance...  1.32x     70.13%
Lockout/> of YM or
  1%.................  1.39      66.55
Lockout/YM...........  1.36      67.46
> of YM or 1%........  1.45      62.15
> of YM or 1%/
  Declining Fee......  1.34      65.39
Lockout/Declining
  Fee................  1.43      71.60
YM/Declining Fee.....  1.45      72.12
YM...................  1.26      73.92
                       ----      -----
    Totals/Wtd.
      Avg. ..........  1.33x     69.54%
                       ====      =====

                      PREPAYMENT PREMIUM BY MORTGAGE RATE

                                                                  WEIGHTED AVERAGES      % OF INITIAL MORTGAGE POOL BALANCE
                                                                ---------------------   -------------------------------------
                                                       % OF
                                                     INITIAL                                         LOCKOUT THEN
                         NUMBER OF       TOTAL       MORTGAGE   MORTGAGE     STATED      LOCKOUT      GREATER OF     LOCKOUT
                         MORTGAGE       CUT-OFF        POOL     INTEREST   REMAINING       THEN         1% OR       THEN YLD.
MORTGAGE RATE              LOANS     DATE, BALANCE   BALANCE      RATE     TERM (MO.)   DEFEASANCE   YLD. MAINT.     MAINT.
-------------              -----     -------------   -------      ----     ----------   ----------   -----------     ------
6.75% to 6.99%.........       2      $ 18,411,866       2.52%    6.920%       183          0.00%         0.72%         1.80%
7.00% to 7.24%.........       4        14,374,618       1.97     7.088         99          1.06          0.91          0.00
7.25% to 7.49%.........       8        18,272,420       2.50     7.322        120          0.82          0.56          1.12
7.50% to 7.74%.........      14        77,339,871      10.60     7.606        145          8.27          0.16          1.77
7.75% to 7.99%.........      42        88,671,134      12.16     7.875        115         10.00          1.13          0.00
8.00% to 8.24%.........      55       193,989,143      26.59     8.119        111         25.20          0.47          0.00
8.25% to 8.49%.........      59       152,606,908      20.92     8.338        112         18.68          1.67          0.00
8.50% to 8.74%.........      36        80,856,661      11.08     8.609        132         10.26          0.73          0.00
8.75% to 8.99%.........      30        45,304,937       6.21     8.853        123          4.58          1.00          0.00
9.00% to 9.24%.........       9        27,149,293       3.72     9.114        113          3.60          0.12          0.00
9.25% to 9.49%.........       7        10,731,831       1.47     9.309        104          0.88          0.10          0.00
9.50% to 9.74%.........                        --       0.00     0.000          0          0.00          0.00          0.00
9.75% to 9.99%.........       2         1,731,479       0.24     9.854        118          0.04          0.20          0.00
                            ---      ------------     ------     -----        ---         -----         -----         -----
    Totals/Wtd. Avg....     268      $729,440,160     100.00%    8.169%       120         83.38%         7.77%         4.70%
                            ===      ============     ======     =====        ===         =====         =====         =====

                                        % OF INITIAL MORTGAGE POOL BALANCE
                         -----------------------------------------------------------------
                                      GREATER OF                      YLD.
                                      1% OR YLD.                     MAINT.
                         GREATER OF   MAINT. THEN                     THEN
                         1% OR YLD.    DECLINING    LOCKOUT THEN    DECLINING      YLD.
MORTGAGE RATE              MAINT.         FEE       DECLINING FEE      FEE        MAINT.
-------------              ------         ---       -------------      ---        ------
6.75% to 6.99%.........     0.00%        0.00%          0.00%         0.00%        0.00%
7.00% to 7.24%.........     0.00         0.00           0.00          0.00         0.00
7.25% to 7.49%.........     0.00         0.00           0.00          0.00         0.00
7.50% to 7.74%.........     0.41         0.00           0.00          0.00         0.00
7.75% to 7.99%.........     1.03         0.00           0.00          0.00         0.00
8.00% to 8.24%.........     0.52         0.41           0.00          0.00         0.00
8.25% to 8.49%.........     0.19         0.04           0.00          0.19         0.15
8.50% to 8.74%.........     0.00         0.00           0.09          0.00         0.00
8.75% to 8.99%.........     0.10         0.21           0.00          0.33         0.00
9.00% to 9.24%.........     0.00         0.00           0.00          0.00         0.00
9.25% to 9.49%.........     0.00         0.00           0.48          0.00         0.00
9.50% to 9.74%.........     0.00         0.00           0.00          0.00         0.00
9.75% to 9.99%.........     0.00         0.00           0.00          0.00         0.00
                            ----         ----           ----          ----         ----
    Totals/Wtd. Avg....     2.25%        0.66%          0.58%         0.52%        0.15%
                            ====         ====           ====          ====         ====

       INITIAL LOAN POOL PREPAYMENT RESTRICTIONS COMPOSITION OVER TIME(1)

                                                                  MONTHS FOLLOWING CUT-OFF DATE
                                 ------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTION             0         12        24        36        48        60        72        84        96       108
----------------------           ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Remaining Pool Balance(2)......  100.00%    98.93%    97.77%    96.51%    95.16%    93.68%    91.90%    89.30%    85.84%    66.13%
Locked(3)......................   95.70     95.74     95.12     94.14     89.27     87.65     87.46     87.96     87.50     61.18
Yield Maintenance..............    4.30      4.26      4.88      5.86     10.15     10.89     11.08     11.07      9.91      6.89
5% Premium.....................    0.00      0.00      0.00      0.00      0.09      0.00      0.00      0.00      0.00      0.04
4% Premium.....................    0.00      0.00      0.00      0.00      0.00      0.09      0.00      0.00      0.00      0.00
3% Premium.....................    0.00      0.00      0.00      0.00      0.49      0.88      0.09      0.00      0.00      0.00
2% Premium.....................    0.00      0.00      0.00      0.00      0.00      0.49      0.88      0.09      0.00      0.00
1% Premium.....................    0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.15      0.09      0.00
Open...........................    0.00      0.00      0.00      0.00      0.00      0.00      0.49      0.73      2.50     31.89
                                 ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
         Total.................  100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
                                 ======    ======    ======    ======    ======    ======    ======    ======    ======    ======

---------------

(1) All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance at the specified point in time.

(2) Remaining aggregate mortgage loan pool balance as a percentage of the Initial Pool Balance at the specified point in time.

(3) Locked includes loans in defeasance.

                                 PROPERTY TYPES

                                                       % OF                                 WEIGHTED AVERAGES
                                         TOTAL       INITIAL      MAXIMUM      --------------------------------------------
                         NUMBER OF    CUT-OFF DATE   MORTGAGE   CUT-OFF DATE   MORTGAGE     STATED      U/W
                         MORTGAGED     PRINCIPAL       POOL      PRINCIPAL     INTEREST   REMAINING     NCF    CUT-OFF DATE
PROPERTY TYPES           PROPERTIES     BALANCE      BALANCE      BALANCE        RATE     TERM (MO.)   DSCR     LTV RATIO
--------------           ----------   ------------   --------   ------------   --------   ----------   -----   ------------
Office.................      45       $188,926,406     25.90%   $28,618,255     8.029%       118       1.29x      72.07%
Multifamily............     105        173,325,674     23.76     14,641,647     8.044        118       1.32       71.91
Unanchored Retail......      55        109,914,651     15.07      6,959,929     8.192        117       1.35       68.75
Industrial.............      28         83,496,096     11.45      8,133,454     8.465        114       1.31       69.18
Anchored Retail........       7         49,389,199      6.77     14,887,463     8.161        119       1.33       67.82
Office/Retail..........      11         42,490,237      5.83     12,904,150     7.834        140       1.39       66.26
Full Service Hotel.....       6         36,962,179      5.07     12,899,824     8.519        108       1.47       60.90
Limited Service
  Hotel................       9         19,935,076      2.73      4,462,078     8.998        201       1.54       59.29
Mixed Use..............       3         12,613,771      1.73      6,834,742     8.360        109       1.33       70.37
Mobile Home Park.......       8          8,848,463      1.21      2,059,553     8.381        109       1.41       67.74
Self Storage...........       1          3,538,410      0.49    $ 3,538,410     8.620        113       1.44       65.53
                            ---       ------------    ------    ===========     -----        ---       -----      -----
    Totals/Wtd. Avg....     278       $729,440,160    100.00%                   8.169%       120       1.33x      69.54%
                            ===       ============    ======                    =====        ===       =====      =====

                              ENCUMBERED INTEREST

                                                                                -------------------------------------------
                                                                                             WEIGHTED AVERAGES
                                                        % OF                    -------------------------------------------
                          NUMBER OF     TOTAL CUT-    INITIAL      HIGHEST                                     CUT-OFF DATE
                          MORTGAGED      OFF DATE     MORTGAGE   CUT-OFF DATE   MORTGAGE     STATED     U/W      LOAN-TO-
                             REAL       PRINCIPAL       POOL      PRINCIPAL     INTEREST   REMAINING    NCF     APPRAISED
ENCUMBERED INTEREST       PROPERTIES     BALANCE      BALANCE      BALANCE        RATE     TERM (MO.)   DSCR   VALUE RATIO
-------------------       ----------   ------------   --------   ------------   --------   ----------   ----   ------------
Fee Simple..............     269       $670,333,587     91.90%   $28,618,255     8.180%       119       1.33x     70.30%
Leasehold...............       6         47,297,546      6.48     12,904,150     8.132        140       1.40      62.18
Both Fee Simple and
  Leasehold.............       3         11,809,027      1.62    $ 5,922,695     7.702        105       1.49      56.02
                             ---       ------------    ------    ===========     -----        ---       ----      -----
    Totals/Wtd. Avg. ...     278       $729,440,160    100.00%                   8.169%       120       1.33x     69.54%
                             ===       ============    ======                    =====        ===       ====      =====

             UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO

                                                         % OF                                     WEIGHTED AVERAGES
                                       AGGREGATE        INITIAL                     ----------------------------------------------
                          NUMBER OF   CUT-OFF DATE     MORTGAGE      CUMULATIVE %   MORTGAGE     STATED
        RANGE OF          MORTGAGE     PRINCIPAL         POOL         OF INITIAL    INTEREST   REMAINING    U/W NCF   CUT-OFF DATE
    U/W NCF DSCR (X)        LOANS       BALANCE         BALANCE      POOL BALANCE     RATE     TERM (MO.)    DSCR      LTV RATIO
    ----------------      ---------   ------------   -------------   ------------   --------   ----------   -------   ------------
1.00 to 1.09............       2      $  4,619,411        0.63%           0.63%      8.103%       201        1.05x       72.06%
1.10 to 1.19............       5        30,319,724        4.16            4.79       8.096        120        1.19        74.13
1.20 to 1.24............      25       107,349,019       14.72           19.51       7.903        138        1.23        74.89
1.25 to 1.29............      76       207,298,886       28.42           47.93       8.250        113        1.28        71.93
1.30 to 1.39............      82       236,434,025       32.41           80.34       8.177        120        1.34        69.58
1.40 to 1.49............      37        73,420,325       10.07           90.40       8.392        114        1.43        64.47
1.50 to 1.59............      21        37,944,357        5.20           95.61       7.996        117        1.55        58.81
1.60 to 1.69............      12        23,227,419        3.18           98.79       8.066        126        1.64        55.77
1.70 to 1.79............       3         5,687,372        0.78           99.57       8.881        109        1.75        68.31
1.80 to 2.39............       2         1,131,651        0.16           99.72       8.220        111        2.16        36.17
2.40 to 2.99............       2           794,078        0.11           99.83       8.225        105        2.61        30.69
3.00 to 3.59............       1         1,213,893        0.17          100.00%      8.875        111        3.00        27.59
                             ---      ------------      ------          ------       -----        ---        ----        -----
  Totals/Wtd. Avg. .....     268      $729,440,160      100.00%                      8.169%       120        1.33x       69.54%
                             ===      ============      ======                       =====        ===        ====        =====

                             CUT-OFF DATE LTV RATIO

                                                                                            WEIGHTED AVERAGES
                                                      % OF                     -------------------------------------------
                                        TOTAL       INITIAL     CUMULATIVE
                         NUMBER OF   CUT-OFF DATE   MORTGAGE       % OF        MORTGAGE     STATED     U/W
RANGE OF CUT-OFF DATE    MORTGAGE     PRINCIPAL       POOL     INITIAL POOL    INTEREST   REMAINING    NCF    CUT-OFF DATE
LTV RATIO                  LOANS       BALANCE      BALANCE       BALANCE        RATE     TERM (MO.)   DSCR    LTV RATIO
---------------------    ---------   ------------   --------   -------------   --------   ----------   ----   ------------
 0.00% to 39.99%.......       5      $  3,379,383      0.46%        0.46%       8.359%       108       2.46x     31.95%
40.00% to 44.99%.......       4         4,496,508      0.62         1.08        9.022        119       1.68      41.45
45.00% to 49.99%.......       7        16,004,415      2.19         3.27        8.269        149       1.51      46.85
50.00% to 54.99%.......      11        21,060,383      2.89         6.16        8.034        128       1.51      52.67
55.00% to 59.99%.......      21        27,465,545      3.77         9.93        8.072        117       1.46      57.92
60.00% to 64.99%.......      33        67,273,088      9.22        19.15        8.488        122       1.39      62.55
65.00% to 69.99%.......      56       158,820,769     21.77        40.92        8.222        119       1.34      67.76
70.00% to 74.99%.......      91       308,956,451     42.36        83.28        8.197        113       1.30      72.95
75.00% to 79.99%.......      39       120,288,700     16.49        99.77        7.847        134       1.27      77.60
80.00% to 84.99%.......       1         1,694,919      0.23       100.00%       7.875        107       1.25      84.75
                            ---      ------------    ------                     -----        ---       ----      -----
    Totals/Wtd. Avg....     268      $729,440,160    100.00%                    8.169%       120       1.33x     69.54%
                            ===      ============    ======                     =====        ===       ====      =====

                SCHEDULED MATURITY DATE/ARD LOAN-TO-VALUE RATIO

                                                                                        WEIGHTED AVERAGES
                                                              CUMULATIVE   -------------------------------------------
                                                     % OF        % OF
       RANGE OF                      AGGREGATE     INITIAL     INITIAL
  SCHEDULED MATURITY    NUMBER OF   CUT-OFF DATE   MORTGAGE    MORTGAGE    MORTGAGE     STATED     U/W    CUT-OFF DATE
       DATE/ARD         MORTGAGE     PRINCIPAL       POOL        POOL      INTEREST   REMAINING    NCF        LTV
 LOAN-TO-VALUE RATIO      LOANS       BALANCE      BALANCE     BALANCE       RATE     TERM (MO.)   DSCR      RATIO
 -------------------    ---------   ------------   --------   ----------   --------   ----------   ----   ------------
 0.00% to  4.99%......      15      $ 42,312,584      5.80%       5.80%     7.674%       215       1.27x     68.72%
 5.00% to 24.99%......       7        13,890,754      1.90        7.70      8.164        202       1.67      51.61
25.00% to 49.99%......      35        53,928,765      7.39       15.10      8.267        113       1.50      53.39
50.00% to 54.99%......      28        54,168,896      7.43       22.52      8.198        106       1.42      61.83
55.00% to 59.99%......      43        91,956,536     12.61       35.13      8.229        109       1.36      67.39
60.00% to 64.99%......      69       220,264,321     30.20       65.33      8.198        117       1.31      71.64
65.00% to 69.99%......      60       227,210,388     31.15       96.48      8.177        111       1.29      74.22
70.00% to 74.99%......      10        24,012,998      3.29       99.77      8.200        110       1.27      78.81
75.00% to 79.99%......       1         1,694,919      0.23      100.00%     7.875        107       1.25      84.75
                           ---      ------------    ------      ------      -----        ---       ----      -----
    Totals/Wtd.
      Avg. ...........     268      $729,440,160    100.00%                 8.169%       120       1.33x     69.54%
                           ===      ============    ======                  =====        ===       ====      =====

Note: For purposes of this Annex A, we have assumed that ARD Loans mature on their respective anticipated repayment dates.

                                     STATES

                                                                                                WEIGHTED AVERAGES
                                                           % OF                    -------------------------------------------
                             NUMBER OF       TOTAL       INITIAL     CUMULATIVE                                   CUT-OFF DATE
                             MORTGAGED    CUT-OFF DATE   MORTGAGE       % OF       MORTGAGE     STATED     U/W      LOAN-TO-
                                REAL       PRINCIPAL       POOL     INITIAL POOL   INTEREST   REMAINING    NCF     APPRAISED
STATES                       PROPERTIES     BALANCE      BALANCE      BALANCE        RATE     TERM (MO.)   DSCR   VALUE RATIO
------                       ----------     -------      -------      -------        ----     ----------   ----   -----------
California.................      54       $158,970,997     21.79%       21.79%      8.026%       120       1.35x     69.56%
New York...................      27        101,650,658     13.94        35.73       8.158        113       1.34      68.08
Massachusetts..............       9         72,167,959      9.89        45.62       7.864        130       1.29      73.32
Nevada.....................      11         46,304,973      6.35        51.97       8.381        115       1.25      70.50
Florida....................      25         41,405,893      5.68        57.65       8.159        109       1.41      68.13
Texas......................      30         34,689,981      4.76        62.40       8.461        104       1.34      69.10
Pennsylvania...............       4         32,383,208      4.44        66.84       8.101        112       1.30      71.86
New Jersey.................      10         25,965,176      3.56        70.40       8.753        114       1.42      65.29
Arizona....................       9         21,879,227      3.00        73.40       7.982        107       1.33      67.24
Minnesota..................       4         19,120,362      2.62        76.02       8.508        126       1.29      70.12
Maryland...................       4         18,250,659      2.50        78.52       8.524        112       1.29      74.19
Indiana....................       8         16,477,391      2.26        80.78       7.128        195       1.24      75.66
Oregon.....................       6         13,031,867      1.79        82.57       8.215        115       1.30      68.14
Washington.................       6         12,824,476      1.76        84.33       8.186        117       1.34      67.07
Connecticut................       7         11,633,217      1.59        85.92       8.351        112       1.52      67.97
Ohio.......................      13         11,119,250      1.52        87.45       8.074        109       1.42      61.73
Louisiana..................       7         10,667,056      1.46        88.91       8.472        188       1.44      64.22
Georgia....................       6          9,894,526      1.36        90.27       8.458        114       1.38      70.18
Michigan...................       4          9,843,863      1.35        91.62       8.656        136       1.32      67.57
Illinois...................       2          9,189,127      1.26        92.88       8.760        113       1.26      72.87
Mississippi................       5          8,693,535      1.19        94.07       8.486        193       1.37      65.29
Virginia...................       2          4,694,308      0.64        94.71       8.036        109       1.30      67.02
North Carolina.............       3          4,424,927      0.61        95.32       8.418        124       1.31      69.90
Vermont....................       1          4,424,160      0.61        95.92       8.120        106       1.31      77.62
Arkansas...................       1          3,488,140      0.48        96.40       8.030        114       1.26      74.22
Utah.......................       1          3,215,949      0.44        96.84       8.070        113       1.25      73.09
Missouri...................       2          3,098,572      0.42        97.27       8.072        107       1.43      70.33
Colorado...................       3          3,048,429      0.42        97.69       7.855        105       1.41      66.64
Maine......................       2          2,578,542      0.35        98.04       8.972        112       1.38      71.18
Tennessee..................       1          2,554,420      0.35        98.39       7.130         98       1.17      76.82
West Virginia..............       1          2,269,770      0.31        98.70       7.375        211       1.16      70.60
Wisconsin..................       1          2,105,829      0.29        98.99       8.970        116       1.25      72.61
Rhode Island...............       1          1,842,937      0.25        99.24       8.290        113       1.31      59.45
Idaho......................       1          1,493,286      0.20        99.45       8.090        112       1.28      74.66
Kentucky...................       1          1,439,330      0.20        99.64       9.875        114       1.58      47.98
New Hampshire..............       4          1,280,775      0.18        99.82       8.560        108       1.59      65.18
Nebraska...................       1            999,938      0.14        99.96       8.030        106       1.40      62.50
Kansas.....................       1            317,445      0.04       100.00       8.625        103       1.32      73.74
                                ---       ------------    ------       ------       -----        ---       ----      -----
    Totals/Wtd. Avg........     278       $729,440,160    100.00%                   8.169%       120       1.33x     69.54%
                                ===       ============    ======                    =====        ===       ====      =====

                           [INTENTIONALLY LEFT BLANK]

                       GENERAL MORTGAGED REAL
                        PROPERTY INFORMATION

          MORTGAGE
CONTROL     LOAN
NUMBER     SELLER      LOAN / PROPERTY NAME              PROPERTY ADDRESS                          CITY                        STATE
------------------------------------------------------------------------------------------------------------------------------------
  1         SBRC       Putnam Building                   One Upland Road                           Norwood                       MA
  2         GCFP       Jovanna Villas Apartments         2720 West Serene Avenue                   Las Vegas                     NV
  3         GCFP       Los Cabos II Apartments           4701 Lawerence Street                     North Las Vegas               NV
  4         GCFP       Sunrise Plaza Shopping Center     620-696 Blossom Hill Road                 San Jose                      CA
  5         GCFP       Hasbrouck & Torview Apartments    16A Kensington Circle                     Garnerville                   NY
------------------------------------------------------------------------------------------------------------------------------------
  6         SBRC       Muncie Apartments Portfolio
 6A         SBRC       Silvertree Apartments             2600-3001 North Silver Lane               Muncie                        IN
 6B         SBRC       Windsong Apartments               2100-2240 North Oakwood Avenue            Muncie                        IN
 6C         SBRC       Autumn Breeze Apartments          2810-2860 North Everbrook Drive           Muncie                        IN
 6D         SBRC       Sunreach Apartments               1801-1821 West Royale Drive               Muncie                        IN
 6E         SBRC       Everbrook Apartments              2600-2806 North Everbrook Drive           Muncie                        IN
 6F         SBRC       Cardinal Villa Apartments         1200 West Bethel Avenue                   Muncie                        IN
------------------------------------------------------------------------------------------------------------------------------------
  7         SBRC       Sports Arena Village              3730-3780 Sports Arena Boulevard
                                                           & 4015-4065 Hancock Street              San Diego                     CA
  8         GCFP       Holiday Inn Somerset              195 Davidson Avenue                       Somerset                      NJ
  9         GCFP       Southridge Shopping Center        1300-1450 Mendota Road                    Inver Grove Heights           MN
 10         GCFP       Stewart Plaza                     370-494 North Mountain Avenue             Upland                        CA
 11         GCFP       The Carriage Building
                         (Building 39                    39 First Avenue                           Charlestown                   MA
 12         GCFP       1000 Adams Avenue                 1000 Adams Avenue                         Lower Providence Township     PA
 13         GCFP       101 West Avenue                   101 West Avenue                           Jenkintown                    PA
 14         GCFP       Clearview Farms Apartments        306 Robert Quigley Drive                  Scottsville                   NY
 15         GCFP       The TJ Building                   930 Flushing Avenue                       Brooklyn                      NY
 16         GCFP       International Precision
                         Components Corp. Building       28468 & 28251 North Ballard Road          Lake Forest                   IL
 17         GCFP       480 Sprague Street                480 Sprague Street                        Dedham                        MA
 18         GCFP       990 Spring Garden Street          990 Spring Garden Street                  Philadelphia                  PA
 19         SBRC       Los Altos Woods Office Building   5050 El Camino Real                       Los Altos                     CA
 20         GCFP       655 Merrick Avenue                655 Merrick Avenue                        Westbury                      NY
 21         GCFP       Nicholson Plaza                   5000-5060 Nicholson Lane                  Rockville                     MD
 22         GCFP       Ventura Village Shopping Center   21347 Ventura Boulevard                   Woodland Hills                CA
 23         SBRC       Bridgetown 1 Office Building      1631 Northwest Thurman Street             Portland                      OR
 24         GCFP       Courtyard Center                  2404-2410 San Ramon Valley Boulevard      San Ramon                     CA
 25         GCFP       Raymour & Flanigan Plaza A        625-665 Boston Road                       Springfield                   MA
 26         GCFP       4707 East Baseline Road           4707 East Baseline Road                   Phoenix                       AZ
 27         GCFP       Holiday Inn Arena                 2-8 Hawley Street                         Binghamton                    NY
 28         GCFP       Kentbrook Apartments              9803 South 248th Street                   Kent                          WA
 29         GCFP       Ramada Plaza Hotel and Office
                         Building                        One Ramada Plaza                          New Rochelle                  NY
 30         GCFP       Quail Park I                      801 South Rancho Drive                    Las Vegas                     NV
 31         GCFP       139 Main Street                   139 Main Street                           Cambridge                     MA
 32         GCFP       Holiday Inn University            4105 Vestal Parkway East                  Vestal                        NY
 33         GCFP       PRG - Scenic Technologies         6050 South Valley View Boulevard          Las Vegas                     NV
 34         GCFP       Raymour & Flanigan Plaza B        490 New Park Avenue                       West Hartford                 CT
 35         GCFP       West County Professional and
                         Medical Center                  14120-14180 Beach Boulevard               Westminster                   CA
 36         SBRC       Herndon Plaza Retail Center       East Colonial Drive                       Orlando                       FL
 37         GCFP       15250 Avenue of Science           15250 Avenue of Science                   San Diego                     CA
 38         GCFP       The Barnyard Retail Center        Highway One at Carmel Valley Road         Carmel Valley                 CA
 39         GCFP       711 Madison Avenue                25 East 63rd Street                       New York                      NY
 40         SBRC       132 South Rodeo Drive             132 South Rodeo Drive                     Beverly Hills                 CA
 41         GCFP       4001 Fairview Industrial Drive    4001 Fairview Industrial Drive
                         Southeast                         Southeast                               Salem                         OR
 42         GCFP       The Parris Building
                         (Building 34)                   One First Avenue                          Charlestown                   MA
 43         SBRC       Cherry Tree Shopping Center       11200 Scaggsville Road                    Laurel                        MD
 44         SBRC       1916-1928 Old Middlefield Road    1916-1928 Old Middlefield Road            Mountain View                 CA
 45         GCFP       Days Inn Singer Island            2700 North Ocean Avenue                   Singer Island                 FL
 46         GCFP       The Sports Authority              51-30 Northern Boulevard                  Long Island City              NY
 47         GCFP       Grand Union Supermarket           Southwest Corner of Route 7A and
                                                           Equinox  Terrace                        Manchester                    VT
 48         GCFP       Parklawn Center                   11910 Parklawn Drive                      Rockville                     MD
 49         GCFP       Two World's Fair Drive            Two World's Fair Drive                    Franklin                      NJ
 50         GCFP       Arden Woods Office Building       4105 Lexington Avenue North               Arden Hills                   MN
 51         GCFP       350 Centerpointe                  350 Essjay Road                           Williamsville                 NY
 52         GCFP       Erie Canal Commons                2500-2570 Ridgeway Avenue                 Rochester                     NY
 53         GCFP       Executive Center Northridge       19145-19215 Parthenia Street              Northridge                    CA


CONTROL                                                                                                 PROPERTY SIZE
NUMBER              ZIP CODE   COUNTY                 PROPERTY TYPE                     PROPERTY SIZE     UNIT TYPE       YEAR BUILT
------------------------------------------------------------------------------------------------------------------------------------
  1                 02062      Norfolk                Office                                231,000         SF               1978
  2                 89123      Clark                  Multifamily                               264       Units              1998
  3                 89031      Clark                  Multifamily                               210       Units              1998
  4                 95123      Santa Clara            Anchored Retail                       113,266         SF               1995
  5                 10923      Rockland               Multifamily                               373       Units              1970
------------------------------------------------------------------------------------------------------------------------------------
  6                                                                                             308       Units
 6A                 47304      Delaware               Multifamily                               120       Units              1986
 6B                 47304      Delaware               Multifamily                                48       Units              1987
 6C                 47304      Delaware               Multifamily                                48       Units              1991
 6D                 47304      Delaware               Multifamily                                36       Units              1984
 6E                 47304      Delaware               Multifamily                                32       Units              1991
 6F                 47303      Delaware               Multifamily                                24       Units              1993
------------------------------------------------------------------------------------------------------------------------------------
  7                 92110      San Diego              Office/Retail                         254,679         SF               1981
  8                 08873      Somerset               Full Service Hotel                        284       Rooms              1983
  9                 55077      Dakota                 Anchored Retail                       202,308         SF               1986
 10                 91786      San Bernardino         Office                                124,262         SF               1987
 11
                    02129      Suffolk                Office                                 85,825         SF               1886
 12                 19403      Montgomery             Office                                110,601         SF               1968
 13                 19046      Montgomery             Office                                 83,303         SF               1990
 14                 14546      Monroe                 Multifamily                               310       Units              1973
 15                 11206      Kings                  Industrial                            295,858         SF               1985
 16                 60045      Lake                   Industrial                            188,600         SF               1985
 17                 02026      Norfolk                Industrial                            233,000         SF               1960
 18                 19123      Philadelphia           Office                                156,758         SF               1920
 19                 94022      Santa Clara            Office                                 38,909         SF               1982
 20                 11590      Nassau                 Unanchored Retail                      58,198         SF               1989
 21                 20852      Montgomery             Mixed Use (Retail/Industrial)         103,426         SF               1972
 22                 91364      Los Angeles            Anchored Retail                        30,548         SF               1999
 23                 97209      Multnomah              Office                                 62,824         SF               1900
 24                 94583      Contra Costa           Office/Retail                          68,516         SF               1990
 25                 01119      Hampden                Unanchored Retail                     127,498         SF               1978
 26                 85040      Maricopa               Industrial                            138,110         SF               1996
 27                 13901      Broome                 Full Service Hotel                        241       Rooms              1968
 28                 98031      King                   Multifamily                               198       Units              1979
 29                 10801      Westchester            Full Service Hotel                        128       Rooms              1974
 30                 89106      Clark                  Office                                 73,444         SF               1980
 31                 02142      Middlesex              Office                                 37,538         SF               1874
 32                 13850      Broome                 Full Service Hotel                        143       Rooms              1962
 33                 89118      Clark                  Industrial                            126,916         SF               1999
 34                 06110      Hartford               Unanchored Retail                      76,258         SF               1919
 35                 92683      Orange                 Office/Retail                          81,530         SF               1973
 36                 32801      Orange                 Anchored Retail                       270,013         SF               1972
 37                 92128      San Diego              Office                                 55,454         SF               1986
 38                 93923      Monterey               Unanchored Retail                      76,843         SF               1977
 39                 10021      New York               Mixed Use (Retail/Multifamily)          9,681         SF               1880
 40                 90212      Los Angeles            Office                                 25,983         SF               1962
 41                 97302      Marion                 Industrial                             80,160         SF               1998
 42                 02129      Suffolk                Office/Retail                          48,936         SF               1838
 43                 20723      Howard                 Unanchored Retail                      45,982         SF               1987
 44                 94043      Santa Clara            Office                                 31,945         SF               1973
 45                 33404      Palm Beach             Limited Service Hotel                     165       Rooms              1963
 46                 11377      Queens                 Anchored Retail                        45,654         SF               1995
 47                 05201      Bennington             Anchored Retail                        40,058         SF               1983
 48                 20852      Montgomery             Industrial                             90,840         SF               1978
 49                 08873      Somerset               Office                                 59,310         SF               1982
 50                 55126      Ramsey                 Office                                 63,713         SF               1980
 51                 14221      Erie                   Office                                 43,250         SF               1987
 52                 14626      Monroe                 Unanchored Retail                      39,048         SF               1998
 53                 91324      Los Angeles            Industrial                             86,341         SF               1979


CONTROL             YEAR           OCCUPANCY          OCCUPANCY
NUMBER           RENOVATED         PERCENTAGE         AS OF DATE
---------------------------------------------------------------------
  1                  NAP              100%             08/05/99
  2                  NAP               95%             11/29/99
  3                  NAP               96%             11/29/99
  4                  NAP               95%             11/26/99
  5                  NAP               97%             09/30/99
---------------------------------------------------------------------
  6
 6A                  NAP              100%             01/04/00
 6B                  NAP              100%             01/04/00
 6C                  NAP              100%             01/04/00
 6D                  NAP              100%             01/04/00
 6E                  NAP              100%             01/04/00
 6F                  NAP              100%             01/04/00
---------------------------------------------------------------------
  7                  NAP               95%             10/01/99
  8                  NAP               59%             12/31/99
  9                  NAP               93%             09/01/99
 10                  1990              93%             10/31/99
 11                  1987             100%             10/01/99
 12                  1990             100%             09/01/99
 13                  NAP              100%             10/20/99
 14                  1976              95%             12/22/99
 15                  NAP              100%             07/01/99
 16                  1999             100%             12/01/99
 17                  1963             100%             09/27/99
 18                  1998             100%             12/27/99
 19                  NAP              100%             08/13/99
 20                  NAP              100%             01/01/00
 21                  1985             100%             09/30/99
 22                  NAP              100%             01/05/00
 23                  1998              98%             08/19/99
 24                  NAP              100%             10/11/99
 25                  1998              97%             01/11/00
 26                  NAP              100%             11/23/99
 27                  1981              55%             12/31/99
 28                  1999              93%             10/31/99
 29                  1997              88%             12/31/99
 30                  NAP               96%             11/23/99
 31                  1989             100%             10/31/99
 32                  1999              65%             12/20/99
 33                  NAP              100%             06/15/99
 34                  1997             100%             12/07/99
 35                  1999              96%             11/10/99
 36                  1995              98%             10/12/99
 37                  NAP              100%             12/01/99
 38                  NAP               89%             11/05/99
 39                  1999             100%             06/23/99
 40                  1994             100%             08/10/99
 41                  NAP              100%             11/23/99
 42                  1986             100%             10/26/99
 43                  NAP               90%             11/04/99
 44                  1998             100%             01/25/00
 45                  1997              37%             12/31/99
 46                  NAP              100%             09/30/99
 47                  1999             100%             11/30/99
 48                  NAP              100%             10/29/99
 49                  NAP               93%             12/01/99
 50                  NAP               97%             02/01/00
 51                  NAP              100%             01/01/00
 52                  NAP              100%             11/01/99
 53                  NAP               97%             10/12/99

                       GENERAL MORTGAGED REAL
                        PROPERTY INFORMATION

          MORTGAGE
CONTROL     LOAN
NUMBER     SELLER      LOAN / PROPERTY NAME              PROPERTY ADDRESS                          CITY                        STATE
------------------------------------------------------------------------------------------------------------------------------------
 54         SBRC       Jester Village Retail Center      6507 Jester Boulevard                     Austin                        TX
 55         GCFP       Suncreek Corporate Center         7777 Greenback Lane                       Citrus Heights                CA
 56         GCFP       Airport Business Plaza            6401, 6431, 6451 South Country
                                                           Club Road;
                                                           3191 East Valencia Road                 Tucson                        AZ
 57         SBRC       Otay Distribution Center          6987-6995 Calle De Linea                  San Diego                     CA
 58         GCFP       Groesbeck Industrial Park         145-195 Malow Street                      Mount Clemens                 MI
 59         GCFP       A Safe Self Storage               160 Johnson Avenue                        Hackensack                    NJ
 60         GCFP       Audobon One                       1890 Preston White Drive                  Reston                        VA
 61         GCFP       Quail Valley Apartments           5300 Baseline Road                        Little Rock                   AR
 62         SBRC       Valley Sunset Center              704 West Sunset Road                      Henderson                     NV
 63         GCFP       Tangerine Hill Apartments         360 Bethel Avenue                         Sanger                        CA
 64         GCFP       Modesto Imaging Center            157 East Coolidge Avenue                  Modesto                       CA
 65         GCFP       Beechnut Grove Apartments         7511 Beechnut                             Houston                       TX
 66         GCFP       Woodvine Apartments               7550 Longpoint Road                       Houston                       TX
 67         GCFP       Holiday Inn Kennedy Space
                         Center                          4951 South Washington Avenue              Titusville                    FL
 68         GCFP       Chateau Resort & Conf.            300 Camelback Road                        Tannersville                  PA
 69         GCFP       West Pointe Apartments            2184 West 3100 South                      West Valley City              UT
 70         GCFP       Auburn Hills Industrial Center    68-70 Squirrel Road                       Auburn Hills                  MI
 71         SBRC       Ponderosa Village Shopping
                         Center                          Highway 260 and Granite Dells Road        Payson                        AZ
 72         SBRC       Heinz Apartments                  750-808 Enterprise Street and 451
                                                           Frazee Avenue                           Bowling Green                 OH
 73         GCFP       Barcelona Apartments              5625 Manzanita Avenue                     Carmichael                    CA
 74         SBRC       Highbury Court Apartments         50 Mount Zion Road                        Atlanta                       GA
 75         GCFP       BankBoston Building               10 North Main Street                      Fall River                    MA
 76         SBRC       Northwest Plaza Shopping
                         Center                          U.S. Highway 51                           Senatobia                     MS
 77         GCFP       43 West 47th Street               43 West 47th Street                       New York                      NY
 78         SBRC       58-38 Page Place                  58-38 Page Place                          Maspeth                       NY
 79         GCFP       3832-3844 Sepulveda Boulevard     3832-3844 Sepulveda Boulevard             Torrance                      CA
 80         SBRC       Sweetwater Plaza East             1717-1747 Sweetwater Road                 National City                 CA
 81         SBRC       Duane Reade Maspeth               66-56 Grand Avenue                        Maspeth                       NY
 82         GCFP       Fairfield Inn Houma               1530 Martin Luther King Boulevard         Houma                         LA
 83         SBRC       Brentwood Apartments              1660 Northeast 150th Street               Miami                         FL
 84         SBRC       Whitehall Apartments              14860 Northeast 6th Avenue                North Miami                   FL
 85         SBRC       Wind River Park Plaza             18141 Beach Boulevard                     Huntington Beach              CA
 86         SBRC       Newport Victoria Plaza            2183 Fairview Road                        Costa Mesa                    CA
 87         SBRC       Haverty Furniture Store           598 East FM 3040                          Lewisville                    TX
 88         GCFP       Westgate Office Center            700 West Johnson Avenue                   Cheshire                      CT
 89         GCFP       Commonwealth Park                 300 Dominion Drive                        Morrisville                   NC
------------------------------------------------------------------------------------------------------------------------------------
 90         SBRC       New Jersey Portfolio
 90A        SBRC       5004 Palisades                    5004 Palisade Avenue & 330 50th
                                                           Street                                  West New York                 NJ
 90B        SBRC       727 & 727A 25th Street            727 & 727A 25th Street                    Union City                    NJ
 90C        SBRC       Franklin's Tower Two              6120 Monroe Place                         West New York                 NJ
 90D        SBRC       Franklin's Tower One              211 64th Street                           West New York                 NJ
------------------------------------------------------------------------------------------------------------------------------------
 91         GCFP       Centerpointe 24-Hour Fitness      336 North Sunrise Boulevard               Roseville                     CA
 92         GCFP       Keats Plaza                       12115 Parklawn Drive                      Rockville                     MD
 93         SBRC       South Pointe Townhomes            1500 Shelby Drive East                    Memphis                       TN
 94         GCFP       Glenmoor Green I Apartments       4602 Tieton Drive                         Yakima                        WA
 95         SBRC       Alameda Shopping Center           321-325 East Alameda Avenue               Burbank                       CA
 96         SBRC       41 North Division Street          41 North Division Street                  Peekskill                     NY
 97         GCFP       Glenmoor Green II Apartments      701 South 48th Avenue                     Yakima                        WA
 98         GCFP       Flagship Wharf Commercial
                        Condominium                      197 Eighth Street                         Charlestown                   MA
 99         GCFP       South Park Center                 4700 Riverside Drive                      Palm Beach Gardens            FL
 100        GCFP       1952 West El Camino               1952 El Camino Real                       Mountain View                 CA
 101        SBRC       Office Max Traverse               3111 South Airport Road                   Traverse City                 MI
 102        GCFP       Rockland Multi-family Residences  Hingham Street & Cobb Drive; Manzella
                                                           Court; Pierce Road                      Rockland                      MA
 103        GCFP       Realty Expert Building            41051 Mission Boulevard                   Fremont                       CA
 104        GCFP       75 Bermar Park, Nickel Office
                         Building & Tonida Office
                         Building                        75 Bermar Park, 3515 & 3535 Buffalo Road  Gates                         NY
 105        SBRC       Office Max Mankato                2020 Adams Street                         Mankato                       MN
 106        SBRC       Office Max Martinsburg            800 Foxcroft Avenue                       Martinsburg                   WV
 107        GCFP       Kmart South Bend                  4850 Western Avenue                       South Bend                    IN

CONTROL                                                                                          PROPERTY SIZE
NUMBER       ZIP CODE   COUNTY                 PROPERTY TYPE                     PROPERTY SIZE     UNIT TYPE       YEAR BUILT
---------------------------------------------------------------------------------------------------------------------------------
 54          78750      Travis                 Unanchored Retail                      36,909         SF               1999
 55          95610      Sacramento             Office                                 62,557         SF               1988
 56          85706      Pima                   Office                                 59,990         SF               1998
 57          92137      San Diego              Industrial                            102,875         SF               1999
 58          48143      Macomb                 Industrial                            146,646         SF               1946
 59          07601      Bergen                 Self Storage                           48,218         SF               1950
 60          20190      Fairfax                Office                                 30,218         SF               1986
 61          72209      Pulaski                Multifamily                               240       Units              1968
 62          89015      Clark                  Unanchored Retail                      54,084         SF               1996
 63          93657      Fresno                 Multifamily                               126       Units              1989
 64          95351      Stanislaus             Office                                 17,852         SF               1990
 65          77074      Harris                 Multifamily                               116       Units              1965
 66          77055      Harris                 Multifamily                               103       Units              1973
 67          32780      Brevard                Full Service Hotel                        118       Rooms              1969
 68          18372      Monroe                 Full Service Hotel                        152       Rooms              1985
 69          84119      Salt Lake              Multifamily                               104       Units              1974
 70          48326      Oakland                Industrial                             81,217         SF               1988
 71          85541      Gila                   Unanchored Retail                      32,168         SF               1998
 72          43402      Wood                   Multifamily                                64       Units              1998
 73          95608      Sacramento             Multifamily                               127       Units              1976
 74          30354      Fulton                 Multifamily                               128       Units              1973
 75          02724      Bristol                Office                                 48,396         SF               1975
 76          38668      Tate                   Unanchored Retail                      50,900         SF               1999
 77          10036      New York               Office                                 10,750         SF               1899
 78          11378      Queens                 Industrial                             91,200         SF               1970
 79          90505      Los Angeles            Unanchored Retail                      23,930         SF               1961
 80          91950      San Diego              Office/Retail                          50,856         SF               1988
 81          11378      Queens                 Unanchored Retail                      25,000         SF               1955
 82          70360      Terrebonne             Limited Service Hotel                      79       Rooms              1997
 83          33181      Miami - Dade           Multifamily                                56       Units              1971
 84          33161      Miami - Dade           Multifamily                                42       Units              1989
 85          92648      Orange                 Office                                 30,672         SF               1984
 86          92627      Orange                 Office                                 36,907         SF               1984
 87          75067      Denton                 Unanchored Retail                      47,500         SF               1993
 88          06410      New Haven              Office                                 36,412         SF               1990
 89          27560      Wake                   Industrial                             55,000         SF               1998
---------------------------------------------------------------------------------------------------------------------------------
 90                                                                                      131       Units
 90A         07093      Hudson                 Multifamily                                57       Units              1920
 90B         07087      Hudson                 Multifamily                                37       Units              1920
 90C         07093      Hudson                 Multifamily                                19       Units              1920
 90D         07093      Hudson                 Multifamily                                18       Units              1920
---------------------------------------------------------------------------------------------------------------------------------
 91          95661      Placer                 Unanchored Retail                      34,420         SF               1999
 92          20852      Montgomery             Industrial                             54,739         SF               1984
 93          38116      Shelby                 Multifamily                               124       Units              1965
 94          98908      Yakima                 Multifamily                               108       Units              1976
 95          91502      Los Angeles            Unanchored Retail                      16,238         SF               1985
 96          10566      Westchester            Office                                 33,464         SF               1949
 97          98908      Yakima                 Multifamily                               112       Units              1977
 98          02129      Suffolk                Office/Retail                          29,543         SF               1990
 99          33410      Palm Beach             Industrial                             46,013         SF               1996
 100         94040      Santa Clara            Unanchored Retail                      18,755         SF               1960
 101         49684      Grand Traverse         Unanchored Retail                      23,500         SF               1996
 102         02370      Plymouth               Multifamily                                46       Units              1965
 103         94539      Alameda                Office                                 23,870         SF               1990
 104         14624      Monroe                 Industrial                             48,000         SF               1997
 105         56001      Blue Earth             Unanchored Retail                      23,500         SF               1997
 106         25401      Berkeley               Unanchored Retail                      23,500         SF               1998
 107         46619      St. Joseph             Anchored Retail                        94,130         SF               1974

CONTROL             YEAR           OCCUPANCY          OCCUPANCY
NUMBER           RENOVATED         PERCENTAGE         AS OF DATE
---------------------------------------------------------------------
 54                  NAP               95%             10/15/99
 55                  NAP               91%             12/01/99
 56                  NAP               80%             12/31/99
 57                  NAP              100%             10/25/99
 58                  1988              97%             01/12/00
 59                  1997              80%             02/01/00
 60                  NAP              100%             12/14/99
 61                  1999              97%             10/22/99
 62                  NAP               98%             08/09/99
 63                  NAP               97%             07/31/99
 64                  1992             100%             06/21/99
 65                  1993              99%             11/23/99
 66                  1996              96%             11/23/99
 67                  1997              63%             12/20/99
 68                  1998              57%             10/16/99
 69                  1991              94%             10/06/99
 70                  1999              99%             01/12/00
 71                  NAP               92%             06/10/99
 72                  NAP              100%             10/26/99
 73                  NAP               98%             09/30/99
 74                  1997              95%             09/24/99
 75                  NAP               91%             10/18/99
 76                  NAP              100%             09/08/99
 77                  1999             100%             09/01/99
 78                  1996             100%             08/01/98
 79                  NAP              100%             06/04/99
 80                  NAP               86%             12/01/99
 81                  1990             100%             05/07/99
 82                  NAP               80%             09/30/99
 83                  NAP               98%             03/24/99
 84                  NAP              100%             03/24/99
 85                  NAP              100%             08/01/99
 86                  NAP              100%             12/07/99
 87                  1999             100%             08/27/99
 88                  NAP               97%             08/02/99
 89                  NAP              100%             01/19/00
---------------------------------------------------------------------
 90
 90A                 1997             100%             06/01/99
 90B                 1998             100%             06/01/99
 90C                 1999             100%             06/01/99
 90D                 1997             100%             06/01/99
---------------------------------------------------------------------
 91                  NAP              100%             09/16/99
 92                  NAP              100%             06/28/99
 93                  1997              98%             03/27/00
 94                  NAP               96%             10/31/99
 95                  NAP              100%             06/28/99
 96                  1998             100%             09/30/99
 97                  NAP               92%             10/31/99
 98                  1995             100%             10/20/99
 99                  NAP              100%             12/01/99
 100                 NAP              100%             12/30/99
 101                 NAP              100%             09/07/99
 102                 NAP              100%             12/15/99
 103                 NAP              100%             10/28/99
 104                 1998             100%             09/09/99
 105                 NAP              100%             01/31/98
 106                 NAP              100%             10/11/99
 107                 1992             100%             10/27/99

                       GENERAL MORTGAGED REAL
                        PROPERTY INFORMATION

          MORTGAGE
CONTROL     LOAN
NUMBER     SELLER      LOAN / PROPERTY NAME              PROPERTY ADDRESS                          CITY                        STATE
------------------------------------------------------------------------------------------------------------------------------------
 108        GCFP       Wolfie's Plaza                    100 South Military Trail                  Deerfield Beach               FL
 109        GCFP       200-220 West 1st Street           200-220 West 1st Street                   Santa Ana                     CA
 110        GCFP       The Loring Building               3685 Main Street                          Riverside                     CA
 111        GCFP       Park Paloma Apartments            2930 North 46th Street                    Phoenix                       AZ
 112        GCFP       Mitchell Building                 387-391 Main Mall                         Poughkeepsie                  NY
 113        GCFP       Kennedy I Office Building         804 North Milwaukee Street                Milwaukee                     WI
 114        SBRC       Holiday Inn Express               835 Buford Road                           Cumming                       GA
 115        GCFP       16300 Addison Road Office
                         Building                        16300 Addison Road                        Addison                       TX
 116        GCFP       Fairfield Inn Jackson             5723 I-55 North                           Jackson                       MS
 117        SBRC       Amberwood  Mobile Home Park       1027 Tempe Street                         Amarillo                      TX
 118        SBRC       Carson Commerce Center            930 East Dominguez Street                 Carson                        CA
 119        GCFP       Nome Plaza Shopping Center        436-464 Nome Avenue                       Staten Island                 NY
 120        GCFP       River Park Shopping Center        3312 Peachtree Industrial Boulevard       Duluth                        GA
 121        SBRC       Fountain Plaza                    7336 East Shoeman Lane                    Scottsdale                    AZ
 122        GCFP       Fairfield Inn Hattiesburg         173 Thornhill Drive                       Hattiesburg                   MS
 123        GCFP       Fairfield Inn Lake Charles-
                         Sulphur                         2615 Ruth Street                          Sulphur                       LA
 124        SBRC       Hampton Inn Blythe                900 West Hobson Way                       Blythe                        CA
 125        SBRC       The Grove Shopping Center         3103-3193 North Garey Avenue              Pomona                        CA
 126        GCFP       475-499 Hillside Avenue           475-499 Hillside Avenue                   Hillside                      NJ
 127        SBRC       Copeland Shopping Center          15099 Hesperian Boulevard                 San Leandro                   CA
 128        GCFP       The Fleet Building                25 John A. Cummings Way                   Woonsocket                    RI
 129        GCFP       Commack Tower Plaza               6300 Jericho Turnpike                     Commack                       NY
 130        GCFP       Shoppes of Northshore             363 Atlantic Boulevard                    Atlantic Beach                FL
 131        SBRC       Las Posadas Shopping Center       802-806 Buchanan Boulevard                Boulder City                  NV
 132        SBRC       The Ville Apartments              4348 Kennerly Avenue                      St. Louis                     MO
 133        GCFP       Amelia Court Apartments           1381 Ohio Pike (S.R. 125)                 Pierce Township               OH
 134        SBRC       Long Street Townhouses            1401 and 1501 East Long Street            Carson City                   NV
 135        GCFP       Silverbrook Apartments            1245 Columbine Street                     Denver                        CO
 136        SBRC       Garden Apartments                 1021, 1027, 1030, 1035, 1039,
                                                           1045 NE 8th Avenue                      Ft. Lauderdale                FL
 137        GCFP       Westchester and New Haven
                         Apartments                      4021 & 4217 Hessmer Avenue                Metairie                      LA
 138        SBRC       Madison Midtown Shopping Center   1060 U.S. Highway 51                      Madison                       MS
 139        SBRC       Cleveland Corners Shopping
                         Center                          600 North Davis Avenue                    Cleveland                     MS
 140        SBRC       Park Place Apartments             1661 West 259th Street                    Harbor City                   CA
 141        GCFP       Horizons Apartments               1510 North 48th Street                    Phoenix                       AZ
 142        GCFP       Regency Square Apartments         1401 Cartier Drive                        Tampa                         FL
 143        SBRC       Federal Express                   109-111 Commission Boulevard              Lafayette                     LA
 144        SBRC       Levittown Professional Building   2900 Hempstead Turnpike                   Levittown                     NY
 145        SBRC       3311 Richmond Office Building     3311 Richmond Avenue                      Houston                       TX
 146        SBRC       Carmel Towers                     16700-16701 Northeast 21st Avenue         North Miami Beach             FL
 147        GCFP       Westwood Apartments               6810 West Preece Lane                     Boise                         ID
 148        SBRC       Crestridge Apartments             3200 West Walnut Street                   Garland                       TX
 149        GCFP       Pine Tree Square                  379 Main Street                           Waterville                    ME
 150        GCFP       Thistlewood Apartments            1637 Alameda Drive                        Xenia                         OH
 151        GCFP       Lesbo/Bullion Mobile Home Park    611 Bullion Road                          Elko                          NV
 152        SBRC       The Town Center                   110-120 East La Habra Boulevard           La Habra                      CA
 153        SBRC       Bayridge Apartments               3001 F.M. 1266                            League City                   TX
 154        SBRC       Ramada Inn - Elizabethtown        108 Commerce Drive                        Elizabethtown                 KY
 155        SBRC       Oasis Surgery Center              44301-44305 Lorimer Avenue                Lancaster                     CA
 156        SBRC       715 South Oxford Court
                         Apartments                      715 South Oxford Avenue                   Los Angeles                   CA
 157        SBRC       Barefoot Bay Medical Office
                         Center                          8000 Ron Beatty Boulevard                 Barefoot Bay                  FL
 158        GCFP       14 Mamaroneck Avenue              14 Mamaroneck Avenue                      White Plains                  NY
 159        SBRC       Presidio Plaza                    401 South El Camino Real                  San Clemente                  CA
 160        SBRC       904-912 21st Avenue               904-912 21st Avenue South                 Minneapolis                   MN
 161        GCFP       Ambassador Apartments             3094 Brighton 5th Street                  Brooklyn                      NY
 162        SBRC       Frisco South Shopping Center      8200 Stonebrook Parkway                   Frisco                        TX
 163        GCFP       Oquendo Office Warehouse          3720 West Oquendo Road                    Las Vegas                     NV
 164        GCFP       Palm Harbor Mobile Home Park      7175 South U.S. 1                         Titusville                    FL
 165        SBRC       Milan Apartments                  6600 Yucca Street                         Los Angeles                   CA
 166        SBRC       Palm Pacific Plaza Shopping
                         Center                          1114-1120 North Pacific Avenue            Glendale                      CA
 167        SBRC       North Dixie Commerce Center       3601 North Dixie Highway                  Boca Raton                    FL


CONTROL                                                                                         PROPERTY SIZE
NUMBER      ZIP CODE   COUNTY                 PROPERTY TYPE                     PROPERTY SIZE     UNIT TYPE       YEAR BUILT
---------------------------------------------------------------------------------------------------------------------------------
 108        33442      Broward                Unanchored Retail                      29,905         SF               1987
 109        92701      Orange                 Unanchored Retail                      22,235         SF               1989
 110        92501      Riverside              Office/Retail                          24,868         SF               1890
 111        85018      Maricopa               Multifamily                                60       Units              1973
 112        12601      Dutchess               Office                                 34,829         SF               1900
 113        53202      Milwaukee              Office                                 48,886         SF               1984
 114        30041      Forsyth                Limited Service Hotel                      70       Rooms              1996
 115        75248      Dallas                 Office                                 23,696         SF               1998
 116        39213      Hinds                  Limited Service Hotel                      79       Rooms              1997
 117        79118      Randall                Mobile Home Park                          112        Pads              1982
 118        90745      Los Angeles            Office                                 43,913         SF               1979
 119        10314      Richmond               Unanchored Retail                      18,168         SF               1989
 120        30096      Gwinnett               Unanchored Retail                      22,988         SF               1999
 121        85251      Maricopa               Office/Retail                          21,532         SF               1987
 122        39402      Lamar                  Limited Service Hotel                      79       Rooms              1997
 123        70664      Calcasieu              Limited Service Hotel                      79       Rooms              1997
 124        92225      Riverside              Limited Service Hotel                      59       Rooms              1994
 125        91767      Los Angeles            Unanchored Retail                      48,950         SF               1985
 126        07205      Union                  Industrial                            208,940         SF               1930
 127        94578      Alameda                Unanchored Retail                      20,999         SF               1987
 128        02895      Providence             Office                                 47,947         SF               1980
 129        11725      Suffolk                Unanchored Retail                      14,200         SF               1992
 130        32233      Duval                  Unanchored Retail                      22,034         SF               1991
 131        89005      Clark                  Unanchored Retail                      26,073         SF               1982
 132        63113      St. Louis              Multifamily                               110       Units              1985
 133        45102      Clermont               Multifamily                                95       Units              1980
 134        89706      Carson                 Multifamily                                41       Units              1979
 135        80206      Denver                 Multifamily                                31       Units              1962
 136        33304      Broward                Multifamily                                71       Units              1950
 137        70002      Jefferson Parish       Multifamily                                80       Units              1972
 138        39110      Madison                Unanchored Retail                      11,100         SF               1999
 139        38732      Bolivar                Unanchored Retail                       5,040         SF               1998
 140        90710      Los Angeles            Multifamily                                48       Units              1973
 141        85008      Maricopa               Multifamily                                51       Units              1985
 142        33612      Hillsborough           Multifamily                               120       Units              1975
 143        70508      Lafayette              Industrial                             51,892         SF               1997
 144        11756      Nassau                 Office                                 20,000         SF               1965
 145        77098      Harris                 Office                                 42,626         SF               1962
 146        33162      Miami - Dade           Multifamily                                51       Units              1967
 147        88704      Ada                    Multifamily                                43       Units              1989
 148        75042      Dallas                 Multifamily                               102       Units              1965
 149        04901      Kennebec               Unanchored Retail                      24,874         SF               1997
 150        45385      Greene                 Multifamily                               114       Units              1977
 151        89801      Elko                   Mobile Home Park                           84        Pads              1982
 152        90631      Orange                 Office                                 29,405         SF               1983
 153        77573      Galveston              Multifamily                               125       Units              1975
 154        42701      Hardin                 Limited Service Hotel                      68       Rooms              1997
 155        93534      Los Angeles            Office                                 15,025         SF               1992
 156        90005      Los Angeles            Multifamily                                29       Units              1991
 157        32935      Brevard                Office                                 14,400         SF               1996
 158        10601      Westchester            Office                                 21,034         SF               1908
 159        92672      Orange                 Unanchored Retail                      12,491         SF               1988
 160        55404      Hennepin               Multifamily                                47       Units              1969
 161        11233      Kings                  Multifamily                                43       Units              1929
 162        75034      Collin                 Office/Retail                          18,585         SF               1985
 163        89118      Clark                  Industrial                             19,626         SF               1997
 164        32780      Brevard                Mobile Home Park                           88        Pads              1965
 165        90028      Los Angeles            Multifamily                                41       Units              1989
 166        91202      Los Angeles            Unanchored Retail                      11,245         SF               1940
 167        33431      Palm Beach             Industrial                             33,356         SF               1986

CONTROL           YEAR           OCCUPANCY          OCCUPANCY
NUMBER         RENOVATED         PERCENTAGE         AS OF DATE
-------------------------------------------------------------------
 108               NAP               94%             10/05/99
 109               NAP              100%             09/22/99
 110               1993              90%             02/01/00
 111               1996             100%             09/15/99
 112               1989             100%             01/10/00
 113               NAP              100%             01/01/00
 114               NAP               65%             12/31/99
 115               NAP               88%             12/01/99
 116               NAP               83%             09/30/99
 117               1999              98%             07/31/99
 118               NAP               87%             07/08/99
 119               NAP              100%             09/30/99
 120               NAP              100%             11/02/99
 121               1997             100%             11/09/99
 122               NAP               74%             09/30/99
 123               NAP               70%             09/30/99
 124               NAP               70%             12/31/99
 125               NAP               93%             11/01/99
 126               NAP              100%             09/01/99
 127               NAP              100%             02/01/00
 128               1995              97%             10/18/99
 129               NAP              100%             09/30/99
 130               NAP               94%             11/30/99
 131               NAP               97%             07/01/99
 132               NAP               98%             12/14/99
 133               NAP               92%             02/29/00
 134               NAP               93%             07/26/99
 135               1997              97%             12/31/99
 136               1975              92%             07/01/99
 137               NAP               96%             09/01/99
 138               NAP               83%             06/30/99
 139               NAP              100%             06/30/99
 140               1997             100%             08/16/99
 141               NAP               92%             11/30/99
 142               NAP               99%             06/30/99
 143               NAP              100%             04/20/99
 144               1990             100%             06/08/99
 145               1990              92%             07/01/99
 146               1992              94%             01/01/99
 147               NAP              100%             08/31/99
 148               NAP               98%             07/21/99
 149               NAP               92%             12/22/99
 150               1994             100%             12/31/99
 151               NAP               96%             09/01/99
 152               NAP              100%             12/06/99
 153               1994              98%             06/01/99
 154               NAP               66%             09/30/99
 155               NAP              100%             08/19/99
 156               NAP              100%             06/10/99
 157               NAP              100%             06/30/99
 158               1998             100%             10/31/99
 159               1998              88%             08/13/99
 160               NAP              100%             04/16/99
 161               NAP              100%             01/26/99
 162               NAP              100%             01/01/00
 163               NAP              100%             09/01/99
 164               NAP               85%             07/07/99
 165               NAP               95%             08/17/99
 166               1995             100%             08/23/99
 167               NAP              100%             08/19/99

                       GENERAL MORTGAGED REAL
                        PROPERTY INFORMATION

          MORTGAGE
CONTROL     LOAN
NUMBER     SELLER      LOAN / PROPERTY NAME              PROPERTY ADDRESS                          CITY                        STATE
------------------------------------------------------------------------------------------------------------------------------------
 168        SBRC       Meadowlark Apartments             233-239 West San Marcos Boulevard         San Marcos                    CA
 169        SBRC       Old Judge Building                704 North 2nd Street                      St. Louis                     MO
------------------------------------------------------------------------------------------------------------------------------------
 170        SBRC       Sherman/Lennox Portfolio
170A        SBRC       6839-6841 Lennox Avenue           6839-6841 Lennox Avenue                   Van Nuys                      CA
170B        SBRC       17732 Sherman Way                 17732 Sherman Way                         Reseda                        CA
------------------------------------------------------------------------------------------------------------------------------------
 171        SBRC       Pacific Winds Apartments          5578 34th Street                          Rubidoux                      CA
 172        SBRC       Isle of Capri Apartments          1359 Northeast 127th Street               North Miami                   FL
 173        SBRC       Datura Station                    120 South Dixie Highway                   West Palm Beach               FL
 174        SBRC       Park View Cooperative             53 Prospect Street                        Stamford                      CT
 175        SBRC       H & Z Office Building             4300 Evergreen Lane                       Annandale                     VA
 176        SBRC       Nassau Bay Villas Apartments      130 Surf Court Drive                      Nassau Bay                    TX
 177        SBRC       2180 West First Street            2180 West First Street                    Fort Myers                    FL
 178        GCFP       8020 Northwest 60th Street        8020 Northwest 60th Street                Miami                         FL
 179        SBRC       Irving Place Apartments           1005 Metker Street                        Irving                        TX
 180        GCFP       Regency Palms Apartments          4113 East Linebaugh Avenue                Tampa                         FL
 181        GCFP       Four Flags Motors, Inc.           2901 South Highway 159                    Glen Carbon                   IL
 182        GCFP       Alexandria Gardens Apartments     130 South Alexandria Avenue               Los Angeles                   CA
 183        GCFP       47-49 Main Street                 47-49 Main Street                         Freeport                      ME
 184        SBRC       Madrid Apartments                 3201 Second Avenue                        Lake Charles                  LA
 185        SBRC       Comfort Inn - Milledgeville       2595 North Columbia Street                Milledgeville                 GA
 186        SBRC       Wal-Mart Shopping Center          Northwest Corner of Highway 75 &
                                                           Highway 82                              Sherman                       TX
 187        SBRC       Stratford Apartments              1901-1931 Hazelwood Avenue                Ft Wayne                      IN
 188        SBRC       Willow Glen Plaza                 1111 Town East Boulevard                  Mesquite                      TX
 189        SBRC       Edgewater Bay Apartments          750 Northeast 62nd Street                 Miami                         FL
 190        SBRC       420 Group                         420 West 17th Street                      Hialeah                       FL
 191        GCFP       7-Eleven                          9190 West Cheyenne Avenue                 Las Vegas                     NV
 192        SBRC       Lake Forest North Apartments      3605 and 3613 Lake Forest Drive &
                                                           3626 and 3636 North 112th Avenue        Omaha                         NE
 193        SBRC       CompuChem Industrial              501 Madison Avenue                        Cary                          NC
 194        GCFP       Palazzolo Plaza                   800 Central Park Avenue                   Scarsdale                     NY
 195        SBRC       A. E. Larson Building             6 South Second Street                     Yakima                        WA
 196        GCFP       Lanewood Apartments               7075 Lanewood Avenue                      Los Angeles                   CA
 197        GCFP       Chris-Town Mobile Home Park       1919 West Colter Street                   Phoenix                       AZ
 198        SBRC       Corbus-Peppertree Lane
                         Apartments                      5920 West Laurie Lane                     Glendale                      AZ
 199        SBRC       Missouri Meadows Apartments       3501 West Missouri Avenue                 Phoenix                       AZ
 200        SBRC       Highlander Square Apartments      4000 North 19th Street                    Waco                          TX
 201        SBRC       Hillcrest Crossing                17404 Hillcrest Road                      Dallas                        TX
 202        SBRC       Virginia Plaza                    2310 Virginia Parkway                     McKinney                      TX
 203        SBRC       Pedersen Building                 398 West Colorado Avenue                  Telluride                     CO
 204        GCFP       Spring Oaks Mobile Home &
                         Recreational Vehicle Park       22014 Spring Oaks Drive                   Spring                        TX
 205        SBRC       Shadowood Apartments              120 South Jupiter Road                    Garland                       TX
 206        SBRC       Arroyo Shopping Center            8129-8147 Arroyo Drive                    South San Gabriel             CA
 207        GCFP       The Nog Retail Center             2801 Nogalitos Street                     San Antonio                   TX
 208        GCFP       London Square Apartments          403 Rockdale Avenue                       Boardman                      OH
 209        SBRC       Petite Chateau Villa Mobile
                         Home Park                       2075 West Rialto Avenue                   San Bernardino                CA
 210        GCFP       Walnut Hills Apartments           102 Walnut Hills Drive                    Chillicothe                   OH
 211        SBRC       Palmer Highway Shopping Center    3305-3319 Palmer Highway                  Texas City                    TX
 212        SBRC       Somerset Apartments               3445 Almand Drive                         College Park                  GA
------------------------------------------------------------------------------------------------------------------------------------
 213        SBRC       Shady Acres/Pine Shadows
                         Portfolio
213A        SBRC       Shady Acres Duplexes              723A-748B Vicky Drive                     Huntsville                    TX
213B        SBRC       Pine Shadows Estates              3300 Pine Grove Drive                     Huntsville                    TX
------------------------------------------------------------------------------------------------------------------------------------
 214        SBRC       Vanowen Street Retail Center      12500-12510 Vanowen Street                Los Angeles                   CA
 215        GCFP       Rena's Village Plaza              7325-7371 Lake Underhill Drive            Orlando                       FL
 216        SBRC       Stanford Place Apartments         1406 Acadian Drive                        Houma                         LA
 217        SBRC       Panola-Redan Crossing             5616 Redan Road                           Stone Mountain                GA
 218        SBRC       Garnet Avenue Shopping Center     2263-2275 Garnet Avenue                   San Diego                     CA
 219        SBRC       The Chalet Apartments             951 French Street                         Irving                        TX
 220        SBRC       Galt Ocean Plaza                  3300 Northeast 34th Street                Fort Lauderdale               FL
 221        SBRC       Zion Street Apartments            399 Zion Street                           Hartford                      CT

CONTROL                                                                                               PROPERTY SIZE
NUMBER            ZIP CODE   COUNTY                 PROPERTY TYPE                     PROPERTY SIZE     UNIT TYPE       YEAR BUILT
------------------------------------------------------------------------------------------------------------------------------------
 168              92069      San Diego              Multifamily                                61       Units              1978
 169              63102      St. Louis              Office/Retail                          41,144         SF               1883
------------------------------------------------------------------------------------------------------------------------------------
 170                                                                                       24,505         SF
170A              91405      Los Angeles            Unanchored Retail                      15,600         SF               1968
170B              91355      Los Angeles            Unanchored Retail                       8,905         SF               1965
------------------------------------------------------------------------------------------------------------------------------------
 171              92509      Riverside              Multifamily                                47       Units              1989
 172              33161      Miami - Dade           Multifamily                                48       Units              1971
 173              33401      Palm Beach             Office                                 11,858         SF               1904
 174              06901      Fairfield              Multifamily                                85       Units              1927
 175              22003      Fairfax                Office                                 16,517         SF               1980
 176              77058      Harris                 Multifamily                                67       Units              1963
 177              33901      Lee                    Office                                 28,821         SF               1973
 178              33166      Dade                   Industrial                             34,566         SF               1979
 179              75062      Dallas                 Multifamily                                72       Units              1963
 180              33617      Hillsborough           Multifamily                                89       Units              1972
 181              62034      Madison                Unanchored Retail                      24,182         SF               1970
 182              90004      Los Angeles            Multifamily                                30       Units              1990
 183              04032      Cumberland             Unanchored Retail                       3,588         SF               1969
 184              70601      Calcasieu              Multifamily                                57       Units              1965
 185              31061      Baldwin                Limited Service Hotel                      46       Rooms              1995
 186              75090      Grayson                Unanchored Retail                      14,144         SF               1995
 187              46805      Allen                  Multifamily                                54       Units              1964
 188              75150      Dallas                 Unanchored Retail                      11,447         SF               1983
 189              33138      Miami - Dade           Multifamily                                32       Units              1969
 190              33010      Miami - Dade           Multifamily                                45       Units              1971
 191              89129      Clark                  Unanchored Retail                       2,993         SF               1999
 192              68164      Douglas                Multifamily                                46       Units              1969
 193              27513      Wake                   Industrial                             30,669         SF               1960
 194              10583      Westchester            Office                                 12,000         SF               1987
 195              98901      Yakima                 Office                                 51,356         SF               1931
 196              90028      Los Angeles            Multifamily                                36       Units              1971
 197              85015      Maricopa               Mobile Home Park                           58        Pads              1953
 198              85302      Maricopa               Multifamily                                60       Units              1982
 199              85019      Maricopa               Multifamily                                62       Units              1979
 200              76708      McLennan               Multifamily                                85       Units              1977
 201              75252      Collin                 Unanchored Retail                       9,850         SF               1998
 202              75070      Collin                 Unanchored Retail                      10,730         SF               1997
 203              81435      San Miguel             Office/Retail                           7,279         SF               1992
 204              77389      Harris                 Mobile Home Park                          122        Pads              1984
 205              75042      Dallas                 Multifamily                                60       Units              1964
 206              91770      Los Angeles            Unanchored Retail                      11,439         SF               1973
 207              78225      Bexar                  Unanchored Retail                      27,150         SF               1948
 208              44512      Mahoning               Multifamily                                69       Units              1976
 209              92410      San Bernardino         Mobile Home Park                           69        Pads              1960
 210              45601      Ross                   Multifamily                                97       Units              1975
 211              77590      Galveston              Unanchored Retail                      13,240         SF               1984
 212              30337      Fulton                 Multifamily                                40       Units              1964
------------------------------------------------------------------------------------------------------------------------------------
 213                                                                                           40       Units
213A              77340      Walker                 Multifamily                                28       Units              1985
213B              77340      Walker                 Multifamily                                12       Units              1985
------------------------------------------------------------------------------------------------------------------------------------
 214              91605      Los Angeles            Unanchored Retail                       9,400         SF               1987
 215              32822      Orange                 Unanchored Retail                      19,230         SF               1980
 216              70363      Terrebonne             Multifamily                                38       Units              1966
 217              30088      Dekalb                 Unanchored Retail                      11,392         SF               1986
 218              92109      San Diego              Unanchored Retail                       6,491         SF               1961
 219              75061      Dallas                 Multifamily                                40       Units              1985
 220              33308      Broward                Unanchored Retail                      25,427         SF               1958
 221              06106      Hartford               Multifamily                                52       Units              1965

CONTROL           YEAR           OCCUPANCY          OCCUPANCY
NUMBER         RENOVATED         PERCENTAGE         AS OF DATE
-------------------------------------------------------------------
 168               NAP               97%             07/01/99
 169               1980             100%             08/30/99
-------------------------------------------------------------------
 170
170A               NAP              100%             08/15/99
170B               NAP               87%             08/15/99
-------------------------------------------------------------------
 171               NAP              100%             07/26/99
 172               NAP              100%             08/19/99
 173               1998             100%             08/01/99
 174               1986             100%             08/13/99
 175               NAP              100%             07/28/99
 176               1997              96%             06/30/99
 177               1997              99%             11/16/99
 178               NAP              100%             09/25/99
 179               1996              97%             07/21/99
 180               NAP               99%             01/31/00
 181               NAP              100%             07/07/98
 182               NAP              100%             01/10/00
 183               1994             100%             01/18/00
 184               1992              95%             07/20/99
 185               NAP               68%             06/30/99
 186               NAP              100%             09/21/99
 187               1966              96%             01/03/00
 188               NAP               88%             07/28/99
 189               NAP               97%             08/01/99
 190               NAP              100%             04/30/99
 191               NAP              100%             12/31/99
 192               NAP               91%             08/01/99
 193               1997             100%             07/01/99
 194               NAP              100%             08/04/99
 195               NAP               90%             11/10/99
 196               NAP               97%             09/17/99
 197               NAP              100%             05/31/99
 198               NAP               88%             08/20/99
 199               NAP               97%             06/25/99
 200               NAP              100%             08/30/99
 201               NAP              100%             06/30/99
 202               NAP              100%             08/09/99
 203               1993             100%             09/01/99
 204               NAP              100%             03/21/99
 205               1991              98%             12/02/99
 206               NAP              100%             07/15/99
 207               1957             100%             09/30/99
 208               NAP               94%             12/31/99
 209               NAP               93%             08/01/99
 210               1978              93%             12/31/99
 211               NAP              100%             12/16/99
 212               NAP               98%             08/23/99
-------------------------------------------------------------------
 213
213A               NAP               96%             06/01/99
213B               NAP               75%             06/01/99
-------------------------------------------------------------------
 214               NAP              100%             12/04/99
 215               NAP              100%             09/30/99
 216               NAP              100%             07/13/99
 217               NAP              100%             10/01/99
 218               1994             100%             12/07/99
 219               NAP               98%             06/30/99
 220               NAP              100%             11/07/99
 221               NAP              100%             09/27/99

                       GENERAL MORTGAGED REAL
                        PROPERTY INFORMATION

          MORTGAGE
CONTROL     LOAN
NUMBER     SELLER      LOAN / PROPERTY NAME              PROPERTY ADDRESS                          CITY                        STATE
-----------------------------------------------------------------------------------------------------------------------------------
 222        GCFP       Country Square Mobile Home Park   NC Highway 16/18                          Wilkesboro                    NC
 223        GCFP       1513-1517 Taylor Avenue           1513-1517 Taylor Avenue                   Bronx                         NY
 224        GCFP       Westside Warehouse                5201 Interstate Avenue                    Shreveport                    LA
 225        SBRC       Heritage House Apartments         45 Wheeler Avenue                         Bridgeport                    CT
 226        SBRC       Troy Building                     1025 Southeast Pine                       Portland                      OR
 227        SBRC       Arlington Manor Mobile Home Park  222 Rockwell Drive                        Midland                       MI
 228        GCFP       Capitol View Apartments, Charles
                         Apartments & Randolph
                         Apartments                      44-46 Capitol Avenue; 490 Burritt
                                                           Street; 195 Overlook Avenue             New Britain                   CT
 229        SBRC       Beresford Retail                  2340 East Pacific Coast Highway           Long Beach                    CA
 230        SBRC       120 Standard Street               120 Standard Street                       El Segundo                    CA
 231        GCFP       2077-2089 New York Avenue         2077-2089 New York Avenue                 Huntington Station            NY
 232        SBRC       Blair Place Duplexes              31902-31940 Michael Street                Magnolia                      TX
 233        SBRC       18714 Parthenia Street            18714 Parthenia Street                    Northridge                    CA
 234        GCFP       Thornapple Apartments             4401 Thornway Drive                       Columbus                      OH
 235        GCFP       2800 Oakmont Drive                2800 Oakmont Drive                        Round Rock                    TX
 236        SBRC       Fox Tile                          2121-2131 South Industrial Road           Las Vegas                     NV
 237        SBRC       471 Prospect Street               471 Prospect Street                       East Orange                   NJ
 238        GCFP       Barclay Arms Apartments           5 Simmons Street                          Saugerties                    NY
 239        SBRC       Wishney                           475 West Stetson Avenue                   Hemet                         CA
 240        GCFP       Elmgrove Apartments               510 Elmgrove Terrace                      Middletown                    OH
 241        SBRC       Centennial Apartments             2624 Southeast 182nd Avenue               Gresham                       OR
 242        SBRC       Vanguard Industrial Building      546 Vanguard Way                          Brea                          CA
 243        GCFP       135-145 Orange Street Apartments  135-145 Orange Street & 640-644
                                                           Union Street                            Manchester                    NH
 244        SBRC       Brentwood Village Apartments      8703-8715 Beechnut Street                 Houston                       TX
 245        GCFP       Seoul Plaza                       11101 Pacific Highway Southwest           Lakewood                      WA
 246        SBRC       Glendale Apartments               1803 West Gramercy                        San Antonio                   TX
 247        GCFP       Riverview Apartments              3160-3184 Riverview Circle                Columbus                      OH
 248        GCFP       820 Linden Boulevard              820 Linden Boulevard                      Brooklyn                      NY
 249        GCFP       Vail Valley Auto                  41000 U.S. Highway 6                      Avon                          CO
 250        GCFP       Hawthorne Apartments II           10 McGibney Road                          Mount Vernon                  OH
 251        GCFP       2096 Saint Georges Avenue         2096 Saint Georges Avenue                 Rahway                        NJ
 252        SBRC       Notre Dame Apartments             404-412 Notre Dame Avenue                 Manchester                    NH
 253        GCFP       Nash Multi-family Apartments      345-357 South Main Street                 Cheshire                      CT
 254        SBRC       Somers Apartments                 924 Northeast 17th Terrace                Ft. Lauderdale                FL
 255        GCFP       Foxglove Apartments, Phase I      103-113 Palmer Lane                       Bryan                         OH
 256        SBRC       Muse Apartments                   217 Muse Street                           Newton                        KS
 257        GCFP       Chalmer Place                     10545-10573 Chalmer Place                 Spring Hill                   FL
 258        GCFP       Ivy Court Apartments              203 Ivy Court                             Eaton                         OH
 259        GCFP       Royce Apartments                  6813 Weedin Place Northeast               Seattle                       WA
 260        SBRC       C. Martin Company                 1259 East Ridgecrest Boulevard            Ridgecrest                    CA
 261        GCFP       Aster Court Apartments            26 Aster Court                            New London                    OH
 262        GCFP       Zora Lee Apartments               4831 Junius Street                        Dallas                        TX
 263        GCFP       Foxglove II Apartments            115-121 Palmer Lane                       Bryan                         OH
 264        GCFP       Indiana Street Apartments         1710 Indiana Street                       Houston                       TX
 265        GCFP       "A" Street Apartments             2332-2336 "A" Street                      Forest Grove                  OR
 266        GCFP       The Colonial Apartments           108-114 Mason Road                        New Ipswich                   NH
 267        GCFP       Taylene Court Apartments          809-829 Southeast 187th Avenue            Gresham                       OR
 268        GCFP       Myrtle Street Apartments          120-122 Myrtle Street & 539-541
                                                           Pine Street                             Manchester                    NH

CONTROL                                                                                           PROPERTY SIZE
NUMBER        ZIP CODE   COUNTY                 PROPERTY TYPE                     PROPERTY SIZE     UNIT TYPE       YEAR BUILT
-----------------------------------------------------------------------------------------------------------------------------------
 222          28697      Wilkes                 Mobile Home Park                          119        Pads              1970
 223          10460      Bronx                  Multifamily                                60       Units              1927
 224          71109      Caddo Parish           Industrial                             47,414         SF               1972
 225          06606      Fairfield              Multifamily                                28       Units              1969
 226          97214      Multnomah              Mixed Use (Industrial/Retail)          58,306         SF               1913
 227          48642      Bay                    Mobile Home Park                           99        Pads              1968
 228          06052      Hartford               Multifamily                                36       Units              1970
 229          90804      Los Angeles            Unanchored Retail                       8,000         SF               1985
 230          90245      Los Angeles            Industrial                             12,000         SF               1954
 231          11746      Suffolk                Unanchored Retail                       9,940         SF               1959
 232          77355      Montgomery             Multifamily                                20       Units              1983
 233          91324      Los Angeles            Industrial                             16,632         SF               1971
 234          43231      Franklin               Multifamily                                96       Units              1976
 235          78664      Williamson             Office                                 13,400         SF               1984
 236          89102      Clark                  Industrial                             29,768         SF               1960
 237          07017      Essex                  Multifamily                                22       Units              1962
 238          12477      Ulster                 Multifamily                                28       Units              1975
 239          92543      Riverside              Unanchored Retail                      21,620         SF               1989
 240          45044      Butler                 Multifamily                                47       Units              1975
 241          97230      Multnomah              Multifamily                                16       Units              1968
 242          92821      Orange                 Industrial                             14,040         SF               1978
 243          03103      Hillsborough           Multifamily                                33       Units              1910
 244          77036      Harris                 Multifamily                                34       Units              1972
 245          98499      Pierce                 Unanchored Retail                      10,145         SF               1965
 246          78201      Bexar                  Multifamily                                28       Units              1962
 247          43202      Franklin               Multifamily                                20       Units              1967
 248          11203      Kings                  Multifamily                                19       Units              1920
 249          81620      Eagle                  Unanchored Retail                       3,863         SF               1977
 250          43050      Knox                   Multifamily                                47       Units              1978
 251          07065      Union                  Office                                  3,668         SF               1750
 252          03102      Hillsborough           Multifamily                                15       Units              1890
 253          06410      New Haven              Multifamily                                 7       Units              1900
 254          33304      Broward                Multifamily                                10       Units              1966
 255          43506      Williams               Multifamily                                36       Units              1977
 256          67114      Harvey                 Multifamily                                21       Units              1965
 257          34442      Hernando               Multifamily                                15       Units              1990
 258          45320      Preble                 Multifamily                                56       Units              1974
 259          98115      King                   Multifamily                                 9       Units              1989
 260          93555      Kern                   Industrial                             12,330         SF               1983
 261          44851      Huron                  Multifamily                                32       Units              1976
 262          75246      Dallas                 Multifamily                                 8       Units              1923
 263          43506      Williams               Multifamily                                23       Units              1978
 264          77006      Harris                 Multifamily                                12       Units              1970
 265          97116      Washington             Multifamily                                14       Units              1904
 266          03071      Hillsborough           Multifamily                                14       Units              1770
 267          97233      Multnomah              Multifamily                                11       Units              1976
 268          03103      Hillsborough           Multifamily                                22       Units              1920

CONTROL            YEAR           OCCUPANCY          OCCUPANCY
NUMBER          RENOVATED         PERCENTAGE         AS OF DATE
--------------------------------------------------------------------
 222                1988              98%             06/01/99
 223                NAP               97%             01/01/00
 224                1998             100%             01/26/00
 225                NAP               89%             06/01/99
 226                1955              97%             07/01/99
 227                1989              94%             11/11/99
 228                NAP              100%             03/01/99
 229                NAP              100%             08/03/99
 230                NAP              100%             07/07/99
 231                NAP              100%             07/17/99
 232                NAP              100%             06/30/99
 233                NAP              100%             09/03/98
 234                1997             100%             12/31/99
 235                1996             100%             07/14/99
 236                1980             100%             08/24/99
 237                NAP              100%             07/29/99
 238                1998             100%             12/31/99
 239                1992              89%               UAV
 240                NAP               94%             12/31/99
 241                1994             100%             04/01/99
 242                NAP              100%             10/01/99
 243                NAP               97%             10/12/99
 244                NAP               97%             07/01/99
 245                1993              97%             10/02/99
 246                1995             100%             10/01/99
 247                NAP              100%             02/24/99
 248                NAP              100%             08/18/99
 249                1997             100%             07/21/98
 250                NAP               94%             12/31/99
 251                1992             100%             01/04/00
 252                1997             100%             07/31/99
 253                1989             100%             01/17/00
 254                1999             100%             09/09/99
 255                NAP              100%             12/31/99
 256                NAP              100%             08/01/99
 257                NAP              100%             09/14/99
 258                NAP               98%             12/31/99
 259                NAP              100%             10/01/99
 260                1993             100%             04/15/99
 261                NAP               91%             12/31/99
 262                1996             100%             10/01/99
 263                1997             100%             12/31/99
 264                1997             100%             01/25/99
 265                1973             100%             09/30/99
 266                1990             100%             09/30/99
 267                NAP              100%             01/21/00
 268                NAP              100%             10/01/99

                        MORTGAGE LOAN BALANCE AND
                         MORTGAGED REAL PROPERTY
                       APPRAISED VALUE INFORMATION

               MORTGAGE                                                                          % OF TOTAL
  CONTROL        LOAN                                                            CUT-OFF DATE   CUT-OFF DATE  ALLOCATED CUT-OFF
  NUMBER        SELLER       LOAN / PROPERTY NAME                                   BALANCE        BALANCE      DATE BALANCE
--------------------------------------------------------------------------------------------------------------------------------
     1            SBRC       Putnam Building                                     28,618,254.87      3.92%       28,618,254.87
     2            GCFP       Jovanna Villas Apartments                           13,712,398.54      1.88%       13,712,398.54
     3            GCFP       Los Cabos II Apartments                              9,972,653.53      1.37%        9,972,653.53
     4            GCFP       Sunrise Plaza Shopping Center                       14,887,462.50      2.04%       14,887,462.50
     5            GCFP       Hasbrouck & Torview Apartments                      14,641,646.86      2.01%       14,641,646.86
--------------------------------------------------------------------------------------------------------------------------------
     6            SBRC       Muncie Apartments Portfolio                         13,152,356.05      1.80%
    6A            SBRC       Silvertree Apartments                                                               4,726,982.48
    6B            SBRC       Windsong Apartments                                                                 2,412,651.86
    6C            SBRC       Autumn Breeze Apartments                                                            2,382,399.17
    6D            SBRC       Sunreach Apartments                                                                 1,588,266.11
    6E            SBRC       Everbrook Apartments                                                                1,172,291.65
    6F            SBRC       Cardinal Villa Apartments                                                             869,764.78
--------------------------------------------------------------------------------------------------------------------------------
     7            SBRC       Sports Arena Village                                12,904,149.90      1.77%       12,904,149.90
     8            GCFP       Holiday Inn Somerset                                12,899,823.81      1.77%       12,899,823.81
     9            GCFP       Southridge Shopping Center                          11,417,665.34      1.57%       11,417,665.34
    10            GCFP       Stewart Plaza                                       11,180,811.13      1.53%       11,180,811.13
    11            GCFP       The Carriage Building (Building 39)                 10,957,229.98      1.50%       10,957,229.98
    12            GCFP       1000 Adams Avenue                                   10,862,493.05      1.49%       10,862,493.05
    13            GCFP       101 West Avenue                                     10,334,868.59      1.42%       10,334,868.59
    14            GCFP       Clearview Farms Apartments                           9,745,437.85      1.34%        9,745,437.85
    15            GCFP       The TJ Building                                      8,133,454.02      1.12%        8,133,454.02
    16            GCFP       International Precision Components Corp. Building    8,028,928.29      1.10%        8,028,928.29
    17            GCFP       480 Sprague Street                                   7,973,179.25      1.09%        7,973,179.25
    18            GCFP       990 Spring Garden Street                             7,957,951.34      1.09%        7,957,951.34
    19            SBRC       Los Altos Woods Office Building                      7,816,668.83      1.07%        7,816,668.83
    20            GCFP       655 Merrick Avenue                                   6,959,929.00      0.95%        6,959,929.00
    21            GCFP       Nicholson Plaza                                      6,834,741.86      0.94%        6,834,741.86
    22            GCFP       Ventura Village Shopping Center                      6,674,166.58      0.91%        6,674,166.58
    23            SBRC       Bridgetown 1 Office Building                         6,624,008.88      0.91%        6,624,008.88
    24            GCFP       Courtyard Center                                     6,557,619.61      0.90%        6,557,619.61
    25            GCFP       Raymour & Flanigan Plaza A                           6,472,287.81      0.89%        6,472,287.81
    26            GCFP       4707 East Baseline Road                              6,269,162.87      0.86%        6,269,162.87
    27            GCFP       Holiday Inn Arena                                    6,221,465.02      0.85%        6,221,465.02
    28            GCFP       Kentbrook Apartments                                 6,079,439.34      0.83%        6,079,439.34
    29            GCFP       Ramada Plaza Hotel and Office Building               5,922,694.68      0.81%        5,922,694.68
    30            GCFP       Quail Park I                                         5,888,509.06      0.81%        5,888,509.06
    31            GCFP       139 Main Street                                      5,657,038.58      0.78%        5,657,038.58
    32            GCFP       Holiday Inn University                               5,431,437.71      0.74%        5,431,437.71
    33            GCFP       PRG - Scenic Technologies                            5,420,526.03      0.74%        5,420,526.03
    34            GCFP       Raymour & Flanigan Plaza B                           5,385,573.66      0.74%        5,385,573.66
    35            GCFP       West County Professional and Medical Center          5,286,459.35      0.72%        5,286,459.35
    36            SBRC       Herndon Plaza Retail Center                          5,285,529.04      0.72%        5,285,529.04
    37            GCFP       15250 Avenue of Science                              5,259,510.24      0.72%        5,259,510.24
    38            GCFP       The Barnyard Retail Center                           5,168,611.92      0.71%        5,168,611.92
    39            GCFP       711 Madison Avenue                                   5,151,514.54      0.71%        5,151,514.54
    40            SBRC       132 South Rodeo Drive                                4,976,477.85      0.68%        4,976,477.85
    41            GCFP       4001 Fairview Industrial Drive Southeast             4,836,599.49      0.66%        4,836,599.49
    42            GCFP       The Parris Building (Building 34)                    4,768,465.71      0.65%        4,768,465.71
    43            SBRC       Cherry Tree Shopping Center                          4,685,601.62      0.64%        4,685,601.62
    44            SBRC       1916-1928 Old Middlefield Road                       4,575,158.99      0.63%        4,575,158.99
    45            GCFP       Days Inn Singer Island                               4,462,078.10      0.61%        4,462,078.10
    46            GCFP       The Sports Authority                                 4,460,072.55      0.61%        4,460,072.55
    47            GCFP       Grand Union Supermarket                              4,424,160.29      0.61%        4,424,160.29
    48            GCFP       Parklawn Center                                      4,112,970.74      0.56%        4,112,970.74
    49            GCFP       Two World's Fair Drive                               4,090,384.44      0.56%        4,090,384.44
    50            GCFP       Arden Woods Office Building                          4,089,469.58      0.56%        4,089,469.58
    51            GCFP       350 Centerpointe                                     4,013,407.35      0.55%        4,013,407.35
    52            GCFP       Erie Canal Commons                                   3,968,362.42      0.54%        3,968,362.42
    53            GCFP       Executive Center Northridge                          3,911,014.79      0.54%        3,911,014.79

                                                                             CROSS               CROSS COLLATER-
                   ALLOCATED %     ALLOCATED                                COLLATER-            ALIZED MORTGAGE
                  OF TOTAL CUT-   CUT-OFF DATE                               ALIZED                LOAN GROUP        RELATED
  CONTROL           OFF DATE      BALANCE PER             LOAN BALANCE AT   MORTGAGED             TOTAL CUT-OFF      MORTGAGE
  NUMBER             BALANCE         UNIT                  MATURITY/ARD     LOAN GROUP            DATE BALANCE      LOAN GROUP
-----------------------------------------------------------------------------------------------------------------------------------
     1              3.92%            123.89               22,764,487.72        No                 28,618,254.87      Yes (p)
     2              1.88%            51,941               12,384,352.24      Yes (h)              23,685,052.07      Yes (a)
     3              1.37%            47,489                9,006,803.16      Yes (h)              23,685,052.07      Yes (a)
     4              2.04%            131.44               13,397,127.97        No                 14,887,462.50        No
     5              2.01%            39,254               13,191,287.59        No                 14,641,646.86        No
-----------------------------------------------------------------------------------------------------------------------------------
     6                                                       446,416.52        No                 13,152,356.05        No
    6A              0.65%            39,392
    6B              0.33%            50,264
    6C              0.33%            49,633
    6D              0.22%            44,119
    6E              0.16%            36,634
    6F              0.12%            36,240
-----------------------------------------------------------------------------------------------------------------------------------
     7              1.77%            50.67                   513,643.18        No                 12,904,149.90        No
     8              1.77%            45,422               11,061,698.56        No                 12,899,823.81        No
     9              1.57%            56.44                10,390,034.17        No                 11,417,665.34        No
    10              1.53%            89.98                10,055,109.39        No                 11,180,811.13        No
    11              1.50%            127.67                9,889,529.66        No                 10,957,229.98      Yes (w)
    12              1.49%            98.21                 9,771,856.67        No                 10,862,493.05        No
    13              1.42%            124.06                9,232,867.09        No                 10,334,868.59        No
    14              1.34%            31,437                8,777,826.15        No                  9,745,437.85        No
    15              1.12%            27.49                 6,842,561.05        No                  8,133,454.02        No
    16              1.10%            42.57                 7,337,065.31        No                  8,028,928.29        No
    17              1.09%            34.22                 7,168,162.79        No                  7,973,179.25        No
    18              1.09%            50.77                 7,180,776.82        No                  7,957,951.34        No
    19              1.07%            200.90                7,003,222.25        No                  7,816,668.83      Yes (q)
    20              0.95%            119.59                6,266,680.25        No                  6,959,929.00        No
    21              0.94%            66.08                 5,781,341.50        No                  6,834,741.86      Yes (d)
    22              0.91%            218.48                6,013,180.00        No                  6,674,166.58        No
    23              0.91%            105.44                5,975,881.63        No                  6,624,008.88        No
    24              0.90%            95.71                 5,891,245.72        No                  6,557,619.61        No
    25              0.89%            50.76                 5,851,780.06        No                  6,472,287.81      Yes (y)
    26              0.86%            45.39                 5,672,104.59        No                  6,269,162.87        No
    27              0.85%            25,815                5,204,861.15        No                  6,221,465.02      Yes (v)
    28              0.83%            30,704                5,463,130.16        No                  6,079,439.34      Yes (b)
    29              0.81%            46,271                4,932,647.54        No                  5,922,694.68        No
    30              0.81%            80.18                 5,399,691.64        No                  5,888,509.06        No
    31              0.78%            150.70                5,062,366.73        No                  5,657,038.58      Yes (p)
    32              0.74%            37,982                4,543,926.29        No                  5,431,437.71      Yes (v)
    33              0.74%            42.71                 4,555,425.31        No                  5,420,526.03        No
    34              0.74%            70.62                 4,873,748.22        No                  5,385,573.66      Yes (y)
    35              0.72%            64.84                 4,801,972.98        No                  5,286,459.35        No
    36              0.72%            19.58                 1,968,207.16        No                  5,285,529.04        No
    37              0.72%            94.84                 4,649,776.84        No                  5,259,510.24        No
    38              0.71%            67.26                 4,579,236.71        No                  5,168,611.92        No
    39              0.71%            532.13                4,312,189.30        No                  5,151,514.54        No
    40              0.68%            191.53                4,519,310.84        No                  4,976,477.85        No
    41              0.66%            60.34                 4,364,256.44        No                  4,836,599.49        No
    42              0.65%            97.44                 4,270,765.96        No                  4,768,465.71      Yes (w)
    43              0.64%            101.90                4,243,814.28        No                  4,685,601.62        No
    44              0.63%            143.22                2,253,816.63        No                  4,575,158.99        No
    45              0.61%            27,043                3,827,057.75        No                  4,462,078.10        No
    46              0.61%            97.69                 3,588,481.35        No                  4,460,072.55        No
    47              0.61%            110.44                3,638,854.45        No                  4,424,160.29        No
    48              0.56%            45.28                 3,739,451.55        No                  4,112,970.74      Yes (d)
    49              0.56%            68.97                 3,695,979.97        No                  4,090,384.44        No
    50              0.56%            64.19                 3,713,063.50        No                  4,089,469.58        No
    51              0.55%            92.80                 3,373,739.68        No                  4,013,407.35        No
    52              0.54%            101.63                3,560,152.91        No                  3,968,362.42        No
    53              0.54%            45.30                 3,555,541.07        No                  3,911,014.79        No



                   RELATED                                                                               MATURITY
                MORTGAGE LOAN                                                             CUT-OFF          DATE/
  CONTROL      GROUP TOTAL CUT-     OWNERSHIP                APPRAISED     APPRAISAL      DATE LTV       ARD LTV
  NUMBER       OFF DATE BALANCE     INTEREST                   VALUE         DATE          RATIO          RATIO
---------------------------------------------------------------------------------------------------------------------
     1          34,275,293.45       Fee Simple                36,250,000    06/17/98        78.95%        62.80%
     2          23,685,052.07       Fee Simple                18,200,000    11/04/99        74.19%        67.00%
     3          23,685,052.07       Fee Simple                13,725,000    11/12/99        74.19%        67.00%
     4          14,887,462.50       Fee Simple                20,200,000    10/08/99        73.70%        66.32%
     5          14,641,646.86       Fee Simple                20,100,000    07/12/99        72.84%        65.63%
---------------------------------------------------------------------------------------------------------------------
     6          13,152,356.05                                 17,390,000                    75.63%         2.57%
    6A                              Fee Simple                 6,250,000    03/05/98
    6B                              Fee Simple                 3,190,000    03/05/98
    6C                              Fee Simple                 3,150,000    03/05/98
    6D                              Fee Simple                 2,100,000    03/05/98
    6E                              Fee Simple                 1,550,000    03/05/98
    6F                              Fee Simple                 1,150,000    03/05/98
---------------------------------------------------------------------------------------------------------------------
     7          12,904,149.90       Leasehold                 19,500,000    03/30/98        66.18%         2.63%
     8          12,899,823.81       Leasehold                 21,000,000    03/18/99        61.43%        52.67%
     9          11,417,665.34       Fee Simple                16,750,000    09/14/99        68.17%        62.03%
    10          11,180,811.13       Fee Simple                15,300,000    04/02/99        73.08%        65.72%
    11          15,725,695.69       Leasehold                 16,350,000    06/30/99        67.02%        60.49%
    12          10,862,493.05       Fee Simple                13,800,000    05/20/99        78.71%        70.81%
    13          10,334,868.59       Fee Simple                14,200,000    03/04/99        72.78%        65.02%
    14           9,745,437.85       Fee Simple                13,600,000    10/11/99        71.66%        64.54%
    15           8,133,454.02       Fee Simple                12,000,000    01/26/99        67.78%        57.02%
    16           8,028,928.29       Fee Simple                10,800,000    11/01/99        74.34%        67.94%
    17           7,973,179.25       Fee Simple                10,300,000    09/13/99        77.41%        69.59%
    18           7,957,951.34       Fee Simple                10,800,000    10/22/99        73.68%        66.49%
    19          10,174,430.50       Fee Simple                10,480,000    06/25/99        74.59%        66.82%
    20           6,959,929.00       Fee Simple                 9,900,000    02/15/99        70.30%        63.30%
    21          13,565,057.63       Fee Simple                 9,300,000    04/22/99        73.49%        62.16%
    22           6,674,166.58       Fee Simple                 9,300,000    09/13/99        71.77%        64.66%
    23           6,624,008.88       Fee Simple                 9,000,000    07/30/99        73.60%        66.40%
    24           6,557,619.61       Fee Simple                 9,650,000    03/16/99        67.95%        61.05%
    25          11,857,861.47       Fee Simple                 8,600,000    07/01/99        75.26%        68.04%
    26           6,269,162.87       Fee Simple                10,100,000    10/06/99        62.07%        56.16%
    27          14,911,765.33       Fee Simple                 8,400,000    11/02/98        74.07%        61.96%
    28          14,239,605.25       Fee Simple                 9,000,000    09/09/99        67.55%        60.70%
    29           5,922,694.68  Both Fee Simple and Leasehold  12,900,000    02/01/99        45.91%        38.24%
    30           5,888,509.06       Fee Simple                 8,750,000    11/06/99        67.30%        61.71%
    31          34,275,293.45       Fee Simple                 8,260,000    03/22/99        68.49%        61.29%
    32          14,911,765.33       Fee Simple                 7,600,000    11/02/98        71.47%        59.79%
    33           5,420,526.03       Fee Simple                 8,360,000    03/24/99        64.84%        54.49%
    34          11,857,861.47       Fee Simple                 7,700,000    10/30/99        69.94%        63.30%
    35           5,286,459.35       Fee Simple                 7,258,500    10/01/99        72.83%        66.16%
    36           5,285,529.04       Leasehold                 10,200,000    07/01/98        51.82%        19.30%
    37           5,259,510.24       Fee Simple                 7,950,000    01/01/00        66.16%        58.49%
    38           5,168,611.92       Fee Simple                 8,700,000    09/09/99        59.41%        52.63%
    39           5,151,514.54       Fee Simple                 7,500,000    06/17/99        68.69%        57.50%
    40           4,976,477.85       Fee Simple                 6,850,000    03/17/99        72.65%        65.98%
    41           4,836,599.49       Fee Simple                 7,550,000    10/08/99        64.06%        57.80%
    42          15,725,695.69       Leasehold                  9,100,000    06/30/99        52.40%        46.93%
    43           4,685,601.62       Fee Simple                 6,300,000    06/03/99        74.37%        67.36%
    44           4,575,158.99       Fee Simple                 6,300,000    07/15/99        72.62%        35.77%
    45           4,462,078.10       Fee Simple                 6,400,000    03/01/99        69.72%        59.80%
    46           4,460,072.55       Fee Simple                 9,450,000    09/20/98        47.20%        37.97%
    47           4,424,160.29       Fee Simple                 5,700,000    11/30/98        77.62%        63.84%
    48          13,565,057.63       Fee Simple                 5,500,000    10/01/99        74.78%        67.99%
    49           4,090,384.44       Fee Simple                 5,900,000    04/28/99        69.33%        62.64%
    50           4,089,469.58       Fee Simple                 5,800,000    10/01/99        70.51%        64.02%
    51           4,013,407.35       Fee Simple                 5,500,000    03/08/99        72.97%        61.34%
    52           3,968,362.42       Fee Simple                 5,250,000    02/03/99        75.59%        67.81%
    53           3,911,014.79       Fee Simple                 5,500,000    08/11/99        71.11%        64.65%

                        MORTGAGE LOAN BALANCE AND
                         MORTGAGED REAL PROPERTY
                       APPRAISED VALUE INFORMATION



               MORTGAGE                                                                          % OF TOTAL
  CONTROL        LOAN                                                            CUT-OFF DATE   CUT-OFF DATE  ALLOCATED CUT-OFF
  NUMBER        SELLER       LOAN / PROPERTY NAME                                   BALANCE        BALANCE      DATE BALANCE
---------------------------------------------------------------------------------------------------------------------------------
    54            SBRC       Jester Village Retail Center                         3,863,651.49      0.53%        3,863,651.49
    55            GCFP       Suncreek Corporate Center                            3,837,367.70      0.53%        3,837,367.70
    56            GCFP       Airport Business Plaza                               3,705,428.48      0.51%        3,705,428.48
    57            SBRC       Otay Distribution Center                             3,690,076.62      0.51%        3,690,076.62
    58            GCFP       Groesbeck Industrial Park                            3,687,015.36      0.51%        3,687,015.36
    59            GCFP       A Safe Self Storage                                  3,538,409.59      0.49%        3,538,409.59
    60            GCFP       Audobon One                                          3,501,443.38      0.48%        3,501,443.38
    61            GCFP       Quail Valley Apartments                              3,488,139.63      0.48%        3,488,139.63
    62            SBRC       Valley Sunset Center                                 3,394,280.78      0.47%        3,394,280.78
    63            GCFP       Tangerine Hill Apartments                            3,345,711.83      0.46%        3,345,711.83
    64            GCFP       Modesto Imaging Center                               3,339,332.56      0.46%        3,339,332.56
    65            GCFP       Beechnut Grove Apartments                            2,208,119.47      0.30%        2,208,119.47
    66            GCFP       Woodvine Apartments                                  1,081,629.66      0.15%        1,081,629.66
    67            GCFP       Holiday Inn Kennedy Space Center                     3,258,862.60      0.45%        3,258,862.60
    68            GCFP       Chateau Resort & Conf.                               3,227,894.73      0.44%        3,227,894.73
    69            GCFP       West Pointe Apartments                               3,215,949.33      0.44%        3,215,949.33
    70            GCFP       Auburn Hills Industrial Center                       3,213,470.27      0.44%        3,213,470.27
    71            SBRC       Ponderosa Village Shopping Center                    3,180,107.73      0.44%        3,180,107.73
    72            SBRC       Heinz Apartments                                     3,179,259.26      0.44%        3,179,259.26
    73            GCFP       Barcelona Apartments                                 3,151,810.47      0.43%        3,151,810.47
    74            SBRC       Highbury Court Apartments                            3,106,150.84      0.43%        3,106,150.84
    75            GCFP       BankBoston Building                                  3,038,355.72      0.42%        3,038,355.72
    76            SBRC       Northwest Plaza Shopping Center                      2,987,349.31      0.41%        2,987,349.31
    77            GCFP       43 West 47th Street                                  2,978,382.70      0.41%        2,978,382.70
    78            SBRC       58-38 Page Place                                     2,975,696.38      0.41%        2,975,696.38
    79            GCFP       3832-3844 Sepulveda Boulevard                        2,946,157.15      0.40%        2,946,157.15
    80            SBRC       Sweetwater Plaza East                                2,908,631.50      0.40%        2,908,631.50
    81            SBRC       Duane Reade Maspeth                                  2,878,420.21      0.39%        2,878,420.21
    82            GCFP       Fairfield Inn Houma                                  2,878,288.00      0.39%        2,878,288.00
    83            SBRC       Brentwood Apartments                                 1,694,918.56      0.23%        1,694,918.56
    84            SBRC       Whitehall Apartments                                 1,129,945.62      0.15%        1,129,945.62
    85            SBRC       Wind River Park Plaza                                1,418,562.85      0.19%        1,418,562.85
    86            SBRC       Newport Victoria Plaza                               1,373,766.17      0.19%        1,373,766.17
    87            SBRC       Haverty Furniture Store                              2,735,316.46      0.37%        2,735,316.46
    88            GCFP       Westgate Office Center                               2,725,901.42      0.37%        2,725,901.42
    89            GCFP       Commonwealth Park                                    2,710,733.50      0.37%        2,710,733.50
---------------------------------------------------------------------------------------------------------------------------------
    90            SBRC       New Jersey Portfolio                                 2,683,469.68      0.37%
    90A           SBRC       5004 Palisades                                                                      1,230,585.21
    90B           SBRC       727 & 727A 25th Street                                                                793,925.94
    90C           SBRC       Franklin's Tower Two                                                                  341,388.15
    90D           SBRC       Franklin's Tower One                                                                  317,570.38
---------------------------------------------------------------------------------------------------------------------------------
    91            GCFP       Centerpointe 24-Hour Fitness                         2,639,607.64      0.36%        2,639,607.64
    92            GCFP       Keats Plaza                                          2,617,345.03      0.36%        2,617,345.03
    93            SBRC       South Pointe Townhomes                               2,554,420.24      0.35%        2,554,420.24
    94            GCFP       Glenmoor Green I Apartments                          2,541,542.28      0.35%        2,541,542.28
    95            SBRC       Alameda Shopping Center                              2,510,907.57      0.34%        2,510,907.57
    96            SBRC       41 North Division Street                             2,488,377.63      0.34%        2,488,377.63
    97            GCFP       Glenmoor Green II Apartments                         2,466,813.16      0.34%        2,466,813.16
    98            GCFP       Flagship Wharf Commercial Condominium                2,370,296.60      0.32%        2,370,296.60
    99            GCFP       South Park Center                                    2,364,397.65      0.32%        2,364,397.65
    100           GCFP       1952 West El Camino                                  2,357,761.67      0.32%        2,357,761.67
    101           SBRC       Office Max Traverse                                  2,348,838.78      0.32%        2,348,838.78
    102           GCFP       Rockland Multi-family Residences                     2,312,850.05      0.32%        2,312,850.05
    103           GCFP       Realty Expert Building                               2,291,068.77      0.31%        2,291,068.77
    104           GCFP       75 Bermar Park, Nickel Office Building &
                               Tonida Office Building                             2,283,786.06      0.31%        2,283,786.06
    105           SBRC       Office Max Mankato                                   2,270,572.67      0.31%        2,270,572.67
    106           SBRC       Office Max Martinsburg                               2,269,770.36      0.31%        2,269,770.36
    107           GCFP       Kmart South Bend                                     2,240,142.88      0.31%        2,240,142.88

                                                                              CROSS               CROSS COLLATER-
                    ALLOCATED %     ALLOCATED                                COLLATER-            ALIZED MORTGAGE
                   OF TOTAL CUT-   CUT-OFF DATE                               ALIZED                LOAN GROUP        RELATED
  CONTROL      FF    OFF DATE      BALANCE PER             LOAN BALANCE AT   MORTGAGED             TOTAL CUT-OFF      MORTGAGE
  NUMBER              BALANCE         UNIT                  MATURITY/ARD     LOAN GROUP            DATE BALANCE      LOAN GROUP
-----------------------------------------------------------------------------------------------------------------------------------
    54               0.53%            104.68                3,511,632.11        No                  3,863,651.49        No
    55               0.53%            61.34                 3,456,202.09        No                  3,837,367.70        No
    56               0.51%            61.77                 3,056,714.75        No                  3,705,428.48        No
    57               0.51%            35.87                 3,338,273.46        No                  3,690,076.62        No
    58               0.51%            25.14                 3,115,005.48        No                  3,687,015.36      Yes (t)
    59               0.49%            73.38                 2,986,163.28        No                  3,538,409.59        No
    60               0.48%            115.87                3,134,968.47        No                  3,501,443.38        No
    61               0.48%            14,534                3,133,090.75        No                  3,488,139.63        No
    62               0.47%            62.76                 2,835,342.52        No                  3,394,280.78        No
    63               0.46%            26,553                2,976,982.17        No                  3,345,711.83        No
    64               0.46%            187.06                3,015,088.09        No                  3,339,332.56        No
    65               0.30%            19,036                2,082,971.75      Yes (g)               3,289,749.13      Yes (c)
    66               0.15%            10,501                1,020,327.66      Yes (g)               3,289,749.13      Yes (c)
    67               0.45%            27,617                2,726,355.40        No                  3,258,862.60      Yes (v)
    68               0.44%            21,236                2,776,986.50        No                  3,227,894.73        No
    69               0.44%            30,923                2,892,815.03        No                  3,215,949.33        No
    70               0.44%            39.57                 2,936,560.64        No                  3,213,470.27      Yes (t)
    71               0.44%            98.86                 2,864,618.37        No                  3,180,107.73        No
    72               0.44%            49,676                2,882,784.24        No                  3,179,259.26        No
    73               0.43%            24,817                2,813,417.00        No                  3,151,810.47      Yes (b)
    74               0.43%            24,267                2,804,802.53        No                  3,106,150.84        No
    75               0.42%            62.78                 2,746,556.82        No                  3,038,355.72      Yes (z)
    76               0.41%            58.69                 2,703,328.35        No                  2,987,349.31        No
    77               0.41%            277.06                2,497,541.80        No                  2,978,382.70        No
    78               0.41%            32.63                 2,536,423.30        No                  2,975,696.38        No
    79               0.40%            123.12                2,579,796.50        No                  2,946,157.15        No
    80               0.40%            57.19                 2,422,678.32        No                  2,908,631.50        No
    81               0.39%            115.14                2,578,761.11        No                  2,878,420.21        No
    82               0.39%            36,434                  283,376.42        No                  2,878,288.00      Yes (u)
    83               0.23%            30,266                1,499,944.48      Yes (a)               2,824,864.18      Yes (x)
    84               0.15%            26,903                  999,961.77      Yes (a)               2,824,864.18      Yes (x)
    85               0.19%            46.25                 1,292,374.07      Yes (d)               2,792,329.02      Yes (e)
    86               0.19%            37.22                 1,251,563.14      Yes (d)               2,792,329.02      Yes (e)
    87               0.37%            57.59                 2,457,690.62        No                  2,735,316.46        No
    88               0.37%            74.86                 2,457,147.07        No                  2,725,901.42        No
    89               0.37%            49.29                 2,448,143.09        No                  2,710,733.50        No
-----------------------------------------------------------------------------------------------------------------------------------
    90                                                      2,390,067.33        No                  2,683,469.68        No
    90A              0.17%            21,589
    90B              0.11%            21,457
    90C              0.05%            17,968
    90D              0.04%            17,643
-----------------------------------------------------------------------------------------------------------------------------------
    91               0.36%            76.69                 2,402,153.63        No                  2,639,607.64        No
    92               0.36%            47.81                 2,379,651.51        No                  2,617,345.03      Yes (d)
    93               0.35%            20,600                2,269,544.92        No                  2,554,420.24        No
    94               0.35%            23,533                2,287,014.96        No                  2,541,542.28      Yes (b)
    95               0.34%            154.63                2,265,580.26        No                  2,510,907.57        No
    96               0.34%            74.36                 2,233,572.89        No                  2,488,377.63        No
    97               0.34%            22,025                2,220,274.86        No                  2,466,813.16      Yes (b)
    98               0.32%            80.23                 1,962,265.02        No                  2,370,296.60        No
    99               0.32%            51.39                 2,140,694.61        No                  2,364,397.65        No
    100              0.32%            125.71                2,140,642.23        No                  2,357,761.67      Yes (q)
    101              0.32%            99.95                    84,462.33        No                  2,348,838.78      Yes (s)
    102              0.32%            50,279                2,082,029.85        No                  2,312,850.05        No
    103              0.31%            95.98                 2,068,050.90        No                  2,291,068.77        No
    104
                     0.31%            47.58                 1,920,683.33        No                  2,283,786.06        No
    105              0.31%            96.62                    90,810.85        No                  2,270,572.67      Yes (s)
    106              0.31%            96.59                    77,086.88        No                  2,269,770.36      Yes (s)
    107              0.31%            23.80                 2,020,891.55        No                  2,240,142.88        No

                         RELATED                                                                               MATURITY
                      MORTGAGE LOAN                                                             CUT-OFF          DATE/
  CONTROL            GROUP TOTAL CUT-     OWNERSHIP                APPRAISED     APPRAISAL      DATE LTV       ARD LTV
  NUMBER             OFF DATE BALANCE     INTEREST                   VALUE         DATE          RATIO          RATIO
---------------------------------------------------------------------------------------------------------------------------
    54                 3,863,651.49       Fee Simple                 5,300,000    07/10/99        72.90%        66.26%
    55                 3,837,367.70       Fee Simple                 5,100,000    07/29/99        75.24%        67.77%
    56                 3,705,428.48       Fee Simple                 5,900,000    09/20/99        62.80%        51.81%
    57                 3,690,076.62       Fee Simple                 5,340,000    11/07/99        69.10%        62.51%
    58                 6,900,485.63       Fee Simple                 5,400,000    10/20/99        68.28%        57.69%
    59                 3,538,409.59       Fee Simple                 5,400,000    06/03/99        65.53%        55.30%
    60                 3,501,443.38       Fee Simple                 4,850,000    05/05/99        72.19%        64.64%
    61                 3,488,139.63       Fee Simple                 4,700,000    10/05/99        74.22%        66.66%
    62                 3,394,280.78       Fee Simple                 6,090,000    01/21/98        55.74%        46.56%
    63                 3,345,711.83       Fee Simple                 4,500,000    09/03/99        74.35%        66.16%
    64                 3,339,332.56       Fee Simple                 4,585,000    06/17/99        72.83%        65.76%
    65                 3,289,749.13       Fee Simple                 3,100,000    10/28/99        66.46%        62.69%
    66                 3,289,749.13       Fee Simple                 1,850,000    10/28/99        66.46%        62.69%
    67                14,911,765.33       Fee Simple                 5,200,000    11/04/98        62.67%        52.43%
    68                 3,227,894.73       Fee Simple                 7,800,000    06/01/99        41.38%        35.60%
    69                 3,215,949.33       Fee Simple                 4,400,000    09/02/99        73.09%        65.75%
    70                 6,900,485.63       Fee Simple                 4,600,000    10/18/99        69.86%        63.84%
    71                 3,180,107.73       Fee Simple                 4,500,000    04/09/99        70.67%        63.66%
    72                 3,179,259.26       Fee Simple                 4,400,000    04/27/99        72.26%        65.52%
    73                14,239,605.25       Fee Simple                 4,450,000    05/20/99        70.83%        63.22%
    74                 3,106,150.84       Fee Simple                 4,100,000    05/07/99        75.76%        68.41%
    75                 4,881,292.81       Fee Simple                 4,300,000    06/24/99        70.66%        63.87%
    76                 2,987,349.31       Fee Simple                 3,750,000    06/23/99        79.66%        72.09%
    77                 2,978,382.70       Fee Simple                 4,100,000    07/01/99        72.64%        60.92%
    78                 2,975,696.38       Fee Simple                 4,100,000    02/02/99        72.58%        61.86%
    79                 2,946,157.15       Fee Simple                 4,190,000    09/09/99        70.31%        61.57%
    80                 2,908,631.50       Fee Simple                 4,500,000    12/22/97        64.64%        53.84%
    81                 2,878,420.21       Fee Simple                 3,900,000    03/24/99        73.81%        66.12%
    82                 8,926,649.29       Fee Simple                 4,750,000    12/29/98        60.60%         5.97%
    83                 2,824,864.18       Fee Simple                 2,000,000    01/27/99        84.75%        75.00%
    84                 2,824,864.18       Fee Simple                 1,550,000    01/27/99        72.90%        64.51%
    85                 4,335,231.29       Fee Simple                 2,100,000    04/30/99        70.69%        64.40%
    86                 4,335,231.29       Fee Simple                 1,850,000    05/03/99        70.69%        64.40%
    87                 2,735,316.46       Fee Simple                 4,200,000    07/13/99        65.13%        58.52%
    88                 2,725,901.42       Fee Simple                 3,540,000    04/07/99        77.00%        69.41%
    89                 2,710,733.50       Fee Simple                 3,630,000    06/01/99        74.68%        67.44%
---------------------------------------------------------------------------------------------------------------------------
    90                 2,683,469.68                                  3,380,000                    79.39%        70.71%
    90A                                   Fee Simple                 1,550,000    02/03/99
    90B                                   Fee Simple                 1,000,000    02/03/99
    90C                                   Fee Simple                   430,000    02/03/99
    90D                                   Fee Simple                   400,000    02/03/99
---------------------------------------------------------------------------------------------------------------------------
    91                 2,639,607.64       Fee Simple                 4,950,000    08/16/99        53.33%        48.53%
    92                13,565,057.63       Fee Simple                 3,500,000    10/01/99        74.78%        67.99%
    93                 2,554,420.24       Fee Simple                 3,325,000    06/09/98        76.82%        68.26%
    94                14,239,605.25       Fee Simple                 3,450,000    09/08/99        73.67%        66.29%
    95                 2,510,907.57       Fee Simple                 3,450,000    07/05/99        72.78%        65.67%
    96                 2,488,377.63       Fee Simple                 3,350,000    08/18/99        74.28%        66.67%
    97                14,239,605.25       Fee Simple                 3,450,000    09/08/99        71.50%        64.36%
    98                 2,370,296.60       Fee Simple                 3,300,000    03/12/99        71.83%        59.46%
    99                 2,364,397.65       Fee Simple                 3,500,000    06/11/99        67.55%        61.16%
    100               10,174,430.50       Fee Simple                 3,400,000    03/02/99        69.35%        62.96%
    101                6,889,181.81       Fee Simple                 3,345,000    08/23/97        70.22%         2.53%
    102                2,312,850.05       Fee Simple                 3,130,000    06/14/99        73.89%        66.52%
    103                2,291,068.77       Fee Simple                 3,325,000    08/11/99        68.90%        62.20%
    104
                       2,283,786.06       Fee Simple                 3,400,000    05/14/99        67.17%        56.49%
    105                6,889,181.81       Fee Simple                 3,070,000    12/12/97        73.96%         2.96%
    106                6,889,181.81       Fee Simple                 3,215,000    09/24/98        70.60%         2.40%
    107                2,240,142.88       Fee Simple                 3,000,000    06/16/99        74.67%        67.36%

                        MORTGAGE LOAN BALANCE AND
                         MORTGAGED REAL PROPERTY
                       APPRAISED VALUE INFORMATION



               MORTGAGE                                                                          % OF TOTAL
  CONTROL        LOAN                                                            CUT-OFF DATE   CUT-OFF DATE  ALLOCATED CUT-OFF
  NUMBER        SELLER       LOAN / PROPERTY NAME                                   BALANCE        BALANCE      DATE BALANCE
---------------------------------------------------------------------------------------------------------------------------------
    108           GCFP       Wolfie's Plaza                                       2,228,325.68      0.31%        2,228,325.68
    109           GCFP       200-220 West 1st Street                              2,216,999.71      0.30%        2,216,999.71
    110           GCFP       The Loring Building                                  2,180,904.70      0.30%        2,180,904.70
    111           GCFP       Park Paloma Apartments                               2,139,610.92      0.29%        2,139,610.92
    112           GCFP       Mitchell Building                                    2,123,146.03      0.29%        2,123,146.03
    113           GCFP       Kennedy I Office Building                            2,105,829.14      0.29%        2,105,829.14
    114           SBRC       Holiday Inn Express                                  2,105,292.43      0.29%        2,105,292.43
    115           GCFP       16300 Addison Road Office Building                   2,082,048.10      0.29%        2,082,048.10
    116           GCFP       Fairfield Inn Jackson                                2,067,224.04      0.28%        2,067,224.04
    117           SBRC       Amberwood  Mobile Home Park                          2,059,553.23      0.28%        2,059,553.23
    118           SBRC       Carson Commerce Center                               2,047,625.49      0.28%        2,047,625.49
    119           GCFP       Nome Plaza Shopping Center                           2,026,300.14      0.28%        2,026,300.14
    120           GCFP       River Park Shopping Center                           2,025,941.76      0.28%        2,025,941.76
    121           SBRC       Fountain Plaza                                       2,004,409.18      0.27%        2,004,409.18
    122           GCFP       Fairfield Inn Hattiesburg                            1,997,986.88      0.27%        1,997,986.88
    123           GCFP       Fairfield Inn Lake Charles-Sulphur                   1,983,150.37      0.27%        1,983,150.37
    124           SBRC       Hampton Inn Blythe                                   1,894,734.91      0.26%        1,894,734.91
    125           SBRC       The Grove Shopping Center                            1,869,414.72      0.26%        1,869,414.72
    126           GCFP       475-499 Hillside Avenue                              1,868,202.60      0.26%        1,868,202.60
    127           SBRC       Copeland Shopping Center                             1,866,547.09      0.26%        1,866,547.09
    128           GCFP       The Fleet Building                                   1,842,937.09      0.25%        1,842,937.09
    129           GCFP       Commack Tower Plaza                                  1,839,805.53      0.25%        1,839,805.53
    130           GCFP       Shoppes of Northshore                                1,829,638.83      0.25%        1,829,638.83
    131           SBRC       Las Posadas Shopping Center                          1,814,130.98      0.25%        1,814,130.98
    132           SBRC       The Ville Apartments                                 1,813,445.59      0.25%        1,813,445.59
    133           GCFP       Amelia Court Apartments                              1,810,481.02      0.25%        1,810,481.02
    134           SBRC       Long Street Townhouses                               1,790,809.92      0.25%        1,790,809.92
    135           GCFP       Silverbrook Apartments                               1,766,204.21      0.24%        1,766,204.21
    136           SBRC       Garden Apartments                                    1,743,925.69      0.24%        1,743,925.69
    137           GCFP       Westchester and New Haven Apartments                 1,722,373.19      0.24%        1,722,373.19
    138           SBRC       Madison Midtown Shopping Center                      1,158,627.96      0.16%        1,158,627.96
    139           SBRC       Cleveland Corners Shopping Center                      482,347.26      0.07%          482,347.26
    140           SBRC       Park Place Apartments                                1,634,079.51      0.22%        1,634,079.51
    141           GCFP       Horizons Apartments                                  1,619,197.81      0.22%        1,619,197.81
    142           GCFP       Regency Square Apartments                            1,578,624.24      0.22%        1,578,624.24
    143           SBRC       Federal Express                                      1,573,379.15      0.22%        1,573,379.15
    144           SBRC       Levittown Professional Building                      1,550,442.42      0.21%        1,550,442.42
    145           SBRC       3311 Richmond Office Building                        1,542,902.27      0.21%        1,542,902.27
    146           SBRC       Carmel Towers                                        1,536,329.70      0.21%        1,536,329.70
    147           GCFP       Westwood Apartments                                  1,493,285.55      0.20%        1,493,285.55
    148           SBRC       Crestridge Apartments                                1,470,068.80      0.20%        1,470,068.80
    149           GCFP       Pine Tree Square                                     1,455,343.12      0.20%        1,455,343.12
    150           GCFP       Thistlewood Apartments                               1,453,361.98      0.20%        1,453,361.98
    151           GCFP       Lesbo/Bullion Mobile Home Park                       1,443,674.70      0.20%        1,443,674.70
    152           SBRC       The Town Center                                      1,441,959.68      0.20%        1,441,959.68
    153           SBRC       Bayridge Apartments                                  1,440,455.81      0.20%        1,440,455.81
    154           SBRC       Ramada Inn - Elizabethtown                           1,439,330.14      0.20%        1,439,330.14
    155           SBRC       Oasis Surgery Center                                 1,391,384.67      0.19%        1,391,384.67
    156           SBRC       715 South Oxford Court Apartments                    1,375,649.74      0.19%        1,375,649.74
    157           SBRC       Barefoot Bay Medical Office Center                   1,352,817.51      0.19%        1,352,817.51
    158           GCFP       14 Mamaroneck Avenue                                 1,348,077.93      0.18%        1,348,077.93
    159           SBRC       Presidio Plaza                                       1,343,943.22      0.18%        1,343,943.22
    160           SBRC       904-912 21st Avenue                                  1,342,654.78      0.18%        1,342,654.78
    161           GCFP       Ambassador Apartments                                1,339,668.48      0.18%        1,339,668.48
    162           SBRC       Frisco South Shopping Center                         1,334,047.56      0.18%        1,334,047.56
    163           GCFP       Oquendo Office Warehouse                             1,326,813.98      0.18%        1,326,813.98
    164           GCFP       Palm Harbor Mobile Home Park                         1,313,821.90      0.18%        1,313,821.90
    165           SBRC       Milan Apartments                                     1,294,196.36      0.18%        1,294,196.36
    166           SBRC       Palm Pacific Plaza Shopping Center                   1,293,656.12      0.18%        1,293,656.12
    167           SBRC       North Dixie Commerce Center                          1,289,805.51      0.18%        1,289,805.51

                                                                           CROSS               CROSS COLLATER-
                 ALLOCATED %     ALLOCATED                                COLLATER-            ALIZED MORTGAGE
                OF TOTAL CUT-   CUT-OFF DATE                               ALIZED                LOAN GROUP        RELATED
  CONTROL    F    OFF DATE      BALANCE PER             LOAN BALANCE AT   MORTGAGED             TOTAL CUT-OFF      MORTGAGE
  NUMBER           BALANCE         UNIT                  MATURITY/ARD     LOAN GROUP            DATE BALANCE      LOAN GROUP
------------------------------------------------------------------------------------------------------------------------------------
    108           0.31%            74.51                 1,880,514.01        No                  2,228,325.68        No
    109           0.30%            99.71                 2,030,366.47        No                  2,216,999.71        No
    110           0.30%            87.70                 1,817,753.58        No                  2,180,904.70        No
    111           0.29%            35,660                1,914,045.64        No                  2,139,610.92        No
    112           0.29%            60.96                 1,775,751.36        No                  2,123,146.03        No
    113           0.29%            43.08                 1,928,596.20        No                  2,105,829.14        No
    114           0.29%            30,076                1,544,018.74        No                  2,105,292.43        No
    115           0.29%            87.86                 1,739,094.57        No                  2,082,048.10        No
    116           0.28%            26,167                  203,525.93        No                  2,067,224.04      Yes (u)
    117           0.28%            18,389                1,733,571.59        No                  2,059,553.23        No
    118           0.28%            46.63                 1,784,416.54        No                  2,047,625.49        No
    119           0.28%            111.53                1,712,000.21        No                  2,026,300.14        No
    120           0.28%            88.13                 1,689,870.61        No                  2,025,941.76        No
    121           0.27%            93.09                 1,665,350.56        No                  2,004,409.18        No
    122           0.27%            25,291                  196,709.69        No                  1,997,986.88      Yes (u)
    123           0.27%            25,103                  195,251.41        No                  1,983,150.37      Yes (u)
    124           0.26%            32,114                        2.13        No                  1,894,734.91        No
    125           0.26%            38.19                 1,696,873.73        No                  1,869,414.72        No
    126           0.26%             8.94                 1,315,831.16        No                  1,868,202.60        No
    127           0.26%            88.89                 1,566,664.94        No                  1,866,547.09        No
    128           0.25%            38.44                 1,665,944.70        No                  1,842,937.09      Yes (z)
    129           0.25%            129.56                1,550,794.22        No                  1,839,805.53        No
    130           0.25%            83.04                 1,548,840.84        No                  1,829,638.83        No
    131           0.25%            69.58                 1,607,880.33        No                  1,814,130.98        No
    132           0.25%            16,486                1,478,287.67        No                  1,813,445.59        No
    133           0.25%            19,058                1,500,167.14        No                  1,810,481.02        No
    134           0.25%            43,678                1,615,324.80        No                  1,790,809.92        No
    135           0.24%            56,974                1,576,568.51        No                  1,766,204.21        No
    136           0.24%            24,562                1,541,916.11        No                  1,743,925.69        No
    137           0.24%            21,530                1,444,065.73        No                  1,722,373.19        No
    138           0.16%            104.38                1,047,151.33      Yes (b)               1,640,975.22      Yes (f)
    139           0.07%            95.70                   435,938.42      Yes (b)               1,640,975.22      Yes (f)
    140           0.22%            34,043                1,447,312.33        No                  1,634,079.51        No
    141           0.22%            31,749                1,451,691.41        No                  1,619,197.81        No
    142           0.22%            13,155                1,322,489.68        No                  1,578,624.24        No
    143           0.22%            30.32                 1,361,472.60        No                  1,573,379.15        No
    144           0.21%            77.52                 1,391,931.47        No                  1,550,442.42        No
    145           0.21%            36.20                 1,404,161.99        No                  1,542,902.27      Yes (e)
    146           0.21%            30,124                1,359,598.94        No                  1,536,329.70        No
    147           0.20%            34,728                1,344,722.78        No                  1,493,285.55        No
    148           0.20%            14,412                1,352,903.74        No                  1,470,068.80      Yes (h)
    149           0.20%            58.51                 1,244,307.59        No                  1,455,343.12        No
    150           0.20%            12,749                1,213,313.20        No                  1,453,361.98      Yes (g)
    151           0.20%            17,187                1,212,157.17        No                  1,443,674.70        No
    152           0.20%            49.04                 1,285,560.40        No                  1,441,959.68        No
    153           0.20%            11,524                1,227,315.57        No                  1,440,455.81        No
    154           0.20%            21,167                1,088,083.38        No                  1,439,330.14        No
    155           0.19%            92.60                 1,248,705.14        No                  1,391,384.67        No
    156           0.19%            47,436                1,244,500.89        No                  1,375,649.74        No
    157           0.19%            93.95                 1,206,523.10        No                  1,352,817.51        No
    158           0.18%            64.09                 1,216,387.78        No                  1,348,077.93        No
    159           0.18%            107.59                1,225,040.46        No                  1,343,943.22        No
    160           0.18%            28,567                1,100,906.13        No                  1,342,654.78        No
    161           0.18%            31,155                1,104,350.23        No                  1,339,668.48      Yes (l)
    162           0.18%            71.78                 1,249,942.59        No                  1,334,047.56        No
    163           0.18%            67.60                 1,211,461.08        No                  1,326,813.98        No
    164           0.18%            14,930                1,091,944.68        No                  1,313,821.90        No
    165           0.18%            31,566                1,165,701.46        No                  1,294,196.36        No
    166           0.18%            115.04                1,171,323.40        No                  1,293,656.12        No
    167           0.18%            38.67                 1,171,761.64        No                  1,289,805.51        No


                    RELATED                                                                               MATURITY
                 MORTGAGE LOAN                                                             CUT-OFF          DATE/
  CONTROL       GROUP TOTAL CUT-     OWNERSHIP                APPRAISED     APPRAISAL      DATE LTV       ARD LTV
  NUMBER        OFF DATE BALANCE     INTEREST                   VALUE         DATE          RATIO          RATIO
----------------------------------------------------------------------------------------------------------------------
    108           2,228,325.68       Fee Simple                 3,000,000    03/29/99        74.28%        62.68%
    109           2,216,999.71       Fee Simple                 3,000,000    08/05/99        73.90%        67.68%
    110           2,180,904.70 Both Fee Simple and Leasehold    3,030,000    06/16/99        71.98%        59.99%
    111           2,139,610.92       Fee Simple                 3,000,000    07/09/99        71.32%        63.80%
    112           2,123,146.03       Fee Simple                 3,115,000    07/15/98        68.16%        57.01%
    113           2,105,829.14       Fee Simple                 2,900,000    09/22/99        72.61%        66.50%
    114           2,105,292.43       Fee Simple                 3,500,000    02/16/99        60.15%        44.11%
    115           2,082,048.10       Fee Simple                 3,000,000    04/22/99        69.40%        57.97%
    116           8,926,649.29       Fee Simple                 4,500,000    12/28/98        45.94%         4.52%
    117           2,059,553.23       Fee Simple                 2,850,000    05/06/99        72.27%        60.83%
    118           2,047,625.49       Fee Simple                 3,150,000    03/18/99        65.00%        56.65%
    119           2,026,300.14       Fee Simple                 3,700,000    12/23/98        54.76%        46.27%
    120           2,025,941.76       Fee Simple                 2,850,000    02/18/99        71.09%        59.29%
    121           2,004,409.18       Fee Simple                 3,000,000    08/06/98        66.81%        55.51%
    122           8,926,649.29       Fee Simple                 3,600,000    12/09/98        55.50%         5.46%
    123           8,926,649.29       Fee Simple                 3,775,000    12/16/98        52.53%         5.17%
    124           1,894,734.91       Fee Simple                 3,000,000    05/13/97        63.16%         0.00%
    125           1,869,414.72       Fee Simple                 3,200,000    08/20/99        58.42%        53.03%
    126           1,868,202.60       Fee Simple                 3,100,000    11/21/97        60.26%        42.45%
    127           1,866,547.09       Fee Simple                 2,675,000    08/10/99        69.78%        58.57%
    128           4,881,292.81       Fee Simple                 3,100,000    06/14/99        59.45%        53.74%
    129           1,839,805.53       Fee Simple                 3,100,000    02/19/99        59.35%        50.03%
    130           1,829,638.83       Fee Simple                 2,480,000    05/17/99        73.78%        62.45%
    131           1,814,130.98       Fee Simple                 2,600,000    09/12/98        69.77%        61.84%
    132           1,813,445.59       Fee Simple                 2,650,000    03/09/99        68.43%        55.78%
    133           1,810,481.02       Fee Simple                 2,450,000    02/11/99        73.90%        61.23%
    134           1,790,809.92       Fee Simple                 2,300,000    05/26/99        77.86%        70.23%
    135           1,766,204.21       Fee Simple                 2,260,000    04/16/99        78.15%        69.76%
    136           1,743,925.69       Fee Simple                 2,350,000    09/29/98        74.21%        65.61%
    137           1,722,373.19       Fee Simple                 2,175,000    02/25/99        79.19%        66.39%
    138           1,640,975.22       Fee Simple                 1,550,000    04/01/99        75.45%        68.19%
    139           1,640,975.22       Leasehold                    625,000    03/12/99        75.45%        68.19%
    140           1,634,079.51       Fee Simple                 2,100,000    01/22/99        77.81%        68.92%
    141           1,619,197.81       Fee Simple                 2,050,000    05/14/99        78.99%        70.81%
    142           1,578,624.24       Fee Simple                 2,700,000    09/03/99        58.47%        48.98%
    143           1,573,379.15       Fee Simple                 2,900,000    08/24/98        54.25%        46.95%
    144           1,550,442.42       Fee Simple                 2,300,000    02/20/99        67.41%        60.52%
    145           4,335,231.29       Fee Simple                 2,450,000    06/02/99        62.98%        57.31%
    146           1,536,329.70       Fee Simple                 1,950,000    02/12/99        78.79%        69.72%
    147           1,493,285.55       Fee Simple                 2,000,000    07/08/99        74.66%        67.24%
    148           3,534,720.72       Fee Simple                 2,008,000    05/14/99        73.21%        67.38%
    149           1,455,343.12       Fee Simple                 2,000,000    08/25/99        72.77%        62.22%
    150           5,718,663.40       Fee Simple                 2,400,000    10/27/98        60.56%        50.55%
    151           1,443,674.70       Fee Simple                 1,950,000    03/05/99        74.03%        62.16%
    152           1,441,959.68       Fee Simple                 1,940,000    12/16/98        74.33%        66.27%
    153           1,440,455.81       Fee Simple                 2,100,000    07/19/97        68.59%        58.44%
    154           1,439,330.14       Fee Simple                 3,000,000    07/01/99        47.98%        36.27%
    155           1,391,384.67       Fee Simple                 2,530,000    02/03/99        55.00%        49.36%
    156           1,375,649.74       Fee Simple                 1,915,000    07/02/97        71.84%        64.99%
    157           1,352,817.51       Fee Simple                 1,820,000    01/11/99        74.33%        66.29%
    158           1,348,077.93       Fee Simple                 2,000,000    12/22/98        67.40%        60.82%
    159           1,343,943.22       Fee Simple                 2,030,000    04/09/99        66.20%        60.35%
    160           1,342,654.78       Fee Simple                 1,700,000    11/03/98        78.98%        64.76%
    161           1,750,193.37       Fee Simple                 2,050,000    07/13/98        65.35%        53.87%
    162           1,334,047.56       Fee Simple                 1,875,000    02/16/99        71.15%        66.66%
    163           1,326,813.98       Fee Simple                 1,900,000    10/24/99        69.83%        63.76%
    164           1,313,821.90       Fee Simple                 1,850,000    07/22/99        71.02%        59.02%
    165           1,294,196.36       Fee Simple                 2,110,000    04/19/99        61.34%        55.25%
    166           1,293,656.12       Fee Simple                 1,840,000    07/09/99        70.31%        63.66%
    167           1,289,805.51       Fee Simple                 1,800,000    06/21/99        71.66%        65.10%

                        MORTGAGE LOAN BALANCE AND
                         MORTGAGED REAL PROPERTY
                       APPRAISED VALUE INFORMATION



               MORTGAGE                                                                          % OF TOTAL
  CONTROL        LOAN                                                            CUT-OFF DATE   CUT-OFF DATE  ALLOCATED CUT-OFF
  NUMBER        SELLER       LOAN / PROPERTY NAME                                   BALANCE        BALANCE      DATE BALANCE
----------------------------------------------------------------------------------------------------------------------------------
    168           SBRC       Meadowlark Apartments                                1,285,194.53      0.18%        1,285,194.53
    169           SBRC       Old Judge Building                                   1,285,126.47      0.18%        1,285,126.47
----------------------------------------------------------------------------------------------------------------------------------
    170           SBRC       Sherman/Lennox Portfolio                             1,265,523.31      0.17%
   170A           SBRC       6839-6841 Lennox Avenue                                                               798,253.16
   170B           SBRC       17732 Sherman Way                                                                     467,270.15
----------------------------------------------------------------------------------------------------------------------------------
    171           SBRC       Pacific Winds Apartments                             1,253,201.21      0.17%        1,253,201.21
    172           SBRC       Isle of Capri Apartments                             1,240,509.23      0.17%        1,240,509.23
    173           SBRC       Datura Station                                       1,215,941.09      0.17%        1,215,941.09
    174           SBRC       Park View Cooperative                                1,213,892.97      0.17%        1,213,892.97
    175           SBRC       H & Z Office Building                                1,192,865.05      0.16%        1,192,865.05
    176           SBRC       Nassau Bay Villas Apartments                         1,191,800.49      0.16%        1,191,800.49
    177           SBRC       2180 West First Street                               1,191,440.30      0.16%        1,191,440.30
    178           GCFP       8020 Northwest 60th Street                           1,191,028.86      0.16%        1,191,028.86
    179           SBRC       Irving Place Apartments                              1,185,590.57      0.16%        1,185,590.57
    180           GCFP       Regency Palms Apartments                             1,179,962.75      0.16%        1,179,962.75
    181           GCFP       Four Flags Motors, Inc.                              1,160,198.90      0.16%        1,160,198.90
    182           GCFP       Alexandria Gardens Apartments                        1,135,768.32      0.16%        1,135,768.32
    183           GCFP       47-49 Main Street                                    1,123,198.55      0.15%        1,123,198.55
    184           SBRC       Madrid Apartments                                    1,108,725.41      0.15%        1,108,725.41
    185           SBRC       Comfort Inn - Milledgeville                          1,106,990.73      0.15%        1,106,990.73
    186           SBRC       Wal-Mart Shopping Center                             1,095,753.19      0.15%        1,095,753.19
    187           SBRC       Stratford Apartments                                 1,084,891.94      0.15%        1,084,891.94
    188           SBRC       Willow Glen Plaza                                    1,083,192.32      0.15%        1,083,192.32
    189           SBRC       Edgewater Bay Apartments                             1,082,470.75      0.15%        1,082,470.75
    190           SBRC       420 Group                                            1,068,761.10      0.15%        1,068,761.10
    191           GCFP       7-Eleven                                             1,024,554.52      0.14%        1,024,554.52
    192           SBRC       Lake Forest North Apartments                           999,938.16      0.14%          999,938.16
    193           SBRC       CompuChem Industrial                                   995,609.84      0.14%          995,609.84
    194           GCFP       Palazzolo Plaza                                        995,333.32      0.14%          995,333.32
    195           SBRC       A. E. Larson Building                                  995,186.67      0.14%          995,186.67
    196           GCFP       Lanewood Apartments                                    994,285.82      0.14%          994,285.82
    197           GCFP       Chris-Town Mobile Home Park                            992,424.76      0.14%          992,424.76
    198           SBRC       Corbus-Peppertree Lane Apartments                      989,751.96      0.14%          989,751.96
    199           SBRC       Missouri Meadows Apartments                            979,133.44      0.13%          979,133.44
    200           SBRC       Highlander Square Apartments                           960,874.52      0.13%          960,874.52
    201           SBRC       Hillcrest Crossing                                     952,900.75      0.13%          952,900.75
    202           SBRC       Virginia Plaza                                         939,381.20      0.13%          939,381.20
    203           SBRC       Pedersen Building                                      890,126.41      0.12%          890,126.41
    204           GCFP       Spring Oaks Mobile Home & Recreational
                               Vehicle Park                                         889,599.06      0.12%          889,599.06
    205           SBRC       Shadowood Apartments                                   879,061.35      0.12%          879,061.35
    206           SBRC       Arroyo Shopping Center                                 877,898.53      0.12%          877,898.53
    207           GCFP       The Nog Retail Center                                  866,706.97      0.12%          866,706.97
    208           GCFP       London Square Apartments                               854,047.69      0.12%          854,047.69
    209           SBRC       Petite Chateau Villa Mobile Home Park                  836,266.18      0.11%          836,266.18
    210           GCFP       Walnut Hills Apartments                                834,300.81      0.11%          834,300.81
    211           SBRC       Palmer Highway Shopping Center                         805,651.33      0.11%          805,651.33
    212           SBRC       Somerset Apartments                                    797,127.72      0.11%          797,127.72
----------------------------------------------------------------------------------------------------------------------------------
    213           SBRC       Shady Acres/Pine Shadows Portfolio                     787,123.06      0.11%
   213A           SBRC       Shady Acres Duplexes                                                                  629,698.45
   213B           SBRC       Pine Shadows Estates                                                                  157,424.61
----------------------------------------------------------------------------------------------------------------------------------
    214           SBRC       Vanowen Street Retail Center                           773,970.40      0.11%          773,970.40
    215           GCFP       Rena's Village Plaza                                   765,693.60      0.10%          765,693.60
    216           SBRC       Stanford Place Apartments                              756,932.13      0.10%          756,932.13
    217           SBRC       Panola-Redan Crossing                                  753,022.67      0.10%          753,022.67
    218           SBRC       Garnet Avenue Shopping Center                          748,251.82      0.10%          748,251.82
    219           SBRC       The Chalet Apartments                                  741,137.06      0.10%          741,137.06
    220           SBRC       Galt Ocean Plaza                                       739,942.14      0.10%          739,942.14
    221           SBRC       Zion Street Apartments                                 725,157.00      0.10%          725,157.00

                                                                          CROSS               CROSS COLLATER-
                ALLOCATED %     ALLOCATED                                COLLATER-            ALIZED MORTGAGE
               OF TOTAL CUT-   CUT-OFF DATE                               ALIZED                LOAN GROUP        RELATED
  CONTROL        OFF DATE      BALANCE PER             LOAN BALANCE AT    MORTGAGE             TOTAL CUT-OFF      MORTGAGE
  NUMBER          BALANCE         UNIT                  MATURITY/ARD     LOAN GROUP            DATE BALANCE      LOAN GROUP
-----------------------------------------------------------------------------------------------------------------------------------
    168          0.18%            21,069                1,128,014.99        No                  1,285,194.53        No
    169          0.18%            31.23                 1,069,528.78        No                  1,285,126.47        No
-----------------------------------------------------------------------------------------------------------------------------------
    170                                                 1,076,972.66        No                  1,265,523.31        No
   170A          0.11%            51.17
   170B          0.06%            52.47
-----------------------------------------------------------------------------------------------------------------------------------
    171          0.17%            26,664                1,133,864.53        No                  1,253,201.21        No
    172          0.17%            25,844                1,104,874.95        No                  1,240,509.23        No
    173          0.17%            102.54                1,085,449.69        No                  1,215,941.09        No
    174          0.17%            14,281                  893,595.93        No                  1,213,892.97        No
    175          0.16%            72.22                 1,073,377.82        No                  1,192,865.05        No
    176          0.16%            17,788                  989,182.38        No                  1,191,800.49        No
    177          0.16%            41.34                 1,081,473.72        No                  1,191,440.30        No
    178          0.16%            34.46                   861,178.03        No                  1,191,028.86        No
    179          0.16%            16,467                1,091,097.89        No                  1,185,590.57      Yes (h)
    180          0.16%            13,258                  988,801.20        No                  1,179,962.75        No
    181          0.16%            47.98                   852,602.02        No                  1,160,198.90        No
    182          0.16%            37,859                1,020,507.82        No                  1,135,768.32        No
    183          0.15%            313.04                1,026,433.80        No                  1,123,198.55        No
    184          0.15%            19,451                  926,496.48        No                  1,108,725.41        No
    185          0.15%            24,065                           -        No                  1,106,990.73        No
    186          0.15%            77.47                   998,352.35        No                  1,095,753.19        No
    187          0.15%            20,091                  951,779.68        No                  1,084,891.94        No
    188          0.15%            94.63                   896,747.35        No                  1,083,192.32        No
    189          0.15%            33,827                  957,081.45        No                  1,082,470.75        No
    190          0.15%            23,750                  761,153.87        No                  1,068,761.10        No
    191          0.14%            342.32                   59,650.10        No                  1,024,554.52        No
    192          0.14%            21,738                  822,889.97        No                    999,938.16        No
    193          0.14%            32.46                         0.41        No                    995,609.84        No
    194          0.14%            82.94                   904,477.81        No                    995,333.32        No
    195          0.14%            19.38                   844,812.58        No                    995,186.67        No
    196          0.14%            27,619                  697,514.07        No                    994,285.82        No
    197          0.14%            17,111                  842,520.86        No                    992,424.76        No
    198          0.14%            16,496                  899,717.09        No                    989,751.96        No
    199          0.13%            15,792                  892,275.98        No                    979,133.44        No
    200          0.13%            11,304                  868,561.93        No                    960,874.52      Yes (r)
    201          0.13%            96.74                   850,637.77        No                    952,900.75        No
    202          0.13%            87.55                   845,284.55        No                    939,381.20        No
    203          0.12%            122.29                  809,619.49        No                    890,126.41        No
    204
                 0.12%            7,292                   743,606.08        No                    889,599.06        No
    205          0.12%            14,651                  808,999.07        No                    879,061.35      Yes (h)
    206          0.12%            76.75                   796,455.34        No                    877,898.53        No
    207          0.12%            31.92                    36,633.90        No                    866,706.97        No
    208          0.12%            12,378                  712,987.18        No                    854,047.69      Yes (g)
    209          0.11%            12,120                  713,126.86        No                    836,266.18        No
    210          0.11%            8,601                   696,500.41        No                    834,300.81      Yes (g)
    211          0.11%            60.85                   726,317.35        No                    805,651.33        No
    212          0.11%            19,928                  730,098.65        No                    797,127.72        No
-----------------------------------------------------------------------------------------------------------------------------------
    213                                                   666,389.72        No                    787,123.06      Yes (n)
   213A          0.09%            22,489
   213B          0.02%            13,119
-----------------------------------------------------------------------------------------------------------------------------------
    214          0.11%            82.34                   663,438.35        No                    773,970.40        No
    215          0.10%            39.82                   643,766.13        No                    765,693.60        No
    216          0.10%            19,919                  699,222.92        No                    756,932.13        No
    217          0.10%            66.10                   611,944.36        No                    753,022.67        No
    218          0.10%            115.28                  684,647.63        No                    748,251.82        No
    219          0.10%            18,528                  656,132.92        No                    741,137.06      Yes (r)
    220          0.10%            29.10                   659,707.58        No                    739,942.14        No
    221          0.10%            13,945                  614,663.10        No                    725,157.00        No


                   RELATED                                                                               MATURITY
                MORTGAGE LOAN                                                             CUT-OFF          DATE/
  CONTROL      GROUP TOTAL CUT-     OWNERSHIP                APPRAISED     APPRAISAL      DATE LTV       ARD LTV
  NUMBER       OFF DATE BALANCE     INTEREST                   VALUE         DATE          RATIO          RATIO
---------------------------------------------------------------------------------------------------------------------
    168          1,285,194.53       Fee Simple                 2,230,000    10/06/98        57.63%        50.58%
    169          1,285,126.47       Fee Simple                 1,760,000    10/22/98        73.02%        60.77%
---------------------------------------------------------------------------------------------------------------------
    170          1,265,523.31                                  1,950,000                    64.90%        55.23%
   170A                             Fee Simple                 1,230,000    04/21/99
   170B                             Fee Simple                   720,000    04/21/99
---------------------------------------------------------------------------------------------------------------------
    171          1,253,201.21       Fee Simple                 1,575,000    05/24/99        79.57%        71.99%
    172          1,240,509.23       Fee Simple                 1,600,000    02/10/99        77.53%        69.05%
    173          1,215,941.09       Fee Simple                 1,650,000    02/24/99        73.69%        65.78%
    174          1,213,892.97       Fee Simple                 4,400,000    05/11/99        27.59%        20.31%
    175          1,192,865.05       Fee Simple                 2,300,000    03/19/99        51.86%        46.67%
    176          1,191,800.49       Fee Simple                 1,780,000    07/29/99        66.96%        55.57%
    177          1,191,440.30       Fee Simple                 2,000,000    08/04/99        59.57%        54.07%
    178          1,191,028.86       Fee Simple                 1,750,000    06/26/98        68.06%        49.21%
    179          3,534,720.72       Fee Simple                 1,844,000    05/14/99        64.29%        59.17%
    180          1,179,962.75       Fee Simple                 1,700,000    09/08/99        69.41%        58.16%
    181          1,160,198.90       Fee Simple                 1,850,000    05/29/98        62.71%        46.09%
    182          1,135,768.32       Fee Simple                 1,509,000    03/18/99        75.27%        67.63%
    183          1,123,198.55       Fee Simple                 1,625,000    02/01/99        69.12%        63.17%
    184          1,108,725.41       Fee Simple                 1,500,000    12/19/97        73.92%        61.77%
    185          1,106,990.73       Fee Simple                 1,725,000    12/08/98        64.17%         0.00%
    186          1,095,753.19       Fee Simple                 1,650,000    12/15/98        66.41%        60.51%
    187          1,084,891.94       Fee Simple                 1,390,000    11/04/98        78.05%        68.47%
    188          1,083,192.32       Fee Simple                 1,620,000    12/15/98        66.86%        55.35%
    189          1,082,470.75       Fee Simple                 1,380,000    01/19/99        78.44%        69.35%
    190          1,068,761.10       Fee Simple                 1,500,000    11/04/98        71.25%        50.74%
    191          1,024,554.52       Fee Simple                 1,555,000    02/25/99        65.89%         3.84%
    192            999,938.16       Fee Simple                 1,600,000    01/02/99        62.50%        51.43%
    193            995,609.84       Fee Simple                 1,600,000    04/12/99        62.23%         0.00%
    194            995,333.32       Fee Simple                 1,600,000    06/11/99        62.21%        56.53%
    195            995,186.67       Fee Simple                 2,000,000    11/24/99        49.76%        42.24%
    196            994,285.82       Fee Simple                 1,250,000    08/03/99        79.54%        55.80%
    197            992,424.76       Fee Simple                 1,350,000    06/01/99        73.51%        62.41%
    198            989,751.96       Fee Simple                 1,600,000    09/25/98        61.86%        56.23%
    199            979,133.44       Fee Simple                 1,260,000    08/11/97        77.71%        70.82%
    200          1,702,011.58       Fee Simple                 1,300,000    06/10/99        73.91%        66.81%
    201            952,900.75       Fee Simple                 1,400,000    02/19/99        68.06%        60.76%
    202            939,381.20       Fee Simple                 1,450,000    12/05/98        64.78%        58.30%
    203            890,126.41       Fee Simple                 1,850,000    08/08/98        48.11%        43.76%
    204
                   889,599.06       Fee Simple                 1,350,000    03/08/99        65.90%        55.08%
    205          3,534,720.72       Fee Simple                 1,170,000    05/14/99        75.13%        69.15%
    206            877,898.53       Fee Simple                 1,520,000    04/30/99        57.76%        52.40%
    207            866,706.97       Fee Simple                 1,130,000    06/08/98        76.70%         3.24%
    208          5,718,663.40       Fee Simple                 1,400,000    10/14/98        61.00%        50.93%
    209            836,266.18       Fee Simple                 1,400,000    09/16/98        59.73%        50.94%
    210          5,718,663.40       Fee Simple                 2,100,000    04/12/99        39.73%        33.17%
    211            805,651.33       Fee Simple                 1,140,000    01/01/99        70.67%        63.71%
    212            797,127.72       Fee Simple                 1,020,000    07/05/99        78.15%        71.58%
---------------------------------------------------------------------------------------------------------------------
    213          1,325,810.52                                  1,150,000                    68.45%        57.95%
   213A                             Fee Simple                   920,000    08/24/98
   213B                             Fee Simple                   230,000    08/24/98
---------------------------------------------------------------------------------------------------------------------
    214            773,970.40       Fee Simple                 1,040,000    03/10/99        74.42%        63.79%
    215            765,693.60       Fee Simple                 1,200,000    03/03/99        63.81%        53.65%
    216            756,932.13       Fee Simple                   970,000    05/26/99        78.03%        72.08%
    217            753,022.67       Fee Simple                 1,030,000    09/10/98        73.11%        59.41%
    218            748,251.82       Fee Simple                 1,100,000    10/08/99        68.02%        62.24%
    219          1,702,011.58       Fee Simple                 1,100,000    11/03/98        67.38%        59.65%
    220            739,942.14       Fee Simple                 1,275,000    05/20/99        58.03%        51.74%
    221            725,157.00       Fee Simple                   965,000    06/07/99        75.15%        63.70%

                        MORTGAGE LOAN BALANCE AND
                         MORTGAGED REAL PROPERTY
                       APPRAISED VALUE INFORMATION



               MORTGAGE                                                                          % OF TOTAL
  CONTROL        LOAN                                                            CUT-OFF DATE   CUT-OFF DATE  ALLOCATED CUT-OFF
  NUMBER        SELLER       LOAN / PROPERTY NAME                                   BALANCE        BALANCE      DATE BALANCE
---------------------------------------------------------------------------------------------------------------------------------
    222           GCFP       Country Square Mobile Home Park                        718,584.02      0.10%          718,584.02
    223           GCFP       1513-1517 Taylor Avenue                                704,282.87      0.10%          704,282.87
    224           GCFP       Westside Warehouse                                     644,208.11      0.09%          644,208.11
    225           SBRC       Heritage House Apartments                              638,130.36      0.09%          638,130.36
    226           SBRC       Troy Building                                          627,514.38      0.09%          627,514.38
    227           SBRC       Arlington Manor Mobile Home Park                       594,538.78      0.08%          594,538.78
    228           GCFP       Capitol View Apartments, Charles
                               Apartments & Randolph Apartments                     592,119.45      0.08%          592,119.45
    229           SBRC       Beresford Retail                                       586,644.61      0.08%          586,644.61
    230           SBRC       120 Standard Street                                    561,038.23      0.08%          561,038.23
    231           GCFP       2077-2089 New York Avenue                              546,440.14      0.07%          546,440.14
    232           SBRC       Blair Place Duplexes                                   538,687.46      0.07%          538,687.46
    233           SBRC       18714 Parthenia Street                                 538,306.29      0.07%          538,306.29
    234           GCFP       Thornapple Apartments                                  537,111.98      0.07%          537,111.98
    235           GCFP       2800 Oakmont Drive                                     536,562.37      0.07%          536,562.37
    236           SBRC       Fox Tile                                               516,620.50      0.07%          516,620.50
    237           SBRC       471 Prospect Street                                    515,209.45      0.07%          515,209.45
    238           GCFP       Barclay Arms Apartments                                512,551.71      0.07%          512,551.71
    239           SBRC       Wishney                                                491,952.03      0.07%          491,952.03
    240           GCFP       Elmgrove Apartments                                    478,859.01      0.07%          478,859.01
    241           SBRC       Centennial Apartments                                  472,008.93      0.06%          472,008.93
    242           SBRC       Vanguard Industrial Building                           470,577.63      0.06%          470,577.63
    243           GCFP       135-145 Orange Street Apartments                       457,704.49      0.06%          457,704.49
    244           SBRC       Brentwood Village Apartments                           450,509.51      0.06%          450,509.51
    245           GCFP       Seoul Plaza                                            447,545.53      0.06%          447,545.53
    246           SBRC       Glendale Apartments                                    437,587.79      0.06%          437,587.79
    247           GCFP       Riverview Apartments                                   410,846.03      0.06%          410,846.03
    248           GCFP       820 Linden Boulevard                                   410,524.89      0.06%          410,524.89
    249           GCFP       Vail Valley Auto                                       392,098.34      0.05%          392,098.34
    250           GCFP       Hawthorne Apartments II                                380,125.29      0.05%          380,125.29
    251           GCFP       2096 Saint Georges Avenue                              369,676.83      0.05%          369,676.83
    252           SBRC       Notre Dame Apartments                                  363,632.31      0.05%          363,632.31
    253           GCFP       Nash Multi-family Apartments                           352,441.97      0.05%          352,441.97
    254           SBRC       Somers Apartments                                      348,696.54      0.05%          348,696.54
    255           GCFP       Foxglove Apartments, Phase I                           335,695.05      0.05%          335,695.05
    256           SBRC       Muse Apartments                                        317,444.64      0.04%          317,444.64
    257           GCFP       Chalmer Place                                          312,426.03      0.04%          312,426.03
    258           GCFP       Ivy Court Apartments                                   302,125.59      0.04%          302,125.59
    259           GCFP       Royce Apartments                                       293,949.40      0.04%          293,949.40
    260           SBRC       C. Martin Company                                      292,148.47      0.04%          292,148.47
    261           GCFP       Aster Court Apartments                                 286,328.06      0.04%          286,328.06
    262           GCFP       Zora Lee Apartments                                    283,284.01      0.04%          283,284.01
    263           GCFP       Foxglove II Apartments                                 256,707.94      0.04%          256,707.94
    264           GCFP       Indiana Street Apartments                              246,785.14      0.03%          246,785.14
    265           GCFP       "A" Street Apartments                                  241,954.40      0.03%          241,954.40
    266           GCFP       The Colonial Apartments                                235,560.58      0.03%          235,560.58
    267           GCFP       Taylene Court Apartments                               229,780.70      0.03%          229,780.70
    268           GCFP       Myrtle Street Apartments                               223,877.18      0.03%          223,877.18

                                                                           CROSS               CROSS COLLATER-
                 ALLOCATED %     ALLOCATED                                COLLATER-            ALIZED MORTGAGE
                OF TOTAL CUT-   CUT-OFF DATE                               ALIZED                LOAN GROUP        RELATED
  CONTROL         OFF DATE      BALANCE PER             LOAN BALANCE AT   MORTGAGED             TOTAL CUT-OFF      MORTGAGE
  NUMBER           BALANCE         UNIT                  MATURITY/ARD     LOAN GROUP            DATE BALANCE      LOAN GROUP
----------------------------------------------------------------------------------------------------------------------------------
    222           0.10%            6,039                   612,797.29        No                    718,584.02        No
    223           0.10%            11,738                  592,098.01        No                    704,282.87        No
    224           0.09%            13.59                   542,526.00        No                    644,208.11        No
    225           0.09%            22,790                  528,240.85        No                    638,130.36        No
    226           0.09%            10.76                   450,424.72        No                    627,514.38        No
    227           0.08%            6,005                   429,653.73        No                    594,538.78        No
    228
                  0.08%            16,448                  491,822.27        No                    592,119.45        No
    229           0.08%            73.33                   533,950.81        No                    586,644.61        No
    230           0.08%            46.75                   476,455.55        No                    561,038.23        No
    231           0.07%            54.97                   464,609.26        No                    546,440.14        No
    232           0.07%            26,934                  456,061.66        No                    538,687.46      Yes (n)
    233           0.07%            32.37                   450,130.30        No                    538,306.29        No
    234           0.07%            5,595                   448,397.56        No                    537,111.98      Yes (g)
    235           0.07%            40.04                   457,143.12        No                    536,562.37        No
    236           0.07%            17.35                   431,923.83        No                    516,620.50        No
    237           0.07%            23,419                  421,180.11        No                    515,209.45        No
    238           0.07%            18,305                   29,774.03        No                    512,551.71        No
    239           0.07%            22.75                   416,494.75        No                    491,952.03        No
    240           0.07%            10,188                  399,766.08        No                    478,859.01      Yes (g)
    241           0.06%            29,501                  426,782.75        No                    472,008.93        No
    242           0.06%            33.52                   433,340.86        No                    470,577.63        No
    243           0.06%            13,870                  386,773.39        No                    457,704.49      Yes (o)
    244           0.06%            13,250                  381,021.08        No                    450,509.51        No
    245           0.06%            44.11                   382,878.12        No                    447,545.53        No
    246           0.06%            15,628                  374,122.57        No                    437,587.79        No
    247           0.06%            20,542                  345,004.90        No                    410,846.03        No
    248           0.06%            21,607                  298,506.71        No                    410,524.89      Yes (l)
    249           0.05%            101.50                  331,179.01        No                    392,098.34        No
    250           0.05%            8,088                   317,341.41        No                    380,125.29      Yes (g)
    251           0.05%            100.78                  310,804.40        No                    369,676.83        No
    252           0.05%            24,242                  303,488.38        No                    363,632.31        No
    253           0.05%            50,349                  295,542.73        No                    352,441.97        No
    254           0.05%            34,870                  318,542.71        No                    348,696.54        No
    255           0.05%            9,325                   280,249.39        No                    335,695.05      Yes (g)
    256           0.04%            15,116                  265,811.94        No                    317,444.64        No
    257           0.04%            20,828                   19,129.78        No                    312,426.03        No
    258           0.04%            5,395                   252,225.00        No                    302,125.59      Yes (g)
    259           0.04%            32,661                        0.81        No                    293,949.40        No
    260           0.04%            23.69                         0.44        No                    292,148.47        No
    261           0.04%            8,948                   239,035.22        No                    286,328.06      Yes (g)
    262           0.04%            35,411                  257,602.44        No                    283,284.01        No
    263           0.04%            11,161                  214,307.82        No                    256,707.94      Yes (g)
    264           0.03%            20,565                  205,586.69        No                    246,785.14        No
    265           0.03%            17,282                  202,472.71        No                    241,954.40        No
    266           0.03%            16,826                  199,227.15        No                    235,560.58        No
    267           0.03%            20,889                   89,785.29        No                    229,780.70        No
    268           0.03%            10,176                  189,182.16        No                    223,877.18      Yes (o)


                     RELATED                                                                               MATURITY
                  MORTGAGE LOAN                                                             CUT-OFF          DATE/
  CONTROL        GROUP TOTAL CUT-     OWNERSHIP                APPRAISED     APPRAISAL      DATE LTV       ARD LTV
  NUMBER         OFF DATE BALANCE     INTEREST                   VALUE         DATE          RATIO          RATIO
--------------------------------------------------------------------------------------------------------------------
    222              718,584.02       Fee Simple                 1,150,000    02/10/99        62.49%        53.29%
    223              704,282.87       Fee Simple                 1,050,000    05/27/98        67.07%        56.39%
    224              644,208.11       Fee Simple                   950,000    04/30/99        67.81%        57.11%
    225              638,130.36       Fee Simple                   820,000    09/28/98        77.82%        64.42%
    226              627,514.38       Fee Simple                 1,250,000    08/17/98        50.20%        36.03%
    227              594,538.78       Fee Simple                 1,475,000    09/13/99        40.31%        29.13%
    228
                     592,119.45       Fee Simple                   895,000    01/18/99        66.16%        54.95%
    229              586,644.61       Fee Simple                   925,000    12/04/98        63.42%        57.72%
    230              561,038.23       Fee Simple                   900,000    10/01/98        62.34%        52.94%
    231              546,440.14       Fee Simple                   900,000    07/16/99        60.72%        51.62%
    232            1,325,810.52       Fee Simple                   730,000    11/18/98        73.79%        62.47%
    233              538,306.29       Fee Simple                   950,000    08/19/98        56.66%        47.38%
    234            5,718,663.40       Fee Simple                 1,700,000    10/08/98        31.59%        26.38%
    235              536,562.37       Fee Simple                   925,000    06/09/99        58.01%        49.42%
    236              516,620.50       Fee Simple                   715,000    11/18/98        72.25%        60.41%
    237              515,209.45       Fee Simple                   720,000    09/22/98        71.56%        58.50%
    238              512,551.71       Fee Simple                   730,000    04/05/99        70.21%         4.08%
    239              491,952.03       Fee Simple                 1,565,000    10/15/98        31.43%        26.61%
    240            5,718,663.40       Fee Simple                   825,000    10/27/98        58.04%        48.46%
    241              472,008.93       Fee Simple                   645,000    09/30/98        73.18%        66.17%
    242              470,577.63       Fee Simple                   790,000    10/07/98        59.57%        54.85%
    243              681,581.67       Fee Simple                   800,000    06/09/99        57.21%        48.35%
    244              450,509.51       Fee Simple                   620,000    08/28/98        72.66%        61.46%
    245              447,545.53       Fee Simple                   850,000    07/29/99        52.65%        45.04%
    246              437,587.79       Fee Simple                   555,000    05/07/99        78.84%        67.41%
    247              410,846.03       Fee Simple                   640,000    10/12/98        64.19%        53.91%
    248            1,750,193.37       Fee Simple                   610,000    08/28/99        67.30%        48.94%
    249              392,098.34       Fee Simple                   690,000    08/15/99        56.83%        48.00%
    250            5,718,663.40       Fee Simple                   900,000    10/20/98        42.24%        35.26%
    251              369,676.83       Fee Simple                   550,000    12/22/98        67.21%        56.51%
    252              363,632.31       Fee Simple                   463,000    12/02/98        78.54%        65.55%
    253              352,441.97       Fee Simple                   455,000    07/26/99        77.46%        64.95%
    254              348,696.54       Fee Simple                   500,000    08/15/99        69.74%        63.71%
    255            5,718,663.40       Fee Simple                   600,000    04/12/99        55.95%        46.71%
    256              317,444.64       Fee Simple                   430,500    07/28/98        73.74%        61.74%
    257              312,426.03       Fee Simple                   500,000    10/08/99        62.49%         3.83%
    258            5,718,663.40       Fee Simple                 1,025,000    10/27/98        29.48%        24.61%
    259              293,949.40       Fee Simple                   675,000    03/08/99        43.55%         0.00%
    260              292,148.47       Fee Simple                   540,000    06/02/99        54.10%         0.00%
    261            5,718,663.40       Fee Simple                   450,000    10/20/98        63.63%        53.12%
    262              283,284.01       Fee Simple                   365,000    06/17/99        77.61%        70.58%
    263            5,718,663.40       Fee Simple                   400,000    04/12/99        64.18%        53.58%
    264              246,785.14       Fee Simple                   360,000    02/12/99        68.55%        57.11%
    265              241,954.40       Fee Simple                   432,000    09/05/98        56.01%        46.87%
    266              235,560.58       Fee Simple                   320,000    04/09/98        73.61%        62.26%
    267              229,780.70       Fee Simple                   477,000    07/28/98        48.17%        18.82%
    268              681,581.67       Fee Simple                   440,000    06/09/99        50.88%        43.00%

                        GENERAL MORTGAGE LOAN INFORMATION

           MORTGAGE                                                                                               MORT-     ADMIN-
CONTROL      LOAN                                                                                                 GAGE     ISTRATIVE
NUMBER      SELLER     LOAN / PROPERTY NAME                                                 ORIGINAL BALANCE      RATE     FEE RATE
------------------------------------------------------------------------------------------------------------------------------------

   1         SBRC      Putnam Building                                                      28,878,148.39 (@)    7.570%     0.1075%
   2         GCFP      Jovanna Villas Apartments                                               13,750,000.00     8.300%     0.1075%
   3         GCFP      Los Cabos II Apartments                                                 10,000,000.00     8.300%     0.1075%
   4         GCFP      Sunrise Plaza Shopping Center                                           14,930,000.00     8.140%     0.1075%
   5         GCFP      Hasbrouck & Torview Apartments                                          14,700,000.00     8.140%     0.1075%
------------------------------------------------------------------------------------------------------------------------------------
   6         SBRC      Muncie Apartments Portfolio                                             13,775,000.00     6.940%     0.1725%
   6A        SBRC      Silvertree Apartments
   6B        SBRC      Windsong Apartments
   6C        SBRC      Autumn Breeze Apartments
   6D        SBRC      Sunreach Apartments
   6E        SBRC      Everbrook Apartments
   6F        SBRC      Cardinal Villa Apartments
------------------------------------------------------------------------------------------------------------------------------------
   7         SBRC      Sports Arena Village                                                    13,500,000.00     7.510%     0.1725%
   8         GCFP      Holiday Inn Somerset                                                    13,000,000.00     9.140%     0.1175%
   9         GCFP      Southridge Shopping Center                                              11,442,000.00     8.670%     0.1075%
   10        GCFP      Stewart Plaza                                                           11,261,000.00     7.920%     0.1175%
   11        GCFP      The Carriage Building (Building 39)                                     11,000,000.00     8.220%     0.1075%
   12        GCFP      1000 Adams Avenue                                                       10,920,000.00     8.020%     0.1175%
   13        GCFP      101 West Avenue                                                         10,400,000.00     7.685%     0.1075%
   14        GCFP      Clearview Farms Apartments                                               9,773,000.00     8.180%     0.1075%
   15        GCFP      The TJ Building                                                          8,200,000.00     8.430%     0.1075%
   16        GCFP      International Precision Components Corp. Building                        8,048,000.00     8.840%     0.1075%
   17        GCFP      480 Sprague Street                                                       8,000,000.00     8.070%     0.1175%
   18        GCFP      990 Spring Garden Street                                                 7,980,000.00     8.260%     0.1075%
   19        SBRC      Los Altos Woods Office Building                                          7,860,000.00     7.840%     0.1075%
   20        GCFP      655 Merrick Avenue                                                       7,000,000.00     8.030%     0.1075%
   21        GCFP      Nicholson Plaza                                                          6,900,000.00     8.560%     0.1075%
   22        GCFP      Ventura Village Shopping Center                                          6,690,000.00     8.220%     0.1075%
   23        SBRC      Bridgetown 1 Office Building                                             6,650,000.00     8.200%     0.1475%
   24        GCFP      Courtyard Center                                                         6,600,000.00     7.900%     0.1075%
   25        GCFP      Raymour & Flanigan Plaza A                                               6,500,000.00     8.270%     0.1175%
   26        GCFP      4707 East Baseline Road                                                  6,286,000.00     8.380%     0.1075%
   27        GCFP      Holiday Inn Arena                                                        6,300,000.00     8.060%     0.1175%
   28        GCFP      Kentbrook Apartments                                                     6,100,000.00     8.050%     0.1075%
   29        GCFP      Ramada Plaza Hotel and Office Building                                   6,000,000.00     7.890%     0.1175%
   30        GCFP      Quail Park I                                                             5,900,000.00     9.030%     0.1075%
   31        GCFP      139 Main Street                                                          5,700,000.00     7.700%     0.1175%
   32        GCFP      Holiday Inn University                                                   5,500,000.00     8.060%     0.1175%
   33        GCFP      PRG - Scenic Technologies                                                5,475,000.00     8.310%     0.1075%
   34        GCFP      Raymour & Flanigan Plaza B                                               5,400,000.00     8.390%     0.1175%
   35        GCFP      West County Professional and Medical Center                              5,300,000.00     8.560%     0.1075%
   36        SBRC      Herndon Plaza Retail Center                                           5,492,990.56 (&)    7.280%     0.1075%
   37        GCFP      15250 Avenue of Science                                                  5,350,000.00     6.870%     0.1075%
   38        GCFP      The Barnyard Retail Center                                               5,250,000.00     7.000%     0.1075%
   39        GCFP      711 Madison Avenue                                                       5,200,000.00     8.200%     0.1175%
   40        SBRC      132 South Rodeo Drive                                                    5,000,000.00     8.450%     0.1075%
   41        GCFP      4001 Fairview Industrial Drive Southeast                                 4,850,000.00     8.260%     0.1075%
   42        GCFP      The Parris Building (Building 34)                                        4,795,000.00     7.825%     0.1075%
   43        SBRC      Cherry Tree Shopping Center                                              4,700,000.00     8.400%     0.1725%
   44        SBRC      1916-1928 Old Middlefield Road                                           4,700,000.00     7.690%     0.1075%
   45        GCFP      Days Inn Singer Island                                                   4,500,000.00     9.110%     0.1075%
   46        GCFP      The Sports Authority                                                     4,500,000.00     7.920%     0.1075%
   47        GCFP      Grand Union Supermarket                                                  4,468,462.62     8.120%     0.1075%
   48        GCFP      Parklawn Center                                                          4,125,000.00     8.575%     0.1075%
   49        GCFP      Two World's Fair Drive                                                   4,115,000.00     8.160%     0.1075%
   50        GCFP      Arden Woods Office Building                                              4,100,000.00     8.540%     0.1075%
   51        GCFP      350 Centerpointe                                                         4,050,000.00     8.360%     0.1075%
   52        GCFP      Erie Canal Commons                                                       4,000,000.00     7.780%     0.1175%
   53        GCFP      Executive Center Northridge                                              3,925,000.00     8.550%     0.1175%
                                                                                         ------------------------------------------

                                                                                          ANTICI-
           NET                                                                             PATED       SCHED-
           MORT-      INTEREST                                       FIRST                 REPAY-       ULED
CONTROL    GAGE        ACCRUAL                                      PAYMENT     GRACE       MENT      MATURITY
NUMBER     RATE        METHOD          LOAN TYPE       NOTE DATE      DATE      PERIOD      DATE        DATE
--------------------------------------------------------------------------------------------------------------

   1       7.463%    Actual/360         Balloon         04/13/99    06/01/99      10         NAP      08/01/13
   2       8.193%    Actual/360         Balloon         12/22/99    02/01/00      5          NAP      01/01/10
   3       8.193%    Actual/360         Balloon         12/22/99    02/01/00      5          NAP      01/01/10
   4       8.033%    Actual/360         Balloon         12/09/99    02/01/00      5          NAP      01/01/10
   5       8.033%    Actual/360         Balloon         10/27/99    12/01/99      5          NAP      11/01/09
--------------------------------------------------------------------------------------------------------------
   6       6.768%    Actual/360    Fully Amortizing     06/06/98    08/01/98      10         NAP      07/01/18
   6A
   6B
   6C
   6D
   6E
   6F
--------------------------------------------------------------------------------------------------------------
   7       7.338%    Actual/360    Fully Amortizing     05/26/98    07/01/98      10         NAP      06/01/18
   8       9.023%    Actual/360         Balloon         07/16/99    09/01/99      5          NAP      08/01/09
   9       8.563%    Actual/360         Balloon         01/05/00    03/01/00      5          NAP      02/01/10
   10      7.803%    Actual/360         Balloon         05/14/99    07/01/99      5          NAP      06/01/09
   11      8.113%    Actual/360         Balloon         10/14/99    12/01/99      5          NAP      11/01/09
   12      7.903%    Actual/360         Balloon         08/02/99    10/01/99      5          NAP      09/01/09
   13      7.578%    Actual/360         Balloon         07/23/99    09/01/99      5          NAP      08/01/09
   14      8.073%    Actual/360         Balloon         12/30/99    02/01/00      5          NAP      01/01/10
   15      8.323%    Actual/360         Balloon         08/09/99    10/01/99      5          NAP      09/01/09
   16      8.733%    Actual/360         Balloon         12/20/99    02/01/00      5          NAP      01/01/10
   17      7.953%    Actual/360         Balloon         11/22/99    01/01/00      5          NAP      12/01/09
   18      8.153%    Actual/360         Balloon         12/29/99    02/01/00      5          NAP      12/31/09
   19      7.733%    Actual/360         Balloon         08/16/99    10/01/99      10         NAP      09/01/09
   20      7.923%    Actual/360         Balloon         07/16/99    09/01/99      10         NAP      08/01/09
   21      8.453%    Actual/360         Balloon         05/27/99    08/01/99      5          NAP      07/01/09
   22      8.113%    Actual/360         Balloon         01/11/00    03/01/00      5          NAP      02/01/10
   23      8.053%    Actual/360         Balloon         10/13/99    12/01/99      5          NAP      11/01/09
   24      7.793%    Actual/360         Balloon         06/02/99    08/01/99      5          NAP      07/01/09
   25      8.153%    Actual/360         Balloon         09/02/99    11/01/99      5          NAP      10/01/09
   26      8.273%    Actual/360         Balloon         12/08/99    02/01/00      5          NAP      01/01/10
   27      7.943%    Actual/360         Balloon         04/27/99    06/01/99      5          NAP      05/01/09
   28      7.943%    Actual/360         Balloon         11/24/99    01/01/00      5          NAP      12/01/09
   29      7.773%    Actual/360         Balloon         04/12/99    06/01/99      5          NAP      05/01/09
   30      8.923%    Actual/360         Balloon         01/13/00    03/01/00      5          NAP      02/01/10
   31      7.583%    Actual/360         Balloon         05/03/99    07/01/99      5          NAP      06/01/09
   32      7.943%    Actual/360         Balloon         04/27/99    06/01/99      5          NAP      05/01/09
   33      8.203%    Actual/360         Balloon         06/25/99    08/01/99      5          NAP      07/01/09
   34      8.273%    Actual/360         Balloon         12/15/99    02/01/00      5          NAP      01/01/10
   35      8.453%    Actual/360         Balloon         12/13/99    02/01/00      5          NAP      01/01/10
   36      7.173%      30/360           Balloon         06/24/99    08/01/99      0          NAP      03/01/10
   37      6.763%    Actual/360         Balloon         08/24/98    10/01/98      10         NAP      09/01/08
   38      6.893%    Actual/360         Balloon         09/28/98    11/01/98      5          NAP      10/01/08
   39      8.083%    Actual/360         Balloon         07/09/99    09/01/99      10         NAP      08/01/09
   40      8.343%    Actual/360         Balloon         08/12/99    10/01/99      10         NAP      09/01/09
   41      8.153%    Actual/360         Balloon         12/08/99    02/01/00      5          NAP      01/01/10
   42      7.718%    Actual/360         Balloon         08/26/99    10/01/99      5          NAP      09/01/09
   43      8.228%    Actual/360         Balloon         11/12/99    01/01/00      5          NAP      12/01/09
   44      7.583%    Actual/360         Balloon         08/19/99    10/01/99      10         NAP      09/01/09
   45      9.003%    Actual/360         Balloon         06/30/99    08/01/99      5          NAP      07/01/09
   46      7.813%    Actual/360         Balloon         02/12/99    04/01/99      5          NAP      03/01/14
   47      8.013%      30/360           Balloon         08/19/99    10/01/99      5          NAP      04/01/09
   48      8.468%    Actual/360         Balloon         10/29/99    01/01/00      5          NAP      12/01/09
   49      8.053%    Actual/360         Balloon         06/10/99    08/01/99      5          NAP      07/01/09
   50      8.433%    Actual/360         Balloon         12/30/99    02/01/00      5          NAP      01/01/10
   51      8.253%    Actual/360         Balloon         07/14/99    09/01/99      10         NAP      08/01/09
   52      7.663%    Actual/360         Balloon         04/12/99    06/01/99      5          NAP      05/01/09
   53      8.433%    Actual/360         Balloon         10/11/99    12/01/99      5          NAP      11/01/09
           ---------------------------------------------------------------------------------------------------

                                       CALCU-
                                       LATED                   REMAIN-    CALCULATED
                         ORIGINAL     ORIGINAL                ING TERM    REMAINING
            MONTHLY      TERM TO       AMORT-                    TO         AMORT-
             DEBT        MATURITY     IZATION     SEASON-     MATURITY     IZATION
CONTROL     SERVICE        /ARD         TERM        ING         /ARD         TERM       CUT-OFF DATE
NUMBER      PAYMENT      (MONTHS)     (MONTHS)    (MONTHS)    (MONTHS)     (MONTHS)        BALANCE
-----------------------------------------------------------------------------------------------------

   1       204,688.87       171        351.00        13         158         338.00      28,618,254.87
   2       103,782.88       120        360.00         5         115         355.00      13,712,398.54
   3        75,478.45       120        360.00         5         115         355.00       9,972,653.53
   4       111,011.65       120        360.00         5         115         355.00      14,887,462.50
   5       109,301.49       120        360.00         7         113         353.00      14,641,646.86
-----------------------------------------------------------------------------------------------------
   6       106,301.88       240        240.00        23         217         217.00      13,152,356.05
   6A
   6B
   6C
   6D
   6E
   6F
-----------------------------------------------------------------------------------------------------
   7       108,837.64       240        240.00        24         216         216.00      12,904,149.90
   8       110,344.53       120        300.00        10         110         290.00      12,899,823.81
   9        89,361.29       120        360.00         4         116         356.00      11,417,665.34
   10       82,002.07       120        360.00        12         108         348.00      11,180,811.13
   11       82,407.45       120        360.00         7         113         353.00      10,957,229.98
   12       80,279.39       120        360.00         9         111         351.00      10,862,493.05
   13       74,040.28       120        360.00        10         110         350.00      10,334,868.59
   14       72,940.91       120        360.00         5         115         355.00       9,745,437.85
   15       65,642.26       120        300.00         9         111         291.00       8,133,454.02
   16       63,832.00       120        359.99         5         115         354.99       8,028,928.29
   17       59,092.02       120        360.00         6         114         354.00       7,973,179.25
   18       60,007.18       120        360.00         5         115         355.00       7,957,951.34
   19       56,799.62       120        360.00         9         111         351.00       7,816,668.83
   20       51,509.99       120        360.00        10         110         350.00       6,959,929.00
   21       55,839.94       120        300.00        11         109         289.00       6,834,741.86
   22       50,118.71       120        360.00         4         116         356.00       6,674,166.58
   23       49,725.67       120        360.00         7         113         353.00       6,624,008.88
   24       47,969.16       120        360.00        11         109         349.00       6,557,619.61
   25       48,923.75       120        360.00         8         112         352.00       6,472,287.81
   26       47,800.33       120        360.00         5         115         355.00       6,269,162.87
   27       48,875.09       120        300.00        13         107         287.00       6,221,465.02
   28       44,972.44       120        360.00         6         114         354.00       6,079,439.34
   29       45,872.61       120        300.00        13         107         287.00       5,922,694.68
   30       47,600.15       120        360.00         4         116         356.00       5,888,509.06
   31       40,638.73       120        360.00        12         108         348.00       5,657,038.58
   32       42,668.73       120        300.00        13         107         287.00       5,431,437.71
   33       43,387.39       120        300.00        11         109         289.00       5,420,526.03
   34       41,101.09       120        360.00         5         115         355.00       5,385,573.66
   35       40,978.00       120        360.00         5         115         355.00       5,286,459.35
   36       51,619.11       128        171.50        11         117         160.50       5,285,529.04
   37       35,127.82       120        360.00        21          99         339.00       5,259,510.24
   38       34,928.38       120        360.00        20         100         340.00       5,168,611.92
   39       40,825.81       120        300.00        10         110         290.00       5,151,514.54
   40       38,268.64       120        360.00         9         111         351.00       4,976,477.85
   41       36,470.53       120        360.00         5         115         355.00       4,836,599.49
   42       34,600.81       120        360.00         9         111         351.00       4,768,465.71
   43       35,806.37       120        360.00         6         114         354.00       4,685,601.62
   44       44,078.58       120        180.00         9         111         171.00       4,575,158.99
   45       38,103.38       120        300.00        11         109         289.00       4,462,078.10
   46       32,768.79       180        360.00        15         165         345.00       4,460,072.55
   47       35,027.34       115        295.00         9         106         286.00       4,424,160.29
   48       31,937.20       120        360.00         6         114         354.00       4,112,970.74
   49       30,654.65       120        360.00        11         109         349.00       4,090,384.44
   50       31,641.75       120        360.00         5         115         355.00       4,089,469.58
   51       32,230.49       120        300.00        10         110         290.00       4,013,407.35
   52       28,739.46       120        360.00        13         107         347.00       3,968,362.42
   53       30,319.05       120        360.00         7         113         353.00       3,911,014.79
           ------------------------------------------------------------------------------------------


Footnotes:     (@)Loan was funded in two stages. First funding was on 7/29/98 for $18,600,000; second funding was for $10,400,000 on 4/13/99.
               (&)Note Date shown is loan modification date. Original Note Date and Original Balance were 3/2/87 and $7,600,000, respectively.

                        GENERAL MORTGAGE LOAN INFORMATION

           MORTGAGE                                                                                               MORT-     ADMIN-
CONTROL      LOAN                                                                                                 GAGE     ISTRATIVE
NUMBER      SELLER     LOAN / PROPERTY NAME                                                 ORIGINAL BALANCE      RATE     FEE RATE
------------------------------------------------------------------------------------------------------------------------------------

   54        SBRC      Jester Village Retail Center                                             3,875,000.00     8.560%     0.1725%
   55        GCFP      Suncreek Corporate Center                                                3,850,000.00     8.150%     0.1075%
   56        GCFP      Airport Business Plaza                                                   3,800,000.00     7.180%     0.1075%
   57        SBRC      Otay Distribution Center                                                 3,700,000.00     8.375%     0.1725%
   58        GCFP      Groesbeck Industrial Park                                                3,700,000.00     8.766%     0.1075%
   59        GCFP      A Safe Self Storage                                                      3,560,000.00     8.620%     0.1175%
   60        GCFP      Audobon One                                                              3,525,000.00     7.750%     0.1175%
   61        GCFP      Quail Valley Apartments                                                  3,500,000.00     8.030%     0.1075%
   62        SBRC      Valley Sunset Center                                                     3,500,000.00     8.000%     0.1725%
   63        GCFP      Tangerine Hill Apartments                                                3,375,000.00     7.420%     0.1075%
   64        GCFP      Modesto Imaging Center                                                   3,350,000.00     8.260%     0.1075%
   65        GCFP      Beechnut Grove Apartments                                                2,215,000.00     8.350%     0.1075%
   66        GCFP      Woodvine Apartments                                                      1,085,000.00     8.350%     0.1075%
   67        GCFP      Holiday Inn Kennedy Space Center                                         3,300,000.00     8.060%     0.1175%
   68        GCFP      Chateau Resort & Conf.                                                   3,250,000.00     9.310%     0.1075%
   69        GCFP      West Pointe Apartments                                                   3,229,000.00     8.070%     0.1075%
   70        GCFP      Auburn Hills Industrial Center                                           3,220,000.00     8.866%     0.1075%
   71        SBRC      Ponderosa Village Shopping Center                                        3,200,000.00     8.020%     0.1375%
   72        SBRC      Heinz Apartments                                                         3,191,000.00     8.430%     0.1375%
   73        GCFP      Barcelona Apartments                                                     3,170,000.00     7.680%     0.1075%
   74        SBRC      Highbury Court Apartments                                                3,125,000.00     8.130%     0.1275%
   75        GCFP      BankBoston Building                                                      3,050,000.00     8.290%     0.1075%
   76        SBRC      Northwest Plaza Shopping Center                                          3,000,000.00     8.310%     0.1275%
   77        GCFP      43 West 47th Street                                                      3,000,000.00     8.340%     0.1075%
   78        SBRC      58-38 Page Place                                                         3,000,000.00     8.900%     0.1075%
   79        GCFP      3832-3844 Sepulveda Boulevard                                            3,000,000.00     7.090%     0.1075%
   80        SBRC      Sweetwater Plaza East                                                    3,000,000.00     7.300%     0.1075%
   81        SBRC      Duane Reade Maspeth                                                      2,900,000.00     7.750%     0.1075%
   82        GCFP      Fairfield Inn Houma                                                      2,910,000.00     8.730%     0.1075%
   83        SBRC      Brentwood Apartments                                                     1,710,000.00     7.875%     0.1725%
   84        SBRC      Whitehall Apartments                                                     1,140,000.00     7.875%     0.2975%
   85        SBRC      Wind River Park Plaza                                                    1,425,000.00     8.600%     0.1375%
   86        SBRC      Newport Victoria Plaza                                                   1,380,000.00     8.600%     0.1375%
   87        SBRC      Haverty Furniture Store                                                  2,750,000.00     7.966%     0.1075%
   88        GCFP      Westgate Office Center                                                   2,740,000.00     8.110%     0.1175%
   89        GCFP      Commonwealth Park                                                        2,722,500.00     8.220%     0.1175%
------------------------------------------------------------------------------------------------------------------------------------
   90        SBRC      New Jersey Portfolio                                                     2,704,000.00     8.250%     0.1725%
  90A        SBRC      5004 Palisades
  90B        SBRC      727 & 727A 25th Street
  90C        SBRC      Franklin's Tower Two
  90D        SBRC      Franklin's Tower One
------------------------------------------------------------------------------------------------------------------------------------
   91        GCFP      Centerpointe 24-Hour Fitness                                             2,650,000.00     8.570%     0.1075%
   92        GCFP      Keats Plaza                                                              2,625,000.00     8.575%     0.1075%
   93        SBRC      South Pointe Townhomes                                                2,565,030.12 (#)    7.130%     0.1275%
   94        GCFP      Glenmoor Green I Apartments                                              2,550,000.00     8.110%     0.1075%
   95        SBRC      Alameda Shopping Center                                                  2,525,000.00     8.125%     0.1725%
   96        SBRC      41 North Division Street                                                 2,500,000.00     7.950%     0.1075%
   97        GCFP      Glenmoor Green II Apartments                                             2,475,000.00     8.120%     0.1075%
   98        GCFP      Flagship Wharf Commercial Condominium                                    2,400,000.00     7.710%     0.1075%
   99        GCFP      South Park Center                                                        2,376,000.00     8.310%     0.1175%
  100        GCFP      1952 West El Camino                                                      2,370,000.00     8.410%     0.1075%
  101        SBRC      Office Max Traverse                                                      2,500,000.00     8.250%     0.1075%
  102        GCFP      Rockland Multi-family Residences                                         2,325,000.00     8.050%     0.1075%
  103        GCFP      Realty Expert Building                                                   2,300,000.00     8.225%     0.1075%
  104        GCFP      75 Bermar Park, Nickel Office Building & Tonida Office Building          2,300,000.00     8.450%     0.1075%
  105        SBRC      Office Max Mankato                                                       2,400,000.00     7.950%     0.1075%
  106        SBRC      Office Max Martinsburg                                                   2,360,000.00     7.375%     0.1075%
  107        GCFP      Kmart South Bend                                                         2,250,000.00     8.170%     0.1075%
                                                                                         ------------------------------------------

                                                                                          ANTICI-
           NET                                                                             PATED       SCHED-
           MORT-      INTEREST                                       FIRST                 REPAY-       ULED
CONTROL    GAGE        ACCRUAL                                      PAYMENT     GRACE       MENT      MATURITY
NUMBER     RATE        METHOD          LOAN TYPE       NOTE DATE      DATE      PERIOD      DATE        DATE
--------------------------------------------------------------------------------------------------------------

   54      8.388%    Actual/360         Balloon         11/23/99    01/01/00      5          NAP      12/01/09
   55      8.043%    Actual/360         Balloon         11/08/99    01/01/00      5          NAP      12/01/09
   56      7.073%    Actual/360           ARD           08/20/98    10/01/98      10      09/01/08    09/01/23
   57      8.203%    Actual/360         Balloon         12/16/99    02/01/00      5          NAP      01/01/10
   58      8.659%    Actual/360         Balloon         01/14/00    03/01/00      5          NAP      02/01/10
   59      8.503%    Actual/360         Balloon         10/19/99    12/01/99      5          NAP      11/01/09
   60      7.633%    Actual/360         Balloon         07/01/99    08/01/99      5          NAP      07/01/09
   61      7.923%    Actual/360         Balloon         11/30/99    01/01/00      5          NAP      12/01/09
   62      7.828%    Actual/360         Balloon         02/26/98    04/01/98      10         NAP      03/01/08
   63      7.313%    Actual/360         Balloon         04/28/99    06/01/99      10         NAP      05/01/09
   64      8.153%    Actual/360         Balloon         11/19/99    01/01/00      5          NAP      12/01/09
   65      8.243%    Actual/360         Balloon         11/29/99    01/01/00      5          NAP      12/01/06
   66      8.243%    Actual/360         Balloon         11/29/99    01/01/00      5          NAP      12/01/06
   67      7.943%    Actual/360         Balloon         04/27/99    06/01/99      5          NAP      05/01/09
   68      9.203%    Actual/360         Balloon         08/10/99    10/01/99      5          NAP      09/01/09
   69      7.963%    Actual/360         Balloon         10/27/99    12/01/99      5          NAP      11/01/09
   70      8.759%    Actual/360         Balloon         01/14/00    03/01/00      5          NAP      02/01/10
   71      7.883%    Actual/360         Balloon         06/17/99    08/01/99      10         NAP      07/01/09
   72      8.293%    Actual/360         Balloon         10/27/99    12/01/99      10         NAP      11/01/09
   73      7.573%    Actual/360         Balloon         08/03/99    10/01/99      5          NAP      09/01/09
   74      8.003%    Actual/360         Balloon         06/25/99    08/01/99      10         NAP      07/01/09
   75      8.183%    Actual/360         Balloon         10/18/99    12/01/99      5          NAP      11/01/09
   76      8.183%    Actual/360         Balloon         09/15/99    11/01/99      10         NAP      10/01/09
   77      8.233%    Actual/360         Balloon         09/24/99    11/01/99      5          NAP      10/01/09
   78      8.793%    Actual/360         Balloon         07/08/99    09/01/99      10         NAP      08/01/09
   79      6.983%      30/360           Balloon         08/19/98    10/01/98      10         NAP      09/01/08
   80      7.193%    Actual/360         Balloon         03/03/98    05/01/98      10         NAP      04/01/08
   81      7.643%    Actual/360         Balloon         05/07/99    07/01/99      10         NAP      06/01/09
   82      8.623%    Actual/360    Fully Amortizing     04/15/99    06/01/99      5          NAP      05/01/24
   83      7.703%    Actual/360         Balloon         04/22/99    06/01/99      5          NAP      05/01/09
   84      7.578%    Actual/360         Balloon         04/22/99    06/01/99      5          NAP      05/01/09
   85      8.463%    Actual/360         Balloon         08/16/99    10/01/99      10         NAP      09/01/09
   86      8.463%    Actual/360         Balloon         08/16/99    10/01/99      10         NAP      09/01/09
   87      7.859%    Actual/360         Balloon         08/27/99    10/01/99      5          NAP      09/01/09
   88      7.993%    Actual/360         Balloon         08/06/99    10/01/99      5          NAP      09/01/09
   89      8.103%    Actual/360         Balloon         09/28/99    11/01/99      5          NAP      10/01/09
--------------------------------------------------------------------------------------------------------------
   90      8.078%    Actual/360         Balloon         05/27/99    07/01/99      5          NAP      06/01/09
  90A
  90B
  90C
  90D
--------------------------------------------------------------------------------------------------------------
   91      8.463%    Actual/360         Balloon         09/14/99    11/01/99      5          NAP      10/01/09
   92      8.468%    Actual/360         Balloon         10/29/99    01/01/00      5          NAP      12/01/09
   93      7.003%    Actual/360         Balloon         01/01/00    02/01/00      10         NAP      08/01/08
   94      8.003%    Actual/360         Balloon         11/24/99    01/01/00      5          NAP      12/01/09
   95      7.953%    Actual/360         Balloon         07/23/99    09/01/99      5          NAP      08/01/09
   96      7.843%    Actual/360         Balloon         09/30/99    11/01/99      10         NAP      10/01/09
   97      8.013%    Actual/360         Balloon         11/24/99    01/01/00      5          NAP      12/01/09
   98      7.603%    Actual/360         Balloon         05/05/99    07/01/99      5          NAP      06/01/09
   99      8.193%    Actual/360         Balloon         08/02/99    10/01/99      5          NAP      09/01/09
  100      8.303%    Actual/360         Balloon         07/14/99    09/01/99      5          NAP      08/01/09
  101      8.143%    Actual/360    Fully Amortizing     09/23/97    11/01/97      10         NAP      01/01/17
  102      7.943%    Actual/360         Balloon         08/12/99    10/01/99      5          NAP      09/01/09
  103      8.118%    Actual/360         Balloon         11/01/99    12/01/99      5          NAP      11/01/09
  104      8.343%    Actual/360         Balloon         09/21/99    11/01/99      5          NAP      10/01/09
  105      7.843%    Actual/360    Fully Amortizing     01/30/98    03/01/98      10         NAP      05/01/17
  106      7.268%    Actual/360    Fully Amortizing     10/15/98    12/01/98      10         NAP      01/01/18
  107      8.063%    Actual/360         Balloon         09/13/99    11/01/99      7          NAP      10/01/09
           ---------------------------------------------------------------------------------------------------

                                       CALCU-
                                       LATED                   REMAIN-    CALCULATED
                         ORIGINAL     ORIGINAL                ING TERM    REMAINING
            MONTHLY      TERM TO       AMORT-                    TO         AMORT-
             DEBT        MATURITY     IZATION     SEASON-     MATURITY     IZATION
CONTROL     SERVICE        /ARD         TERM        ING         /ARD         TERM       CUT-OFF DATE
NUMBER      PAYMENT      (MONTHS)     (MONTHS)    (MONTHS)    (MONTHS)     (MONTHS)        BALANCE
-----------------------------------------------------------------------------------------------------

   54       29,960.33       120        360.00         6         114         354.00       3,863,651.49
   55       28,653.55       120        360.00         6         114         354.00       3,837,367.70
   56       27,295.52       120        300.00        21          99         279.00       3,705,428.48
   57       28,122.67       120        360.00         5         115         355.00       3,690,076.62
   58       30,459.55       120        300.00         4         116         296.00       3,687,015.36
   59       28,954.54       120        300.00         7         113         293.00       3,538,409.59
   60       25,253.53       120        360.00        11         109         349.00       3,501,443.38
   61       25,755.00       120        360.00         6         114         354.00       3,488,139.63
   62       27,290.78       120        290.61        27          93         263.61       3,394,280.78
   63       23,413.88       120        360.00        13         107         347.00       3,345,711.83
   64       25,190.99       120        360.00         6         114         354.00       3,339,332.56
   65       16,796.53        84        360.00         6          78         354.00       2,208,119.47
   66        8,227.64        84        360.00         6          78         354.00       1,081,629.66
   67       25,601.24       120        300.00        13         107         287.00       3,258,862.60
   68       27,967.09       120        300.00         9         111         291.00       3,227,894.73
   69       23,851.02       120        360.00         7         113         353.00       3,215,949.33
   70       25,598.99       120        360.00         4         116         356.00       3,213,470.27
   71       23,525.10       120        360.00        11         109         349.00       3,180,107.73
   72       24,377.90       120        360.00         7         113         353.00       3,179,259.26
   73       22,557.12       120        360.00         9         111         351.00       3,151,810.47
   74       23,213.98       120        360.00        11         109         349.00       3,106,150.84
   75       22,999.46       120        360.00         7         113         353.00       3,038,355.72
   76       22,664.66       120        360.00         8         112         352.00       2,987,349.31
   77       23,834.21       120        300.00         8         112         292.00       2,978,382.70
   78       24,970.77       120        300.00        10         110         290.00       2,975,696.38
   79       20,140.73       120        360.00        21          99         339.00       2,946,157.15
   80       21,780.94       120        300.00        26          94         274.00       2,908,631.50
   81       20,775.96       120        360.00        12         108         348.00       2,878,420.21
   82       23,884.85       300        300.00        13         287         287.00       2,878,288.00
   83       12,538.46       120        344.56        13         107         331.56       1,694,918.56
   84        8,358.98       120        344.55        13         107         331.55       1,129,945.62
   85       11,058.17       120        360.00         9         111         351.00       1,418,562.85
   86       10,708.96       120        360.00         9         111         351.00       1,373,766.17
   87       20,113.38       120        360.00         9         111         351.00       2,735,316.46
   88       20,315.66       120        360.00         9         111         351.00       2,725,901.42
   89       20,395.84       120        360.00         8         112         352.00       2,710,733.50
-----------------------------------------------------------------------------------------------------
   90       20,546.28       120        343.23        12         108         331.23       2,683,469.68
  90A
  90B
  90C
  90D
-----------------------------------------------------------------------------------------------------
   91       20,507.82       120        360.00         8         112         352.00       2,639,607.64
   92       20,323.67       120        360.00         6         114         354.00       2,617,345.03
   93       17,539.62       103        343.00         5          98         338.00       2,554,420.24
   94       18,906.91       120        360.00         6         114         354.00       2,541,542.28
   95       18,748.05       120        360.00        10         110         350.00       2,510,907.57
   96       18,257.92       120        359.93         8         112         351.93       2,488,377.63
   97       18,368.14       120        360.00         6         114         354.00       2,466,813.16
   98       18,064.91       120        300.00        12         108         288.00       2,370,296.60
   99       17,950.41       120        360.00         9         111         351.00       2,364,397.65
  100       18,072.30       120        360.00        10         110         350.00       2,357,761.67
  101       21,669.48       231        230.00        32         199         198.00       2,348,838.78
  102       17,141.14       120        360.00         9         111         351.00       2,312,850.05
  103       17,238.73       120        360.00         7         113         353.00       2,291,068.77
  104       18,442.79       120        300.00         8         112         292.00       2,283,786.06
  105       20,320.78       231        231.00        28         203         203.00       2,270,572.67
  106       19,193.91       230        230.00        19         211         211.00       2,269,770.36
  107       16,777.12       120        360.00         8         112         352.00       2,240,142.88
           ------------------------------------------------------------------------------------------

Footnotes:     (#)Note Date shown is loan modification date. Original Note Date and Original Balance were 7/23/98 and $2,650,000, respectively.

                        GENERAL MORTGAGE LOAN INFORMATION

           MORTGAGE                                                                                               MORT-     ADMIN-
CONTROL      LOAN                                                                                                 GAGE     ISTRATIVE
NUMBER      SELLER     LOAN / PROPERTY NAME                                                 ORIGINAL BALANCE      RATE     FEE RATE
------------------------------------------------------------------------------------------------------------------------------------

  108        GCFP      Wolfie's Plaza                                                           2,250,000.00     8.470%     0.1075%
  109        GCFP      200-220 West 1st Street                                                  2,225,000.00     8.870%     0.1075%
  110        GCFP      The Loring Building                                                      2,200,000.00     8.080%     0.1175%
  111        GCFP      Park Paloma Apartments                                                   2,150,000.00     7.800%     0.1075%
  112        GCFP      Mitchell Building                                                        2,150,000.00     8.050%     0.1075%
  113        GCFP      Kennedy I Office Building                                                2,110,000.00     8.970%     0.1075%
  114        SBRC      Holiday Inn Express                                                      2,150,000.00     9.250%     0.1725%
  115        GCFP      16300 Addison Road Office Building                                       2,100,000.00     8.160%     0.1075%
  116        GCFP      Fairfield Inn Jackson                                                    2,090,000.00     8.730%     0.1075%
  117        SBRC      Amberwood  Mobile Home Park                                              2,080,000.00     8.370%     0.1075%
  118        SBRC      Carson Commerce Center                                                   2,062,500.00     8.500%     0.1725%
  119        GCFP      Nome Plaza Shopping Center                                               2,050,000.00     8.440%     0.1075%
  120        GCFP      River Park Shopping Center                                               2,050,000.00     7.990%     0.1175%
  121        SBRC      Fountain Plaza                                                           2,050,000.00     7.500%     0.1375%
  122        GCFP      Fairfield Inn Hattiesburg                                                2,020,000.00     8.730%     0.1075%
  123        GCFP      Fairfield Inn Lake Charles-Sulphur                                       2,005,000.00     8.730%     0.1075%
  124        SBRC      Hampton Inn Blythe                                                       2,000,000.00     8.900%     0.1075%
  125        SBRC      The Grove Shopping Center                                                1,875,000.00     8.500%     0.1725%
  126        GCFP      475-499 Hillside Avenue                                                  1,900,000.00     8.780%     0.1075%
  127        SBRC      Copeland Shopping Center                                                 1,880,000.00     8.375%     0.1725%
  128        GCFP      The Fleet Building                                                       1,850,000.00     8.290%     0.1075%
  129        GCFP      Commack Tower Plaza                                                      1,860,000.00     8.390%     0.1075%
  130        GCFP      Shoppes of Northshore                                                    1,847,000.00     8.590%     0.1175%
  131        SBRC      Las Posadas Shopping Center                                              1,830,000.00     7.955%     0.1725%
  132        SBRC      The Ville Apartments                                                     1,840,000.00     7.680%     0.1725%
  133        GCFP      Amelia Court Apartments                                                  1,835,000.00     7.700%     0.1075%
  134        SBRC      Long Street Townhouses                                                   1,800,000.00     8.140%     0.1725%
  135        GCFP      Silverbrook Apartments                                                   1,780,000.00     7.590%     0.1075%
  136        SBRC      Garden Apartments                                                        1,762,500.00     7.750%     0.1725%
  137        GCFP      Westchester and New Haven Apartments                                     1,740,000.00     8.220%     0.1175%
  138        SBRC      Madison Midtown Shopping Center                                          1,165,000.00     8.200%     0.2975%
  139        SBRC      Cleveland Corners Shopping Center                                          485,000.00     8.200%     0.2975%
  140        SBRC      Park Place Apartments                                                    1,650,000.00     7.875%     0.1725%
  141        GCFP      Horizons Apartments                                                      1,629,000.00     7.840%     0.1075%
  142        GCFP      Regency Square Apartments                                                1,635,000.00     8.060%     0.1075%
  143        SBRC      Federal Express                                                          1,600,000.00     7.750%     0.1725%
  144        SBRC      Levittown Professional Building                                          1,560,000.00     8.740%     0.1725%
  145        SBRC      3311 Richmond Office Building                                            1,550,000.00     8.550%     0.1375%
  146        SBRC      Carmel Towers                                                            1,550,000.00     7.875%     0.1725%
  147        GCFP      Westwood Apartments                                                      1,500,000.00     8.090%     0.1075%
  148        SBRC      Crestridge Apartments                                                    1,480,000.00     9.375%     0.2975%
  149        GCFP      Pine Tree Square                                                         1,461,000.00     9.190%     0.1075%
  150        GCFP      Thistlewood Apartments                                                   1,472,000.00     7.980%     0.1075%
  151        GCFP      Lesbo/Bullion Mobile Home Park                                           1,460,000.00     8.240%     0.1075%
  152        SBRC      The Town Center                                                          1,455,000.00     8.230%     0.2975%
  153        SBRC      Bayridge Apartments                                                      1,492,000.00     8.750%     0.2975%
  154        SBRC      Ramada Inn - Elizabethtown                                               1,450,000.00     9.875%     0.2975%
  155        SBRC      Oasis Surgery Center                                                     1,400,000.00     8.720%     0.2975%
  156        SBRC      715 South Oxford Court Apartments                                        1,408,000.00     8.375%     0.2975%
  157        SBRC      Barefoot Bay Medical Office Center                                       1,365,000.00     8.250%     0.2975%
  158        GCFP      14 Mamaroneck Avenue                                                     1,358,100.00     8.040%     0.1075%
  159        SBRC      Presidio Plaza                                                           1,350,000.00     8.625%     0.2975%
  160        SBRC      904-912 21st Avenue                                                      1,360,000.00     7.970%     0.2975%
  161        GCFP      Ambassador Apartments                                                    1,370,000.00     7.250%     0.1075%
  162        SBRC      Frisco South Shopping Center                                             1,345,000.00     8.250%     0.2975%
  163        GCFP      Oquendo Office Warehouse                                                 1,330,000.00     8.800%     0.1075%
  164        GCFP      Palm Harbor Mobile Home Park                                             1,324,000.00     8.010%     0.1075%
  165        SBRC      Milan Apartments                                                         1,300,000.00     8.100%     0.1075%
  166        SBRC      Palm Pacific Plaza Shopping Center                                       1,300,000.00     8.313%     0.2975%
  167        SBRC      North Dixie Commerce Center                                              1,295,000.00     8.490%     0.2975%

                                                                                          ANTICI-
           NET                                                                             PATED       SCHED-
           MORT-      INTEREST                                       FIRST                 REPAY-       ULED
CONTROL    GAGE        ACCRUAL                                      PAYMENT     GRACE       MENT      MATURITY
NUMBER     RATE        METHOD          LOAN TYPE       NOTE DATE      DATE      PERIOD      DATE        DATE
--------------------------------------------------------------------------------------------------------------

  108      8.363%    Actual/360         Balloon         06/11/99    08/01/99      5          NAP      07/01/09
  109      8.763%    Actual/360         Balloon         10/01/99    11/01/99      5          NAP      10/01/09
  110      7.963%    Actual/360         Balloon         08/18/99    10/01/99      5          NAP      09/01/09
  111      7.693%    Actual/360         Balloon         09/27/99    11/01/99      5          NAP      10/01/09
  112      7.943%    Actual/360         Balloon         04/15/99    06/01/99      5          NAP      05/01/09
  113      8.863%    Actual/360         Balloon         01/28/00    03/01/00      5          NAP      02/01/10
  114      9.078%    Actual/360         Balloon         03/16/99    05/01/99      5          NAP      04/01/09
  115      8.053%    Actual/360         Balloon         07/29/99    10/01/99      5          NAP      09/01/09
  116      8.623%    Actual/360    Fully Amortizing     04/15/99    06/01/99      5          NAP      05/01/24
  117      8.263%    Actual/360         Balloon         07/01/99    08/01/99      10         NAP      07/01/09
  118      8.328%    Actual/360         Balloon         07/09/99    09/01/99      5          NAP      08/01/09
  119      8.333%    Actual/360         Balloon         04/30/99    06/01/99      10         NAP      05/01/09
  120      7.873%    Actual/360         Balloon         05/17/99    07/01/99      5          NAP      06/01/09
  121      7.363%    Actual/360         Balloon         09/22/98    11/01/98      10         NAP      10/01/08
  122      8.623%    Actual/360    Fully Amortizing     04/15/99    06/01/99      5          NAP      05/01/24
  123      8.623%    Actual/360    Fully Amortizing     04/15/99    06/01/99      5          NAP      05/01/24
  124      8.793%      30/360      Fully Amortizing     10/01/97    12/01/97      5          NAP      11/01/17
  125      8.328%    Actual/360         Balloon         11/16/99    01/01/00      5          NAP      12/01/09
  126      8.673%    Actual/360           ARD           10/28/98    12/01/98      10      11/01/13    11/01/23
  127      8.203%    Actual/360         Balloon         09/21/99    11/01/99      5          NAP      10/01/09
  128      8.183%    Actual/360         Balloon         10/18/99    12/01/99      5          NAP      11/01/09
  129      8.283%    Actual/360         Balloon         05/13/99    07/01/99      5          NAP      06/01/09
  130      8.473%    Actual/360         Balloon         06/25/99    08/01/99      5          NAP      07/01/09
  131      7.783%    Actual/360         Balloon         04/16/99    06/01/99      5          NAP      05/01/09
  132      7.508%    Actual/360         Balloon         04/23/99    06/01/99      5          NAP      05/01/09
  133      7.593%    Actual/360         Balloon         04/13/99    06/01/99      10         NAP      05/01/09
  134      7.968%    Actual/360         Balloon         08/03/99    10/01/99      5          NAP      09/01/09
  135      7.483%    Actual/360         Balloon         05/20/99    07/01/99      10         NAP      06/01/09
  136      7.578%    Actual/360         Balloon         02/25/99    04/01/99      5          NAP      03/01/09
  137      8.103%    Actual/360         Balloon         06/03/99    08/01/99      5          NAP      07/01/09
  138      7.903%    Actual/360         Balloon         07/27/99    09/01/99      5          NAP      08/01/09
  139      7.903%    Actual/360         Balloon         07/27/99    09/01/99      5          NAP      08/01/09
  140      7.703%    Actual/360         Balloon         03/12/99    05/01/99      5          NAP      04/01/09
  141      7.733%    Actual/360         Balloon         07/12/99    09/01/99      5          NAP      08/01/09
  142      7.953%      30/360           Balloon         11/20/97    01/01/98      10         NAP      12/01/07
  143      7.578%    Actual/360           ARD           10/29/98    12/01/98      10      11/01/08    11/01/26
  144      8.568%    Actual/360         Balloon         06/16/99    08/01/99      5          NAP      07/01/09
  145      8.413%    Actual/360         Balloon         08/20/99    10/01/99      10         NAP      09/01/09
  146      7.703%    Actual/360         Balloon         04/08/99    06/01/99      5          NAP      05/01/09
  147      7.983%    Actual/360         Balloon         09/16/99    11/01/99      5          NAP      10/01/09
  148      9.078%    Actual/360         Balloon         08/02/99    10/01/99      5          NAP      09/01/06
  149      9.083%    Actual/360         Balloon         12/29/99    02/01/00      5          NAP      01/01/10
  150      7.873%    Actual/360         Balloon         04/29/99    06/01/99      10         NAP      05/01/09
  151      8.133%    Actual/360         Balloon         04/29/99    07/01/99      10         NAP      06/01/09
  152      7.933%    Actual/360         Balloon         03/02/99    05/01/99      5          NAP      04/01/09
  153      8.453%      30/360           Balloon         08/26/97    10/01/97      10         NAP      09/01/07
  154      9.578%    Actual/360         Balloon         11/16/99    01/01/00      5          NAP      12/01/09
  155      8.423%    Actual/360         Balloon         06/30/99    08/01/99      5          NAP      07/01/09
  156      8.078%      30/360           Balloon         08/07/97    10/01/97      10         NAP      09/01/07
  157      7.953%    Actual/360         Balloon         03/16/99    05/01/99      5          NAP      04/01/09
  158      7.933%    Actual/360         Balloon         04/28/99    06/01/99      10         NAP      05/01/09
  159      8.328%    Actual/360         Balloon         08/24/99    10/01/99      5          NAP      09/01/09
  160      7.673%    Actual/360         Balloon         05/10/99    07/01/99      5          NAP      06/01/09
  161      7.143%    Actual/360         Balloon         10/28/98    12/01/98      10         NAP      11/01/08
  162      7.953%    Actual/360         Balloon         04/12/99    06/01/99      5          NAP      05/01/06
  163      8.693%    Actual/360         Balloon         12/17/99    02/01/00      5          NAP      01/01/10
  164      7.903%    Actual/360         Balloon         09/30/99    11/01/99      5          NAP      10/01/09
  165      7.993%    Actual/360         Balloon         08/02/99    11/01/99      10         NAP      10/01/09
  166      8.015%    Actual/360         Balloon         08/30/99    10/01/99      5          NAP      09/01/09
  167      8.193%    Actual/360         Balloon         09/08/99    11/01/99      5          NAP      10/01/09

                                       CALCU-
                                       LATED                   REMAIN-    CALCULATED
                         ORIGINAL     ORIGINAL                ING TERM    REMAINING
            MONTHLY      TERM TO       AMORT-                    TO         AMORT-
             DEBT        MATURITY     IZATION     SEASON-     MATURITY     IZATION
CONTROL     SERVICE        /ARD         TERM        ING         /ARD         TERM       CUT-OFF DATE
NUMBER      PAYMENT      (MONTHS)     (MONTHS)    (MONTHS)    (MONTHS)     (MONTHS)        BALANCE
-----------------------------------------------------------------------------------------------------

  108       18,072.14       120        300.00        11         109         289.00       2,228,325.68
  109       17,695.12       120        360.00         8         112         352.00       2,216,999.71
  110       17,096.71       120        300.00         9         111         291.00       2,180,904.70
  111       15,477.22       120        360.00         8         112         352.00       2,139,610.92
  112       16,665.32       120        300.00        13         107         287.00       2,123,146.03
  113       16,932.01       120        360.00         4         116         356.00       2,105,829.14
  114       19,883.18       120        233.48        14         106         219.48       2,105,292.43
  115       16,431.35       120        300.00         9         111         291.00       2,082,048.10
  116       17,154.41       300        300.00        13         287         287.00       2,067,224.04
  117       16,566.90       120        300.00        11         109         289.00       2,059,553.23
  118       16,293.31       120        321.55        10         110         311.55       2,047,625.49
  119       16,424.35       120        300.00        13         107         287.00       2,026,300.14
  120       15,808.65       120        300.00        12         108         288.00       2,025,941.76
  121       15,149.32       120        300.00        20         100         280.00       2,004,409.18
  122       16,579.86       300        300.00        13         287         287.00       1,997,986.88
  123       16,456.74       300        300.00        13         287         287.00       1,983,150.37
  124       17,866.09       240        240.00        31         209         209.00       1,894,734.91
  125       14,417.13       120        360.00         6         114         354.00       1,869,414.72
  126       15,659.47       180        300.00        19         161         281.00       1,868,202.60
  127       14,980.23       120        300.00         8         112         292.00       1,866,547.09
  128       13,950.49       120        360.00         7         113         353.00       1,842,937.09
  129       14,839.60       120        300.00        12         108         288.00       1,839,805.53
  130       14,984.73       120        300.00        11         109         289.00       1,829,638.83
  131       13,522.07       120        344.24        13         107         331.24       1,814,130.98
  132       13,952.28       120        291.24        13         107         278.24       1,813,445.59
  133       13,800.10       120        300.00        13         107         287.00       1,810,481.02
  134       13,383.86       120        360.00         9         111         351.00       1,790,809.92
  135       12,555.90       120        360.00        12         108         348.00       1,766,204.21
  136       12,768.20       120        345.00        15         105         330.00       1,743,925.69
  137       13,684.17       120        300.00        11         109         289.00       1,722,373.19
  138        8,711.34       120        360.00        10         110         350.00       1,158,627.96
  139        3,626.61       120        360.00        10         110         350.00         482,347.26
  140       12,097.35       120        344.68        14         106         330.68       1,634,079.51
  141       11,771.83       120        360.00        10         110         350.00       1,619,197.81
  142       12,684.25       120        300.00        30          90         270.00       1,578,624.24
  143       11,797.44       120        324.13        19         101         305.13       1,573,379.15
  144       12,406.80       120        340.97        11         109         329.97       1,550,442.42
  145       11,973.13       120        360.00         9         111         351.00       1,542,902.27
  146       11,365.27       120        344.56        13         107         331.56       1,536,329.70
  147       11,100.72       120        360.00         8         112         352.00       1,493,285.55
  148       12,802.34        84        300.00         9          75         291.00       1,470,068.80
  149       12,451.31       120        300.00         5         115         295.00       1,455,343.12
  150       11,341.64       120        300.00        13         107         287.00       1,453,361.98
  151       11,501.62       120        300.00        12         108         288.00       1,443,674.70
  152       11,035.23       120        343.28        14         106         329.28       1,441,959.68
  153       12,266.38       120        300.00        33          87         267.00       1,440,455.81
  154       13,872.94       120        240.00         6         114         234.00       1,439,330.14
  155       11,113.94       120        341.06        11         109         330.06       1,391,384.67
  156       10,701.82       120        360.00        33          87         327.00       1,375,649.74
  157       10,372.18       120        343.20        14         106         329.20       1,352,817.51
  158       10,003.15       120        360.00        13         107         347.00       1,348,077.93
  159       10,500.16       120        360.00         9         111         351.00       1,343,943.22
  160       10,575.93       120        290.75        12         108         278.75       1,342,654.78
  161        9,902.45       120        300.00        19         101         281.00       1,339,668.48
  162       10,221.25        84        343.05        13          71         330.05       1,334,047.56
  163       10,510.65       120        360.00         5         115         355.00       1,326,813.98
  164       10,227.62       120        300.00         8         112         292.00       1,313,821.90
  165        9,629.72       120        360.00         8         112         352.00       1,294,196.36
  166        9,823.64       120        360.00         9         111         351.00       1,293,656.12
  167        9,948.25       120        360.00         8         112         352.00       1,289,805.51

                        GENERAL MORTGAGE LOAN INFORMATION

           MORTGAGE                                                                                               MORT-     ADMIN-
CONTROL      LOAN                                                                                                 GAGE     ISTRATIVE
NUMBER      SELLER     LOAN / PROPERTY NAME                                                 ORIGINAL BALANCE      RATE     FEE RATE
====================================================================================================================================

  168        SBRC      Meadowlark Apartments                                                    1,300,000.00     7.375%     0.2975%
  169        SBRC      Old Judge Building                                                       1,300,000.00     8.625%     0.2975%
------------------------------------------------------------------------------------------------------------------------------------
  170        SBRC      Sherman/Lennox Portfolio                                                 1,275,000.00     8.875%     0.2975%
  170A       SBRC      6839-6841 Lennox Avenue
  170B       SBRC      17732 Sherman Way
------------------------------------------------------------------------------------------------------------------------------------
  171        SBRC      Pacific Winds Apartments                                                 1,260,000.00     8.250%     0.2975%
  172        SBRC      Isle of Capri Apartments                                                 1,250,000.00     8.250%     0.2975%
  173        SBRC      Datura Station                                                           1,225,000.00     8.375%     0.2975%
  174        SBRC      Park View Cooperative                                                    1,230,000.00     8.875%     0.2975%
  175        SBRC      H & Z Office Building                                                    1,200,000.00     8.875%     0.2975%
  176        SBRC      Nassau Bay Villas Apartments                                             1,200,000.00     8.000%     0.2975%
  177        SBRC      2180 West First Street                                                   1,195,000.00     8.500%     0.2975%
  178        GCFP      8020 Northwest 60th Street                                               1,235,000.00     7.670%     0.1075%
  179        SBRC      Irving Place Apartments                                                  1,193,600.00     9.375%     0.2975%
  180        GCFP      Regency Palms Apartments                                                 1,220,000.00     8.140%     0.1075%
  181        GCFP      Four Flags Motors, Inc.                                                  1,200,000.00     8.210%     0.1075%
  182        GCFP      Alexandria Gardens Apartments                                            1,144,000.00     7.880%     0.1075%
  183        GCFP      47-49 Main Street                                                        1,129,000.00     8.690%     0.1075%
  184        SBRC      Madrid Apartments                                                        1,140,000.00     8.250%     0.2975%
  185        SBRC      Comfort Inn - Milledgeville                                              1,150,000.00     9.250%     0.2975%
  186        SBRC      Wal-Mart Shopping Center                                                 1,100,000.00     8.625%     0.2975%
  187        SBRC      Stratford Apartments                                                     1,100,000.00     7.250%     0.2975%
  188        SBRC      Willow Glen Plaza                                                        1,100,000.00     8.250%     0.2975%
  189        SBRC      Edgewater Bay Apartments                                                 1,094,000.00     7.750%     0.2975%
  190        SBRC      420 Group                                                                1,100,000.00     8.000%     0.2975%
  191        GCFP      7-Eleven                                                                 1,041,000.00     8.890%     0.1075%
  192        SBRC      Lake Forest North Apartments                                             1,015,000.00     8.030%     0.2975%
  193        SBRC      CompuChem Industrial                                                     1,027,000.00     8.625%     0.2975%
  194        GCFP      Palazzolo Plaza                                                          1,000,000.00     8.480%     0.1075%
  195        SBRC      A. E. Larson Building                                                    1,000,000.00     8.875%     0.2975%
  196        GCFP      Lanewood Apartments                                                      1,000,000.00     8.920%     0.1075%
  197        GCFP      Chris-Town Mobile Home Park                                              1,000,000.00     8.780%     0.1075%
  198        SBRC      Corbus-Peppertree Lane Apartments                                        1,000,000.00     8.250%     0.2975%
  199        SBRC      Missouri Meadows Apartments                                              1,000,000.00     8.875%     0.2975%
  200        SBRC      Highlander Square Apartments                                               965,000.00     8.260%     0.2975%
  201        SBRC      Hillcrest Crossing                                                         960,000.00     8.375%     0.2975%
  202        SBRC      Virginia Plaza                                                             945,000.00     8.875%     0.2975%
  203        SBRC      Pedersen Building                                                          900,000.00     8.250%     0.2975%
  204        GCFP      Spring Oaks Mobile Home & Recreational Vehicle Park                        900,000.00     8.070%     0.1075%
  205        SBRC      Shadowood Apartments                                                       885,000.00     9.375%     0.2975%
  206        SBRC      Arroyo Shopping Center                                                     882,500.00     8.375%     0.2975%
  207        GCFP      The Nog Retail Center                                                      900,000.00     7.800%     0.1075%
  208        GCFP      London Square Apartments                                                   865,000.00     7.980%     0.1075%
  209        SBRC      Petite Chateau Villa Mobile Home Park                                      850,000.00     8.625%     0.2975%
  210        GCFP      Walnut Hills Apartments                                                    845,000.00     7.980%     0.1075%
  211        SBRC      Palmer Highway Shopping Center                                             812,000.00     8.875%     0.2975%
  212        SBRC      Somerset Apartments                                                        800,000.00     8.875%     0.2975%
------------------------------------------------------------------------------------------------------------------------------------
  213        SBRC      Shady Acres/Pine Shadows Portfolio                                         800,000.00     8.375%     0.2975%
  213A       SBRC      Shady Acres Duplexes
  213B       SBRC      Pine Shadows Estates
------------------------------------------------------------------------------------------------------------------------------------
  214        SBRC      Vanowen Street Retail Center                                               780,000.00     9.125%     0.2975%
  215        GCFP      Rena's Village Plaza                                                       775,000.00     8.250%     0.1075%
  216        SBRC      Stanford Place Apartments                                                  760,000.00     9.250%     0.2975%
  217        SBRC      Panola-Redan Crossing                                                      770,000.00     7.250%     0.2975%
  218        SBRC      Garnet Avenue Shopping Center                                              750,000.00     8.900%     0.2975%
  219        SBRC      The Chalet Apartments                                                      750,000.00     7.750%     0.2975%
  220        SBRC      Galt Ocean Plaza                                                           742,500.00     8.820%     0.2975%
  221        SBRC      Zion Street Apartments                                                     730,000.00     8.750%     0.2975%

                                                                                          ANTICI-
           NET                                                                             PATED       SCHED-
           MORT-      INTEREST                                       FIRST                 REPAY-       ULED
CONTROL    GAGE        ACCRUAL                                      PAYMENT     GRACE       MENT      MATURITY
NUMBER     RATE        METHOD          LOAN TYPE       NOTE DATE      DATE      PERIOD      DATE        DATE
==============================================================================================================

  168      7.078%    Actual/360         Balloon         02/19/99    04/01/99      5          NAP      03/01/09
  169      8.328%    Actual/360         Balloon         05/13/99    07/01/99      5          NAP      06/01/09
--------------------------------------------------------------------------------------------------------------
  170      8.578%    Actual/360         Balloon         08/23/99    10/01/99      5          NAP      09/01/09
  170A
  170B
--------------------------------------------------------------------------------------------------------------
  171      7.953%    Actual/360         Balloon         07/30/99    09/01/99      5          NAP      08/01/09
  172      7.953%    Actual/360         Balloon         05/25/99    07/01/99      5          NAP      06/01/09
  173      8.078%    Actual/360         Balloon         05/03/99    07/01/99      5          NAP      06/01/09
  174      8.578%    Actual/360         Balloon         08/17/99    10/01/99      5          NAP      09/01/09
  175      8.578%    Actual/360         Balloon         06/22/99    08/01/99      5          NAP      07/01/09
  176      7.703%    Actual/360         Balloon         10/08/99    12/01/99      5          NAP      11/01/09
  177      8.203%    Actual/360         Balloon         11/22/99    01/01/00      5          NAP      12/01/09
  178      7.563%    Actual/360         Balloon         09/23/98    11/01/98      10         NAP      10/01/08
  179      9.078%    Actual/360         Balloon         08/02/99    10/01/99      5          NAP      09/01/06
  180      8.033%      30/360           Balloon         12/29/97    02/01/98      10         NAP      01/01/08
  181      8.103%    Actual/360         Balloon         09/02/98    11/01/98      10         NAP      10/01/08
  182      7.773%    Actual/360         Balloon         05/13/99    07/01/99      10         NAP      06/01/09
  183      8.583%    Actual/360         Balloon         06/30/99    08/01/99      10         NAP      07/01/09
  184      7.953%      30/360           Balloon         04/03/98    06/01/98      10         NAP      05/01/08
  185      8.953%    Actual/360    Fully Amortizing     03/16/99    05/01/99      5          NAP      04/01/14
  186      8.328%    Actual/360         Balloon         09/23/99    11/01/99      5          NAP      10/01/09
  187      6.953%    Actual/360         Balloon         12/23/98    02/01/99      5          NAP      01/01/09
  188      7.953%    Actual/360         Balloon         02/18/99    04/01/99      5          NAP      03/01/09
  189      7.453%    Actual/360         Balloon         02/23/99    04/01/99      5          NAP      03/01/09
  190      7.703%    Actual/360         Balloon         01/20/99    03/01/99      5          NAP      02/01/09
  191      8.783%    Actual/360    Fully Amortizing     06/28/99    08/01/99      10         NAP      07/01/19
  192      7.733%    Actual/360         Balloon         03/11/99    05/01/99      5          NAP      04/01/09
  193      8.328%    Actual/360    Fully Amortizing     06/28/99    08/01/99      5          NAP      07/01/14
  194      8.373%    Actual/360         Balloon         08/19/99    10/01/99      5          NAP      09/01/09
  195      8.578%    Actual/360         Balloon         12/01/99    01/01/00      5          NAP      12/01/09
  196      8.813%    Actual/360         Balloon         10/01/99    12/01/99      5          NAP      11/01/14
  197      8.673%    Actual/360         Balloon         08/11/99    10/01/99      5          NAP      09/01/09
  198      7.953%    Actual/360         Balloon         11/12/98    01/01/99      5          NAP      12/01/08
  199      8.578%      30/360           Balloon         08/27/97    10/01/97      10         NAP      09/01/07
  200      7.963%    Actual/360         Balloon         09/03/99    11/01/99      5          NAP      10/01/09
  201      8.078%    Actual/360         Balloon         05/25/99    07/01/99      5          NAP      06/01/09
  202      8.578%    Actual/360         Balloon         06/09/99    08/01/99      5          NAP      07/01/09
  203      7.953%    Actual/360         Balloon         09/24/98    12/01/98      5          NAP      11/01/08
  204      7.963%    Actual/360         Balloon         05/27/99    07/01/99      10         NAP      06/01/09
  205      9.078%    Actual/360         Balloon         08/02/99    10/01/99      5          NAP      09/01/06
  206      8.078%    Actual/360         Balloon         07/21/99    09/01/99      5          NAP      08/01/09
  207      7.693%    Actual/360    Fully Amortizing     08/06/98    10/01/98      10         NAP      09/01/18
  208      7.873%    Actual/360         Balloon         04/29/99    06/01/99      10         NAP      05/01/09
  209      8.328%    Actual/360         Balloon         11/05/98    01/01/99      5          NAP      12/01/08
  210      7.873%    Actual/360         Balloon         04/29/99    06/01/99      10         NAP      05/01/09
  211      8.578%    Actual/360         Balloon         03/02/99    05/01/99      5          NAP      04/01/09
  212      8.578%    Actual/360         Balloon         09/14/99    11/01/99      5          NAP      10/01/09
--------------------------------------------------------------------------------------------------------------
  213      8.078%    Actual/360         Balloon         12/10/98    02/01/99      5          NAP      01/01/09
  213A
  213B
--------------------------------------------------------------------------------------------------------------
  214      8.828%    Actual/360         Balloon         07/29/99    09/01/99      5          NAP      08/01/09
  215      8.143%    Actual/360         Balloon         04/13/99    06/01/99      10         NAP      05/01/09
  216      8.953%    Actual/360         Balloon         07/21/99    09/01/99      5          NAP      08/01/09
  217      6.953%    Actual/360         Balloon         11/10/98    01/01/99      5          NAP      12/01/08
  218      8.603%    Actual/360         Balloon         12/10/99    02/01/00      5          NAP      01/01/10
  219      7.453%    Actual/360         Balloon         01/14/99    03/01/99      5          NAP      02/01/09
  220      8.523%    Actual/360         Balloon         11/18/99    01/01/00      5          NAP      12/01/09
  221      8.453%    Actual/360         Balloon         09/29/99    11/01/99      5          NAP      10/01/09

                                       CALCU-
                                       LATED                   REMAIN-    CALCULATED
                         ORIGINAL     ORIGINAL                ING TERM    REMAINING
            MONTHLY      TERM TO       AMORT-                    TO         AMORT-
             DEBT        MATURITY     IZATION     SEASON-     MATURITY     IZATION
CONTROL     SERVICE        /ARD         TERM        ING         /ARD         TERM       CUT-OFF DATE
NUMBER      PAYMENT      (MONTHS)     (MONTHS)    (MONTHS)    (MONTHS)     (MONTHS)        BALANCE
=====================================================================================================

  168        9,076.64       120        346.37        15         105         331.37       1,285,194.53
  169       10,690.11       120        289.30        12         108         277.30       1,285,126.47
-----------------------------------------------------------------------------------------------------
  170       10,590.83       120        300.00         9         111         291.00       1,265,523.31
  170A
  170B
-----------------------------------------------------------------------------------------------------
  171        9,465.96       120        360.00        10         110         350.00       1,253,201.21
  172        9,498.10       120        343.23        12         108         331.23       1,240,509.23
  173        9,418.04       120        342.71        12         108         330.71       1,215,941.09
  174       10,967.94       120        240.00         9         111         231.00       1,213,892.97
  175        9,661.80       120        340.36        11         109         329.36       1,192,865.05
  176        9,261.79       120        300.00         7         113         293.00       1,191,800.49
  177        9,188.52       120        360.00         6         114         354.00       1,191,440.30
  178       10,077.85       120        240.00        20         100         220.00       1,191,028.86
  179       10,324.92        84        300.00         9          75         291.00       1,185,590.57
  180        9,529.58       120        300.00        29          91         271.00       1,179,962.75
  181       10,194.68       120        240.00        20         100         220.00       1,160,198.90
  182        8,298.76       120        360.00        12         108         348.00       1,135,768.32
  183        8,833.51       120        360.00        11         109         349.00       1,123,198.55
  184        8,988.34       120        300.00        25          95         275.00       1,108,725.41
  185       11,931.07       180        176.93        14         166         162.93       1,106,990.73
  186        8,555.69       120        360.00         8         112         352.00       1,095,753.19
  187        7,582.09       120        347.25        17         103         330.25       1,084,891.94
  188        8,764.12       120        290.01        15         105         275.01       1,083,192.32
  189        7,925.34       120        345.00        15         105         330.00       1,082,470.75
  190        9,278.49       120        235.13        16         104         219.13       1,068,761.10
  191        9,292.63       240        240.00        11         229         229.00       1,024,554.52
  192        7,934.37       120        290.60        14         106         276.60         999,938.16
  193       10,267.42       180        177.21        11         169         166.21         995,609.84
  194        7,674.97       120        360.00         9         111         351.00         995,333.32
  195        8,306.53       120        300.00         6         114         294.00         995,186.67
  196        8,337.25       180        300.00         7         173         293.00         994,285.82
  197        8,241.83       120        300.00         9         111         291.00         992,424.76
  198        7,512.67       120        360.00        18         102         342.00         989,751.96
  199        7,956.45       120        360.00        33          87         327.00         979,133.44
  200        7,256.51       120        360.00         8         112         352.00         960,874.52
  201        7,380.67       120        342.71        12         108         330.71         952,900.75
  202        7,608.67       120        340.36        11         109         329.36         939,381.20
  203        6,761.40       120        360.00        19         101         341.00         890,126.41
  204        6,988.13       120        300.00        12         108         288.00         889,599.06
  205        7,655.46        84        300.00         9          75         291.00         879,061.35
  206        6,707.64       120        360.00        10         110         350.00         877,898.53
  207        7,416.32       240        240.00        21         219         219.00         866,706.97
  208        6,664.75       120        300.00        13         107         287.00         854,047.69
  209        6,916.18       120        300.00        18         102         282.00         836,266.18
  210        6,510.66       120        300.00        13         107         287.00         834,300.81
  211        6,537.28       120        340.48        14         106         326.48         805,651.33
  212        6,365.16       120        360.00         8         112         352.00         797,127.72
-----------------------------------------------------------------------------------------------------
  213        6,374.57       120        300.00        17         103         283.00         787,123.06
  213A
  213B
-----------------------------------------------------------------------------------------------------
  214        6,612.63       120        300.00        10         110         290.00         773,970.40
  215        6,110.49       120        300.00        13         107         287.00         765,693.60
  216        6,252.33       120        360.00        10         110         350.00         756,932.13
  217        5,615.66       120        292.63        18         102         274.63         753,022.67
  218        5,980.78       120        360.00         5         115         355.00         748,251.82
  219        5,430.44       120        345.67        16         104         329.67         741,137.06
  220        5,966.86       120        336.00         6         114         330.00         739,942.14
  221        6,001.65       120        300.00         8         112         292.00         725,157.00

                        GENERAL MORTGAGE LOAN INFORMATION


           MORTGAGE                                                                                               MORT-     ADMIN-
CONTROL      LOAN                                                                                                 GAGE     ISTRATIVE
NUMBER      SELLER     LOAN / PROPERTY NAME                                                 ORIGINAL BALANCE      RATE     FEE RATE
------------------------------------------------------------------------------------------------------------------------------------

  222        GCFP      Country Square Mobile Home Park                                            725,000.00     8.880%     0.1075%
  223        GCFP      1513-1517 Taylor Avenue                                                    720,000.00     7.920%     0.1075%
  224        GCFP      Westside Warehouse                                                         650,000.00     8.430%     0.1075%
  225        SBRC      Heritage House Apartments                                                  650,000.00     8.125%     0.2975%
  226        SBRC      Troy Building                                                              650,000.00     7.500%     0.2975%
  227        SBRC      Arlington Manor Mobile Home Park                                           600,000.00     8.438%     0.2975%
  228        GCFP      Capitol View Apartments, Charles Apartments & Randolph Apartments          600,000.00     7.790%     0.1075%
  229        SBRC      Beresford Retail                                                           592,000.00     8.375%     0.2975%
  230        SBRC      120 Standard Street                                                        570,000.00     8.500%     0.2975%
  231        GCFP      2077-2089 New York Avenue                                                  550,000.00     8.870%     0.1075%
  232        SBRC      Blair Place Duplexes                                                       547,500.00     8.375%     0.2975%
  233        SBRC      18714 Parthenia Street                                                     550,000.00     7.750%     0.2975%
  234        GCFP      Thornapple Apartments                                                      544,000.00     7.980%     0.1075%
  235        GCFP      2800 Oakmont Drive                                                         540,000.00     8.950%     0.1075%
  236        SBRC      Fox Tile                                                                   525,000.00     8.625%     0.2975%
  237        SBRC      471 Prospect Street                                                        525,000.00     7.625%     0.2975%
  238        GCFP      Barclay Arms Apartments                                                    520,000.00     8.940%     0.1075%
  239        SBRC      Wishney                                                                    500,000.00     8.375%     0.2975%
  240        GCFP      Elmgrove Apartments                                                        485,000.00     7.980%     0.1075%
  241        SBRC      Centennial Apartments                                                      475,000.00     9.125%     0.2975%
  242        SBRC      Vanguard Industrial Building                                               475,000.00     8.875%     0.2975%
  243        GCFP      135-145 Orange Street Apartments                                           460,000.00     8.700%     0.1075%
  244        SBRC      Brentwood Village Apartments                                               459,000.00     8.250%     0.2975%
  245        GCFP      Seoul Plaza                                                                450,000.00     9.150%     0.1075%
  246        SBRC      Glendale Apartments                                                        440,000.00     9.125%     0.2975%
  247        GCFP      Riverview Apartments                                                       415,000.00     8.280%     0.1075%
  248        GCFP      820 Linden Boulevard                                                       420,000.00     8.210%     0.1075%
  249        GCFP      Vail Valley Auto                                                           400,000.00     8.150%     0.1075%
  250        GCFP      Hawthorne Apartments II                                                    385,000.00     7.980%     0.1075%
  251        GCFP      2096 Saint Georges Avenue                                                  375,000.00     8.170%     0.1075%
  252        SBRC      Notre Dame Apartments                                                      370,000.00     8.500%     0.2975%
  253        GCFP      Nash Multi-family Apartments                                               355,000.00     8.340%     0.1075%
  254        SBRC      Somers Apartments                                                          350,000.00     8.750%     0.2975%
  255        GCFP      Foxglove Apartments, Phase I                                               340,000.00     7.980%     0.1075%
  256        SBRC      Muse Apartments                                                            322,875.00     8.625%     0.2975%
  257        GCFP      Chalmer Place                                                              315,000.00     9.180%     0.1075%
  258        GCFP      Ivy Court Apartments                                                       306,000.00     7.980%     0.1075%
  259        GCFP      Royce Apartments                                                           300,000.00     8.390%     0.1075%
  260        SBRC      C. Martin Company                                                          300,000.00     9.750%     0.2975%
  261        GCFP      Aster Court Apartments                                                     290,000.00     7.980%     0.1075%
  262        GCFP      Zora Lee Apartments                                                        284,000.00     8.610%     0.1075%
  263        GCFP      Foxglove II Apartments                                                     260,000.00     7.980%     0.1075%
  264        GCFP      Indiana Street Apartments                                                  250,000.00     7.900%     0.1075%
  265        GCFP      "A" Street Apartments                                                      246,000.00     7.960%     0.1075%
  266        GCFP      The Colonial Apartments                                                    240,000.00     8.250%     0.1075%
  267        GCFP      Taylene Court Apartments                                                   235,000.00     8.060%     0.1075%
  268        GCFP      Myrtle Street Apartments                                                   225,000.00     8.700%     0.1075%

                                                                                          ANTICI-
           NET                                                                             PATED       SCHED-
           MORT-      INTEREST                                       FIRST                 REPAY-       ULED
CONTROL    GAGE        ACCRUAL                                      PAYMENT     GRACE       MENT      MATURITY
NUMBER     RATE        METHOD          LOAN TYPE       NOTE DATE      DATE      PERIOD      DATE        DATE
--------------------------------------------------------------------------------------------------------------

  222      8.773%    Actual/360         Balloon         06/11/99    08/01/99      10         NAP      07/01/09
  223      7.813%    Actual/360         Balloon         08/24/98    10/01/98      10         NAP      09/01/08
  224      8.323%    Actual/360         Balloon         07/22/99    09/01/99      5          NAP      08/01/09
  225      7.828%    Actual/360         Balloon         12/21/98    02/01/99      5          NAP      01/01/09
  226      7.203%    Actual/360         Balloon         10/19/98    12/01/98      5          NAP      11/01/08
  227      8.140%    Actual/360         Balloon         11/30/99    01/01/00      5          NAP      12/01/09
  228      7.683%    Actual/360         Balloon         04/14/99    06/01/99      10         NAP      05/01/09
  229      8.078%    Actual/360         Balloon         01/08/99    03/01/99      5          NAP      02/01/09
  230      8.203%    Actual/360         Balloon         12/11/98    02/01/99      5          NAP      01/01/09
  231      8.763%    Actual/360         Balloon         09/29/99    11/01/99      5          NAP      10/01/09
  232      8.078%    Actual/360         Balloon         12/10/98    02/01/99      5          NAP      01/01/09
  233      7.453%    Actual/360         Balloon         09/03/98    11/01/98      5          NAP      10/01/08
  234      7.873%    Actual/360         Balloon         04/29/99    06/01/99      10         NAP      05/01/09
  235      8.843%    Actual/360         Balloon         09/10/99    11/01/99      5          NAP      10/01/09
  236      8.328%    Actual/360         Balloon         01/05/99    03/01/99      5          NAP      02/01/09
  237      7.328%    Actual/360         Balloon         01/13/99    03/01/99      5          NAP      02/01/09
  238      8.833%    Actual/360         Balloon         07/28/99    09/01/99      5          NAP      08/01/19
  239      8.078%    Actual/360         Balloon         12/16/98    02/01/99      5          NAP      01/01/09
  240      7.873%    Actual/360         Balloon         04/29/99    06/01/99      10         NAP      05/01/09
  241      8.828%    Actual/360         Balloon         05/19/99    07/01/99      5          NAP      06/01/09
  242      8.578%    Actual/360         Balloon         10/29/98    12/01/98      5          NAP      11/01/08
  243      8.593%    Actual/360         Balloon         11/22/99    01/01/00      5          NAP      12/01/09
  244      7.953%    Actual/360         Balloon         10/05/98    12/01/98      5          NAP      11/01/08
  245      9.043%    Actual/360         Balloon         10/19/99    12/01/99      5          NAP      11/01/09
  246      8.828%    Actual/360         Balloon         10/26/99    12/01/99      5          NAP      11/01/09
  247      8.173%    Actual/360         Balloon         06/01/99    08/01/99      10         NAP      07/01/09
  248      8.103%    Actual/360         Balloon         03/12/99    05/01/99      10         NAP      04/01/09
  249      8.043%    Actual/360         Balloon         09/18/98    11/01/98      10         NAP      10/01/08
  250      7.873%    Actual/360         Balloon         04/29/99    06/01/99      10         NAP      05/01/09
  251      8.063%    Actual/360         Balloon         02/10/99    04/01/99      10         NAP      03/01/09
  252      8.203%    Actual/360         Balloon         12/30/98    02/01/99      5          NAP      01/01/09
  253      8.233%    Actual/360         Balloon         09/01/99    11/01/99      5          NAP      10/01/09
  254      8.453%    Actual/360         Balloon         09/17/99    11/01/99      5          NAP      10/01/09
  255      7.873%    Actual/360         Balloon         04/29/99    06/01/99      10         NAP      05/01/09
  256      8.328%    Actual/360         Balloon         12/15/98    02/01/99      5          NAP      01/01/09
  257      9.073%    Actual/360    Fully Amortizing     11/19/99    01/01/00      5          NAP      12/01/19
  258      7.873%    Actual/360         Balloon         04/29/99    06/01/99      10         NAP      05/01/09
  259      8.283%      30/360      Fully Amortizing     05/07/99    07/01/99      10         NAP      06/01/19
  260      9.453%    Actual/360    Fully Amortizing     10/28/99    12/01/99      5          NAP      11/01/11
  261      7.873%    Actual/360         Balloon         04/29/99    06/01/99      10         NAP      05/01/09
  262      8.503%    Actual/360         Balloon         12/09/99    02/01/00      5          NAP      01/01/10
  263      7.873%    Actual/360         Balloon         04/29/99    06/01/99      10         NAP      05/01/09
  264      7.793%    Actual/360         Balloon         04/14/99    06/01/99      10         NAP      05/01/09
  265      7.853%    Actual/360         Balloon         01/11/99    03/01/99      10         NAP      02/01/09
  266      8.143%    Actual/360         Balloon         10/08/98    12/01/98      10         NAP      11/01/08
  267      7.953%      30/360           Balloon         09/24/98    11/01/98      10         NAP      10/01/18
  268      8.593%    Actual/360         Balloon         11/22/99    01/01/00      5          NAP      12/01/09

                                       CALCU-
                                       LATED                   REMAIN-    CALCULATED
                         ORIGINAL     ORIGINAL                ING TERM    REMAINING
            MONTHLY      TERM TO       AMORT-                    TO         AMORT-
             DEBT        MATURITY     IZATION     SEASON-     MATURITY     IZATION
CONTROL     SERVICE        /ARD         TERM        ING         /ARD         TERM       CUT-OFF DATE
NUMBER      PAYMENT      (MONTHS)     (MONTHS)    (MONTHS)    (MONTHS)     (MONTHS)        BALANCE
-----------------------------------------------------------------------------------------------------

  222        6,024.71       120        300.00        11         109         289.00         718,584.02
  223        5,518.97       120        300.00        21          99         279.00         704,282.87
  224        5,203.35       120        300.00        10         110         290.00         644,208.11
  225        5,121.41       120        290.67        17         103         273.67         638,130.36
  226        5,236.36       120        240.00        19         101         221.00         627,514.38
  227        5,183.23       120        240.00         6         114         234.00         594,538.78
  228        4,547.74       120        300.00        13         107         287.00         592,119.45
  229        4,499.63       120        360.00        16         104         344.00         586,644.61
  230        4,589.79       120        300.00        17         103         283.00         561,038.23
  231        4,566.72       120        300.00         8         112         292.00         546,440.14
  232        4,362.59       120        300.00        17         103         283.00         538,687.46
  233        4,154.31       120        300.00        20         100         280.00         538,306.29
  234        4,191.48       120        300.00        13         107         287.00         537,111.98
  235        4,513.19       120        300.00         8         112         292.00         536,562.37
  236        4,315.33       120        289.71        16         104         273.71         516,620.50
  237        3,959.75       120        291.77        16         104         275.77         515,209.45
  238        4,658.53       240        240.00        10         230         230.00         512,551.71
  239        3,984.10       120        300.00        17         103         283.00         491,952.03
  240        3,736.89       120        300.00        13         107         287.00         478,859.01
  241        3,911.09       120        339.36        12         108         327.36         472,008.93
  242        3,779.31       120        360.00        19         101         341.00         470,577.63
  243        3,766.25       120        300.00         6         114         294.00         457,704.49
  244        3,618.99       120        300.00        19         101         281.00         450,509.51
  245        3,822.71       120        300.00         7         113         293.00         447,545.53
  246        3,730.20       120        300.00         7         113         293.00         437,587.79
  247        3,280.39       120        300.00        11         109         289.00         410,846.03
  248        3,568.14       120        240.00        14         106         226.00         410,524.89
  249        3,127.12       120        300.00        20         100         280.00         392,098.34
  250        2,966.39       120        300.00        13         107         287.00         380,125.29
  251        2,936.67       120        300.00        15         105         285.00         369,676.83
  252        3,009.89       120        289.86        17         103         272.86         363,632.31
  253        2,820.38       120        300.00         8         112         292.00         352,441.97
  254        2,753.45       120        360.00         8         112         352.00         348,696.54
  255        2,619.67       120        300.00        13         107         287.00         335,695.05
  256        2,653.35       120        289.92        17         103         272.92         317,444.64
  257        2,870.70       240        240.00         6         234         234.00         312,426.03
  258        2,357.70       120        300.00        13         107         287.00         302,125.59
  259        2,582.62       240        240.00        12         228         228.00         293,949.40
  260        3,566.40       144        142.15         7         137         135.15         292,148.47
  261        2,234.43       120        300.00        13         107         287.00         286,328.06
  262        2,205.89       120        360.00         5         115         355.00         283,284.01
  263        2,003.28       120        300.00        13         107         287.00         256,707.94
  264        1,913.01       120        300.00        13         107         287.00         246,785.14
  265        1,892.15       120        300.00        16         104         284.00         241,954.40
  266        1,892.28       120        300.00        19         101         281.00         235,560.58
  267        1,823.12       240        300.00        20         220         280.00         229,780.70
  268        1,842.19       120        300.00         6         114         294.00         223,877.18

                      MORTGAGE LOAN PREPAYMENT INFORMATION


           MORTGAGE
CONTROL      LOAN
NUMBER      SELLER     LOAN / PROPERTY NAME                                                 PREPAYMENT PROVISIONS
----------------------------------------------------------------------------------------------------------------------------

  1          SBRC      Putnam Building                                                      LO(37)/Defeasance(130)/Free(4)
  2          GCFP      Jovanna Villas Apartments                                            LO(29)/Defeasance(87)/Free(4)
  3          GCFP      Los Cabos II Apartments                                              LO(29)/Defeasance(87)/Free(4)
  4          GCFP      Sunrise Plaza Shopping Center                                        LO(29)/Defeasance(87)/Free(4)
  5          GCFP      Hasbrouck & Torview Apartments                                       LO(31)/Defeasance(85)/Free(4)
----------------------------------------------------------------------------------------------------------------------------
  6          SBRC      Muncie Apartments Portfolio                                          LO(119)/YM(114)/Free(7)
  6A         SBRC      Silvertree Apartments
  6B         SBRC      Windsong Apartments
  6C         SBRC      Autumn Breeze Apartments
  6D         SBRC      Sunreach Apartments
  6E         SBRC      Everbrook Apartments
  6F         SBRC      Cardinal Villa Apartments
----------------------------------------------------------------------------------------------------------------------------
  7          SBRC      Sports Arena Village                                                 LO(119)/YM(72)/Free(49)
  8          GCFP      Holiday Inn Somerset                                                 LO(34)/Defeasance(82)/Free(4)
  9          GCFP      Southridge Shopping Center                                           LO(28)/Defeasance(88)/Free(4)
  10         GCFP      Stewart Plaza                                                        LO(36)/Defeasance(80)/Free(4)
  11         GCFP      The Carriage Building (Building 39)                                  LO(31)/Defeasance(85)/Free(4)
  12         GCFP      1000 Adams Avenue                                                    LO(33)/Defeasance(83)/Free(4)
  13         GCFP      101 West Avenue                                                      LO(34)/Defeasance(82)/Free(4)
  14         GCFP      Clearview Farms Apartments                                           LO(48)/Defeasance(68)/Free(4)
  15         GCFP      The TJ Building                                                      LO(33)/Defeasance(83)/Free(4)
  16         GCFP      International Precision Components Corp. Building                    LO(29)/Defeasance(87)/Free(4)
  17         GCFP      480 Sprague Street                                                   LO(30)/Defeasance(86)/Free(4)
  18         GCFP      990 Spring Garden Street                                             LO(29)/Defeasance(87)/Free(4)
  19         SBRC      Los Altos Woods Office Building                                      LO(33)/Defeasance(84)/Free(3)
  20         GCFP      655 Merrick Avenue                                                   LO(34)/Defeasance(82)/Free(4)
  21         GCFP      Nicholson Plaza                                                      LO(35)/Defeasance(81)/Free(4)
  22         GCFP      Ventura Village Shopping Center                                      LO(28)/Defeasance(88)/Free(4)
  23         SBRC      Bridgetown 1 Office Building                                         LO(31)/Defeasance(86)/Free(3)
  24         GCFP      Courtyard Center                                                     LO(35)/Defeasance(81)/Free(4)
  25         GCFP      Raymour & Flanigan Plaza A                                           LO(32)/Defeasance(84)/Free(4)
  26         GCFP      4707 East Baseline Road                                              LO(29)/Defeasance(87)/Free(4)
  27         GCFP      Holiday Inn Arena                                                    LO(37)/Defeasance(79)/Free(4)
  28         GCFP      Kentbrook Apartments                                                 LO(30)/Defeasance(83)/Free(7)
  29         GCFP      Ramada Plaza Hotel and Office Building                               LO(37)/Defeasance(79)/Free(4)
  30         GCFP      Quail Park I                                                         LO(28)/Defeasance(88)/Free(4)
  31         GCFP      139 Main Street                                                      LO(36)/Defeasance(80)/Free(4)
  32         GCFP      Holiday Inn University                                               LO(37)/Defeasance(79)/Free(4)
  33         GCFP      PRG - Scenic Technologies                                            LO(35)/Defeasance(81)/Free(4)
  34         GCFP      Raymour & Flanigan Plaza B                                           LO(29)/Defeasance(87)/Free(4)
  35         GCFP      West County Professional and Medical Center                          LO(29)/Defeasance(87)/Free(4)
  36         SBRC      Herndon Plaza Retail Center                                          LO(8)/YM(119)/Free(1)
  37         GCFP      15250 Avenue of Science                                              LO(59)/Grtr1%UPBorYM(57)/Free(4)
  38         GCFP      The Barnyard Retail Center                                           LO(44)/Defeasance(72)/Free(4)
  39         GCFP      711 Madison Avenue                                                   LO(34)/Defeasance(82)/Free(4)
  40         SBRC      132 South Rodeo Drive                                                LO(33)/Defeasance(84)/Free(3)
  41         GCFP      4001 Fairview Industrial Drive Southeast                             LO(29)/Defeasance(87)/Free(4)
  42         GCFP      The Parris Building (Building 34)                                    LO(33)/Defeasance(83)/Free(4)
  43         SBRC      Cherry Tree Shopping Center                                          LO(30)/Defeasance(86)/Free(4)
  44         SBRC      1916-1928 Old Middlefield Road                                       LO(33)/Defeasance(84)/Free(3)
  45         GCFP      Days Inn Singer Island                                               LO(35)/Defeasance(81)/Free(4)
  46         GCFP      The Sports Authority                                                 LO(39)/Defeasance(137)/Free(4)
  47         GCFP      Grand Union Supermarket                                              LO(33)/Defeasance(78)/Free(4)
  48         GCFP      Parklawn Center                                                      LO(30)/Defeasance(86)/Free(4)
  49         GCFP      Two World's Fair Drive                                               LO(35)/Defeasance(81)/Free(4)
  50         GCFP      Arden Woods Office Building                                          LO(29)/Defeasance(87)/Free(4)
  51         GCFP      350 Centerpointe                                                     LO(48)/Defeasance(68)/Free(4)
  52         GCFP      Erie Canal Commons                                                   LO(37)/Defeasance(79)/Free(4)
  53         GCFP      Executive Center Northridge                                          LO(31)/Defeasance(82)/Free(7)

                                                   YIELD          YIELD
           LOCKOUT     DEFEASE     DEFEASE      MAINTENANCE    MAINTENANCE
CONTROL     PERIOD      START        END       PERIOD START    PERIOD END
NUMBER     END DATE      DATE        DATE          DATE           DATE
--------------------------------------------------------------------------

  1        06/30/02    07/01/02    04/30/13         NAP            NAP
  2        06/30/02    07/01/02    09/30/09         NAP            NAP
  3        06/30/02    07/01/02    09/30/09         NAP            NAP
  4        06/30/02    07/01/02    09/30/09         NAP            NAP
  5        06/30/02    07/01/02    07/31/09         NAP            NAP
--------------------------------------------------------------------------
  6        06/30/08       NAP        NAP         07/01/08        12/31/17
  6A
  6B
  6C
  6D
  6E
  6F
--------------------------------------------------------------------------
  7        05/31/08       NAP        NAP         06/01/08        05/31/14
  8        06/30/02    07/01/02    04/30/09         NAP            NAP
  9        06/30/02    07/01/02    10/31/09         NAP            NAP
  10       06/30/02    07/01/02    02/28/09         NAP            NAP
  11       06/30/02    07/01/02    07/31/09         NAP            NAP
  12       06/30/02    07/01/02    05/31/09         NAP            NAP
  13       06/30/02    07/01/02    04/30/09         NAP            NAP
  14       01/31/04    02/01/04    09/30/09         NAP            NAP
  15       06/30/02    07/01/02    05/31/09         NAP            NAP
  16       06/30/02    07/01/02    09/30/09         NAP            NAP
  17       06/30/02    07/01/02    08/31/09         NAP            NAP
  18       06/30/02    07/01/02    09/30/09         NAP            NAP
  19       06/30/02    07/01/02    06/30/09         NAP            NAP
  20       06/30/02    07/01/02    04/30/09         NAP            NAP
  21       06/30/02    07/01/02    03/31/09         NAP            NAP
  22       06/30/02    07/01/02    10/31/09         NAP            NAP
  23       06/30/02    07/01/02    08/31/09         NAP            NAP
  24       06/30/02    07/01/02    03/31/09         NAP            NAP
  25       06/30/02    07/01/02    06/30/09         NAP            NAP
  26       06/30/02    07/01/02    09/30/09         NAP            NAP
  27       06/30/02    07/01/02    01/31/09         NAP            NAP
  28       06/30/02    07/01/02    05/31/09         NAP            NAP
  29       06/30/02    07/01/02    01/31/09         NAP            NAP
  30       06/30/02    07/01/02    10/31/09         NAP            NAP
  31       06/30/02    07/01/02    02/28/09         NAP            NAP
  32       06/30/02    07/01/02    01/31/09         NAP            NAP
  33       06/30/02    07/01/02    03/31/09         NAP            NAP
  34       06/30/02    07/01/02    09/30/09         NAP            NAP
  35       06/30/02    07/01/02    09/30/09         NAP            NAP
  36       03/31/00       NAP        NAP         04/01/00        02/28/10
  37       08/31/03       NAP        NAP         09/01/03        05/30/08
  38       06/30/02    07/01/02    06/30/08         NAP            NAP
  39       06/30/02    07/01/02    04/30/09         NAP            NAP
  40       06/30/02    07/01/02    06/30/09         NAP            NAP
  41       06/30/02    07/01/02    09/30/09         NAP            NAP
  42       06/30/02    07/01/02    05/31/09         NAP            NAP
  43       06/30/02    07/01/02    08/31/09         NAP            NAP
  44       06/30/02    07/01/02    06/30/09         NAP            NAP
  45       06/30/02    07/01/02    03/31/09         NAP            NAP
  46       06/30/02    07/01/02    11/30/13         NAP            NAP
  47       06/30/02    07/01/02    12/31/08         NAP            NAP
  48       06/30/02    07/01/02    08/31/09         NAP            NAP
  49       06/30/02    07/01/02    03/31/09         NAP            NAP
  50       06/30/02    07/01/02    09/30/09         NAP            NAP
  51       08/31/03    09/01/03    04/30/09         NAP            NAP
  52       06/30/02    07/01/02    01/31/09         NAP            NAP
  53       06/30/02    07/01/02    04/30/09         NAP            NAP

           PREPAYMENT    PREPAYMENT
            PENALTY       PENALTY                                         YIELD
CONTROL      START          END              YIELD MAINTENANCE          MAINTENANCE
NUMBER        DATE          DATE            CALCULATION METHOD         INTEREST RATE
------------------------------------------------------------------------------------

  1            NAP          NAP                     NAP                     NAP
  2            NAP          NAP                     NAP                     NAP
  3            NAP          NAP                     NAP                     NAP
  4            NAP          NAP                     NAP                     NAP
  5            NAP          NAP                     NAP                     NAP
------------------------------------------------------------------------------------
  6            NAP          NAP            Interest Differential       Treasury Flat
  6A
  6B
  6C
  6D
  6E
  6F
------------------------------------------------------------------------------------
  7            NAP          NAP                Present Value           Treasury Flat
  8            NAP          NAP                     NAP                     NAP
  9            NAP          NAP                     NAP                     NAP
  10           NAP          NAP                     NAP                     NAP
  11           NAP          NAP                     NAP                     NAP
  12           NAP          NAP                     NAP                     NAP
  13           NAP          NAP                     NAP                     NAP
  14           NAP          NAP                     NAP                     NAP
  15           NAP          NAP                     NAP                     NAP
  16           NAP          NAP                     NAP                     NAP
  17           NAP          NAP                     NAP                     NAP
  18           NAP          NAP                     NAP                     NAP
  19           NAP          NAP                     NAP                     NAP
  20           NAP          NAP                     NAP                     NAP
  21           NAP          NAP                     NAP                     NAP
  22           NAP          NAP                     NAP                     NAP
  23           NAP          NAP                     NAP                     NAP
  24           NAP          NAP                     NAP                     NAP
  25           NAP          NAP                     NAP                     NAP
  26           NAP          NAP                     NAP                     NAP
  27           NAP          NAP                     NAP                     NAP
  28           NAP          NAP                     NAP                     NAP
  29           NAP          NAP                     NAP                     NAP
  30           NAP          NAP                     NAP                     NAP
  31           NAP          NAP                     NAP                     NAP
  32           NAP          NAP                     NAP                     NAP
  33           NAP          NAP                     NAP                     NAP
  34           NAP          NAP                     NAP                     NAP
  35           NAP          NAP                     NAP                     NAP
  36           NAP          NAP               Simple Interest          Treasury Flat
  37           NAP          NAP                Present Value           Treasury Flat
  38           NAP          NAP                     NAP                     NAP
  39           NAP          NAP                     NAP                     NAP
  40           NAP          NAP                     NAP                     NAP
  41           NAP          NAP                     NAP                     NAP
  42           NAP          NAP                     NAP                     NAP
  43           NAP          NAP                     NAP                     NAP
  44           NAP          NAP                     NAP                     NAP
  45           NAP          NAP                     NAP                     NAP
  46           NAP          NAP                     NAP                     NAP
  47           NAP          NAP                     NAP                     NAP
  48           NAP          NAP                     NAP                     NAP
  49           NAP          NAP                     NAP                     NAP
  50           NAP          NAP                     NAP                     NAP
  51           NAP          NAP                     NAP                     NAP
  52           NAP          NAP                     NAP                     NAP
  53           NAP          NAP                     NAP                     NAP

                      MORTGAGE LOAN PREPAYMENT INFORMATION


           MORTGAGE
CONTROL      LOAN
NUMBER      SELLER     LOAN / PROPERTY NAME                                                 PREPAYMENT PROVISIONS
=============================================================================================================================

  54         SBRC      Jester Village Retail Center                                         LO(30)/Defeasance(86)/Free(4)
  55         GCFP      Suncreek Corporate Center                                            LO(30)/Defeasance(86)/Free(4)
  56         GCFP      Airport Business Plaza                                               LO(59)/Grtr1%UPBorYM(58)/Free(3)
  57         SBRC      Otay Distribution Center                                             LO(29)/Defeasance(87)/Free(4)
  58         GCFP      Groesbeck Industrial Park                                            LO(28)/Defeasance(88)/Free(4)
  59         GCFP      A Safe Self Storage                                                  LO(31)/Defeasance(85)/Free(4)
  60         GCFP      Audobon One                                                          LO(35)/Defeasance(81)/Free(4)
  61         GCFP      Quail Valley Apartments                                              LO(30)/Defeasance(86)/Free(4)
  62         SBRC      Valley Sunset Center                                                 LO(60)/Grtr1%UPBorYM(56)/Free(4)
  63         GCFP      Tangerine Hill Apartments                                            LO(37)/Defeasance(79)/Free(4)
  64         GCFP      Modesto Imaging Center                                               LO(30)/Defeasance(86)/Free(4)
  65         GCFP      Beechnut Grove Apartments                                            LO(30)/Defeasance(50)/Free(4)
  66         GCFP      Woodvine Apartments                                                  LO(30)/Defeasance(50)/Free(4)
  67         GCFP      Holiday Inn Kennedy Space Center                                     LO(37)/Defeasance(79)/Free(4)
  68         GCFP      Chateau Resort & Conf.                                               LO(33)/Defeasance(83)/Free(4)
  69         GCFP      West Pointe Apartments                                               LO(31)/Defeasance(85)/Free(4)
  70         GCFP      Auburn Hills Industrial Center                                       LO(28)/Defeasance(88)/Free(4)
  71         SBRC      Ponderosa Village Shopping Center                                    LO(35)/Defeasance(82)/Free(3)
  72         SBRC      Heinz Apartments                                                     LO(31)/Defeasance(86)/Free(3)
  73         GCFP      Barcelona Apartments                                                 LO(33)/Defeasance(80)/Free(7)
  74         SBRC      Highbury Court Apartments                                            LO(35)/Defeasance(82)/Free(3)
  75         GCFP      BankBoston Building                                                  LO(31)/Defeasance(85)/Free(4)
  76         SBRC      Northwest Plaza Shopping Center                                      LO(32)/Defeasance(85)/Free(3)
  77         GCFP      43 West 47th Street                                                  LO(48)/Defeasance(68)/Free(4)
  78         SBRC      58-38 Page Place                                                     LO(34)/Defeasance(83)/Free(3)
  79         GCFP      3832-3844 Sepulveda Boulevard                                        LO(59)/Grtr1%UPBorYM(54)/Free(7)
  80         SBRC      Sweetwater Plaza East                                                LO(47)/YM(66)/Free(7)
  81         SBRC      Duane Reade Maspeth                                                  LO(36)/Defeasance(80)/Free(4)
  82         GCFP      Fairfield Inn Houma                                                  LO(37)/Defeasance(259)/Free(4)
  83         SBRC      Brentwood Apartments                                                 LO(59)/Grtr1%UPBorYM(57)/Free(4)
  84         SBRC      Whitehall Apartments                                                 LO(59)/Grtr1%UPBorYM(57)/Free(4)
  85         SBRC      Wind River Park Plaza                                                LO(33)/Defeasance(84)/Free(3)
  86         SBRC      Newport Victoria Plaza                                               LO(33)/Defeasance(84)/Free(3)
  87         SBRC      Haverty Furniture Store                                              LO(33)/Defeasance(84)/Free(3)
  88         GCFP      Westgate Office Center                                               LO(33)/Defeasance(83)/Free(4)
  89         GCFP      Commonwealth Park                                                    LO(32)/Defeasance(84)/Free(4)
-----------------------------------------------------------------------------------------------------------------------------
  90         SBRC      New Jersey Portfolio                                                 LO(35)/Defeasance(81)/Free(4)
 90A         SBRC      5004 Palisades
 90B         SBRC      727 & 727A 25th Street
 90C         SBRC      Franklin's Tower Two
 90D         SBRC      Franklin's Tower One
-----------------------------------------------------------------------------------------------------------------------------
  91         GCFP      Centerpointe 24-Hour Fitness                                         LO(32)/Defeasance(84)/Free(4)
  92         GCFP      Keats Plaza                                                          LO(30)/Defeasance(86)/Free(4)
  93         SBRC      South Pointe Townhomes                                               LO(29)/Defeasance(70)/Free(4)
  94         GCFP      Glenmoor Green I Apartments                                          LO(30)/Defeasance(83)/Free(7)
  95         SBRC      Alameda Shopping Center                                              LO(34)/Defeasance(82)/Free(4)
  96         SBRC      41 North Division Street                                             LO(32)/Defeasance(85)/Free(3)
  97         GCFP      Glenmoor Green II Apartments                                         LO(30)/Defeasance(83)/Free(7)
  98         GCFP      Flagship Wharf Commercial Condominium                                LO(36)/Defeasance(80)/Free(4)
  99         GCFP      South Park Center                                                    LO(33)/Defeasance(83)/Free(4)
 100         GCFP      1952 West El Camino                                                  LO(34)/Defeasance(82)/Free(4)
 101         SBRC      Office Max Traverse                                                  LO(84)/Grtr1%UPBorYM(145)/Free(2)
 102         GCFP      Rockland Multi-family Residences                                     LO(33)/Defeasance(83)/Free(4)
 103         GCFP      Realty Expert Building                                               LO(48)/Defeasance(68)/Free(4)
 104         GCFP      75 Bermar Park, Nickel Office Building & Tonida Office Building      LO(48)/Defeasance(68)/Free(4)
 105         SBRC      Office Max Mankato                                                   LO(84)/Grtr1%UPBorYM(145)/Free(2)
 106         SBRC      Office Max Martinsburg                                               LO(84)/Grtr1%UPBorYM(144)/Free(2)
 107         GCFP      Kmart South Bend                                                     LO(32)/Defeasance(84)/Free(4)

                                                   YIELD          YIELD
           LOCKOUT     DEFEASE     DEFEASE      MAINTENANCE    MAINTENANCE
CONTROL     PERIOD      START        END       PERIOD START    PERIOD END
NUMBER     END DATE      DATE        DATE          DATE           DATE
==========================================================================

  54       06/30/02    07/01/02    08/31/09         NAP            NAP
  55       06/30/02    07/01/02    08/31/09         NAP            NAP
  56       08/31/03       NAP        NAP         09/01/03        06/30/08
  57       06/30/02    07/01/02    09/30/09         NAP            NAP
  58       06/30/02    07/01/02    10/31/09         NAP            NAP
  59       06/30/02    07/01/02    07/31/09         NAP            NAP
  60       06/30/02    07/01/02    03/31/09         NAP            NAP
  61       06/30/02    07/01/02    08/31/09         NAP            NAP
  62       03/31/03       NAP        NAP         04/01/03        11/30/07
  63       06/30/02    07/01/02    01/31/09         NAP            NAP
  64       06/30/02    07/01/02    08/31/09         NAP            NAP
  65       06/30/02    07/01/02    08/31/06         NAP            NAP
  66       06/30/02    07/01/02    08/31/06         NAP            NAP
  67       06/30/02    07/01/02    01/31/09         NAP            NAP
  68       06/30/02    07/01/02    05/31/09         NAP            NAP
  69       06/30/02    07/01/02    07/31/09         NAP            NAP
  70       06/30/02    07/01/02    10/31/09         NAP            NAP
  71       06/30/02    07/01/02    04/30/09         NAP            NAP
  72       06/30/02    07/01/02    08/31/09         NAP            NAP
  73       06/30/02    07/01/02    02/28/09         NAP            NAP
  74       06/30/02    07/01/02    04/30/09         NAP            NAP
  75       06/30/02    07/01/02    07/31/09         NAP            NAP
  76       06/30/02    07/01/02    07/31/09         NAP            NAP
  77       10/31/03    11/01/03    06/30/09         NAP            NAP
  78       06/30/02    07/01/02    05/31/09         NAP            NAP
  79       08/31/03       NAP        NAP         09/01/03        02/29/08
  80       03/31/02       NAP        NAP         04/01/02        09/30/07
  81       06/30/02    07/01/02    02/28/09         NAP            NAP
  82       06/30/02    07/01/02    01/31/24         NAP            NAP
  83       04/30/04       NAP        NAP         05/01/04        01/31/09
  84       04/30/04       NAP        NAP         05/01/04        01/31/09
  85       06/30/02    07/01/02    06/30/09         NAP            NAP
  86       06/30/02    07/01/02    06/30/09         NAP            NAP
  87       06/30/02    07/01/02    06/30/09         NAP            NAP
  88       06/30/02    07/01/02    05/31/09         NAP            NAP
  89       06/30/02    07/01/02    06/30/09         NAP            NAP
--------------------------------------------------------------------------
  90       05/31/02    06/01/02    02/28/09         NAP            NAP
 90A
 90B
 90C
 90D
--------------------------------------------------------------------------
  91       06/30/02    07/01/02    06/30/09         NAP            NAP
  92       06/30/02    07/01/02    08/31/09         NAP            NAP
  93       06/30/02    07/01/02    04/30/08         NAP            NAP
  94       06/30/02    07/01/02    05/31/09         NAP            NAP
  95       06/30/02    07/01/02    04/30/09         NAP            NAP
  96       06/30/02    07/01/02    07/31/09         NAP            NAP
  97       06/30/02    07/01/02    05/31/09         NAP            NAP
  98       06/30/02    07/01/02    02/28/09         NAP            NAP
  99       06/30/02    07/01/02    05/31/09         NAP            NAP
 100       06/30/02    07/01/02    04/30/09         NAP            NAP
 101       10/31/04       NAP        NAP         11/01/04        11/30/16
 102       06/30/02    07/01/02    05/31/09         NAP            NAP
 103       11/30/03    12/01/03    07/31/09         NAP            NAP
 104       10/31/03    11/01/03    06/30/09         NAP            NAP
 105       02/28/05       NAP        NAP         03/01/05        03/31/17
 106       11/30/05       NAP        NAP         12/01/05        11/30/17
 107       06/30/02    07/01/02    06/30/09         NAP            NAP

           PREPAYMENT    PREPAYMENT
            PENALTY       PENALTY                                         YIELD
CONTROL      START          END              YIELD MAINTENANCE          MAINTENANCE
NUMBER        DATE          DATE            CALCULATION METHOD         INTEREST RATE
====================================================================================

  54           NAP          NAP                     NAP                     NAP
  55           NAP          NAP                     NAP                     NAP
  56           NAP          NAP                Present Value           Treasury Flat
  57           NAP          NAP                     NAP                     NAP
  58           NAP          NAP                     NAP                     NAP
  59           NAP          NAP                     NAP                     NAP
  60           NAP          NAP                     NAP                     NAP
  61           NAP          NAP                     NAP                     NAP
  62           NAP          NAP                Present Value           Treasury Flat
  63           NAP          NAP                     NAP                     NAP
  64           NAP          NAP                     NAP                     NAP
  65           NAP          NAP                     NAP                     NAP
  66           NAP          NAP                     NAP                     NAP
  67           NAP          NAP                     NAP                     NAP
  68           NAP          NAP                     NAP                     NAP
  69           NAP          NAP                     NAP                     NAP
  70           NAP          NAP                     NAP                     NAP
  71           NAP          NAP                     NAP                     NAP
  72           NAP          NAP                     NAP                     NAP
  73           NAP          NAP                     NAP                     NAP
  74           NAP          NAP                     NAP                     NAP
  75           NAP          NAP                     NAP                     NAP
  76           NAP          NAP                     NAP                     NAP
  77           NAP          NAP                     NAP                     NAP
  78           NAP          NAP                     NAP                     NAP
  79           NAP          NAP                Present Value           Treasury Flat
  80           NAP          NAP            Interest Differential       Treasury Flat
  81           NAP          NAP                     NAP                     NAP
  82           NAP          NAP                     NAP                     NAP
  83           NAP          NAP                Present Value           Treasury Flat
  84           NAP          NAP                Present Value           Treasury Flat
  85           NAP          NAP                     NAP                     NAP
  86           NAP          NAP                     NAP                     NAP
  87           NAP          NAP                     NAP                     NAP
  88           NAP          NAP                     NAP                     NAP
  89           NAP          NAP                     NAP                     NAP
------------------------------------------------------------------------------------
  90           NAP          NAP                     NAP                     NAP
 90A
 90B
 90C
 90D
------------------------------------------------------------------------------------
  91           NAP          NAP                     NAP                     NAP
  92           NAP          NAP                     NAP                     NAP
  93           NAP          NAP                     NAP                     NAP
  94           NAP          NAP                     NAP                     NAP
  95           NAP          NAP                     NAP                     NAP
  96           NAP          NAP                     NAP                     NAP
  97           NAP          NAP                     NAP                     NAP
  98           NAP          NAP                     NAP                     NAP
  99           NAP          NAP                     NAP                     NAP
 100           NAP          NAP                     NAP                     NAP
 101           NAP          NAP                Present Value           Treasury Flat
 102           NAP          NAP                     NAP                     NAP
 103           NAP          NAP                     NAP                     NAP
 104           NAP          NAP                     NAP                     NAP
 105           NAP          NAP                Present Value           Treasury Flat
 106           NAP          NAP                Present Value           Treasury Flat
 107           NAP          NAP                     NAP                     NAP

                      MORTGAGE LOAN PREPAYMENT INFORMATION


           MORTGAGE
CONTROL      LOAN
NUMBER      SELLER     LOAN / PROPERTY NAME                                                 PREPAYMENT PROVISIONS
-----------------------------------------------------------------------------------------------------------------------------

 108         GCFP      Wolfie's Plaza                                                       LO(35)/Defeasance(81)/Free(4)
 109         GCFP      200-220 West 1st Street                                              LO(48)/Defeasance(68)/Free(4)
 110         GCFP      The Loring Building                                                  LO(33)/Defeasance(83)/Free(4)
 111         GCFP      Park Paloma Apartments                                               LO(32)/Defeasance(84)/Free(4)
 112         GCFP      Mitchell Building                                                    LO(37)/Defeasance(79)/Free(4)
 113         GCFP      Kennedy I Office Building                                            LO(28)/Defeasance(90)/Free(2)
 114         SBRC      Holiday Inn Express                                                  LO(35)/Defeasance(81)/Free(4)
 115         GCFP      16300 Addison Road Office Building                                   LO(33)/Defeasance(83)/Free(4)
 116         GCFP      Fairfield Inn Jackson                                                LO(37)/Defeasance(259)/Free(4)
 117         SBRC      Amberwood  Mobile Home Park                                          LO(35)/Defeasance(82)/Free(3)
 118         SBRC      Carson Commerce Center                                               LO(34)/Defeasance(82)/Free(4)
 119         GCFP      Nome Plaza Shopping Center                                           LO(48)/Defeasance(68)/Free(4)
 120         GCFP      River Park Shopping Center                                           LO(36)/Defeasance(80)/Free(4)
 121         SBRC      Fountain Plaza                                                       LO(44)/Defeasance(72)/Free(4)
 122         GCFP      Fairfield Inn Hattiesburg                                            LO(37)/Defeasance(259)/Free(4)
 123         GCFP      Fairfield Inn Lake Charles-Sulphur                                   LO(37)/Defeasance(259)/Free(4)
 124         SBRC      Hampton Inn Blythe                                                   LO(60)/Grtr1%UPBorYM(174)/Free(6)
 125         SBRC      The Grove Shopping Center                                            LO(30)/Defeasance(86)/Free(4)
 126         GCFP      475-499 Hillside Avenue                                              LO(96)/Defeasance(77)/Free(7)
 127         SBRC      Copeland Shopping Center                                             LO(32)/Defeasance(84)/Free(4)
 128         GCFP      The Fleet Building                                                   LO(31)/Defeasance(85)/Free(4)
 129         GCFP      Commack Tower Plaza                                                  LO(36)/Defeasance(80)/Free(4)
 130         GCFP      Shoppes of Northshore                                                LO(35)/Defeasance(81)/Free(4)
 131         SBRC      Las Posadas Shopping Center                                          LO(35)/Defeasance(81)/Free(4)
 132         SBRC      The Ville Apartments                                                 LO(35)/Defeasance(81)/Free(4)
 133         GCFP      Amelia Court Apartments                                              Grtr1%UPBorYM(116)/Free(4)
 134         SBRC      Long Street Townhouses                                               LO(33)/Defeasance(83)/Free(4)
 135         GCFP      Silverbrook Apartments                                               LO(48)/Defeasance(68)/Free(4)
 136         SBRC      Garden Apartments                                                    LO(35)/Defeasance(81)/Free(4)
 137         GCFP      Westchester and New Haven Apartments                                 LO(35)/Defeasance(81)/Free(4)
 138         SBRC      Madison Midtown Shopping Center                                      LO(34)/Defeasance(82)/Free(4)
 139         SBRC      Cleveland Corners Shopping Center                                    LO(34)/Defeasance(82)/Free(4)
 140         SBRC      Park Place Apartments                                                LO(35)/Defeasance(81)/Free(4)
 141         GCFP      Horizons Apartments                                                  LO(34)/Defeasance(82)/Free(4)
 142         GCFP      Regency Square Apartments                                            Grtr1%UPBorYM(83)/3%UPB(12)/
                                                                                            2%UPB(12)/1%UPB(6)/Free(7)
 143         SBRC      Federal Express                                                      LO(43)/Defeasance(70)/Free(7)
 144         SBRC      Levittown Professional Building                                      LO(35)/Grtr1%UPBorYM(81)/Free(4)
 145         SBRC      3311 Richmond Office Building                                        LO(33)/Defeasance(84)/Free(3)
 146         SBRC      Carmel Towers                                                        LO(59)/Grtr1%UPBorYM(57)/Free(4)
 147         GCFP      Westwood Apartments                                                  LO(32)/Defeasance(84)/Free(4)
 148         SBRC      Crestridge Apartments                                                LO(47)/3%UPB(12)/2%UPB(12)/
                                                                                            1%UPB(9)/Free(4)
 149         GCFP      Pine Tree Square                                                     LO(29)/Defeasance(87)/Free(4)
 150         GCFP      Thistlewood Apartments                                               Grtr1%UPBorYM(116)/Free(4)
 151         GCFP      Lesbo/Bullion Mobile Home Park                                       Grtr1%UPBorYM(117)/Free(3)
 152         SBRC      The Town Center                                                      LO(35)/Defeasance(81)/Free(4)
 153         SBRC      Bayridge Apartments                                                  YM(83)/3%UPB(12)/2%UPB(12)/
                                                                                            1%UPB(6)/Free(7)
 154         SBRC      Ramada Inn - Elizabethtown                                           LO(59)/Grtr1%UPBorYM(57)/Free(4)
 155         SBRC      Oasis Surgery Center                                                 LO(35)/Defeasance(81)/Free(4)
 156         SBRC      715 South Oxford Court Apartments                                    YM(83)/3%UPB(12)/2%UPB(12)/
                                                                                            1%UPB(6)/Free(7)
 157         SBRC      Barefoot Bay Medical Office Center                                   LO(35)/Grtr1%UPBorYM(81)/Free(4)
 158         GCFP      14 Mamaroneck Avenue                                                 LO(48)/Defeasance(68)/Free(4)
 159         SBRC      Presidio Plaza                                                       LO(33)/Defeasance(83)/Free(4)
 160         SBRC      904-912 21st Avenue                                                  LO(36)/Defeasance(80)/Free(4)
 161         GCFP      Ambassador Apartments                                                LO(48)/Defeasance(65)/Free(7)
 162         SBRC      Frisco South Shopping Center                                         LO(35)/Defeasance(45)/Free(4)
 163         GCFP      Oquendo Office Warehouse                                             LO(29)/Defeasance(87)/Free(4)
 164         GCFP      Palm Harbor Mobile Home Park                                         LO(32)/Defeasance(84)/Free(4)
 165         SBRC      Milan Apartments                                                     LO(32)/Defeasance(85)/Free(3)
 166         SBRC      Palm Pacific Plaza Shopping Center                                   LO(33)/Defeasance(83)/Free(4)
 167         SBRC      North Dixie Commerce Center                                          LO(59)/Grtr1%UPBorYM(57)/Free(4)

                                                   YIELD          YIELD
           LOCKOUT     DEFEASE     DEFEASE      MAINTENANCE    MAINTENANCE
CONTROL     PERIOD      START        END       PERIOD START    PERIOD END
NUMBER     END DATE      DATE        DATE          DATE           DATE
-----------------------------------------------------------------------------

 108       06/30/02    07/01/02    03/31/09         NAP            NAP
 109       10/31/03    11/01/03    06/30/09         NAP            NAP
 110       06/30/02    07/01/02    05/31/09         NAP            NAP
 111       06/30/02    07/01/02    06/30/09         NAP            NAP
 112       06/30/02    07/01/02    01/31/09         NAP            NAP
 113       06/30/02    07/01/02    12/31/09         NAP            NAP
 114       03/31/02    04/01/02    12/31/08         NAP            NAP
 115       06/30/02    07/01/02    05/31/09         NAP            NAP
 116       06/30/02    07/01/02    01/31/24         NAP            NAP
 117       06/30/02    07/01/02    04/30/09         NAP            NAP
 118       06/30/02    07/01/02    04/30/09         NAP            NAP
 119       05/31/03    06/01/03    01/31/09         NAP            NAP
 120       06/30/02    07/01/02    02/28/09         NAP            NAP
 121       06/30/02    07/01/02    06/30/08         NAP            NAP
 122       06/30/02    07/01/02    01/31/24         NAP            NAP
 123       06/30/02    07/01/02    01/31/24         NAP            NAP
 124       11/30/02       NAP        NAP         12/01/02        05/31/17
 125       06/30/02    07/01/02    08/31/09         NAP            NAP
 126       11/30/06    12/01/06    04/30/13         NAP            NAP
 127       06/30/02    07/01/02    06/30/09         NAP            NAP
 128       06/30/02    07/01/02    07/31/09         NAP            NAP
 129       06/30/02    07/01/02    02/28/09         NAP            NAP
 130       06/30/02    07/01/02    03/31/09         NAP            NAP
 131       04/30/02    05/01/02    01/31/09         NAP            NAP
 132       04/30/02    05/01/02    01/31/09         NAP            NAP
 133         NAP          NAP        NAP         06/01/99        01/31/09
 134       06/30/02    07/01/02    05/31/09         NAP            NAP
 135       06/30/03    07/01/03    02/28/09         NAP            NAP
 136       02/28/02    03/01/02    11/30/08         NAP            NAP
 137       06/30/02    07/01/02    03/31/09         NAP            NAP
 138       06/30/02    07/01/02    04/30/09         NAP            NAP
 139       06/30/02    07/01/02    04/30/09         NAP            NAP
 140       03/31/02    04/01/02    12/31/08         NAP            NAP
 141       06/30/02    07/01/02    04/30/09         NAP            NAP
 142         NAP          NAP        NAP         01/01/98        11/30/04

 143       06/30/02    07/01/02    04/30/08         NAP            NAP
 144       06/30/02       NAP        NAP         07/01/02        03/31/09
 145       06/30/02    07/01/02    06/30/09         NAP            NAP
 146       04/30/04       NAP        NAP         05/01/04        01/31/09
 147       06/30/02    07/01/02    06/30/09         NAP            NAP
 148       08/31/03       NAP        NAP            NAP            NAP

 149       06/30/02    07/01/02    09/30/09         NAP            NAP
 150         NAP          NAP        NAP         06/01/99        01/31/09
 151         NAP          NAP        NAP         07/01/99        03/31/09
 152       03/31/02    04/01/02    12/31/08         NAP            NAP
 153         NAP          NAP        NAP         10/01/97        08/31/04

 154       11/30/04       NAP        NAP         12/01/04        08/31/09
 155       06/30/02    07/01/02    03/31/09         NAP            NAP
 156         NAP          NAP        NAP         10/01/97        08/31/04

 157       03/31/02       NAP        NAP         04/01/02        12/31/08
 158       05/31/03    06/01/03    01/31/09         NAP            NAP
 159       06/30/02    07/01/02    05/31/09         NAP            NAP
 160       06/30/02    07/01/02    02/28/09         NAP            NAP
 161       11/30/02    12/01/02    04/30/08         NAP            NAP
 162       04/30/02    05/01/02    01/31/06         NAP            NAP
 163       06/30/02    07/01/02    09/30/09         NAP            NAP
 164       06/30/02    07/01/02    06/30/09         NAP            NAP
 165       06/30/02    07/01/02    07/31/09         NAP            NAP
 166       06/30/02    07/01/02    05/31/09         NAP            NAP
 167       09/30/04       NAP        NAP         10/01/04        06/30/09

           PREPAYMENT    PREPAYMENT
            PENALTY       PENALTY                                         YIELD
CONTROL      START          END              YIELD MAINTENANCE          MAINTENANCE
NUMBER        DATE          DATE            CALCULATION METHOD         INTEREST RATE
------------------------------------------------------------------------------------

 108           NAP          NAP                     NAP                     NAP
 109           NAP          NAP                     NAP                     NAP
 110           NAP          NAP                     NAP                     NAP
 111           NAP          NAP                     NAP                     NAP
 112           NAP          NAP                     NAP                     NAP
 113           NAP          NAP                     NAP                     NAP
 114           NAP          NAP                     NAP                     NAP
 115           NAP          NAP                     NAP                     NAP
 116           NAP          NAP                     NAP                     NAP
 117           NAP          NAP                     NAP                     NAP
 118           NAP          NAP                     NAP                     NAP
 119           NAP          NAP                     NAP                     NAP
 120           NAP          NAP                     NAP                     NAP
 121           NAP          NAP                     NAP                     NAP
 122           NAP          NAP                     NAP                     NAP
 123           NAP          NAP                     NAP                     NAP
 124           NAP          NAP                Present Value           Treasury Flat
 125           NAP          NAP                     NAP                     NAP
 126           NAP          NAP                     NAP                     NAP
 127           NAP          NAP                     NAP                     NAP
 128           NAP          NAP                     NAP                     NAP
 129           NAP          NAP                     NAP                     NAP
 130           NAP          NAP                     NAP                     NAP
 131           NAP          NAP                     NAP                     NAP
 132           NAP          NAP                     NAP                     NAP
 133           NAP          NAP                Present Value           Treasury Flat
 134           NAP          NAP                     NAP                     NAP
 135           NAP          NAP                     NAP                     NAP
 136           NAP          NAP                     NAP                     NAP
 137           NAP          NAP                     NAP                     NAP
 138           NAP          NAP                     NAP                     NAP
 139           NAP          NAP                     NAP                     NAP
 140           NAP          NAP                     NAP                     NAP
 141           NAP          NAP                     NAP                     NAP
 142        12/01/05      05/31/07             Present Value           Treasury Flat

 143           NAP          NAP                     NAP                     NAP
 144           NAP          NAP                Present Value           Treasury Flat
 145           NAP          NAP                     NAP                     NAP
 146           NAP          NAP                Present Value           Treasury Flat
 147           NAP          NAP                     NAP                     NAP
 148        09/01/03      05/31/06                  NAP                     NAP

 149           NAP          NAP                     NAP                     NAP
 150           NAP          NAP                Present Value           Treasury Flat
 151           NAP          NAP                Present Value           Treasury Flat
 152           NAP          NAP                     NAP                     NAP
 153        09/01/04      02/28/07         Interest Differential       Treasury Flat

 154           NAP          NAP                Present Value           Treasury Flat
 155           NAP          NAP                     NAP                     NAP
 156        09/01/04      02/28/07         Interest Differential       Treasury Flat

 157           NAP          NAP                Present Value           Treasury Flat
 158           NAP          NAP                     NAP                     NAP
 159           NAP          NAP                     NAP                     NAP
 160           NAP          NAP                     NAP                     NAP
 161           NAP          NAP                     NAP                     NAP
 162           NAP          NAP                     NAP                     NAP
 163           NAP          NAP                     NAP                     NAP
 164           NAP          NAP                     NAP                     NAP
 165           NAP          NAP                     NAP                     NAP
 166           NAP          NAP                     NAP                     NAP
 167           NAP          NAP                Present Value           Treasury Flat

                      MORTGAGE LOAN PREPAYMENT INFORMATION


           MORTGAGE
CONTROL      LOAN
NUMBER      SELLER     LOAN / PROPERTY NAME                                                 PREPAYMENT PROVISIONS
-----------------------------------------------------------------------------------------------------------------------------

 168         SBRC      Meadowlark Apartments                                                LO(35)/Defeasance(81)/Free(4)
 169         SBRC      Old Judge Building                                                   LO(59)/Grtr1%UPBorYM(57)/Free(4)
-----------------------------------------------------------------------------------------------------------------------------
 170         SBRC      Sherman/Lennox Portfolio                                             LO(33)/Defeasance(83)/Free(4)
 170A        SBRC      6839-6841 Lennox Avenue
 170B        SBRC      17732 Sherman Way
-----------------------------------------------------------------------------------------------------------------------------
 171         SBRC      Pacific Winds Apartments                                             LO(34)/Defeasance(82)/Free(4)
 172         SBRC      Isle of Capri Apartments                                             LO(59)/Grtr1%UPBorYM(57)/Free(4)
 173         SBRC      Datura Station                                                       LO(59)/Grtr1%UPBorYM(57)/Free(4)
 174         SBRC      Park View Cooperative                                                LO(59)/Grtr1%UPBorYM(57)/Free(4)
 175         SBRC      H & Z Office Building                                                LO(35)/Defeasance(81)/Free(4)
 176         SBRC      Nassau Bay Villas Apartments                                         LO(31)/Defeasance(85)/Free(4)
 177         SBRC      2180 West First Street                                               LO(30)/Defeasance(86)/Free(4)
 178         GCFP      8020 Northwest 60th Street                                           Grtr1%UPBorYM(114)/Free(6)
 179         SBRC      Irving Place Apartments                                              LO(47)/3%UPB(12)/2%UPB(12)/
                                                                                            1%UPB(9)/Free(4)
 180         GCFP      Regency Palms Apartments                                             Grtr1%UPBorYM(83)/3%UPB(12)/
                                                                                            2%UPB(12)/1%UPB(6)/Free(7)
 181         GCFP      Four Flags Motors, Inc.                                              Grtr1%UPBorYM(114)/Free(6)
 182         GCFP      Alexandria Gardens Apartments                                        LO(36)/Defeasance(77)/Free(7)
 183         GCFP      47-49 Main Street                                                    LO(48)/Defeasance(68)/Free(4)
 184         SBRC      Madrid Apartments                                                    YM(113)/Free(7)
 185         SBRC      Comfort Inn - Milledgeville                                          LO(35)/Defeasance(141)/Free(4)
 186         SBRC      Wal-Mart Shopping Center                                             LO(59)/Grtr1%UPBorYM(57)/Free(4)
 187         SBRC      Stratford Apartments                                                 LO(59)/Grtr1%UPBorYM(57)/Free(4)
 188         SBRC      Willow Glen Plaza                                                    LO(35)/Defeasance(81)/Free(4)
 189         SBRC      Edgewater Bay Apartments                                             LO(59)/Grtr1%UPBorYM(57)/Free(4)
 190         SBRC      420 Group                                                            LO(35)/Defeasance(81)/Free(4)
 191         GCFP      7-Eleven                                                             LO(48)/Defeasance(188)/Free(4)
 192         SBRC      Lake Forest North Apartments                                         LO(35)/Defeasance(81)/Free(4)
 193         SBRC      CompuChem Industrial                                                 LO(35)/Defeasance(141)/Free(4)
 194         GCFP      Palazzolo Plaza                                                      LO(33)/Defeasance(83)/Free(4)
 195         SBRC      A. E. Larson Building                                                LO(58)/Grtr1%UPBorYM(58)/Free(4)
 196         GCFP      Lanewood Apartments                                                  Grtr1%UPBorYM(119)/5%UPB(12)/
                                                                                            4%UPB(12)/3%UPB(12)/2%UPB(12)/
                                                                                            1%UPB(10)/Free(3)
 197         GCFP      Chris-Town Mobile Home Park                                          LO(33)/Defeasance(83)/Free(4)
 198         SBRC      Corbus-Peppertree Lane Apartments                                    LO(60)/Grtr1%UPBorYM(57)/Free(3)
 199         SBRC      Missouri Meadows Apartments                                          YM(83)/3%UPB(12)/2%UPB(12)/
                                                                                            1%UPB(6)/Free(7)
 200         SBRC      Highlander Square Apartments                                         LO(32)/Defeasance(84)/Free(4)
 201         SBRC      Hillcrest Crossing                                                   LO(35)/Defeasance(81)/Free(4)
 202         SBRC      Virginia Plaza                                                       LO(35)/Defeasance(81)/Free(4)
 203         SBRC      Pedersen Building                                                    LO(60)/Grtr1%UPBorYM(57)/Free(3)
 204         GCFP      Spring Oaks Mobile Home & Recreational Vehicle Park                  LO(36)/Defeasance(80)/Free(4)
 205         SBRC      Shadowood Apartments                                                 LO(47)/3%UPB(12)/2%UPB(12)/
                                                                                            1%UPB(9)/Free(4)
 206         SBRC      Arroyo Shopping Center                                               LO(34)/Defeasance(82)/Free(4)
 207         GCFP      The Nog Retail Center                                                LO(48)/Defeasance(188)/Free(4)
 208         GCFP      London Square Apartments                                             Grtr1%UPBorYM(116)/Free(4)
 209         SBRC      Petite Chateau Villa Mobile Home Park                                LO(60)/Grtr1%UPBorYM(57)/Free(3)
 210         GCFP      Walnut Hills Apartments                                              Grtr1%UPBorYM(116)/Free(4)
 211         SBRC      Palmer Highway Shopping Center                                       LO(59)/Grtr1%UPBorYM(57)/Free(4)
 212         SBRC      Somerset Apartments                                                  LO(35)/Grtr1%UPBorYM(81)/Free(4)
-----------------------------------------------------------------------------------------------------------------------------
 213         SBRC      Shady Acres/Pine Shadows Portfolio                                   LO(60)/Grtr1%UPBorYM(57)/Free(3)
 213A        SBRC      Shady Acres Duplexes
 213B        SBRC      Pine Shadows Estates
-----------------------------------------------------------------------------------------------------------------------------
 214         SBRC      Vanowen Street Retail Center                                         LO(34)/Defeasance(82)/Free(4)
 215         GCFP      Rena's Village Plaza                                                 Grtr1%UPBorYM(114)/Free(6)
 216         SBRC      Stanford Place Apartments                                            LO(59)/Grtr1%UPBorYM(57)/Free(4)
 217         SBRC      Panola-Redan Crossing                                                LO(60)/Grtr1%UPBorYM(53)/Free(7)
 218         SBRC      Garnet Avenue Shopping Center                                        LO(29)/Defeasance(87)/Free(4)
 219         SBRC      The Chalet Apartments                                                LO(35)/Defeasance(81)/Free(4)
 220         SBRC      Galt Ocean Plaza                                                     LO(59)/Grtr1%UPBorYM(57)/Free(4)
 221         SBRC      Zion Street Apartments                                               LO(32)/Defeasance(84)/Free(4)

                                                   YIELD          YIELD
           LOCKOUT     DEFEASE     DEFEASE      MAINTENANCE    MAINTENANCE
CONTROL     PERIOD      START        END       PERIOD START    PERIOD END
NUMBER     END DATE      DATE        DATE          DATE           DATE
--------------------------------------------------------------------------

 168       02/28/02    03/01/02    11/30/08         NAP            NAP
 169       05/31/04       NAP        NAP         06/01/04        02/28/09
--------------------------------------------------------------------------
 170       06/30/02    07/01/02    05/31/09         NAP            NAP
 170A
 170B
--------------------------------------------------------------------------
 171       06/30/02    07/01/02    04/30/09         NAP            NAP
 172       05/31/04       NAP        NAP         06/01/04        02/28/09
 173       05/31/04       NAP        NAP         06/01/04        02/28/09
 174       08/31/04       NAP        NAP         09/01/04        05/31/09
 175       06/30/02    07/01/02    03/31/09         NAP            NAP
 176       06/30/02    07/01/02    07/31/09         NAP            NAP
 177       06/30/02    07/01/02    08/31/09         NAP            NAP
 178         NAP          NAP        NAP         11/01/98        04/30/08
 179       08/31/03       NAP        NAP            NAP            NAP

 180         NAP          NAP        NAP         02/01/98        12/31/04

 181         NAP          NAP        NAP         11/01/98        04/30/08
 182       06/30/02    07/01/02    11/30/08         NAP            NAP
 183       07/31/03    08/01/03    03/31/09         NAP            NAP
 184         NAP          NAP        NAP         06/01/98        10/31/07
 185       03/31/02    04/01/02    12/31/13         NAP            NAP
 186       09/30/04       NAP        NAP         10/01/04        06/30/09
 187       12/31/03       NAP        NAP         01/01/04        09/30/08
 188       02/28/02    03/01/02    11/30/08         NAP            NAP
 189       02/29/04       NAP        NAP         03/01/04        11/30/08
 190       01/31/02    02/01/02    10/31/08         NAP            NAP
 191       07/31/03    08/01/03    03/31/19         NAP            NAP
 192       03/31/02    04/01/02    12/31/08         NAP            NAP
 193       06/30/02    07/01/02    03/31/14         NAP            NAP
 194       06/30/02    07/01/02    05/31/09         NAP            NAP
 195       10/31/04       NAP        NAP         11/01/04        08/31/09
 196         NAP          NAP        NAP         12/01/99        10/31/09


 197       06/30/02    07/01/02    05/31/09         NAP            NAP
 198       12/31/03       NAP        NAP         01/01/04        09/30/08
 199         NAP          NAP        NAP         10/01/97        08/31/04

 200       06/30/02    07/01/02    06/30/09         NAP            NAP
 201       05/31/02    06/01/02    02/28/09         NAP            NAP
 202       06/30/02    07/01/02    03/31/09         NAP            NAP
 203       11/30/03       NAP        NAP         12/01/03        08/31/08
 204       06/30/02    07/01/02    02/28/09         NAP            NAP
 205       08/31/03       NAP        NAP            NAP            NAP

 206       06/30/02    07/01/02    04/30/09         NAP            NAP
 207       09/30/02    10/01/02    05/31/18         NAP            NAP
 208         NAP          NAP        NAP         06/01/99        01/31/09
 209       12/31/03       NAP        NAP         01/01/04        09/30/08
 210         NAP          NAP        NAP         06/01/99        01/31/09
 211       03/31/04       NAP        NAP         04/01/04        12/31/08
 212       09/30/02       NAP        NAP         10/01/02        06/30/09
--------------------------------------------------------------------------
 213       01/31/04       NAP        NAP         02/01/04        10/31/08
 213A
 213B
--------------------------------------------------------------------------
 214       06/30/02    07/01/02    04/30/09         NAP            NAP
 215         NAP          NAP        NAP         06/01/99        11/30/08
 216       07/31/04       NAP        NAP         08/01/04        04/30/09
 217       12/31/03       NAP        NAP         01/01/04        05/31/08
 218       06/30/02    07/01/02    09/30/09         NAP            NAP
 219       01/31/02    02/01/02    10/31/08         NAP            NAP
 220       11/30/04       NAP        NAP         12/01/04        08/31/09
 221       06/30/02    07/01/02    06/30/09         NAP            NAP

           PREPAYMENT    PREPAYMENT
            PENALTY       PENALTY                                         YIELD
CONTROL      START          END              YIELD MAINTENANCE          MAINTENANCE
NUMBER        DATE          DATE            CALCULATION METHOD         INTEREST RATE
------------------------------------------------------------------------------------

 168           NAP          NAP                     NAP                     NAP
 169           NAP          NAP                Present Value           Treasury Flat
------------------------------------------------------------------------------------
 170           NAP          NAP                     NAP                     NAP
 170A
 170B
------------------------------------------------------------------------------------
 171           NAP          NAP                     NAP                     NAP
 172           NAP          NAP                Present Value           Treasury Flat
 173           NAP          NAP                Present Value           Treasury Flat
 174           NAP          NAP                Present Value           Treasury Flat
 175           NAP          NAP                     NAP                     NAP
 176           NAP          NAP                     NAP                     NAP
 177           NAP          NAP                     NAP                     NAP
 178           NAP          NAP                Present Value           Treasury Flat
 179        09/01/03      05/31/06                  NAP                     NAP

 180        01/01/05      06/30/07             Present Value           Treasury Flat

 181           NAP          NAP                Present Value           Treasury Flat
 182           NAP          NAP                     NAP                     NAP
 183           NAP          NAP                     NAP                     NAP
 184           NAP          NAP            Interest Differential       Treasury Flat
 185           NAP          NAP                     NAP                     NAP
 186           NAP          NAP                Present Value           Treasury Flat
 187           NAP          NAP                Present Value           Treasury Flat
 188           NAP          NAP                     NAP                     NAP
 189           NAP          NAP                Present Value           Treasury Flat
 190           NAP          NAP                     NAP                     NAP
 191           NAP          NAP                     NAP                     NAP
 192           NAP          NAP                     NAP                     NAP
 193           NAP          NAP                     NAP                     NAP
 194           NAP          NAP                     NAP                     NAP
 195           NAP          NAP                Present Value           Treasury Flat
 196        11/01/09      08/31/14             Present Value           Treasury Flat


 197           NAP          NAP                     NAP                     NAP
 198           NAP          NAP        Hybrid Interest Differential    Treasury Flat
 199        09/01/04      02/28/07         Interest Differential       Treasury Flat

 200           NAP          NAP                     NAP                     NAP
 201           NAP          NAP                     NAP                     NAP
 202           NAP          NAP                     NAP                     NAP
 203           NAP          NAP        Hybrid Interest Differential    Treasury Flat
 204           NAP          NAP                     NAP                     NAP
 205        09/01/03      05/31/06                  NAP                     NAP

 206           NAP          NAP                     NAP                     NAP
 207           NAP          NAP                     NAP                     NAP
 208           NAP          NAP                Present Value           Treasury Flat
 209           NAP          NAP        Hybrid Interest Differential    Treasury Flat
 210           NAP          NAP                Present Value           Treasury Flat
 211           NAP          NAP                Present Value           Treasury Flat
 212           NAP          NAP                Present Value           Treasury Flat
------------------------------------------------------------------------------------
 213           NAP          NAP        Hybrid Interest Differential    Treasury Flat
 213A
 213B
------------------------------------------------------------------------------------
 214           NAP          NAP                     NAP                     NAP
 215           NAP          NAP                Present Value           Treasury Flat
 216           NAP          NAP                Present Value           Treasury Flat
 217           NAP          NAP                Present Value           Treasury Flat
 218           NAP          NAP                     NAP                     NAP
 219           NAP          NAP                     NAP                     NAP
 220           NAP          NAP                Present Value           Treasury Flat
 221           NAP          NAP                     NAP                     NAP

                      MORTGAGE LOAN PREPAYMENT INFORMATION


           MORTGAGE
CONTROL      LOAN
NUMBER      SELLER     LOAN / PROPERTY NAME                                                 PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------------------------------------------------------

 222         GCFP      Country Square Mobile Home Park                                      Grtr1%UPBorYM(117)/Free(3)
 223         GCFP      1513-1517 Taylor Avenue                                              Grtr1%UPBorYM(114)/Free(6)
 224         GCFP      Westside Warehouse                                                   LO(34)/Defeasance(82)/Free(4)
 225         SBRC      Heritage House Apartments                                            LO(35)/Defeasance(78)/Free(7)
 226         SBRC      Troy Building                                                        LO(36)/Grtr1%UPBorYM(77)/Free(7)
 227         SBRC      Arlington Manor Mobile Home Park                                     LO(30)/Defeasance(85)/Free(5)
 228         GCFP      Capitol View Apartments, Charles Apartments & Randolph Apartments    Grtr1%UPBorYM(116)/Free(4)
 229         SBRC      Beresford Retail                                                     LO(60)/Grtr1%UPBorYM(57)/Free(3)
 230         SBRC      120 Standard Street                                                  LO(60)/Grtr1%UPBorYM(57)/Free(3)
 231         GCFP      2077-2089 New York Avenue                                            LO(32)/Defeasance(84)/Free(4)
 232         SBRC      Blair Place Duplexes                                                 LO(60)/Grtr1%UPBorYM(57)/Free(3)
 233         SBRC      18714 Parthenia Street                                               LO(60)/Grtr1%UPBorYM(57)/Free(3)
 234         GCFP      Thornapple Apartments                                                Grtr1%UPBorYM(116)/Free(4)
 235         GCFP      2800 Oakmont Drive                                                   LO(32)/Defeasance(84)/Free(4)
 236         SBRC      Fox Tile                                                             LO(35)/Defeasance(81)/Free(4)
 237         SBRC      471 Prospect Street                                                  LO(59)/Grtr1%UPBorYM(57)/Free(4)
 238         GCFP      Barclay Arms Apartments                                              Grtr1%UPBorYM(119)/5%UPB(12)/
                                                                                            4%UPB(12)/3%UPB(12)/2%UPB(12)/
                                                                                            1%UPB(12)/Free(61)
 239         SBRC      Wishney                                                              LO(60)/Grtr1%UPBorYM(57)/Free(3)
 240         GCFP      Elmgrove Apartments                                                  Grtr1%UPBorYM(116)/Free(4)
 241         SBRC      Centennial Apartments                                                LO(59)/Grtr1%UPBorYM(57)/Free(4)
 242         SBRC      Vanguard Industrial Building                                         LO(60)/Grtr1%UPBorYM(57)/Free(3)
 243         GCFP      135-145 Orange Street Apartments                                     LO(30)/Defeasance(86)/Free(4)
 244         SBRC      Brentwood Village Apartments                                         LO(60)/Grtr1%UPBorYM(57)/Free(3)
 245         GCFP      Seoul Plaza                                                          LO(31)/Defeasance(85)/Free(4)
 246         SBRC      Glendale Apartments                                                  LO(59)/Grtr1%UPBorYM(57)/Free(4)
 247         GCFP      Riverview Apartments                                                 Grtr1%UPBorYM(117)/Free(3)
 248         GCFP      820 Linden Boulevard                                                 Grtr1%UPBorYM(114)/Free(6)
 249         GCFP      Vail Valley Auto                                                     Grtr1%UPBorYM(119)/Free(1)
 250         GCFP      Hawthorne Apartments II                                              Grtr1%UPBorYM(116)/Free(4)
 251         GCFP      2096 Saint Georges Avenue                                            Grtr1%UPBorYM(114)/Free(6)
 252         SBRC      Notre Dame Apartments                                                LO(59)/5%UPB(12)/4%UPB(12)/
                                                                                            3%UPB(12)/2%UPB(12)/1%UPB(6)/Free(7)
 253         GCFP      Nash Multi-family Apartments                                         LO(32)/Defeasance(84)/Free(4)
 254         SBRC      Somers Apartments                                                    LO(59)/Grtr1%UPBorYM(57)/Free(4)
 255         GCFP      Foxglove Apartments, Phase I                                         Grtr1%UPBorYM(116)/Free(4)
 256         SBRC      Muse Apartments                                                      LO(59)/5%UPB(12)/4%UPB(12)/
                                                                                            3%UPB(12)/2%UPB(12)/1%UPB(6)/Free(7)
 257         GCFP      Chalmer Place                                                        LO(30)/Defeasance(206)/Free(4)
 258         GCFP      Ivy Court Apartments                                                 Grtr1%UPBorYM(116)/Free(4)
 259         GCFP      Royce Apartments                                                     Grtr1%UPBorYM(179)/5%UPB(12)/
                                                                                            4%UPB(12)/3%UPB(12)/2%UPB(12)/
                                                                                            1%UPB(10)/Free(3)
 260         SBRC      C. Martin Company                                                    LO(31)/Defeasance(109)/Free(4)
 261         GCFP      Aster Court Apartments                                               Grtr1%UPBorYM(116)/Free(4)
 262         GCFP      Zora Lee Apartments                                                  LO(29)/Defeasance(87)/Free(4)
 263         GCFP      Foxglove II Apartments                                               Grtr1%UPBorYM(116)/Free(4)
 264         GCFP      Indiana Street Apartments                                            Grtr1%UPBorYM(114)/Free(6)
 265         GCFP      "A" Street Apartments                                                Grtr1%UPBorYM(114)/Free(6)
 266         GCFP      The Colonial Apartments                                              Grtr1%UPBorYM(114)/Free(6)
 267         GCFP      Taylene Court Apartments                                             Grtr1%UPBorYM(119)/5%UPB(12)/
                                                                                            4%UPB(12)/3%UPB(12)/2%UPB(12)/
                                                                                            1%UPB(12)/Free(61)
 268         GCFP      Myrtle Street Apartments                                             LO(30)/Defeasance(86)/Free(4)

                                                  YIELD          YIELD
           LOCKOUT     DEFEASE    DEFEASE      MAINTENANCE    MAINTENANCE
CONTROL     PERIOD      START       END       PERIOD START    PERIOD END
NUMBER     END DATE      DATE       DATE          DATE           DATE
-------------------------------------------------------------------------

 222         NAP          NAP       NAP         08/01/99        04/30/09
 223         NAP          NAP       NAP         10/01/98        03/31/08
 224       06/30/02    07/01/02   04/30/09         NAP            NAP
 225       12/31/01    01/01/02   06/30/08         NAP            NAP
 226       11/30/01       NAP       NAP         12/01/01        04/30/08
 227       06/30/02    07/01/02   07/31/09         NAP            NAP
 228         NAP          NAP       NAP         06/01/99        01/31/09
 229       02/29/04       NAP       NAP         03/01/04        11/30/08
 230       01/31/04       NAP       NAP         02/01/04        10/31/08
 231       06/30/02    07/01/02   06/30/09         NAP            NAP
 232       01/31/04       NAP       NAP         02/01/04        10/31/08
 233       10/31/03       NAP       NAP         11/01/03        07/31/08
 234         NAP          NAP       NAP         06/01/99        01/31/09
 235       06/30/02    07/01/02   06/30/09         NAP            NAP
 236       01/31/02    02/01/02   10/31/08         NAP            NAP
 237       01/31/04       NAP       NAP         02/01/04        10/31/08
 238         NAP          NAP       NAP         09/01/99        07/31/09


 239       01/31/04       NAP       NAP         02/01/04        10/31/08
 240         NAP          NAP       NAP         06/01/99        01/31/09
 241       05/31/04       NAP       NAP         06/01/04        02/28/09
 242       11/30/03       NAP       NAP         12/01/03        08/31/08
 243       06/30/02    07/01/02   08/31/09         NAP            NAP
 244       11/30/03       NAP       NAP         12/01/03        08/31/08
 245       06/30/02    07/01/02   07/31/09         NAP            NAP
 246       10/31/04       NAP       NAP         11/01/04        07/31/09
 247         NAP          NAP       NAP         08/01/99        04/30/09
 248         NAP          NAP       NAP         05/01/99        10/31/08
 249         NAP          NAP       NAP         11/01/98        09/30/08
 250         NAP          NAP       NAP         06/01/99        01/31/09
 251         NAP          NAP       NAP         04/01/99        09/30/08
 252       12/31/03       NAP       NAP            NAP            NAP

 253       06/30/02    07/01/02   06/30/09         NAP            NAP
 254       09/30/04       NAP       NAP         10/01/04        06/30/09
 255         NAP          NAP       NAP         06/01/99        01/31/09
 256       12/31/03       NAP       NAP            NAP            NAP

 257       06/30/02    07/01/02   08/31/19         NAP            NAP
 258         NAP          NAP       NAP         06/01/99        01/31/09
 259         NAP          NAP       NAP         07/01/99        05/31/14


 260       06/30/02    07/01/02   07/31/11         NAP            NAP
 261         NAP          NAP       NAP         06/01/99        01/31/09
 262       06/30/02    07/01/02   09/30/09         NAP            NAP
 263         NAP          NAP       NAP         06/01/99        01/31/09
 264         NAP          NAP       NAP         06/01/99        11/30/08
 265         NAP          NAP       NAP         03/01/99        08/31/08
 266         NAP          NAP       NAP         12/01/98        05/31/08
 267         NAP          NAP       NAP         11/01/98        09/30/08


 268       06/30/02    07/01/02   08/31/09         NAP            NAP

           PREPAYMENT    PREPAYMENT
            PENALTY       PENALTY                                         YIELD
CONTROL      START          END              YIELD MAINTENANCE          MAINTENANCE
NUMBER        DATE          DATE            CALCULATION METHOD         INTEREST RATE
------------------------------------------------------------------------------------

 222           NAP          NAP                Present Value           Treasury Flat
 223           NAP          NAP                Present Value           Treasury Flat
 224           NAP          NAP                     NAP                     NAP
 225           NAP          NAP                     NAP                     NAP
 226           NAP          NAP                Present Value           Treasury Flat
 227           NAP          NAP                     NAP                     NAP
 228           NAP          NAP                Present Value           Treasury Flat
 229           NAP          NAP        Hybrid Interest Differential    Treasury Flat
 230           NAP          NAP        Hybrid Interest Differential    Treasury Flat
 231           NAP          NAP                     NAP                     NAP
 232           NAP          NAP        Hybrid Interest Differential    Treasury Flat
 233           NAP          NAP        Hybrid Interest Differential    Treasury Flat
 234           NAP          NAP                Present Value           Treasury Flat
 235           NAP          NAP                     NAP                     NAP
 236           NAP          NAP                     NAP                     NAP
 237           NAP          NAP                Present Value           Treasury Flat
 238        08/01/09      07/31/14             Present Value           Treasury Flat


 239           NAP          NAP        Hybrid Interest Differential    Treasury Flat
 240           NAP          NAP                Present Value           Treasury Flat
 241           NAP          NAP                Present Value           Treasury Flat
 242           NAP          NAP        Hybrid Interest Differential    Treasury Flat
 243           NAP          NAP                     NAP                     NAP
 244           NAP          NAP        Hybrid Interest Differential    Treasury Flat
 245           NAP          NAP                     NAP                     NAP
 246           NAP          NAP                Present Value           Treasury Flat
 247           NAP          NAP                Present Value           Treasury Flat
 248           NAP          NAP                Present Value           Treasury Flat
 249           NAP          NAP                Present Value           Treasury Flat
 250           NAP          NAP                Present Value           Treasury Flat
 251           NAP          NAP                Present Value           Treasury Flat
 252        01/01/04      06/30/08                  NAP                     NAP
 253           NAP          NAP                     NAP                     NAP
 254           NAP          NAP                Present Value           Treasury Flat
 255           NAP          NAP                Present Value           Treasury Flat
 256        01/01/04      06/30/08                  NAP                     NAP

 257           NAP          NAP                     NAP                     NAP
 258           NAP          NAP                Present Value           Treasury Flat
 259        06/01/14      03/31/19             Present Value           Treasury Flat


 260           NAP          NAP                     NAP                     NAP
 261           NAP          NAP                Present Value           Treasury Flat
 262           NAP          NAP                     NAP                     NAP
 263           NAP          NAP                Present Value           Treasury Flat
 264           NAP          NAP                Present Value           Treasury Flat
 265           NAP          NAP                Present Value           Treasury Flat
 266           NAP          NAP                Present Value           Treasury Flat
 267        10/01/08      09/30/13             Present Value           Treasury Flat


 268           NAP          NAP                     NAP                     NAP

                  MORTGAGED REAL PROPERTY TENANCY INFORMATION

                                                                                  OCCU-
               MORTGAGE                                                           PANCY             OCCU-
CONTROL          LOAN                                                            PERCENT-        PANCY AS OF
NUMBER          SELLER      LOAN / PROPERTY NAME                                   AGE              DATE
---------------------------------------------------------------------------------------------------------------
   1             SBRC       Putnam Building                                        100%           08/05/99
   2             GCFP       Jovanna Villas Apartments                               95%           11/29/99
   3             GCFP       Los Cabos II Apartments                                 96%           11/29/99
   4             GCFP       Sunrise Plaza Shopping Center                           95%           11/26/99
   5             GCFP       Hasbrouck & Torview Apartments                          97%           09/30/99
---------------------------------------------------------------------------------------------------------------
   6             SBRC       Muncie Apartments Portfolio
   6A            SBRC       Silvertree Apartments                                  100%           01/04/00
   6B            SBRC       Windsong Apartments                                    100%           01/04/00
   6C            SBRC       Autumn Breeze Apartments                               100%           01/04/00
   6D            SBRC       Sunreach Apartments                                    100%           01/04/00
   6E            SBRC       Everbrook Apartments                                   100%           01/04/00
   6F            SBRC       Cardinal Villa Apartments                              100%           01/04/00
---------------------------------------------------------------------------------------------------------------
   7             SBRC       Sports Arena Village                                    95%           10/01/99
   8             GCFP       Holiday Inn Somerset                                    59%           12/31/99
   9             GCFP       Southridge Shopping Center                              93%           09/01/99
   10            GCFP       Stewart Plaza                                           93%           10/31/99
   11            GCFP       The Carriage Building (Building 39)                    100%           10/01/99
   12            GCFP       1000 Adams Avenue                                      100%           09/01/99
   13            GCFP       101 West Avenue                                        100%           10/20/99
   14            GCFP       Clearview Farms Apartments                              95%           12/22/99
   15            GCFP       The TJ Building                                        100%           07/01/99
   16            GCFP       International Precision Components Corp. Building      100%           12/01/99
   17            GCFP       480 Sprague Street                                     100%           09/27/99
   18            GCFP       990 Spring Garden Street                               100%           12/27/99

   19            SBRC       Los Altos Woods Office Building                        100%           08/13/99
   20            GCFP       655 Merrick Avenue                                     100%           01/01/00
   21            GCFP       Nicholson Plaza                                        100%           09/30/99
   22            GCFP       Ventura Village Shopping Center                        100%           01/05/00
   23            SBRC       Bridgetown 1 Office Building                            98%           08/19/99
   24            GCFP       Courtyard Center                                       100%           10/11/99
   25            GCFP       Raymour & Flanigan Plaza A                              97%           01/11/00
   26            GCFP       4707 East Baseline Road                                100%           11/23/99
   27            GCFP       Holiday Inn Arena                                       55%           12/31/99
   28            GCFP       Kentbrook Apartments                                    93%           10/31/99
   29            GCFP       Ramada Plaza Hotel and Office Building                  88%           12/31/99
   30            GCFP       Quail Park I                                            96%           11/23/99
   31            GCFP       139 Main Street                                        100%           10/31/99
   32            GCFP       Holiday Inn University                                  65%           12/20/99
   33            GCFP       PRG - Scenic Technologies                              100%           06/15/99
   34            GCFP       Raymour & Flanigan Plaza B                             100%           12/07/99
   35            GCFP       West County Professional and Medical Center             96%           11/10/99
   36            SBRC       Herndon Plaza Retail Center                             98%           10/12/99
   37            GCFP       15250 Avenue of Science                                100%           12/01/99
   38            GCFP       The Barnyard Retail Center                              89%           11/05/99
   39            GCFP       711 Madison Avenue                                     100%           06/23/99
   40            SBRC       132 South Rodeo Drive                                  100%           08/10/99
   41            GCFP       4001 Fairview Industrial Drive Southeast               100%           11/23/99
   42            GCFP       The Parris Building (Building 34)                      100%           10/26/99
   43            SBRC       Cherry Tree Shopping Center                             90%           11/04/99
   44            SBRC       1916-1928 Old Middlefield Road                         100%           01/25/00
   45            GCFP       Days Inn Singer Island                                  37%           12/31/99
   46            GCFP       The Sports Authority                                   100%           09/30/99
   47            GCFP       Grand Union Supermarket                                100%           11/30/99
   48            GCFP       Parklawn Center                                        100%           10/29/99
   49            GCFP       Two World's Fair Drive                                  93%           12/01/99
   50            GCFP       Arden Woods Office Building                             97%           02/01/00
   51            GCFP       350 Centerpointe                                       100%           01/01/00
   52            GCFP       Erie Canal Commons                                     100%           11/01/99
   53            GCFP       Executive Center Northridge                             97%           10/12/99

                                                                                                   LARGEST
                                                                                                    TENANT
                                                                          LARGEST   LARGEST         LEASE
                                                                          TENANT    TENANT         MATURITY
LARGEST TENANT                                                             NRSF      NRSF%           DATE
----------------------------------------------------------------------------------------------------------------
Putnam Investments, Inc.                                                 231,000      100%         07/31/13
NAP                                                                          NAP      NAP             NAP
NAP                                                                          NAP      NAP             NAP
Sportmart                                                                 41,176      36%          01/31/04
NAP                                                                          NAP      NAP             NAP
----------------------------------------------------------------------------------------------------------------

NAP                                                                          NAP      NAP             NAP
NAP                                                                          NAP      NAP             NAP
NAP                                                                          NAP      NAP             NAP
NAP                                                                          NAP      NAP             NAP
NAP                                                                          NAP      NAP             NAP
NAP                                                                          NAP      NAP             NAP
----------------------------------------------------------------------------------------------------------------
SAIC                                                                     100,418      39%          12/31/03
NAP                                                                          NAP      NAP             NAP
Walmart, Inc.                                                            103,928      51%          03/31/07
Century 21 Beachside                                                       9,958       8%          01/31/04
Massachusetts Water Resources Authority                                   84,789      99%          09/30/06
RCN Corporation                                                           60,592      55%          05/31/14
Goldenberg Rosenthal Friedlander                                          37,360      45%          11/30/08
NAP                                                                          NAP      NAP             NAP
Impex Trading Corp.                                                      125,000      42%          08/31/11
   International Precision Components Corp.                              188,600      100%         11/30/19
Sarah Michaels, LLC                                                      233,000      100%         12/31/09
Philadelphia Authority for Industrial Development
   with Sublease to County Philadelphia                                   86,640      55%          11/06/13
Golden Gate                                                               16,698      43%          06/01/02
Micro Electronics, Inc.                                                   40,564      70%          11/30/18
La-Z-Boy Inc.                                                             19,843      19%          08/31/08
Whole Foods, Inc.                                                         28,168      92%          10/31/29
CTR Business Systems, Inc.                                                48,152      77%          10/25/08
Linda Evans Fittness                                                       6,746      10%          10/15/05
Raymour & Flanigan                                                        53,394      42%          12/31/13
Action Performance                                                       138,110      100%         08/14/07
NAP                                                                          NAP      NAP             NAP
NAP                                                                          NAP      NAP             NAP
NAP                                                                          NAP      NAP             NAP
Johnny Ribeiro Employee LP                                                46,140      63%          07/31/10
GIGA Information Group, Inc.                                              15,581      42%          07/31/04
NAP                                                                          NAP      NAP             NAP
Production Resource Group                                                126,916      100%         04/01/14
Raymour & Flanigan                                                        62,938      83%          11/30/14
County of Orange                                                          64,385      79%          07/31/09
Kmart                                                                     98,084      36%          10/31/02
Intel                                                                     54,454      98%          11/30/07
Thunderbird Bookshops                                                      8,400      11%          12/31/02
Robert Cavalli                                                             2,505      26%          02/28/11
Gang, Tyre, Ramer & Brown, Inc.                                           16,603      64%          12/31/14
SLC Technologies                                                          80,160      100%         02/28/14
Massachusetts Water Resources Authority                                   38,845      79%          09/30/06
Jimmy's Sport Cafe, Inc.                                                   4,981      11%          08/31/04
Photo Access Corp.                                                         6,827      21%          04/14/04
NAP                                                                          NAP      NAP             NAP
Sports Authority                                                          45,654      100%         02/09/15
Grand Union Supermarket                                                   40,058      100%         02/28/24
HDO Productions, Inc.                                                     20,325      22%          03/31/02
Blenheim Investments, Inc.                                                25,753      43%          12/31/01
Access Cash                                                                9,759      15%          01/31/01
Ciminelli Development                                                     13,901      32%          05/31/11
Bridal Hall/Ed. T. Hall                                                    6,990      18%          12/31/03
General Supply Centers, Inc.                                               6,388       7%          01/31/00

                                                                              SECOND
                                                                             LARGEST
                                                    SECOND    SECOND          TENANT
                                                    LARGEST   LARGEST         LEASE
                                                    TENANT    TENANT         MATURITY
SECOND LARGEST TENANT                                NRSF      NRSF%           DATE
--------------------------------------------------------------------------------------
NAP                                                    NAP      NAP             NAP
NAP                                                    NAP      NAP             NAP
NAP                                                    NAP      NAP             NAP
Comp USA                                            25,090      22%           06/30/11
NAP                                                    NAP      NAP             NAP
--------------------------------------------------------------------------------------

NAP                                                    NAP      NAP             NAP
NAP                                                    NAP      NAP             NAP
NAP                                                    NAP      NAP             NAP
NAP                                                    NAP      NAP             NAP
NAP                                                    NAP      NAP             NAP
NAP                                                    NAP      NAP             NAP
--------------------------------------------------------------------------------------
CSC                                                 37,862      15%           05/31/01
NAP                                                    NAP      NAP             NAP
Office Max                                          25,850      13%           01/31/03
Scott Goldman, M.D., Inc.                            8,655       7%           03/31/03
Golden Goose Mkts                                    1,036       1%           05/31/04
USI Holdings Corp                                   34,119      31%           09/30/08
Zelenkofske Axelrod Consulting                      25,393      30%           12/31/07
NAP                                                    NAP      NAP             NAP
F&V Distributing Co. (Arizona Iced Tea)             95,858      32%           03/31/02
NAP                                                    NAP      NAP             NAP
NAP                                                    NAP      NAP             NAP

State of PA Department of Welfare                   27,799      18%           08/31/09
American Express                                    13,558      35%           07/31/00
Chevy Decorators Corp.                              17,732      30%           12/31/08
Planet Fitness, L.L.C.                              19,500      19%           08/31/01
Cimm's Inc. dba Burger King                          2,368       8%           05/26/19
Tripwire Security Systems, Inc.                     13,592      22%           07/31/04
Big Horn Grill                                       6,650      10%           11/30/10
Price Rite                                          31,039      24%           02/28/09
NAP                                                    NAP      NAP             NAP
NAP                                                    NAP      NAP             NAP
NAP                                                    NAP      NAP             NAP
NAP                                                    NAP      NAP             NAP
Richard H. Plaster                                   3,840       5%           07/31/10
Boston Heart Foundation                              9,070      24%           06/30/01
NAP                                                    NAP      NAP             NAP
NAP                                                    NAP      NAP             NAP
Appletree Grocery                                   13,320      17%           03/31/15
MVP Sports Grill, Inc.                               7,534       9%           03/31/08
FCA of Ohio, Inc.                                   45,733      17%           01/31/09
NAP                                                    NAP      NAP             NAP
Robata                                               3,900       5%           01/31/01
Poupetto's                                           1,000      10%           05/31/04
United Television, Inc.                              6,511      25%           11/22/01
NAP                                                    NAP      NAP             NAP
Keane Inc.                                           4,140       8%           04/01/03
Da Chuen Enterprise, Inc.                            4,080       9%           08/31/02
Aureate Media Corp                                   6,352      20%           12/20/04
NAP                                                    NAP      NAP             NAP
NAP                                                    NAP      NAP             NAP
NAP                                                    NAP      NAP             NAP
Floral World, Inc.                                   7,000       8%           11/30/02
National Mentor Healthcare                           9,301      16%           06/30/04
Aerotek Inc.                                         8,478      13%           11/30/01
Renaldo, Myers                                       5,806      13%           06/30/05
Bogey's                                              6,265      16%           11/30/07
Computer Resource Elect.                             3,728       4%           07/31/00

                   MORTGAGED REAL PROPERTY TENANCY INFORMATION


                                                                        OCCU-
               MORTGAGE                                                 PANCY             OCCU-
CONTROL          LOAN                                                  PERCENT-        PANCY AS OF
NUMBER          SELLER      LOAN / PROPERTY NAME                         AGE              DATE
-----------------------------------------------------------------------------------------------------
   54            SBRC       Jester Village Retail Center                  95%           10/15/99
   55            GCFP       Suncreek Corporate Center                     91%           12/01/99
   56            GCFP       Airport Business Plaza                        80%           12/31/99
   57            SBRC       Otay Distribution Center                     100%           10/25/99
   58            GCFP       Groesbeck Industrial Park                     97%           01/12/00
   59            GCFP       A Safe Self Storage                           80%           02/01/00
   60            GCFP       Audobon One                                  100%           12/14/99
   61            GCFP       Quail Valley Apartments                       97%           10/22/99
   62            SBRC       Valley Sunset Center                          98%           08/09/99
   63            GCFP       Tangerine Hill Apartments                     97%           07/31/99
   64            GCFP       Modesto Imaging Center                       100%           06/21/99
   65            GCFP       Beechnut Grove Apartments                     99%           11/23/99
   66            GCFP       Woodvine Apartments                           96%           11/23/99
   67            GCFP       Holiday Inn Kennedy Space Center              63%           12/20/99
   68            GCFP       Chateau Resort & Conf.                        57%           10/16/99
   69            GCFP       West Pointe Apartments                        94%           10/06/99
   70            GCFP       Auburn Hills Industrial Center                99%           01/12/00
   71            SBRC       Ponderosa Village Shopping Center             92%           06/10/99
   72            SBRC       Heinz Apartments                             100%           10/26/99
   73            GCFP       Barcelona Apartments                          98%           09/30/99
   74            SBRC       Highbury Court Apartments                     95%           09/24/99
   75            GCFP       BankBoston Building                           91%           10/18/99
   76            SBRC       Northwest Plaza Shopping Center              100%           09/08/99
   77            GCFP       43 West 47th Street                          100%           09/01/99
   78            SBRC       58-38 Page Place                             100%           08/01/98
   79            GCFP       3832-3844 Sepulveda Boulevard                100%           06/04/99
   80            SBRC       Sweetwater Plaza East                         86%           12/01/99
   81            SBRC       Duane Reade Maspeth                          100%           05/07/99
   82            GCFP       Fairfield Inn Houma                           80%           09/30/99
   83            SBRC       Brentwood Apartments                          98%           03/24/99
   84            SBRC       Whitehall Apartments                         100%           03/24/99
   85            SBRC       Wind River Park Plaza                        100%           08/01/99
   86            SBRC       Newport Victoria Plaza                       100%           12/07/99
   87            SBRC       Haverty Furniture Store                      100%           08/27/99
   88            GCFP       Westgate Office Center                        97%           08/02/99
   89            GCFP       Commonwealth Park                            100%           01/19/00
-----------------------------------------------------------------------------------------------------
   90            SBRC       New Jersey Portfolio
  90A            SBRC       5004 Palisades                               100%           06/01/99
  90B            SBRC       727 & 727A 25th Street                       100%           06/01/99
  90C            SBRC       Franklin's Tower Two                         100%           06/01/99
  90D            SBRC       Franklin's Tower One                         100%           06/01/99
-----------------------------------------------------------------------------------------------------
   91            GCFP       Centerpointe 24-Hour Fitness                 100%           09/16/99
   92            GCFP       Keats Plaza                                  100%           06/28/99
   93            SBRC       South Pointe Townhomes                        98%           03/27/00
   94            GCFP       Glenmoor Green I Apartments                   96%           10/31/99
   95            SBRC       Alameda Shopping Center                      100%           06/28/99
   96            SBRC       41 North Division Street                     100%           09/30/99
   97            GCFP       Glenmoor Green II Apartments                  92%           10/31/99
   98            GCFP       Flagship Wharf Commercial Condominium        100%           10/20/99
   99            GCFP       South Park Center                            100%           12/01/99
  100            GCFP       1952 West El Camino                          100%           12/30/99
  101            SBRC       Office Max Traverse                          100%           09/07/99
  102            GCFP       Rockland Multi-family Residences             100%           12/15/99
  103            GCFP       Realty Expert Building                       100%           10/28/99
  104            GCFP       75 Bermar Park, Nickel Office Building &
                              Tonida Office Building                     100%           09/09/99
  105            SBRC       Office Max Mankato                           100%           01/31/98
  106            SBRC       Office Max Martinsburg                       100%           10/11/99
  107            GCFP       Kmart South Bend                             100%           10/27/99

                                                                          LARGEST
                                                                           TENANT
                                                 LARGEST   LARGEST         LEASE
                                                 TENANT    TENANT         MATURITY
LARGEST TENANT                                    NRSF      NRSF%           DATE
---------------------------------------------------------------------------------------
Beard Family Partnership                          7,500      20%          12/31/09
Wynwood Servicing & Tech.                         8,477      14%          08/31/06
Immigration & Naturalization Department          26,840      45%          07/29/08
Yakima U.S.A.                                    53,568      52%          10/31/04
P&M Products                                     40,450      28%          03/31/02
NAP                                                 NAP      NAP             NAP
Wheaton International                            20,344      67%          01/31/07
NAP                                                 NAP      NAP             NAP
Same Day Paint & Body                             9,600      18%          11/01/06
NAP                                                 NAP      NAP             NAP
Modesto Imaging Center, Inc.                     17,852      100%         12/31/14
NAP                                                 NAP      NAP             NAP
NAP                                                 NAP      NAP             NAP
NAP                                                 NAP      NAP             NAP
NAP                                                 NAP      NAP             NAP
NAP                                                 NAP      NAP             NAP
MSX International Engineering                    33,600      41%          09/30/04
Planet Video                                      6,000      19%          09/30/03
NAP                                                 NAP      NAP             NAP
NAP                                                 NAP      NAP             NAP
NAP                                                 NAP      NAP             NAP
BankBoston                                       17,154      35%          01/31/09
Stage Stores                                     13,500      27%          01/31/14
Gerald Modell, Inc.                               2,250      21%          02/01/04
Weeks-Lerman Group, LLC                          91,200      100%         06/30/13
Wherehouse                                       12,330      52%          01/31/02
County of San Diego                              11,467      23%          10/23/00
Duane Reade                                      25,000      100%         01/31/14
NAP                                                 NAP      NAP             NAP
NAP                                                 NAP      NAP             NAP
NAP                                                 NAP      NAP             NAP
Service One Communication                         6,195      20%          08/31/00
Innovative Meetings & Events                      3,944      11%          04/14/01
Haverty Furniture Companies Inc.                 47,500      100%         08/31/18
Future Electronics                                6,538      18%          11/14/99
TruGreen Limited Partnership                     31,500      57%          06/30/06
---------------------------------------------------------------------------------------

NAP                                                 NAP      NAP             NAP
NAP                                                 NAP      NAP             NAP
NAP                                                 NAP      NAP             NAP
NAP                                                 NAP      NAP             NAP
---------------------------------------------------------------------------------------
24-Hour Fitness                                  34,420      100%         09/15/19
American Foundation for Biological Research      12,000      22%          10/31/09
NAP                                                 NAP      NAP             NAP
NAP                                                 NAP      NAP             NAP
Ahad Bagherdai                                    3,000      18%          10/28/00
The People of the State of New York              33,464      100%         10/31/08
NAP                                                 NAP      NAP             NAP
Ascensus of New England                           7,751      26%          03/31/02
Decorators Unlimited                             33,118      72%          01/31/12
Krause's Sofa Factory                             9,345      50%          08/31/00
Office Max                                       23,500      100%         01/17/17
NAP                                                 NAP      NAP             NAP
RE Realty Experts                                22,922      96%          11/15/11

Edgecombe Rental Equipment Co.                   13,052      27%          03/31/04
Office Max                                       23,500      100%         10/10/17
Office Max                                       23,500      100%         02/12/18
Kmart                                            84,180      89%          02/28/05

                                                                         SECOND
                                                                        LARGEST
                                               SECOND     SECOND         TENANT
                                               LARGEST    LARGEST        LEASE
                                               TENANT     TENANT        MATURITY
      SECOND LARGEST TENANT                     NRSF      NRSF%           DATE
---------------------------------------------------------------------------------
Jonathan Ross Enterprises, Inc.                 6,803      18%           04/30/09
SNCRK Leasing, LLC                              7,517      12%           10/31/11
Modular Mining                                 12,445      21%           06/30/03
Avery Dennison Office Products                 19,675      19%           07/30/04
Morley Candy Makers, Inc.                      33,600      23%           04/30/00
NAP                                               NAP      NAP             NAP
The Allied Group                                6,581      22%           12/31/02
NAP                                               NAP      NAP             NAP
Government                                      7,900      15%           11/30/00
NAP                                               NAP      NAP             NAP
NAP                                               NAP      NAP             NAP
NAP                                               NAP      NAP             NAP
NAP                                               NAP      NAP             NAP
NAP                                               NAP      NAP             NAP
NAP                                               NAP      NAP             NAP
NAP                                               NAP      NAP             NAP
Houlihan's Culinary Trade, Inc.                 8,167      10%           04/30/03
Sesame Inn                                      3,500      11%           08/31/03
NAP                                               NAP      NAP             NAP
NAP                                               NAP      NAP             NAP
NAP                                               NAP      NAP             NAP
Skin Medicine & Cosmetic Surgery Center, Inc.   3,550       7%           11/30/04
Hibetts Sporting                                5,000      10%           01/03/09
Art Tech                                        2,250      21%           07/01/02
NAP                                               NAP      NAP             NAP
Zany Brainy                                    10,400      43%           12/31/02
Dunn-Edwards                                    6,350      12%           09/30/02
NAP                                               NAP      NAP             NAP
NAP                                               NAP      NAP             NAP
NAP                                               NAP      NAP             NAP
NAP                                               NAP      NAP             NAP
Thomas W. Hood                                  2,645       9%           08/31/00
Renzi Custom Gallery, Inc.                      3,769      10%           06/14/00
NAP                                               NAP      NAP             NAP
D.H. Andrews                                    6,363      17%           12/31/02
All Interior Supply, Inc.                      15,000      27%           01/31/02
---------------------------------------------------------------------------------

NAP                                               NAP      NAP             NAP
NAP                                               NAP      NAP             NAP
NAP                                               NAP      NAP             NAP
NAP                                               NAP      NAP             NAP
---------------------------------------------------------------------------------
NAP                                               NAP      NAP             NAP
Cystic Fibrosis Foundation                      5,695      10%           02/28/02
NAP                                               NAP      NAP             NAP
NAP                                               NAP      NAP             NAP
Dr. Abdoyan                                     1,590      10%           01/14/03
NAP                                               NAP      NAP             NAP
NAP                                               NAP      NAP             NAP
The Jane Blalock Co.                            4,450      15%           10/31/04
Keebler Company                                 5,348      12%           01/31/03
Kidio Homestores                                4,410      24%           08/27/02
NAP                                               NAP      NAP             NAP
NAP                                               NAP      NAP             NAP
American Title Insurance Co.                      660       3%           04/01/00

BOCES Monroe-Orleans Counties                  12,000      25%           06/30/04
NAP                                               NAP      NAP             NAP
NAP                                               NAP      NAP             NAP
Rent Way                                        3,500       4%           05/31/01

                   MORTGAGED REAL PROPERTY TENANCY INFORMATION

                                                                                  OCCU-
               MORTGAGE                                                           PANCY            OCCU-
CONTROL          LOAN                                                            PERCENT-       PANCY AS OF
NUMBER          SELLER      LOAN / PROPERTY NAME                                   AGE             DATE
---------------------------------------------------------------------------------------------------------------
  108            GCFP       Wolfie's Plaza                                          94%           10/05/99
  109            GCFP       200-220 West 1st Street                                100%           09/22/99
  110            GCFP       The Loring Building                                     90%           02/01/00
  111            GCFP       Park Paloma Apartments                                 100%           09/15/99
  112            GCFP       Mitchell Building                                      100%           01/10/00
  113            GCFP       Kennedy I Office Building                              100%           01/01/00
  114            SBRC       Holiday Inn Express                                     65%           12/31/99
  115            GCFP       16300 Addison Road Office Building                      88%           12/01/99
  116            GCFP       Fairfield Inn Jackson                                   83%           09/30/99
  117            SBRC       Amberwood  Mobile Home Park                             98%           07/31/99
  118            SBRC       Carson Commerce Center                                  87%           07/08/99
  119            GCFP       Nome Plaza Shopping Center                             100%           09/30/99
  120            GCFP       River Park Shopping Center                             100%           11/02/99
  121            SBRC       Fountain Plaza                                         100%           11/09/99
  122            GCFP       Fairfield Inn Hattiesburg                               74%           09/30/99
  123            GCFP       Fairfield Inn Lake Charles-Sulphur                      70%           09/30/99
  124            SBRC       Hampton Inn Blythe                                      70%           12/31/99
  125            SBRC       The Grove Shopping Center                               93%           11/01/99
  126            GCFP       475-499 Hillside Avenue                                100%           09/01/99
  127            SBRC       Copeland Shopping Center                               100%           02/01/00
  128            GCFP       The Fleet Building                                      97%           10/18/99
  129            GCFP       Commack Tower Plaza                                    100%           09/30/99
  130            GCFP       Shoppes of Northshore                                   94%           11/30/99
  131            SBRC       Las Posadas Shopping Center                             97%           07/01/99
  132            SBRC       The Ville Apartments                                    98%           12/14/99
  133            GCFP       Amelia Court Apartments                                 92%           02/29/00
  134            SBRC       Long Street Townhouses                                  93%           07/26/99
  135            GCFP       Silverbrook Apartments                                  97%           12/31/99
  136            SBRC       Garden Apartments                                       92%           07/01/99
  137            GCFP       Westchester and New Haven Apartments                    96%           09/01/99
  138            SBRC       Madison Midtown Shopping Center                         83%           06/30/99
  139            SBRC       Cleveland Corners Shopping Center                      100%           06/30/99
  140            SBRC       Park Place Apartments                                  100%           08/16/99
  141            GCFP       Horizons Apartments                                     92%           11/30/99
  142            GCFP       Regency Square Apartments                               99%           06/30/99
  143            SBRC       Federal Express                                        100%           04/20/99
  144            SBRC       Levittown Professional Building                        100%           06/08/99
  145            SBRC       3311 Richmond Office Building                           92%           07/01/99
  146            SBRC       Carmel Towers                                           94%           01/01/99
  147            GCFP       Westwood Apartments                                    100%           08/31/99
  148            SBRC       Crestridge Apartments                                   98%           07/21/99
  149            GCFP       Pine Tree Square                                        92%           12/22/99
  150            GCFP       Thistlewood Apartments                                 100%           12/31/99
  151            GCFP       Lesbo/Bullion Mobile Home Park                          96%           09/01/99
  152            SBRC       The Town Center                                        100%           12/06/99
  153            SBRC       Bayridge Apartments                                     98%           06/01/99
  154            SBRC       Ramada Inn - Elizabethtown                              66%           09/30/99
  155            SBRC       Oasis Surgery Center                                   100%           08/19/99
  156            SBRC       715 South Oxford Court Apartments                      100%           06/10/99
  157            SBRC       Barefoot Bay Medical Office Center                     100%           06/30/99
  158            GCFP       14 Mamaroneck Avenue                                   100%           10/31/99
  159            SBRC       Presidio Plaza                                          88%           08/13/99
  160            SBRC       904-912 21st Avenue                                    100%           04/16/99
  161            GCFP       Ambassador Apartments                                  100%           01/26/99
  162            SBRC       Frisco South Shopping Center                           100%           01/01/00
  163            GCFP       Oquendo Office Warehouse                               100%           09/01/99
  164            GCFP       Palm Harbor Mobile Home Park                            85%           07/07/99
  165            SBRC       Milan Apartments                                        95%           08/17/99
  166            SBRC       Palm Pacific Plaza Shopping Center                     100%           08/23/99
  167            SBRC       North Dixie Commerce Center                            100%           08/19/99

                                                                                                                 LARGEST
                                                                                                                  TENANT
                                                                                         LARGEST   LARGEST         LEASE
CONTROL                                                                                  TENANT    TENANT         MATURITY
NUMBER         LARGEST TENANT                                                             NRSF      NRSF%           DATE
------------------------------------------------------------------------------------------------------------------------------
  108          Wolfie's Restaurant                                                        5,800      19%          10/31/02
  109          Jose Luis Gonzales                                                         2,628      12%          12/01/00
  110          City of Riverside                                                          9,038      36%          10/31/00
  111          NAP                                                                          NAP      NAP             NAP
  112          County of Dutchess                                                        34,829      100%         11/08/05
  113          Ameritech                                                                 46,159      94%          12/31/04
  114          NAP                                                                          NAP      NAP             NAP
  115          Insurance One, L.C.                                                        8,404      35%          12/31/09
  116          NAP                                                                          NAP      NAP             NAP
  117          NAP                                                                          NAP      NAP             NAP
  118          Greater South Bay Medical                                                  4,032       9%          03/31/02
  119          Richmond Superette                                                         2,880      16%          09/30/10
  120          David Svetich                                                              6,300      27%          12/31/03
  121          Babylon Ent. LLC                                                          10,192      47%          10/01/02
  122          NAP                                                                          NAP      NAP             NAP
  123          NAP                                                                          NAP      NAP             NAP
  124          NAP                                                                          NAP      NAP             NAP
  125          Alliance for Performing Arts                                               9,600      20%          09/30/02
  126          Polished Metals                                                           39,200      19%          06/30/02
  127          Sleep Train                                                               12,500      60%          06/30/04
  128          Trammell Crow                                                             17,824      37%          06/20/02
  129          Sleepy's Inc.                                                              3,550      25%          11/30/02
  130          Sticky Sixx, Inc.                                                          5,000      23%          04/30/04
  131          Hallmark Specialty Retail Group, Inc.                                      4,160      16%          01/31/01
  132          NAP                                                                          NAP      NAP             NAP
  133          NAP                                                                          NAP      NAP             NAP
  134          NAP                                                                          NAP      NAP             NAP
  135          NAP                                                                          NAP      NAP             NAP
  136          NAP                                                                          NAP      NAP             NAP
  137          NAP                                                                          NAP      NAP             NAP
  138          Hollywood Video                                                            5,000      45%          03/31/08
  139          Radio Shack #8436                                                          2,400      48%          04/30/08
  140          NAP                                                                          NAP      NAP             NAP
  141          NAP                                                                          NAP      NAP             NAP
  142          NAP                                                                          NAP      NAP             NAP
  143          Federal Express                                                           51,892      100%         06/30/07
  144          South Nassau Community Hosp.                                               3,740      19%          01/31/09
  145          Progressive Insurance Company                                              9,515      22%          08/31/02
  146          NAP                                                                          NAP      NAP             NAP
  147          NAP                                                                          NAP      NAP             NAP
  148          NAP                                                                          NAP      NAP             NAP
  149          Sears Whitegoods                                                           8,100      33%          10/31/06
  150          NAP                                                                          NAP      NAP             NAP
  151          NAP                                                                          NAP      NAP             NAP
  152          Master Halco, Inc.                                                        18,196      62%          01/31/04
  153          NAP                                                                          NAP      NAP             NAP
  154          NAP                                                                          NAP      NAP             NAP
  155          Healthsouth Corp.                                                          9,300      62%          05/22/02
  156          NAP                                                                          NAP      NAP             NAP
  157          Sebastian Hospital, Inc.                                                   9,150      64%          06/30/01
  158          System Management Arts, Inc.                                              11,000      52%          11/30/00
  159          Marks Liquor Market                                                        2,420      19%          07/01/03
  160          NAP                                                                          NAP      NAP             NAP
  161          NAP                                                                          NAP      NAP             NAP
  162          Sheena's Dance Academy                                                     3,012      16%          12/31/01
  163          American Laser                                                             4,472      23%          08/01/02
  164          NAP                                                                          NAP      NAP             NAP
  165          NAP                                                                          NAP      NAP             NAP
  166          Petr Ter-Bagdasarian                                                       3,228      29%          01/01/04
  167          Gourmet Food Marketing                                                     5,064      15%          09/30/02

                                                                                            SECOND
                                                                                            LARGEST
                                                                    SECOND   SECOND          TENANT
                                                                    LARGEST  LARGEST         LEASE
CONTROL                                                             TENANT   TENANT         MATURITY
NUMBER         SECOND LARGEST TENANT                                 NRSF     NRSF%           DATE
-----------------------------------------------------------------------------------------------------
  108          U.S. Post Office                                     4,400      15%           09/10/04
  109          Jose & Ruben Narajo                                  1,904       9%           12/01/04
  110          Citizens Business Bank                               3,675      15%           05/31/01
  111          NAP                                                    NAP      NAP             NAP
  112          NAP                                                    NAP      NAP             NAP
  113          TCG                                                  2,727       6%           01/31/06
  114          NAP                                                    NAP      NAP             NAP
  115          ST Advisory Corp.                                    3,647      15%           01/31/09
  116          NAP                                                    NAP      NAP             NAP
  117          NAP                                                    NAP      NAP             NAP
  118          Pacific Drafting                                     3,600       8%             MTM
  119          Bario's Restaurant & Pizzeria                        2,440      13%           12/31/17
  120          Everich International                                2,995      13%           01/31/03
  121          Japan Food SVC                                       3,200      15%           07/01/02
  122          NAP                                                    NAP      NAP             NAP
  123          NAP                                                    NAP      NAP             NAP
  124          NAP                                                    NAP      NAP             NAP
  125          Fathalla - Meat Market                               4,800      10%           04/30/03
  126          Essex Shade                                         34,000      16%           11/30/03
  127          The Casual Male Inc.                                 3,255      16%           10/01/00
  128          Cardiology Association, Inc.                        13,446      28%           02/28/07
  129          Rugs-Are-Us, Inc.                                    3,300      23%           03/30/01
  130          The Gordon Bank                                      4,000      18%           06/30/04
  131          Video Tyme                                           3,440      13%           09/30/02
  132          NAP                                                    NAP      NAP             NAP
  133          NAP                                                    NAP      NAP             NAP
  134          NAP                                                    NAP      NAP             NAP
  135          NAP                                                    NAP      NAP             NAP
  136          NAP                                                    NAP      NAP             NAP
  137          NAP                                                    NAP      NAP             NAP
  138          Radio Shack #8454                                    2,400      22%           03/31/04
  139          Athlete's Foot                                       1,640      33%           08/31/03
  140          NAP                                                    NAP      NAP             NAP
  141          NAP                                                    NAP      NAP             NAP
  142          NAP                                                    NAP      NAP             NAP
  143          NAP                                                    NAP      NAP             NAP
  144          Dr. Anthony Grillo                                   1,822       9%           08/31/01
  145          The State of Texas                                   6,252      15%           05/31/06
  146          NAP                                                    NAP      NAP             NAP
  147          NAP                                                    NAP      NAP             NAP
  148          NAP                                                    NAP      NAP             NAP
  149          Western Auto Supply Company                          8,000      32%           08/31/04
  150          NAP                                                    NAP      NAP             NAP
  151          NAP                                                    NAP      NAP             NAP
  152          Schrimmer Insurance                                  3,786      13%           01/31/04
  153          NAP                                                    NAP      NAP             NAP
  154          NAP                                                    NAP      NAP             NAP
  155          Coastal Radiation Oncology Medical Group             4,500      30%           05/15/03
  156          NAP                                                    NAP      NAP             NAP
  157          Ralph B. Monnett, Jr.,MD                             2,250      16%           06/30/01
  158          Payless Shoesource, Inc.                             3,671      17%           01/31/02
  159          Western Budget                                       1,736      14%           09/01/03
  160          NAP                                                    NAP      NAP             NAP
  161          NAP                                                    NAP      NAP             NAP
  162          Matrix Rehabilitation                                2,812      15%           05/31/05
  163          Las Vegas Poultry                                    4,472      23%           12/01/03
  164          NAP                                                    NAP      NAP             NAP
  165          NAP                                                    NAP      NAP             NAP
  166          The Gold Rail, Inc.                                  2,010      18%             MTM
  167          GDS Engineering, Inc.                                3,408      10%           11/30/00

                   MORTGAGED REAL PROPERTY TENANCY INFORMATION

                                                                                  OCCU-
               MORTGAGE                                                           PANCY            OCCU-
CONTROL          LOAN                                                            PERCENT-       PANCY AS OF
NUMBER          SELLER      LOAN / PROPERTY NAME                                   AGE             DATE
===============================================================================================================
  168            SBRC       Meadowlark Apartments                                   97%           07/01/99
  169            SBRC       Old Judge Building                                     100%           08/30/99
---------------------------------------------------------------------------------------------------------------
  170            SBRC       Sherman/Lennox Portfolio
  170A           SBRC       6839-6841 Lennox Avenue                                100%           08/15/99
  170B           SBRC       17732 Sherman Way                                       87%           08/15/99
---------------------------------------------------------------------------------------------------------------
  171            SBRC       Pacific Winds Apartments                               100%           07/26/99
  172            SBRC       Isle of Capri Apartments                               100%           08/19/99
  173            SBRC       Datura Station                                         100%           08/01/99
  174            SBRC       Park View Cooperative                                  100%           08/13/99
  175            SBRC       H & Z Office Building                                  100%           07/28/99
  176            SBRC       Nassau Bay Villas Apartments                            96%           06/30/99
  177            SBRC       2180 West First Street                                  99%           11/16/99
  178            GCFP       8020 Northwest 60th Street                             100%           09/25/99
  179            SBRC       Irving Place Apartments                                 97%           07/21/99
  180            GCFP       Regency Palms Apartments                                99%           01/31/00
  181            GCFP       Four Flags Motors, Inc.                                100%           07/07/98
  182            GCFP       Alexandria Gardens Apartments                          100%           01/10/00
  183            GCFP       47-49 Main Street                                      100%           01/18/00
  184            SBRC       Madrid Apartments                                       95%           07/20/99
  185            SBRC       Comfort Inn - Milledgeville                             68%           06/30/99
  186            SBRC       Wal-Mart Shopping Center                               100%           09/21/99
  187            SBRC       Stratford Apartments                                    96%           01/03/00
  188            SBRC       Willow Glen Plaza                                       88%           07/28/99
  189            SBRC       Edgewater Bay Apartments                                97%           08/01/99
  190            SBRC       420 Group                                              100%           04/30/99
  191            GCFP       7-Eleven                                               100%           12/31/99
  192            SBRC       Lake Forest North Apartments                            91%           08/01/99
  193            SBRC       CompuChem Industrial                                   100%           07/01/99
  194            GCFP       Palazzolo Plaza                                        100%           08/04/99
  195            SBRC       A. E. Larson Building                                   90%           11/10/99
  196            GCFP       Lanewood Apartments                                     97%           09/17/99
  197            GCFP       Chris-Town Mobile Home Park                            100%           05/31/99
  198            SBRC       Corbus-Peppertree Lane Apartments                       88%           08/20/99
  199            SBRC       Missouri Meadows Apartments                             97%           06/25/99
  200            SBRC       Highlander Square Apartments                           100%           08/30/99
  201            SBRC       Hillcrest Crossing                                     100%           06/30/99
  202            SBRC       Virginia Plaza                                         100%           08/09/99
  203            SBRC       Pedersen Building                                      100%           09/01/99
  204            GCFP       Spring Oaks Mobile Home & Recreational Vehicle Park    100%           03/21/99
  205            SBRC       Shadowood Apartments                                    98%           12/02/99
  206            SBRC       Arroyo Shopping Center                                 100%           07/15/99
  207            GCFP       The Nog Retail Center                                  100%           09/30/99
  208            GCFP       London Square Apartments                                94%           12/31/99
  209            SBRC       Petite Chateau Villa Mobile Home Park                   93%           08/01/99
  210            GCFP       Walnut Hills Apartments                                 93%           12/31/99
  211            SBRC       Palmer Highway Shopping Center                         100%           12/16/99
  212            SBRC       Somerset Apartments                                     98%           08/23/99
---------------------------------------------------------------------------------------------------------------
  213            SBRC       Shady Acres/Pine Shadows Portfolio
  213A           SBRC       Shady Acres Duplexes                                    96%           06/01/99
  213B           SBRC       Pine Shadows Estates                                    75%           06/01/99
---------------------------------------------------------------------------------------------------------------
  214            SBRC       Vanowen Street Retail Center                           100%           12/04/99
  215            GCFP       Rena's Village Plaza                                   100%           09/30/99
  216            SBRC       Stanford Place Apartments                              100%           07/13/99
  217            SBRC       Panola-Redan Crossing                                  100%           10/01/99
  218            SBRC       Garnet Avenue Shopping Center                          100%           12/07/99
  219            SBRC       The Chalet Apartments                                   98%           06/30/99
  220            SBRC       Galt Ocean Plaza                                       100%           11/07/99
  221            SBRC       Zion Street Apartments                                 100%           09/27/99


                                                                                              LARGEST
                                                                                               TENANT
                                                                     LARGEST   LARGEST         LEASE
CONTROL                                                              TENANT    TENANT         MATURITY
NUMBER         LARGEST TENANT                                         NRSF      NRSF%           DATE
===========================================================================================================
  168          NAP                                                      NAP      NAP             NAP
  169          Jake's Steak                                           8,400      20%          08/14/08
-----------------------------------------------------------------------------------------------------------
  170
  170A         NPS Partners, Ltd.                                     7,200      46%          06/30/02
  170B         Hair Extentions                                        1,600      18%          12/31/01
-----------------------------------------------------------------------------------------------------------
  171          NAP                                                      NAP      NAP             NAP
  172          NAP                                                      NAP      NAP             NAP
  173          Reg Architects                                         2,873      24%          06/01/07
  174          NAP                                                      NAP      NAP             NAP
  175          Market Driven School                                   6,339      38%          08/31/03
  176          NAP                                                      NAP      NAP             NAP
  177          Lee County, Florida                                    8,279      29%          08/14/00
  178          Spiegel Meats, Inc.                                   34,566      100%         06/30/13
  179          NAP                                                      NAP      NAP             NAP
  180          NAP                                                      NAP      NAP             NAP
  181          Four Flags Motors                                     24,182      100%         06/30/18
  182          NAP                                                      NAP      NAP             NAP
  183          Maxwell's Home Decorative, Inc.                        2,288      64%          12/31/03
  184          NAP                                                      NAP      NAP             NAP
  185          NAP                                                      NAP      NAP             NAP
  186          Southwestern Bell Wireless                             7,544      53%          06/30/05
  187          NAP                                                      NAP      NAP             NAP
  188          Kwik Wash                                              2,000      17%          06/30/00
  189          NAP                                                      NAP      NAP             NAP
  190          NAP                                                      NAP      NAP             NAP
  191          The Southland Corporation                              2,993      100%         04/30/19
  192          NAP                                                      NAP      NAP             NAP
  193          Liberty Analytical Corp dba CompuChem Env Corp.       30,669      100%         06/30/14
  194          Ronald L. Moloff, D.D.S., P.C.                         2,328      19%          12/31/04
  195          Columbia Legal                                         4,865       9%          10/31/04
  196          NAP                                                      NAP      NAP             NAP
  197          NAP                                                      NAP      NAP             NAP
  198          NAP                                                      NAP      NAP             NAP
  199          NAP                                                      NAP      NAP             NAP
  200          NAP                                                      NAP      NAP             NAP
  201          Judy Nordseth Photography                              2,500      25%          09/01/11
  202          Paper Lion                                             2,340      22%          08/31/00
  203          Mail Boxes, Etc.                                       1,620      22%          11/01/01
  204          NAP                                                      NAP      NAP             NAP
  205          NAP                                                      NAP      NAP             NAP
  206          Arroyo Liquors                                         2,800      24%          10/31/10
  207          Handy Andy Supermarkets                               22,950      85%          06/30/01
  208          NAP                                                      NAP      NAP             NAP
  209          NAP                                                      NAP      NAP             NAP
  210          NAP                                                      NAP      NAP             NAP
  211          Lone Star Cleaners                                     2,190      17%          12/31/03
  212          NAP                                                      NAP      NAP             NAP
-----------------------------------------------------------------------------------------------------------
  213
  213A         NAP                                                      NAP      NAP             NAP
  213B         NAP                                                      NAP      NAP             NAP
-----------------------------------------------------------------------------------------------------------
  214          Teresa and Carlos Figueroa                             2,000      21%          07/01/00
  215          Steel Mill Inc.                                        4,700      24%          02/28/02
  216          NAP                                                      NAP      NAP             NAP
  217          Mountain Farms                                         2,048      18%          07/01/03
  218          7-11, Inc.                                             2,491      38%          05/31/09
  219          NAP                                                      NAP      NAP             NAP
  220          Candy Colby Body Factory, Inc.                         4,200      17%          09/30/01
  221          NAP                                                      NAP      NAP             NAP


                                                                                             SECOND
                                                                                            LARGEST
                                                                    SECOND   SECOND          TENANT
                                                                    LARGEST  LARGEST         LEASE
CONTROL                                                             TENANT   TENANT         MATURITY
NUMBER         SECOND LARGEST TENANT                                 NRSF     NRSF%           DATE
=====================================================================================================
  168          NAP                                                    NAP      NAP             NAP
  169          Castle Law                                           6,415      16%           04/30/01
-----------------------------------------------------------------------------------------------------
  170
  170A         Buzz's Coin Laundry, Inc.                            6,200      40%           09/30/01
  170B         Jason Construction, Inc.                             1,500      17%             MTM
-----------------------------------------------------------------------------------------------------
  171          NAP                                                    NAP      NAP             NAP
  172          NAP                                                    NAP      NAP             NAP
  173          Biga Bakery                                          2,500      21%           06/01/03
  174          NAP                                                    NAP      NAP             NAP
  175          Lifeworks                                            2,016      12%           12/01/02
  176          NAP                                                    NAP      NAP             NAP
  177          Lee County, Florida                                  4,387      15%           08/14/00
  178          NAP                                                    NAP      NAP             NAP
  179          NAP                                                    NAP      NAP             NAP
  180          NAP                                                    NAP      NAP             NAP
  181          NAP                                                    NAP      NAP             NAP
  182          NAP                                                    NAP      NAP             NAP
  183          Freeport Taco Bay, Inc.                              1,300      36%           02/28/07
  184          NAP                                                    NAP      NAP             NAP
  185          NAP                                                    NAP      NAP             NAP
  186          Rent-A-Center, A Division of Thorn America, Inc.     3,000      21%           04/30/01
  187          NAP                                                    NAP      NAP             NAP
  188          Sun Masters                                          1,715      15%           07/31/02
  189          NAP                                                    NAP      NAP             NAP
  190          NAP                                                    NAP      NAP             NAP
  191          NAP                                                    NAP      NAP             NAP
  192          NAP                                                    NAP      NAP             NAP
  193          NAP                                                    NAP      NAP             NAP
  194          Burton Langer, D.M.D.                                1,999      17%           12/31/04
  195          Dunbar Jewelers, Inc.                                4,112       8%           12/31/00
  196          NAP                                                    NAP      NAP             NAP
  197          NAP                                                    NAP      NAP             NAP
  198          NAP                                                    NAP      NAP             NAP
  199          NAP                                                    NAP      NAP             NAP
  200          NAP                                                    NAP      NAP             NAP
  201          City Credit Union                                    2,350      24%           09/01/03
  202          Yours By Design                                      1,872      17%           09/30/02
  203          First National Bank of Telluride                     1,526      21%           09/01/07
  204          NAP                                                    NAP      NAP             NAP
  205          NAP                                                    NAP      NAP             NAP
  206          Southland Corp. (7-11)                               2,160      19%           11/30/03
  207          Kwik Wash Laundries, Inc.                            2,100       8%           08/31/00
  208          NAP                                                    NAP      NAP             NAP
  209          NAP                                                    NAP      NAP             NAP
  210          NAP                                                    NAP      NAP             NAP
  211          Fertile Turtle Maternity                             1,980      15%           12/31/00
  212          NAP                                                    NAP      NAP             NAP
-----------------------------------------------------------------------------------------------------
  213
  213A         NAP                                                    NAP      NAP             NAP
  213B         NAP                                                    NAP      NAP             NAP
-----------------------------------------------------------------------------------------------------
  214          Yum Yum Donut Shops, Inc.                            1,060      11%           02/01/08
  215          Don Victor's Bar & Grill                             2,530      13%           07/31/01
  216          NAP                                                    NAP      NAP             NAP
  217          Dr. Ida Lanier                                       1,344      12%             MTM
  218          Wash America, Inc.                                   1,100      17%           06/30/04
  219          NAP                                                    NAP      NAP             NAP
  220          Sephardic Synagogue of Ft. Lauderdale-BNM Inc.       3,540      14%           10/31/00
  221          NAP                                                    NAP      NAP             NAP

                   MORTGAGED REAL PROPERTY TENANCY INFORMATION

                                                                            OCCU-
               MORTGAGE                                                     PANCY            OCCU-
CONTROL          LOAN                                                      PERCENT-       PANCY AS OF
NUMBER          SELLER      LOAN / PROPERTY NAME                             AGE             DATE
---------------------------------------------------------------------------------------------------------
  222            GCFP       Country Square Mobile Home Park                   98%           06/01/99
  223            GCFP       1513-1517 Taylor Avenue                           97%           01/01/00
  224            GCFP       Westside Warehouse                               100%           01/26/00
  225            SBRC       Heritage House Apartments                         89%           06/01/99
  226            SBRC       Troy Building                                     97%           07/01/99
  227            SBRC       Arlington Manor Mobile Home Park                  94%           11/11/99
  228            GCFP       Capitol View Apartments, Charles Apartments &
                              Randolph Apartments                            100%           03/01/99
  229            SBRC       Beresford Retail                                 100%           08/03/99
  230            SBRC       120 Standard Street                              100%           07/07/99
  231            GCFP       2077-2089 New York Avenue                        100%           07/17/99
  232            SBRC       Blair Place Duplexes                             100%           06/30/99
  233            SBRC       18714 Parthenia Street                           100%           09/03/98
  234            GCFP       Thornapple Apartments                            100%           12/31/99
  235            GCFP       2800 Oakmont Drive                               100%           07/14/99
  236            SBRC       Fox Tile                                         100%           08/24/99
  237            SBRC       471 Prospect Street                              100%           07/29/99
  238            GCFP       Barclay Arms Apartments                          100%           12/31/99
  239            SBRC       Wishney                                           89%             UAV
  240            GCFP       Elmgrove Apartments                               94%           12/31/99
  241            SBRC       Centennial Apartments                            100%           04/01/99
  242            SBRC       Vanguard Industrial Building                     100%           10/01/99
  243            GCFP       135-145 Orange Street Apartments                  97%           10/12/99
  244            SBRC       Brentwood Village Apartments                      97%           07/01/99
  245            GCFP       Seoul Plaza                                       97%           10/02/99
  246            SBRC       Glendale Apartments                              100%           10/01/99
  247            GCFP       Riverview Apartments                             100%           02/24/99
  248            GCFP       820 Linden Boulevard                             100%           08/18/99
  249            GCFP       Vail Valley Auto                                 100%           07/21/98
  250            GCFP       Hawthorne Apartments II                           94%           12/31/99
  251            GCFP       2096 Saint Georges Avenue                        100%           01/04/00
  252            SBRC       Notre Dame Apartments                            100%           07/31/99
  253            GCFP       Nash Multi-family Apartments                     100%           01/17/00
  254            SBRC       Somers Apartments                                100%           09/09/99
  255            GCFP       Foxglove Apartments, Phase I                     100%           12/31/99
  256            SBRC       Muse Apartments                                  100%           08/01/99
  257            GCFP       Chalmer Place                                    100%           09/14/99
  258            GCFP       Ivy Court Apartments                              98%           12/31/99
  259            GCFP       Royce Apartments                                 100%           10/01/99
  260            SBRC       C. Martin Company                                100%           04/15/99
  261            GCFP       Aster Court Apartments                            91%           12/31/99
  262            GCFP       Zora Lee Apartments                              100%           10/01/99
  263            GCFP       Foxglove II Apartments                           100%           12/31/99
  264            GCFP       Indiana Street Apartments                        100%           01/25/99
  265            GCFP       "A" Street Apartments                            100%           09/30/99
  266            GCFP       The Colonial Apartments                          100%           09/30/99
  267            GCFP       Taylene Court Apartments                         100%           01/21/00
  268            GCFP       Myrtle Street Apartments                         100%           10/01/99

                                                           LARGEST
                                                            TENANT
                                  LARGEST   LARGEST         LEASE
                                  TENANT    TENANT         MATURITY
LARGEST TENANT                     NRSF      NRSF%           DATE
------------------------------------------------------------------------
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
Priester Supply                   19,414      41%          12/31/01
NAP                                  NAP      NAP             NAP
Johnstone Supply                  18,740      32%          03/31/02
NAP                                  NAP      NAP             NAP

NAP                                  NAP      NAP             NAP
Eddie's Jr. Market                 2,500      31%          12/21/03
Rockwell/Collins, Inc.            12,000      100%         04/30/03
Kohaku Japanese Restaurant         1,470      15%          12/31/04
NAP                                  NAP      NAP             NAP
Save Six, Inc                     16,632      100%         09/03/08
NAP                                  NAP      NAP             NAP
Tyco Packaging Systems            13,400      100%         01/31/02
Fox Tile                          18,100      61%          02/04/08
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
Sasa Liquor                        2,175      10%          04/01/00
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
John Beck                            780       6%             MTM
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
Royal Box Retaurant                4,400      43%          08/31/09
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
Vail Valley Auto Supply, Inc.      3,863      100%         12/31/12
NAP                                  NAP      NAP             NAP
Langton & Alter                    3,668      100%         12/31/12
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
C. Martin Company, Inc.           12,330      100%         04/30/11
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP
NAP                                  NAP      NAP             NAP

                                                     SECOND
                                                    LARGEST
                            SECOND   SECOND          TENANT
                            LARGEST  LARGEST         LEASE
                            TENANT   TENANT         MATURITY
SECOND LARGEST TENANT        NRSF     NRSF%           DATE
-------------------------------------------------------------
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
F.L. Traylor                8,000      17%           05/31/00
NAP                           NAP      NAP             NAP
Troy Studios               13,700      23%           09/30/00
NAP                           NAP      NAP             NAP

NAP                           NAP      NAP             NAP
Valentino's Pizza           1,700      21%           09/02/03
NAP                           NAP      NAP             NAP
Blair TV Repair             1,470      15%           12/31/04
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
Comco Tec                   7,100      24%           05/31/00
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
Cal Tan                     2,160      10%           01/01/03
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
Ben Barajas, CGT              780       6%             MTM
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
Fish Market                 1,590      16%           08/30/00
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP
NAP                           NAP      NAP             NAP

    MORTGAGED REAL PROPERTY HISTORICAL AND UNDERWRITTEN FINANCIAL INFORMATION

                                                                                        1998    1998
                                                                                       STATE-  STATE-
                                                                         1998           MENT    MENT
  CONTROL    MORTGAGE                                                  STATEMENT       NUMBER  ENDING
   NUMBER  LOAN SELLER      LOAN / PROPERTY NAME                         TYPE        OF MONTHS  DATE
---------------------------------------------------------------------------------------------------------
     1         SBRC         Putnam Building                                UAV          UAV       UAV
     2         GCFP         Jovanna Villas Apartments                      UAV          UAV       UAV
     3         GCFP         Los Cabos II Apartments                        UAV          UAV       UAV
     4         GCFP         Sunrise Plaza Shopping Center               Full Year        12    09/30/98
     5         GCFP         Hasbrouck & Torview Apartments              Full Year        12    12/31/98
---------------------------------------------------------------------------------------------------------
     6         SBRC         Muncie Apartments Portfolio
     6A        SBRC         Silvertree Apartments                       Full Year        12    12/31/98
     6B        SBRC         Windsong Apartments                         Full Year        12    12/31/98
     6C        SBRC         Autumn Breeze Apartments                    Full Year        12    12/31/98
     6D        SBRC         Sunreach Apartments                         Full Year        12    12/31/98
     6E        SBRC         Everbrook Apartments                        Full Year        12    12/31/98
     6F        SBRC         Cardinal Villa Apartments                   Full Year        12    12/31/98
---------------------------------------------------------------------------------------------------------
     7         SBRC         Sports Arena Village                        Full Year        12    12/31/98
     8         GCFP         Holiday Inn Somerset                        Full Year        12    12/31/98
     9         GCFP         Southridge Shopping Center                  Full Year        12    12/31/98
     10        GCFP         Stewart Plaza                               Full Year        12    12/31/98
     11        GCFP         The Carriage Building (Building 39)         Full Year        12    12/31/98
     12        GCFP         1000 Adams Avenue                              UAV          UAV       UAV
     13        GCFP         101 West Avenue                             Full Year        12    12/31/98
     14        GCFP         Clearview Farms Apartments                  Full Year        12    12/31/98
     15        GCFP         The TJ Building                                UAV          UAV       UAV
     16        GCFP         International Precision Components Corp.
                              Building                                     UAV          UAV       UAV
     17        GCFP         480 Sprague Street                             UAV          UAV       UAV
     18        GCFP         990 Spring Garden Street                       UAV          UAV       UAV
     19        SBRC         Los Altos Woods Office Building             Full Year        12    12/31/98
     20        GCFP         655 Merrick Avenue                             UAV          UAV       UAV
     21        GCFP         Nicholson Plaza                             Full Year        12    12/31/98
     22        GCFP         Ventura Village Shopping Center                UAV          UAV       UAV
     23        SBRC         Bridgetown 1 Office Building                   UAV          UAV       UAV
     24        GCFP         Courtyard Center                            Full Year        12    12/31/98
     25        GCFP         Raymour & Flanigan Plaza A                     UAV          UAV       UAV
     26        GCFP         4707 East Baseline Road                        UAV          UAV       UAV
     27        GCFP         Holiday Inn Arena                           Full Year        12    12/31/98
     28        GCFP         Kentbrook Apartments                        Full Year        12    12/31/98
     29        GCFP         Ramada Plaza Hotel and Office Building      Full Year        12    12/31/98
     30        GCFP         Quail Park I                                Full Year        12    12/31/98
     31        GCFP         139 Main Street                             Full Year        12    12/31/98
     32        GCFP         Holiday Inn University                      Full Year        12    12/31/98
     33        GCFP         PRG - Scenic Technologies                      UAV          UAV       UAV
     34        GCFP         Raymour & Flanigan Plaza B                  Full Year        12    12/31/98
     35        GCFP         West County Professional and
                              Medical Center                            Full Year        12    12/31/98
     36        SBRC         Herndon Plaza Retail Center                 Full Year        12    12/31/98
     37        GCFP         15250 Avenue of Science                     Full Year        12    12/31/98
     38        GCFP         The Barnyard Retail Center                  Full Year        12    12/31/98
     39        GCFP         711 Madison Avenue                          Full Year        12    12/31/98
     40        SBRC         132 South Rodeo Drive                       Full Year        12    12/31/98
     41        GCFP         4001 Fairview Industrial Drive Southeast       UAV          UAV       UAV
     42        GCFP         The Parris Building (Building 34)           Full Year        12    12/31/98
     43        SBRC         Cherry Tree Shopping Center                 Full Year        12    12/31/98
     44        SBRC         1916-1928 Old Middlefield Road                 UAV          UAV       UAV
     45        GCFP         Days Inn Singer Island                      Full Year        12    12/31/98
     46        GCFP         The Sports Authority                        Full Year        12    11/30/98
     47        GCFP         Grand Union Supermarket                        UAV          UAV       UAV
     48        GCFP         Parklawn Center                             Full Year        12    12/31/98
     49        GCFP         Two World's Fair Drive                      Full Year        12    12/31/98
     50        GCFP         Arden Woods Office Building                 Full Year        12    12/31/98
     51        GCFP         350 Centerpointe                            Full Year        12    12/31/98
     52        GCFP         Erie Canal Commons                             UAV          UAV       UAV
     53        GCFP         Executive Center Northridge                 Full Year        12    12/31/98

                                                                   1999       1999
                                                                  STATE-     STATE-
                                            1998      1999         MENT       MENT
  CONTROL    1998       1998                NOI     STATEMENT     NUMBER     ENDING
   NUMBER  REVENUES   EXPENSES    1998 NOI  DSCR      TYPE       OF MONTHS    DATE
--------------------------------------------------------------------------------------
     1           UAV        UAV        UAV   UAV    Full Year        12     12/31/99
     2           UAV        UAV        UAV   UAV       UAV          UAV       UAV
     3           UAV        UAV        UAV   UAV       UAV          UAV       UAV
     4     2,195,053    533,276  1,661,777  1.25   Annualized        11     08/31/99
     5     3,326,070  1,560,840  1,765,230  1.35   Annualized        9      09/30/99
--------------------------------------------------------------------------------------
     6                           1,820,863  1.43
     6A      953,096    305,384    647,712         Annualized        9      09/30/99
     6B      488,468    145,326    343,142         Annualized        9      09/30/99
     6C      481,334    147,849    333,485         Annualized        9      09/30/99
     6D      318,670     96,814    221,856         Annualized        9      09/30/99
     6E      247,404     96,529    150,876         Annualized        9      09/30/99
     6F      188,869     65,077    123,792         Annualized        9      09/30/99
--------------------------------------------------------------------------------------
     7     3,681,655  1,430,142  2,251,514  1.72   Annualized        3      06/30/99
     8     8,873,269  6,623,697  2,249,572  1.70    Full Year        12     12/31/99
     9     1,901,874    656,225  1,245,649  1.16   Trailing 12       12     09/30/99
     10    1,749,411    633,021  1,116,390  1.13   Annualized        9      09/30/99
     11    2,406,476    829,599  1,576,877  1.59   Annualized        11     12/16/99
     12          UAV        UAV        UAV   UAV       UAV          UAV       UAV
     13    1,766,613    412,467  1,354,146  1.52    Full Year        12     12/31/99
     14    2,380,059  1,051,561  1,328,498  1.52    Full Year        12     12/31/99
     15          UAV        UAV        UAV   UAV   Annualized        7      07/01/99
     16          UAV        UAV        UAV   UAV       UAV          UAV       UAV
     17          UAV        UAV        UAV   UAV       UAV          UAV       UAV
     18          UAV        UAV        UAV   UAV       UAV          UAV       UAV
     19      858,585    243,248    615,337  0.90   Trailing 12       12     06/30/99
     20          UAV        UAV        UAV   UAV    Full Year        12     12/31/99
     21    1,192,742    311,129    881,613  1.32    Full Year        12     12/31/99
     22          UAV        UAV        UAV   UAV   Annualized        7      12/31/99
     23          UAV        UAV        UAV   UAV   Annualized        6      06/30/99
     24    1,123,766    526,361    597,405  1.04   Annualized        9      09/30/99
     25          UAV        UAV        UAV   UAV   Annualized        10     10/31/99
     26          UAV        UAV        UAV   UAV   Annualized        4      11/30/99
     27    5,634,095  4,543,063  1,091,032  1.86    Full Year        12     12/31/99
     28    1,124,111    472,565    651,547  1.21   Annualized        10     10/31/99
     29    6,407,216  4,271,679  2,135,537  3.88   Trailing 12       12     09/30/99
     30    1,104,429    221,913    882,516  1.55   Annualized        9      09/30/99
     31    1,218,689    313,991    904,698  1.86   Annualized        9      09/30/99
     32    2,842,793  1,967,932    874,861  1.71    Full Year        12     12/31/99
     33          UAV        UAV        UAV   UAV       UAV          UAV       UAV
     34      698,678    122,907    575,771  1.17   Annualized        11     11/30/99
     35      794,818    217,734    577,084  1.17   Annualized        9      09/30/99
     36    1,834,223    813,709  1,020,514  1.65   Annualized        6      06/30/99
     37      647,377    107,183    540,194  1.28   Annualized        11     11/30/99
     38    1,672,965    929,506    743,459  1.77   Annualized        9      09/30/99
     39      749,956    251,349    498,607  1.02   Annualized        10     10/31/99
     40    1,024,948    368,352    656,596  1.43       UAV          UAV       UAV
     41          UAV        UAV        UAV   UAV   Annualized        9      11/23/99
     42    1,438,442    546,797    891,645  2.15       UAV          UAV       UAV
     43      881,681    141,871    739,810  1.72   Annualized        9      09/30/99
     44          UAV        UAV        UAV   UAV   Annualized        7      07/31/99
     45    2,266,838  1,382,192    884,646  1.93       UAV          UAV       UAV
     46      543,750          0    543,750  1.38   Annualized        10     09/30/99
     47          UAV        UAV        UAV   UAV   Annualized        11     12/27/99
     48      695,083    158,573    536,510  1.40  Partial Year       5      10/31/99
     49      848,611    406,824    441,787  1.20   Annualized        5      11/30/99
     50      918,275    356,570    561,704  1.48   Trailing 12       12     08/31/99
     51      863,621    404,094    459,527  1.19    Full Year        12     12/31/99
     52          UAV        UAV        UAV   UAV   Annualized        10     10/31/99
     53      682,610    181,851    500,759  1.38   Annualized        9      09/30/99



                                              1999
  CONTROL      1999       1999                NOI      U/W        U/W
   NUMBER    REVENUES   EXPENSES    1999 NOI  OSCR   REVENUES   EXPENSES
--------------------------------------------------------------------------
     1     3,062,485      51,165  3,011,320   1.23   3,097,500     92,925
     2           UAV         UAV        UAV    UAV   2,286,841    728,826
     3           UAV         UAV        UAV    UAV   1,748,307    612,390
     4     2,079,091     425,700  1,653,390   1.24   2,382,138    513,100
     5     3,487,191   1,593,242  1,893,949   1.44   3,478,532  1,748,831
--------------------------------------------------------------------------
     6                            1,909,181   1.50
     6A      944,176     308,597    635,579            890,122    333,894
     6B      484,137     120,952    363,185            484,540    149,594
     6C      524,580     143,344    381,236            494,802    154,356
     6D      311,918      93,872    218,046            322,226    101,366
     6E      249,946      82,216    167,730            257,121    103,651
     6F      198,672      55,267    143,405            182,005     68,707
--------------------------------------------------------------------------
     7     3,627,907   1,418,635  2,209,272   1.69   3,668,743  1,603,041
     8     9,068,620   6,801,593  2,267,027   1.71   9,061,780  6,735,328
     9     2,159,230     796,819  1,362,411   1.27   2,197,133    661,858
     10    1,998,239     757,891  1,240,348   1.26   2,148,743    666,261
     11    2,346,938     847,252  1,499,686   1.52   2,272,936    848,408
     12          UAV         UAV        UAV    UAV   2,173,528    825,059
     13    1,965,131     644,588  1,320,543   1.49   1,659,713    404,502
     14    2,345,097   1,062,706  1,282,391   1.47   2,358,108  1,129,773
     15    1,893,309     535,599  1,357,709   1.72   1,824,282    653,728
     16          UAV         UAV        UAV    UAV   1,271,683    286,668
     17          UAV         UAV        UAV    UAV   1,052,138     31,564
     18          UAV         UAV        UAV    UAV   1,925,071    837,993
     19    1,035,563     236,805    798,758   1.17   1,259,846    339,926
     20    1,221,788     464,346    757,442   1.23   1,274,525    476,714
     21    1,301,155     328,258    972,897   1.45   1,306,582    338,825
     22      893,304     115,068    778,236   1.29     944,045    176,654
     23      896,690     213,883    682,808   1.14   1,082,725    261,310
     24    1,497,006     676,063    820,943   1.43   1,477,665    594,477
     25      898,354     277,580    620,774   1.06   1,171,018    323,175
     26      817,182       6,427    810,754   1.41     792,192     26,766
     27    5,532,123   4,343,556  1,188,567   2.03   5,501,849  4,453,331
     28    1,262,738     479,227    783,510   1.45   1,250,693    487,078
     29    6,513,587   4,786,463  1,727,124   3.14   5,408,745  4,184,703
     30      783,050     171,369    611,681   1.07   1,073,802    246,480
     31    1,222,428     340,295    882,133   1.81   1,059,063    331,746
     32    2,924,549   2,073,905    850,644   1.66   2,871,861  2,024,670
     33          UAV         UAV        UAV    UAV     940,213    204,730
     34      909,648     210,879    698,769   1.42     975,506    256,695
     35      775,044     169,974    605,070   1.23   1,161,011    384,537
     36    2,061,720     765,152  1,296,568   2.09   1,945,956    860,200
     37      644,506      77,347    567,160   1.35     616,438     18,493
     38    1,756,637     965,962    790,675   1.89   1,682,354    919,057
     39      825,317     231,815    593,502   1.21     959,224    293,917
     40          UAV         UAV        UAV    UAV     987,020    357,906
     41      681,254           0    681,254   1.56     671,206     31,848
     42          UAV         UAV        UAV    UAV   1,332,695    592,168
     43      745,649     170,049    575,600   1.34     776,920    160,137
     44      491,552      63,289    428,263   0.81     827,556    136,702
     45          UAV         UAV        UAV    UAV   2,376,898  1,486,063
     46      555,000           0    555,000   1.41     557,750     16,733
     47      483,301       4,466    478,835   1.14     604,675     28,140
     48      650,846     168,944    481,902   1.26     680,324    154,584
     49      957,332     378,957    578,375   1.57     991,400    426,052
     50      967,984     379,122    588,862   1.55   1,065,620    479,413
     51      930,645     472,809    457,836   1.18     938,368    384,383
     52      772,067     272,765    499,301   1.45     728,858    246,842
     53      738,053     194,965    543,088   1.49     756,660    199,047



                       U/W               U/W
  CONTROL              NOI               NCF
   NUMBER   U/W NOI    DSCR   U/W NCF    DSCR
---------------------------------------------
     1     3,004,575   1.22  2,969,575   1.21
     2     1,558,015   1.25  1,492,015   1.20
     3     1,135,917   1.25  1,083,417   1.20
     4     1,869,038   1.40  1,753,600   1.32
     5     1,729,701   1.32  1,655,101   1.26
---------------------------------------------
     6     1,719,249   1.35  1,577,884   1.24
     6A      556,228           500,003
     6B      334,946           312,906
     6C      340,447           319,102
     6D      220,860           203,310
     6E      153,471           137,316
     6F      113,298           105,248
---------------------------------------------
     7     2,065,702   1.58  1,766,018   1.35
     8     2,326,452   1.76  1,873,363   1.41
     9     1,535,275   1.43  1,424,498   1.33
     10    1,482,482   1.51  1,331,036   1.35
     11    1,424,528   1.44  1,281,358   1.30
     12    1,348,469   1.40  1,172,207   1.22
     13    1,255,211   1.41  1,141,776   1.29
     14    1,228,335   1.40  1,139,985   1.30
     15    1,170,554   1.49  1,022,625   1.30
     16      985,015   1.29    945,378   1.23
     17    1,020,574   1.44    918,827   1.30
     18    1,087,078   1.51    926,245   1.29
     19      919,920   1.35    873,223   1.28
     20      797,811   1.29    770,549   1.25
     21      967,757   1.44    894,727   1.34
     22      767,391   1.28    745,126   1.24
     23      821,416   1.38    746,027   1.25
     24      883,188   1.53    791,529   1.38
     25      847,843   1.44    768,845   1.31
     26      765,426   1.33    719,659   1.25
     27    1,048,518   1.79    828,444   1.41
     28      763,615   1.42    713,608   1.32
     29    1,224,042   2.22    905,804   1.65
     30      827,322   1.45    739,189   1.29
     31      727,317   1.49    684,321   1.40
     32      847,191   1.65    707,557   1.38
     33      735,483   1.41    683,963   1.31
     34      718,811   1.46    671,482   1.36
     35      776,474   1.58    637,984   1.30
     36    1,085,756   1.75    945,783   1.53
     37      597,945   1.42    556,600   1.32
     38      763,297   1.82    670,044   1.60
     39      665,307   1.36    641,293   1.31
     40      629,114   1.37    604,430   1.32
     41      639,358   1.46    582,675   1.33
     42      740,528   1.78    658,637   1.59
     43      616,783   1.44    553,732   1.29
     44      690,854   1.31    636,547   1.20
     45      890,835   1.95    795,759   1.74
     46      541,017   1.38    514,417   1.31
     47      576,535   1.37    552,542   1.31
     48      525,740   1.37    480,023   1.25
     49      565,348   1.54    465,313   1.26
     50      586,207   1.54    497,503   1.31
     51      553,985   1.43    502,085   1.30
     52      482,016   1.40    438,840   1.27
     53      557,613   1.53    476,029   1.31

    MORTGAGED REAL PROPERTY HISTORICAL AND UNDERWRITTEN FINANCIAL INFORMATION

                                                                                        1998    1998
                                                                                       STATE-  STATE-
                                                                         1998           MENT    MENT
  CONTROL    MORTGAGE                                                  STATEMENT       NUMBER  ENDING
   NUMBER  LOAN SELLER      LOAN / PROPERTY NAME                         TYPE        OF MONTHS  DATE
---------------------------------------------------------------------------------------------------------
     54        SBRC         Jester Village Retail Center                   UAV          UAV       UAV
     55        GCFP         Suncreek Corporate Center                      UAV          UAV       UAV
     56        GCFP         Airport Business Plaza                         UAV          UAV       UAV
     57        SBRC         Otay Distribution Center                       UAV          UAV       UAV
     58        GCFP         Groesbeck Industrial Park                   Full Year        12    12/31/98
     59        GCFP         A Safe Self Storage                         Full Year        12    12/31/98
     60        GCFP         Audobon One                                 Full Year        12    12/31/98
     61        GCFP         Quail Valley Apartments                        UAV          UAV       UAV
     62        SBRC         Valley Sunset Center                        Full Year        12    12/31/98
     63        GCFP         Tangerine Hill Apartments                   Full Year        12    12/31/98
     64        GCFP         Modesto Imaging Center                      Full Year        12    12/31/98
     65        GCFP         Beechnut Grove Apartments                   Full Year        12    12/31/98
     66        GCFP         Woodvine Apartments                         Full Year        12    12/31/98
     67        GCFP         Holiday Inn Kennedy Space Center            Full Year        12    12/31/98
     68        GCFP         Chateau Resort & Conf.                      Full Year        12    12/31/98
     69        GCFP         West Pointe Apartments                      Full Year        12    12/31/98
     70        GCFP         Auburn Hills Industrial Center                 UAV          UAV       UAV
     71        SBRC         Ponderosa Village Shopping Center              UAV          UAV       UAV
     72        SBRC         Heinz Apartments                            Full Year        12    12/31/98
     73        GCFP         Barcelona Apartments                        Full Year        12    12/31/98
     74        SBRC         Highbury Court Apartments                   Full Year        12    12/31/98
     75        GCFP         BankBoston Building                            UAV          UAV       UAV
     76        SBRC         Northwest Plaza Shopping Center                UAV          UAV       UAV
     77        GCFP         43 West 47th Street                            UAV          UAV       UAV
     78        SBRC         58-38 Page Place                            Full Year        12    12/31/98
     79        GCFP         3832-3844 Sepulveda Boulevard               Full Year        12    12/31/98
     80        SBRC         Sweetwater Plaza East                       Full Year        12    12/31/98
     81        SBRC         Duane Reade Maspeth                         Full Year        12    12/31/98
     82        GCFP         Fairfield Inn Houma                         Full Year        12    12/31/98
     83        SBRC         Brentwood Apartments                        Full Year        12    12/31/98
     84        SBRC         Whitehall Apartments                        Full Year        12    12/31/98
     85        SBRC         Wind River Park Plaza                       Full Year        12    12/31/98
     86        SBRC         Newport Victoria Plaza                      Full Year        12    12/31/98
     87        SBRC         Haverty Furniture Store                     Full Year        12    12/31/98
     88        GCFP         Westgate Office Center                      Full Year        12    12/31/98
     89        GCFP         Commonwealth Park                              UAV          UAV       UAV
---------------------------------------------------------------------------------------------------------
     90        SBRC         New Jersey Portfolio
    90A        SBRC         5004 Palisades                              Full Year        12    12/31/98
    90B        SBRC         727 & 727A 25th Street                      Full Year        12    12/31/98
    90C        SBRC         Franklin's Tower Two                        Full Year        12    12/31/98
    90D        SBRC         Franklin's Tower One                        Full Year        12    12/31/98
---------------------------------------------------------------------------------------------------------
     91        GCFP         Centerpointe 24-Hour Fitness                   UAV          UAV       UAV
     92        GCFP         Keats Plaza                                 Full Year        12    12/31/98
     93        SBRC         South Pointe Townhomes                      Full Year        12    12/31/98
     94        GCFP         Glenmoor Green I Apartments                 Full Year        12    12/31/98
     95        SBRC         Alameda Shopping Center                     Full Year        12    12/31/98
     96        SBRC         41 North Division Street                       UAV          UAV       UAV
     97        GCFP         Glenmoor Green II Apartments                Full Year        12    12/31/98
     98        GCFP         Flagship Wharf Commercial Condominium       Full Year        12    12/31/98
     99        GCFP         South Park Center                           Full Year        12    12/31/98
    100        GCFP         1952 West El Camino                         Full Year        12    12/31/98
    101        SBRC         Office Max Traverse                         Full Year        12    12/31/98
    102        GCFP         Rockland Multi-family Residences               UAV          UAV       UAV
    103        GCFP         Realty Expert Building                      Full Year        12    12/31/98
    104        GCFP         75 Bermar Park, Nickel Office Building &
                              Tonida Office Building                       UAV          UAV       UAV
    105        SBRC         Office Max Mankato                          Full Year        12    12/31/98
    106        SBRC         Office Max Martinsburg                         UAV          UAV       UAV
    107        GCFP         Kmart South Bend                            Full Year        12    12/31/98

                                                                   1999       1999
                                                                  STATE-     STATE-
                                            1998      1999         MENT       MENT
  CONTROL    1998       1998                NOI     STATEMENT     NUMBER     ENDING
   NUMBER  REVENUES   EXPENSES    1998 NOI  DSCR      TYPE       OF MONTHS    DATE
--------------------------------------------------------------------------------------
     54          UAV        UAV        UAV   UAV       UAV          UAV       UAV
     55          UAV        UAV        UAV   UAV       UAV          UAV       UAV
     56          UAV        UAV        UAV   UAV    Full Year        12     12/31/99
     57          UAV        UAV        UAV   UAV       UAV          UAV       UAV
     58      698,772    146,748    552,024  1.51    Full Year        12     12/31/99
     59      609,432    162,292    447,140  1.29   Annualized        11     11/30/99
     60      657,422    188,377    469,045  1.55   Annualized        11     11/30/99
     61          UAV        UAV        UAV   UAV   Annualized        10     10/31/99
     62      388,427    117,152    271,275  0.83   Annualized        6      06/30/99
     63      662,179    254,227    407,952  1.45   Trailing 12       12     08/31/99
     64      444,045      6,139    437,906  1.45       UAV          UAV       UAV
     65      488,375    269,652    218,723  1.18   Trailing 12       12     10/31/99
     66      516,941    382,340    134,602  1.18   Trailing 12       12     10/31/99
     67    2,343,436  1,777,668    565,768  1.84   Trailing 12       12     09/30/99
     68    4,054,260  3,306,294    747,966  2.23   Trailing 12       12     06/30/99
     69      589,945    263,903    326,042  1.14       UAV          UAV       UAV
     70          UAV        UAV        UAV   UAV       UAV          UAV       UAV
     71          UAV        UAV        UAV   UAV   Annualized        5      05/31/99
     72      392,893     36,051    356,842  1.22   Annualized        9      09/30/99
     73      612,710    274,294    338,416  1.25   Annualized        9      09/30/99
     74      733,787    377,216    356,571  1.28   Annualized        6      06/29/99
     75          UAV        UAV        UAV   UAV   Annualized        6      06/01/99
     76          UAV        UAV        UAV   UAV   Annualized        7      07/31/99
     77          UAV        UAV        UAV   UAV       UAV          UAV       UAV
     78      567,840    167,162    400,678  1.34       UAV          UAV       UAV
     79      516,434     47,069    469,365  1.94    Full Year        12     12/29/99
     80      571,746    158,969    412,776  1.58   Annualized        6      06/30/99
     81      474,270    104,252    370,019  1.48       UAV          UAV       UAV
     82    1,511,373    890,987    620,386  2.16   Annualized        9      09/30/99
     83      346,598    136,005    210,593  1.40       UAV          UAV       UAV
     84      285,522    124,993    160,529  1.60       UAV          UAV       UAV
     85      296,086    120,738    175,348  1.01   Annualized        6      06/30/99
     86      276,435    188,407     88,029  1.01   Annualized        6      06/30/99
     87      362,800        536    362,264  1.50       UAV          UAV       UAV
     88      588,998    199,205    389,793  1.60   Trailing 12       12     06/30/99
     89          UAV        UAV        UAV   UAV   Annualized        6      11/30/99
--------------------------------------------------------------------------------------
     90                            456,225  1.85
    90A      340,223    129,968    210,255         Annualized        6      06/30/99
    90B      214,133     75,167    138,966         Annualized        6      06/30/99
    90C       95,260     39,437     55,823         Annualized        6      06/30/99
    90D       89,987     38,806     51,181         Annualized        6      06/30/99
--------------------------------------------------------------------------------------
     91          UAV        UAV        UAV   UAV       UAV          UAV       UAV
     92      469,135    125,583    343,552  1.41   Annualized        10     10/31/99
     93      604,728    334,534    270,194  1.28   Trailing 12       12     09/30/99
     94      595,370    257,799    337,571  1.49   Annualized        10     10/31/99
     95      457,300     75,669    381,631  1.70   Annualized        6      06/30/99
     96          UAV        UAV        UAV   UAV   Annualized        8      07/31/99
     97      582,608    267,878    314,731  1.43   Annualized        10     10/31/99
     98      427,472    203,415    224,057  1.03   Annualized        6      09/30/99
     99      341,736     79,899    261,837  1.22   Annualized        11     11/30/99
    100      444,967     93,255    351,712  1.62    Full Year        12     12/31/99
    101      369,270     98,197    271,073  1.04       UAV          UAV       UAV
    102          UAV        UAV        UAV   UAV       UAV          UAV       UAV
    103      557,042     80,259    476,783  2.30    Full Year        12     12/31/99
    104
                 UAV        UAV        UAV   UAV       UAV          UAV       UAV
    105      311,806     48,823    262,983  1.08       UAV          UAV       UAV
    106          UAV        UAV        UAV   UAV       UAV          UAV       UAV
    107      492,201    165,899    326,302  1.62   Annualized        9      09/30/99



                                              1999
  CONTROL      1999       1999                NOI      U/W        U/W
   NUMBER    REVENUES   EXPENSES    1999 NOI  DSCR   REVENUES   EXPENSES
---------------------------------------------------------------------------
     54          UAV         UAV        UAV    UAV     741,114    235,073
     55          UAV         UAV        UAV    UAV     902,616    353,647
     56      715,796     236,269    479,527   1.46     752,625    267,019
     57          UAV         UAV        UAV    UAV     630,499    165,009
     58      729,470     166,507    562,964   1.54     732,324    164,159
     59      744,316     169,790    574,525   1.65     778,043    264,318
     60      702,671     196,228    506,443   1.67     650,225    204,487
     61      995,000     521,423    473,577   1.53     989,424    538,421
     62      630,404      73,533    556,871   1.70     705,344    158,941
     63      648,399     282,639    365,760   1.30     674,569    280,804
     64          UAV         UAV        UAV    UAV     446,340     22,317
     65      563,867     309,786    254,081   1.28     597,515    317,273
     66      527,018     395,370    131,648   1.28     543,856    395,027
     67    2,576,744   1,922,975    653,769   2.13   2,343,436  1,776,711
     68    4,118,565   3,372,868    745,697   2.22   3,991,874  3,236,017
     69          UAV         UAV        UAV    UAV     623,748    239,110
     70          UAV         UAV        UAV    UAV     628,573    198,178
     71      492,862     152,780    340,082   1.20     630,776    201,487
     72      557,640      62,443    495,197   1.69     565,780    164,224
     73      657,766     273,154    384,613   1.42     674,481    282,696
     74      732,188     397,380    334,808   1.20     801,785    415,932
     75      618,132     233,018    385,114   1.40     666,474    235,907
     76      324,121      36,510    287,611   1.06     449,069     86,081
     77          UAV         UAV        UAV    UAV     572,188    172,910
     78          UAV         UAV        UAV    UAV     719,778    273,094
     79      486,185      43,216    442,969   1.83     510,083     87,611
     80      611,838     189,032    422,807   1.62     703,654    208,895
     81          UAV         UAV        UAV    UAV     495,149    136,064
     82    1,098,613     598,061    500,552   1.75   1,314,788    783,045
     83          UAV         UAV        UAV    UAV     346,126    143,526
     84          UAV         UAV        UAV    UAV     271,311    133,390
     85      354,564     116,892    237,673   1.87     341,459    133,031
     86      417,642     167,563    250,079   1.87     401,859    192,545
     87          UAV         UAV        UAV    UAV     337,404     10,122
     88      583,671     188,388    395,283   1.62     576,407    218,441
     89      364,037      47,963    316,074   1.29     400,434     77,520
---------------------------------------------------------------------------
     90                             530,814   2.15
    90A      344,014     101,880    242,134            325,276    130,824
    90B      228,613      70,193    158,420            205,553     85,172
    90C      104,855      31,932     72,922            107,502     45,586
    90D       95,659      38,321     57,338             88,669     41,444
---------------------------------------------------------------------------
     91          UAV         UAV        UAV    UAV     483,646     71,038
     92      439,539     139,983    299,556   1.23     454,902    122,502
     93      637,048     379,584    257,464   1.22     658,414    378,924
     94      608,486     266,497    341,990   1.51     592,020    253,239
     95      458,847      79,640    379,207   1.69     440,273     88,139
     96      487,908      99,616    388,292   1.77     496,606    143,311
     97      588,735     266,446    322,289   1.46     575,544    258,755
     98      506,898     233,738    273,161   1.26     501,834    202,865
     99      396,354      80,438    315,916   1.47     455,243    118,470
    100      375,217     106,478    268,739   1.24     405,199    112,342
    101          UAV         UAV        UAV    UAV     287,880      8,636
    102          UAV         UAV        UAV    UAV     393,984    115,075
    103      567,666      88,538    479,128   2.32     451,557    137,854
    104
                 UAV         UAV        UAV    UAV     478,117    156,698
    105          UAV         UAV        UAV    UAV     264,375      7,931
    106          UAV         UAV        UAV    UAV     279,650      8,390
    107      475,419     221,248    254,171   1.26     466,447    173,154



                      U/W               U/W
  CONTROL             NOI               NCF
   NUMBER  U/W NOI    DSCR   U/W NCF    DSCR
--------------------------------------------
     54     506,041   1.41    461,494   1.28
     55     548,969   1.60    472,232   1.37
     56     485,606   1.48    442,879   1.35
     57     465,490   1.38    425,448   1.26
     58     568,165   1.55    507,131   1.39
     59     513,725   1.48    502,026   1.44
     60     445,738   1.47    394,001   1.30
     61     451,003   1.46    389,562   1.26
     62     546,403   1.67    468,718   1.43
     63     393,765   1.40    361,398   1.29
     64     424,023   1.40    399,960   1.32
     65     280,242   1.43    251,242   1.25
     66     148,829   1.43    123,079   1.25
     67     566,725   1.84    449,553   1.46
     68     755,857   2.25    557,161   1.66
     69     384,638   1.34    358,637   1.25
     70     430,395   1.40    396,504   1.29
     71     429,289   1.52    402,847   1.43
     72     401,556   1.37    366,292   1.25
     73     391,785   1.45    356,095   1.32
     74     385,853   1.39    347,965   1.25
     75     430,567   1.56    372,492   1.35
     76     362,988   1.33    329,983   1.21
     77     399,278   1.40    378,165   1.32
     78     446,684   1.49    405,644   1.35
     79     422,472   1.75    390,297   1.61
     80     494,759   1.89    428,704   1.64
     81     359,085   1.44    346,460   1.39
     82     531,743   1.86    466,004   1.63
     83     202,600   1.35    188,040   1.25
     84     137,921   1.38    127,421   1.27
     85     208,428   1.60    166,773   1.26
     86     209,313   1.60    162,192   1.26
     87     327,282   1.36    291,657   1.21
     88     357,966   1.47    314,272   1.29
     89     322,914   1.32    314,571   1.29
--------------------------------------------
     90     423,975   1.72    383,775   1.56
    90A     194,452           176,752
    90B     120,381           109,281
    90C      61,916            55,916
    90D      47,225            41,825
--------------------------------------------
     91     412,608   1.68    370,530   1.51
     92     332,400   1.36    305,905   1.25
     93     279,490   1.33    246,134   1.17
     94     338,781   1.49    311,781   1.37
     95     352,134   1.57    333,471   1.48
     96     353,295   1.61    312,469   1.43
     97     316,789   1.44    279,159   1.27
     98     298,969   1.38    283,360   1.31
     99     336,773   1.56    303,081   1.41
    100     292,857   1.35    277,992   1.28
    101     279,244   1.07    275,719   1.06
    102     278,909   1.36    267,409   1.30
    103     313,703   1.52    288,169   1.39
    104
            321,419   1.45    282,701   1.28
    105     256,444   1.05    252,919   1.04
    106     271,260   1.18    267,735   1.16
    107     293,293   1.46    252,108   1.25

    MORTGAGED REAL PROPERTY HISTORICAL AND UNDERWRITTEN FINANCIAL INFORMATION

                                                                                        1998    1998
                                                                                       STATE-  STATE-
                                                                         1998           MENT    MENT
  CONTROL    MORTGAGE                                                  STATEMENT       NUMBER  ENDING
   NUMBER  LOAN SELLER      LOAN / PROPERTY NAME                         TYPE        OF MONTHS  DATE
---------------------------------------------------------------------------------------------------------
    108        GCFP         Wolfie's Plaza                                 UAV          UAV       UAV
    109        GCFP         200-220 West 1st Street                     Full Year        12    12/31/98
    110        GCFP         The Loring Building                         Full Year        12    12/31/98
    111        GCFP         Park Paloma Apartments                      Full Year        12    12/31/98
    112        GCFP         Mitchell Building                           Full Year        12    12/31/98
    113        GCFP         Kennedy I Office Building                   Full Year        12    12/31/98
    114        SBRC         Holiday Inn Express                         Full Year        12    12/31/98
    115        GCFP         16300 Addison Road Office Building             UAV          UAV       UAV
    116        GCFP         Fairfield Inn Jackson                       Full Year        12    12/31/98
    117        SBRC         Amberwood  Mobile Home Park                 Full Year        12    12/31/98
    118        SBRC         Carson Commerce Center                      Full Year        12    12/31/98
    119        GCFP         Nome Plaza Shopping Center                  Full Year        12    12/31/98
    120        GCFP         River Park Shopping Center                     UAV          UAV       UAV
    121        SBRC         Fountain Plaza                              Full Year        12    12/31/98
    122        GCFP         Fairfield Inn Hattiesburg                   Full Year        12    12/31/98
    123        GCFP         Fairfield Inn Lake Charles-Sulphur          Full Year        12    12/31/98
    124        SBRC         Hampton Inn Blythe                          Full Year        12    12/31/98
    125        SBRC         The Grove Shopping Center                   Full Year        12    12/31/98
    126        GCFP         475-499 Hillside Avenue                     Full Year        12    12/30/98
    127        SBRC         Copeland Shopping Center                    Full Year        12    12/31/98
    128        GCFP         The Fleet Building                          Full Year        12    12/31/98
    129        GCFP         Commack Tower Plaza                         Full Year        12    12/31/98
    130        GCFP         Shoppes of Northshore                       Full Year        12    12/31/98
    131        SBRC         Las Posadas Shopping Center                 Full Year        12    12/31/98
    132        SBRC         The Ville Apartments                        Full Year        12    12/31/98
    133        GCFP         Amelia Court Apartments                     Full Year        12    12/31/98
    134        SBRC         Long Street Townhouses                      Full Year        12    12/31/98
    135        GCFP         Silverbrook Apartments                      Full Year        12    12/31/98
    136        SBRC         Garden Apartments                           Full Year        12    12/31/98
    137        GCFP         Westchester and New Haven Apartments        Full Year        12    12/31/98
    138        SBRC         Madison Midtown Shopping Center                UAV          UAV       UAV
    139        SBRC         Cleveland Corners Shopping Center              UAV          UAV       UAV
    140        SBRC         Park Place Apartments                       Full Year        12    12/31/98
    141        GCFP         Horizons Apartments                         Full Year        12    12/31/98
    142        GCFP         Regency Square Apartments                   Full Year        12    12/31/98
    143        SBRC         Federal Express                                UAV          UAV       UAV
    144        SBRC         Levittown Professional Building             Full Year        12    12/31/98
    145        SBRC         3311 Richmond Office Building               Full Year        12    12/31/98
    146        SBRC         Carmel Towers                               Full Year        12    12/31/98
    147        GCFP         Westwood Apartments                         Full Year        12    12/31/98
    148        SBRC         Crestridge Apartments                       Full Year        12    12/31/98
    149        GCFP         Pine Tree Square                            Full Year        12    12/31/98
    150        GCFP         Thistlewood Apartments                      Full Year        12    12/31/98
    151        GCFP         Lesbo/Bullion Mobile Home Park              Full Year        12    12/31/98
    152        SBRC         The Town Center                             Full Year        12    12/31/98
    153        SBRC         Bayridge Apartments                         Full Year        12    12/31/98
    154        SBRC         Ramada Inn - Elizabethtown                  Full Year        12    12/31/98
    155        SBRC         Oasis Surgery Center                        Full Year        12    12/31/98
    156        SBRC         715 South Oxford Court Apartments           Full Year        12    12/31/98
    157        SBRC         Barefoot Bay Medical Office Center             UAV          UAV       UAV
    158        GCFP         14 Mamaroneck Avenue                        Full Year        12    12/31/98
    159        SBRC         Presidio Plaza                              Full Year        12    12/31/98
    160        SBRC         904-912 21st Avenue                         Full Year        12    12/31/98
    161        GCFP         Ambassador Apartments                       Full Year        12    07/13/98
    162        SBRC         Frisco South Shopping Center                Full Year        12    12/31/98
    163        GCFP         Oquendo Office Warehouse                    Full Year        12    12/31/98
    164        GCFP         Palm Harbor Mobile Home Park                Full Year        12    12/31/98
    165        SBRC         Milan Apartments                            Full Year        12    12/31/98
    166        SBRC         Palm Pacific Plaza Shopping Center          Full Year        12    12/31/98
    167        SBRC         North Dixie Commerce Center                 Annualized       7     12/31/98

                                                        1999       1999
                                                       STATE-     STATE-
                                 1998      1999         MENT       MENT
  1998       1998                NOI     STATEMENT     NUMBER     ENDING
REVENUES   EXPENSES    1988 NOI  DSCR      TYPE       OF MONTHS    DATE
---------------------------------------------------------------------------
      UAV        UAV        UAV   UAV   Annualized        3      09/30/99
  434,272     86,134    348,138  1.64   Trailing 12       12     06/30/99
  447,229    132,170    315,059  1.54   Annualized        9      09/30/99
  406,822    173,611    233,211  1.26   Annualized        8      08/31/99
  403,974     34,337    369,637  1.85   Annualized        9      09/30/99
  607,559    201,671    405,888  2.00    Full Year        12     12/31/99
1,030,116    561,003    469,113  1.97    Full Year        12     12/31/99
      UAV        UAV        UAV   UAV   Annualized        11     11/30/99
1,402,975    876,907    526,068  2.56   Trailing 12       12     09/30/99
  585,182    376,013    209,169  1.05   Trailing 12       12     06/30/99
  407,572    108,412    299,160  1.53   Trailing 12       12     05/28/99
  471,678    109,230    362,448  1.84   Annualized        9      09/30/99
      UAV        UAV        UAV   UAV       UAV          UAV       UAV
  290,550     61,174    229,376  1.26   Annualized        6      06/30/99
1,221,083    815,380    405,703  2.04  Partial Year       9      09/30/99
1,187,936    784,699    403,237  2.04  Partial Year       9      09/30/99
  934,565    581,332    353,233  1.65    Full Year        12     12/31/99
  377,594    111,974    265,620  1.54   Annualized        9      09/30/99
  626,508    341,710    284,798  1.52   Annualized        6      06/30/99
  174,805     52,497    122,308  0.68   Annualized        6      06/30/99
  406,121    216,637    189,484  1.13   Annualized        7      07/31/99
  361,968     48,783    313,185  1.76       UAV          UAV       UAV
  394,135    118,358    275,777  1.53   Annualized        3      12/31/99
  310,448     65,339    245,109  1.51   Annualized        6      06/30/99
  560,282    282,342    277,940  1.66   Annualized        7      11/30/99
  436,903    165,871    271,032  1.64    Full Year        12     12/31/99
  303,968    110,959    193,009  1.20   Annualized        7      07/27/99
  270,572     57,040    213,532  1.42   Annualized        7      12/31/99
  415,921    158,224    257,697  1.68   Annualized        6      06/30/99
  403,761    146,253    257,508  1.57   Annualized        9      09/30/99
      UAV        UAV        UAV   UAV       UAV          UAV       UAV
      UAV        UAV        UAV   UAV   Annualized        6      06/30/99
  321,975     98,128    223,847  1.54   Annualized        8      11/30/99
  307,892    126,271    181,621  1.29   Annualized        9      11/30/99
  572,511    297,013    275,498  1.81   Trailing 12       12     06/30/99
      UAV        UAV        UAV   UAV       UAV          UAV       UAV
  341,306    179,621    161,685  1.09       UAV          UAV       UAV
  322,248    202,569    119,679  0.83   Annualized        6      06/30/99
  316,430    107,959    208,471  1.53       UAV          UAV       UAV
  261,136     71,848    189,288  1.42   Annualized        6      06/30/99
  609,619    364,527    245,092  1.60   Annualized        6      06/30/99
  343,818    115,320    228,498  1.53   Trailing 12       12     10/31/99
  459,860    205,970    253,890  1.87    Full Year        12     12/31/99
  315,197    113,892    201,305  1.46   Annualized        5      09/30/99
  273,293     71,289    202,004  1.53   Annualized        9      11/30/99
  590,615    375,545    215,070  1.46   Annualized        6      06/30/99
  844,003    528,300    315,703  1.90   Trailing 12       12     09/30/99
  320,045     41,234    278,811  2.09   Annualized        7      07/31/99
  325,542    104,934    220,608  1.72   Annualized        6      06/30/99
      UAV        UAV        UAV   UAV       UAV          UAV       UAV
  307,423    181,942    125,481  1.05   Annualized        10     10/31/99
  173,966     52,969    120,997  0.96   Annualized        7      07/31/99
  323,820    101,890    221,930  1.75       UAV          UAV       UAV
  335,590    148,270    187,320  1.58       UAV          UAV       UAV
  253,169     57,591    195,578  1.59   Annualized        8      12/31/99
  214,519     36,376    178,143  1.41   Annualized        8      09/01/99
  247,290     91,267    156,023  1.27   Annualized        6      06/30/99
  273,227    133,044    140,184  1.21   Trailing 12       12     07/31/99
  218,626     43,000    175,626  1.49   Annualized        7      07/31/99
  222,783     79,742    143,042  1.20   Annualized        7      07/31/99

                                   1999
    1999       1999                NOI      U/W        U/W
  REVENUES   EXPENSES    1999 NOI  OSCR   REVENUES   EXPENSES
---------------------------------------------------------------
  435,420      65,048    370,372   1.71     456,103    116,870
  432,367      91,810    340,557   1.60     394,913     94,020
  335,475      91,488    243,987   1.19     449,920    154,225
  428,900     202,137    226,763   1.22     431,422    181,559
  384,512      19,594    364,918   1.82     357,077     59,826
  562,071     202,719    359,352   1.77     558,289    257,661
1,124,674     599,884    524,790   2.20   1,030,983    630,818
  379,036     130,359    248,677   1.26     433,166    153,817
1,054,923     715,212    339,711   1.65   1,276,283    894,528
  604,867     351,233    253,634   1.28     621,704    335,696
  409,729     110,331    299,398   1.53     401,617    124,975
  400,864      31,088    369,776   1.88     464,627    160,157
      UAV         UAV        UAV    UAV     393,633     77,618
  373,204      34,771    338,433   1.86     376,120    100,191
  893,466     605,810    287,656   1.45   1,140,187    788,701
  862,097     558,561    303,536   1.54   1,115,824    787,530
  968,723     617,289    351,434   1.64     961,290    616,533
  425,223     118,166    307,057   1.77     471,586    136,807
  704,627     363,383    341,244   1.82     693,554    345,089
  322,166      45,451    276,715   1.54     328,416     74,157
  482,640     169,542    313,098   1.87     501,383    224,469
      UAV         UAV        UAV    UAV     354,755     79,692
  327,174      91,105    236,069   1.31     392,735    140,196
  313,354      60,485    252,869   1.56     308,474     71,294
  610,999     288,544    322,455   1.93     573,157    286,110
  381,692     160,059    221,633   1.34     410,664    187,405
  304,843      70,025    234,818   1.46     303,202     97,074
  281,504      93,773    187,731   1.25     275,942     70,407
  416,995     140,488    276,507   1.80     406,894    183,249
  400,035     177,954    222,081   1.35     408,537    179,828
      UAV         UAV        UAV    UAV     178,483     32,712
   82,966      10,601     72,365   1.66      78,701     11,730
  323,720      69,594    254,126   1.75     327,966    133,492
  324,225     121,708    202,517   1.43     333,556    131,510
  598,923     286,655    312,268   2.05     606,478    334,781
      UAV         UAV        UAV    UAV     271,003     15,630
      UAV         UAV        UAV    UAV     415,803    192,142
  346,678     199,965    146,713   1.02     487,535    233,868
      UAV         UAV        UAV    UAV     313,168    124,213
  268,522      73,360    195,162   1.47     272,346     90,372
  629,847     289,533    340,314   2.22     623,926    390,798
  326,228     134,385    191,843   1.28     338,261    111,168
  477,412     208,662    268,750   1.97     443,651    224,509
  347,671     127,325    220,346   1.60     306,432    122,930
  296,999      68,676    228,324   1.72     272,410     76,234
  635,250     328,499    306,751   2.08     628,445    386,798
  876,639     528,697    347,942   2.09     840,660    535,395
  310,802      47,470    263,332   1.97     291,188     65,086
  353,072     125,965    227,107   1.77     345,336    131,103
      UAV         UAV        UAV    UAV     253,011     78,935
  379,109     164,040    215,069   1.79     336,339    154,138
  247,968      55,727    192,242   1.53     243,894     66,053
      UAV         UAV        UAV    UAV     311,646    124,141
      UAV         UAV        UAV    UAV     328,534    165,334
  280,315      47,157    233,158   1.90     280,994     84,496
  216,369      23,167    193,202   1.53     205,349     39,401
  250,339      85,068    165,271   1.35     253,306     94,872
  280,272     141,367    138,905   1.20     295,175    141,075
  228,371      52,070    176,301   1.50     228,365     56,911
  256,993      82,910    174,083   1.46     268,531     85,548

            U/W               U/W
            NOI               NCF
 U/W NOI    DSCR    U/W NCF   DSCR
----------------------------------
  339,233   1.56    295,253   1.36
  300,893   1.42    275,027   1.30
  295,695   1.44    266,471   1.30
  249,863   1.35    236,490   1.27
  297,251   1.49    261,825   1.31
  300,628   1.48    254,749   1.25
  400,165   1.68    348,616   1.46
  279,349   1.42    254,363   1.29
  381,755   1.85    317,941   1.54
  286,008   1.44    265,960   1.34
  276,642   1.41    241,427   1.23
  304,470   1.54    281,360   1.43
  316,015   1.67    294,626   1.55
  275,929   1.52    256,182   1.41
  351,486   1.77    294,478   1.48
  328,294   1.66    272,503   1.38
  344,757   1.61    296,693   1.38
  334,779   1.94    271,753   1.57
  348,465   1.85    270,473   1.44
  254,259   1.41    226,611   1.26
  276,914   1.65    219,377   1.31
  275,063   1.54    252,384   1.42
  252,539   1.40    235,532   1.31
  237,180   1.46    208,490   1.28
  287,047   1.71    259,547   1.55
  223,259   1.35    197,709   1.19
  206,128   1.28    195,878   1.22
  205,535   1.36    197,785   1.31
  223,645   1.46    204,120   1.33
  228,709   1.39    204,229   1.24
  145,771   1.44    133,594   1.32
   66,971   1.44     61,177   1.32
  194,474   1.34    182,474   1.26
  202,046   1.43    189,297   1.34
  271,697   1.79    213,759   1.40
  255,373   1.80    231,888   1.64
  223,659   1.50    195,259   1.31
  253,667   1.77    195,635   1.36
  188,955   1.39    176,205   1.29
  181,974   1.37    171,052   1.28
  233,128   1.52    207,628   1.35
  227,093   1.52    211,277   1.41
  219,142   1.61    188,742   1.39
  183,502   1.33    179,302   1.30
  196,176   1.48    165,612   1.25
  241,647   1.64    210,397   1.43
  305,265   1.83    263,232   1.58
  226,102   1.70    185,834   1.39
  214,233   1.67    206,983   1.61
  174,076   1.40    158,236   1.27
  182,201   1.52    150,954   1.26
  177,841   1.41    160,368   1.27
  187,505   1.48    167,248   1.32
  163,200   1.37    152,450   1.28
  196,498   1.60    167,356   1.36
  165,948   1.32    157,643   1.25
  158,434   1.29    153,284   1.25
  154,100   1.33    143,850   1.24
  171,453   1.45    158,624   1.35
  182,983   1.53    163,394   1.37

                            Mortgaged Real Property
                          Historical and Underwritten
                             Financial Information

                                                                                              1998 State-
   Control      Mortgage Loan                                              1998 Statement   ment Number of     1998 State-
   Number          Seller         Loan / Property Name                         Type             Months      ment Ending Date
-----------------------------------------------------------------------------------------------------------------------------------
        168          SBRC         Meadowlark Apartments                      Full Year             12            12/31/98
        169          SBRC         Old Judge Building                         Full Year             12            12/31/98
-----------------------------------------------------------------------------------------------------------------------------------
        170          SBRC         Sherman/Lennox Portfolio
        170A         SBRC         6839-6841 Lennox Avenue                    Full Year             12            12/31/98
        170B         SBRC         17732 Sherman Way                          Full Year             12            12/31/98
-----------------------------------------------------------------------------------------------------------------------------------
        171          SBRC         Pacific Winds Apartments                   Full Year             12            12/31/98
        172          SBRC         Isle of Capri Apartments                   Full Year             12            12/31/98
        173          SBRC         Datura Station                                UAV               UAV               UAV
        174          SBRC         Park View Cooperative                      Full Year             12            12/31/98
        175          SBRC         H & Z Office Building                      Full Year             12            12/31/98
        176          SBRC         Nassau Bay Villas Apartments               Full Year             12            12/31/98
        177          SBRC         2180 West First Street                     Full Year             12            12/31/98
        178          GCFP         8020 Northwest 60th Street                 Full Year             12            09/26/98
        179          SBRC         Irving Place Apartments                    Full Year             12            12/31/98
        180          GCFP         Regency Palms Apartments                   Full Year             12            12/31/98
        181          GCFP         Four Flags Motors, Inc.                       UAV               UAV               UAV
        182          GCFP         Alexandria Gardens Apartments              Full Year             12            12/31/98
        183          GCFP         47-49 Main Street                          Full Year             12            12/31/98
        184          SBRC         Madrid Apartments                         Trailing 12            12            03/31/99
        185          SBRC         Comfort Inn - Milledgeville                Full Year             12            12/31/98
        186          SBRC         Wal-Mart Shopping Center                   Full Year             12            12/31/98
        187          SBRC         Stratford Apartments                       Annualized            10            10/31/98
        188          SBRC         Willow Glen Plaza                          Full Year             12            12/31/98
        189          SBRC         Edgewater Bay Apartments                   Full Year             12            12/31/98
        190          SBRC         420 Group                                  Full Year             12            12/31/98
        191          GCFP         7-Eleven                                      UAV               UAV               UAV
        192          SBRC         Lake Forest North Apartments               Full Year             12            12/31/98
        193          SBRC         CompuChem Industrial                       Full Year             12            12/31/98
        194          GCFP         Palazzolo Plaza                            Full Year             12            12/31/98
        195          SBRC         A. E. Larson Building                      Full Year             12            12/31/98
        196          GCFP         Lanewood Apartments                        Full Year             12            12/31/98
        197          GCFP         Chris-Town Mobile Home Park                Full Year             12            12/31/98
        198          SBRC         Corbus-Peppertree Lane Apartments          Full Year             12            12/31/98
        199          SBRC         Missouri Meadows Apartments               Trailing 12            12            03/31/99
        200          SBRC         Highlander Square Apartments               Full Year             12            12/31/98
        201          SBRC         Hillcrest Crossing                            UAV               UAV               UAV
        202          SBRC         Virginia Plaza                             Full Year             12            12/31/98
        203          SBRC         Pedersen Building                          Full Year             12            12/31/98
        204          GCFP         Spring Oaks Mobile Home &
                                    Recreational
                                    Vehicle Park                             Full Year             12            12/31/98
        205          SBRC         Shadowood Apartments                       Full Year             12            12/31/98
        206          SBRC         Arroyo Shopping Center                     Full Year             12            12/31/98
        207          GCFP         The Nog Retail Center                      Full Year             12            12/31/98
        208          GCFP         London Square Apartments                   Full Year             12            12/31/98
        209          SBRC         Petite Chateau Villa Mobile Home Park      Full Year             12            12/31/98
        210          GCFP         Walnut Hills Apartments                    Full Year             12            12/31/98
        211          SBRC         Palmer Highway Shopping Center             Full Year             12            12/31/98
        212          SBRC         Somerset Apartments                        Full Year             12            12/31/98
-----------------------------------------------------------------------------------------------------------------------------------
        213          SBRC         Shady Acres/Pine Shadows Portfolio
        213A         SBRC         Shady Acres Duplexes                       Annualized            10            10/31/98
        213B         SBRC         Pine Shadows Estates                       Annualized            11            11/30/98
-----------------------------------------------------------------------------------------------------------------------------------
        214          SBRC         Vanowen Street Retail Center               Full Year             12            12/31/98
        215          GCFP         Rena's Village Plaza                       Full Year             12            12/31/98
        216          SBRC         Stanford Place Apartments                  Full Year             12            12/31/98
        217          SBRC         Panola-Redan Crossing                      Full Year             12            12/31/98
        218          SBRC         Garnet Avenue Shopping Center              Full Year             12            12/31/98
        219          SBRC         The Chalet Apartments                      Full Year             12            12/31/98
        220          SBRC         Galt Ocean Plaza                           Full Year             12            12/31/98
        221          SBRC         Zion Street Apartments                     Full Year             12            12/31/98

                                                                                                      1999 State-      1999 State-
   Control                                                              1998 NOI  1999 Statement     ment Number of   ment Ending
   Number     1998 Revenues       1998 Expenses         1998 NOI          DSCR         Type              Months           Date
-----------------------------------------------------------------------------------------------------------------------------------
        168       337,477             173,856             163,621          1.50     Annualized             6             06/30/99
        169       253,582             104,454             149,128          1.16     Annualized             8             08/31/99
-----------------------------------------------------------------------------------------------------------------------------------
        170                                               206,049          1.62
        170A      154,128              22,486             131,642                   Annualized             6             06/30/99
        170B      102,100              27,693              74,407                   Annualized             6             06/30/99
-----------------------------------------------------------------------------------------------------------------------------------
        171       280,300             123,986             156,314          1.38     Trailing 12            12            06/30/99
        172       310,785             109,361             201,424          1.77     Annualized             6             06/30/99
        173           UAV                 UAV                 UAV           UAV     Trailing 12            12            06/30/99
        174       355,882             177,602             178,280          1.35     Annualized             7             07/31/99
        175       214,656              76,791             137,865          1.19     Annualized             7             07/31/99
        176       333,963             170,726             163,237          1.47     Trailing 12            12            08/31/99
        177       336,760             189,887             146,873          1.33     Annualized             10            10/31/99
        178    18,513,085          18,326,814             186,271          1.54     Trailing 12            12            09/25/99
        179       379,588             177,399             202,189          1.63     Annualized             6             06/30/99
        180       344,301             107,749             236,552          2.07      Full Year             12            12/31/99
        181           UAV                 UAV                 UAV           UAV     Annualized             9             09/30/99
        182       240,008             102,051             137,957          1.39     Annualized             7             12/31/99
        183       228,940              51,975             176,965          1.67     Annualized             6             12/31/99
        184       332,665             169,724             162,941          1.51     Annualized             6             06/30/99
        185       546,494             296,290             250,204          1.75     Trailing 12            12            06/30/99
        186       210,105              44,785             165,320          1.61     Annualized             7             07/31/99
        187       276,291             137,788             138,503          1.52      Full Year             12            12/31/99
        188       191,098              36,858             154,240          1.47     Annualized             6             06/30/99
        189       233,492              81,522             151,970          1.60         UAV               UAV              UAV
        190       264,372              89,406             174,966          1.57         UAV               UAV              UAV
        191           UAV                 UAV                 UAV           UAV         UAV               UAV              UAV
        192       226,103              81,838             144,265          1.52     Annualized             6             06/30/99
        193       340,026             136,026             204,000          1.66     Annualized             6             06/30/99
        194       476,947             177,493             299,454          3.25         UAV               UAV              UAV
        195       527,259             327,946             199,313          2.00     Annualized             10            10/31/99
        196       224,040              52,441             171,599          1.72     Annualized             7             07/31/99
        197       190,088              43,428             146,660          1.48         UAV               UAV              UAV
        198       385,273             163,778             221,495          2.46         UAV               UAV              UAV
        199       284,727             149,428             135,300          1.42     Annualized             6             06/30/99
        200       334,911             201,684             133,226          1.53     Annualized             7             07/31/99
        201           UAV                 UAV                 UAV           UAV     Annualized             6             06/30/99
        202       125,914              22,198             103,716          1.14     Annualized             6             06/30/99
        203       200,425              33,037             167,388          2.06     Annualized             6             06/30/99
        204       323,931             151,083             172,848          2.06         UAV               UAV              UAV
        205       350,474             196,324             154,150          1.68      Full Year             12            12/31/99
        206       162,150              38,316             123,834          1.54     Annualized             6             06/30/99
        207       154,939              35,355             119,584          1.34     Annualized             6             06/30/99
        208       262,496             128,283             134,213          1.68      Full Year             12            12/31/99
        209       226,984             116,683             110,301          1.33     Annualized             6             06/30/99
        210       348,739             153,387             195,352          2.50      Full Year             12            12/31/99
        211       143,441              46,362              97,079          1.24     Annualized             11            11/30/99
        212       226,731             147,986              78,745          1.03     Annualized             7             07/31/99
-----------------------------------------------------------------------------------------------------------------------------------
        213                                               156,224          2.04
        213A      165,440              43,881             121,559                   Annualized             6             06/30/99
        213B       47,556              12,891              34,665                   Annualized             6             06/30/99
-----------------------------------------------------------------------------------------------------------------------------------
        214       162,320              25,283             137,037          1.73     Annualized             11            11/30/99
        215       178,444              54,715             123,729          1.69         UAV               UAV              UAV
        216       200,781              49,355             151,426          2.02     Trailing 12            12            05/31/99
        217       161,313              39,104             122,209          1.81     Annualized             6             06/30/99
        218       135,297              28,867             106,430          1.48     Annualized             11            11/30/99
        219       217,197             116,053             101,143          1.55     Annualized             6             06/30/99
        220       180,092              73,061             107,031          1.49     Annualized             10            10/31/99
        221       201,642             105,590              96,052          1.33         UAV               UAV              UAV


   Control                                                                     1999 NOI
   Number            1999 Revenues     1999 Expenses           1999 NOI          DSCR          U/W Revenues          U/W Expenses
-----------------------------------------------------------------------------------------------------------------------------------
        168             360,852             183,061              177,791          1.63             357,276              180,357
        169             333,318             121,408              211,910          1.65             332,127              131,304
-----------------------------------------------------------------------------------------------------------------------------------
        170                                                      222,138          1.75
        170A            154,128              17,286              136,842                           154,245               36,110
        170B            107,664              22,368               85,296                           102,158               21,317
-----------------------------------------------------------------------------------------------------------------------------------
        171             294,184             125,666              168,518          1.48             282,813              127,647
        172             302,418             104,518              197,900          1.74             287,891              117,730
        173             221,704              48,900              172,804          1.53             222,995               63,360
        174             360,804             187,657              173,147          1.32             703,285              287,023
        175             262,420              57,184              205,236          1.77             278,920               95,012
        176             366,955             155,654              211,300          1.90             366,914              200,858
        177             349,034             139,698              209,336          1.90             357,625              168,976
        178          17,610,944          17,444,234              166,710          1.38             224,506               44,080
        179             382,794             164,015              218,779          1.77             397,581              187,410
        180             356,631             231,014              125,617          1.10             374,481              196,775
        181             222,666               1,374              221,292          1.81             236,669               44,454
        182             246,836              93,286              153,550          1.54             257,878              104,157
        183             208,624              58,710              149,914          1.41             212,639               64,008
        184             339,137             177,996              161,141          1.49             333,604              179,237
        185             558,677             303,459              255,218          1.78             537,280              320,591
        186             215,465              44,240              171,226          1.67             205,446               49,282
        187             285,287             141,474              143,813          1.58             274,100              144,104
        188             195,571               8,312              187,259          1.78             190,582               48,176
        189                 UAV                 UAV                  UAV           UAV             226,306               97,905
        190                 UAV                 UAV                  UAV           UAV             260,685              105,386
        191                 UAV                 UAV                  UAV           UAV             143,669                4,310
        192             245,606              56,537              189,071          1.99             250,763              106,012
        193             316,992             112,992              204,000          1.66             324,512              164,747
        194                 UAV                 UAV                  UAV           UAV             290,443              159,836
        195             532,788             321,744              211,044          2.12             529,069              322,823
        196             226,370              66,580              159,790          1.60             215,051               80,240
        197                 UAV                 UAV                  UAV           UAV             186,433               57,394
        198                 UAV                 UAV                  UAV           UAV             314,002              161,395
        199             297,124             154,478              142,646          1.49             295,596              160,629
        200             350,154             196,407              153,747          1.77             362,385              212,535
        201             158,213               8,983              149,230          1.68             174,746               53,421
        202             166,307              14,817              151,490          1.66             179,219               54,555
        203             209,697              49,101              160,596          1.98             188,642               49,887
        204                 UAV                 UAV                  UAV           UAV             310,287              154,929
        205             349,763             189,682              160,081          1.74             350,236              208,481
        206             191,520              39,466              152,054          1.89             160,169               41,871
        207             136,856              37,439               99,417          1.12             163,758               36,043
        208             259,693             159,427              100,266          1.25             271,027              148,326
        209             242,820              79,780              163,040          1.96             225,113              113,026
        210             358,833             178,886              179,947          2.30             340,222              184,935
        211             169,670              42,307              127,363          1.62             160,687               54,396
        212             243,362             112,842              130,521          1.71             242,963              132,722
-----------------------------------------------------------------------------------------------------------------------------------
        213                                                      164,227          2.15
        213A            171,842              40,460              131,382                           161,838               66,242
        213B             42,960              10,115               32,845                            46,062               16,841
-----------------------------------------------------------------------------------------------------------------------------------
        214             171,333              25,939              145,394          1.83             143,698               33,443
        215                 UAV                 UAV                  UAV           UAV             177,314               52,959
        216             202,314              46,590              155,724          2.08             194,952               80,115
        217             159,556              41,446              118,110          1.75             145,006               39,940
        218             135,584              27,524              108,060          1.51             134,925               29,721
        219             233,793             103,724              130,071          2.00             234,863              124,190
        220             221,296              76,011              145,285          2.03             211,751               84,507
        221                 UAV                 UAV                  UAV           UAV             234,718              130,488


   Control                  U/W NOI                            U/W NCF
   Number       U/W NOI      DSCR                  U/W NCF      DSCR
-----------------------------------------------------------------------
        168       176,919     1.62                  160,571     1.47
        169       200,823     1.57                  161,736     1.26
-----------------------------------------------------------------------
        170       198,976     1.57                  170,968     1.35
        170A      118,135                           100,304
        170B       80,841                            70,664
-----------------------------------------------------------------------
        171       155,166     1.37                  143,416     1.26
        172       170,161     1.49                  158,161     1.39
        173       159,635     1.41                  146,715     1.30
        174       416,262     3.16                  395,012     3.00
        175       183,908     1.59                  152,484     1.32
        176       166,056     1.49                  149,306     1.34
        177       188,649     1.71                  160,168     1.45
        178       180,426     1.49                  168,230     1.39
        179       210,171     1.70                  192,171     1.55
        180       177,706     1.55                  152,074     1.33
        181       192,215     1.57                  171,914     1.41
        182       153,721     1.54                  145,021     1.46
        183       148,631     1.40                  142,120     1.34
        184       154,367     1.43                  136,127     1.26
        185       216,689     1.51                  189,825     1.33
        186       156,164     1.52                  140,728     1.37
        187       129,996     1.43                  114,822     1.26
        188       142,406     1.35                  133,235     1.27
        189       128,401     1.35                  120,401     1.27
        190       155,299     1.39                  144,049     1.29
        191       139,359     1.25                  138,910     1.25
        192       144,751     1.52                  133,251     1.40
        193       159,765     1.30                  151,791     1.23
        194       130,607     1.42                  116,925     1.27
        195       206,246     2.07                  145,478     1.46
        196       134,811     1.35                  125,811     1.26
        197       129,039     1.30                  125,939     1.27
        198       152,607     1.69                  136,107     1.51
        199       134,967     1.41                  119,467     1.25
        200       149,850     1.72                  126,475     1.45
        201       121,325     1.37                  110,504     1.25
        202       124,664     1.37                  114,091     1.25
        203       138,755     1.71                  128,516     1.58
        204       155,358     1.85                  149,257     1.78
        205       141,755     1.54                  126,755     1.38
        206       118,298     1.47                  104,091     1.29
        207       127,715     1.44                  114,154     1.28
        208       122,701     1.53                  104,601     1.31
        209       112,087     1.35                  105,187     1.27
        210       155,287     1.99                  129,037     1.65
        211       106,291     1.35                   96,758     1.23
        212       110,241     1.44                   96,241     1.26
-----------------------------------------------------------------------
        213       124,817     1.63                  114,817     1.50
        213A       95,596                            88,596
        213B       29,221                            26,221
-----------------------------------------------------------------------
        214       110,255     1.39                   99,441     1.25
        215       124,355     1.70                   99,277     1.35
        216       114,837     1.53                  103,437     1.38
        217       105,066     1.56                   94,013     1.40
        218       105,204     1.47                   96,612     1.35
        219       110,673     1.70                  100,673     1.54
        220       127,244     1.78                  102,561     1.43
        221       104,230     1.45                   91,230     1.27

                        MORTGAGED REAL PROPERTY
                      HISTORICAL AND UNDERWRITTEN
                         FINANCIAL INFORMATION

                                                                                              1998 STATE-
   CONTROL      MORTGAGE LOAN                                              1998 STATEMENT   MENT NUMBER OF     1998 STATE-
   NUMBER          SELLER         LOAN / PROPERTY NAME                         TYPE             MONTHS      MENT ENDING DATE
============================================================================================================================
        222          GCFP         Country Square Mobile Home Park            Full Year             12            12/31/98
        223          GCFP         1513-1517 Taylor Avenue                    Full Year             12            12/31/98
        224          GCFP         Westside Warehouse                         Full Year             12            12/31/98
        225          SBRC         Heritage House Apartments                 Trailing 12            12            01/31/99
        226          SBRC         Troy Building                              Full Year             12            12/31/98
        227          SBRC         Arlington Manor Mobile Home Park           Full Year             12            12/31/98
        228          GCFP         Capitol View Apartments, Charles
                                    Apartments & Randolph Apartments         Full Year             12            12/31/98
        229          SBRC         Beresford Retail                           Full Year             12            12/31/98
        230          SBRC         120 Standard Street                           UAV               UAV               UAV
        231          GCFP         2077-2089 New York Avenue                  Full Year             12            12/31/98
        232          SBRC         Blair Place Duplexes                       Full Year             12            12/31/98
        233          SBRC         18714 Parthenia Street                        UAV               UAV               UAV
        234          GCFP         Thornapple Apartments                      Full Year             12            12/31/98
        235          GCFP         2800 Oakmont Drive                         Full Year             12            12/31/98
        236          SBRC         Fox Tile                                      UAV               UAV               UAV
        237          SBRC         471 Prospect Street                        Full Year             12            12/31/98
        238          GCFP         Barclay Arms Apartments                    Full Year             12            12/31/98
        239          SBRC         Wishney                                    Annualized            9             09/30/98
        240          GCFP         Elmgrove Apartments                        Full Year             12            12/31/98
        241          SBRC         Centennial Apartments                      Full Year             12            12/31/98
        242          SBRC         Vanguard Industrial Building               Full Year             12            12/31/98
        243          GCFP         135-145 Orange Street Apartments           Full Year             12            12/31/98
        244          SBRC         Brentwood Village Apartments               Annualized            6             06/30/98
        245          GCFP         Seoul Plaza                                Full Year             12            12/31/98
        246          SBRC         Glendale Apartments                        Full Year             12            12/31/98
        247          GCFP         Riverview Apartments                       Full Year             12            12/31/98
        248          GCFP         820 Linden Boulevard                       Full Year             12            12/31/98
        249          GCFP         Vail Valley Auto                              UAV               UAV               UAV
        250          GCFP         Hawthorne Apartments II                    Full Year             12            12/31/98
        251          GCFP         2096 Saint Georges Avenue                  Full Year             12            12/31/98
        252          SBRC         Notre Dame Apartments                      Full Year             12            12/31/98
        253          GCFP         Nash Multi-family Apartments               Full Year             12            12/31/98
        254          SBRC         Somers Apartments                             UAV               UAV               UAV
        255          GCFP         Foxglove Apartments, Phase I               Full Year             12            12/31/98
        256          SBRC         Muse Apartments                            Full Year             12            12/31/98
        257          GCFP         Chalmer Place                              Full Year             12            12/31/98
        258          GCFP         Ivy Court Apartments                       Full Year             12            12/31/98
        259          GCFP         Royce Apartments                           Full Year             12            12/31/98
        260          SBRC         C. Martin Company                          Full Year             12            12/31/98
        261          GCFP         Aster Court Apartments                     Full Year             12            12/31/98
        262          GCFP         Zora Lee Apartments                       Partial Year           8             12/31/98
        263          GCFP         Foxglove II Apartments                     Full Year             12            12/31/98
        264          GCFP         Indiana Street Apartments                  Full Year             12            12/31/98
        265          GCFP         "A" Street Apartments                      Annualized           10.5           12/31/98
        266          GCFP         The Colonial Apartments                    Full Year             12            12/31/98
        267          GCFP         Taylene Court Apartments                      UAV               UAV               UAV
        268          GCFP         Myrtle Street Apartments                   Full Year             12            12/31/98




                                                                                                  1999 STATE-      1999 STATE-
   CONTROL       1998                                               1998 NOI  1999 STATEMENT     MENT NUMBER OF   MENT ENDING
   NUMBER      REVENUES       1998 EXPENSES         1998 NOI          DSCR         TYPE              MONTHS           DATE
===============================================================================================================================
        222    67,387              61,770             105,617          1.46         UAV               UAV              UAV
        223    22,651             196,705             125,946          1.90      Full Year             12            12/31/99
        224    49,015              41,703             107,312          1.72      Full Year             12            12/31/99
        225    65,439              22,248             143,191          2.33     Annualized             6             06/30/99
        226    67,882              28,421             139,461          2.22     Annualized             7             07/31/99
        227    05,334              96,306             109,028          1.75     Trailing 12            12            10/31/99
        228    25,090              70,733             154,357          2.83         UAV               UAV              UAV
        229    49,022              39,410             109,612          2.03     Annualized             6             06/30/99
        230       UAV                 UAV                 UAV           UAV     Annualized             6             06/30/99
        231    51,534              34,617             116,917          2.13         UAV               UAV              UAV
        232    19,990              35,381              84,609          1.62     Annualized             6             06/30/99
        233       UAV                 UAV                 UAV           UAV         UAV               UAV              UAV
        234    39,085             165,253             173,832          3.46      Full Year             12            12/31/99
        235    12,560              19,173              93,387          1.72     Annualized             11            11/30/99
        236       UAV                 UAV                 UAV           UAV         UAV               UAV              UAV
        237    77,119              64,627             112,492          2.37     Annualized             6             06/30/99
        238    40,516              49,983              90,533          1.62      Full Year             12            12/31/99
        239    40,567              67,217             173,350          3.63         UAV               UAV              UAV
        240    65,651              90,377              75,274          1.68      Full Year             12            12/31/99
        241    99,177              20,983              78,194          1.67         UAV               UAV              UAV
        242    84,409              29,900              54,509          1.20     Annualized             6             06/30/99
        243    45,578              78,019              67,559          1.49     Annualized             8             08/30/99
        244    45,459              77,829              67,630          1.56     Annualized             6             06/30/99
        245    10,451              17,965              92,486          2.02     Annualized             8             08/31/99
        246    49,371              61,873              87,498          1.95     Annualized             9             09/30/99
        247    05,092              37,389              67,703          1.72         UAV               UAV              UAV
        248    24,820              45,893              78,927          1.84         UAV               UAV              UAV
        249       UAV                 UAV                 UAV           UAV     Trailing 12            12            09/30/99
        250    85,346              87,102              98,244          2.76      Full Year             12            12/31/99
        251    71,175                   0              71,175          2.02         UAV               UAV              UAV
        252    93,050              20,084              72,966          2.02     Annualized             7             07/31/99
        253    69,986              34,451              35,535          1.05         UAV               UAV              UAV
        254       UAV                 UAV                 UAV           UAV     Annualized             7             07/31/99
        255    41,637              68,507              73,130          2.33      Full Year             12            12/31/99
        256    95,580              37,635              57,945          1.82     Annualized             7             07/31/99
        257    84,348              24,317              60,031          1.74     Annualized             8             08/31/99
        258    10,283             105,870             104,413          3.69      Full Year             12            12/31/99
        259    64,795              13,532              51,263          1.65     Annualized             9             09/30/99
        260    93,951               6,411              87,540          2.05         UAV               UAV              UAV
        261    00,404              50,015              50,389          1.88      Full Year             12            12/31/99
        262    42,287              10,628              31,659          1.20     Trailing 12            12            09/30/99
        263    89,622              46,750              42,872          1.78      Full Year             12            12/31/99
        264    65,670              18,418              47,252          2.06     Annualized             10            10/31/99
        265    54,616              10,212              44,404          1.96     Annualized             9             09/30/99
        266    66,883              35,428              31,455          1.39     Annualized             9             09/30/99
        267       UAV                 UAV                 UAV           UAV      Full Year             12            12/31/99
        268    88,407              47,365              41,042          1.86     Annualized             8             08/30/99





   CONTROL
   NUMBER        1999 REVENUES     1999 EXPENSES           1999 NOI          DSCR          U/W REVENUES          U/W EXPENSES
=============================================================================================================================
        222             UAV                 UAV                  UAV           UAV             182,833               67,865
        223         326,086             174,010              152,076          2.30             336,802              216,879
        224         154,378              46,795              107,583          1.72             148,914               47,650
        225         161,504              32,810              128,694          2.09             161,305               70,534
        226         168,317              23,072              145,245          2.31             172,042               38,960
        227         212,876              98,079              114,797          1.85             234,866              100,373
        228             UAV                 UAV                  UAV           UAV             197,169              104,780
        229         127,086              28,139               98,947          1.83             136,014               53,225
        230          97,920                 176               97,744          1.77              93,024                4,221
        231             UAV                 UAV                  UAV           UAV             125,695               45,677
        232         126,774              40,038               86,736          1.66             121,752               47,158
        233             UAV                 UAV                  UAV           UAV             110,688               18,966
        234         388,147             184,883              203,264          4.04             333,136              194,219
        235         112,560               4,413              108,147          2.00             103,555                5,678
        236             UAV                 UAV                  UAV           UAV             108,654               21,182
        237         173,758              81,966               91,792          1.93             169,907               82,609
        238         140,942              43,880               97,062          1.74             141,745               64,120
        239             UAV                 UAV                  UAV           UAV             223,367               78,731
        240         181,071              86,845               94,226          2.10             165,321               92,560
        241             UAV                 UAV                  UAV           UAV             104,805               38,225
        242          99,696              27,237               72,458          1.60              96,895               29,380
        243         173,754              79,689               94,065          2.08             166,117               84,326
        244         136,158              74,122               62,036          1.43             137,997               77,403
        245         116,840              14,780              102,060          2.22             105,252               26,272
        246         150,154              59,128               91,026          2.03             141,800               70,583
        247             UAV                 UAV                  UAV           UAV             104,082               41,717
        248             UAV                 UAV                  UAV           UAV             126,375               55,815
        249          77,600               2,458               75,142          2.00              65,001                6,750
        250         188,432             101,063               87,369          2.45             170,152              104,606
        251             UAV                 UAV                  UAV           UAV              65,882               15,974
        252          92,189              15,008               77,181          2.14              89,330               26,162
        253             UAV                 UAV                  UAV           UAV              76,380               29,521
        254          60,185              14,534               45,651          1.38              70,150               25,505
        255         147,182              82,619               64,563          2.05             141,748               77,930
        256          92,880              46,596               46,284          1.45              90,411               43,221
        257          85,500              24,227               61,273          1.78              79,515               30,577
        258         230,752             130,292              100,460          3.55             206,532              116,406
        259          66,553              15,407               51,146          1.65              65,550               20,661
        260             UAV                 UAV                  UAV           UAV              74,042               15,545
        261         110,099              77,226               32,873          1.23             101,895               58,292
        262          61,614              19,120               42,494          1.61              55,458               19,762
        263          95,306              58,023               37,283          1.55              90,672               53,903
        264          68,064              22,810               45,254          1.97              64,439               28,536
        265          57,087              15,229               41,858          1.84              55,846               20,408
        266          70,625              12,932               57,693          2.54              71,307               35,658
        267          53,971              19,833               34,138          1.56              58,326               24,822
        268          97,640              39,641               57,999          2.62              90,391               49,059


   CONTROL                  U/W NOI                            U/W NCF
   NUMBER       U/W NOI      DSCR                  U/W NCF      DSCR
=======================================================================
        222       114,968     1.59                  109,018     1.51
        223       119,923     1.81                  104,923     1.58
        224       101,264     1.62                   80,216     1.28
        225        90,771     1.48                   83,575     1.36
        226       133,082     2.12                   95,817     1.52
        227       134,493     2.16                  129,543     2.08
        228        92,389     1.69                   83,389     1.53
        229        82,789     1.53                   75,257     1.39
        230        88,803     1.61                   80,313     1.46
        231        80,018     1.46                   73,162     1.34
        232        74,594     1.42                   67,594     1.29
        233        91,722     1.84                   74,498     1.49
        234       138,917     2.76                  113,417     2.25
        235        97,877     1.81                   82,122     1.52
        236        87,472     1.69                   66,495     1.28
        237        87,298     1.84                   80,148     1.69
        238        77,625     1.39                   70,625     1.26
        239       144,635     3.03                  123,540     2.58
        240        72,761     1.62                   59,710     1.33
        241        66,580     1.42                   61,780     1.32
        242        67,515     1.49                   58,553     1.29
        243        81,791     1.81                   73,541     1.63
        244        60,594     1.40                   52,944     1.22
        245        78,980     1.72                   66,914     1.46
        246        71,217     1.59                   62,817     1.40
        247        62,365     1.58                   57,365     1.46
        248        70,560     1.65                   65,810     1.54
        249        58,251     1.55                   54,786     1.46
        250        65,546     1.84                   53,096     1.49
        251        49,908     1.42                   46,680     1.32
        252        63,169     1.75                   58,669     1.62
        253        46,859     1.38                   45,109     1.33
        254        44,646     1.35                   42,146     1.28
        255        63,818     2.03                   54,268     1.73
        256        47,190     1.48                   41,940     1.32
        257        48,938     1.42                   45,188     1.31
        258        90,126     3.19                   75,026     2.65
        259        44,889     1.45                   42,639     1.38
        260        58,497     1.37                   54,807     1.28
        261        43,603     1.63                   35,003     1.31
        262        35,696     1.35                   33,696     1.27
        263        36,769     1.53                   30,819     1.28
        264        35,903     1.56                   32,903     1.43
        265        35,438     1.56                   32,188     1.42
        266        35,649     1.57                   32,149     1.42
        267        33,504     1.53                   30,754     1.41
        268        41,332     1.87                   35,831     1.62

                        ESCROWS AND RESERVES INFORMATION


                                                                                                 RECOM-                  ESCROWED
                                                                                                 MENDED                  REPLACE-
                                                                                                 ANNUAL    U/W ANNUAL      MENT
            MORTGAGE                                                  TAXES       INSURANCE     REPLACE-    REPLACE-     RESERVES
  CONTROL     LOAN                                                    CURRENTLY   CURRENTLY       MENT        MENT       INITIAL
  NUMBER     SELLER                  LOAN / PROPERTY NAME             ESCROWED    ESCROWED      RESERVES    RESERVES     DEPOSIT

    1         SBRC     Putnam Building                                   No          No           14,800      35,000       2,917
    2         GCFP     Jovanna Villas Apartments                         Yes         Yes          22,983      66,000           0
    3         GCFP     Los Cabos II Apartments                           Yes         Yes          20,454      52,500           0
    4         GCFP     Sunrise Plaza Shopping Center                     Yes         Yes          18,333      23,207       3,868
    5         GCFP     Hasbrouck & Torview Apartments                    Yes         Yes          86,781      74,600     275,000
    6         SBRC     Muncie Apartments Portfolio                                               141,365     141,365           0
    6A        SBRC     Silvertree Apartments                             Yes         Yes          56,225      56,225
    6B        SBRC     Windsong Apartments                               Yes         Yes          22,040      22,040
    6C        SBRC     Autumn Breeze Apartments                          Yes         Yes          21,345      21,345
    6D        SBRC     Sunreach Apartments                               Yes         Yes          17,550      17,550
    6E        SBRC     Everbrook Apartments                              Yes         Yes          16,155      16,155
    6F        SBRC     Cardinal Villa Apartments                         Yes         Yes           8,050       8,050
    7         SBRC     Sports Arena Village                              Yes         Yes          31,124      42,458           0
    8         GCFP     Holiday Inn Somerset                              Yes         Yes         169,866     453,089      29,671
    9         GCFP     Southridge Shopping Center                        Yes         Yes          22,988      30,346           0
    10        GCFP     Stewart Plaza                                     Yes         Yes          15,869      24,852       2,071
    11        GCFP     The Carriage Building (Building 39)               Yes         Yes          11,013      21,456       2,262
    12        GCFP     1000 Adams Avenue                                 Yes         Yes          17,098      22,120       1,844
    13        GCFP     101 West Avenue                                   Yes         Yes          13,554      14,852           0
    14        GCFP     Clearview Farms Apartments                        Yes         Yes          76,544      88,350           0
    15        GCFP     The TJ Building                                   Yes         Yes          49,492      59,172      12,000
    16        GCFP     International Precision Components Corp.          Yes         Yes          12,602      15,088       1,258
                       Building
    17        GCFP     480 Sprague Street                                Yes         No           71,250      35,084       2,913
    18        GCFP     990 Spring Garden Street                          Yes         Yes           2,746      15,684           0
    19        SBRC     Los Altos Woods Office Building                   Yes         Yes           7,830       7,788           0
    20        GCFP     655 Merrick Avenue                                Yes         Yes           4,603       8,730           0
    21        GCFP     Nicholson Plaza                                   Yes         Yes          18,373      21,317       5,329
    22        GCFP     Ventura Village Shopping Center                   No          No            1,507       4,580           0
    23        SBRC     Bridgetown 1 Office Building                      Yes         Yes           1,512      12,565           0
    24        GCFP     Courtyard Center                                  Yes         Yes           7,684      10,277       1,495
    25        GCFP     Raymour & Flanigan Plaza A                        Yes         Yes          14,613      19,125       1,594
    26        GCFP     4707 East Baseline Road                           No          No            7,402      16,573       2,762
    27        GCFP     Holiday Inn Arena                                 Yes         Yes         149,033     220,074      22,308
    28        GCFP     Kentbrook Apartments                              Yes         Yes          42,167      50,007       4,168
    29        GCFP     Ramada Plaza Hotel and Office Building            Yes         Yes         146,663     233,287       9,538
    30        GCFP     Quail Park I                                      Yes         No            4,217      14,689       3,672
    31        GCFP     139 Main Street                                   Yes         Yes           8,321       9,762       9,672
    32        GCFP     Holiday Inn University                            Yes         Yes          89,237     139,634      11,556
    33        GCFP     PRG - Scenic Technologies                         No          No            5,801      19,320           0
    34        GCFP     Raymour & Flanigan Plaza B                        Yes         Yes           2,400      11,439         954
    35        GCFP     West County Professional and Medical Center       Yes         Yes          14,275      16,713       4,178
    36        SBRC     Herndon Plaza Retail Center                       No          No           50,512      54,003           0
    37        GCFP     15250 Avenue of Science                           No          No            4,552      10,891       2,723
    38        GCFP     The Barnyard Retail Center                        Yes         Yes          10,048      15,129           0
    39        GCFP     711 Madison Avenue                                Yes         Yes           1,604       2,000         333
    40        SBRC     132 South Rodeo Drive                             Yes         Yes           5,221       5,197           0
    41        GCFP     4001 Fairview Industrial Drive Southeast          No          No            3,238       8,983       2,004
    42        GCFP     The Parris Building (Building 34)                 Yes         Yes           7,225       8,640       1,440
    43        SBRC     Cherry Tree Shopping Center                       Yes         Yes           8,238       9,868           0
    44        SBRC     1916-1928 Old Middlefield Road                    Yes         Yes           2,431       6,389           0
    45        GCFP     Days Inn Singer Island                            Yes         Yes          50,417      95,076      50,000
    46        GCFP     The Sports Authority                              No          No            3,556       4,565           0
    47        GCFP     Grand Union Supermarket                           No          No            3,083       4,006         334
    48        GCFP     Parklawn Center                                   Yes         Yes           4,893      13,626       3,407
    49        GCFP     Two World's Fair Drive                            Yes         Yes           6,872       8,633       1,438
    50        GCFP     Arden Woods Office Building                       Yes         Yes           3,197      12,743           0
    51        GCFP     350 Centerpointe                                  Yes         Yes           6,807       8,650           0
    52        GCFP     Erie Canal Commons                                Yes         Yes           3,598       5,857         488
    53        GCFP     Executive Center Northridge                       Yes         Yes          21,308      21,947       1,829

                        ESCROWS AND RESERVES INFORMATION

                                                                                                RECOM-
                                                                                                MENDED                    ESCROWED
                                                                              ESCROWED          ANNUAL     U/W ANNUAL   REPLACEMENT
                                                                            REPLACEMENT        REPLACE-     REPLACE-      RESERVES
            MORTGAGE                                                          RESERVES           MENT         MENT        INITIAL
  CONTROL     LOAN                                                            CURRENT          RESERVES     RESERVES      DEPOSIT
  NUMBER     SELLER                  LOAN / PROPERTY NAME                  ANNUAL DEPOSIT      PSF/UNIT     PSF/UNIT      PSF/UNIT

    1         SBRC     Putnam Building                                            35,000         0.06         0.15          0.01
    2         GCFP     Jovanna Villas Apartments                                  66,000        87.06          250          0.00
    3         GCFP     Los Cabos II Apartments                                    52,500        97.40          250          0.00
    4         GCFP     Sunrise Plaza Shopping Center                              23,208         0.16         0.20          0.03
    5         GCFP     Hasbrouck & Torview Apartments                                  0          233          200           737
    6         SBRC     Muncie Apartments Portfolio                               136,352          459          459           0.00
    6A        SBRC     Silvertree Apartments                                                      469          469
    6B        SBRC     Windsong Apartments                                                        459          459
    6C        SBRC     Autumn Breeze Apartments                                                   445          445
    6D        SBRC     Sunreach Apartments                                                        488          488
    6E        SBRC     Everbrook Apartments                                                       505          505
    6F        SBRC     Cardinal Villa Apartments                                                  335          335
    7         SBRC     Sports Arena Village                                       42,458         0.12         0.17          0.00
    8         GCFP     Holiday Inn Somerset                                4% of revenue          598        1,595           104
    9         GCFP     Southridge Shopping Center                                 30,348         0.11         0.15          0.00
    10        GCFP     Stewart Plaza                                              24,852         0.13         0.20          0.02
    11        GCFP     The Carriage Building (Building 39)                        13,572         0.13         0.25          0.03
    12        GCFP     1000 Adams Avenue                                          22,128         0.15         0.20          0.02
    13        GCFP     101 West Avenue                                            14,856         0.16         0.18          0.00
    14        GCFP     Clearview Farms Apartments                                 88,350          247          285          0.00
    15        GCFP     The TJ Building                                            59,172         0.17         0.20          0.04
    16        GCFP     International Precision Components Corp.                   15,096         0.07         0.08          0.01
                       Building
    17        GCFP     480 Sprague Street                                         34,956         0.31         0.15          0.01
    18        GCFP     990 Spring Garden Street                                   15,684         0.02         0.10          0.00
    19        SBRC     Los Altos Woods Office Building                             7,782         0.20         0.20          0.00
    20        GCFP     655 Merrick Avenue                                          5,816         0.08         0.15          0.00
    21        GCFP     Nicholson Plaza                                            21,317         0.18         0.21          0.05
    22        GCFP     Ventura Village Shopping Center                                 0         0.05         0.15          0.00
    23        SBRC     Bridgetown 1 Office Building                                    0         0.02         0.20          0.00
    24        GCFP     Courtyard Center                                            8,970         0.11         0.15          0.02
    25        GCFP     Raymour & Flanigan Plaza A                                 19,128         0.11         0.15          0.01
    26        GCFP     4707 East Baseline Road                                    16,573         0.05         0.12          0.02
    27        GCFP     Holiday Inn Arena                                   4% of revenue          618         913          92.56
    28        GCFP     Kentbrook Apartments                                       50,016          213         253          21.05
    29        GCFP     Ramada Plaza Hotel and Office Building                    114,456         1,146       1,823         74.52
    30        GCFP     Quail Park I                                               14,689         0.06         0.20          0.05
    31        GCFP     139 Main Street                                             9,768         0.22         0.26          0.26
    32        GCFP     Holiday Inn University                              4% of revenue          624         976          80.81
    33        GCFP     PRG - Scenic Technologies                                       0         0.05         0.15          0.00
    34        GCFP     Raymour & Flanigan Plaza B                                 11,448         0.03         0.15          0.01
    35        GCFP     West County Professional and Medical Center                16,713         0.18         0.20          0.05
    36        SBRC     Herndon Plaza Retail Center                                     0         0.19         0.20          0.00
    37        GCFP     15250 Avenue of Science                                    10,891         0.08         0.20          0.05
    38        GCFP     The Barnyard Retail Center                                      0         0.13         0.20          0.00
    39        GCFP     711 Madison Avenue                                          2,000         0.17         0.21          0.03
    40        SBRC     132 South Rodeo Drive                                       5,197         0.20         0.20          0.00
    41        GCFP     4001 Fairview Industrial Drive Southeast                   12,024         0.04         0.11          0.03
    42        GCFP     The Parris Building (Building 34)                           8,640         0.15         0.18          0.03
    43        SBRC     Cherry Tree Shopping Center                                 8,238         0.18         0.21          0.00
    44        SBRC     1916-1928 Old Middlefield Road                              6,389         0.08         0.20          0.00
    45        GCFP     Days Inn Singer Island                                          0          306          576           303
    46        GCFP     The Sports Authority                                            0         0.08         0.10          0.00
    47        GCFP     Grand Union Supermarket                                     4,008         0.08         0.10          0.01
    48        GCFP     Parklawn Center                                            13,626         0.05         0.15          0.04
    49        GCFP     Two World's Fair Drive                                      8,628         0.12         0.15          0.02
    50        GCFP     Arden Woods Office Building                                12,744         0.05         0.20          0.00
    51        GCFP     350 Centerpointe                                            8,650         0.16         0.20          0.00
    52        GCFP     Erie Canal Commons                                          5,856         0.09         0.15          0.01
    53        GCFP     Executive Center Northridge                                21,948         0.25         0.25          0.02

                        ESCROWS AND RESERVES INFORMATION

                                                                                 ESCROWED
                                                                               REPLACEMENT                              ESCROWED
                                                                                 RESERVES                  ESCROWED      TI/LC
                                                                                 CURRENT                     TI/LC      RESERVES
            MORTGAGE                                                              ANNUAL     U/W ANNUAL    RESERVES      CURRENT
  CONTROL     LOAN                                                               DEPOSIT        TI/LC       INITIAL      ANNUAL
  NUMBER     SELLER                  LOAN / PROPERTY NAME                        PSF/UNIT     RESERVES      DEPOSIT      DEPOSIT

    1         SBRC     Putnam Building                                             0.15                0             0          0
    2         GCFP     Jovanna Villas Apartments                                   250               NAP           NAP        NAP
    3         GCFP     Los Cabos II Apartments                                     250               NAP           NAP        NAP
    4         GCFP     Sunrise Plaza Shopping Center                               0.20           92,231        15,150     90,900
    5         GCFP     Hasbrouck & Torview Apartments                               0.00              NAP           NAP        NAP
    6         SBRC     Muncie Apartments Portfolio                                  443               NAP           NAP        NAP
    6A        SBRC     Silvertree Apartments
    6B        SBRC     Windsong Apartments
    6C        SBRC     Autumn Breeze Apartments
    6D        SBRC     Sunreach Apartments
    6E        SBRC     Everbrook Apartments
    6F        SBRC     Cardinal Villa Apartments
    7         SBRC     Sports Arena Village                                        0.17          257,226             0     84,957
    8         GCFP     Holiday Inn Somerset                                4% of revenue              NAP           NAP        NAP
    9         GCFP     Southridge Shopping Center                                  0.15           80,431       100,000     60,696
    10        GCFP     Stewart Plaza                                               0.20          126,594        10,325    123,900
    11        GCFP     The Carriage Building (Building 39)                         0.16          121,714        14,304     85,824
    12        GCFP     1000 Adams Avenue                                           0.20          154,142     2,302,496     50,004
    13        GCFP     101 West Avenue                                             0.18           98,583             0     97,272
    14        GCFP     Clearview Farms Apartments                                  285               NAP           NAP        NAP
    15        GCFP     The TJ Building                                             0.20           88,757       105,000     92,088
    16        GCFP     International Precision Components Corp.                    0.08           24,548   441,170 LOC          0
                       Building
    17        GCFP     480 Sprague Street                                          0.15           66,664             0          0
    18        GCFP     990 Spring Garden Street                                    0.10          145,150             0    145,152
    19        SBRC     Los Altos Woods Office Building                             0.20           38,909             0     38,909
    20        GCFP     655 Merrick Avenue                                          0.10           18,532             0     18,532
    21        GCFP     Nicholson Plaza                                             0.21           51,713             0     51,713
    22        GCFP     Ventura Village Shopping Center                             0.00           17,685             0          0
    23        SBRC     Bridgetown 1 Office Building                                0.00           62,824       100,000          0
    24        GCFP     Courtyard Center                                            0.13           81,382             0          0
    25        GCFP     Raymour & Flanigan Plaza A                                  0.15           59,874         4,774     57,288
    26        GCFP     4707 East Baseline Road                                     0.12           29,194         4,866     29,196
    27        GCFP     Holiday Inn Arena                                  4% of revenue              NAP           NAP        NAP
    28        GCFP     Kentbrook Apartments                                        253               NAP           NAP        NAP
    29        GCFP     Ramada Plaza Hotel and Office Building                      894            84,951             0          0
    30        GCFP     Quail Park I                                                0.20           73,444             0          0
    31        GCFP     139 Main Street                                             0.26           33,234       400,000          0
    32        GCFP     Holiday Inn University                             4% of revenue              NAP           NAP        NAP
    33        GCFP     PRG - Scenic Technologies                                   0.00           32,200        15,750          0
    34        GCFP     Raymour & Flanigan Plaza B                                  0.15           35,889         2,991     35,892
    35        GCFP     West County Professional and Medical Center                 0.20          121,777             0     54,000
    36        SBRC     Herndon Plaza Retail Center                                 0.00           85,970             0          0
    37        GCFP     15250 Avenue of Science                                     0.20           30,454       200,000          0
    38        GCFP     The Barnyard Retail Center                                  0.00           78,124             0          0
    39        GCFP     711 Madison Avenue                                          0.21           22,015         3,669     22,015
    40        SBRC     132 South Rodeo Drive                                       0.20           19,487             0     19,487
    41        GCFP     4001 Fairview Industrial Drive Southeast                    0.15           47,699             0          0
    42        GCFP     The Parris Building (Building 34)                           0.18           73,250        12,198     73,185
    43        SBRC     Cherry Tree Shopping Center                                 0.18           53,183             0     50,000
    44        SBRC     1916-1928 Old Middlefield Road                              0.20           47,918             0          0
    45        GCFP     Days Inn Singer Island                                       0.00              NAP           NAP        NAP
    46        GCFP     The Sports Authority                                        0.00           22,035             0          0
    47        GCFP     Grand Union Supermarket                                     0.10           19,986             0          0
    48        GCFP     Parklawn Center                                             0.15           32,091             0     32,091
    49        GCFP     Two World's Fair Drive                                      0.15           91,402         7,089     85,068
    50        GCFP     Arden Woods Office Building                                 0.20           75,961       100,000          0
    51        GCFP     350 Centerpointe                                            0.20           43,250             0          0
    52        GCFP     Erie Canal Commons                                          0.15           37,319         2,190     26,280
    53        GCFP     Executive Center Northridge                                 0.25           59,638         4,967     59,604

                        ESCROWS AND RESERVES INFORMATION

                                                                                                    ESCROWED
                                                                                        ESCROWED     TI/LC
                                                                                           TI/LC    RESERVES
                                                                          U/W ANNUAL    RESERVES    CURRENT
            MORTGAGE                                                        TI/LC       INITIAL     ANNUAL
  CONTROL     LOAN                                                         RESERVES      DEPOSIT    DEPOSIT
  NUMBER     SELLER                  LOAN / PROPERTY NAME                  PSF/UNIT     PSF/UNIT    PSF/UNIT

    1         SBRC     Putnam Building                                      0.00         0.00        0.00
    2         GCFP     Jovanna Villas Apartments                             NAP          NAP         NAP
    3         GCFP     Los Cabos II Apartments                               NAP          NAP         NAP
    4         GCFP     Sunrise Plaza Shopping Center                        0.81         0.13        0.80
    5         GCFP     Hasbrouck & Torview Apartments                         NAP          NAP         NAP
    6         SBRC     Muncie Apartments Portfolio                            NAP          NAP         NAP
    6A        SBRC     Silvertree Apartments
    6B        SBRC     Windsong Apartments
    6C        SBRC     Autumn Breeze Apartments
    6D        SBRC     Sunreach Apartments
    6E        SBRC     Everbrook Apartments
    6F        SBRC     Cardinal Villa Apartments
    7         SBRC     Sports Arena Village                                 1.01         0.00        0.33
    8         GCFP     Holiday Inn Somerset                                   NAP          NAP         NAP
    9         GCFP     Southridge Shopping Center                           0.40         0.49        0.30
    10        GCFP     Stewart Plaza                                        1.02         0.08        1.00
    11        GCFP     The Carriage Building (Building 39)                  1.42         0.17        1.00
    12        GCFP     1000 Adams Avenue                                    1.39         20.82       0.45
    13        GCFP     101 West Avenue                                      1.18         0.00        1.17
    14        GCFP     Clearview Farms Apartments                            NAP          NAP         NAP
    15        GCFP     The TJ Building                                      0.30         0.35        0.31
    16        GCFP     International Precision Components Corp.             0.13       2.34 LOC      0.00
                       Building
    17        GCFP     480 Sprague Street                                   0.29         0.00        0.00
    18        GCFP     990 Spring Garden Street                             0.93         0.00        0.93
    19        SBRC     Los Altos Woods Office Building                      1.00         0.00        1.00
    20        GCFP     655 Merrick Avenue                                   0.32         0.00        0.32
    21        GCFP     Nicholson Plaza                                      0.50         0.00        0.50
    22        GCFP     Ventura Village Shopping Center                      0.58         0.00        0.00
    23        SBRC     Bridgetown 1 Office Building                         1.00         1.59        0.00
    24        GCFP     Courtyard Center                                     1.19         0.00        0.00
    25        GCFP     Raymour & Flanigan Plaza A                           0.47         0.04        0.45
    26        GCFP     4707 East Baseline Road                              0.21         0.04        0.21
    27        GCFP     Holiday Inn Arena                                     NAP          NAP         NAP
    28        GCFP     Kentbrook Apartments                                  NAP          NAP         NAP
    29        GCFP     Ramada Plaza Hotel and Office Building                NAP         0.00        0.00
    30        GCFP     Quail Park I                                         1.00         0.00        0.00
    31        GCFP     139 Main Street                                      0.89         10.66       0.00
    32        GCFP     Holiday Inn University                                NAP          NAP         NAP
    33        GCFP     PRG - Scenic Technologies                            0.25         0.12        0.00
    34        GCFP     Raymour & Flanigan Plaza B                           0.47         0.04        0.47
    35        GCFP     West County Professional and Medical Center          1.49         0.00        0.66
    36        SBRC     Herndon Plaza Retail Center                          0.32         0.00        0.00
    37        GCFP     15250 Avenue of Science                              0.55         3.61        0.00
    38        GCFP     The Barnyard Retail Center                           1.02         0.00        0.00
    39        GCFP     711 Madison Avenue                                   2.27         0.38        2.27
    40        SBRC     132 South Rodeo Drive                                0.75         0.00        0.75
    41        GCFP     4001 Fairview Industrial Drive Southeast             0.60         0.00        0.00
    42        GCFP     The Parris Building (Building 34)                    1.50         0.25        1.50
    43        SBRC     Cherry Tree Shopping Center                          1.16         0.00        1.09
    44        SBRC     1916-1928 Old Middlefield Road                       1.50         0.00        0.00
    45        GCFP     Days Inn Singer Island                                 NAP          NAP         NAP
    46        GCFP     The Sports Authority                                 0.48         0.00        0.00
    47        GCFP     Grand Union Supermarket                              0.50         0.00        0.00
    48        GCFP     Parklawn Center                                      0.35         0.00        0.35
    49        GCFP     Two World's Fair Drive                               1.54         0.12        1.43
    50        GCFP     Arden Woods Office Building                          1.19         1.57        0.00
    51        GCFP     350 Centerpointe                                     1.00         0.00        0.00
    52        GCFP     Erie Canal Commons                                   0.96         0.06        0.67
    53        GCFP     Executive Center Northridge                          0.69         0.06        0.69

                        ESCROWS AND RESERVES INFORMATION


                                                                                                 RECOM-                  ESCROWED
                                                                                                 MENDED                  REPLACE-
                                                                                                 ANNUAL    U/W ANNUAL      MENT
            MORTGAGE                                                  TAXES       INSURANCE     REPLACE-    REPLACE-     RESERVES
  CONTROL     LOAN                                                    CURRENTLY   CURRENTLY       MENT        MENT       INITIAL
  NUMBER     SELLER                  LOAN / PROPERTY NAME             ESCROWED    ESCROWED      RESERVES    RESERVES     DEPOSIT

    54        SBRC     Jester Village Retail Center                      Yes         Yes           3,033       5,536           0
    55        GCFP     Suncreek Corporate Center                         Yes         Yes          10,848      12,873           0
    56        GCFP     Airport Business Plaza                            Yes         Yes               0      11,811       1,969
    57        SBRC     Otay Distribution Center                          Yes         Yes           4,171      10,288           0
    58        GCFP     Groesbeck Industrial Park                         Yes         Yes           9,948      14,665           0
    59        GCFP     A Safe Self Storage                               Yes         Yes           9,213       9,699      60,665
    60        GCFP     Audobon One                                       Yes         Yes           7,658       9,078         757
    61        GCFP     Quail Valley Apartments                           Yes         Yes          56,133      61,441           0
    62        SBRC     Valley Sunset Center                              Yes         No                0      13,521           0
    63        GCFP     Tangerine Hill Apartments                         Yes         Yes          27,794      32,367       2,697
    64        GCFP     Modesto Imaging Center                            Yes         Yes           6,416       6,210      13,000
    65        GCFP     Beechnut Grove Apartments                         Yes         Yes          11,796      29,000           0
    66        GCFP     Woodvine Apartments                               Yes         Yes          20,724      25,750           0
    67        GCFP     Holiday Inn Kennedy Space Center                  Yes         Yes          65,969     117,172       9,332
    68        GCFP     Chateau Resort & Conf.                            Yes         Yes          54,243     198,696           0
    69        GCFP     West Pointe Apartments                            Yes         Yes          20,754      26,000       4,334
    70        GCFP     Auburn Hills Industrial Center                    Yes         Yes           6,639       8,169           0
    71        SBRC     Ponderosa Village Shopping Center                 Yes         Yes           2,106       4,825           0
    72        SBRC     Heinz Apartments                                  Yes         Yes          35,232      35,264           0
    73        GCFP     Barcelona Apartments                              Yes         Yes          30,919      35,690      25,976
    74        SBRC     Highbury Court Apartments                         Yes         Yes          34,670      37,888           0
    75        GCFP     BankBoston Building                               Yes         Yes           5,821       9,679       1,614
    76        SBRC     Northwest Plaza Shopping Center                   Yes         Yes           4,180       7,635           0
    77        GCFP     43 West 47th Street                               Yes         Yes           1,090       2,150           0
    78        SBRC     58-38 Page Place                                  Yes         Yes           8,000      13,680           0
    79        GCFP     3832-3844 Sepulveda Boulevard                     Yes         Yes             783       4,786           0
    80        SBRC     Sweetwater Plaza East                             Yes         Yes          11,025      11,220           0
    81        SBRC     Duane Reade Maspeth                               Yes         Yes           7,475       4,125       4,906
    82        GCFP     Fairfield Inn Houma                               Yes         Yes          21,531      65,739       5,568
    83        SBRC     Brentwood Apartments                              Yes         Yes          13,381      14,560           0
    84        SBRC     Whitehall Apartments                              Yes         Yes           9,750      10,500           0
    85        SBRC     Wind River Park Plaza                             Yes         Yes           5,935       6,134           0
    86        SBRC     Newport Victoria Plaza                            Yes         Yes           5,026       7,381           0
    87        SBRC     Haverty Furniture Store                           Yes         Yes          10,014      11,875           0
    88        GCFP     Westgate Office Center                            Yes         Yes           6,910       7,282         706
    89        GCFP     Commonwealth Park                                 Yes         Yes           2,963       5,500  28,000 LOC
    90        SBRC     New Jersey Portfolio                                                       29,488      40,200           0
   90A        SBRC     5004 Palisades                                    Yes         No           12,796      17,700
   90B        SBRC     727 & 727A 25th Street                            Yes         No            7,550      11,100
   90C        SBRC     Franklin's Tower Two                              Yes         No            3,948       6,000
   90D        SBRC     Franklin's Tower One                              Yes         No            5,194       5,400
    91        GCFP     Centerpointe 24-Hour Fitness                      No          No            5,967       7,658       1,276
    92        GCFP     Keats Plaza                                       Yes         Yes           2,501       8,211       2,053
    93        SBRC     South Pointe Townhomes                            Yes         Yes          31,760      33,356           0
    94        GCFP     Glenmoor Green I Apartments                       Yes         Yes          22,240      27,000       2,250
    95        SBRC     Alameda Shopping Center                           Yes         Yes             338       2,436           0
    96        SBRC     41 North Division Street                          Yes         Yes           7,500       7,362           0
    97        GCFP     Glenmoor Green II Apartments                      Yes         Yes          32,063      37,629       3,136
    98        GCFP     Flagship Wharf Commercial Condominium             Yes         Yes           1,511           0           0
    99        GCFP     South Park Center                                 Yes         Yes           1,833       6,902         576
   100        GCFP     1952 West El Camino                               Yes         Yes           5,238       6,266         522
   101        SBRC     Office Max Traverse                               Yes         Yes           2,249       3,525         646
   102        GCFP     Rockland Multi-family Residences                  Yes         Yes           9,833      11,500       1,932
   103        GCFP     Realty Expert Building                            Yes         Yes           1,598       4,092           0
   104        GCFP     75 Bermar Park, Nickel Office Building &          Yes         Yes             298       9,600           0
                       Tonida Office Building
   105        SBRC     Office Max Mankato                                Yes         Yes           1,672       3,525         587
   106        SBRC     Office Max Martinsburg                            Yes         Yes           1,623       3,525         881
   107        GCFP     Kmart South Bend                                  Yes         Yes           9,554      14,120           0

                        ESCROWS AND RESERVES INFORMATION

                                                                                              RECOM-
                                                                                              MENDED                    ESCROWED
                                                                            ESCROWED          ANNUAL     U/W ANNUAL   REPLACEMENT
                                                                          REPLACEMENT        REPLACE-     REPLACE-      RESERVES
            MORTGAGE                                                        RESERVES           MENT         MENT        INITIAL
  CONTROL     LOAN                                                          CURRENT          RESERVES     RESERVES      DEPOSIT
  NUMBER     SELLER                  LOAN / PROPERTY NAME                ANNUAL DEPOSIT      PSF/UNIT     PSF/UNIT      PSF/UNIT

    54        SBRC     Jester Village Retail Center                              5,536         0.08         0.15          0.00
    55        GCFP     Suncreek Corporate Center                                12,873         0.17         0.21          0.00
    56        GCFP     Airport Business Plaza                                   11,811         0.00         0.20          0.03
    57        SBRC     Otay Distribution Center                                      0         0.04         0.10          0.00
    58        GCFP     Groesbeck Industrial Park                                14,664         0.07         0.10          0.00
    59        GCFP     A Safe Self Storage                                       9,699         0.19         0.20          1.26
    60        GCFP     Audobon One                                               9,084         0.25         0.30          0.03
    61        GCFP     Quail Valley Apartments                                  61,441          234          256          0.00
    62        SBRC     Valley Sunset Center                                      5,440         0.00         0.25          0.00
    63        GCFP     Tangerine Hill Apartments                                32,367          221          257         21.41
    64        GCFP     Modesto Imaging Center                                    6,248         0.36         0.35          0.73
    65        GCFP     Beechnut Grove Apartments                                28,750          102          250          0.00
    66        GCFP     Woodvine Apartments                                      26,580          201          250          0.00
    67        GCFP     Holiday Inn Kennedy Space Center                  4% of revenue          559          993         79.09
    68        GCFP     Chateau Resort & Conf.                            5% of revenue          357        1,307          0.00
    69        GCFP     West Pointe Apartments                                   26,004          200          250         41.67
    70        GCFP     Auburn Hills Industrial Center                            8,124         0.08         0.10          0.00
    71        SBRC     Ponderosa Village Shopping Center                         4,825         0.07         0.15          0.00
    72        SBRC     Heinz Apartments                                         35,264          551          551          0.00
    73        GCFP     Barcelona Apartments                                     35,700          243          281           205
    74        SBRC     Highbury Court Apartments                                37,896          271          296          0.00
    75        GCFP     BankBoston Building                                       9,684         0.12         0.20          0.03
    76        SBRC     Northwest Plaza Shopping Center                           7,620         0.08         0.15          0.00
    77        GCFP     43 West 47th Street                                       2,150         0.10         0.20          0.00
    78        SBRC     58-38 Page Place                                         13,680         0.09         0.15          0.00
    79        GCFP     3832-3844 Sepulveda Boulevard                             2,388         0.03         0.20          0.00
    80        SBRC     Sweetwater Plaza East                                    11,412         0.22         0.22          0.00
    81        SBRC     Duane Reade Maspeth                                       3,750         0.30         0.17          0.20
    82        GCFP     Fairfield Inn Houma                               5% of revenue          273          832         70.48
    83        SBRC     Brentwood Apartments                                     14,556          239          260          0.00
    84        SBRC     Whitehall Apartments                                      6,780          232          250          0.00
    85        SBRC     Wind River Park Plaza                                     6,134         0.19         0.20          0.00
    86        SBRC     Newport Victoria Plaza                                    7,381         0.14         0.20          0.00
    87        SBRC     Haverty Furniture Store                                       0         0.21         0.25          0.00
    88        GCFP     Westgate Office Center                                    8,472         0.19         0.20          0.02
    89        GCFP     Commonwealth Park                                             0         0.05         0.10           0.51 LOC
    90        SBRC     New Jersey Portfolio                                     20,526          225          307           0.00
   90A        SBRC     5004 Palisades                                                           224          311
   90B        SBRC     727 & 727A 25th Street                                                   204          300
   90C        SBRC     Franklin's Tower Two                                                     208          316
   90D        SBRC     Franklin's Tower One                                                     289          300
    91        GCFP     Centerpointe 24-Hour Fitness                              7,658         0.17         0.22          0.04
    92        GCFP     Keats Plaza                                               8,211         0.05         0.15          0.04
    93        SBRC     South Pointe Townhomes                                   33,356          256          269          0.00
    94        GCFP     Glenmoor Green I Apartments                              27,000          206          250         20.83
    95        SBRC     Alameda Shopping Center                                       0         0.02         0.15          0.00
    96        SBRC     41 North Division Street                                  7,362         0.22         0.22          0.00
    97        GCFP     Glenmoor Green II Apartments                             37,632          286         336          28.00
    98        GCFP     Flagship Wharf Commercial Condominium                         0         0.05         0.00          0.00
    99        GCFP     South Park Center                                         6,912         0.04         0.15          0.01
   100        GCFP     1952 West El Camino                                       6,266         0.28         0.33          0.03
   101        SBRC     Office Max Traverse                                       2,585         0.10         0.15          0.03
   102        GCFP     Rockland Multi-family Residences                         11,592          214         250          42.00
   103        GCFP     Realty Expert Building                                    4,092         0.07         0.17          0.00
   104        GCFP     75 Bermar Park, Nickel Office Building &                      0         0.01         0.20          0.00
                       Tonida Office Building
   105        SBRC     Office Max Mankato                                        2,350         0.07         0.15          0.02
   106        SBRC     Office Max Martinsburg                                    3,525         0.07         0.15          0.04
   107        GCFP     Kmart South Bend                                         14,160         0.10         0.15          0.00

                        ESCROWS AND RESERVES INFORMATION

                                                                             ESCROWED
                                                                           REPLACEMENT                              ESCROWED
                                                                             RESERVES                  ESCROWED      TI/LC
                                                                             CURRENT                     TI/LC      RESERVES
            MORTGAGE                                                          ANNUAL     U/W ANNUAL    RESERVES      CURRENT
  CONTROL     LOAN                                                           DEPOSIT        TI/LC       INITIAL      ANNUAL
  NUMBER     SELLER                  LOAN / PROPERTY NAME                    PSF/UNIT     RESERVES      DEPOSIT      DEPOSIT

    54        SBRC     Jester Village Retail Center                            0.15           39,011             0     40,836
    55        GCFP     Suncreek Corporate Center                               0.21           63,864        50,000     63,864
    56        GCFP     Airport Business Plaza                                  0.20           30,916         4,622     27,732
    57        SBRC     Otay Distribution Center                                0.00           29,754             0     31,056
    58        GCFP     Groesbeck Industrial Park                               0.10           46,370             0     25,008
    59        GCFP     A Safe Self Storage                                     0.20            2,000           333      2,000
    60        GCFP     Audobon One                                             0.30           42,659         3,732     44,784
    61        GCFP     Quail Valley Apartments                                 256               NAP           NAP        NAP
    62        SBRC     Valley Sunset Center                                    0.10           64,164        50,000          0
    63        GCFP     Tangerine Hill Apartments                               257               NAP           NAP        NAP
    64        GCFP     Modesto Imaging Center                                  0.35           17,852             0     17,856
    65        GCFP     Beechnut Grove Apartments                               248               NAP           NAP        NAP
    66        GCFP     Woodvine Apartments                                     258               NAP           NAP        NAP
    67        GCFP     Holiday Inn Kennedy Space Center               4% of revenue              NAP           NAP        NAP
    68        GCFP     Chateau Resort & Conf.                         5% of revenue              NAP           NAP        NAP
    69        GCFP     West Pointe Apartments                                  250               NAP           NAP        NAP
    70        GCFP     Auburn Hills Industrial Center                          0.10           25,722        25,000     16,248
    71        SBRC     Ponderosa Village Shopping Center                       0.15           21,617             0          0
    72        SBRC     Heinz Apartments                                        551               NAP           NAP        NAP
    73        GCFP     Barcelona Apartments                                     281              NAP           NAP        NAP
    74        SBRC     Highbury Court Apartments                               296               NAP           NAP        NAP
    75        GCFP     BankBoston Building                                     0.20           48,396         8,066     48,396
    76        SBRC     Northwest Plaza Shopping Center                         0.15           25,370             0          0
    77        GCFP     43 West 47th Street                                     0.20           18,963             0     18,963
    78        SBRC     58-38 Page Place                                        0.15           27,360             0     27,360
    79        GCFP     3832-3844 Sepulveda Boulevard                           0.10           27,389         7,326     29,304
    80        SBRC     Sweetwater Plaza East                                   0.22           54,835             0     25,740
    81        SBRC     Duane Reade Maspeth                                     0.15            8,500             0          0
    82        GCFP     Fairfield Inn Houma                            5% of revenue              NAP           NAP        NAP
    83        SBRC     Brentwood Apartments                                    260               NAP           NAP        NAP
    84        SBRC     Whitehall Apartments                                    161               NAP           NAP        NAP
    85        SBRC     Wind River Park Plaza                                   0.20           35,521             0     35,531
    86        SBRC     Newport Victoria Plaza                                  0.20           39,740             0     39,769
    87        SBRC     Haverty Furniture Store                                 0.00           23,750             0          0
    88        GCFP     Westgate Office Center                                  0.23           36,412        65,000          0
    89        GCFP     Commonwealth Park                                       0.00            2,842   100,000 LOC          0
    90        SBRC     New Jersey Portfolio                                     157               NAP           NAP        NAP
   90A        SBRC     5004 Palisades
   90B        SBRC     727 & 727A 25th Street
   90C        SBRC     Franklin's Tower Two
   90D        SBRC     Franklin's Tower One
    91        GCFP     Centerpointe 24-Hour Fitness                            0.22           34,420             0          0
    92        GCFP     Keats Plaza                                             0.15           18,284             0     18,284
    93        SBRC     South Pointe Townhomes                                  269               NAP           NAP        NAP
    94        GCFP     Glenmoor Green I Apartments                             250               NAP           NAP        NAP
    95        SBRC     Alameda Shopping Center                                 0.00           16,227             0     16,314
    96        SBRC     41 North Division Street                                0.22           33,464             0          0
    97        GCFP     Glenmoor Green II Apartments                            336               NAP           NAP        NAP
    98        GCFP     Flagship Wharf Commercial Condominium                   0.00           15,608         2,956     17,724
    99        GCFP     South Park Center                                       0.15           26,789         1,151     13,812
   100        GCFP     1952 West El Camino                                     0.33            8,599           715      8,578
   101        SBRC     Office Max Traverse                                     0.11                0             0          0
   102        GCFP     Rockland Multi-family Residences                        252               NAP           NAP        NAP
   103        GCFP     Realty Expert Building                                  0.17           21,442             0     21,442
   104        GCFP     75 Bermar Park, Nickel Office Building &                0.00           29,118             0     29,118
                       Tonida Office Building
   105        SBRC     Office Max Mankato                                      0.10                0             0          0
   106        SBRC     Office Max Martinsburg                                  0.15                0             0          0
   107        GCFP     Kmart South Bend                                        0.15           27,065   200,000 LOC          0

                        ESCROWS AND RESERVES INFORMATION

                                                                                                ESCROWED
                                                                                    ESCROWED     TI/LC
                                                                                       TI/LC    RESERVES
                                                                      U/W ANNUAL    RESERVES    CURRENT
            MORTGAGE                                                    TI/LC       INITIAL     ANNUAL
  CONTROL     LOAN                                                     RESERVES      DEPOSIT    DEPOSIT
  NUMBER     SELLER                  LOAN / PROPERTY NAME              PSF/UNIT     PSF/UNIT    PSF/UNIT

    54        SBRC     Jester Village Retail Center                     1.06         0.00        1.11
    55        GCFP     Suncreek Corporate Center                        1.02         0.80        1.02
    56        GCFP     Airport Business Plaza                           0.52         0.08        0.46
    57        SBRC     Otay Distribution Center                         0.29         0.00        0.30
    58        GCFP     Groesbeck Industrial Park                        0.32         0.00        0.17
    59        GCFP     A Safe Self Storage                              0.04         0.01        0.04
    60        GCFP     Audobon One                                      1.41         0.12        1.48
    61        GCFP     Quail Valley Apartments                           NAP          NAP         NAP
    62        SBRC     Valley Sunset Center                             1.19         0.92        0.00
    63        GCFP     Tangerine Hill Apartments                         NAP          NAP         NAP
    64        GCFP     Modesto Imaging Center                           1.00         0.00        1.00
    65        GCFP     Beechnut Grove Apartments                         NAP          NAP         NAP
    66        GCFP     Woodvine Apartments                               NAP          NAP         NAP
    67        GCFP     Holiday Inn Kennedy Space Center                  NAP          NAP         NAP
    68        GCFP     Chateau Resort & Conf.                            NAP          NAP         NAP
    69        GCFP     West Pointe Apartments                            NAP          NAP         NAP
    70        GCFP     Auburn Hills Industrial Center                   0.32         0.31        0.20
    71        SBRC     Ponderosa Village Shopping Center                0.67         0.00        0.00
    72        SBRC     Heinz Apartments                                  NAP          NAP         NAP
    73        GCFP     Barcelona Apartments                              NAP          NAP         NAP
    74        SBRC     Highbury Court Apartments                         NAP          NAP         NAP
    75        GCFP     BankBoston Building                              1.00         0.17        1.00
    76        SBRC     Northwest Plaza Shopping Center                  0.50         0.00        0.00
    77        GCFP     43 West 47th Street                              1.76         0.00        1.76
    78        SBRC     58-38 Page Place                                 0.30         0.00        0.30
    79        GCFP     3832-3844 Sepulveda Boulevard                    1.14         0.31        1.22
    80        SBRC     Sweetwater Plaza East                            1.08         0.00        0.51
    81        SBRC     Duane Reade Maspeth                              0.34         0.00        0.00
    82        GCFP     Fairfield Inn Houma                               NAP          NAP         NAP
    83        SBRC     Brentwood Apartments                              NAP          NAP         NAP
    84        SBRC     Whitehall Apartments                              NAP          NAP         NAP
    85        SBRC     Wind River Park Plaza                            1.16         0.00        1.16
    86        SBRC     Newport Victoria Plaza                           1.08         0.00        1.08
    87        SBRC     Haverty Furniture Store                          0.50         0.00        0.00
    88        GCFP     Westgate Office Center                           1.00         1.79        0.00
    89        GCFP     Commonwealth Park                                0.05       1.82 LOC      0.00
    90        SBRC     New Jersey Portfolio                               NAP          NAP         NAP
   90A        SBRC     5004 Palisades
   90B        SBRC     727 & 727A 25th Street
   90C        SBRC     Franklin's Tower Two
   90D        SBRC     Franklin's Tower One
    91        GCFP     Centerpointe 24-Hour Fitness                     1.00         0.00        0.00
    92        GCFP     Keats Plaza                                      0.33         0.00        0.33
    93        SBRC     South Pointe Townhomes                            NAP          NAP         NAP
    94        GCFP     Glenmoor Green I Apartments                       NAP          NAP         NAP
    95        SBRC     Alameda Shopping Center                          1.00         0.00        1.00
    96        SBRC     41 North Division Street                         1.00         0.00        0.00
    97        GCFP     Glenmoor Green II Apartments                      NAP          NAP         NAP
    98        GCFP     Flagship Wharf Commercial Condominium            0.53         0.10        0.60
    99        GCFP     South Park Center                                0.58         0.03        0.30
   100        GCFP     1952 West El Camino                              0.46         0.04        0.46
   101        SBRC     Office Max Traverse                              0.00         0.00        0.00
   102        GCFP     Rockland Multi-family Residences                  NAP          NAP         NAP
   103        GCFP     Realty Expert Building                           0.90         0.00        0.90
   104        GCFP     75 Bermar Park, Nickel Office Building &         0.61         0.00        0.61
                       Tonida Office Building
   105        SBRC     Office Max Mankato                               0.00         0.00        0.00
   106        SBRC     Office Max Martinsburg                           0.00         0.00        0.00
   107        GCFP     Kmart South Bend                                 0.29       2.12 LOC      0.00

                        ESCROWS AND RESERVES INFORMATION


                                                                                                 RECOM-                  ESCROWED
                                                                                                 MENDED                  REPLACE-
                                                                                                 ANNUAL    U/W ANNUAL      MENT
            MORTGAGE                                                  TAXES       INSURANCE     REPLACE-    REPLACE-     RESERVES
  CONTROL     LOAN                                                    CURRENTLY   CURRENTLY       MENT        MENT       INITIAL
  NUMBER     SELLER                  LOAN / PROPERTY NAME             ESCROWED    ESCROWED      RESERVES    RESERVES     DEPOSIT

   108        GCFP     Wolfie's Plaza                                    Yes         No           10,350      12,160       1,013
   109        GCFP     200-220 West 1st Street                           Yes         Yes           2,736       3,516      10,000
   110        GCFP     The Loring Building                               Yes         Yes           4,106       5,067      40,000
   111        GCFP     Park Paloma Apartments                            Yes         Yes          11,221      13,372       2,229
   112        GCFP     Mitchell Building                                 Yes         Yes           1,213       3,483         581
   113        GCFP     Kennedy I Office Building                         Yes         Yes           8,025       9,777           0
   114        SBRC     Holiday Inn Express                               Yes         Yes          15,708      51,549           0
   115        GCFP     16300 Addison Road Office Building                Yes         Yes             542       3,554         296
   116        GCFP     Fairfield Inn Jackson                             Yes         Yes          12,203      63,814       5,293
   117        SBRC     Amberwood  Mobile Home Park                       Yes         Yes          28,583      20,048           0
   118        SBRC     Carson Commerce Center                            Yes         Yes           4,664       6,587           0
   119        GCFP     Nome Plaza Shopping Center                        Yes         Yes           3,434       4,179           0
   120        GCFP     River Park Shopping Center                        Yes         Yes             853       3,448         192
   121        SBRC     Fountain Plaza                                    Yes         Yes           3,050       3,230           0
   122        GCFP     Fairfield Inn Hattiesburg                         Yes         Yes          12,203      57,009       5,037
   123        GCFP     Fairfield Inn Lake Charles-Sulphur                Yes         Yes          21,802      55,791       4,790
   124        SBRC     Hampton Inn Blythe                                Yes         Yes          27,070      48,064       4,013
   125        SBRC     The Grove Shopping Center                         Yes         Yes          11,658      13,990           0
   126        GCFP     475-499 Hillside Avenue                           Yes         Yes          19,546      31,341           0
   127        SBRC     Copeland Shopping Center                          Yes         Yes           5,683       6,820           0
   128        GCFP     The Fleet Building                                Yes         Yes           5,629       9,589       1,199
   129        GCFP     Commack Tower Plaza                               Yes         Yes           2,854       3,640         910
   130        GCFP     Shoppes of Northshore                             Yes         Yes           1,600       3,305         184
   131        SBRC     Las Posadas Shopping Center                       Yes         Yes           7,708       7,822           0
   132        SBRC     The Ville Apartments                              Yes         Yes          25,915      27,500           0
   133        GCFP     Amelia Court Apartments                           Yes         Yes           9,217      25,550           0
   134        SBRC     Long Street Townhouses                            Yes         Yes           4,545      10,250           0
   135        GCFP     Silverbrook Apartments                            Yes         Yes           6,329       7,750           0
   136        SBRC     Garden Apartments                                 Yes         Yes          18,890      19,525           0
   137        GCFP     Westchester and New Haven Apartments              Yes         Yes          20,729      24,480       1,767
   138        SBRC     Madison Midtown Shopping Center                   Yes         Yes             251       1,110           0
   139        SBRC     Cleveland Corners Shopping Center                 Yes         Yes              97         504           0
   140        SBRC     Park Place Apartments                             Yes         Yes           6,196      12,000           0
   141        GCFP     Horizons Apartments                               Yes         Yes          11,083      12,750       2,125
   142        GCFP     Regency Square Apartments                         Yes         Yes          50,135      57,937      33,000
   143        SBRC     Federal Express                                   Yes         No            2,474       7,784           0
   144        SBRC     Levittown Professional Building                   Yes         Yes           5,500       4,600           0
   145        SBRC     3311 Richmond Office Building                     Yes         Yes          10,417      10,657           0
   146        SBRC     Carmel Towers                                     Yes         Yes           8,267      12,750           0
   147        GCFP     Westwood Apartments                               Yes         Yes           9,304      10,922       1,821
   148        SBRC     Crestridge Apartments                             Yes         Yes          24,707      25,500           0
   149        GCFP     Pine Tree Square                                  Yes         No            2,051       3,731           0
   150        GCFP     Thistlewood Apartments                            Yes         Yes          10,417      30,400           0
   151        GCFP     Lesbo/Bullion Mobile Home Park                    Yes         Yes           2,500       4,200           0
   152        SBRC     The Town Center                                   Yes         Yes           7,141       7,057           0
   153        SBRC     Bayridge Apartments                               Yes         Yes          22,033      31,250           0
   154        SBRC     Ramada Inn - Elizabethtown                        Yes         Yes           8,705      42,033           0
   155        SBRC     Oasis Surgery Center                              Yes         Yes           1,128       2,254           0
   156        SBRC     715 South Oxford Court Apartments                 Yes         Yes           3,371       7,250           0
   157        SBRC     Barefoot Bay Medical Office Center                Yes         Yes           1,167       1,440           0
   158        GCFP     14 Mamaroneck Avenue                              Yes         Yes           2,103       4,207           0
   159        SBRC     Presidio Plaza                                    Yes         Yes           4,036       4,843           0
   160        SBRC     904-912 21st Avenue                               Yes         Yes          18,718      20,257           0
   161        GCFP     Ambassador Apartments                             Yes         Yes           6,917      10,750      50,000
   162        SBRC     Frisco South Shopping Center                      Yes         Yes             971       2,788           0
   163        GCFP     Oquendo Office Warehouse                          Yes         Yes               0       2,944           0
   164        GCFP     Palm Harbor Mobile Home Park                      Yes         Yes               0       5,150           0
   165        SBRC     Milan Apartments                                  Yes         Yes          10,776      10,250           0
   166        SBRC     Palm Pacific Plaza Shopping Center                Yes         Yes           1,523       1,687           0
   167        SBRC     North Dixie Commerce Center                       Yes         Yes           4,252       5,003           0

                        ESCROWS AND RESERVES INFORMATION

                                                                                           RECOM-
                                                                                           MENDED                    ESCROWED
                                                                         ESCROWED          ANNUAL     U/W ANNUAL   REPLACEMENT
                                                                       REPLACEMENT        REPLACE-     REPLACE-      RESERVES
            MORTGAGE                                                     RESERVES           MENT         MENT        INITIAL
  CONTROL     LOAN                                                       CURRENT          RESERVES     RESERVES      DEPOSIT
  NUMBER     SELLER                  LOAN / PROPERTY NAME             ANNUAL DEPOSIT      PSF/UNIT     PSF/UNIT      PSF/UNIT

   108        GCFP     Wolfie's Plaza                                        12,160         0.35         0.41          0.03
   109        GCFP     200-220 West 1st Street                                    0         0.12         0.16          0.45
   110        GCFP     The Loring Building                                    5,076         0.17         0.20          1.61
   111        GCFP     Park Paloma Apartments                                13,372          187         223          37.15
   112        GCFP     Mitchell Building                                      3,483         0.03         0.10          0.02
   113        GCFP     Kennedy I Office Building                              9,777         0.16         0.20          0.00
   114        SBRC     Holiday Inn Express                                   48,381          224         736           0.00
   115        GCFP     16300 Addison Road Office Building                     3,564         0.02         0.15          0.01
   116        GCFP     Fairfield Inn Jackson                          5% of revenue          154         808          67.00
   117        SBRC     Amberwood  Mobile Home Park                           20,048          255         179           0.00
   118        SBRC     Carson Commerce Center                                     0         0.11         0.15          0.00
   119        GCFP     Nome Plaza Shopping Center                             4,179         0.19         0.23          0.00
   120        GCFP     River Park Shopping Center                             2,304         0.04         0.15          0.01
   121        SBRC     Fountain Plaza                                         3,230         0.14         0.15          0.00
   122        GCFP     Fairfield Inn Hattiesburg                      5% of revenue          154         722          63.76
   123        GCFP     Fairfield Inn Lake Charles-Sulphur             5% of revenue          276         706          60.63
   124        SBRC     Hampton Inn Blythe                                    48,156          459         815          68.02
   125        SBRC     The Grove Shopping Center                                  0         0.24         0.29          0.00
   126        GCFP     475-499 Hillside Avenue                               22,620         0.09         0.15          0.00
   127        SBRC     Copeland Shopping Center                                   0         0.27         0.32          0.00
   128        GCFP     The Fleet Building                                     7,192         0.12         0.20          0.03
   129        GCFP     Commack Tower Plaza                                    3,640         0.20         0.26          0.06
   130        GCFP     Shoppes of Northshore                                  2,208         0.07         0.15          0.01
   131        SBRC     Las Posadas Shopping Center                                0         0.30         0.30          0.00
   132        SBRC     The Ville Apartments                                  15,549          236         250           0.00
   133        GCFP     Amelia Court Apartments                                    0         97.02        269           0.00
   134        SBRC     Long Street Townhouses                                 6,150          111         250           0.00
   135        GCFP     Silverbrook Apartments                                 7,504          204         250           0.00
   136        SBRC     Garden Apartments                                     17,750          266         275           0.00
   137        GCFP     Westchester and New Haven Apartments                  21,204          259         306          22.09
   138        SBRC     Madison Midtown Shopping Center                            0         0.02         0.10          0.00
   139        SBRC     Cleveland Corners Shopping Center                          0         0.02         0.10          0.00
   140        SBRC     Park Place Apartments                                  7,200          129         250           0.00
   141        GCFP     Horizons Apartments                                   12,750          217         250          41.67
   142        GCFP     Regency Square Apartments                                  0          418         483           275
   143        SBRC     Federal Express                                        7,788         0.05         0.15          0.00
   144        SBRC     Levittown Professional Building                            0         0.28         0.23          0.00
   145        SBRC     3311 Richmond Office Building                         10,668         0.24         0.25          0.00
   146        SBRC     Carmel Towers                                          7,650          162         250           0.00
   147        GCFP     Westwood Apartments                                   10,928          216         254          42.36
   148        SBRC     Crestridge Apartments                                 15,300          242         250           0.00
   149        GCFP     Pine Tree Square                                       3,731         0.08         0.15          0.00
   150        GCFP     Thistlewood Apartments                                22,800         91.37        267           0.00
   151        GCFP     Lesbo/Bullion Mobile Home Park                         4,200         29.76       50.00          0.00
   152        SBRC     The Town Center                                            0         0.24         0.24          0.00
   153        SBRC     Bayridge Apartments                                        0          176         250           0.00
   154        SBRC     Ramada Inn - Elizabethtown                            46,184          128         618           0.00
   155        SBRC     Oasis Surgery Center                                       0         0.08         0.15          0.00
   156        SBRC     715 South Oxford Court Apartments                          0          116         250           0.00
   157        SBRC     Barefoot Bay Medical Office Center                         0         0.08         0.10          0.00
   158        GCFP     14 Mamaroneck Avenue                                   3,270         0.10         0.20          0.00
   159        SBRC     Presidio Plaza                                             0         0.32         0.39          0.00
   160        SBRC     904-912 21st Avenue                                   20,257          398         431           0.00
   161        GCFP     Ambassador Apartments                                  8,600          161         250          1,163
   162        SBRC     Frisco South Shopping Center                               0         0.05         0.15          0.00
   163        GCFP     Oquendo Office Warehouse                               2,944         0.00         0.15          0.00
   164        GCFP     Palm Harbor Mobile Home Park                           5,148         0.00        58.52          0.00
   165        SBRC     Milan Apartments                                      10,250          263         250           0.00
   166        SBRC     Palm Pacific Plaza Shopping Center                         0         0.14         0.15          0.00
   167        SBRC     North Dixie Commerce Center                                0         0.13         0.15          0.00

                        ESCROWS AND RESERVES INFORMATION

                                                                             ESCROWED
                                                                           REPLACEMENT                              ESCROWED
                                                                             RESERVES                  ESCROWED      TI/LC
                                                                             CURRENT                     TI/LC      RESERVES
            MORTGAGE                                                          ANNUAL     U/W ANNUAL    RESERVES      CURRENT
  CONTROL     LOAN                                                           DEPOSIT        TI/LC       INITIAL      ANNUAL
  NUMBER     SELLER                  LOAN / PROPERTY NAME                    PSF/UNIT     RESERVES      DEPOSIT      DEPOSIT

   108        GCFP     Wolfie's Plaza                                          0.41           31,820         2,652     31,820
   109        GCFP     200-220 West 1st Street                                 0.00           22,351        25,000          0
   110        GCFP     The Loring Building                                     0.20           24,157         2,016     24,192
   111        GCFP     Park Paloma Apartments                                  223               NAP           NAP        NAP
   112        GCFP     Mitchell Building                                       0.10           31,943         5,800     34,800
   113        GCFP     Kennedy I Office Building                               0.20           36,103       300,000     48,886
   114        SBRC     Holiday Inn Express                                     691               NAP           NAP        NAP
   115        GCFP     16300 Addison Road Office Building                      0.15           21,432        64,827     21,444
   116        GCFP     Fairfield Inn Jackson                          5% of revenue              NAP           NAP        NAP
   117        SBRC     Amberwood  Mobile Home Park                             179               NAP           NAP        NAP
   118        SBRC     Carson Commerce Center                                  0.00           28,628             0     28,632
   119        GCFP     Nome Plaza Shopping Center                              0.23           18,931             0     18,531
   120        GCFP     River Park Shopping Center                              0.10           17,942        50,000     18,192
   121        SBRC     Fountain Plaza                                          0.15           16,517             0     16,592
   122        GCFP     Fairfield Inn Hattiesburg                      5% of revenue              NAP           NAP        NAP
   123        GCFP     Fairfield Inn Lake Charles-Sulphur             5% of revenue              NAP           NAP        NAP
   124        SBRC     Hampton Inn Blythe                                      816               NAP           NAP        NAP
   125        SBRC     The Grove Shopping Center                               0.00           49,036             0     48,950
   126        GCFP     475-499 Hillside Avenue                                 0.11           46,651             0     18,000
   127        SBRC     Copeland Shopping Center                                0.00           20,828             0     20,999
   128        GCFP     The Fleet Building                                      0.15           47,947         7,991     47,947
   129        GCFP     Commack Tower Plaza                                     0.26           19,039        20,000     18,087
   130        GCFP     Shoppes of Northshore                                   0.10           13,702           927     11,124
   131        SBRC     Las Posadas Shopping Center                             0.00           20,868             0          0
   132        SBRC     The Ville Apartments                                    141               NAP           NAP        NAP
   133        GCFP     Amelia Court Apartments                                 0.00              NAP           NAP        NAP
   134        SBRC     Long Street Townhouses                                  150               NAP           NAP        NAP
   135        GCFP     Silverbrook Apartments                                  242               NAP           NAP        NAP
   136        SBRC     Garden Apartments                                       250               NAP           NAP        NAP
   137        GCFP     Westchester and New Haven Apartments                    265               NAP           NAP        NAP
   138        SBRC     Madison Midtown Shopping Center                         0.00           11,067             0          0
   139        SBRC     Cleveland Corners Shopping Center                       0.00            5,290             0          0
   140        SBRC     Park Place Apartments                                   150               NAP           NAP        NAP
   141        GCFP     Horizons Apartments                                     250               NAP           NAP        NAP
   142        GCFP     Regency Square Apartments                               0.00              NAP           NAP        NAP
   143        SBRC     Federal Express                                         0.15           15,701             0     11,412
   144        SBRC     Levittown Professional Building                         0.00           23,800             0     23,800
   145        SBRC     3311 Richmond Office Building                           0.25           47,375             0     47,376
   146        SBRC     Carmel Towers                                           150               NAP           NAP        NAP
   147        GCFP     Westwood Apartments                                     254               NAP           NAP        NAP
   148        SBRC     Crestridge Apartments                                   150               NAP           NAP        NAP
   149        GCFP     Pine Tree Square                                        0.15           12,085             0     11,891
   150        GCFP     Thistlewood Apartments                                  200               NAP           NAP        NAP
   151        GCFP     Lesbo/Bullion Mobile Home Park                         50.00              NAP           NAP        NAP
   152        SBRC     The Town Center                                         0.00           23,507             0     12,000
   153        SBRC     Bayridge Apartments                                     0.00              NAP           NAP        NAP
   154        SBRC     Ramada Inn - Elizabethtown                              679               NAP           NAP        NAP
   155        SBRC     Oasis Surgery Center                                    0.00           38,014        53,613     38,000
   156        SBRC     715 South Oxford Court Apartments                       0.00              NAP           NAP        NAP
   157        SBRC     Barefoot Bay Medical Office Center                      0.00           14,400             0     14,400
   158        GCFP     14 Mamaroneck Avenue                                    0.16           27,040   150,000 LOC     27,040
   159        SBRC     Presidio Plaza                                          0.00           12,630             0      6,246
   160        SBRC     904-912 21st Avenue                                     431               NAP           NAP        NAP
   161        GCFP     Ambassador Apartments                                   200               NAP           NAP        NAP
   162        SBRC     Frisco South Shopping Center                            0.00           26,354             0     18,585
   163        GCFP     Oquendo Office Warehouse                                0.15            5,361             0      5,360
   164        GCFP     Palm Harbor Mobile Home Park                           58.50              NAP           NAP        NAP
   165        SBRC     Milan Apartments                                        250               NAP           NAP        NAP
   166        SBRC     Palm Pacific Plaza Shopping Center                      0.00           11,142             0     11,245
   167        SBRC     North Dixie Commerce Center                             0.00           14,586       150,000          0

                        ESCROWS AND RESERVES INFORMATION

                                                                                                 ESCROWED
                                                                                     ESCROWED     TI/LC
                                                                                        TI/LC    RESERVES
                                                                       U/W ANNUAL    RESERVES    CURRENT
            MORTGAGE                                                     TI/LC       INITIAL     ANNUAL
  CONTROL     LOAN                                                      RESERVES      DEPOSIT    DEPOSIT
  NUMBER     SELLER                  LOAN / PROPERTY NAME               PSF/UNIT     PSF/UNIT    PSF/UNIT

   108        GCFP     Wolfie's Plaza                                    1.06         0.09        1.06
   109        GCFP     200-220 West 1st Street                           1.01         1.12        0.00
   110        GCFP     The Loring Building                               0.97         0.08        0.97
   111        GCFP     Park Paloma Apartments                             NAP          NAP         NAP
   112        GCFP     Mitchell Building                                 0.92         0.17        1.00
   113        GCFP     Kennedy I Office Building                         0.74         6.14        1.00
   114        SBRC     Holiday Inn Express                                NAP          NAP         NAP
   115        GCFP     16300 Addison Road Office Building                0.90         2.74        0.90
   116        GCFP     Fairfield Inn Jackson                              NAP          NAP         NAP
   117        SBRC     Amberwood  Mobile Home Park                        NAP          NAP         NAP
   118        SBRC     Carson Commerce Center                            0.65         0.00        0.65
   119        GCFP     Nome Plaza Shopping Center                        1.04         0.00        1.02
   120        GCFP     River Park Shopping Center                        0.78         2.18        0.79
   121        SBRC     Fountain Plaza                                    0.77         0.00        0.77
   122        GCFP     Fairfield Inn Hattiesburg                          NAP          NAP         NAP
   123        GCFP     Fairfield Inn Lake Charles-Sulphur                 NAP          NAP         NAP
   124        SBRC     Hampton Inn Blythe                                 NAP          NAP         NAP
   125        SBRC     The Grove Shopping Center                         1.00         0.00        1.00
   126        GCFP     475-499 Hillside Avenue                           0.22         0.00        0.09
   127        SBRC     Copeland Shopping Center                          0.99         0.00        1.00
   128        GCFP     The Fleet Building                                1.00         0.17        1.00
   129        GCFP     Commack Tower Plaza                               1.34         1.41        1.27
   130        GCFP     Shoppes of Northshore                             0.62         0.04        0.50
   131        SBRC     Las Posadas Shopping Center                       0.80         0.00        0.00
   132        SBRC     The Ville Apartments                               NAP          NAP         NAP
   133        GCFP     Amelia Court Apartments                            NAP          NAP         NAP
   134        SBRC     Long Street Townhouses                             NAP          NAP         NAP
   135        GCFP     Silverbrook Apartments                             NAP          NAP         NAP
   136        SBRC     Garden Apartments                                  NAP          NAP         NAP
   137        GCFP     Westchester and New Haven Apartments               NAP          NAP         NAP
   138        SBRC     Madison Midtown Shopping Center                   1.00         0.00        0.00
   139        SBRC     Cleveland Corners Shopping Center                 1.05         0.00        0.00
   140        SBRC     Park Place Apartments                              NAP          NAP         NAP
   141        GCFP     Horizons Apartments                                NAP          NAP         NAP
   142        GCFP     Regency Square Apartments                          NAP          NAP         NAP
   143        SBRC     Federal Express                                   0.30         0.00        0.22
   144        SBRC     Levittown Professional Building                   1.19         0.00        1.19
   145        SBRC     3311 Richmond Office Building                     1.11         0.00        1.11
   146        SBRC     Carmel Towers                                      NAP          NAP         NAP
   147        GCFP     Westwood Apartments                                NAP          NAP         NAP
   148        SBRC     Crestridge Apartments                              NAP          NAP         NAP
   149        GCFP     Pine Tree Square                                  0.49         0.00        0.48
   150        GCFP     Thistlewood Apartments                             NAP          NAP         NAP
   151        GCFP     Lesbo/Bullion Mobile Home Park                     NAP          NAP         NAP
   152        SBRC     The Town Center                                   0.80         0.00        0.41
   153        SBRC     Bayridge Apartments                                NAP          NAP         NAP
   154        SBRC     Ramada Inn - Elizabethtown                         NAP          NAP         NAP
   155        SBRC     Oasis Surgery Center                              2.53         3.57        2.53
   156        SBRC     715 South Oxford Court Apartments                  NAP          NAP         NAP
   157        SBRC     Barefoot Bay Medical Office Center                1.00         0.00        1.00
   158        GCFP     14 Mamaroneck Avenue                              1.29       7.13 LOC      1.29
   159        SBRC     Presidio Plaza                                    1.01         0.00        0.50
   160        SBRC     904-912 21st Avenue                                NAP          NAP         NAP
   161        GCFP     Ambassador Apartments                              NAP          NAP         NAP
   162        SBRC     Frisco South Shopping Center                      1.42         0.00        1.00
   163        GCFP     Oquendo Office Warehouse                          0.27         0.00        0.27
   164        GCFP     Palm Harbor Mobile Home Park                       NAP          NAP         NAP
   165        SBRC     Milan Apartments                                   NAP          NAP         NAP
   166        SBRC     Palm Pacific Plaza Shopping Center                0.99         0.00        1.00
   167        SBRC     North Dixie Commerce Center                       0.44         4.50        0.00

                        ESCROWS AND RESERVES INFORMATION


                                                                                                 RECOM-                  ESCROWED
                                                                                                 MENDED                  REPLACE-
                                                                                                 ANNUAL    U/W ANNUAL      MENT
            MORTGAGE                                                  TAXES       INSURANCE     REPLACE-    REPLACE-     RESERVES
  CONTROL     LOAN                                                    CURRENTLY   CURRENTLY       MENT        MENT       INITIAL
  NUMBER     SELLER                  LOAN / PROPERTY NAME             ESCROWED    ESCROWED      RESERVES    RESERVES     DEPOSIT

   168        SBRC     Meadowlark Apartments                             Yes         Yes          16,360      16,348           0
   169        SBRC     Old Judge Building                                Yes         Yes           2,052       8,229           0
   170        SBRC     Sherman/Lennox Portfolio                                                    2,817       3,678           0
   170A       SBRC     6839-6841 Lennox Avenue                           Yes         Yes           1,825       2,342
   170B       SBRC     17732 Sherman Way                                 Yes         Yes             992       1,336
   171        SBRC     Pacific Winds Apartments                          Yes         Yes          11,180      11,750           0
   172        SBRC     Isle of Capri Apartments                          Yes         Yes          10,096      12,000      10,000
   173        SBRC     Datura Station                                    Yes         Yes           1,917       2,253           0
   174        SBRC     Park View Cooperative                             Yes         Yes           5,070      21,250           0
   175        SBRC     H & Z Office Building                             Yes         Yes           3,985       4,294           0
   176        SBRC     Nassau Bay Villas Apartments                      Yes         Yes          10,378      16,750           0
   177        SBRC     2180 West First Street                            Yes         Yes           6,042       6,583           0
   178        GCFP     8020 Northwest 60th Street                        Yes         Yes             342       7,039           0
   179        SBRC     Irving Place Apartments                           Yes         Yes          13,706      18,000           0
   180        GCFP     Regency Palms Apartments                          Yes         Yes          22,877      25,632      19,694
   181        GCFP     Four Flags Motors, Inc.                           Yes         Yes               0       3,627           0
   182        GCFP     Alexandria Gardens Apartments                     Yes         Yes           7,402       8,700           0
   183        GCFP     47-49 Main Street                                 Yes         Yes             918       1,174           0
   184        SBRC     Madrid Apartments                                 Yes         Yes          18,368      18,240      35,000
   185        SBRC     Comfort Inn - Milledgeville                       Yes         Yes          15,992      26,864           0
   186        SBRC     Wal-Mart Shopping Center                          Yes         Yes           1,102       1,414           0
   187        SBRC     Stratford Apartments                              Yes         Yes          12,758      15,174           0
   188        SBRC     Willow Glen Plaza                                 Yes         Yes             531       1,715           0
   189        SBRC     Edgewater Bay Apartments                          Yes         Yes           7,974       8,000           0
   190        SBRC     420 Group                                         Yes         Yes          10,596      11,250           0
   191        GCFP     7-Eleven                                          Yes         Yes             516         449       5,000
   192        SBRC     Lake Forest North Apartments                      Yes         Yes           8,171      11,500           0
   193        SBRC     CompuChem Industrial                              Yes         Yes           8,021       7,974           0
   194        GCFP     Palazzolo Plaza                                   Yes         Yes               0       1,800           0
   195        SBRC     A. E. Larson Building                             Yes         Yes          18,828      22,283           0
   196        GCFP     Lanewood Apartments                               Yes         Yes           8,000       9,000           0
   197        GCFP     Chris-Town Mobile Home Park                       Yes         Yes               0       3,100           0
   198        SBRC     Corbus-Peppertree Lane Apartments                 Yes         Yes             UAV      16,500           0
   199        SBRC     Missouri Meadows Apartments                       Yes         Yes          12,942      15,500       5,000
   200        SBRC     Highlander Square Apartments                      Yes         Yes          33,746      23,375           0
   201        SBRC     Hillcrest Crossing                                Yes         Yes           1,897         985           0
   202        SBRC     Virginia Plaza                                    Yes         Yes           2,177       2,575           0
   203        SBRC     Pedersen Building                                 Yes         Yes             UAV       1,456           0
   204        GCFP     Spring Oaks Mobile Home & Recreational Vehicle    Yes         Yes             683       6,100           0
                       Park
   205        SBRC     Shadowood Apartments                              Yes         Yes          12,767      15,000           0
   206        SBRC     Arroyo Shopping Center                            Yes         Yes           2,775       2,745           0
   207        GCFP     The Nog Retail Center                             Yes         Yes           2,935       4,073           0
   208        GCFP     London Square Apartments                          Yes         Yes           8,723      18,100           0
   209        SBRC     Petite Chateau Villa Mobile Home Park             No          No              UAV       6,900           0
   210        GCFP     Walnut Hills Apartments                           Yes         Yes          10,733      26,250           0
   211        SBRC     Palmer Highway Shopping Center                    Yes         Yes           2,897       2,913           0
   212        SBRC     Somerset Apartments                               Yes         Yes          12,092      14,000           0
   213        SBRC     Shady Acres/Pine Shadows Portfolio                                            UAV      10,000           0
   213A       SBRC     Shady Acres Duplexes                              No          No              UAV       7,000
   213B       SBRC     Pine Shadows Estates                              No          No              UAV       3,000
   214        SBRC     Vanowen Street Retail Center                      Yes         Yes           1,038       1,410           0
   215        GCFP     Rena's Village Plaza                              Yes         Yes               0       3,846           0
   216        SBRC     Stanford Place Apartments                         Yes         Yes           9,238      11,400           0
   217        SBRC     Panola-Redan Crossing                             Yes         Yes             283       1,709           0
   218        SBRC     Garnet Avenue Shopping Center                     Yes         Yes           1,646       1,975           0
   219        SBRC     The Chalet Apartments                             Yes         Yes           8,289      10,000           0
   220        SBRC     Galt Ocean Plaza                                  Yes         Yes           6,567       3,814           0
   221        SBRC     Zion Street Apartments                            Yes         Yes         143,065      13,000           0

                        ESCROWS AND RESERVES INFORMATION

                                                                                           RECOM-
                                                                                           MENDED                    ESCROWED
                                                                         ESCROWED          ANNUAL     U/W ANNUAL   REPLACEMENT
                                                                       REPLACEMENT        REPLACE-     REPLACE-      RESERVES
            MORTGAGE                                                     RESERVES           MENT         MENT        INITIAL
  CONTROL     LOAN                                                       CURRENT          RESERVES     RESERVES      DEPOSIT
  NUMBER     SELLER                  LOAN / PROPERTY NAME             ANNUAL DEPOSIT      PSF/UNIT     PSF/UNIT      PSF/UNIT

   168        SBRC     Meadowlark Apartments                                 11,200          268         268           0.00
   169        SBRC     Old Judge Building                                     8,229         0.05         0.20          0.00
   170        SBRC     Sherman/Lennox Portfolio                                   0         0.11         0.15          0.00
   170A       SBRC     6839-6841 Lennox Avenue                                              0.12         0.15
   170B       SBRC     17732 Sherman Way                                                    0.11         0.15
   171        SBRC     Pacific Winds Apartments                               7,050          238         250           0.00
   172        SBRC     Isle of Capri Apartments                              12,000          210         250           208
   173        SBRC     Datura Station                                             0         0.16         0.19          0.00
   174        SBRC     Park View Cooperative                                 12,750         59.65        250           0.00
   175        SBRC     H & Z Office Building                                      0         0.24         0.26          0.00
   176        SBRC     Nassau Bay Villas Apartments                          10,044          155         250           0.00
   177        SBRC     2180 West First Street                                 4,323         0.21         0.23          0.00
   178        GCFP     8020 Northwest 60th Street                                 0         0.01         0.20          0.00
   179        SBRC     Irving Place Apartments                               10,800          190         250           0.00
   180        GCFP     Regency Palms Apartments                              25,632          257         288           221
   181        GCFP     Four Flags Motors, Inc.                                    0         0.00         0.15          0.00
   182        GCFP     Alexandria Gardens Apartments                          8,700          247         290           0.00
   183        GCFP     47-49 Main Street                                      1,174         0.26         0.33          0.00
   184        SBRC     Madrid Apartments                                     15,105          322         320           614
   185        SBRC     Comfort Inn - Milledgeville                           26,868          348         584           0.00
   186        SBRC     Wal-Mart Shopping Center                                   0         0.08         0.10          0.00
   187        SBRC     Stratford Apartments                                   9,216          236         281           0.00
   188        SBRC     Willow Glen Plaza                                          0         0.05         0.15          0.00
   189        SBRC     Edgewater Bay Apartments                               5,248          249         250           0.00
   190        SBRC     420 Group                                              7,240          235         250           0.00
   191        GCFP     7-Eleven                                               5,387         0.17         0.15          1.67
   192        SBRC     Lake Forest North Apartments                          11,500          178         250           0.00
   193        SBRC     CompuChem Industrial                                       0         0.26         0.26          0.00
   194        GCFP     Palazzolo Plaza                                        1,800         0.00         0.15          0.00
   195        SBRC     A. E. Larson Building                                      0         0.37         0.43          0.00
   196        GCFP     Lanewood Apartments                                    9,000          222         250           0.00
   197        GCFP     Chris-Town Mobile Home Park                                0         0.00        53.45          0.00
   198        SBRC     Corbus-Peppertree Lane Apartments                     16,500          UAV         275           0.00
   199        SBRC     Missouri Meadows Apartments                           15,000          209         250          80.65
   200        SBRC     Highlander Square Apartments                          12,954          397         275           0.00
   201        SBRC     Hillcrest Crossing                                         0         0.19         0.10          0.00
   202        SBRC     Virginia Plaza                                             0         0.20         0.24          0.00
   203        SBRC     Pedersen Building                                          0          UAV         0.20          0.00
   204        GCFP     Spring Oaks Mobile Home & Recreational Vehicle         6,100         5.60        50.00          0.00
                       Park
   205        SBRC     Shadowood Apartments                                   9,000          213         250           0.00
   206        SBRC     Arroyo Shopping Center                                     0         0.24         0.24          0.00
   207        GCFP     The Nog Retail Center                                  4,080         0.11         0.15          0.00
   208        GCFP     London Square Apartments                              14,000          126         262           0.00
   209        SBRC     Petite Chateau Villa Mobile Home Park                      0          UAV         100           0.00
   210        GCFP     Walnut Hills Apartments                                    0          111         271           0.00
   211        SBRC     Palmer Highway Shopping Center                             0         0.22         0.22          0.00
   212        SBRC     Somerset Apartments                                    8,244          302         350           0.00
   213        SBRC     Shady Acres/Pine Shadows Portfolio                         0          UAV         250           0.00
   213A       SBRC     Shady Acres Duplexes                                                  UAV         250
   213B       SBRC     Pine Shadows Estates                                                  UAV         250
   214        SBRC     Vanowen Street Retail Center                               0         0.11         0.15          0.00
   215        GCFP     Rena's Village Plaza                                   2,885         0.00         0.20          0.00
   216        SBRC     Stanford Place Apartments                             10,656          243         300           0.00
   217        SBRC     Panola-Redan Crossing                                      0         0.02         0.15          0.00
   218        SBRC     Garnet Avenue Shopping Center                              0         0.25         0.30          0.00
   219        SBRC     The Chalet Apartments                                  6,000          207         250           0.00
   220        SBRC     Galt Ocean Plaza                                           0         0.26         0.15          0.00
   221        SBRC     Zion Street Apartments                                 7,800         2,751        250           0.00

                        ESCROWS AND RESERVES INFORMATION

                                                                             ESCROWED
                                                                           REPLACEMENT                              ESCROWED
                                                                             RESERVES                  ESCROWED      TI/LC
                                                                             CURRENT                     TI/LC      RESERVES
            MORTGAGE                                                          ANNUAL     U/W ANNUAL    RESERVES      CURRENT
  CONTROL     LOAN                                                           DEPOSIT        TI/LC       INITIAL      ANNUAL
  NUMBER     SELLER                  LOAN / PROPERTY NAME                    PSF/UNIT     RESERVES      DEPOSIT      DEPOSIT

   168        SBRC     Meadowlark Apartments                                   184               NAP           NAP        NAP
   169        SBRC     Old Judge Building                                      0.20           30,858             0     14,473
   170        SBRC     Sherman/Lennox Portfolio                                0.00           24,330             0     24,400
   170A       SBRC     6839-6841 Lennox Avenue                                                15,489
   170B       SBRC     17732 Sherman Way                                                       8,841
   171        SBRC     Pacific Winds Apartments                                150               NAP           NAP        NAP
   172        SBRC     Isle of Capri Apartments                                250               NAP           NAP        NAP
   173        SBRC     Datura Station                                          0.00           10,667             0          0
   174        SBRC     Park View Cooperative                                   150               NAP           NAP        NAP
   175        SBRC     H & Z Office Building                                   0.00           27,130             0     23,124
   176        SBRC     Nassau Bay Villas Apartments                            150               NAP           NAP        NAP
   177        SBRC     2180 West First Street                                  0.15           21,898        21,841     11,717
   178        GCFP     8020 Northwest 60th Street                              0.00            5,157             0          0
   179        SBRC     Irving Place Apartments                                 150               NAP           NAP        NAP
   180        GCFP     Regency Palms Apartments                                288               NAP           NAP        NAP
   181        GCFP     Four Flags Motors, Inc.                                 0.00           16,674             0          0
   182        GCFP     Alexandria Gardens Apartments                           290               NAP           NAP        NAP
   183        GCFP     47-49 Main Street                                       0.33            5,338             0      7,427
   184        SBRC     Madrid Apartments                                       265               NAP           NAP        NAP
   185        SBRC     Comfort Inn - Milledgeville                             584               NAP           NAP        NAP
   186        SBRC     Wal-Mart Shopping Center                                0.00           14,022             0          0
   187        SBRC     Stratford Apartments                                    171               NAP           NAP        NAP
   188        SBRC     Willow Glen Plaza                                       0.00            7,456        11,740          0
   189        SBRC     Edgewater Bay Apartments                                164               NAP           NAP        NAP
   190        SBRC     420 Group                                               161               NAP           NAP        NAP
   191        GCFP     7-Eleven                                                1.80                0             0          0
   192        SBRC     Lake Forest North Apartments                            250               NAP           NAP        NAP
   193        SBRC     CompuChem Industrial                                    0.00                0             0          0
   194        GCFP     Palazzolo Plaza                                         0.15           11,882             0     11,882
   195        SBRC     A. E. Larson Building                                   0.00           38,485             0          0
   196        GCFP     Lanewood Apartments                                     250               NAP           NAP        NAP
   197        GCFP     Chris-Town Mobile Home Park                             0.00              NAP           NAP        NAP
   198        SBRC     Corbus-Peppertree Lane Apartments                       275               NAP           NAP        NAP
   199        SBRC     Missouri Meadows Apartments                             242               NAP           NAP        NAP
   200        SBRC     Highlander Square Apartments                            152               NAP           NAP        NAP
   201        SBRC     Hillcrest Crossing                                      0.00            9,836             0      9,850
   202        SBRC     Virginia Plaza                                          0.00            7,998             0      8,048
   203        SBRC     Pedersen Building                                       0.00            8,783             0          0
   204        GCFP     Spring Oaks Mobile Home & Recreational Vehicle         50.00              NAP           NAP        NAP
                       Park
   205        SBRC     Shadowood Apartments                                    150               NAP           NAP        NAP
   206        SBRC     Arroyo Shopping Center                                  0.00           11,462             0          0
   207        GCFP     The Nog Retail Center                                   0.15            9,488        50,000      4,300
   208        GCFP     London Square Apartments                                203               NAP           NAP        NAP
   209        SBRC     Petite Chateau Villa Mobile Home Park                   0.00              NAP           NAP        NAP
   210        GCFP     Walnut Hills Apartments                                 0.00              NAP           NAP        NAP
   211        SBRC     Palmer Highway Shopping Center                          0.00            6,620             0          0
   212        SBRC     Somerset Apartments                                     206               NAP           NAP        NAP
   213        SBRC     Shady Acres/Pine Shadows Portfolio                      0.00              NAP           NAP        NAP
   213A       SBRC     Shady Acres Duplexes
   213B       SBRC     Pine Shadows Estates
   214        SBRC     Vanowen Street Retail Center                            0.00            9,404             0      9,404
   215        GCFP     Rena's Village Plaza                                    0.15           21,233             0     12,236
   216        SBRC     Stanford Place Apartments                               280               NAP           NAP        NAP
   217        SBRC     Panola-Redan Crossing                                   0.00            9,344             0          0
   218        SBRC     Garnet Avenue Shopping Center                           0.00            6,617             0      6,600
   219        SBRC     The Chalet Apartments                                   150               NAP           NAP        NAP
   220        SBRC     Galt Ocean Plaza                                        0.00           20,869             0     20,904
   221        SBRC     Zion Street Apartments                                  150               NAP           NAP        NAP

                        ESCROWS AND RESERVES INFORMATION

                                                                                                 ESCROWED
                                                                                     ESCROWED     TI/LC
                                                                                        TI/LC    RESERVES
                                                                       U/W ANNUAL    RESERVES    CURRENT
            MORTGAGE                                                     TI/LC       INITIAL     ANNUAL
  CONTROL     LOAN                                                      RESERVES      DEPOSIT    DEPOSIT
  NUMBER     SELLER                  LOAN / PROPERTY NAME               PSF/UNIT     PSF/UNIT    PSF/UNIT

   168        SBRC     Meadowlark Apartments                              NAP          NAP         NAP
   169        SBRC     Old Judge Building                                0.75         0.00        0.35
   170        SBRC     Sherman/Lennox Portfolio                          0.99         0.00        1.00
   170A       SBRC     6839-6841 Lennox Avenue                           0.99
   170B       SBRC     17732 Sherman Way                                 0.99
   171        SBRC     Pacific Winds Apartments                           NAP          NAP         NAP
   172        SBRC     Isle of Capri Apartments                           NAP          NAP         NAP
   173        SBRC     Datura Station                                    0.90         0.00        0.00
   174        SBRC     Park View Cooperative                              NAP          NAP         NAP
   175        SBRC     H & Z Office Building                             1.64         0.00        1.40
   176        SBRC     Nassau Bay Villas Apartments                       NAP          NAP         NAP
   177        SBRC     2180 West First Street                            0.76         0.76        0.41
   178        GCFP     8020 Northwest 60th Street                        0.15         0.00        0.00
   179        SBRC     Irving Place Apartments                            NAP          NAP         NAP
   180        GCFP     Regency Palms Apartments                           NAP          NAP         NAP
   181        GCFP     Four Flags Motors, Inc.                           0.69         0.00        0.00
   182        GCFP     Alexandria Gardens Apartments                      NAP          NAP         NAP
   183        GCFP     47-49 Main Street                                 1.49         0.00        2.07
   184        SBRC     Madrid Apartments                                  NAP          NAP         NAP
   185        SBRC     Comfort Inn - Milledgeville                        NAP          NAP         NAP
   186        SBRC     Wal-Mart Shopping Center                          0.99         0.00        0.00
   187        SBRC     Stratford Apartments                               NAP          NAP         NAP
   188        SBRC     Willow Glen Plaza                                 0.65         1.03        0.00
   189        SBRC     Edgewater Bay Apartments                           NAP          NAP         NAP
   190        SBRC     420 Group                                          NAP          NAP         NAP
   191        GCFP     7-Eleven                                          0.00         0.00        0.00
   192        SBRC     Lake Forest North Apartments                       NAP          NAP         NAP
   193        SBRC     CompuChem Industrial                              0.00         0.00        0.00
   194        GCFP     Palazzolo Plaza                                   0.99         0.00        0.99
   195        SBRC     A. E. Larson Building                             0.75         0.00        0.00
   196        GCFP     Lanewood Apartments                                NAP          NAP         NAP
   197        GCFP     Chris-Town Mobile Home Park                        NAP          NAP         NAP
   198        SBRC     Corbus-Peppertree Lane Apartments                  NAP          NAP         NAP
   199        SBRC     Missouri Meadows Apartments                        NAP          NAP         NAP
   200        SBRC     Highlander Square Apartments                       NAP          NAP         NAP
   201        SBRC     Hillcrest Crossing                                1.00         0.00        1.00
   202        SBRC     Virginia Plaza                                    0.75         0.00        0.75
   203        SBRC     Pedersen Building                                 1.21         0.00        0.00
   204        GCFP     Spring Oaks Mobile Home & Recreational Vehicle     NAP          NAP         NAP
                       Park
   205        SBRC     Shadowood Apartments                               NAP          NAP         NAP
   206        SBRC     Arroyo Shopping Center                            1.00         0.00        0.00
   207        GCFP     The Nog Retail Center                             0.35         1.84        0.16
   208        GCFP     London Square Apartments                           NAP          NAP         NAP
   209        SBRC     Petite Chateau Villa Mobile Home Park              NAP          NAP         NAP
   210        GCFP     Walnut Hills Apartments                            NAP          NAP         NAP
   211        SBRC     Palmer Highway Shopping Center                    0.50         0.00        0.00
   212        SBRC     Somerset Apartments                                NAP          NAP         NAP
   213        SBRC     Shady Acres/Pine Shadows Portfolio                 NAP          NAP         NAP
   213A       SBRC     Shady Acres Duplexes
   213B       SBRC     Pine Shadows Estates
   214        SBRC     Vanowen Street Retail Center                      1.00         0.00        1.00
   215        GCFP     Rena's Village Plaza                              1.10         0.00        0.64
   216        SBRC     Stanford Place Apartments                          NAP          NAP         NAP
   217        SBRC     Panola-Redan Crossing                             0.82         0.00        0.00
   218        SBRC     Garnet Avenue Shopping Center                     1.02         0.00        1.02
   219        SBRC     The Chalet Apartments                              NAP          NAP         NAP
   220        SBRC     Galt Ocean Plaza                                  0.82         0.00        0.82
   221        SBRC     Zion Street Apartments                             NAP          NAP         NAP

                        ESCROWS AND RESERVES INFORMATION


                                                                                                 RECOM-                  ESCROWED
                                                                                                 MENDED                  REPLACE-
                                                                                                 ANNUAL    U/W ANNUAL      MENT
            MORTGAGE                                                  TAXES       INSURANCE     REPLACE-    REPLACE-     RESERVES
  CONTROL     LOAN                                                    CURRENTLY   CURRENTLY       MENT        MENT       INITIAL
  NUMBER     SELLER                  LOAN / PROPERTY NAME             ESCROWED    ESCROWED      RESERVES    RESERVES     DEPOSIT

   222        GCFP     Country Square Mobile Home Park                   Yes         Yes               0       5,950           0
   223        GCFP     1513-1517 Taylor Avenue                           Yes         Yes           5,450      15,000           0
   224        GCFP     Westside Warehouse                                Yes         Yes               0       7,112           0
   225        SBRC     Heritage House Apartments                         Yes         Yes           6,605       7,196           0
   226        SBRC     Troy Building                                     Yes         Yes           7,287       8,746           0
   227        SBRC     Arlington Manor Mobile Home Park                  Yes         Yes          11,005       4,950           0
   228        GCFP     Capitol View Apartments, Charles Apartments &     Yes         Yes             333       9,000           0
                       Randolph Apartments
   229        SBRC     Beresford Retail                                  No          No              UAV       1,200           0
   230        SBRC     120 Standard Street                               No          No              UAV       2,400           0
   231        GCFP     2077-2089 New York Avenue                         Yes         Yes               0       1,491           0
   232        SBRC     Blair Place Duplexes                              No          No              UAV       7,000           0
   233        SBRC     18714 Parthenia Street                            No          No              UAV       3,326           0
   234        GCFP     Thornapple Apartments                             Yes         Yes          10,017      25,500           0
   235        GCFP     2800 Oakmont Drive                                Yes         Yes               0       2,010           0
   236        SBRC     Fox Tile                                          Yes         Yes          12,047      12,047           0
   237        SBRC     471 Prospect Street                               Yes         Yes           7,147       7,150           0
   238        GCFP     Barclay Arms Apartments                           Yes         Yes               0       7,000           0
   239        SBRC     Wishney                                           No          No              UAV       3,243           0
   240        GCFP     Elmgrove Apartments                               Yes         Yes           7,063      13,050           0
   241        SBRC     Centennial Apartments                             Yes         Yes           3,770       4,800           0
   242        SBRC     Vanguard Industrial Building                      No          No              UAV       2,106           0
   243        GCFP     135-145 Orange Street Apartments                  Yes         Yes               0       8,250           0
   244        SBRC     Brentwood Village Apartments                      No          No              UAV       7,650           0
   245        GCFP     Seoul Plaza                                       Yes         Yes               0       1,522           0
   246        SBRC     Glendale Apartments                               Yes         Yes           7,119       8,400           0
   247        GCFP     Riverview Apartments                              Yes         Yes           1,000       5,000           0
   248        GCFP     820 Linden Boulevard                              Yes         Yes               0       4,750           0
   249        GCFP     Vail Valley Auto                                  Yes         Yes               0         579           0
   250        GCFP     Hawthorne Apartments II                           Yes         Yes           5,513      12,450           0
   251        GCFP     2096 Saint Georges Avenue                         Yes         Yes               0         550           0
   252        SBRC     Notre Dame Apartments                             Yes         No              UAV       4,500           0
   253        GCFP     Nash Multi-family Apartments                      Yes         Yes               0       1,750           0
   254        SBRC     Somers Apartments                                 Yes         Yes           1,350       2,500           0
   255        GCFP     Foxglove Apartments, Phase I                      Yes         Yes           4,946       9,550           0
   256        SBRC     Muse Apartments                                   Yes         Yes             UAV       5,250           0
   257        GCFP     Chalmer Place                                     Yes         Yes               0       3,750           0
   258        GCFP     Ivy Court Apartments                              Yes         Yes           6,413      15,100           0
   259        GCFP     Royce Apartments                                  Yes         Yes           1,202       2,250           0
   260        SBRC     C. Martin Company                                 Yes         Yes           3,099       3,690           0
   261        GCFP     Aster Court Apartments                            Yes         Yes           5,121       8,600           0
   262        GCFP     Zora Lee Apartments                               Yes         Yes               0       2,000           0
   263        GCFP     Foxglove II Apartments                            Yes         Yes           3,217       5,950           0
   264        GCFP     Indiana Street Apartments                         Yes         Yes               0       3,000           0
   265        GCFP     "A" Street Apartments                             Yes         Yes               0       3,250           0
   266        GCFP     The Colonial Apartments                           Yes         Yes               0       3,500           0
   267        GCFP     Taylene Court Apartments                          Yes         Yes             200       2,750           0
   268        GCFP     Myrtle Street Apartments                          Yes         Yes               0       5,500           0

                        ESCROWS AND RESERVES INFORMATION

                                                                                           RECOM-
                                                                                           MENDED                    ESCROWED
                                                                         ESCROWED          ANNUAL     U/W ANNUAL   REPLACEMENT
                                                                       REPLACEMENT        REPLACE-     REPLACE-      RESERVES
            MORTGAGE                                                     RESERVES           MENT         MENT        INITIAL
  CONTROL     LOAN                                                       CURRENT          RESERVES     RESERVES      DEPOSIT
  NUMBER     SELLER                  LOAN / PROPERTY NAME             ANNUAL DEPOSIT      PSF/UNIT     PSF/UNIT      PSF/UNIT

   222        GCFP     Country Square Mobile Home Park                            0         0.00        50.00          0.00
   223        GCFP     1513-1517 Taylor Avenue                                    0         90.83        250           0.00
   224        GCFP     Westside Warehouse                                     7,112         0.00         0.15          0.00
   225        SBRC     Heritage House Apartments                              4,320          236         257           0.00
   226        SBRC     Troy Building                                              0         0.12         0.15          0.00
   227        SBRC     Arlington Manor Mobile Home Park                       4,950          111        50.00          0.00
   228        GCFP     Capitol View Apartments, Charles Apartments &              0         9.26         250           0.00
                       Randolph Apartments
   229        SBRC     Beresford Retail                                           0          UAV         0.15          0.00
   230        SBRC     120 Standard Street                                        0          UAV         0.20          0.00
   231        GCFP     2077-2089 New York Avenue                              1,491         0.00         0.15          0.00
   232        SBRC     Blair Place Duplexes                                       0          UAV         350           0.00
   233        SBRC     18714 Parthenia Street                                     0          UAV         0.20          0.00
   234        GCFP     Thornapple Apartments                                      0          104         266           0.00
   235        GCFP     2800 Oakmont Drive                                         0         0.00         0.15          0.00
   236        SBRC     Fox Tile                                                   0         0.40         0.40          0.00
   237        SBRC     471 Prospect Street                                    4,908          325         325           0.00
   238        GCFP     Barclay Arms Apartments                                    0         0.00         250           0.00
   239        SBRC     Wishney                                                    0          UAV         0.15          0.00
   240        GCFP     Elmgrove Apartments                                    9,400          150         278           0.00
   241        SBRC     Centennial Apartments                                  2,400          236         300           0.00
   242        SBRC     Vanguard Industrial Building                               0          UAV         0.15          0.00
   243        GCFP     135-145 Orange Street Apartments                       8,250         0.00         250           0.00
   244        SBRC     Brentwood Village Apartments                               0          UAV         225           0.00
   245        GCFP     Seoul Plaza                                                0         0.00         0.15          0.00
   246        SBRC     Glendale Apartments                                    5,141          254         300           0.00
   247        GCFP     Riverview Apartments                                       0         50.00        250           0.00
   248        GCFP     820 Linden Boulevard                                       0         0.00         250           0.00
   249        GCFP     Vail Valley Auto                                           0         0.00         0.15          0.00
   250        GCFP     Hawthorne Apartments II                                    0          117         265           0.00
   251        GCFP     2096 Saint Georges Avenue                                  0         0.00         0.15          0.00
   252        SBRC     Notre Dame Apartments                                  2,700          UAV         300           0.00
   253        GCFP     Nash Multi-family Apartments                               0         0.00         250           0.00
   254        SBRC     Somers Apartments                                      1,500          135         250           0.00
   255        GCFP     Foxglove Apartments, Phase I                               0          137         265           0.00
   256        SBRC     Muse Apartments                                        3,150          UAV         250           0.00
   257        GCFP     Chalmer Place                                              0         0.00         250           0.00
   258        GCFP     Ivy Court Apartments                                       0          115         270           0.00
   259        GCFP     Royce Apartments                                           0          134         250           0.00
   260        SBRC     C. Martin Company                                          0         0.25         0.30          0.00
   261        GCFP     Aster Court Apartments                                 6,600          160         269           0.00
   262        GCFP     Zora Lee Apartments                                    2,000         0.00         250           0.00
   263        GCFP     Foxglove II Apartments                                 4,600          140         259           0.00
   264        GCFP     Indiana Street Apartments                              3,000         0.00         250           0.00
   265        GCFP     "A" Street Apartments                                      0         0.00         232           0.00
   266        GCFP     The Colonial Apartments                                    0         0.00         250           0.00
   267        GCFP     Taylene Court Apartments                                   0        18.18         250           0.00
   268        GCFP     Myrtle Street Apartments                               5,500         0.00         250           0.00

                        ESCROWS AND RESERVES INFORMATION

                                                                             ESCROWED
                                                                           REPLACEMENT                              ESCROWED
                                                                             RESERVES                  ESCROWED      TI/LC
                                                                             CURRENT                     TI/LC      RESERVES
            MORTGAGE                                                          ANNUAL     U/W ANNUAL    RESERVES      CURRENT
  CONTROL     LOAN                                                           DEPOSIT        TI/LC       INITIAL      ANNUAL
  NUMBER     SELLER                  LOAN / PROPERTY NAME                    PSF/UNIT     RESERVES      DEPOSIT      DEPOSIT

   222        GCFP     Country Square Mobile Home Park                         0.00              NAP           NAP        NAP
   223        GCFP     1513-1517 Taylor Avenue                                 0.00              NAP           NAP        NAP
   224        GCFP     Westside Warehouse                                      0.15           13,936        10,000     12,766
   225        SBRC     Heritage House Apartments                               154               NAP           NAP        NAP
   226        SBRC     Troy Building                                           0.00           28,519             0          0
   227        SBRC     Arlington Manor Mobile Home Park                       50.00              NAP           NAP        NAP
   228        GCFP     Capitol View Apartments, Charles Apartments &           0.00              NAP           NAP        NAP
                       Randolph Apartments
   229        SBRC     Beresford Retail                                        0.00            6,332             0          0
   230        SBRC     120 Standard Street                                     0.00            6,090             0          0
   231        GCFP     2077-2089 New York Avenue                               0.15            5,365         9,078      5,365
   232        SBRC     Blair Place Duplexes                                    0.00              NAP           NAP        NAP
   233        SBRC     18714 Parthenia Street                                  0.00           13,898             0          0
   234        GCFP     Thornapple Apartments                                   0.00              NAP           NAP        NAP
   235        GCFP     2800 Oakmont Drive                                      0.00           13,745             0     13,740
   236        SBRC     Fox Tile                                                0.00            8,930             0          0
   237        SBRC     471 Prospect Street                                     223               NAP           NAP        NAP
   238        GCFP     Barclay Arms Apartments                                 0.00              NAP           NAP        NAP
   239        SBRC     Wishney                                                 0.00           17,852             0          0
   240        GCFP     Elmgrove Apartments                                     200               NAP           NAP        NAP
   241        SBRC     Centennial Apartments                                   150               NAP           NAP        NAP
   242        SBRC     Vanguard Industrial Building                            0.00            6,856             0          0
   243        GCFP     135-145 Orange Street Apartments                        250               NAP           NAP        NAP
   244        SBRC     Brentwood Village Apartments                            0.00              NAP           NAP        NAP
   245        GCFP     Seoul Plaza                                             0.00           10,545             0      6,556
   246        SBRC     Glendale Apartments                                     184               NAP           NAP        NAP
   247        GCFP     Riverview Apartments                                    0.00              NAP           NAP        NAP
   248        GCFP     820 Linden Boulevard                                    0.00              NAP           NAP        NAP
   249        GCFP     Vail Valley Auto                                        0.00            2,886             0          0
   250        GCFP     Hawthorne Apartments II                                 0.00              NAP           NAP        NAP
   251        GCFP     2096 Saint Georges Avenue                               0.00            2,678             0          0
   252        SBRC     Notre Dame Apartments                                   180               NAP           NAP        NAP
   253        GCFP     Nash Multi-family Apartments                            0.00              NAP           NAP        NAP
   254        SBRC     Somers Apartments                                       150               NAP           NAP        NAP
   255        GCFP     Foxglove Apartments, Phase I                            0.00              NAP           NAP        NAP
   256        SBRC     Muse Apartments                                         150               NAP           NAP        NAP
   257        GCFP     Chalmer Place                                           0.00              NAP           NAP        NAP
   258        GCFP     Ivy Court Apartments                                    0.00              NAP           NAP        NAP
   259        GCFP     Royce Apartments                                        0.00              NAP           NAP        NAP
   260        SBRC     C. Martin Company                                       0.00                0             0          0
   261        GCFP     Aster Court Apartments                                  206               NAP           NAP        NAP
   262        GCFP     Zora Lee Apartments                                     250               NAP           NAP        NAP
   263        GCFP     Foxglove II Apartments                                  200               NAP           NAP        NAP
   264        GCFP     Indiana Street Apartments                               250               NAP           NAP        NAP
   265        GCFP     "A" Street Apartments                                   0.00              NAP           NAP        NAP
   266        GCFP     The Colonial Apartments                                 0.00              NAP           NAP        NAP
   267        GCFP     Taylene Court Apartments                                0.00              NAP           NAP        NAP
   268        GCFP     Myrtle Street Apartments                                250               NAP           NAP        NAP

                        ESCROWS AND RESERVES INFORMATION

                                                                                                ESCROWED
                                                                                    ESCROWED     TI/LC
                                                                                       TI/LC    RESERVES
                                                                      U/W ANNUAL    RESERVES    CURRENT
            MORTGAGE                                                    TI/LC       INITIAL     ANNUAL
  CONTROL     LOAN                                                     RESERVES      DEPOSIT    DEPOSIT
  NUMBER     SELLER                  LOAN / PROPERTY NAME              PSF/UNIT     PSF/UNIT    PSF/UNIT

   222        GCFP     Country Square Mobile Home Park                   NAP          NAP         NAP
   223        GCFP     1513-1517 Taylor Avenue                           NAP          NAP         NAP
   224        GCFP     Westside Warehouse                               0.29         0.21        0.27
   225        SBRC     Heritage House Apartments                         NAP          NAP         NAP
   226        SBRC     Troy Building                                    0.49         0.00        0.00
   227        SBRC     Arlington Manor Mobile Home Park                  NAP          NAP         NAP
   228        GCFP     Capitol View Apartments, Charles Apartments &     NAP          NAP         NAP
                       Randolph Apartments
   229        SBRC     Beresford Retail                                 0.79         0.00        0.00
   230        SBRC     120 Standard Street                              0.51         0.00        0.00
   231        GCFP     2077-2089 New York Avenue                        0.54         0.91        0.54
   232        SBRC     Blair Place Duplexes                              NAP          NAP         NAP
   233        SBRC     18714 Parthenia Street                           0.84         0.00        0.00
   234        GCFP     Thornapple Apartments                             NAP          NAP         NAP
   235        GCFP     2800 Oakmont Drive                               1.03         0.00        1.03
   236        SBRC     Fox Tile                                         0.30         0.00        0.00
   237        SBRC     471 Prospect Street                               NAP          NAP         NAP
   238        GCFP     Barclay Arms Apartments                           NAP          NAP         NAP
   239        SBRC     Wishney                                          0.83         0.00        0.00
   240        GCFP     Elmgrove Apartments                               NAP          NAP         NAP
   241        SBRC     Centennial Apartments                             NAP          NAP         NAP
   242        SBRC     Vanguard Industrial Building                     0.49         0.00        0.00
   243        GCFP     135-145 Orange Street Apartments                  NAP          NAP         NAP
   244        SBRC     Brentwood Village Apartments                      NAP          NAP         NAP
   245        GCFP     Seoul Plaza                                      1.04         0.00        0.65
   246        SBRC     Glendale Apartments                               NAP          NAP         NAP
   247        GCFP     Riverview Apartments                              NAP          NAP         NAP
   248        GCFP     820 Linden Boulevard                              NAP          NAP         NAP
   249        GCFP     Vail Valley Auto                                 0.75         0.00        0.00
   250        GCFP     Hawthorne Apartments II                           NAP          NAP         NAP
   251        GCFP     2096 Saint Georges Avenue                        0.73         0.00        0.00
   252        SBRC     Notre Dame Apartments                             NAP          NAP         NAP
   253        GCFP     Nash Multi-family Apartments                      NAP          NAP         NAP
   254        SBRC     Somers Apartments                                 NAP          NAP         NAP
   255        GCFP     Foxglove Apartments, Phase I                      NAP          NAP         NAP
   256        SBRC     Muse Apartments                                   NAP          NAP         NAP
   257        GCFP     Chalmer Place                                     NAP          NAP         NAP
   258        GCFP     Ivy Court Apartments                              NAP          NAP         NAP
   259        GCFP     Royce Apartments                                  NAP          NAP         NAP
   260        SBRC     C. Martin Company                                0.00         0.00        0.00
   261        GCFP     Aster Court Apartments                            NAP          NAP         NAP
   262        GCFP     Zora Lee Apartments                               NAP          NAP         NAP
   263        GCFP     Foxglove II Apartments                            NAP          NAP         NAP
   264        GCFP     Indiana Street Apartments                         NAP          NAP         NAP
   265        GCFP     "A" Street Apartments                             NAP          NAP         NAP
   266        GCFP     The Colonial Apartments                           NAP          NAP         NAP
   267        GCFP     Taylene Court Apartments                          NAP          NAP         NAP
   268        GCFP     Myrtle Street Apartments                          NAP          NAP         NAP

                           [INTENTIONALLY LEFT BLANK]

                                    ANNEX B

                             FORM OF TRUSTEE REPORT

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION DATE: 18-JUL-2000
RECORD DATE: 30-JUN-2000
CLOSING DATE: 20-JUN-2000
NEXT PMT DATE: 18-AUG-2000
MATURITY DATE:

                              CONTACT INFORMATION

      FUNCTION                                NAMES/ADDRESSES
      --------                                ---------------
MASTER SERVICER         GMAC Commercial Mortgage Corporation
                        650 Dresher Road
                        Horsham, PA 19044
SPECIAL SERVICER        GMAC Commercial Mortgage Corporation
                        650 California Street
                        San Francisco, CA 94101
TRUSTEE                 Norwest Bank Minnesota, National Association
                        3 New York Plaza
                        New York, New York 10004
PAYING AGENT            Chase Manhattan Bank
                        450 W. 33rd Street, 14th Floor
                        New York, NY 10001
                        (212) 946-3200
RELATIONSHIP MANAGER    Nina Velastegui
                        (212) 946-7600
                        Email: chanena.velastegui@chase.com

                     REPORTS AVAILABLE AT WWW.CHASE.COM/SFA

                               TABLE OF CONTENTS

                     STATEMENT SECTIONS                       PAGE(S)
                     ------------------                       -------
Certificate Distribution Detail                                2 - 7
Certificate Ratings Detail                                         8
Mortgage Loan Stratification Tables                           9 - 11
Loan Status Detail                                                12
Property History Detail                                           13
Delinquency Loan Detail                                           14
Specially Serviced Loan Detail                                    15
Specially Serviced Historical Information                         16
Principal Prepayment Detail                                       17
Modified Loan Detail                                              18
Realized Loss Detail                                              19

THE INFORMATION CONTAINED HEREIN HAS BEEN OBTAINED FROM SOURCES BELIEVED TO BE RELIABLE, BUT THE CHASE MANHATTAN BANK DOES NOT WARRANT ITS COMPLETENESS OR ACCURACY. ALL CASHFLOWS, PRICES, AND YIELDS HEREIN WERE COMPILED BY CHASE FROM SOURCES ASSOCIATED WITH THE TRANSACTIONS RESPONSIBLE FOR PROVIDING SUCH INFORMATION FOR PURPOSES OF COMPUTING CASHFLOWS, PRICES AND YIELDS. CHASE MAKES NO REPRESENTATIONS AS TO THE APPROPRIATENESS FOR ANY PERSON OF ANY INVESTMENT IN THE SECURITIES.

[CHASE LOGO]   REPORTS AVAILABLE AT WWW.CHASE.COM/SFA
                                                  (C) 2000, CHASE MANHATTAN BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS             PAGE 2 OF 19
                                                              STDDEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                        CERTIFICATE DISTRIBUTION DETAIL

                            DISTRIBUTION IN DOLLARS

                                                                     BEGINNING
                                  CURRENT PASS    ORIGINAL FACE      PRINCIPAL
    CLASS           CUSIP         THROUGH RATE        VALUE           BALANCE         PRINCIPAL         INTEREST
--------------  --------------   --------------   --------------   --------------   --------------   --------------
     A-1
     A-2
      B
      C
      D
      E
      F
      G
      H
      J
      K
      L
      M
      N
      P
      R
--------------  --------------   --------------   --------------   --------------   --------------   --------------
    TOTALS                                                     0                0                0                0

                  PREPAYMENT
                  PREMIUMS/                          REALIZED          ENDING
                 YIELD MAINT                       LOSSES/TRUST      PRINCIPAL
    CLASS          CHARGES           TOTAL           EXPENSES         BALANCE
--------------  --------------   --------------   --------------   --------------
     A-1
     A-2
      B
      C
      D
      E
      F
      G
      H
      J
      K
      L
      M
      N
      P
      R
--------------  --------------   --------------   --------------   --------------
    TOTALS                   0                0                0                0

                                                                     BEGINNING
                                  CURRENT PASS    ORIGINAL FACE      PRINCIPAL
    CLASS           CUSIP         THROUGH RATE        VALUE           BALANCE         PRINCIPAL         INTEREST
--------------  --------------   --------------   --------------   --------------   --------------   --------------
      X

                  PREPAYMENT
                  PREMIUMS/                          REALIZED          ENDING
                 YIELD MAINT                       LOSSES/TRUST      PRINCIPAL
    CLASS          CHARGES           TOTAL           EXPENSES         BALANCE
--------------  --------------   --------------   --------------   --------------
      X

[CHASE LOGO]    REPORTS AVAILABLE AT WWW.CHASE.COM/SFA
                                                  (C) 2000, CHASE MANHATTAN BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                    PAGE 3 OF 19
                                                                         STDDEAL
DISTRIBUTION DATE: 18-JUL-2000
RECORD DATE:   30-JUN-2000
CLOSING DATE:  20-JUN-2000
NEXT PMT DATE: 18-AUG-2000
MATURITY DATE:

                        CERTIFICATE DISTRIBUTION DETAIL

                       FACTOR PER $1,000 OF ORIGINAL FACE

                                        BEGINNING
                                        PRINCIPAL                                                PREPAYMENT        YIELD MAINT
     CLASS             CUSIP              FACTOR           PRINCIPAL           INTEREST          PREMIUMS/           CHARGES
----------------  ----------------   ----------------   ----------------   ----------------   ----------------   ----------------
      A-1
      A-2
       B
       C
       D
       E
       F
       G
       H
       J
       K
       L
       M
       N
       P
       R
----------------  ----------------   ----------------   ----------------   ----------------   ----------------   ----------------
     TOTALS

                                         REALIZED
                                       LOSSES/TRUST
     CLASS             TOTAL             EXPENSES
----------------  ----------------   ----------------
      A-1
      A-2
       B
       C
       D
       E
       F
       G
       H
       J
       K
       L
       M
       N
       P
       R
----------------  ----------------   ----------------
     TOTALS

                                   BEGINNING
                                   PRINCIPAL                                          PREPAYMENT      YIELD MAINT
    CLASS           CUSIP            FACTOR         PRINCIPAL         INTEREST        PREMIUMS/         CHARGES
--------------  --------------   --------------   --------------   --------------   --------------   --------------
      X

                                    REALIZED
                                  LOSSES/TRUST
    CLASS           TOTAL           EXPENSES
--------------  --------------   --------------
      X

[CHASE LOGO]    REPORTS AVAILABLE AT WWW.CHASE.COM/SFA
                                                  (C) 2000, CHASE MANHATTAN BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                        CERTIFICATE DISTRIBUTION DETAIL

Available Funds                                                 0
Principal Distribution Amount                                   0
  Scheduled Principal Distribution Amount                       0
  Unscheduled Principal Distribution Amount                     0
Miscellaneous Trust Fund Expenses                               0
Interest Reserve Account
  Deposits                                                      0
  Withdrawals                                                   0

                                                                 BALANCE INFORMATION
                       -------------------------------------------------------------------------------------------------------
                         LOAN COUNT       SCHEDULED                   BEGINNING   BEGINNING                 ENDING     ENDING
                             AT           BALANCE AT     BEGINNING    SCHEDULED    UNPAID       ENDING     SCHEDULED   UNPAID
GROUP                  SECURITIZATION   SECURITIZATION   LOAN COUNT    BALANCE     BALANCE    LOAN COUNT    BALANCE    BALANCE
-----                  --------------   --------------   ----------   ---------   ---------   ----------   ---------   -------
TOTALS

Number and Aggregate Principal Amounts of Mortgage Loans in Delinquency

                                                                        AGGREGATED
                                                                        PRINCIPAL
PERIOD                                                        NUMBER     BALANCE      PERCENTAGE
------                                                        ------    ----------    ----------
1 Month                                                                                     %
2 Months                                                                                    %
3+ Months                                                                                   %
In Foreclosure                                                                              %
REO                                                                                         %
Bankruptcies                                                                                %
TOTALS                                                                                      %

[CHASE LOGO]   REPORTS AVAILABLE AT WWW.CHASE.COM/SFA
                                                  (C) 2000, CHASE MANHATTAN BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                        CERTIFICATE DISTRIBUTION DETAIL

Prepayment Penalties

                                                              PREPAYMENT       YIELD
CLASS                                                          PREMIUM      MAINTENANCE
-----                                                         ----------    -----------
TOTALS

Advance Summary
  Principal & Interest Advances
     Current Principal & Interest Advances                        0
     Outstanding Principal & Interest Advances                    0
     Reimbursement of Interest on any P&I Advances                0
     Reimbursement of Interest on any T&I Advances                0

[CHASE LOGO]   REPORTS AVAILABLE AT WWW.CHASE.COM/SFA  (C) 2000, CHASE MANHATTAN
BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                        CERTIFICATE DISTRIBUTION DETAIL

Fee Summary
  Servicing Fees                                                  0
  Sub Servicing Fees                                              0
  Trustee Fees                                                    0
  Special Servicer Fee                                            0
  Workout Fee                                                     0

Appraisal Reduction Amounts

                                                                APPRAISAL      APPRAISAL
                                                                REDUCTION      REDUCTION
LOAN NUMBER                                                   EFFECTED DATE     AMOUNT
-----------                                                   -------------    ---------
none

[CHASE LOGO]   REPORTS AVAILABLE AT WWW.CHASE.COM/SFA  (C) 2000, CHASE MANHATTAN
BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                    PAGE 7 OF 19
                                                                         STDDEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                        CERTIFICATE DISTRIBUTION DETAIL

                                INTEREST DETAIL

                         ACCRUED     PREPAYMENT   BEGINNING                 TOTAL      CERTIFICATE     ENDING
                       CERTIFICATE    INTEREST     UNPAID     INTEREST    INTEREST      INTEREST       UNPAID
        CLASS           INTEREST     SHORTFALL    INTEREST      LOSS       PAYABLE    DISTRIBUTABLE   INTEREST
---------------------  -----------   ----------   ---------   ---------   ---------   -------------   ---------
         A-1
         A-2
          B
          C
          D
          E
          F
          G
          H
          J
          K
          L
          M
          N
          P
          R
          X
       TOTALS

[CHASE LOGO]   REPORTS AVAILABLE AT WWW.CHASE.COM/SFA  (C) 2000, CHASE MANHATTAN
BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                    PAGE 8 OF 19
                                                                         STDDEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                           CERTIFICATE RATINGS DETAIL

                                                       ORIGINAL RATINGS
                                     -----------------------------------------------------
        CLASS             CUSIP          DCR          FITCH        MOODY'S        S & P
---------------------  -----------   -----------   -----------   -----------   -----------
         A1                N/A            X             X             X             X
         A2                N/A            X             X             X             X
          B                N/A            X             X             X             X
          C                N/A            X             X             X             X
          D                N/A            X             X             X             X
          E                N/A            X             X             X             X
          F                N/A            X             X             X             X
          G                N/A            X             X             X             X
          H                N/A            X             X             X             X
          J                N/A            X             X             X             X
          K                N/A            X             X             X             X
          L                N/A            X             X             X             X
          M                N/A            X             X             X             X
          N                N/A            X             X             X             X
          P
          R                N/A            X             X             X             X
          X                N/A            X             X             X             X

                                  CHANGED RATINGS/CHANGE DATE(1)
                       -----------------------------------------------------
        CLASS              DCR          FITCH        MOODY'S        S & P
---------------------  -----------   -----------   -----------   -----------
         A1
         A2
          B
          C
          D
          E
          F
          G
          H
          J
          K
          L
          M
          N
          P
          R
          X

     NR  -- Designates that the class was not rated by the above agency at the time of original issuance.
     N/A -- Not applicable.
     X    -- Designates that the rating agency did not rate class at the time of issuance.

(1) THE INFORMATION CONTAINED HEREIN HAS BEEN RECEIVED DIRECTLY FROM THE APPLICABLE RATING AGENCY WITHIN 30 DAYS OF THIS REPORT. IT IS POSSIBLE THAT THE CURRENT RATINGS MAY HAVE CHANGED BEFORE THE RELEASE OF THIS REPORT, HENCE, CHASE RECOMMENDS CONTACTING THE RATING AGENCY LISTED BELOW DIRECTLY FOR MORE RECENT INFORMATION AND FURTHER DETAILS SUPPORTING THE RATING ISSUED FOR EACH CLASS.

[CHASE LOGO]   REPORTS AVAILABLE AT WWW.CHASE.COM/SFA  (C) 2000, CHASE MANHATTAN
BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                    PAGE 9 OF 19
                                                                         STDDEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                      MORTGAGE LOAN STRATIFICATION TABLES

               STRATIFICATION BY ENDING SCHEDULED BALANCE AMOUNT

                                                                                    WEIGHTED AVERAGE
                                     # OF    PRINCIPAL BALANCE   $ OF AGG.    -----------------------------
  ENDING SCHEDULED BALANCE AMOUNT    LOANS          ($)          PRIN. BAL.   WAM   NOTE RATE(%)     DSCR
  -------------------------------    -----   -----------------   ----------   ---   ------------   --------
$1,000,000 or Less                     0           0.00                        0      0.000000     0.000000
$1,000,001 to $2,000,000               0           0.00                        0      0.000000     0.000000
$2,000,001 to $4,000,000               0           0.00                        0      0.000000     0.000000
$4,000,001 to $6,000,000               0           0.00                        0      0.000000     0.000000
$6,000,001 to $8,000,000               0           0.00                        0      0.000000     0.000000
$8,000,001 to $10,000,000              0           0.00                        0      0.000000     0.000000
$10,000,001 to $15,000,000             0           0.00                        0      0.000000     0.000000
$15,000,001 to $20,000,000             0           0.00                        0      0.000000     0.000000
                                       --          ----             ----       --     --------     --------
          Totals                       0           0.00             0.00       0      0.000000     0.000000
                                       ==          ====             ====       ==     ========     ========
     AVERAGE PRINCIPAL BALANCE:                    0.00

                          STRATIFICATION BY STATE CODE

                                                                                    WEIGHTED AVERAGE
                                     # OF    PRINCIPAL BALANCE   $ OF AGG.    -----------------------------
STATE CODE                           LOANS          ($)          PRIN. BAL.   WAM   NOTE RATE(%)     DSCR
----------                           -----   -----------------   ----------   ---   ------------   --------
          Totals                       0           0.00             0.00       0      0.000000     0.000000
                                       ==          ====             ====       ==     ========     ========

[CHASE LOGO]   REPORTS AVAILABLE AT WWW.CHASE.COM/SFA  (C) 2000, CHASE MANHATTAN
BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                   PAGE 10 OF 19
                                                                         STDDEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                      MORTGAGE LOAN STRATIFICATION TABLES

                      STRATIFICATION BY CURRENT NOTE RATE

                                                                                           WEIGHTED AVERAGE
                                            # OF    PRINCIPAL BALANCE   % OF AGG.    -----------------------------
            CURRENT NOTE RATE               LOANS           $           PRIN. BAL.   WAM   NOTE RATE(%)     DSCR
            -----------------               -----   -----------------   ----------   ---   ------------   --------
0.000000% to 7.500000%                        0           0.00                        0      0.000000     0.000000
7.510000% to 7.750000%                        0           0.00                        0      0.000000     0.000000
7.760000% to 8.000000%                        0           0.00                        0      0.000000     0.000000
8.010000% to 8.250000%                        0           0.00                        0      0.000000     0.000000
8.260000% to 8.500000%                        0           0.00                        0      0.000000     0.000000
8.510000% to 8.750000%                        0           0.00                        0      0.000000     0.000000
8.760000% to 9.000000%                        0           0.00                        0      0.000000     0.000000
9.010000% to 9.250000%                        0           0.00                        0      0.000000     0.000000
9.260000% to 9.500000%                        0           0.00                        0      0.000000     0.000000
9.510000% to 9.750000%                        0           0.00                        0      0.000000     0.000000
9.760000% to 10.000000%                       0           0.00                        0      0.000000     0.000000
10.010000% to 11.010000%                      0           0.00                        0      0.000000     0.000000
                                              --          ----             ----       --     --------     --------
                  Totals                      0           0.00              0.0       0      0.000000     0.000000
                                              ==          ====             ====       ==     ========     ========

          STRATIFICATION BY REMAINING STATED TERM (BALLOON LOANS ONLY)

                                                                                           WEIGHTED AVERAGE
                                            # OF    PRINCIPAL BALANCE   % OF AGG.    -----------------------------
          REMAINING STATED TERM             LOANS           $           PRIN. BAL.   WAM   NOTE RATE(%)     DSCR
          ---------------------             -----   -----------------   ----------   ---   ------------   --------
70 months or Less                             0           0.00                        0      0.000000     0.000000
71 months to 90 months                        0           0.00                        0      0.000000     0.000000
91 months to 110 months                       0           0.00                        0      0.000000     0.000000
111 months to 115 months                      0           0.00                        0      0.000000     0.000000
116 months to 120 months                      0           0.00                        0      0.000000     0.000000
121 months to 200 months                      0           0.00                        0      0.000000     0.000000
201 months to 274 months                      0           0.00                        0      0.000000     0.000000
                                              --          ----             ----       --     --------     --------
                  Totals                      0           0.00              0.0       0      0.000000     0.000000
                                              ==          ====             ====       ==     ========     ========

                 STRATIFICATION BY DEBT SERVICE COVERAGE RATIO

                                                                                           WEIGHTED AVERAGE
                                            # OF    PRINCIPAL BALANCE   % OF AGG.    -----------------------------
       DEBT SERVICE COVERAGE RATIO          LOANS           $           PRIN. BAL.   WAM   NOTE RATE(%)     DSCR
       ---------------------------          -----   -----------------   ----------   ---   ------------   --------
0.000000 to 1.000000                          0           0.00                        0      0.000000     0.000000
1.010000 to 1.200000                          0           0.00                        0      0.000000     0.000000
1.210000 to 1.240000                          0           0.00                        0      0.000000     0.000000
1.250000 to 1.300000                          0           0.00                        0      0.000000     0.000000
1.310000 to 1.400000                          0           0.00                        0      0.000000     0.000000
1.410000 to 1.500000                          0           0.00                        0      0.000000     0.000000
1.510000 to 1.600000                          0           0.00                        0      0.000000     0.000000
1.610000 to 1.700000                          0           0.00                        0      0.000000     0.000000
1.710000 to 1.800000                          0           0.00                        0      0.000000     0.000000
1.810000 to 1.900000                          0           0.00                        0      0.000000     0.000000
1.910000 to 2.000000                          0           0.00                        0      0.000000     0.000000
2.010000 to 2.300000                          0           0.00                        0      0.000000     0.000000
2.310000 to 2.400000                          0           0.00                        0      0.000000     0.000000
                                              --          ----             ----       --     --------     --------
                  Totals                      0           0.00              0.0       0      0.000000     0.000000
                                              ==          ====             ====       ==     ========     ========

[CHASE LOGO]   REPORTS AVAILABLE AT WWW.CHASE.COM/SFA  (C) 2000, CHASE MANHATTAN
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                                      B-11

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                   PAGE 11 OF 19
                                                                         STDDEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

     STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)

                                                                                           WEIGHTED AVERAGE
                                            # OF    PRINCIPAL BALANCE   % OF AGG.    -----------------------------
          REMAINING STATED TERM             LOANS           $           PRIN. BAL.   WAM   NOTE RATE(%)     DSCR
          ---------------------             -----   -----------------   ----------   ---   ------------   --------
70 months or Less                             0           0.00                        0      0.000000     0.000000
71 months to 90 months                        0           0.00                        0      0.000000     0.000000
91 months to 110 months                       0           0.00                        0      0.000000     0.000000
111 months to 115 months                      0           0.00                        0      0.000000     0.000000
116 months to 120 months                      0           0.00                        0      0.000000     0.000000
121 months to 200 months                      0           0.00                        0      0.000000     0.000000
201 months to 0 months                        0           0.00                        0      0.000000     0.000000
                                              --          ----             ----       --     --------     --------
                  Totals                      0           0.00                        0      0.000000     0.000000
                                              ==          ====             ====       ==     ========     ========

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                                      B-12

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                   PAGE 12 OF 19
                                                                         STDDEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                      MORTGAGE LOAN STRATIFICATION TABLES

                        STRATIFICATION BY PROPERTY TYPE

                                                                                    WEIGHTED AVERAGE
                                     # OF    PRINCIPAL BALANCE   % OF AGG.    -----------------------------
           PROPERTY TYPE             LOANS          ($)          PRIN. BAL.   WAM   NOTE RATE(%)     DSCR
           -------------             -----   -----------------   ----------   ---   ------------   --------
Office                                0            0.00                        0      0.000000     0.000000
Industrial                            0            0.00                        0      0.000000     0.000000
Multi-Family                          0            0.00                        0      0.000000     0.000000
Retail, Anchored                      0            0.00                        0      0.000000     0.000000
Retain, Unanchored                    0            0.00                        0      0.000000     0.000000
Ministorage                           0            0.00                        0      0.000000     0.000000
Multiple                              0            0.00                        0      0.000000     0.000000
                                     --            ----             ----       --     --------     --------
          Totals                      0            0.00             0.00       0      0.000000     0.000000
                                     ==            ====             ====       ==     ========     ========

                                             STRATIFICATION BY SEASONING

                                                                                    WEIGHTED AVERAGE
                                     # OF    PRINCIPAL BALANCE   % OF AGG.    -----------------------------
             SEASONING               LOANS          ($)          PRIN. BAL.   WAM   NOTE RATE(%)     DSCR
             ---------               -----   -----------------   ----------   ---   ------------   --------
12 months or Less                     0            0.00                        0      0.000000     0.000000
13 months to 24 months                0            0.00                        0      0.000000     0.000000
25 months to 36 months                0            0.00                        0      0.000000     0.000000
37 months to 48 months                0            0.00                        0      0.000000     0.000000
49 months to 60 months                0            0.00                        0      0.000000     0.000000
61 months to 72 months                0            0.00                        0      0.000000     0.000000
73 months to 84 months                0            0.00                        0      0.000000     0.000000
85 months to 96 months                0            0.00                        0      0.000000     0.000000
97 months to 108 months               0            0.00                        0      0.000000     0.000000
                                     --            ----             ----       --     --------     --------
          Totals                      0            0.00             0.00       0      0.000000     0.000000
                                     ==            ====             ====       ==     ========     ========

  DEBT COVERAGE SERVICE RATIOS ARE CALCULATED AS DESCRIBED IN THE PROSPECTUS,
    VALUES ARE UPDATED PERIODICALLY AS NEW NOI FIGURES BECOME AVAILABLE FROM BORROWERS ON AN ASSET LEVEL. THE TRUSTEE MAKES NO REPRESENTATION AS TO THE
      ACCURACY OF THE DATA PROVIDED BY THE BORROWER FOR THIS CALCULATION.

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                                      B-13

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:
                                                                   PAGE 12 OF 19
                                                                         STDDEAL

                               LOAN STATUS DETAIL

          Loan            Offering     Property         City         State    Scheduled    Scheduled      Note       Maturity
         Number             Memo         Type                                 Principal     Interest      Rate         Date
                           Cross         (I)                                    Amount       Amount
                         Reference

         Neg        Beginning          Ending           Paid      Appraisal    Appraisal     Has Loan       Loan
         Amt        Scheduled         Scheduled       Through     Reduction    Reduction    Ever Been      Status
         Flag        Balance           Balance          Date         Date        Amount     Specially       Code
                                                                                            Serviced?       (II)
                                                                                                                (Y/N)





  (I) PROPERTY TYPE CODE:
                               IN   Industrial            MU   Mixed Use              RT   Retail
  CH   Church                  LO   Lodging               NE   Non-Exempt             SC   School, HCF or WF
  CO   Condo, Coop or TH       MF   Multi Family          OF   Office                 SE   Securities
  HC   Health Care             MH   Mobile Home Park      OT   Other                  SF   Single Family
  HO   Hotel                   MP   Multile Properties    PD   Plan Unit Development  SS   Self Storage
  IF   Industrial/Flex         MS   Mini Storage          RO   Retail/Office          WH   Warehouse

    (II) LOAN STATUS CODE:
                               6.  Discounted Payoff
     1.  Specially Serviced    7.  Foreclosure Sale
     2.  Foreclosure           8.  Bankruptcy Sale
     3.  Bankruptcy            9.  REO Disposal
     4.  REO                  10.  Modification/Workout
     5.  Prepayment in Full   11.  Rehabilitation

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                                      B-14

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION DATE
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:
                                                                   PAGE 13 OF 19
                                                                         STDDEAL

                            PROPERTY HISTORY DETAIL

                        Offering Memo                                           Data of Last                  No. Months
     Loan Number       Cross Reference         Property Name                                                   Revenue
                                                                                                              Annualized
                                                                                           Financial
                                                                        Inspection         Statement

                                          NO PROPERTY HISTORY REPORTED THIS PERIOD

                                  Annual Estimate based on
     Loan Number                       Current Quarter                                 Prior Full Year
                              NOI           DSCR        Occupancy             NOI           DSCR        Occupancy
                                                  NO PROPERTY HISTORY REPORTED THIS PERIOD

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                                      B-15

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:
                                                               Page 14 of 19
                                                               STDDEAL

                            DELINQUENCY LOAN DETAIL

              OFFERING                                                        CURRENT                        ADVANCE      LOAN
             MEMO CROSS   # OF MONTHS   PAID THROUGH                            P&I      OUTSTANDING P&I   DESCRIPTION   STATUS
LOAN NUMBER  REFERENCE    DELINQUENT        DATE       CURRENT LOAN BALANCE   ADVANCES     ADVANCES**          (I)        (II)
-----------  ----------   -----------   ------------   --------------------   --------   ---------------   -----------   ------

                                           NO DELINQUENT LOANS REPORTED THIS PERIOD

                                         CURRENT     OUTSTANDING   OUTSTANDING
              SPECIAL                    PROPERTY     PROPERTY      PROPERTY
              SERVICER    FORECLOSURE   PROTECTION   PROTECTION    BANKRUPTCY        REO
LOAN NUMBER  START DATE      DATE        ADVANCES     ADVANCES        DATE          DATE
-----------  ----------   -----------   ----------   -----------   -----------   -----------
                                NO DELINQUENT LOANS REPORTED THIS PERIOD

(I) ADVANCE DESCRIPTION:  A. In grace period                (II) LOAN STATUS CODE:               6. Discounted Payoff
                          B. Late but %1 month                   1. Specially Serviced           7. Foreclosure Sale
                          1. 1 month delinquent                  2. Foreclosure                  8. Bankruptcy Sale
                          2. 2 months delinquent                 3. Bankruptcy                   9. REO Disposal
                          3. 3+ months delinquent                4. REO                          10. Modification/Workout
                                                                 5. Prepayment in Full           11. Rehabilitations

** Outstanding P&I advances include current period.

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                                      B-16

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:
                                                          Page 15 of 19
                                                          STDDEAL

             SPECIAL   OFFERING    PROPERTY
             SERVICE     MEMO        TYPE       DATE OF TRANSFER
              CODE       CROSS       CODE     BALANCE TO SPECIALLY   INSPECTION   APPRAISAL   APPRAISAL
LOAN NUMBER   (II)     REFERENCE     (I)            SERVICED            DATE        DATE        VALUE             COMMENTS
-----------  -------   ---------   --------   --------------------   ----------   ---------   ---------           --------

                                         NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD



(I) PROPERTY TYPE CODE:         IN    Industrial            Mu    Mixed Use               RT    Retail
     CH    Church               LO    Lodging               NE    Non-Exempt              SC    School, HCF or WF
     CO    Condo, Coop or TH    MF    Multi Family          OF    Office                  SE    Securities
     HC    Health Care          MH    Mobile Home Park      OT    Other                   SF    Single Family
     HO    Hotel                MP    Multiple Properties   PD    Plan Unit Development   SS    Self Storage
     IF    Industrial/Flex      MS    Mini Storage          RO    Retail/Office           WH    Warehouse

 (II) SPECIAL  SERVICE CODE
     (1) Request to waive prepayment penalty   (5) In Foreclosure
     (2) Payment default                       (6) Now REO
     (3) Request to modify or workout          (7) Paid Off
     (4) Borrower Bankruptcy                   (8) Returned to Master Servicer

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

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                   PAGE 16 OF 19
                                                                         STDDEAL
    DISTRIBUTION DATE:
    RECORD DATE:
    CLOSING DATE:
    NEXT PMT DATE:
    MATURITY DATE:

                   SPECIALLY SERVICED HISTORICAL INFORMATION

                                                                                       BALANCE
                                 OFFERING    SPECIAL                                   CHANGE        PROPERTY
                                   MEMO      SERVICE      DATE        CURRENT           SINCE          TYPE
      DISTRIBUTION     LOAN        CROSS      CODE         OF        SCHEDULED        TRANSFER         CODE             INTEREST
          DATE        NUMBER     REFERENCE    (II)     CORRECTION     BALANCE           DATE           (I)      STATE     RATE
      ------------   ---------   ---------   -------   ----------   ------------   ---------------   --------   -----   --------

                                           NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD


                                            DEBT
                        NET               SERVICE            PAID
      DISTRIBUTION   OPERATING     NOI    COVERAGE   NOTE   THROUGH   MATURITY   REM
          DATE         INCOME      DATE    RATIO     DATE    DATE       DATE     TERM
      ------------  ------------   ----   --------   ----   -------   --------   ----
                       NO SPECIALLY SERVICED LOANS REPORTED THIS
                                         PERIOD

      (I) PROPERTY TYPE CODE I  N Industrial           MU Mixed Use           RT Retail
       CH Church                LO Lodging             NE Non-Exempt          SC School, HCF or WF
       CO Condo Coop or TH      MF Multi Family        OF Office              SE Securities
       HC Health Care           MH Mobile Home Park    OT Other               SF Single Family
       HO Hotel                 MP Multiple Properties PD Plan Unit           SS Self Storage
       IF Industrial/Flax       MS Mini Storage        Development            WH Warehouse
                                                       RO Retail/Office

    (II) SPECIAL SERVICE CODE:
    (1) Request to waive prepayment penalty (5) In Foreclosure
    (2) Payment default                     (6) Now REO
    (3) Request to modify or workout        (7) Paid Off
    (4) Borrower Bankruptcy                 (8) Returned to Master Servicer

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MANHATTAN BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                   PAGE 17 OF 19
                                                                         STDDEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                          PRINCIPAL PREPAYMENT DETAIL

                                          OFFERING
     PRINCIPAL                              MEMO            PROPERTY
     PREPAYMENT           LOAN             CROSS              TYPE          CURTAINMENT          PAYOFF          PREPAYMENT
        DATE             NUMBER          REFERENCE            (I)              AMOUNT            AMOUNT           PREMIUM
     ----------          ------          ---------          --------        -----------          ------          ----------


     PRINCIPAL          MORTGAGE
     PREPAYMENT        REPURCHASE
        DATE             PRICE
     ----------        ----------

                  NO PRINCIPAL PREPAYMENT REPORTED THIS PERIOD

(I) PROPERTY TYPE CODE N Industrial           MU Mixed Use           RT Retail
 I                     LO Lodging             NE Non-Exempt          SC School, HCF or WF
 CH Church             MF Multi Family        OF Office              SE Securities
 CO Condo Coop or TH   MH Mobile Home Park    OT Other               SF Single Family
 HC Health Care        MP Multiple Properties PD Plan Unit           SS Self Storage
 HO Hotel              MS Mini Storage        Development            WH Warehouse
 IF Industrial/Flax                           RO Retail/Office

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

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                   PAGE 18 OF 19
                                                                         STODEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                              MODIFIED LOAN DETAIL

           OFFERING
          MEMORANDUM
 LOAN       CROSS       MODIFICATION
NUMBER    REFERENCE         DATE                         MODIFICATION DESCRIPTION
------    ----------    ------------   ------------------------------------------------------------
                              NO MODIFIED LOANS REPORTED THIS PERIOD

[CHASE LOGO]   REPORTS AVAILABLE AT WWW.CHASE.COM/SFA  (C) 2000, CHASE MANHATTAN
BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                   PAGE 19 OF 19
                                                                         STODEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                              REALIZED LOSS DETAIL

         OFFERING                                                                 GROSS                                     NET
           MEMO                                    BEGINNING                    PROCEEDS %                     NET       PROCEEDS %
 LOAN      CROSS     APPRAISAL                     SCHEDULED                    SCHEDULED    LIQUIDATION   LIQUIDATION   SCHEDULED
NUMBER   REFERENCE     DATE      APPRAISAL VALUE    BALANCE    GROSS PROCEEDS   PRINCIPAL     EXPENSES      PROCEEDS      BALANCE
------   ---------   ---------   ---------------   ---------   --------------   ----------   -----------   -----------   ----------
                                              NO REALIZED LOSSES REPORTED THIS PERIOD


 LOAN
NUMBER  REALIZED LOSS
------  -------------
         NO REALIZED
            LOSSES
           REPORTED
          THIS PERIOD

[CHASE LOGO]   REPORTS AVAILABLE AT WWW.CHASE.COM/SFA  (C) 2000, CHASE MANHATTAN
BANK

                                    ANNEX C

                      DECREMENT TABLES FOR CLASS A-1, A-2,
                        B, C, D, E, F AND G CERTIFICATES

                           [INTENTIONALLY LEFT BLANK]

                                    ANNEX D

                  PRICE/YIELD TABLES FOR CLASS X CERTIFICATES

                           [INTENTIONALLY LEFT BLANK]

            MORTGAGE PASS-THROUGH CERTIFICATES (ISSUABLE IN SERIES)

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                                   DEPOSITOR

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

The certificates will represent obligations of a trust fund only and will not represent ownership interests in or obligations of any other entity.

This prospectus may be used to offer and sell the certificates only if accompanied by a prospectus supplement.

THE OFFERED CERTIFICATES:

     Salomon Brothers Mortgage Securities VII, Inc., as depositor, will establish one or more trust funds to issue and sell from time to time mortgage pass-through certificates.

     Each series of certificates will consist of one or more classes of certificates that may: (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of certificates in respect of some or all distributions on the certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of various events, such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal sequentially, or based on specified payment schedules or other methodologies, to the extent of available funds; and/or (vii) provide for cash distributions based on available funds, in each case as described in the related prospectus supplement.

THE TRUST FUND AND ITS ASSETS

     As specified in the related prospectus supplement, the assets of a trust fund will primarily include any or all of the following:

     - various types of multifamily or commercial mortgage loans,

     - mortgage-backed securities evidencing interests in, or secured by pledges of, one or more of various types of multifamily or commercial mortgage loans,

     - securities evidencing interests in, or secured by pledges of, mortgage-backed securities of the type described above.

     The assets of a trust fund for a series of certificates may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or a combination of those types of assets, and currency or interest rate exchange agreements and other financial assets, or any combination of those agreements and other financial assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Offers of the certificates may be made through one or more different methods, including offerings through underwriters, as more fully described in this prospectus under "Method of Distribution" and in the related prospectus supplement. There will have been no public market for any series of certificates prior to the offering of those certificates. No assurance can be given that such a market will develop as a result of such an offering. All securities will be distributed by, or sold by underwriters managed by:

                              SALOMON SMITH BARNEY

                  The date of this prospectus is May 24, 2000.

                               TABLE OF CONTENTS

                                                              PAGE NO.
                                                              --------
Important Notice About Information in This Prospectus and
  each Accompanying Prospectus Supplement...................      3
Risk Factors................................................      4
Description of the Trust Funds..............................     12
Use of Proceeds.............................................     18
Yield Considerations........................................     18
The Depositor...............................................     22
Description of the Certificates.............................     22
Description of the Agreements...............................     31
Description of Credit Support...............................     48
Certain Legal Aspects of Mortgage Loans.....................     51
Federal Income Tax Consequences.............................     61
State and Other Tax Considerations..........................     90
ERISA Considerations........................................     91
Legal Investment............................................     96
Method of Distribution......................................     98
Legal Matters...............................................     98
Financial Information.......................................     99
Rating......................................................     99
Available Information.......................................     99
Reports to Certificateholders...............................     99
Incorporation of Certain Information by Reference...........    100
Index of Principal Definitions..............................    101

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of certificates is contained in two separate documents:

     - this prospectus, which provides general information, some of which may not apply to a particular series; and

     - the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Beginning with the section titled "Description of The Trust Funds", we use capitalized terms from time to time in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 101 in this prospectus.
                            ------------------------

     If you require additional information, the mailing address of our principal executive offices is 388 Greenwich Street, New York, New York 10013, Attention:
Secretary and the telephone number is (212) 816-6000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" beginning on page 100 of this prospectus.
                            ------------------------

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such securities.

     You should carefully consider, among other things, the following factors in connection with the purchase of the certificates offered hereby:

THE CERTIFICATES WILL HAVE LIMITED LIQUIDITY

     There can be no assurance that any resale market for the certificates of any series will develop following the issuance and sale of any series of certificates. Even if a resale market does develop, it might not provide investors with liquidity of investment or continue while certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single-family mortgage loans. The market value of certificates will fluctuate with changes in prevailing rates of interest. Consequently, sales of certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related prospectus supplement and to the reports to certificateholders as described in this prospectus under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the certificates. Except to the extent described in this prospectus and in the related prospectus supplement, certificateholders will have no redemption rights and the certificates are subject to early retirement only under specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination". Salomon Smith Barney Inc., through one or more of its affiliates, currently expects to make a secondary market in the offered certificates, but has no obligation to do so.

THE CERTIFICATES WILL BE LIMITED OBLIGATIONS OF THE RELATED TRUST FUND ONLY AND NOT OF ANY OTHER PARTY

     Unless otherwise specified in the related prospectus supplement, a series of certificates will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on such certificates, no other assets will be available for payment of the deficiency. Additionally, amounts remaining in various funds or accounts, including any accounts maintained as credit support, may be withdrawn under specified conditions, as and to the extent described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the assets of the trust fund have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

THE YIELD TO MATURITY AND AVERAGE LIFE OF THE CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS INCLUDING PREPAYMENTS

     The timing of principal payments on the certificates of a series will be affected by a number of factors, including the following:

     - the extent of prepayments on the underlying mortgage loans in the trust fund or, if the trust fund is comprised of underlying securities, on the mortgage loans backing the underlying securities;

     - how payments of principal are allocated among the classes of certificates of that series as specified in the related prospectus supplement;

     - if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

     - the rate and timing of defaults and losses on the assets in the related trust fund; and

     - repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, the master servicer or another party.

     Prepayments on the mortgage loans in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of each class of related certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the mortgage loans in any trust fund or that the rate of payments will conform to any model described in this prospectus or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable rates borne by the mortgage loans included in a trust fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans. As a result, the actual maturity of any class of certificates could occur significantly earlier than expected.

     A series of certificates may include one or more classes of certificates with priorities of payment and, as a result, yields on other classes of certificates, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage loans. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage loans and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

     A series of certificates may include one or more classes of certificates that provide for distribution of principal from amounts attributable to interest accrued but not currently distributable on one or more other classes of certificates. As a result, yields on the first such certificates will be sensitive to the provisions of those other classes of certificates relating to the amount and timing of interest accruals thereon.

     In general, if you purchase a class of offered certificates at a price higher than its outstanding principal balance and principal distributions on such class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered certificates at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

     See "Yield Considerations" in this prospectus and, if applicable, in the related prospectus supplement.

THE LIMITED NATURE OF RATINGS ON THE CERTIFICATES AND THE DOWNGRADING OF A CERTIFICATE RATING MAY ADVERSELY AFFECT THE LIQUIDITY OR MARKET VALUE OF SUCH CERTIFICATE

     Any rating assigned by a rating agency to a class of certificates will reflect such rating agency's assessment solely of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium or purchasing an interest-only certificate might fail to recoup its initial investment under some prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered certificates of the related series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. No assurance can be given that values of any mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by credit support, such losses will be borne, at least in part, by the holders of one or more classes of the certificates of the related series. See "Description of Credit Support" and "Rating".

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which such certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. In the event any rating is revised or withdrawn, the liquidity or the market value of the related certificate may be adversely affected.

THE PAYMENT PERFORMANCE OF THE CERTIFICATES WILL BE DIRECTLY RELATED TO THE PAYMENT PERFORMANCE OF THE MORTGAGE ASSETS IN THE RELATED TRUST FUNDS

     The certificates will be directly or indirectly backed by mortgage loans. Some mortgage loans may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of a delinquency and foreclosure. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related certificates in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on such securities. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans. You should consider the following risks associated with some mortgage loans which may be included in the trust fund related to your certificate.

INVESTORS SHOULD BE AWARE OF VARIOUS RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     Multifamily and Commercial Loans. Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event of a delinquency and foreclosure, that are greater than similar risks associated with single-family property. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor. Thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the related property to produce income. Thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of a single-family property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants, as well as the liquidation value of such property, may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both. The risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants. A number of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     - changes in general or local economic conditions and/or specific industry segments;

     - declines in real estate values;

     - declines in rental or occupancy rates;

     - increases in interest rates, real estate tax rates and other operating expenses;

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     - acts of God; and

     - other factors beyond the control of the master servicer.

     Nonrecourse Loans. It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the mortgage loan. With respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the related mortgaged property.

     Delinquent and Non-Performing Mortgage Loans. If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due or are non-performing. If so specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent or non-performing mortgage loans, and you should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on mortgage assets and the yield on the certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General".

     Junior Mortgage Loans. Some of the mortgage loans included in a trust fund may be junior mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of a related senior lien to satisfy the junior mortgage loan after satisfaction of all related senior liens. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure".

     Balloon Loans. Some of the mortgage loans included in a trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, or "balloon payments", at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including--

     - the level of available mortgage rates at the time of sale or refinancing,

     - the mortgagor's equity in the related mortgaged property,

     - the financial condition and operating history of the mortgagor and the related mortgaged property,

     - tax laws,

     - rent control laws, in the case of some multifamily properties and mobile home parks,

     - reimbursement rates, in the case of some hospitals, nursing homes and convalescent homes,

     - renewability of operating licenses,

     - prevailing general economic conditions, and

     - the availability of credit for commercial or multifamily, as the case may be, real properties generally.

     See "Description of the Trust Funds-Mortgage Loans" and also "Certain Legal Aspects of Mortgage Loans" in this prospectus.

AN INVESTMENT IN THE CERTIFICATES REPRESENTS AN INTEREST IN MULTIFAMILY AND/OR COMMERCIAL LOANS WHICH MAY PRESENT A GREATER RISK OF LOSS THAN AN INTEREST IN A POOL OF SINGLE-FAMILY LOANS

     The concentration of default, foreclosure and loss risks in individual mortgagors or mortgage loans in a particular trust fund or the related mortgaged properties will generally be greater for pools of multifamily and/or commercial loans such as those to be included in a trust fund with respect to a series of certificates than for pools of single-family loans because such pools of multifamily and/or commercial mortgage loans will generally consist of a smaller number of loans with higher principal balances individually than would a pool of single-family loans of comparable aggregate unpaid principal balance. The trust fund for a series of certificates may consist of a single mortgage loan.

THE TYPE OF MORTGAGOR MAY PRESENT A GREATER RISK OF LOSS

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The Mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

THE TYPE OF MORTGAGED PROPERTY MAY PRESENT A GREATER RISK OF LOSS

     Additional risk may be presented because of the type and use of a particular mortgaged property. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated under a franchise, management or operating agreements which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

THE DISCRETION OF THE MASTER SERVICER TO EXTEND RELIEF TO DELINQUENT MORTGAGORS MAY NOT RESULT IN HIGHER REPAYMENTS

     If so specified in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, a master servicer will be permitted, within prescribed parameters, to extend and modify mortgage loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a master servicer or a special servicer may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of such mortgage loans. While a master servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of mortgage loans that are in default or as to which a payment default is imminent. Such relief instead may result in a lower liquidation or foreclosure price to the master servicer, which would affect the yield of the related certificates. The recent foreclosure and delinquency experience with respect to loans serviced by a master servicer or, if applicable, any special servicer or significant sub-servicer will be provided in the related prospectus supplement.

CREDIT SUPPORT WILL BE LIMITED AND THE FAILURE OF CREDIT SUPPORT TO COVER LOSSES ON THE MORTGAGE ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE CERTIFICATES

     Credit support is intended to reduce the effect of delinquent payments or losses on the underlying assets of the trust fund on those classes of certificates that have the benefit of the credit support. The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, surety bonds, guarantees, reserve funds or other types of credit support, or combinations of those types of credit support. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may include offered certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under some circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related mortgage assets will not exceed such assumed levels. See "--The Limited Nature of Ratings on the Certificates and the Downgrading of a Certificate Rating May Adversely Affect the Liquidity or Market Value of such Certificate" above and "Description of the Certificates" and "Description of Credit Support".

DUE-ON-SALE CLAUSES AND ASSIGNMENTS OF LEASES AND RENTS MAY NOT PROVIDE ADEQUATE SECURITY FOR A MORTGAGE LOAN

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the mortgagor sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to various exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse to permit the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related prospectus supplement, the mortgage loans will be secured by an assignment of leases and rents under which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

REAL PROPERTY PLEDGED AS SECURITY FOR A MORTGAGE LOAN IS SUBJECT TO CERTAIN ENVIRONMENTAL RISKS AND THE COST OF ENVIRONMENTAL CLEAN-UP MAY INCREASE LOSSES ON THE RELATED MORTGAGE LOANS

     Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, commonly known as CERCLA, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, each agreement will provide that the master servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property securing a mortgage loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

ERISA CONSIDERATIONS

     If you are buying the offered certificates on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. These rules are generally described in this prospectus under the caption "ERISA Considerations". However, due to the complexity of regulations which govern such plans, if you are subject to the Employment Retirement Income Security Act of 1974, as amended, commonly referred to as "ERISA", you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a "residual interest" in a "real estate mortgage investment conduit," or "REMIC," you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your certificate may have "phantom income" early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the "phantom income" may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any "residual interest" certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, certain offered certificates which are "residual interests" may have a negative value.

     You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero.

     Some Taxable Income of a "Residual Interest" can not be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a "residual interest" certificate may be treated as "excess inclusions" under the Internal Revenue Code of 1986. You will have to pay tax on the "excess inclusions" regardless of whether you have other credits, deductions or losses. In particular, the tax on "excess inclusion"--

     - generally will not be reduced by losses from other activities,

     - for a tax-exempt holder, will be treated as unrelated business taxable income, and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     Certain Entities Should not Invest in Certificates Which are "Residual Interests." The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are "residual interests" in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are "residual interests" generally are not appropriate investments for--

     - individuals,

     - estates,

     - trusts beneficially owned by any individual or estate, and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the "residual interest" certificates are subject to numerous transfer restrictions. These restrictions reduce your ability to liquidate a "residual interest" certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a "residual interest" certificate to a foreign person under the Internal Revenue Code of 1986.

CONTROL OF THE TRUST FUND MAY BE VESTED IN LESS THAN ALL THE RELATED CERTIFICATEHOLDERS

     Under some circumstances, the consent or approval of less than all the holders of outstanding certificates of a series will be required to direct, and will be sufficient to bind all certificateholders of such series to, various actions, including amending the related agreement governing the trust fund in some cases. See "Description of the Agreements--Events of Default", "--Rights Upon Event of Default", "--Amendment" and "--List of Certificateholders".

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

BOOK-ENTRY REGISTRATION MAY AFFECT LIQUIDITY OF THE CERTIFICATES

     Some offered certificates will be issued through the book-entry facilities of The Depository Trust Company, commonly known as DTC. Because transfers and pledges of certificates registered in the name of a nominee of DTC can be effected only through book entries at DTC through participants, the liquidity of the secondary market for DTC registered certificates may be reduced to the extent that some investors are unwilling to hold securities in book entry form in the name of DTC and the ability to pledge DTC registered certificates may be limited due to the lack of a physical certificate. Beneficial owners of DTC registered certificates may, in some cases, experience delay in the receipt of payments of principal and interest since payments will be forwarded by the related trustee to DTC who will then forward payment to the participants who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered certificates are recorded, the ability of beneficial owners to obtain timely payment and, if the limits of applicable insurance coverage is otherwise unavailable, ultimate payment of principal and interest on DTC registered certificates may be impaired.

ADDITIONAL RISK FACTORS WILL BE SET FORTH IN THE PROSPECTUS SUPPLEMENT RELATED TO A
SERIES OF CERTIFICATES

     The prospectus supplement relating to a series of offered certificates will set forth additional risk factors pertaining to the characteristics or behavior of the mortgage assets to be included in a particular trust fund, and, if applicable, the legal aspects of such mortgage assets, as well as any risk factors pertaining to the investment in a particular class of offered certificates.

                         DESCRIPTION OF THE TRUST FUNDS

     The Certificates offered hereby and by supplements to this prospectus (the "Offered Certificates") will be offered from time to time in series. A series may include Certificates other than those offered by this prospectus and in the related prospectus supplement. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund").

MORTGAGE ASSETS

     The primary assets of each Trust Fund (the "Mortgage Assets") will include:
(i) one or more various types of multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participation certificates, pass-through certificates or other mortgage-backed securities ("MBS") evidencing interests in, or secured by pledges of one or more of various types of multifamily and/or commercial mortgage loans, (iii) participation certificates, pass-through certificates or other securities evidencing interests in, or secured by pledges of one or more MBS ("Tiered MBS"), or (iv) a combination of Mortgage Loans, MBS or Tiered MBS. As used in this prospectus, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS or Tiered MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are sometimes referred to in this prospectus as "Underlying Mortgage Loans". Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans". The Mortgage Assets will not be guaranteed or insured by Salomon Brothers Mortgage Securities VII, Inc (the "Depositor") or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those: (i) originated by the Depositor, or (ii) purchased, either directly or indirectly, from a prior holder of the Mortgage Asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS or Tiered MBS and may be an affiliate of the Depositor. All Mortgage Assets will have been purchased by the Depositor on or before the date of initial issuance of the related series of Certificates.

MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") creating a lien on the properties (the "Mortgaged Properties") consisting of: (i) residential properties consisting of three or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties" and the related loans, "Multifamily Loans"), or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of commercial properties or unimproved land ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related prospectus supplement, in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related prospectus supplement, each of the Mortgage Loans will be secured by a first mortgage or deed of trust or other similar security instrument creating a first lien on a Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors; however, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least two years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

     If so specified in the related prospectus supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related prospectus supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single-family home mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the related prospectus supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related prospectus supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

     As the primary component of Net Operating Income, rental income, and maintenance payments from tenant-stockholders of a Cooperative, is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as, typically, warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the mortgagor, is responsible for payment of some of these expenses ("Net Leases"); however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by some income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in some cases, restrictions on changes in use of the property. Low- and moderate-income housing may be particularly subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor. The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. Refinance Loans are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     Appraised values of income-producing properties may be based on--

     - the market comparison method, which is based on the recent resale value of comparable properties at the date of the appraisal,

     - the cost replacement method, which is based on the cost of replacing the property at that date,

     - the income capitalization method, which is based on a projection of value based upon the property's projected net cash flow, or

     - a selection from or interpolation of the values derived from those methods.

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

Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio, or vice versa, the analysis of default and loss risks is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Mortgage Loans from single-family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors".

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information, as of the date of such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans constituting related Trust Assets, including--

     - the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

     - the type of property securing the Mortgage Loans, such as, Multifamily Property or Commercial Property and the type of property in each such category,

     - the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans,

     - the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans,

     - the Loan-to-Value Ratios at origination of the Mortgage Loans,

     - the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

     - the geographical distribution of the Mortgaged Properties on a state-by-state basis,

     - information with respect to the prepayment provisions, if any, of the Mortgage Loans,

     - the weighted average Retained Interest, if any,

     - with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any adjustment and over the life of the ARM Loan,

     - the Debt Service Coverage Ratio either at origination or as of a more recent date, or both, and

     - information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Certificates at or before the initial issuance of those Certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the Mortgage Loans will--

     - have individual principal balances at origination of not less than $25,000,

     - have original terms to maturity of not more than 40 years, and

     - provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as specified in the related prospectus supplement.

     Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that--

     - is fixed over its term,

     - adjusts from time to time,

     - may be converted from an adjustable to a fixed Mortgage Rate, or

     - may be converted from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related prospectus supplement.

     Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of specified events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration of that prohibition, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related prospectus supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related prospectus supplement will specify the method or methods by which any such amounts will be allocated.

     A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participation"), as described in the related prospectus supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect of the Equity Participation will be allocated among such Certificates.

MBS AND TIERED MBS

     MBS and Tiered MBS may include--

     - private participation certificates, pass-through certificates or other securities, that are, not guaranteed or insured by the United States or any agency or instrumentality of the United States, or

     - certificates insured or guaranteed by Fannie Mae, Freddie Mac or GNMA,

provided that each MBS and Tiered MBS will evidence an interest directly or indirectly in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained in this prospectus.

     Any MBS or Tiered MBS will have been issued under a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans in the case of MBS, or of the underlying MBS, in the case of Tiered MBS will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans evidenced by MBS in the case of MBS, or of the interest in the underlying MBS evidenced by the Tiered MBS in the case of Tiered MBS.

     Distributions of principal and interest will be made on MBS and Tiered MBS on the dates specified in the related prospectus supplement. MBS and Tiered MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this prospectus. Principal and interest distributions will be made on MBS and Tiered MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS or Tiered MBS after a specific date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to MBS and Tiered MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the Mortgage Loans evidenced by or securing such MBS in the case of MBS, and a function of such characteristics and the characteristics of the related MBS evidenced by or securing such Tiered MBS, in the case of Tiered MBS and other factors and generally will have been established for MBS or Tiered MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to such MBS or Tiered MBS or the initial purchasers of such MBS or Tiered MBS.

     The prospectus supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS or Tiered MBS will specify, to the extent available--

     - the aggregate approximate initial and outstanding principal amount and type of the MBS or Tiered MBS to be included in the Trust Fund,

     - the original and remaining term to stated maturity of the MBS or Tiered MBS, if applicable,

     - the pass-through or bond rate of the MBS or Tiered MBS or formula for determining such rates,

     - the applicable payment provisions for the MBS or Tiered MBS,

     - the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     - characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans or directly to such MBS or Tiered MBS,

     - the terms on which the related Underlying Mortgage Loans for such MBS, or the MBS or Tiered MBS may, or are required to, be purchased prior to their maturity,

     - the terms on which Mortgage Loans may be substituted for those originally underlying the MBS or Tiered MBS,

     - the servicing fees payable under the MBS Agreement,

     - to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "Description of the Trust Funds--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and

     - the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS or Tiered MBS.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account. Funds held in a Certificate Account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement.

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against various defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of those types of credit support (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of Certificates. The prospectus supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS or Tiered MBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS or Tiered MBS. See "Risk Factors" and "Description of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the Trust Fund may include guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination of the Cash Flow Agreement, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any such Cash Flow Agreement. The prospectus supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS or Tiered MBS will describe any cash flow agreements that are included as part of the trust fund evidencing or providing security for such MBS or Tiered MBS.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund. See "Risk Factors". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the

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characteristics and behavior of mortgage loans underlying MBS and Tiered MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS and Tiered MBS. If a Trust Fund includes MBS or Tiered MBS, the related prospectus supplement will discuss the effect that the MBS or Tiered MBS payment characteristics may have on the yield and weighted average lives of the Certificates offered thereby.

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The prospectus supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loans on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

TIMING OF PAYMENT OF INTEREST AND PRINCIPAL

     Each payment of interest on the Certificates, or addition to the Certificate Balance of a class of Accrual Certificates, on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. If the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal, and additions to the Certificate Balance of Accrual Certificates, and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related prospectus supplement.

PRINCIPAL PREPAYMENTS

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Loans, including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that some Mortgage Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of some MBS or Tiered MBS may be a number of percentage points higher or lower than the rates on some or all of the Underlying Mortgage Loans or underlying MBS in the case of Tiered MBS. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Mortgage Loans in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than

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otherwise identical Mortgage Loans without such provisions, with shorter
Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Mortgage Loans in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     The timing of changes in the rate of principal payments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease, or increase, in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Mortgage Loans and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

     If so provided in the prospectus supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance of those Certificates is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans is paid to such class, which may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default. Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR and SPA were developed based upon historical prepayment experience for single-family loans. Thus, it is likely
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that prepayment of any Mortgage Loans comprising or underlying the Mortgage
Assets for any series will not conform to any particular level of CPR or SPA.

     The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such prospectus supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Mortgage Loan. Some Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a Mortgage Loan having a balloon payment provision may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of those Mortgage Loans and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

     Due-on-Sale and Due-on-Encumbrance Clauses. Acceleration of mortgage payments as a result of specific transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the Mortgage Loans may include due-on-sale clauses or due-on-encumbrance clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise, or waive its right to exercise, any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the servicing standard specified in the related prospectus supplement or, if no such standard is specified, consistent with the Master Servicer's normal servicing practices. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions".

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     Single Mortgage Loan or Single Mortgagor.  The Mortgage Assets in a
particular Trust Fund may consist of a single Mortgage Loan or obligations of a single mortgagor or related mortgagors as specified in the related prospectus supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single mortgagor.

NEGATIVE AMORTIZATION

     The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. To the extent that deferred interest is added to the principal balance of any of such Mortgage Loans, future interest accruals are computed on that higher principal balance and less of the scheduled payment is available to amortize the unpaid principal over the remaining amortization term of the Mortgage Loan. Accordingly, the weighted average lives of those Mortgage Loans, and the weighted average lives of the classes of Certificates to which any of that negative amortization is allocated, will increase. During a period of declining interest rates, the portion of each scheduled payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of Certificates entitled to principal payments.

                                 THE DEPOSITOR

     Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor") was incorporated in the State of Delaware on January 27, 1987 as an indirect wholly-owned subsidiary of Salomon Smith Barney Holdings Inc and is an affiliate of Salomon Smith Barney Inc. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at 388 Greenwich Street, New York, New York 10013. Its telephone number is (212) 816-6000.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of each series, including any class of Certificates not offered hereby, will represent the entire beneficial ownership interest in the Trust Fund created under the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may: (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of some or all distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of specific events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates");
(vi) provide for distributions of principal sequentially, or based on specified payment schedules or other methodologies, to the extent of available funds; and/or (vii) provide for cash distributions based on available funds (collectively, "Spread Certificates"), in each case as described in the related prospectus supplement. Any such classes may include classes of Offered Certificates.

     Unless otherwise provided in the related prospectus supplement, each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts specified in such prospectus supplement. The transfer of

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

any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent of the Depositor or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related prospectus supplement. Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance or notional amount but of different authorized denominations. See "Risk Factors" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the Trustee or the Master Servicer on each date as specified in the related prospectus supplement (the "Distribution Date"), which may be monthly, quarterly, semi-annually or at some other interval, only from the assets of the related Trust Fund, to the extent of the Available Distribution Amount for such series and such Distribution Date, except as otherwise provided in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, distributions, other than the final distribution, will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either:

     - by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if

      1. the Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related prospectus supplement, and

      2. if so provided in the related prospectus supplement, holds Certificates in the requisite amount or denomination specified in the related prospectus supplement; or

     - by check mailed to the address of the person entitled thereto as it appears on the Certificate Register;

provided, however, that the final distribution in retirement of any class of Certificates, whether Definitive Certificates or Book-Entry Certificates, will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the "Available Distribution Amount" for each Distribution Date will equal the sum of the following amounts:

     - the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

      1. all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related prospectus supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

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

      2. all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, as defined in the related prospectus supplement, and

      3. all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, a Mortgage Asset Seller, a Sub-Servicer or the Master Servicer or that are payable in respect of some expenses of the related Trust Fund;

     - if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

     - all advances made by a Master Servicer with respect to such Distribution Date;

     - if and to the extent the related prospectus supplement so provides, amounts paid by a Master Servicer with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     - to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed to the holders of the related Certificates, including any Certificates not offered hereby, on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates, other than various classes of Stripped Principal Certificates and Spread Certificates that have no Pass-Through Rate, will accrue interest thereon based on a rate (the "Pass-Through Rate"), which may be a fixed, variable or adjustable. The related prospectus supplement will specify the Pass-Through Rate for each class or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related prospectus supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date, other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement, and any class of Stripped Principal Certificates and Spread Certificates that are not entitled to any distributions of interest, based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to its Certificate Balance on each Distribution Date. With respect to each class of Certificates, other than various classes of Stripped Interest Certificates and Spread Certificates, for each Distribution Date, "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance of that class immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the related prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount of those Stripped Interest Certificates immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to the notional amount is solely for convenience in making calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest
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

on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of, a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors" and "Yield Considerations".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The Certificates of each series, other than various classes of Stripped Interest Certificates and Spread Certificates, will have a stated principal amount (a "Certificate Balance") which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related prospectus supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by the amount of any Accrued Certificate Interest accrued thereon. The initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of, unless the related prospectus supplement provides otherwise, the close of business on the first day of the month of the formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date whether or not received. The initial aggregate Certificate Balance of a series and each class of that series will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled to those distributions, in accordance with the provisions described in that prospectus supplement until the Certificate Balance of such class has been reduced to zero.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in that prospectus supplement.

DISTRIBUTIONS IN RESPECT OF SPREAD CERTIFICATES

     If so provided in the related prospectus supplement, a portion of the Available Distribution Amount for the applicable series of Certificates may be distributed on such date to one or more classes of Spread Certificates of such series, in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, the amount of any losses or shortfalls in collections on the Mortgage
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

Assets will be borne first by a class of Subordinate Certificates in the priority and manner, and subject to the limitations, specified in that prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Certificates evidencing an interest in a Trust Fund consisting of Mortgage Assets other than MBS or Tiered MBS, unless otherwise provided in the related prospectus supplement, the Master Servicer will be required as part of its servicing responsibilities to advance, on or before each Distribution Date, from its own funds and/or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the Master Servicer's advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Mortgage Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the Master Servicer's funds will be reimbursable only out of related recoveries on the Mortgage Loans, including amounts received under any form of Credit Support, respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer shall determine in good faith that such advance (a "Nonrecoverable Advance") will not ultimately be recoverable from Related Proceeds or, if applicable, from collections on other Mortgage Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of the Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond.

     If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the Master Servicer will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Mortgage Loans prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS or Tiered MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

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REPORTS TO CERTIFICATEHOLDERS

     With each distribution to holders of any class of Certificates of a series, a Master Servicer or the Trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement that, unless otherwise specified in the related prospectus supplement, will set forth, in each case to the extent applicable and available:

     - the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance of such class;

     - the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     - the amount, if any, of such distribution allocable to--

      1. Prepayment Premiums, and

      2. payments on account of Equity Participations;

     - the amount of related servicing compensation received by a Master Servicer, and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer, and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     - the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     - the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

     - the number and aggregate principal balance of Mortgage Loans in respect of which--

      1. one scheduled payment is delinquent,

      2. two scheduled payments are delinquent,

      3. three or more scheduled payments are delinquent, and

      4. foreclosure proceedings have been commenced;

     - with respect to each Mortgage Loan that is delinquent two or more months--

      1. the loan number of the Mortgage Loan,

      2. the unpaid balance of the Mortgage Loan,

      3. whether the delinquency is in respect of any balloon payment,

      4. the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect of the Mortgage Loan,

      5. if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances,

      6. whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice,

      7. whether foreclosure proceedings have been commenced and, if so, the date so commenced, and

      8. if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

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

     - with respect to any Mortgage Loan liquidated during the related Due Period or Prepayment Period, as applicable, other than by payment in full--

      1. the loan number of the Mortgage Loan,

      2. the manner in which it was liquidated,

      3. the aggregate amount of Liquidation Proceeds received,

      4. the portion of such Liquidation Proceeds payable or reimbursable to the Master Servicer in respect of such Mortgage Loan, and

      5. the amount of any loss to Certificateholders;

     - with respect to each REO Property included in the Trust Fund as of the end of the related Due Period or Prepayment Period, as applicable--

      1. the loan number of the related Mortgage Loan,

      2. the date of acquisition,

      3. the book value,

      4. the principal balance of the related Mortgage Loan immediately following such Distribution Date, calculated as if such Mortgage Loan were still outstanding taking into account limited modifications to the terms of the Mortgage Loan specified in the Agreement,

      5. the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect of the Mortgage Loan, and

      6. if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     - with respect to any such REO Property sold during the related Due Period or Prepayment Period, as applicable--

      1. the loan number of the related Mortgage Loan,

      2. the aggregate amount of sale proceeds,

      3. the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan, and

      4. the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     - the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates, including any class of Certificates not offered hereby, at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     - the aggregate amount of principal prepayments made during the related Prepayment Period;

     - the amount deposited in the reserve fund, if any, on such Distribution Date;

     - the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

     - the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

     - in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     - in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to the

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

       next succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     - as to any series which includes Credit Support, the amount of coverage of each instrument of that Credit Support as of the close of business on such Distribution Date; and

     - the aggregate amount of payments by the mortgagors of--

      1. default interest,

      2. late charges, and

      3. assumption and modification fees collected during the related Due Period or Prepayment Period, as applicable.

     In the case of information described in the first four bullet points of the prior paragraph, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion of Certificates. The prospectus supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, if any, or the Trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information described in the first four bullet points of the second preceding paragraph, aggregated for such calendar year or for the applicable portion of such calendar year during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee under any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

     If the Trust Fund for a series of Certificates includes MBS or Tiered MBS, the related prospectus supplement will describe the contents of the statements that will be forwarded to Certificateholders of that series in connection with distributions made to them.

TERMINATION

     The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them under such Agreement following the earlier of--

     - the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto, and

     - the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust created by the Agreement continue beyond the date specified in such Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the Trust Fund, or

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

of a sufficient portion of such assets to retire such class or classes under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of the depository, The Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Salomon Smith Barney Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to DTC's nominee, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only "Certificateholder", as such term is used in the Agreement, will be the nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and various banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Unless otherwise specified in the related prospectus supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee only if: (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the

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

Depositor is unable to locate a qualified successor, or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for re-registration, the Trustee will issue, or cause to be issued, to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

     The Certificates of each series evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued under a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund consisting exclusively of MBS and/or Tiered MBS will be issued under a Trust Agreement between the Depositor and a Trustee. Each Pooling and Servicing Agreement and Trust Agreement is an "Agreement". Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related prospectus supplement. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following summaries describe various provisions that may appear in each Agreement. The prospectus supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description of the Agreement contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement, without exhibits, relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Salomon Brothers Mortgage Securities VII, Inc., 388 Greenwich Street, New York, New York 10013. Attention: Secretary.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign, or cause to be assigned, to the designated Trustee the Mortgage Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Mortgage Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, such schedule will include detailed information: (i) in respect of each Mortgage Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS and Tiered MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

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

     With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee, or to a custodian appointed by the Trustee, various loan documents, which unless otherwise specified in the related prospectus supplement will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage, or a certified copy of the Mortgage, with evidence of recording indicated thereon, and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Asset Seller or any other prior holder of the Whole Loan.

     The Trustee, or a custodian appointed by it, will review such Whole Loan documents within a specified period of days after receipt of those documents. The Trustee, or a custodian appointed by it, will hold those documents in trust for the benefit of the related Certificateholders. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective in any material respect, the Trustee, or a custodian appointed by it, will be required promptly to notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Mortgage Asset Seller. If the Mortgage Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that a Mortgage Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Asset Seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     With respect to each MBS and Tiered MBS, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian appointed by it, the original certificate or other definitive evidence of the MBS or Tiered MBS, together with bond power or other instruments, certifications or documents required to transfer fully the MBS or Tiered MBS to the Trustee for the benefit of the Certificateholders in accordance with the related MBS Agreement. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause the MBS or Tiered MBS to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement, the Depositor, or a Mortgage Asset Seller or affiliate as described below, will, with respect to each Whole Loan constituting a Mortgage Asset in the related Trust Fund, make or assign various representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

     - the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement;

     - the existence of title insurance insuring the lien priority of the Whole Loan;

     - the authority of the Warranting Party to sell the Whole Loan;

     - the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property;

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

     - the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

     - the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warranting Party, if other than the Depositor, will be a Mortgage Asset Seller or an affiliate of a Mortgage Asset Seller or such other person acceptable to the Depositor and will be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date. However, the Depositor will not include any Whole Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Whole Loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of Certificates.

     Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of, or the interests of the Certificateholders in such Whole Loan. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related prospectus supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance of the Whole Loan, plus unpaid accrued interest on the Whole Loan at the related Mortgage Rate from the date as to which interest was last paid to the due date in the Prepayment Period in which the relevant purchase is to occur, plus any related servicing expenses that are reimbursable to the Master Servicer. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor, except to the extent that it is the Warranting Party, nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

     With respect to a Trust Fund that includes MBS or Tiered MBS, the related prospectus supplement will describe any representations or warranties made or assigned by the Depositor with respect to such MBS or Tiered MBS, the person making them and the remedies for a breach of those representations and warranties.

     A Master Servicer will make various representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. Unless otherwise provided in

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

the related prospectus supplement, a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for sixty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the voting rights for the related series, will constitute an Event of Default. See "--Events of Default" and "--Rights Upon Event of Default".

CERTIFICATE ACCOUNT

     General. The Master Servicer, if any, and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Assets (collectively, the "Certificate Account"), which must be either--

     - an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC"), to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained, or

     - otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series.

The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in a Certificate Account may be invested pending each succeeding Distribution Date in specified short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

     Deposits. A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for each Trust Fund on a daily basis, unless otherwise provided in the related Agreement and described in the related prospectus supplement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest:

          1. all payments on account of principal, including principal prepayments, on the Mortgage Assets;

          2. all payments on account of interest on the Mortgage Assets, including any default interest collected, in each case net of any portion of that interest retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

          3. all proceeds received under the hazard, title or other insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund, and all proceeds received in connection with the full or partial condemnation of a Mortgaged Property, in any event to the extent those proceeds are not applied to the restoration of the property or released to the
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

     mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note ("Insurance Proceeds" and "Condemnation Proceeds", respectively); and

          4. all amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          5. any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

          6. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

          7. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

          8. all proceeds of any Mortgage Loan, or any property acquired in respect of that Mortgage Loan, purchased by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of any defaulted Mortgage Loan purchased as described under "--Realization Upon Defaulted Whole Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (also, "Liquidation Proceeds");

          9. any amounts paid by a Master Servicer to cover interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

          10. to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets;

          11. all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

          12. any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

          13. any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

     Withdrawals. A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

          1. to make distributions to the Certificateholders on each Distribution Date;

          2. to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

          3. to reimburse a Master Servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Mortgage Loans in the Trust Fund and properties acquired in respect of any of those Mortgage Loans, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans
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

     and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

          4. to reimburse a Master Servicer for any advances described in clause
     2. above and any servicing expenses described in clause 3. above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses 2. and 3., respectively, such reimbursement to be made from amounts collected on other Mortgage Assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other Mortgage Assets that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

          5. if and to the extent described in the related prospectus supplement, to pay a Master Servicer interest accrued on the advances described in clause 2. above and the servicing expenses described in clause
     3. above while such remain outstanding and unreimbursed;

          6. to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials on, Mortgaged Properties securing defaulted Mortgage Loans in the Trust Fund as described under "--Realization Upon Defaulted Whole Loans";

          7. to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for various expenses, costs and liabilities incurred thereby, as and to the extent described under "-- Certain Matters Regarding a Master Servicer and the Depositor";

          8. if and to the extent described in the related prospectus supplement, to pay, or to transfer to a separate account for purposes of escrowing for the payment of, the Trustee's fees;

          9. to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for various expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

          10. to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          11. to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

          12. to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

          13. if one or more elections have been made to treat the Trust Fund or designated portions of the Trust Fund as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences-- REMICs--Prohibited Transactions Tax and Other Taxes";

          14. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan in the Trust Fund or a property acquired in respect of that Mortgage Loan in connection with the liquidation of the Mortgage Loan or property;

          15. to pay for the cost of various opinions of counsel obtained under the related Agreement for the benefit of Certificateholders;

          16. to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders;

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

          17. to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Mortgage Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases" or otherwise;

          18. to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

          19. to clear and terminate the Certificate Account at the termination of the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise provided in the related prospectus supplement, the Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with--

     - the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support included in the related Trust Fund described in this prospectus or under "Description of Credit Support",

     - applicable law, and

     - the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor under the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties acquired on behalf of the Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related prospectus supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

     Unless otherwise provided in the related prospectus supplement, the Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not: (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan, or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement: (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent, and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

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

SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Unless otherwise provided in the related prospectus supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation under the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in some Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "--Retained Interest, Servicing Compensation and Payment of Expenses".

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers (each, a "Special Servicer") may be a party to the related Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans, including instituting foreclosures and negotiating work-outs. The related prospectus supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related prospectus supplement. In some cases, the Master Servicer may appoint a Special Servicer.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in some cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans".

     Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of some classes of Certificates a right of first refusal to purchase from the
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

Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases".

     Unless otherwise specified in the related prospectus supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person, including itself, an affiliate of the Master Servicer or any Certificateholder, that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related prospectus supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the Trust Fund, that either:

          (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

          (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, the cost of which actions will be an expense of the Trust Fund.

     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the end of the third taxable year following the taxable year in which the Trust Fund acquires such Mortgaged Property, unless--

     - the Internal Revenue Service grants an extension of time to sell such property, or

     - the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund thereafter will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding.

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

     Subject to the foregoing, the Master Servicer will be required to--

     - solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property, and

     - accept the first and, if multiple bids are contemporaneously received, the highest, cash bid received from any person that constitutes a fair price.

     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to assure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times.

     If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property.

     In general, the Master Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner consistent with the Servicing Standard. After the Master Servicer reviews the operation of such property and consults with the Trustee to determine the Trustee's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer could determine, particularly in the case of REO Properties that are hotels, that it would not be consistent with the Servicing Standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on:

     - "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

     - "prohibited transactions", such income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.

     Generally, income from an REO Property that is directly operated by the Master Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences".

     The limitations imposed by the related Agreement and, if applicable, the REMIC provisions of the Code on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure".

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage

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

Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     Unless otherwise provided in the related Agreement and described in the related prospectus supplement, if any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property.

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to their distribution to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support".

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Agreement and described in the related prospectus supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy, except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note, will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy or a master single interest policy insuring against hazard losses on the Whole Loans. Unless otherwise provided in the related prospectus supplement, if such policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the that account but for such clause. Unless otherwise specified in the related prospectus supplement, the Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be
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

sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from--

     - war, revolution and governmental actions,

     - floods and other water-related causes,

     - earth movement, including earthquakes, landslides and mudflows,

     - wet or dry rot,

     - vermin,

     - domestic animals, and

     - other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, which is generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of--

     - the replacement cost of the improvements less physical depreciation, and

     - such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Unless otherwise provided in the related Agreement and described in the related prospectus supplement, a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance, if the related Mortgaged Property was located at the time of origination in a federally designated flood area, and business interruption or loss of rents insurance.

     Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Some of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of
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any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions".

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the owner of any Retained Interest in any Mortgage Asset. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     Unless otherwise specified in the related prospectus supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Whole Loan. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization of the Mortgage Loans underlying or comprising such Mortgage Asset. The prospectus supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any Sub-Servicing Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation various expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related prospectus supplement. Other expenses, including expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related prospectus supplement, interest on the Mortgage Loans at the rate specified in the prospectus supplement, and the fees of any Special Servicer, may be borne by the Trust Fund.

     If and to the extent provided in the related prospectus supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period or Prepayment Period, as applicable, to interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each Agreement will provide that on or before a specified date in each year, beginning on the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that:

     - it has obtained a letter of representation regarding various matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied in all material
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

       respects with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans by the Master Servicer during the most recently completed fiscal year; and

     - on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications as may be appropriate.

In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards, rendered within one year of such report, with respect to those Sub-Servicers. The prospectus supplement may provide that additional or alternative reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of the Master Servicer to the effect that, to the best of that officer's knowledge, the Master Servicer has fulfilled its obligations under the Agreement in all material respects throughout the preceding calendar year or other specified twelve month period.

     Unless otherwise provided in the related prospectus supplement, copies of the annual accountants' statement and the statement of an officer of a Master Servicer will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer (the "Master Servicer"), if any, under each Agreement for a series of Certificates will be named in the related prospectus supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates.

     Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. Unless applicable law requires the Master Servicer's immediate resignation, no such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith under the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation or warranty made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense

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

incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense:

     - specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any such loss, liability or expense shall be otherwise reimbursable under such Agreement;

     - incurred in connection with any breach of a representation or warranty made in such Agreement; or

     - incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties.

     In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any ultimate expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include:

          1. any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment that continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights;

          2. any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for sixty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights;

          3. any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for sixty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and

          4. specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and specified actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default, other than to shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

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

     Unless otherwise specified in the related prospectus supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after specified officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans, other than as a Certificateholder or as the owner of any Retained Interest, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement. However, if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the Trustee will not be obligated to make such advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default described in clause 1. under "-- Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee.

AMENDMENT

     Unless otherwise provided in the related prospectus supplement, each Agreement may be amended by the Depositor, the Master Servicer, if any, and the Trustee, without the consent of any of the holders of Certificates covered by the Agreement, to:

     - cure any ambiguity,

     - correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement,

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

     - make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the already existing provisions of the Agreement, or

     - comply with any requirements imposed by the Code;

provided that such amendment, other than an amendment for the purpose specified in the fourth bullet point above, will not, as evidenced by an opinion of counsel to such effect, adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related prospectus supplement, no such amendment may--

          1. reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate,

          2. adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in clause 1, without the consent of the holders of all Certificates of such class, or

          3. modify the provisions of such Agreement described in this paragraph, without the consent of the holders of all Certificates covered by such Agreement then outstanding.

     With respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any Certificateholder of record of a series of Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Agreement for such series, the Trustee will afford such Certificateholder access during business hours to the most recent list of Certificateholders of that series held by the Trustee.

THE TRUSTEE

     The trustee (the "Trustee") under each Agreement for a series of Certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Mortgage Loans, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

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CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense incurred in connection with the Trustee's acceptance or administration of its trusts under the related Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee under the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice of its resignation to the Depositor and the Master Servicer. Upon receiving such notice of resignation, the Depositor, or such other person as may be named in the prospectus supplement, will be required promptly to appoint a successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Certificates, Credit Support may be provided with respect to one or more classes of that series or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

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

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Mortgage Assets, the related prospectus supplement will include a description of:

     - the nature and amount of coverage under such Credit Support;

     - any conditions to payment thereunder not otherwise described in this prospectus;

     - the conditions, if any, under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced; and

     - the material provisions relating to such Credit Support.

     Additionally, the related prospectus supplement will set forth information with respect to the obligor under any instrument of Credit Support, including:

     - a brief description of its principal business activities;

     - its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     - if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     - its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors".

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates, or on select classes of such Certificates, will be covered by one or
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

more letters of credit, issued by a bank or financial institution specified in such prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of specified types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates, or on select classes of such Certificates, will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates, or on select classes of such Certificates, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of cash, letters of credit, Permitted Investments or demand notes will be deposited, in the amounts so specified in such prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on the related Mortgage Assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained, may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the Certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related prospectus supplement.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in

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the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS AND TIERED MBS

     If so provided in the prospectus supplement for a series of Certificates, the MBS and/or Tiered MBS included in the related Trust Fund and/or the mortgage loans directly or indirectly underlying such MBS and/or Tiered MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of the legal aspects of mortgage loans secured by commercial and multifamily residential properties in the United States. Because such legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Whole Loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage:

          1. a mortgagor, which is usually the owner of the subject property and usually the borrower; and

          2. a mortgagee, or lender.

     In contrast, a deed of trust is a three-party instrument, among:

          1. a trustor, which is the equivalent of a borrower;

          2. a trustee to whom the real property is conveyed; and

          3. a beneficiary, or lender, for whose benefit the conveyance is made.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

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     A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid.

     In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, various federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while retaining, unless rents are to be paid directly to the lender, a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In some cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, in light of revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994, constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. The adequate protection may consist of a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws".

PERSONALTY

     In the case of some mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property, and must file continuation statements, generally every five years, to maintain that perfection. In some cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

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FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in

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most states, published for a specified period of time in one or more newspapers.
The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property, due to, among other things, redemption rights that may exist, and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. The Mortgage Loans, however, may be nonrecourse. See "Risk Factors". Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest. The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, that is nonstatutory, right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

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     Anti-Deficiency Legislation.  Some or all of the Mortgage Loans may be
nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a "mortgageable" ground lease. Some Mortgage Loans, however, may be secured by ground leases that do not contain these provisions.

     Cross-Collateralization. Some of the Mortgage Loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related mortgages in a particular order rather than simultaneously and/or utilize judicial foreclosure even in states that permit non-judicial foreclosures in order to ensure that the lien of the mortgages is not impaired or released. In addition, because of the various state laws governing the ability to obtain a deficiency judgment, it may be necessary in some states to foreclose through an action in state court rather than by exercise of a power of sale, possibly causing a delay in the ultimate recovery by the Certificateholders and increasing the expense of foreclosing on the security. Other state laws may limit the amount of the recovery on a particular property located within that state which is being foreclosed after the foreclosure of one or more properties to the difference between the amount of the outstanding indebtedness and the value of the property or properties previously foreclosed, as opposed to the actual amounts recovered in such foreclosure or foreclosures. Furthermore, due to the effect of "one-action" or "security first" rules in some states, the remedies that a lender may exercise upon an event of default as against a property or other collateral or against a borrower may result in the impairment or loss of the lender's lien on other properties located in that state or other states or lender's security interest in other collateral.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of

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any delay caused by such automatic stay can be significant. Also, under the
Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment--

     - through a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan, or

     - by an extension, or shortening, of the term to maturity.

     Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a mortgage loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     - assume the lease and either retain it or assign it to a third party, or

     - reject the lease.

If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease, except potentially to the extent of any security deposit. The Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

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     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclosure and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

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     Recent federal legislation will in the future require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water will generally not be conducted with respect to all of the Mortgaged Properties. That testing will generally be conducted only if the use, age and/or condition of the Mortgaged Property so warrants.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action, such as, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the Master Servicer nor any Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination that specified conditions relating to environmental matters have been satisfied, as described under "Description of the Agreements--Realization Upon Defaulted Whole Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

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DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     The terms of some of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to some types of residential, including multifamily, first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Various states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

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     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a Trust Fund unless--

     - such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state, or

     - such Mortgage Loan provides that its terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on some of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during--

     - the borrower's period of active duty status, and

     - under some circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the

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government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that:

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. In addition, the following discussion represents an interpretation of the law at the time of this prospectus, and does not represent an opinion of Thacher Proffitt & Wood or Sidley & Austin, counsel to the Depositor, except with respect to the first paragraph under "--REMICs--Classification of REMICs" and the first paragraph under "--REMICs--Tiered REMIC Structures" in this prospectus.

     Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice--

     - is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and

     - is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". It is recommended that Certificateholders consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types:

     - certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion of a Trust Fund, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"); and

     - interests ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made.

     The prospectus supplement for each series of Certificates will indicate whether a REMIC election will be made for the related Trust Fund and, if such an election, or elections, is to be made, will identify all

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"regular interests" ("REMIC Regular Certificates") and "residual interests"
("REMIC Residual Certificates") in the REMIC.

     For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, Thacher Proffitt & Wood or Sidley & Austin, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the related Trust Fund, or each applicable portion of the Trust Fund, will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The related Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a 57 REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates
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will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the
Code and "permitted assets" under Section 860L(c)(1)(G). The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Code.

     Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Thacher Proffitt & Wood or Sidley & Austin, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Some REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. The Treasury Department has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section. Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code, however, do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the REMIC Certificates. Prospective holders of REMIC Certificates are recommended to consult with their tax advisors concerning the treatment of their certificates.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that
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REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" a combination of a single fixed rate and one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount, and the timing of the inclusion of that original issue discount, will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     Some classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date, and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest

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paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the issue date until such payment is expected to be made, presumably taking into account the Prepayment Assumption, by

     - a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate.

     Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of--

     - the total amount of such de minimis original issue discount, and

     - a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate.

The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     Unless otherwise stated in the related prospectus supplement, the "accrual period" is the period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period, or in the case of the first such period, begins on the Closing Date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     - the sum of--

       1. the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods, and

       2. the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding paragraph will be calculated:

     - assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption;

     - using a discount rate equal to the original yield to maturity of the Certificate; and

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     - taking into account events, including actual repayments, that have occurred before the close of the accrual period.

For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption.

     The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal to--

     - the issue price of such Certificate, increased by

     - the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by

     - the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of such Certificate at the beginning of the accrual period which includes such day; and

     - the daily portions of original issue discount for all days during such accrual period prior to such day.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate held, the amount of original issue discount accrued for that accrual period will be zero. A holder of a REMIC Regular Certificate may not deduct the negative amount currently. Instead a holder of a REMIC Regular Certificate will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that a holder of a REMIC Regular Certificate may be permitted to recognize a loss to the extent their basis in the certificate exceeds the maximum amount of payments that they could ever receive with respect to the REMIC Regular Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or disproportionaly small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code, such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in

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accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, various rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option:

     - on the basis of a constant yield method;

     - in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period; or

     - in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary

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income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price, will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. An amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the underlying certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

     General. A REMIC generally is not subject to entity-level taxation, except as mentioned below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were

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treated for federal income tax purposes as direct ownership interests in the
Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than or less than, as the case may be, the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with such income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholders until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss. REMIC Residual Certificates may in some instances have negative "value". See "Risk Factors--Federal Tax Considerations Regarding REMIC Residual Certificates".

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     Taxable Income of the REMIC.  The taxable income of the REMIC will equal:

     - the income from the Mortgage Loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the following items--

       1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on the REMIC Regular Certificates, whether offered or not,

       2. amortization of any premium on the Mortgage Loans held by the REMIC,

       3. bad debt losses with respect to the Mortgage Loans held by the REMIC, and

       4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all the related REMIC Certificates or, if one or more classes of those REMIC Certificates is not sold initially, their fair market values. Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates, which is under the constant yield method taking into account the Prepayment Assumption. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount, or premium to the extent that the REMIC's basis in the Mortgage Loan, determined as described in the preceding paragraph, is less or greater as the case may be, than its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC Regular Certificates, including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will
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be considered to accrue for this purpose as described above under "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates, including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus, described in that section will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of some REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or, together with their initial bases,

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are less than the amount of such distributions, gain will be recognized to such
REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate, over

     - the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value".

     For REMIC Residual Certificateholders, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     - will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization, and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

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The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have "significant value".

     For holders of REMIC residual certificates, excess inclusions:

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     - will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization, and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents--

     - the present value of the expected future distributions, discounted using the "applicable Federal rate", on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     - the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

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The "applicable Federal rate" is the rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, and which rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury recently issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of--

     - the present value of any consideration given to the transferee to acquire the interest,

     - the present value of the expected future distributions on the interest, and

     - the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values would be computed using a discount rate equal to an "applicable Federal rate," except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     It is not clear when those regulations would be effective. Although the text of the proposed regulations states that they would be effective on February 4, 2000, the preamble to the proposed regulations says that these regulations will apply to transfers of REMIC residual interests made after the date the final regulations are published in the Federal Register. The Treasury Department is anticipated to issue clarification with regard to these conflicting statements regarding the effective date of the proposed regulations shortly.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon various assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of some REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Code require that a securities dealer mark to market securities held for sale to customers (the "Mark-to-Market Regulations"). This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security for purposes of Section 475 of the Code. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

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     Foreigners may not Hold REMIC Residual Certificates.  Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if the holder of any such Certificates is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts--

     - an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder, and

     - such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess of the individual's adjusted gross income over such amount, or

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal--

     - the cost of such REMIC Regular Certificate to such Certificateholder, increased by

     - income reported by such Certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     - distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium.
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The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset, generally, property held for investment, within the meaning of Section 1221 of the Code.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain (but not loss) upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     - entitle the holder to a specified principal amount,

     - pay interest at a fixed or variable rate, and

     - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate", which is generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, and is computed and published monthly by the IRS, determined as of the date of purchase of such REMIC Regular Certificate, over

     - the amount of ordinary income actually includible in the seller's income prior to such sale.

In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or

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eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate". The applicable Federal rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or the gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each related Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under some circumstances, the Master Servicer may be authorized to conduct activities with respect to a Mortgaged Property acquired by a Trust Fund that causes the Trust Fund to incur this tax if doing so would, in the reasonable discretion of the Master Servicer, maximize the net after-tax proceeds to Certificateholders. However, under no circumstances will the Master Servicer cause the acquired Mortgage Property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer, Manager or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer, Manager

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or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     The Clinton Administration recently proposed in its budget, certain amendments to the REMIC provisions designed to ensure that income taxes imposed on the holder of a REMIC residual interest are paid when due. Those provisions would impose secondary liability on the REMIC itself for any tax required to be paid with respect to the income allocated to a REMIC residual interest if the holder does not pay its taxes on that income when they are due. If adopted, the amendments would be effective for REMICs created after the date of enactment. It is not possible to predict whether the legislation will be adopted or, if so, in what form.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization", as defined below, a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of--

     - the present value, as discounted using the "applicable Federal rate", of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer, and

     - the highest marginal federal income tax rate applicable to corporations.

The "applicable Federal rate" is the rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - residual interests in such entity are not held by disqualified organizations, and

     - information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in each Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of--

     - the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization, and

     - the highest marginal federal income tax rate imposed on corporations.

A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity--

     - such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder, or

     - a statement under penalties of perjury that such record holder is not a disqualified organization.

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     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means--

     - the United States, any State or political subdivision of any State, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

     - any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than some service partnerships and commodity pools, which elects to apply simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the Trustee or the Master Servicer, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Trustee or the Master Servicer, as the case may be, subject to various notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a

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nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision of the United States, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in

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respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying Mortgagors or, if the holder is a controlled foreign corporation, is related to one or more underlying mortgagors.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     In addition, on October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations, as modified by Treasury Decision 8856, will generally be effective for distributions made after December 31, 2000, subject to various transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that:

     - are not United States Persons; or

     - are United States Persons and classified as partnerships under the Code, if any of their beneficial owners are not United States Persons,

will be prohibited under the related Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between--

     - interest paid on the Mortgage Loans constituting the related Grantor Trust Fund, net of normal administration fees, and

     - the sum of (a) interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund and
       (b) normal administration fees,

will be referred to as a "Grantor Trust Strip Certificate".

A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

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Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of
      Section 7701(a)(19)(C)(v) of the Code;

     - "obligation[s] (including any participation or Certificate of beneficial ownership) in Grantor Trust Fractional Interest Certificates, which [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, "real estate assets" the meaning of
Section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections, namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein), which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess of the individual's adjusted gross income over such amount, or

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

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The amount of additional taxable income reportable by holders of Grantor Trust
Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if--

     - a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates, or

     - the Depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on a Mortgage Asset.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established various "safe harbors." The servicing fees paid with respect to the Mortgage Loans for some series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of--

     - such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month, as described under "--Sales of Grantor Trust Certificates" below, and

     - the yield of such Grantor Trust Fractional Interest Certificate to such holder.

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Such yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires--

     - the use of a reasonable prepayment assumption in accruing original issue discount, and

     - adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to various categories of debt instruments.

Legislation enacted in 1997 extended the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayment. The precise application of the legislation is unclear. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease, respectively, such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders on a prepayment assumption (the "Prepayment Assumption")that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount, or only a de minimis amount of original issue discount, or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related prospectus supplement will
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disclose that fact. If the original issue discount or market discount on a
Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Under legislation enacted in 1997, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of the new legislation is unclear. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. It is recommended that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and refer to the related prospectus supplement with respect to each Series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such Series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of--

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     - the adjusted issue price or, in the case of the first accrual period, the issue price, of such Mortgage Loan at the beginning of the accrual period that includes such day, and

     - the daily portions of original issue discount for all days during such accrual period prior to such day.

The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") determined when Certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

     Unless otherwise provided in the related prospectus supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above) or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued, under the rules described in the next paragraph, through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by or, in the case of accrual basis Certificateholders, due to, the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the Certificate to such holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, various rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option:

     - on the basis of a constant yield method;

     - in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period; or

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     - in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

     Under legislation enacted in 1997, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the Mortgage Loans will be such a pool, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. Moreover, because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market. It is recommended that Certificateholders consult their own tax advisors concerning accrual of market discount with respect to Grantor Trust Fractional Interest Certificates and should refer to the related prospectus supplement with respect to each Series to determine whether and in what manner the market discount will apply to Mortgage Loans purchased at a market discount in such Series.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above within the exception that it is less like that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of Grantor Trust Fractional Interest Certificates. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount", above.

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     Taxation of Owners of Grantor Trust Strip Certificates.  The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to various categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. It appears that those provisions would apply to Grantor Trust Strip Certificates. It is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. A Grantor Trust Certificateholder will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that a Grantor Trust Certificateholder may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payment you could ever receive with respect to that certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Grantor Trust Certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a
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single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions, except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal--

     - its cost, increased by

     - any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     - any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate". The applicable Federal rate is computed and published monthly by the IRS at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     - entitle the holder to a specified principal amount,

     - pay interest at a fixed or variable rate, and

     - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable

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year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish reporting rules for interests in "widely held fixed investment trusts" similar to those applicable to regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to, a custodian of a person's account, a nominee, and a broker holding an interest for a customer in street name. These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

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                              ERISA CONSIDERATIONS

GENERAL

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974 ("ERISA") and Section 4975 of the Code impose various requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, and as applicable, insurance company general accounts, in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets.

     Various employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries various general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have specified relationships to the Plan, unless a statutory or administrative exemption is available. The types of transactions between Plans and Parties in Interest that are prohibited include--

     - sales, exchanges or leases of property,

     - loans or other extensions of credit, and

     - the furnishing of goods and services.

     Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons, individual retirement accounts involved in the transaction may be disqualified resulting in adverse tax consequences to the owner of such account and other liabilities could result that would have a significant adverse effect on such person.

PLAN ASSET REGULATIONS

     A Plan's investment in Offered Certificates may cause the underlying Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exemption is that the equity participation in the entity by "benefit plan investors", for example, Plans and some employee benefit plans not subject to ERISA, is not "significant", both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in

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the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

          1. those with discretionary authority or control over the assets of the entity;

          2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

          3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any Class of Certificates is held by benefit plan investors, determined by not including the investments of the Depositor, the Trustee, the Master Servicer, the Special Servicer, any other parties with discretionary authority over the assets of a Trust Fund and their respective affiliates.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer, any sub-servicer, a trustee, the obligor under any related credit enhancement mechanism, or affiliates of those parties may be deemed to be a Plan "fiduciary" with respect to the investing Plan and thus subject to the fiduciary responsibility provisions of ERISA. In addition, if the underlying assets of a Trust Fund constitute Plan assets, the Depositor, any related REMIC Administrator, any related Manager, any mortgagor with respect to a related Mortgage Loan or a mortgage loan underlying a related MBS, as well as each of the parties described in the preceding sentence, may become Parties in Interest with respect to an investing Plan or a Plan holding an interest in an investing entity. Thus, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the operation of the Trust Fund, may involve a prohibited transaction under ERISA or the Code. For example, if a person who is a Party in Interest with respect to an investing Plan is a mortgagor with respect to a Mortgage Loan included in a Trust Fund, the purchase of Certificates by the Plan could constitute a prohibited loan between a Plan and a Party in Interest.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some FHLMC Certificates, GNMA Certificates and FNMA Certificates, but do not include FAMC Certificates. Accordingly, even if such types of MBS , other than FAMC Certificates, included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS, other than FAMC Certificates, would not be treated as assets of such Plans. Thus, the prohibited transaction described in the preceding paragraph, regarding a prohibited loan, would not occur with respect to such types of MBS, other than FAMC Certificates, held in a Trust Fund, even if such MBS were treated as assets of Plans. Private label mortgage participations, mortgage pass-through certificates, FAMC Certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, and without regard to whether the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if the Depositor, the related Trustee or any related Underwriter, Master Servicer, Special Servicer, Sub-Servicer, REMIC Administrator, Manager, mortgagor or obligor under any credit enhancement mechanism, or any affiliates of those parties, is or becomes a Party in Interest with respect to an investing Plan. Accordingly, potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such Certificates.

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

PROHIBITED TRANSACTION EXEMPTION 91-23

     The DOL has issued an individual exemption, Prohibited Transaction Exemption 91-23 (56 Fed. Reg. 15936, April 18, 1991) (the "Exemption"), to Salomon Smith Barney Inc., formerly known as Smith Barney Inc., which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions under
Section 4975(a) and (b) of the Code, various transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that the conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include--

     - Salomon Smith Barney Inc.,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney Inc., and

     - any member of the underwriting syndicate or selling group of which a person described in either of the first two bullet points is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Certificates by a Plan or with assets of a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by other Certificates of the same trust. Third, the Certificates at the time of acquisition by a Plan or with assets of a Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Special Servicer any Sub-Servicer and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor in connection with the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, any Special Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or investor using Plan assets must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the Trust Fund meet the following requirements:

     - the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with assets of a Plan; and

     - certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with assets of a Plan.

     A fiduciary of a Plan or any person investing assets of a Plan to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with assets of a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

     - the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of assets of a Plan in the Certificates is--

      1. a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets, or

      2. an affiliate of such a person;

     - the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan; and

     - the holding of Certificates by a Plan or with Plan Assets.

     Further, if specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan, or by virtue of having specified relationships to such a person, solely as a result of the Plan's ownership of Certificates.

PROHIBITED TRANSACTION CLASS EXEMPTIONS

     In considering an investment in the Offered Certificates, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts some transactions involving Plans and some broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts various transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts various transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts various transactions effected on behalf of a Plan by a "qualified professional

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

asset manager"; PTCE 95-60, which exempts various transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts various transactions effected on behalf of a Plan by an "in-house asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment. The prospectus supplement with respect to the Offered Certificates of any Series may contain additional information regarding the availability of other exemptions with respect to such Offered Certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Offered Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides some exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Under Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997, which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless--

     - as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations, or

     - an action is brought by the Secretary of Labor for breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold such Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with the purchase of any Offered Certificates.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions".
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

                                LEGAL INVESTMENT

     Unless otherwise specified in the related prospectus supplement, the Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

     In general, "mortgage related securities" are legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds, created or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, and whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for such entities. The appropriate characterization of those Offered Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Prior to December 31, 1996, only Classes of Offered Certificates that--

     - were rated in one of the two highest rating categories by one or more Rating Agencies, and

     - were part of a Series evidencing interests in a Trust Fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, and originated by the types of originators specified in SMMEA, would be "mortgage related securities" for purposes of SMMEA.

     Furthermore, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any of the entities referred to in the preceding paragraph with respect to "mortgage related securities" under such definition, Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which such securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws. However, enactment by a state of any such legislative restrictions will not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" that was made, and will not require the sale or disposition of any securities that were acquired, prior to enactment of such state legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec.24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. sec.1.5 concerning "safety and soundness" and retention of credit information, some "Type IV

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

securities", defined in 12 C.F.R. sec.1.2(1) to include some "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security", it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors". In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors", no representation is made as to whether any Class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec.703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the "FDIC"), the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational, transactional and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as some Series or Classes of Offered Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income paying" and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some Classes of Offered Certificates as "mortgage related securities", no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment of financial institution regulatory characteristics of the Offered Certificates, may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any Class and Series constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

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                             METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Salomon Smith Barney Inc. ("Salomon Smith Barney") acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers under purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the Depositor.

     Alternatively, the prospectus supplement may specify that Offered Certificates will be distributed by Salomon Smith Barney acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Salomon Smith Barney acts as agent in the sale of Offered Certificates, Salomon Smith Barney will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related prospectus supplement. To the extent that Salomon Smith Barney elects to purchase Offered Certificates as principal, Salomon Smith Barney may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor will indemnify Salomon Smith Barney and any underwriters against some civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Salomon Smith Barney and any underwriters may be required to make in respect of those liabilities.

     In the ordinary course of business, Salomon Smith Barney and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the Certificates.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                 LEGAL MATTERS

     Various legal matters in connection with the Certificates, including some federal income tax consequences, will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York, or Sidley & Austin, New York, New York.

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                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows:
Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Depositor does not intend to send any financial reports to Certificateholders.

     This prospectus does not contain all of the information set forth in the Registration Statement, of which this prospectus forms a part, and exhibits thereto which the Depositor has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

                         REPORTS TO CERTIFICATEHOLDERS

     The Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, under the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of Offered Certificates evidencing interests in the Trust Fund. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests to the Depositor should be directed in writing to its principal executive office at Seven World Trade Center, New York, New York 10048, Attention: Secretary, or by telephone at (212) 783-5635. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                         INDEX OF PRINCIPAL DEFINITIONS

                                      PAGE
                                     -------
1998 Policy Statement..............       97
401(c) Regulations.................       95
Accrual Certificates...............       22
Accrued Certificate Interest.......       24
ACMs...............................       57
ADA................................       60
Agreement..........................       31
ARM Loans..........................       15
Available Distribution Amount......       23
Book-Entry Certificates............       23
Cash Flow Agreement................       18
CERCLA.............................       57
Certificate........................       31
Certificate Account................   17, 34
Certificate Balance................       25
Certificate Owners.................       30
Certificateholders.................      100
Closing Date.......................       64
Code...............................       61
Commercial Loans...................       13
Commercial Properties..............       13
Commission.........................       99
Committee Report...................       64
Contributions Tax..................       77
Cooperatives.......................       13
CPR................................       20
Credit Support.....................       18
Crime Control Act..................       61
Cut-off Date.......................       25
Debt Service Coverage Ratio........       13
Definitive Certificates............       23
Depositor..........................       22
Determination Date.................       23
Distribution Date..................       23
DOL................................       91
DTC................................   30, 99
Due Period.........................       23
Equity Participation...............       16
ERISA..............................       91

                                      PAGE
                                     -------
Exchange Act.......................       99
Excluded Plan......................       94
Exemption..........................       93
Exemption Rating Agencies..........       93
FDIC...............................   34, 97
Garn Act...........................       59
Grantor Trust Certificates.........       61
Grantor Trust Fund.................       61
holder.............................       62
Indirect Participants..............       30
Insurance Proceeds.................       35
IRS................................       64
Issue Premium......................       71
L/C Bank...........................       50
Liquidation Proceeds...............   35, 35
Loan-to-Value Ratio................       14
Lock-out Date......................       16
Lock-out Period....................       16
Mark-to-Market Regulations.........       74
Master Servicer....................       44
MBS................................       12
MBS Agreement......................       16
MBS Issuer.........................       16
MBS Servicer.......................       16
MBS Trustee........................       17
Mortgage Asset Seller..............       12
Mortgage Assets....................       12
Mortgage Loans.....................       12
Mortgage Notes.....................       13
Mortgage Rate......................       16
Mortgaged Properties...............       13
Mortgages..........................       13
Multifamily Loans..................       13
Multifamily Properties.............       13
NCUA...............................       97
Net Leases.........................       14
Net Operating Income...............       13
New Regulations....................       81
Nonrecoverable Advance.............       26

                                      PAGE
                                     -------
Non-SMMEA Certificates.............       96
OCC................................       96
Offered Certificates...............       12
OID Regulations....................       62
Originator.........................       13
OTS................................       97
Participants.......................       30
Parties in Interest................       91
Pass-Through Rate..................       24
Permitted Investments..............       34
Plan Asset Regulations.............       91
Plans..............................       91
Prepayment Assumption..............   64, 86
Prepayment Premium.................       16
Prohibited Transactions Tax........       77
PTCE...............................       94
Purchase Price.....................       33
Record Date........................       23
Related Proceeds...................       26
Relief Act.........................       60
REMIC..............................       61
REMIC Certificates.................       61
REMIC Provisions...................       61
REMIC Regular Certificates.........       62
REMIC Regulations..................       62
REMIC Residual Certificates........       62
REO Property.......................       37

                                      PAGE
                                     -------
REO Tax............................       40
RICO...............................       60
Salomon Smith Barney...............       98
Senior Certificates................       22
Servicing Standard.................       37
SMMEA..............................       96
SPA................................       20
Special Servicer...................       38
Spread Certificates................       22
Stripped Interest Certificates.....       22
Stripped Principal Certificates....       22
Subordinate Certificates...........       22
Sub-Servicer.......................       38
Sub-Servicing Agreement............       38
Tax Exempt Investor................       95
Tiered MBS.........................       12
Tiered REMICs......................       63
Title V............................       59
Trust Fund.........................       12
Trustee............................       47
UBTI...............................       95
UCC................................       52
Underlying Mortgage Loans..........       12
United States Person...............       80
Value..............................       14
Warranting Party...................       32
Whole Loans........................       12

                           [INTENTIONALLY LEFT BLANK]

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "SBMS2000C1.XLS". The spreadsheet file "SBMS2000C1.XLS" is a Microsoft Excel, Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, particular statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annex A to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

---------------

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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                               TABLE OF CONTENTS

               PROSPECTUS SUPPLEMENT                 PAGE
               ---------------------                 ----
Important Notice About the Information Contained in
  this Prospectus Supplement, the Accompanying
  Prospectus and the Related Registration
  Statement........................................    4
Summary of Prospectus Supplement...................    5
Risk Factors.......................................   23
Capitalized Terms Used in this Prospectus
  Supplement.......................................   42
Forward-Looking Statements.........................   43
Description of the Mortgage Pool...................   43
Servicing of the Mortgage Loans....................   68
Description of the Offered Certificates............   83
Yield And Maturity Considerations..................   99
Use of Proceeds....................................  104
Federal Income Tax Consequences....................  104
ERISA Considerations...............................  108
Legal Investment...................................  112
Method of Distribution.............................  112
Legal Matters......................................  113
Ratings............................................  113
Glossary...........................................  115
Annex A--Characteristics of the Underlying Mortgage
  Loans and the Mortgaged Real Properties..........  A-1
Annex B--Form of Trustee Report....................  B-1
Annex C--Decrement Tables for Class A-1, A-2, B, C,
  D, E, F and G Certificates.......................  C-1
Annex D--Price/Yield Tables for Class X
  Certificates.....................................  D-1

                       PROSPECTUS
Important Notice About Information in This
  Prospectus and each Accompanying Prospectus
  Supplement.......................................    3
Risk Factors.......................................    4
Description of the Trust Funds.....................   12
Use of Proceeds....................................   18
Yield Considerations...............................   18
The Depositor......................................   22
Description of the Certificates....................   22
Description of the Agreements......................   31
Description of Credit Support......................   48
Certain Legal Aspects of Mortgage Loans............   51
Federal Income Tax Consequences....................   61
State and Other Tax Consequences...................   90
ERISA Considerations...............................   91
Legal Investment...................................   96
Method of Distribution.............................   98
Legal Matters......................................   98
Financial Information..............................   99
Rating.............................................   99
Available Information..............................   99
Reports to Certificateholders......................   99
Incorporation of Certain Information by
  Reference........................................  100
Index of Principal Definitions.....................  101

     UNTIL                , ALL DEALERS THAT COMPLETE TRANSACTIONS IN THE
OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
---------------------------------------------------------------
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---------------------------------------------------------------
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                                  $656,496,000

                                 (APPROXIMATE)

                           SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.
                                  (DEPOSITOR)
                         SALOMON BROTHERS REALTY CORP.
                                      AND
                          GREENWICH CAPITAL FINANCIAL
                                 PRODUCTS, INC.
                            (MORTGAGE LOAN SELLERS)

                    CLASS A-1, CLASS A-2, CLASS B, CLASS C,
                           CLASS D, CLASS E, CLASS F,
                              CLASS G AND CLASS X

                  SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST,
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2000-C1
                               ------------------

                             PROSPECTUS SUPPLEMENT

                                              , 2000
                               ------------------

                              SALOMON SMITH BARNEY

                        GREENWICH CAPITAL MARKETS, INC.

                             CHASE SECURITIES INC.
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